UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

MACQUARIE INFRASTRUCTURE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☒
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PROPOSED TRANSACTION AND MERGER — YOUR VOTE IS VERY IMPORTANT
Dear Macquarie Infrastructure Corporation Shareholder:
On behalf of the board of directors of Macquarie Infrastructure Corporation (“MIC” or “Company”), you are cordially invited to attend a special meeting of our shareholders to be held on September 21, 2021 at 10:00 am, Eastern time, in virtual format. Please see the accompanying proxy statement for information on attending the special meeting. The special meeting will be a “virtual meeting” of shareholders, meaning that you may participate solely “by means of remote communication.” Enclosed you will find the notice of special meeting, proxy statement and proxy card.
At the special meeting, you will be asked to separately vote on two transactions that represent the culmination of our strategic alternatives process. As described in more detail in this proxy statement, the proceeds to shareholders from the two proposed transactions are expected to be approximately $41.18 per share, which when combined with the $11.00 per share special dividend from the sale of our International-Matex Tank Terminals business represents a 35% premium to the 60 day volume weighted average price per share prior to the announcement of MIC’s intention to pursue strategic alternatives on October 31, 2019.
On June 7, 2021, MIC and its subsidiaries, Macquarie Infrastructure Holdings, LLC (“MIH”) and, solely for purposes of specified provisions, MIC Hawaii Holdings, LLC (“MIC Hawaii”), entered into a stock purchase agreement (the “AA transaction agreement”) with KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”). The AA transaction agreement provides that AA Purchaser will acquire from MIH, following the previously approved reorganization (as defined below), all outstanding shares of common stock of MIC which, following the previously approved reorganization, will hold MIC’s Atlantic Aviation business (“AA business”) for $4.475 billion, including cash and the assumption of debt and other transaction and reorganization related obligations (the “AA transaction”). MIH expects to receive $3.525 billion at the closing of the AA transaction.
On June 14, 2021, MIC entered into an agreement and plan of merger (the “MH merger agreement”), with MIH, AMF Hawaii Holdings, LLC (“AMF Parent”), a Delaware limited liability company affiliated with Argo Infrastructure Partners, LP (“Argo”), and AMF Hawaii Merger Sub, LLC (“AMF Merger Sub”), a recently formed Delaware limited liability company and direct wholly-owned subsidiary of AMF Parent. The MH merger agreement provides that AMF Merger Sub will be merged with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent (the “MH merger” and, collectively with the AA transaction, the “Transactions”). Following the previously approved reorganization and the AA transaction, MIH will hold the Company’s MIC Hawaii business. If we complete the MH merger, each of the MIH common units (excluding common units held by AMF Parent or AMF Merger Sub or common units held by MIH in treasury and common units held by any subsidiary of MIH or AMF Parent (other than AMF Merger Sub)), will be converted into the right to receive $3.83 in cash, without interest; or, if the MH merger is consummated after July 1, 2022, then each such unit will be converted into the right to receive $4.11 in cash, without interest.
After careful consideration, the board of directors of MIC has unanimously determined that the AA transaction agreement and the AA transaction as well as the MH merger agreement and the MH merger, on the terms and conditions described herein, are advisable and in the best interests of MIC and its shareholders, and has unanimously approved the AA transaction and the MH merger. The board of directors of MIC unanimously recommends that you vote FOR the approval of the AA transaction agreement (the “AA transaction proposal”), FOR the approval of the MH merger agreement (the “MH merger proposal”) and FOR the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and/or the MH merger proposal (the “adjournment proposal”).
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in the accompanying proxy statement, and therefore, both proposals must be approved for the MH merger to be completed.

The Company is required to complete a reorganization in connection with and prior to the consummation of the AA transaction. On May 6, 2021, MIC’s shareholders approved a proposal to adopt the agreement and plan of merger, dated as of March 30, 2021 (as amended from time to time, the “reorg merger agreement”), by and among MIC, MIH and Plum Merger Sub, Inc. (“Plum Merger Sub”), a wholly-owned subsidiary of MIH, providing for the merger of Plum Merger Sub with and into MIC (the “reorg merger”), resulting in MIC becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the reorg merger, MIC common stock will be converted into MIH common units and stock certificates representing MIC common stock immediately prior to the reorg merger will be deemed to represent MIH common units without an exchange of certificates. Following the reorg merger, a direct subsidiary of MIC will distribute all of the limited liability company interests of MIC Hawaii to MIC and MIC will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH (such distributions, the “Hawaii distribution” and together with the reorg merger, the “reorganization”). Upon completion of the reorganization, MIH will directly own (i) MIC, which will own the AA business, and (ii) MIC Hawaii. MIC intends to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA transaction within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement).
Only holders of record of MIC common stock at the close of business on August 23, 2021, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Your vote is very important. MIC will not consummate the AA transaction unless, among other things, the holders of at least a majority of the voting power of MIC common stock issued and outstanding and entitled to vote thereon approve the AA transaction proposal. Further, MIC will not consummate the MH merger unless, among other things, the holders of at least a majority of the voting power of MIC common stock issued and outstanding and entitled to vote thereon approve the MH merger proposal. MIC will hold a special meeting of shareholders (the “special meeting”) to vote on the approval of the AA transaction proposal, the MH merger proposal and the adjournment proposal. The special meeting will be held at the date and time set forth below unless adjourned or postponed. Regardless of whether you plan to attend the special meeting, please take the time to submit your proxy by telephone or the internet or by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank, trust or other nominee, please follow the instructions you receive from them to vote your shares.
The board of directors of MIC unanimously recommends that you vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal.
Before submitting your proxy or casting your vote, please take the time to review carefully the accompanying proxy statement, including the section entitled “Risk Factors” beginning on page 33 for a discussion of the risks relating to the AA transaction and the MH merger.
On behalf of the board of directors and senior management of MIC, we extend our appreciation for your participation and interest in MIC.
Sincerely,
Martin Stanley Chairman of the Board of Directors	Norman H. Brown, Jr. Lead Independent Director
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these proposals or has passed upon the merits or fairness of the Transactions contemplated thereby, or has passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (“MBL”). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.
The accompanying proxy statement is dated August 23, 2021, and is first being mailed to MIC’s shareholders on or about August 23, 2021.

MACQUARIE INFRASTRUCTURE CORPORATION
August 23, 2021
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on September 21, 2021
To the Shareholders of Macquarie Infrastructure Corporation:
You are cordially invited to attend the special meeting of shareholders of Macquarie Infrastructure Corporation (“MIC” or “Company” and, such meeting, the “special meeting”), to be held on September 21, 2021 at 10:00 a.m., Eastern time, in virtual format, to consider and vote upon the following matters:
1.
A proposal to approve the stock purchase agreement, dated as of June 7, 2021 (as it may be amended from time to time, the “AA transaction agreement”), by and among MIC, Macquarie Infrastructure Holdings, LLC (“MIH”), a Delaware limited liability company and a wholly-owned subsidiary of MIC, MIC Hawaii Holdings, LLC, solely for purposes of specified provisions, (“MIC Hawaii”), an indirect, wholly-owned subsidiary of MIC, and KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) providing for the AA Purchaser to acquire all outstanding shares of common stock of MIC which, following the previously approved reorganization described in the accompanying proxy statement (which will result in MIC becoming a wholly-owned subsidiary of MIH), will hold MIC’s Atlantic Aviation business (“AA business” and, such acquisition, the “AA transaction”). This proposal is referred to as the “AA transaction proposal”.

2.
A proposal to approve the agreement and plan of merger, dated as of June 14, 2021 (as it may be amended from time to time, the “MH merger agreement”), by and among MIC, MIH, AMF Hawaii Holdings, LLC (“AMF Parent”), a Delaware limited liability company affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub LLC (“AMF Merger Sub”), a recently formed Delaware limited liability company and direct wholly owned subsidiary of AMF Parent, providing for AMF Merger Sub to be merged with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent (the “MH merger”). Following the previously approved reorganization, which will include a distribution of MIC Hawaii to MIH, and the AA transaction, MIH will hold the Company’s MIC Hawaii business. This proposal is referred to as the “MH merger proposal”.

3.
A proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and/or the MH merger proposal (the “adjournment proposal”).

The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in the accompanying proxy statement, and therefore, the AA transaction proposal and the MH merger proposal must be approved and the AA transaction must be consummated in order for the MH merger to be completed. The foregoing matters are more fully described in the accompanying proxy statement.
The board of directors of MIC unanimously recommends that you vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal.
The record date for the special meeting is August 23, 2021 (the “record date”). Only shareholders of record at the close of business on August 23, 2021 are entitled to notice of, and to vote at, the special meeting and any subsequent adjournments or postponements thereof, provided, however, that if such adjourned or postponed meeting takes place more than 60 days from the record date, a new record date will be set. All shareholders of record as of the record date are cordially invited to attend the special meeting online. The special meeting will be a “virtual meeting” of shareholders, meaning that you may participate solely “by means of remote communication.” Each shareholder of record who owns common stock of MIC (the

“common stock”) on the record date and is present in person (which in this instance means presence at the virtual meeting) or represented by proxy is entitled to one vote for each share of common stock.
The share register will not be closed between the record date and the date of the special meeting. A list of the shareholders entitled to vote at the special meeting will be available for inspection during the ten days prior to the special meeting during ordinary business hours at our principal executive offices at 125 West 55th Street, New York, New York 10019 and will be available during the meeting at www.virtualshareholdermeeting.com/MIC21 and following the access instructions below.
Your vote is very important. MIC will not consummate the AA transaction unless, among other things, the holders of at least a majority of the voting power of common stock issued and outstanding and entitled to vote thereon approve the AA transaction proposal. Further, MIC will not consummate the MH merger unless, among other things, the holders of at least a majority of the voting power of common stock issued and outstanding and entitled to vote thereon approve the MH merger proposal. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved. In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting www.virtualshareholdermeeting.com/MIC21. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at (USA) (877) 328-2502 or (International) 1-412-317-5419. Please note that you will not be able to submit questions or vote your shares via conference call. Regardless of whether you plan to attend the special meeting online, please take the time to submit your proxy by telephone or the internet or by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank, trust or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank, trust or other nominee with instructions as to how to vote your shares, such action will have the effect of a vote AGAINST the AA transaction proposal and AGAINST the MH merger proposal. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank, trust or other nominee with instructions as to how to vote your shares, such action will not have an effect on a vote to approve the adjournment proposal.
Please read carefully the sections in the accompanying proxy statement on attending and voting at the special meeting to ensure that you comply with any applicable requirements.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
The proxy statement and the enclosed proxy card are available on our web site at
www.macquarie.com/mic under “Investor Center/Shareholder Meetings.”
By Order of the Board of Directors,
Michael Kernan
General Counsel and Secretary

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates by reference important business and financial information about MIC from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included or delivered with this proxy statement. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement for a list of the documents incorporated by reference into this proxy statement.
Documents incorporated by reference are available to you without charge upon oral or written request. You can obtain any of these documents by requesting them in writing or by telephone from MIC at the following address and telephone number:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
(212) 231-1000
To receive timely delivery of the requested documents in advance of the special meeting, you should make your request no later than September 14, 2021.
You may also obtain free copies of the documents filed by MIC with the SEC at the SEC’s website, www.sec.gov. Please visit the SEC’s website for additional information.
Information contained on MIC’s website and any other website is not incorporated by reference herein.
ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement for MIC under Section 14(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting for the special meeting.
You should rely only on the information contained in, or incorporated by reference into, this document. MIC has not authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated August 23, 2021. The information contained in this document is accurate only as of that date or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this document to MIC shareholders nor the taking of any actions contemplated hereby by MIC at any time will create any implication to the contrary.

QUESTIONS AND ANSWERS	1
SUMMARY	10
Information about the Parties to the Transactions (Pages 35 to 36)	10
The Transactions (Page 35)	11
The AA Transaction Proposal (Page 68)	12
The MH Merger Proposal (Page 104)	19
The Special Meeting (see pages 159 to 162)	27
Shareholders Entitled to Vote; Vote Required for Approval (Page 159)	27
PRICE RANGE OF COMMON STOCK OF MIC	29
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	30
RISK FACTORS	33
THE TRANSACTIONS	35
Parties to the Transactions	35
Structure of the Transactions	36
Background of the Transactions	38
Recommendations of the Board and Reasons for the Transactions	55
Common Stock Ownership of our Directors, Executive Officers and the Manager	64
Interests of our Directors, Executive Officers and the Manager in the Transactions	64
THE AA TRANSACTION PROPOSAL	68
The AA Transaction	68
The Reorganization	68
Opinions of MIC’s Financial Advisors	68
Certain Management Projections	80
The AA Transaction Agreement	83
Certain U.S. Federal Income Tax Consequences of the AA Transaction	102
Recommendation of the Board of Directors	102
Vote Required	103
THE MH MERGER PROPOSAL	104
The MH Merger	104
Opinions of MIC’s Financial Advisors	104
Certain Management Projections	124
The MH Merger Agreement	127
Certain U.S. Federal Income Tax Consequences of the MH Merger	157
Recommendation of the Board of Directors	157
Vote Required	157
ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES	158
INFORMATION ABOUT THE SPECIAL MEETING	159
Date, Time, Place and Purposes of the Special Meeting	159
The board of directors unanimously recommends that shareholders vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal.	159
Who Can Vote at the Special Meeting	159
Required Vote for the AA transaction proposal	159

i

ii

QUESTIONS AND ANSWERS
The following are some questions that you, as a shareholder of Macquarie Infrastructure Corporation (“MIC,” the “Company,” “we,” “our” and “us”) may have regarding the AA transaction (as defined below), the MH merger (as defined below) and the special meeting, and brief answers to those questions. MIC urges you to carefully read the remainder of this proxy statement because the information in this section may not provide all of the information that might be important to you with respect to the AA transaction and the MH merger. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement. The common stock of MIC, par value $0.001 per share, is referred to as “common stock” in this proxy statement and the common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC (“MIH”) are referred to as “common units” in this proxy statement. Holders of common stock are sometimes referred to in this proxy statement as “you.” Holders of common units and holders of common stock are sometimes referred to as “unitholders” or “shareholders” in this proxy statement. Unless otherwise stated or the context otherwise implies, references in this proxy statement to the “board of directors” refer to the board of directors of MIC. The special meeting of shareholders of MIC is referred to as the “special meeting” in this proxy statement.
Q:
What is the purpose of the special meeting?

A:
The shareholders are being asked to consider and vote on three separate proposals: (i) to approve the stock purchase agreement, dated as of June 7, 2021 (as it may be amended from time to time, the “AA transaction agreement”), by and among MIC and its subsidiaries, MIH and, solely for purposes of specified provisions, MIC Hawaii Holdings, LLC (“MIC Hawaii”), and KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) providing for the AA Purchaser to acquire all outstanding shares of common stock of MIC (the “AA transaction”) which, following the previously approved reorganization described in this proxy statement (which will result in MIC becoming a wholly owned subsidiary of MIH), will hold MIC’s Atlantic Aviation business (“AA business”); (ii) to approve the agreement and plan of merger, dated as of June 14, 2021 (as it may be amended from time to time, the “MH merger agreement”), by and among MIC, MIH, AMF Hawaii Holdings, LLC (“AMF Parent”), a Delaware limited liability company affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub LLC (“AMF Merger Sub”), a recently formed Delaware limited liability company and direct wholly owned subsidiary of AMF Parent, providing for the AMF Merger Sub to be merged with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent (the “MH merger” and, collectively with the AA transaction, the “Transactions”); and (iii) to adopt a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal (as defined below) and/or the MH merger proposal (as defined below) (the “adjournment proposal”).

Q:
What proposals are to be considered and voted upon at the special meeting?

A:
Shareholders are being asked to consider and vote upon:

1.
a proposal to approve the AA transaction agreement (the “AA transaction proposal”);

2.
a proposal to approve the MH merger agreement (the “MH merger proposal”); and

3.
the adjournment proposal.

These proposals are more fully described in the sections entitled “The AA Transaction Proposal,” “The MH merger Proposal” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 68, 104 and 158, respectively, of this proxy statement.
Q:
Can one Transaction be consummated without the other Transaction being consummated?

A:
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in this proxy statement, and therefore, both the AA transaction proposal and the MH merger proposal must be approved and the AA transaction must be consummated in order for the MH merger to be completed. If the AA transaction proposal is not approved by shareholders, or if the AA transaction is not consummated for any other reason, then the MH merger will not be consummated even if shareholders approve the MH merger proposal.
Q:
What will shareholders receive as a result of the AA transaction?

A:
The AA transaction agreement provides that the AA Purchaser will acquire all outstanding shares of MIC for $4.475 billion, including cash and assumption of debt and reorganization related obligations. MIH expects to receive $3.525 billion at the closing of the AA transaction. The AA transaction is expected to result in cash proceeds of $3.296 billion being available for distribution to MIH common unitholders after a disposition payment by MIH to MIC’s external manager of $228,550,625. See the section entitled “The Transactions — Interests of our Directors, Executive Officers and the Manager in the Transactions” beginning on page 64 of this proxy statement. The MIH board of directors is expected to authorize a cash distribution of approximately $37.35 per common unit following the closing of the AA transaction.

Q:
What will shareholders receive as a result of the MH merger?

A:
If the MH merger is completed, each MIH common unit (excluding common units held by AMF Parent or AMF Merger Sub or common units held by MIH in treasury and common units held by any subsidiary of MIH or AMF Parent (other than AMF Merger Sub)) that a shareholder owns will be converted into the right to receive $3.83 in cash, without interest; or, if the MH merger is consummated after July 1, 2022 then each such common unit will be converted into the right to receive $4.11 in cash, without interest. The per unit amount that will be paid to shareholders in respect of their common units is referred to as the “merger consideration.” See the section entitled “The MH Merger Proposal — Merger Consideration” beginning on page 128 of this proxy statement.

Q:
Why is the Company being sold in two parts?

A:
The sale of the entire Company in two parts (the AA transaction and the MH merger) is the result of an extensive sale process than began on October 31, 2019, when, in addition to actively managing its existing portfolio of businesses, MIC announced its intention to pursue strategic alternatives and has since been engaged in sale processes for the Company and its operating businesses. In December 2020, the Company completed the sale of its International-Matex Tank Terminals (“IMTT”) business. The AA transaction and the MH merger represent the disposition of the remaining businesses of MIC. See “The Transactions — Background of the Transactions” beginning on page 38 of this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement and enclosed proxy card because, at the close of business on August 23, 2021 (the “record date”), you owned common stock of MIC. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. This proxy statement describes in detail the proposals on which MIC would like you, as a shareholder, to vote. It also provides you with important information about such proposals to enable you to make an informed decision as to whether to vote your common stock for the matters described herein.

Q:
What is the reorganization and why are the AA transaction and the MH merger conditioned upon consummation of the reorganization?

A:
The Company is required to complete a reorganization in connection with, and prior to, the consummation of the AA transaction and the MH merger. On May 6, 2021, the Company’s shareholders approved a proposal to adopt the agreement and plan of merger, dated as of March 30, 2021 (the “reorg merger agreement”), by and among the Company, MIH and Plum Merger Sub, Inc., a wholly-owned subsidiary of MIH (“Plum Merger Sub”), providing for the merger of Plum Merger Sub with and into the Company (the “reorg merger”), resulting in the Company becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the reorg merger, the Company common stock will be converted into MIH common units and stock certificates representing the Company common stock immediately prior to the reorg merger will be deemed to represent MIH common units without an exchange of certificates. Following the reorg merger, MIC Ohana Corporation, a direct subsidiary of the Company (“MIC Ohana”) will distribute all of the limited liability company interests of MIC Hawaii to the Company and the Company will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH (such distributions, the “Hawaii distribution” and together with the reorg merger, the “reorganization”). Upon completion of the reorganization, MIH will directly own (i) the Company, which will own the AA business and (ii) MIC Hawaii. The board of directors believes that the reorganization will improve the tax efficiency of the Transactions and permit the AA transaction to be completed prior to the sale of MIC Hawaii and without regard to the regulatory approval process required for the sale of MIC Hawaii.
Q:
What will happen if the AA transaction is not consummated?

A:
If the AA transaction is not consummated then the MH merger will not be consummated since the completion of the AA transaction is a condition to the consummation of the MH merger. If neither of these Transactions is consummated, MIC will continue to actively manage its businesses and will continue to evaluate the Company’s strategic outlook and alternatives.

Q:
What will happen if the MH merger is not consummated?

A:
If the AA transaction is consummated but the MH merger is not consummated, MIH will continue to own the Hawaii business and will evaluate the strategic outlook and alternatives with respect to such business. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. See the section entitled “Unaudited Pro Forma Consolidated Condensed Financial Statements” beginning on page 163 of this proxy statement. In addition, Macquarie Infrastructure Management (USA) Inc., the Company’s external manager (the “Manager”) will continue to manage the business under the Company’s management services agreement with the Manager (the “MSA”).

Q:
What vote is required to approve the AA transaction proposal?

A:
Approval of the AA transaction proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the AA transaction proposal. An abstention, a failure to submit a proxy or to attend the special meeting online or a broker non-vote (if any) will have the effect of a vote AGAINST the AA transaction proposal.

In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
Q:
What vote is required to approve the MH merger proposal?

A:
Approval of the MH merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the MH merger proposal. An abstention, a failure to submit a proxy or to attend the special meeting online or a broker non-vote (if any) will have the effect of a vote AGAINST the MH merger proposal.

In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the MH merger agreement and the transactions contemplated thereby, including the MH merger.
Q:
What vote is required to approve the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote so represented, whether or not a quorum is present. You may vote FOR or AGAINST or you may

ABSTAIN from voting on the adjournment proposal. An abstention will have the effect of a vote AGAINST the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote (if any) will not have an effect on a vote to approve the adjournment proposal.
Q:
What is the quorum required to vote on the AA transaction proposal, the MH merger proposal and the adjournment proposal?

A:
Under the MIC certificate of incorporation and the bylaws, the shareholders present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC. Shareholders of record of common stock as of the record date are the only shareholders entitled to vote at the special meeting. Common stock represented by proxies that are marked “abstain” will be counted as present for purposes of determining the presence of a quorum. A failure to submit a proxy or to attend the special meeting online or a broker non-vote (if any) will not be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding common stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. The AA transaction proposal, the MH merger proposal and the adjournment proposal described in this proxy statement are “non-discretionary” items, which means that your common stock may not be voted on by brokers, banks, trusts or other nominees unless they receive specific instructions from you.

In addition to the foregoing, the Company’s bylaws authorize the chairman of the board to adjourn a meeting of stockholders from time to time. Accordingly, the Company reserves the right for its chairman of the board to adjourn the special meeting (including an adjournment for the purpose of soliciting additional votes of stockholders in favor of the AA transaction proposal and/or the MH merger proposal) for any reason, including in the event that there are insufficient votes of stockholders at the special meeting to approve the adjournment proposal. In addition, the Company’s bylaws authorize the board of directors to postpone any previously scheduled meeting of the stockholders upon public notice given prior to the time previously scheduled for such meeting.
Q:
Who is entitled to vote on the AA transaction proposal, the MH merger proposal and the adjournment proposal?

A:
All shareholders of record who owned common stock at the close of business on the record date are entitled to vote on the AA transaction proposal, the MH merger proposal and the adjournment proposal and are being asked to vote.

Q:
How did the board of directors vote on the AA transaction?

A:
After careful consideration, the board of directors unanimously approved the AA transaction. However, the AA transaction will not occur unless and until the AA transaction has been approved by the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon and certain other conditions to the AA transaction are satisfied or waived.

Q:
How did the board of directors vote on the MH merger?

A:
After careful consideration, the board of directors unanimously approved the MH merger. However, the MH merger will not occur unless and until the MH merger has been approved by the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon and certain other conditions to the merger proposal are satisfied or waived. The MH merger will not occur unless and until the AA transaction has been consummated.

Q:
What will be the U.S. federal income tax consequences of the AA transaction?

A:
The AA transaction is expected to be treated for U.S. federal income tax purposes as a taxable sale by MIH of the stock of MIC in exchange for the consideration received in the AA transaction. Holders of MIH common units generally will be subject to tax on their respective allocable share of MIH’s gains from the AA transaction, whether or not cash or other property representing these distributive shares are distributed. Holders will be required to treat MIH’s tax items consistently with their treatment on the information tax returns filed by MIH unless the holder discloses the inconsistency.
You are urged to read the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the AA Transaction” and “Risk Factors — Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon the Hawaii distribution and AA transaction” beginning on pages 174 and 34, respectively, of this proxy statement, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
What will be the U.S. federal income tax consequences of the MH merger?

A:
The MH merger is expected to be treated as a taxable sale of a holder’s common units in MIH in exchange for the cash received in the MH merger. Holders of MIH common units generally will recognize gain or loss that generally will be taxable as capital gain or loss, though a portion of this gain or loss could be taxed as ordinary income or loss under Section 751 of the Code.

You are urged to read the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the MH Merger” and “Risk Factors — Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon their participation in the MH Merger” beginning on pages 176 and 34, respectively, of this proxy statement, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
What conditions are required to be fulfilled to consummate the AA transaction?

A:
MIC may not consummate the AA transaction unless certain specified conditions described in the AA transaction agreement are satisfied or waived. These conditions are, among others: (i) approval of the Company’s shareholders, (ii) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any injunction or other order from a governmental authority that prevents the closing of the AA transaction, (iv) the accuracy of the representations and warranties of, and compliance with covenants by, the other party, subject to certain materiality thresholds set forth in the AA transaction agreement, and (v) with respect to AA Purchaser’s obligations to consummate the AA transaction, the absence of a Company Material Adverse Effect (as defined in the AA transaction agreement) (an “AA Company Material Adverse Effect”), delivery of the AA Release (as defined in the section of this proxy statement entitled “The Transactions — Interests of our Directors, Executive Officers and the Manager in the Transactions”) and the completion of the reorganization. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger.

The board of directors of MIC cannot assure you that the required conditions will be satisfied or waived or that the AA transaction will occur. For a more complete description of the conditions that must be satisfied or waived prior to the effective time of the AA transaction, see the section entitled “The AA Transaction Proposal — AA Transaction Closing Conditions” beginning on page 97 of this proxy statement.
Q:
What conditions are required to be fulfilled to consummate the MH merger?

A:
MIC may not consummate the MH merger unless certain specified conditions, including those described in the MH merger agreement, are satisfied or waived. These conditions are, among others: (i) approval of the Company’s shareholders, (ii) expiration or termination of any required waiting periods under the HSR Act, (iii) approval by the Committee on Foreign Investment in the United States (“CFIUS”), (iv) approval by the Hawaii Public Utilities Commission (the “HPUC”) under Hawaii Revised Statutes Sections 269-7 and 269-19, (v) the absence of any injunction or other order from a governmental authority that prevents the consummation of the MH merger, (vi) consummation of the reorganization, (vii) the consummation of the AA transaction, and (viii) the accuracy of the representations and warranties of, and compliance with covenants by, the other party, subject to certain materiality thresholds set forth in the MH merger agreement. In addition, AMF Parent’s and AMF Merger Sub’s obligations to consummate the MH merger are subject to additional conditions, including among others (i) the absence of a Company Material Adverse Effect (as defined in the MH merger agreement) (an “MH Company Material Adverse Effect”), (ii) expiration or termination of the HSR Act waiting period, receipt of CFIUS approval and receipt of HPUC approval, in each case without any terms or conditions that would constitute a Burdensome Condition (as defined in the MH merger agreement), (iii) the Company indemnity under the AA transaction agreement shall be in full force and effect unless it has expired in accordance with its terms and (iv) the Company shall have delivered to AMF Parent the MH Release (as defined in the section of this proxy statement entitled “The Transactions — Interests of our Directors, Executive Officers and the Manager in the Transactions”).
The board of directors of MIC cannot assure you that the required conditions will be satisfied or waived or that the MH merger will occur. For a more complete description of the conditions that must be satisfied or waived prior to the effective time of the merger, see the section entitled “The MH Merger Proposal — MH Merger Closing Conditions” beginning on page 150 of this proxy statement.
Q:
How is the AA transaction being financed?

A:
AA Purchaser has obtained equity financing commitments from investment funds affiliated with KKR and debt financing commitments from a group of lenders with Jefferies Finance LLC (with respect to the first lien facilities) and KKR Capital Markets LLC (with respect to the second lien facility) each acting as lead “left” in order to fund the AA transaction and associated expenses. The obligations of the AA Purchaser under AA transaction agreement are not conditioned on receipt of this financing.

Q:
How is the MH merger being financed?

A:
AMF Parent and AMF Merger Sub have obtained equity financing commitments from investment funds affiliated with Argo to fund the MH merger, the Parent Termination Fee (if payable, and as defined in the MH merger agreement) and associated expenses. The obligations of AMF Parent and AMF Merger Sub under the MH merger agreement are not conditioned on receipt of the equity financing.

Q:
Are MIC’s shareholders entitled to appraisal rights with respect to the AA transaction or the MH merger?

A:
No. Shareholders are not entitled to appraisal rights in connection with the AA transaction or the MH merger.

Q:
Are there risks associated with the AA transaction and the MH merger that I should consider in deciding how to vote?

A:
Yes. You should carefully read the detailed description of risks associated with the AA transaction and the MH merger as described under the section entitled “Risk Factors” beginning on page 33 of this proxy statement.

Q:
How does the board of directors recommend that I vote on the proposals?

A:
The board of directors has reviewed the AA transaction agreement and the MH merger agreement, each on the terms and conditions described herein, and the adjournment proposal and, after careful consideration, believes that approval of all such proposals is in the best interests of the Company and its shareholders. The board of directors unanimously recommends that you vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal, if necessary or appropriate.

For a more complete description of the recommendations of the board of directors, see the sections entitled “The AA Transaction Proposal — Recommendation of the Board of Directors,” “The MH Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 102, 157 and 158, respectively, of this proxy statement.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when a broker, bank, trust or other nominee, in nominee name or otherwise submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed common stock. Under the rules of the NYSE, if you are a beneficial owner and hold your common stock in “street name,” you must give your broker, bank, trust or other nominee specific voting instructions for your common stock by the deadline provided in order to ensure your common stock is voted in the way you would like in order to avoid a broker non-vote. The AA transaction proposal, the MH merger proposal and the adjournment proposal are “non-discretionary” items and brokers, banks, trusts or other nominees cannot vote your common stock on the merger proposal or the adjournment proposal in their discretion unless they receive specific voting instructions from you. We do not expect there to be any broker non-votes at the meeting because there are no discretionary items on the agenda.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you do not indicate how your common stock should be voted, common stock represented by your properly completed proxy will be voted as the board of directors unanimously recommends and therefore will be voted FOR the AA transaction agreement, FOR the MH merger proposal, and FOR the adjournment proposal. However, if your common stock is held in “street name” and you do not provide your broker, bank, trust or other nominee specific instructions on how to vote your common stock your proxy will not be voted, which for the AA transaction proposal and the MH merger proposal, is the same as a vote AGAINST such proposals, and for the adjournment proposal will have no effect.

Q:
Who will count the votes?

A:
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of the election, appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions, and broker non-votes, if any.

Q:
Is MIC paying for the cost of this proxy statement?

A:
The cost of the solicitation of proxies, including the preparation, printing, and mailing of this proxy statement and the proxy card will be borne by MIC. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC by telephone, facsimile or other means. These officers will receive no additional compensation for such solicitation. MIC will reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

MIC has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting and estimates it will pay Okapi Partners LLC a fee of approximately $15,000. MIC has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Q:
What do I need to attend the special meeting?

A:
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting www.virtualshareholdermeeting.com/MIC21. A list of shareholders entitled to vote will also be available online during the special meeting on the website hosting the special meeting. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at (USA) (877) 328-2502 or (International) 1-412-317-5419. Please note that you will not be able to submit questions or vote your shares via conference call. If you hold common stock in “street name” and would like to attend the special meeting, you will also need to obtain a valid “legal proxy,” which you can obtain from your broker, bank, trust or other nominee through which you hold your common stock. If you are voting on behalf of another person, including a legal entity, in addition to the above, MIC must also have received by 11:59 P.M. (Eastern Time) on September 20, 2021, a duly executed proxy from the shareholder of record or beneficial owner who has a legal proxy from the record owner.

Q:
How do I vote my shares?

A:
If you are a shareholder of record, you have three options for submitting your proxy before the special meeting:

•
By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions for voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. on September 20, 2021 (Eastern Time) the day before the special meeting.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.   Complete, sign and date the proxy card and return it using the postage-paid return envelope provided.

MIC MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON SEPTEMBER 20, 2021. IF MIC DOES NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN SUCH CASE, UNLESS YOU ATTEND THE SPECIAL MEETING AND VOTE, YOUR VOTE WILL NOT BE COUNTED.
The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. MIC has been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither MIC nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
Your proxy will be voted as you direct in your proxy. If shareholders of record who submit a properly completed proxy do not indicate how their shares should be voted on a matter, the shares represented by their proxy will be voted (unless properly withdrawn) as the board of directors recommends. The board of directors unanimously recommends:
•
a vote FOR the approval of the AA transaction agreement;

•
a vote FOR the approval of the MH merger agreement; and

•
a vote FOR the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve either or both of the foregoing proposals.

If your shares are held in “street name” and you wish to attend the special meeting and directly vote your shares held in “street name”, you must obtain a legally sufficient proxy from your broker, bank, trust or other nominee authorizing you to vote your shares held in “street name”. If your shares are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your shares. If you do not receive a request for voting instructions from your broker, bank, trust or other nominee in advance of the special meeting, MIC recommends that you directly contact your broker, bank, trust or other nominee to determine how to cause your shares to be voted as you wish. Your brokerage firm may permit you to provide voting instructions by Internet or by telephone.
If your shares are held in “street name” and you do not instruct your bank, broker, trust or other nominee on how to vote your shares, your proxy will not be voted.
Q:
How do I revoke my proxy?

A:
You may revoke or change your proxy before the special meeting by:

•
subsequently executing and mailing a new proxy card that is dated a later date and which is received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on September 20, 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy. If you need an additional proxy card and are a shareholder of record, please contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 212 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Q:
Should I send in my stock certificates now?

A:
No. Following the consummation of the MH merger, each outstanding common unit of MIH will be converted into the right to receive the cash merger consideration pursuant to the MH merger agreement. Holders of outstanding certificates will not be asked to surrender them for cancellation in connection with the MH merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. See the section entitled “The MH Merger Proposal — The MH Merger” on page 104 of this proxy statement.

Q:
How do I receive my documents as a shareholder if I share an address?

A:
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank, trust or other nominee through which you hold your shares may only deliver one copy of this proxy statement and enclosed proxy card to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. MIC will deliver promptly, upon written or oral request, to a shareholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement. A shareholder who wishes to receive a separate copy of this proxy statement or enclosed proxy card, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement or enclosed proxy card, please contact the broker, bank, trust or other nominee through which you hold your shares. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Q:
Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

A:
First, you may have various accounts that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker. Your broker will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions from which you receive and mail it to the address shown on the applicable proxy card or form.

Q:
Whom do I call if I have questions?

A:
You should call Okapi Partners LLC, MIC’s proxy solicitor, toll-free at +1 (887) 629-6357 with any questions about the AA transaction proposal, the MH merger proposal or the adjournment proposal, or to obtain additional copies of this proxy statement or additional proxy cards.

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you as a shareholder. Accordingly, you are encouraged to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement.
Information about the Parties to the Transactions (Pages 35 to 36)
MIC
MIC is a Delaware corporation that owns and operates businesses providing basic services to customers in the United States. The common stock of MIC trades on the New York Stock Exchange (“NYSE”) under the symbol “MIC.”
MIC is required to complete a reorganization in connection with, and prior to, the completion of the AA transaction. On May 6, 2021, the Company’s shareholders approved the reorg merger agreement, by and among the Company, MIH and Plum Merger Sub, providing for the merger of Plum Merger Sub with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the reorg merger, the Company common stock will be converted into MIH common units and stock certificates representing the Company common stock immediately prior to the reorg merger will be deemed to represent MIH common units without an exchange of certificates. Following the reorg merger, MIC Ohana will distribute all of the limited liability company interests of MIC Hawaii to the Company and the Company will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH. Upon completion of the reorganization, MIH will directly own (i) the Company, which will own the AA business and (ii) MIC Hawaii. The Company intends to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA transaction within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement). The AA transaction and the MH merger are both conditioned upon consummation of the reorganization.
The AA transaction constitutes the sale of all then-outstanding equity interests in MIC, which will own the AA business (but not MIC Hawaii) after the reorganization.
The principal executive office of MIC is 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825, and the website address is www.macquarie.com/mic. Information on MIC’s website is provided for informational purposes only and is not incorporated by reference into this proxy statement.
MIH
MIH is a Delaware limited liability company and wholly owned subsidiary of MIC and was formed in order to effect the reorg merger. Prior to the reorg merger, MIH will have no assets or operations other than those incident to its formation and its ownership of common stock of Plum Merger Sub.
Upon consummation of the reorg merger, each share of common stock of MIC outstanding immediately prior to the reorg merger will be automatically converted into one common unit of MIH and stock certificates representing MIC common stock immediately prior to the reorg merger will be deemed to represent MIH common units. Following the consummation of the reorg merger, MIH will be a publicly traded company that is expected to be treated as a partnership for U.S. federal income tax purposes. Following the consummation of the reorg merger, the common units of MIH are expected to trade on the NYSE under the symbol “MIC”.
MIH will sell all of the outstanding equity interests in MIC in the AA transaction. Pursuant to the MH merger, AMF Merger Sub will merge with and into MIH (which will own MIC Hawaii after the reorganization) and MIH will become a wholly-owned subsidiary of AMF Parent.

The principal executive office of MIH is c/o MIC, 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825.
MIC Hawaii
MIC Hawaii is a Delaware limited liability company and indirect, wholly-owned subsidiary of MIC. MIC Hawaii holds the businesses comprising the company’s MIC Hawaii business segment. The MIC Hawaii business segment is comprised of an energy company that processes and distributes gas and provides related services (Hawaii Gas) and several smaller businesses collectively engaged in efforts to reduce the cost and improve the reliability and sustainability of energy in Hawaii.
The principal executive office of MIH is c/o MIC, 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825.
AA Purchaser
AA Purchaser is a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. AA Purchaser was formed for the purpose of entering into the AA transaction agreement and consummating the transactions contemplated by the AA transaction agreement. AA Purchaser has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with AA Purchaser’s acquisition of MIC. Upon the completion of the AA transaction, AA Purchaser will own all outstanding shares of common stock of MIC.
AA Purchaser’s principal executive offices are located at c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001, and its telephone number is (877) 610-4910.
AMF Hawaii Parent
AMF Parent is a Delaware limited liability company that was formed by Argo solely for the purpose of entering into the MH merger agreement and completing the transactions contemplated by the MH merger agreement. AMF Parent has not conducted any business operations.
The principal executive office of AMF Parent is c/o Argo Infrastructure Partners, LP, 650 Fifth Avenue, New York, New York 10019. The telephone number is (212) 521-5157.
AMF Hawaii Merger Sub
AMF Merger Sub is a Delaware limited liability company that is wholly owned by AMF Parent and was formed by AMF Parent solely for the purpose of entering into the MH merger agreement and completing the transactions contemplated by the MH merger agreement. AMF Merger Sub has not conducted any business operations.
The principal executive office of AMF Merger Sub is c/o Argo Infrastructure Partners, LP, 650 Fifth Avenue, New York, New York 10019. The telephone number is (212) 521-5157.
The Transactions (Page 35)
The board of directors of MIC (i) has approved the AA transaction agreement pursuant to which, following the previously approved reorganization, the AA Purchaser will acquire all outstanding common stock of MIC, which will hold the AA business; and (ii) has approved the MH merger agreement pursuant to which MIH, which will hold the MIC Hawaii business, will become a wholly-owned subsidiary of AMF Parent. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this proxy statement, the AA transaction will be completed, whether or not the MH merger proposal is approved. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in this proxy statement, and therefore, both proposals must be approved and the AA transaction must be consummated in order for the MH merger to be completed.

Background of the Transactions (Page 38)
For a description of the events leading to the AA transaction and the MH merger, you should refer to the section entitled “The Transactions — Background of the Transactions” beginning on page 38 of this proxy statement.
Recommendations of the Board and Reasons for the Transactions (Page 55)
For a description of the matters considered by the board in approving the AA transaction and the MH merger, you should refer to the section entitled “The Transactions — Recommendations of the Board and Reasons for the Transactions” beginning on page 55 of this proxy statement.
The board of directors of MIC unanimously recommends that you vote FOR the AA transaction proposal and FOR the MH merger proposal.
Risk Factors relating to the Transactions (Page 33)
For a discussion of risk factors that should be considered in connection with the Transactions, see the section entitled “Risk Factors” beginning on page 33 of this proxy statement.
Common Stock Ownership of our Directors, Executive Officers and the Manager (Page 64)
At the close of business on the record date, the directors and executive officers of MIC collectively beneficially owned and were entitled to vote 14,723,939 shares of common stock, which represent, in the aggregate, 16.7% of the shares of common stock outstanding on that date.
At the close of business on the record date, the Manager beneficially owned and was entitled to vote 14,450,669 shares of common stock, which represent, in the aggregate, 16.4% of the shares of common stock outstanding on that date.
For a discussion of interests of certain persons involved in the Transactions, see “The Transactions —  Interests of our Directors, Executive Officers and the Manager in the Transactions” beginning on page 64 of this proxy statement.
The AA Transaction Proposal (Page 68)
The board of directors of MIC has unanimously approved the AA transaction agreement dated as of June 7, 2021, pursuant to which the AA Purchaser will acquire all of the outstanding shares of common stock of MIC, which following the previously approved reorganization will hold the AA business.
Opinions of MIC’s Financial Advisors (Page 68)
Opinion of Lazard Fréres & Co LLC
MIC retained Lazard Frères & Co. LLC (“Lazard”) to act as financial advisor to MIC in connection with one or more possible sale, disposition, or business combination transactions involving MIC, an interest in MIC or a subsidiary or division of MIC. The board of directors selected Lazard to assist MIC in connection with this initiative based on the firm’s experience, expertise, reputation and knowledge of MIC’s businesses.
At its June 6, 2021 meeting to consider the approval of the AA transaction, the board of directors received an oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of June 6, 2021, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the AA transaction consideration to be paid to MIH in the AA transaction was fair, from a financial point of view, to MIH.
The full text of Lazard’s written opinion, which is attached to this proxy statement as Annex C and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Holders of shares of common stock are urged to read this opinion carefully and in its entirety. Lazard’s written opinion was addressed to the board of directors (in its capacity as such) in connection with its evaluation of the AA transaction, was directed only to the fairness, from a financial point of view, to MIH of the AA transaction consideration, and did not address any other aspects or implications of the AA transaction. Lazard expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of MIC or as to the underlying decision by MIC to engage in the AA transaction. The issuance of Lazard’s opinion was approved by a fairness committee of Lazard. The opinion does not constitute a recommendation to any stockholder of MIC as to how such stockholder should vote or act with respect to the AA transaction or any matter relating thereto. For a more complete description of Lazard’s opinion, see “The AA Transaction Proposal — Opinions of MIC’s Financial Advisors — Lazard” and Annex C to this proxy statement. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
Opinion of Evercore Group LLC
Pursuant to an engagement letter dated as of February 14, 2020, MIC engaged Evercore Group L.L.C. (“Evercore”) to provide financial advisory services to MIC in connection with one or more possible sale, disposition, or business combination transactions involving MIC, an interest in MIC or a subsidiary or division of MIC. As part of this engagement, MIC requested that Evercore evaluate the fairness, from a financial point of view, to MIH of the AA transaction consideration to be received by MIH in the AA transaction.
At a meeting of the board of directors held on June 6, 2021, Evercore rendered to the board of directors its oral opinion, subsequently confirmed in writing, that as of June 6, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the AA transaction consideration to be received by MIH in the AA transaction was fair, from a financial point of view, to MIH.
The full text of the written opinion of Evercore, dated as of June 6, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board of directors in connection with their evaluation of the AA transaction. The opinion does not constitute a recommendation to board of directors or to any other persons in respect of the AA transaction, including as to how any holder of shares of MIC common stock should vote or act in respect of the AA transaction. Evercore’s opinion does not address the relative merits of the AA transaction as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of MIC or MIH to engage in the AA transaction.
For further information, see the section of this proxy statement entitled “The AA Transaction Proposal — Opinions of MIC’s Financial Advisors — Opinion of Evercore” beginning on page 74 and the full text of the written opinion of Evercore attached as Annex D to this proxy statement.
The AA Transaction Agreement (Page 83)
The rights and obligations of the parties to the AA transaction agreement are governed by the specific terms and conditions of the AA transaction agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the AA transaction agreement and the AA transaction is qualified in its entirety by reference to the AA transaction agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. We encourage you to read the AA transaction agreement carefully and in its entirety because it is the principal document that governs the AA transaction.

AA Transaction Closing (Page 83)
Subject to the satisfaction or waiver of the conditions contemplated in the AA transaction agreement (see the section entitled “The AA Transaction Proposal — The AA Transaction Agreement — Purchase Price” on page 84 of this proxy statement), the closing of the AA transaction (the “AA transaction closing”) will take place through the electronic exchange of documents on the second business day following the satisfaction of all the conditions contained in the AA transaction agreement (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, but subject to the satisfaction or waiver of those conditions in accordance with the AA transaction agreement). MIC expects to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA transaction within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement).
Purchase Price (Page 84)
Pursuant to the AA transaction agreement, AA Purchaser is acquiring all outstanding shares of MIC common stock from MIH for $3,525,000,000 in cash, without adjustment, including cash and the assumption of debt and other transaction and reorganization obligations, implying an enterprise valuation of $4.475 billion. AA Purchaser will pay or cause to be paid to MIH $3,525,000,000 in cash, without adjustment. AA Purchaser will pay or cause to be paid in connection with the AA transaction all amounts outstanding under the Credit Agreement (as defined in the section of this proxy statement entitled “The AA Transaction Proposal — The AA Transaction Agreement — Purchase Price”).
Treatment of Equity Awards (Page 84)
As of the AA transaction closing, each restricted stock unit and a portion of the performance share units outstanding immediately prior to the AA transaction closing will become vested. Any portion of a performance share unit award that does not become vested will be forfeited. Once vested, each vested restricted stock unit and performance share unit will be payable, and otherwise subject to, the terms of the applicable award agreement. No restricted stock units or performance share units will be settled in, or entitled to receive, cash; instead, all such restricted stock units and performance share units will be entitled to receive only common units of MIH.
No Solicitation; Alternative Transaction Proposal (Page 90)
From the execution of the AA transaction agreement until the earlier of the AA transaction closing or the termination of the AA transaction agreement, MIC will not, and will cause the subsidiaries of MIC (other than MIC Hawaii and its subsidiaries, the “MIC Subsidiaries”) not to, and will use reasonable best efforts to cause its and their respective representatives not to, directly or indirectly,
•
solicit, or knowingly initiate, encourage or facilitate the making of any Alternative Transaction Proposal (as defined in the section of this proxy statement entitled “The AA Transaction Proposal — The AA Transaction Agreement — No Solicitation; Alternative Transaction Proposal”);

•
other than with AA Purchaser or its representatives, and other than to inform any person of the provisions of this non-solicitation covenant, (A) engage in, or continue to participate in any discussions or negotiations, (B) provide or afford access to its properties, assets, books and records, or personnel of MIC or any MIC Subsidiary, or (C) furnish to any person any non-public information, in the case of each of (A) through (C), in connection with, relating to, or for the purpose of encouraging, any Alternative Transaction Proposal or the making of any Alternative Transaction Proposal, or any inquiry, offer, or proposal that could reasonably constitute an Alternative Transaction Proposal;

•
enter into or propose to enter into any agreement with respect to an Alternate Transaction Proposal;

•
grant any waiver or release under any “standstill” or similar agreement with respect to any class of securities of MIC or any MIC Subsidiary to the extent the applicable provision of any such agreement prohibits or purports to prohibit a confidential proposal being made to the board, unless the board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable law; or

•
authorize, agree or commit or knowingly permit any representative to do any of the foregoing.

Notwithstanding the foregoing, if, prior to MIC’s shareholders approving the AA transaction agreement and the AA transaction, MIC or MIH receives an Alternate Transaction Proposal that did not result in a breach of any of the foregoing covenants, MIC and the board may, directly or through its corresponding representatives, (i) contact such offeror and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes or could reasonably be expected to lead to, a Superior Proposal (as defined in the section of this proxy statement entitled “The AA Transaction Proposal — The AA Transaction Agreement — No Solicitation; Alternative Transaction Proposal”), and (ii) if the board determines in good faith after consultation with its financial advisors and outside legal counsel based on information then available that such Alternate Transaction Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, the board may (x) furnish information with respect to MIC and the MIC Subsidiaries to the offeror and its representatives pursuant to an executed confidentiality agreement (so long as a copy of all such information not previously provided to AA Purchaser or its representatives is provided to AA Purchaser as promptly as reasonably practicable (and, in any event, within 24 hours) after such information has been furnished to such offeror (or its representatives)), and (y) participate in discussions or negotiations with the offeror regarding the Alternate Transaction Proposal. MIC must notify AA Purchaser as promptly as reasonably practicable (and in no event later than 24 hours after receipt) of any Alternative Transaction Proposal or bona fide inquiry relating to an Alternative Transaction Proposal, or if any non-public information is requested from, or any discussions are sought to be initiated or continued with, MIC or any of its representatives with respect to an Alternative Transaction Proposal. Such notice must include the identity of the person or group making the Alternative Transaction Proposal or inquiry, as well as the material terms and conditions of such Alternative Transaction Proposal or inquiry (and a copy of such Alternative Transaction Proposal or inquiry, if written). MIC must keep AA Purchaser reasonably informed, on a reasonably prompt basis, of the status and material terms (including any changes) of any Alternative Transaction Proposal or inquiry.
Pursuant to the AA transaction agreement, MIC has agreed that, from the execution of the AA transaction agreement, it will, and will cause each MIC Subsidiary, and will use its reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any activities, solicitations, discussions, or negotiations with any persons (other than AA Purchaser and its representatives) in connection with or relating to any Alternative Transaction Proposal that existed as of the execution of the AA transaction agreement.
Changes in the Recommendation of the MIC Board (Page 91)
Except as otherwise described in the AA transaction agreement, the Company board of directors may not directly or indirectly:
•
withdraw, qualify, amend or modify in a manner adverse to AA Purchaser, or publicly propose to withdraw, qualify, amend or modify in a manner adverse to AA Purchaser, the approval, recommendation or declaration of advisability of the AA transaction and the AA transaction agreement;

•
adopt a formal resolution to recommend, adopt approve or declare advisable or publicly propose to recommend, adopt, approve or declare advisable, any Alternate Transaction Proposal;

•
if an Alternate Transaction Proposal not subject to Regulation 14D shall have been publicly announced or disclosed, fail to publicly reaffirm the MIC Board Recommendation (as defined in the section of this proxy statement entitled “The AA Transaction Proposal — The AA Transaction Agreement — Changes in the Recommendation of the MIC Board”) within five business days if possible, prior to MIC’s stockholder meeting;

•
make any public recommendation in connection with an Alternate Transaction Proposal that is a tender or exchange offer subject to Regulation 14D, other than a recommendation against such offer or a “stop, look and listen” communication by the board to MIC’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•
fail to include the MIC Board Recommendation in this proxy statement; or

•
adopt or approve, or publicly propose to adopt of approve, cause, authorize or allow MIC or any MIC Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement, (A) constituting or that would reasonably be expected to lead to or otherwise relates to an Alternate Transaction Proposal, or (B) requiring it to abandon, terminate or fail to consummate the AA transaction.

The matters described in the first five bullet points immediately above are referred to in this proxy statement as an “AA Adverse Recommendation Change.”
Notwithstanding the foregoing (but subject to MIC complying with all other relevant provisions of the AA transaction agreement), at any time prior to the time that MIC’s stockholders approve the AA transaction agreement and the AA transaction, the board may make an AA Adverse Recommendation Change in response to a Superior Proposal that did not otherwise result from a breach of these provisions of the AA transaction agreement or an Intervening Event (as defined in the section of this proxy statement entitled “ The AA Transaction Proposal — The AA Transaction Agreement — Changes in the Recommendation of the MIC Board”) if, prior to making such AA Adverse Recommendation Change, the board has determined in good faith, after consultation with MIC’s financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the board’s fiduciary duties under applicable law.
If the board has determined in good faith, after consultation with its outside legal and financial advisors, that an Alternate Transaction Proposal that did not result from a breach of the AA transaction agreement constitutes a Superior Proposal and the failure to terminate the AA transaction agreement would be inconsistent with the board’s fiduciary duties, MIC may terminate the AA transaction agreement in order to enter into a definitive agreement with respect to the Superior Proposal (subject to paying the Termination Fee as described below).
Notwithstanding the foregoing, the board may not make an AA Adverse Recommendation Change or terminate the AA transaction agreement as contemplated by the preceding paragraphs, unless:
•
MIC provides to AA Purchaser three business days’ prior written notice advising AA Purchaser that the board intends to take such action, and (1) if relating to a Superior Proposal, such notice must contain the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the board, including the identity of the person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) making such Alternative Transaction Proposal and a copy of such Alternative Transaction Proposal; or (2) if relating to an Intervening Event, such notice must contain the material facts and circumstances of such Intervening Event;

•
during such three business day period, if requested by AA Purchaser and for so long as AA Purchaser continues to negotiate in good faith, MIC must, and must use reasonable best efforts to cause its representatives to, engage in negotiations in good faith with AA Purchaser to enable AA Purchaser to propose revisions to the terms of the AA transaction agreement or other related agreements contemplated hereby;

•
the board must consider in good faith any adjustments to the AA transaction agreement (including a change to the purchase price) and other related agreements that may be irrevocably offered in writing by AA Purchaser no later than the third business day of such three business day period;

•
with respect to a Superior Proposal, the board determines in good faith, after consultation with outside legal and financial advisors, that the Alternative Transaction Proposal constitutes a Superior Proposal after taking into account the adjustments to the AA transaction agreement that were offered by AA Purchaser and that the failure to make an AA Adverse Recommendation Change or terminate the AA transaction agreement would be inconsistent with the directors’ fiduciary duties, and (2) with respect to an Intervening Event, the board determines in good faith that failure to make an AA Adverse Recommendation Change would be inconsistent with the board’s fiduciary duties; and

•
in the event of any change to (1) any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of an Alternative Transaction Proposal, or

(2) the facts or circumstances relating to an Intervening Event, MIC must, in each case, have delivered to AA Purchaser an additional notice consistent with that described in the first bullet above and a new notice period under such bullet will then commence (except that the three business day notice period referred to above will instead be two business days) during which time MIC will be required to comply again with the requirements of the preceding bullets with respect to such additional notice.
Efforts to Consummate the AA Transaction (Page 93)
Except as otherwise provided in the AA transaction agreement, MIH, MIC and AA Purchaser must cooperate and use their reasonable best efforts to do all things necessary, proper, or advisable to consummate the AA transaction.
AA Transaction Closing Conditions (Page 97)
As more fully described in the AA transaction agreement and in the section entitled “The AA Transaction Proposal — The AA Transaction Agreement — AA Transaction Closing Conditions” beginning on page 97 of this proxy statement, the respective obligations of MIC, MIH and AA Purchaser to consummate the AA transaction are subject to the satisfaction or waiver of certain specified conditions including, among others: (i) approval of the Company’s shareholders, (ii) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any injunction or other order from a governmental authority that prevents the closing of the AA transaction, (iv) the accuracy of the representations and warranties of, and compliance with covenants by, the other party, subject to certain materiality thresholds set forth in the AA transaction agreement, (v) the reorganization having been consummated, and (vi) with respect to AA Purchaser’s obligations to consummate the AA transaction, the absence of an AA Company Material Adverse Effect, delivery of the AA Release and the completion of the reorganization. Consummation of the AA transaction will also require the satisfaction or waiver of certain other customary closing conditions.
Termination of the AA Transaction Agreement (Page 100)
The AA transaction agreement may be terminated under certain circumstances, including (as more fully described in the section entitled “The AA Transaction Proposal — The AA Transaction Agreement —  Termination of the AA Transaction Agreement” beginning on page 100 of this proxy statement):
•
by mutual written agreement of MIC and AA Purchaser;

•
by either MIC or AA Purchaser, if:

•
the AA transaction closing has not occurred on or prior to December 6, 2021 (except as provided in the AA transaction agreement);

•
there is a final, non-appealable law, injunction, or other order restraining, enjoining or otherwise prohibiting or making illegal the AA transaction (except that a party may not terminate pursuant to this provision if it is in material breach of the AA transaction agreement); or

•
a meeting of the MIC stockholders has concluded at which a vote on the AA transaction agreement and AA transaction was taken and the approval of MIC’s stockholders was not obtained;

•
by AA Purchaser, if:

•
the board makes an AA Adverse Recommendation Change prior to receipt of the approval of MIC’s stockholders of the AA transaction agreement and AA transaction; or

•
AA Purchaser is not in material breach of its obligations under the AA transaction agreement and MIH or MIC has breached any of its representations, warranties or covenants in a manner that would cause a condition precedent to the AA transaction closing to fail to be satisfied (except as provided in the AA transaction agreement);

•
by MIC, if:

•
all the conditions to the AA transaction closing have been met (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied), MIC and MIH have both delivered irrevocable notice that all conditions precedent have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied), and AA Purchaser has not consummated the AA transaction closing within two business days following the later of the delivery of such notice and by the time AA transaction closing is required under the AA transaction agreement;

•
Neither MIH nor MIC is in material breach of its obligations under the AA transaction agreement and AA Purchaser has breached any of its representations, warranties or covenants in a manner that would cause a condition precedent to the AA transaction closing to fail to be satisfied (and such breach either is not curable or has not been cured by the earlier of the day that is two business days prior to December 6, 2021 and the date that is twenty business days after giving notice of the breach); or

•
Prior to the receipt of the MIC stockholders’ approval of the AA transaction agreement and the AA transaction, the board has received a Superior Proposal that did not result from a breach of the AA transaction agreement, MIC has complied in all material respects with the provisions of the AA transaction agreement governing Alternative Transaction Proposals, the board approves, and MIC, concurrently with the termination of the AA transaction agreement, enters into a definitive agreement with respect to the Superior Proposal, and the MIC pays AA Purchaser the applicable termination fee (described below) concurrently with or prior to such termination.

Termination Fee and Expense Reimbursement
MIC is required to pay AA Purchaser a Termination Fee of $88,125,000 in the event that:
•
MIC terminates the AA transaction agreement in order to enter into a definitive agreement relating to a Superior Proposal;

•
AA Purchaser terminates the AA transaction agreement as a result of an AA Adverse Recommendation Change; or

•
Prior to the date of the meeting of MIC’s stockholders to approve the AA transaction agreement and the AA transaction, an Alternate Transaction Proposal is publicly made or otherwise publicly communicated to MIC and is not publicly withdrawn, and (1) the AA transaction agreement is terminated either by AA Purchaser or MIC as a result of a failure to obtain the approval of MIC’s stockholders, or a failure to close by December 6, 2021 (except in circumstances in which MIC could have terminated due to AA Purchaser’s failure to close when required or other breach of the AA transaction agreement), or by AA Purchaser as a result of MIH’s or MIC’s breach of the AA transaction agreement, and (2) within 12 months of such termination, MIC enters into a definitive agreement with respect to, or consummates, such Alternative Transaction Proposal (except that all references to “twenty percent (20%)” in the definition of Alternative Transaction Proposal will be deemed to be “fifty percent (50%)” for purposes of this provision).

In the event that MIC fails to pay the Termination Fee when due and AA Purchaser is required to initiate proceedings to receive payment, MIC will be obligated to reimburse AA Purchaser for the costs of those proceedings, together with interest on the unpaid Termination Fee.
AA Purchaser is required to pay MIC a Reverse Termination Fee of $193,875,000 in the event that:
•
AA Purchaser or MIC terminates the AA transaction agreement because of a failure to close prior to December 6, 2021 and, at the time of such termination, MIC could have terminated the AA transaction agreement due to AA Purchaser’s failure to close when all conditions to close have been satisfied or waived and irrevocable notice of such satisfaction or waiver has been provided to AA

Purchaser, or AA Purchaser’s material breach of any of its representations, warranties, covenants or agreements set forth in the AA transaction agreement; or
•
MIC terminates the AA transaction agreement due to AA Purchaser’s failure to close when all conditions to close have been satisfied or waived and irrevocable notice of such satisfaction or waiver has been provided to AA Purchaser, or AA Purchaser’s material breach of any of its representations, warranties, covenants or agreements set forth in the AA transaction agreement.

In the event that AA Purchaser fails to pay the Reverse Termination Fee when due and MIC is required to initiate proceedings to receive payment, AA Purchaser will be obligated to reimburse MIC for the costs of those proceedings, together with interest on the unpaid Reverse Termination Fee.
Recommendation of the Board of Directors
After careful consideration, the board of directors has determined that the AA transaction agreement and the AA transaction on the terms and conditions described herein, are advisable and in the best interests of MIC and its shareholders, and has unanimously approved the AA transaction agreement and the AA transaction. The board of directors unanimously recommends that you vote FOR the AA transaction proposal.
Vote Required
Approval of the AA transaction proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the AA transaction proposal is a vote to approve AA transaction agreement. If the AA transaction proposal fails to obtain the requisite vote for approval, the AA transaction will not be consummated.
In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved.
Certain U.S. Federal Income Tax Consequences of the AA Transaction (Page 102)
The AA transaction is expected to be treated for U.S. federal income tax purposes as a taxable sale by MIH of the stock of MIC in exchange for the consideration received in the AA transaction. Holders of MIH common units generally will be subject to tax on their respective allocable share of MIH’s gains from the AA transaction, whether or not cash or other property representing these distributive shares are distributed. Holders will be required to treat MIH’s tax items consistently with their treatment on the information tax returns filed by MIH unless the holder discloses the inconsistency. For further discussion, see the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the AA Transaction” and “Risk Factors — Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon the Hawaii distribution and AA transaction” beginning on pages 174 and 34, respectively, of this proxy statement.
You are urged to consult your tax advisor regarding the specific tax consequences, including U.S., federal, state, local, and foreign tax consequences to you in light of your particular investment or tax circumstances.
The MH Merger Proposal (Page 104)
The board of directors of MIC has approved the MH merger agreement dated as of June 14, 2021 providing for the merger of AMF Merger Sub with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent. In addition, the completion of the MH merger is conditioned upon the consummation of the AA transaction. If the AA transaction is not approved by shareholders, or if the AA transaction is not consummated for any reason, then the MH merger will not be consummated even if shareholders approve the MH merger proposal.
Opinions of MIC’s Financial Advisors (Page 104)
Opinion of Lazard Fréres & Co LLC
MIC retained Lazard to act as financial advisor to MIC in connection with one or more possible sale, disposition, or business combination transactions involving MIC, an interest in MIC or a subsidiary or division of MIC. The board of directors selected Lazard to assist MIC in connection with this initiative based on the firm’s experience, expertise, reputation and knowledge of MIC’s businesses.
At its June 14, 2021 meeting to consider the approval of the MH merger, the board of directors received an oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of June 14, 2021, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the MH merger consideration to be paid to holders of common units in the MH merger (other than the Manager or any affiliate thereof) was fair, from a financial point of view, to such holders.
The full text of Lazard’s written opinion, which is attached to this proxy statement as Annex E and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Holders of shares of common stock are urged to read this opinion carefully and in its entirety. Lazard’s written opinion was addressed to the board of directors (in its capacity as such) in connection with its evaluation of the MH merger, was directed only to the fairness, from a financial point of view, to holders of common units (other than the Manager or any affiliate thereof) of the MH merger consideration, and did not address any other aspects or implications of the MH merger. Lazard expressed no opinion as to the fairness of the MH merger consideration to the holders of any other class of securities, creditors or other constituencies of MIC or as to the underlying decision by MIC to engage in the MH merger. The issuance of Lazard’s opinion was approved by a fairness committee of Lazard. The opinion does not constitute a recommendation to any stockholder of MIC as to how such stockholder should vote or act with respect to the MH merger or any matter relating thereto. For a more complete description of Lazard’s opinion, see “The MH Merger Proposal — Opinions of MIC’s Financial Advisors — Lazard” and Annex E to this proxy statement. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
Opinion of Evercore Group LLC
Pursuant to an engagement letter dated as of February 14, 2020, MIC engaged Evercore to provide financial advisory services to MIC in connection with one or more possible sale, disposition, or business combination transactions involving MIC, an interest in MIC or a subsidiary or division of MIC. As part of this engagement, MIC requested that Evercore evaluate the fairness, from a financial point of view, to the holders of common units (other than the Manager or any affiliate thereof) of the MH merger consideration to be received by such holders in the MH merger.
At a meeting of the board of directors held on June 14, 2021, Evercore rendered to the board of directors its oral opinion, subsequently confirmed in writing, that as of June 14, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the MH merger consideration to be received by the holders of common units (other than the Manager or any affiliate thereof) in the MH merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of June 14, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex F to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board of directors in connection with their evaluation of the MH merger. The opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the MH merger, including as to how any holder of shares of common stock should vote or act in respect of the MH merger. Evercore’s opinion does not address the relative merits of the MH merger as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of MIC or MIH to engage in the MH merger.
For further information, see the section of this proxy statement entitled “The MH Merger Proposal — Opinions of MIC’s Financial Advisors — Opinion of Evercore” beginning on page 113 and the full text of the written opinion of Evercore attached as Annex F to this proxy statement.
The MH Merger Agreement (Page 127)
The rights and obligations of the parties to the MH merger agreement are governed by the specific terms and conditions of the MH merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the MH merger agreement and the MH merger is qualified in its entirety by reference to the MH merger agreement, a copy of which is attached as Annex B to this proxy statement and incorporated herein by reference. We encourage you to read the MH merger agreement carefully and in its entirety because it is the principal document that governs the MH merger.
Closing and Effective Time of the MH Merger (Page 127)
Unless otherwise agreed upon in writing by MIH and AMF Parent, the closing of the MH merger will take place on the 10th business day after the satisfaction or waiver of all of the conditions precedent set forth in the MH merger agreement (as described in the section entitled “The MH Merger Proposal — The MH Merger Agreement — MH Merger Closing Conditions” beginning on page 150 of this proxy statement) (other than those conditions that by their terms cannot be satisfied until the closing of the MH merger, but subject to the satisfaction or waiver of those conditions).
Subject to the terms of the MH merger agreement, as soon as practicable on the MH merger closing date, AMF Parent and MIH will file a certificate of merger, together with any required certificates, filings and recordings, with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DLLCA. The MH merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as AMF Parent and MIH agree upon and specify in the certificate of merger (such time of effectiveness, the “effective time”).
Merger Consideration (Page 128)
At the effective time, each outstanding MIH common unit (other than excluded units, which are described in the section entitled “The MH Merger Proposal — The MH Merger Agreement — MH Merger Consideration”) will be converted into the right to receive $3.83 per unit in cash, without interest. If the closing of the MH merger occurs after July 1, 2022, then the MH merger consideration will be equal to $4.11 per unit in cash, without interest.
Treatment of Equity Awards (Page 128)
Treatment of Restricted Stock Units.   At the effective time, each restricted stock unit outstanding immediately prior to the effective time, whether vested or unvested, will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined by multiplying the MH merger consideration by the number of common units of MIH subject to such restricted stock unit prior to the effective time.
Treatment of Performance Share Units Granted Under the LTIP.   Other than as noted in the paragraph below, performance share units granted under the Company long-term incentive plan will be settled in cash, on terms agreed among the Company, MIH and Parent.
Adjustment of Awards/Termination of Employment/MGS Transferred Employees (Page 128)
•
All restricted share units and performance share units of MIH outstanding on June 14, 2021 will be subject to adjustment under the MIH equity plans upon a stock dividend or other extraordinary dividend paid in connection with the AA transaction.

•
Any employee whose employment or service is terminated prior to the closing of the MH merger will have his or her restricted share units and performance share units of MIH forfeit, vest or be payable in accordance with the applicable award documents and the MIH equity plans with the AA transaction constituting a “change in control” under such plans and agreements and based upon achievement of the applicable performance goals of the award up until the closing, or the end of the original performance period, if earlier.

•
Employees of MIC Global Services, LLC who have their employment transferred to MIH or a MIC Hawaii Company will have their retained restricted share units and performance share units be subject to the paragraphs above under the headings “Treatment of Restricted Stock Units” and “Treatment of Performance Share Units Granted Under the LTIP” above. However, notwithstanding actual achievement of performance levels for the applicable performance period, performance for performance share units of MIH will be based on assumed achievement of target level performance and the target number of common units of MIH subject to such performance share units will be multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the closing of the MH merger and the denominator is the number of days in the full performance period. In addition, in the event an MIC Global Services transferred employee is terminated other than for “cause” prior to the consummation of the AA transaction, his or her restricted stock units will become fully vested and his or her performance share units will vest based on assumed achievement of target level performance and with the target number of common units of MIH subject to such performance share units multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the termination date and the denominator is the number of days in the full performance period.

No-Shop Period; Solicitation of Alternative Transaction Proposals (Page 138)
Except as otherwise provided in the MH merger agreement, the Company will not, and will not authorize or knowingly permit any Company subsidiary to, and will use commercially reasonable efforts to cause its and their respective representatives not to, directly or indirectly:
•
solicit or knowingly initiate or encourage the making of any alternative transaction proposal (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — No-Shop Period; Solicitation of Alternative Transaction Proposals”); or

•
other than with AMF Parent, AMF Merger Sub or their respective representatives and other than to inform any person of the provisions of this section, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any material non-public information in connection with, any alternative transaction proposal.

Notwithstanding the foregoing or any other provision of the MH merger agreement to the contrary, if at any time prior to approval of the MH merger agreement by the Company’s shareholders, the Company or any Company subsidiary receives an alternative transaction proposal, the Company and the Company board of directors may (directly or through their respective representatives) (a) contact such person and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined in the section entitled “The MH Merger Proposal — The MH Merger Agreement — No-Shop Period; Solicitation of Alternative Transaction Proposals”) and (b) if the Company board of directors determines in good faith after consultation with its financial advisors and outside legal counsel and based on information then available that such alternative transaction proposal constitutes, or could reasonably be expected to lead to, a superior proposal, the Company board of directors may (x) furnish information with respect to the Company and the Company subsidiaries to the person making such alternative transaction proposal (and its representatives) pursuant to an executed confidentiality agreement; provided, that a copy of all such information not previously provided to AMF Parent (or its representatives) is provided to AMF Parent as promptly as reasonably practicable (and, in any event, within one business day) after such information has been furnished to such person (or its representatives) and (y) participate in discussions or negotiations with the person making such alternative transaction proposal (and its representatives) regarding such alternative transaction proposal.

Changes in the Recommendation of the MIC Board (Page 139)
Except as otherwise provided in the MH merger agreement, the Company board of directors will not, directly or indirectly:
•
withdraw (or amend or modify in a manner materially adverse to AMF Parent) or publicly propose to withdraw (or amend or modify in a manner materially adverse to AMF Parent), the approval, recommendation or declaration of advisability of the MH merger agreement and the transactions contemplated thereby;

•
adopt a formal resolution to recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative transaction proposal; or

•
adopt or approve, or publicly propose to adopt or approve, or allow the Company or any Company subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement, constituting or that could reasonably be expected to lead to any alternative transaction proposal or requiring it to abandon, terminate or fail to consummate the MH merger and the other transactions contemplated by the MH merger agreement.

The matters described in the first two bullet points immediately above are referred to in this proxy statement as an “MH Adverse Recommendation Change.”
Notwithstanding anything to the contrary contained in the MH merger agreement, but subject to the Company’s compliance in all material respects with the no solicitation provisions of the MH merger agreement, as applicable, at any time prior to obtaining the approval of the MH merger agreement by the Company’s shareholders, the company may, in response to a superior proposal or an intervening event (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Changes in the Recommendation of the MIC Board”), make an MH Adverse Recommendation Change if the Company board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable law, subject to its compliance with certain obligations described under “The MH Merger Proposal — The MH Merger Agreement — Changes in the Recommendation of the MIC Board”.
In response to an alternative transaction proposal that the Company board of directors determines, after consultation with its financial advisors and outside legal counsel, constitutes a superior proposal, the Company may terminate MH merger agreement pursuant to its terms, and, concurrently with such termination, may enter into an alternative transaction agreement with respect to such superior proposal; provided, however, that the Company will not terminate the MH merger agreement in accordance with such provisions unless the Company (i) complies with its obligations set forth in the MH merger agreement and (ii) pays, or causes to be paid, to AMF Parent the company termination fee prior to or concurrently with such termination.
Efforts to Consummate the MH Merger (Page 141)
Subject to the terms and conditions set forth in the MH merger agreement and applicable legal requirements, each of the Company, MIH, AMF Parent and AMF Merger Sub will cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the MH merger agreement, including the satisfaction of the respective conditions set forth in the conditions precedent of the MH merger agreement.
MH Merger Closing Conditions (Page 150)
As more fully described in the MH merger agreement and in the section entitled “The MH Merger Proposal — The MH Merger Agreement — MH Merger Closing Conditions” beginning on page 150 of this proxy statement, the respective obligations of MIH, Parent and Merger Sub to consummate the MH merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) in writing of certain conditions (including, among other conditions, the approval of the MH merger agreement by the Company’s shareholders, the consummation of the reorganization, the consummation of the AA transaction, the expiration or early termination of any waiting period (and any extension thereof) under the HSR Act, the receipt of CFIUS approval, any approval by the HPUC under Hawaii Revised Statutes Sections 269-7 and 269-19 having become a final order, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement). In addition, the obligations of Parent and Merger Sub to consummate the MH merger is subject to the foregoing regulatory approvals not requiring a burdensome condition (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Efforts to Consummate the MH Merger” beginning on page 141 of this proxy statement), the absence of an MH Company Material Adverse Effect, the Company indemnity under the AA transaction agreement shall be in full force and effect or it shall have expired in accordance with its terms and the Company shall have delivered to AMF Parent the MH Release (as defined in the section of this proxy statement entitled “The Transactions — Interests of our Directors, Executive Officers and the Manager in the Transactions”). Consummation of the MH merger will also require the satisfaction or waiver of certain other customary closing conditions.
Termination of the MH Merger Agreement (Page 152)
AMF Parent and MIH may, by mutual written consent, terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement).
Either AMF Parent or MIH may terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows, in each case, as more fully described in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement:
•
if any court or other governmental entity has issued, enacted, entered, promulgated or enforced any law or order or dismissed any application (that is final and non-appealable and has not been vacated, withdrawn or overturned) disallowing, preventing, precluding, restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the MH merger agreement;

•
if the MH merger is not consummated on or prior to the end date (as defined in the section entitled “The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement), as may be extended in accordance with the terms of the MH merger agreement; or

•
if the MIC stockholder approval has not been obtained at the MIC stockholders’ meeting or at any adjournment or postponement thereof.

AMF Parent may unilaterally terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows, in each case, as more fully described in the section entitled “The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement:
•
if an MH Adverse Recommendation Change has occurred; or

•
(i) any of the representations and warranties of MIH contained the MH merger agreement fail to be true and correct or (ii) there is a breach by MIH of any of its covenants or agreements in the MH merger agreement that, in either case of clause (i) or (ii), (a) would result in the failure of certain conditions set forth in the MH merger agreement and (b) which is not curable or, if curable, is not cured, after written notice is given by AMF Parent to MIH, within two business days prior to the end date.

MIH may unilaterally terminate the MH merger agreement at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows, in each case, as more fully described in the section entitled “The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement:
•
(i) any of the representations and warranties of AMF Parent or AMF Merger Sub contained in the MH merger agreement fail to be true and correct or (ii) there is a breach by AMF Parent or AMF Merger Sub of any of its covenants or agreements in the MH merger agreement that, in either case of clause (i) or (ii), (a) would result in the failure of certain conditions set forth in the MH merger agreement and (b) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (1) the 30th day after written notice thereof is given by MIH (or, prior to the consummation of the reorganization, the Company) to AMF Parent and (2) the day that is two business days prior to the end date; provided, that MIH (or, prior to the consummation of the reorganization, the Company) may not terminate the MH merger agreement pursuant to this paragraph if MIH (or, prior to the consummation of the reorganization, the Company) is in material breach of any of its covenants or agreements contained in this Agreement;

•
if, at any time prior to approval of the MH merger agreement by the Company’s shareholders, (i) the board of directors of MIH has received a superior proposal, (ii) to the extent permitted by and effected in accordance with the no solicitation covenant of the MH merger agreement, the board of directors of MIH approves, and MIH concurrently with the termination of the MH merger agreement enters into, an alternative transaction agreement with respect to such superior proposal and (iii) MIH pays AMF Parent the applicable termination fee set forth in and pursuant to the terms of the MH merger agreement concurrently with or prior to such termination; or

•
(i) all applicable conditions set forth in the MH merger agreement have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the closing were to occur at the time that notice of termination is delivered), (ii) AMF Parent and AMF Merger Sub do not consummate the MH merger by the time the closing is required to occur pursuant to the MH merger agreement, (iii) MIH has, on or after such time, irrevocably certified to AMF Parent in writing at least three business days prior to such termination that all conditions to AMF Parent’s obligation to consummate the MH merger set forth in the MH merger agreement (other than those conditions that by their terms cannot be satisfied until the closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the closing were to occur at the time that notice of termination is delivered) have been satisfied or waived by MIH and MIH is ready, willing and able to effect the closing as of such date and at all times during the three business days thereafter and (iv) AMF Parent fails to consummate the closing within such three business day period following the delivery of such written certification by MIH.

Termination Fee and Expense Reimbursement
MIH is obligated to pay AMF Parent a termination fee in the following circumstances:
•
if AMF Parent effects an MH Adverse Recommendation Change termination (as defined in the section entitled “The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) then MIH will pay AMF Parent a company termination fee of $13,632,573 within four business days of such termination;

•
if MIH effects a superior proposal termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) then MIH will pay AMF Parent a company termination fee of $13,632,573 concurrently with or prior to such termination; or

•
if (x) prior to the date of the stockholders’ meeting, an alternative transaction proposal has been publicly made to MIH or its stockholders generally and is not publicly withdrawn, (y) AMF Parent or MIH effects a stockholder vote termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) and (z) MIH enters into a definitive agreement to consummate such alternative transaction proposal within six months following such termination, and subsequently consummates the transactions contemplated thereby then MIH will pay AMF Parent a company termination fee of $13,632,573 within two business days of the consummation of the definitive agreement described in subsection (z) of this bullet point.
AMF Parent is obligated to pay an AMF Parent termination fee of $22,720,955 within ten business days in the following circumstances:
•
if AMF Parent or MIH effects a restraints termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) and the applicable restraint arises in connection with the HSR, CFIUS and HPUC approvals;

•
if MIH effects a parent breach termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) based on a failure by AMF Parent to perform its obligations under the regulatory approvals covenant;

•
if AMF Parent or MIH effects an end date termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement) and any of the mutual conditions to closing or the burdensome condition is not satisfied as a result of a failure to obtain HSR, CFIUS or HPUC approval; or

•
if the Company effects a closing failure termination (as defined in the section entitled “ The MH Merger Proposal — The MH Merger Agreement — Termination of the MH Merger Agreement” beginning on page 152 of this proxy statement).

The AMF Parent termination fee will not payable in the circumstances described in the first three bullet points above unless, at the time of such termination, all conditions to closing (other than the restraints condition, the required regulatory approvals condition and the burdensome condition condition) shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing of the MH merger but which would be satisfied or would be capable of being satisfied if closing occurred on the date of such termination, or those conditions that have not been satisfied as a result of a breach of the MH merger agreement by AMF Parent).
Recommendation of the Board of Directors
After careful consideration, the board of directors has determined that the MH merger agreement and the MH merger on the terms and conditions described herein, are advisable and in the best interests of MIC and its shareholders, and has unanimously approved the MH merger agreement and the MH merger. The board of directors unanimously recommends that you vote FOR the MH merger proposal.
Vote Required
Approval of the MH merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the MH merger proposal is a vote to approve MH merger agreement. If the MH merger proposal fails to obtain the requisite vote for approval, the MH merger will not be consummated.
In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the MH merger agreement and the transactions contemplated thereby, including the MH merger.
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved.
Certain U.S. Federal Income Tax Consequences of the MH Merger (Page 157)
The MH merger is expected to be treated as a taxable sale of a holder’s common units in MIH in exchange for the cash received in the MH merger. Holders of MIH common units generally will recognize gain or loss that generally will be taxable as capital gain or loss, though a portion of this gain or loss could be taxed as ordinary income or loss under Section 751 of the Code. For further discussion, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the MH Merger” and “Risk Factors — Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon their participation in the MH merger” beginning on pages 176 and 34, respectively, of this proxy statement.
You are urged to consult your tax advisor regarding the specific tax consequences, including U.S., federal, state, local, and foreign tax consequences to you in light of your particular investment or tax circumstances.
The Special Meeting (see pages 159 to 162)
Date, Time and Place
The special meeting will be a “virtual meeting” held on September 21, 2021, at 10:00 a.m., Eastern time.
Purpose
At the special meeting, you will be asked to consider and vote upon the proposals (i) to approve the AA transaction agreement, (ii) to approve the MH merger agreement and (iii) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve either or both of the foregoing proposals.
The board of directors unanimously recommends that shareholders vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal.
For these recommendations, see the sections entitled “The AA Transaction Proposal — Recommendation of the Board of Directors”, “The MH Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 102, 157 and 158, respectively, of this proxy statement.
Shareholders Entitled to Vote; Vote Required for Approval (Page 159)
Record date
Shareholders can vote at the special meeting if they owned common stock at the close of business on August 23, 2021. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. A shareholder may cast one vote for each share of common stock owned on the record date.
Quorum required
The shareholders present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting. A broker non-vote occurs when a broker, bank, trust or other nominee submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote (if any) or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.
Votes required
Approval of the AA transaction proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction. Approval of the MH merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. In addition, prior to the consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the MH merger agreement and the transactions contemplated thereby, including the MH merger. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote so represented, whether or not a quorum is present. A vote in favor of the AA transaction proposal is a vote to approve the AA transaction agreement. A vote in favor of the MH merger proposal is a vote to approve the MH merger agreement. For the AA transaction proposal and the MH merger proposal, abstentions, a broker non-vote (if any) or a failure to submit the proxy or attend the special meeting online will each have the same effect as a vote against the AA transaction proposal and the MH merger proposal, respectively. For the adjournment proposal, abstentions will have the same effect as a vote against the adjournment proposal, while a broker non-vote (if any) or a failure to submit the proxy or attend the special meeting online will not have an effect on a vote to approve the adjournment proposal.
Your vote is very important.   You are encouraged to vote as soon as possible. If you do not indicate how your shares should be voted, shares represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal. However, if your shares of common stock are held in “street name” and you do not provide your broker, bank, trust or other nominee specific instructions on how to vote your shares, your proxy will not be voted.

PRICE RANGE OF COMMON STOCK OF MIC
Currently, shares of MIC common stock are traded on the NYSE. Following the previously approved reorganization, MIH common units are expected to trade on the NYSE. If the MH merger is consummated, MIH will become a wholly-owned subsidiary of AMF Parent and MIH’s shares will cease to trade on any public market.
The following table sets forth the closing sale price per share of the common stock of MIC as reported on the NYSE on June 4, 2021, the last trading day prior to the public announcement of the AA transaction, on June 11, 2021, the last trading day prior to the public announcement of the MH merger and on Augus t 20, 2021, the last trading day prior to date of this proxy statement for which this information was available.
Date	Common Stock	Common Units
June 4, 2021	$35.00	$	—*
June 11, 2021	$38.94	$	—*
Augus t 20, 2021	$39.23	$	—*

*
The historical market price data for the common units has not been presented, as MIH is currently a wholly owned subsidiary of MIC, and there is no established trading market in common units as of the date of this proxy statement.

The book value per share of common stock was $10.28 as of December 31, 2020 using the weighted average of shares of common stock outstanding for the year ended December 31, 2020. Net loss per share from continuing operations for the fiscal year ended December 31, 2020 was $(2.36).
Shareholders are urged to obtain current market quotations for shares of common stock and to review carefully the other information contained in this proxy statement or incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference into this proxy statement, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in MIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021, those under “Risk Factors” in Part II, Item 1A in MIC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021 and those under “Risk Factors” in Part II, Item 1A in MIC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 3, 2021. In addition, our senior management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.
Forward-looking statements in this proxy statement are subject to risks and uncertainties, some of which are beyond our control, including, among other things:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the AA transaction agreement and/or the MH merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•
the inability to consummate the AA transaction and/or the MH merger due to the failure to obtain stockholder approval or the failure to satisfy (or to have waived) other conditions to the consummation of AA transaction and/or the MH merger respectively, including receipt of required regulatory approvals;

•
the receipt of regulatory approvals required to consummate the AA transaction and/or the MH merger being subject to conditions that are not anticipated;

•
the impact of legislative or regulatory changes;

•
the failure of the AA transaction and/or the MH merger to close for any other reason, including a material adverse effect on the applicable business;

•
the risk that the AA transaction agreement and/or MH merger agreement may be terminated in circumstances that require us to pay a termination fee;

•
the ongoing impact of the COVID-19 pandemic on the economy generally and on our operating businesses specifically;

•
changes in general economic, business or demographic conditions or trends in the United States, including changes in GDP, interest rates and inflation, or changes in the political environment;

•
our ability to conclude attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk-adjusted returns on any growth project;

•
in the absence of a sale or sales of our businesses, our ability to implement operating and internal growth strategies;

•
our ability to achieve targeted cost savings;

•
changes in patterns of commercial or general aviation (GA) air travel, including variations in customer demand;

•
the regulatory environment, including federal and state level energy policies, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;

•
disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;

•
sudden or extreme volatility in commodity prices;

•
changes in competitive dynamics affecting our businesses;

•
technological innovations leading to changes in energy production, distribution, and consumption patterns;

•
our ability to make, finance, and integrate acquisitions and the quality of financial information and systems of acquired entities;

•
fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;

•
our ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;

•
our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;

•
environmental risks, including the impact of climate change and weather conditions;

•
sudden or substantial changes in energy costs;

•
unplanned outages and/or failures of technical and mechanical systems;

•
security breaches, cyber-attacks or similar disruptions to our operations;

•
payment of fees to our Manager that could reduce distributable cash if paid in cash or could dilute existing shareholders if satisfied with the issuance of shares;

•
changes in U.S. income tax laws;

•
changes in labor markets, work interruptions or other labor stoppages;

•
our Manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of our shares;

•
our limited ability to remove our Manager for underperformance and our Manager’s right to resign;

•
governmental shutdowns or budget delays;

•
unanticipated or unusual behavior of municipalities and states brought about by financial distress; and

•
the extent to which federal spending reduces the U.S. military presence in Hawaii or flight activity at airports on which Atlantic Aviation operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause the actual results to differ appears under the section entitled “Risk Factors” beginning on page 33 of this proxy statement and the “Risk Factors” contained in MIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 3, 2021. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause the actual results to differ.

Given these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this proxy statement may not occur. These forward-looking statements are made as of the date of this proxy statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the SEC.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30 of this proxy statement, shareholders should carefully consider the following risk factors in determining whether to vote for the approval of the AA transaction proposal and the MH merger proposal. Certain other risk factors include, without limitation, those in MIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 17, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC on May 4, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 3, 2021, and are incorporated by reference into this proxy statement. Please see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement.
After completion of the AA transaction, the size of our company may be sub-scale, we will have substantially fewer assets, we may be more susceptible to adverse events, and we may not be able to use the proceeds from the AA transaction as intended.
The AA transaction is not conditioned upon approval of the MH merger proposal or completion of the MH merger. In addition, if the MH merger proposal is approved, the MH merger is expected to close several months following the closing of the AA transaction after receipt of required regulatory approvals. If the AA transaction is completed, until the completion of the MH merger, or if the MH merger is not completed, the size of our company may be sub-scale for a public company owner of a part regulated utility/part propane distribution business, and we may have limited access to financing through the capital markets due to our size. We will have divested the AA business and we will be subject to concentration of the risks that affect our remaining MIC Hawaii business. After completion of the AA transaction, we will have substantially fewer assets and may experience significant decreases in earnings and cash flow and increases in operating costs or other expenses. Following the AA transaction, we will continue to be a public company with ongoing costs associated with public company operations, which will be a greater percentage of our revenues, and we will be unlikely to recover all of those expenses from rate payers of our regulated utility, Hawaii Gas. The market price of our common stock may significantly decrease, and our common stock may be more susceptible to market fluctuations. In addition, if there are significant adverse changes in our business prospects, the industries in which we operate, or in market and economic conditions generally, we may not be able to use the proceeds from the AA transaction as currently intended, because the proceeds may be required for operations or other needs at MIC Hawaii that we do not currently anticipate.
The Transactions are contingent on a number of conditions, and may not be completed on the timeline currently contemplated or at all.
The consummation of the Transactions is subject to various conditions, including, among others, receipt of the approval of our shareholders that is the subject of the special meeting, receipt of regulatory approvals, and completion of the reorganization. If either the AA transaction or the MH merger is not completed for any reason, the price of our common stock may decline, and our business, financial condition and results of operations may be impacted, including: to the extent that the market price of our common stock reflects positive market assumptions that the Transactions will be completed and the related benefits will be realized; based on the significant expenses, such as legal and financial advisory services, which generally must be paid regardless of whether the Transactions are completed; and due to the risk that we may be unable to enter into alternative transactions for the sale of our businesses on terms as favorable as the Transactions or at all. AA Purchaser and AMF Parent may be obligated to pay a termination fee under certain circumstances, but such fees may not adequately compensate us for our losses if either or both of the Transactions are not completed. In addition, we may be required to pay a termination fee to AA Purchaser or AMF Parent if the AA transaction agreement or MH merger agreement, respectively, is terminated under certain circumstances.
While the Transactions are pending, the Company will be subject to risks and uncertainties and contractual restrictions that could disrupt our businesses or negatively impact our stock price.
The announcement and pendency of the Transactions could cause disruptions and create uncertainty surrounding our businesses and affect our businesses’ relationships with customers, suppliers and business partners. These uncertainties could cause customers, suppliers and others that deal with us and/or our businesses to seek to change existing business relationships. In addition, employee retention could be negatively impacted during the pendency of the sales. Pending completion of the Transactions, the attention of our management may be focused on the Transactions and related matters, and diverted from other opportunities that might benefit us. In addition, pursuant to the AA transaction agreement and the MH merger agreement, prior to closing we have agreed to conduct the AA business and the MIC Hawaii business in the ordinary course and not to undertake certain actions without the written consent of AA Purchaser or AMF Parent, as applicable. These restrictions could prevent us from pursuing certain beneficial business opportunities. All of these uncertainties could adversely affect our business, financial condition and results of operations, and could negatively impact the market price of our common stock.
Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon the Hawaii distribution and AA transaction.
While it is not free from doubt, we do not expect that MIC will be treated as a “USRPHC” (as defined below) for U.S. federal income tax purposes as of either the date of the Hawaii distribution or the date of the AA transaction completion. However, if MIC were treated as a USRPHC as of the date of the Hawaii distribution, then the Hawaii distribution could have certain negative tax consequences for non-U.S. holders of MIH common units, including causing such non-U.S. holders to be subject to U.S. federal income tax and related withholding under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code on any gain allocable to such holder with respect to the Hawaii distribution, as further described under “— U.S. Withholding Tax with respect to the Hawaii Distribution.” Similarly, if MIC were treated as a USRPHC as of the date of the AA transaction completion, then the AA transaction could have certain negative tax consequences for non-U.S. holders of MIH common units, including causing such non-U.S. holders to be subject to U.S. federal income tax and related withholding under the FIRPTA provisions of the Code on any gain realized by MIH on the AA transaction, as further described under “ — U.S. Withholding Tax with respect to the AA Transaction” below.
Additionally, in certain cases, non-U.S. holders may be subject to withholding tax at a 30% rate (or lower rate if reduced by an applicable tax treaty) on their allocable share of income, including income generated from the Hawaii distribution, whether or not cash or other property representing these distributive shares are distributed. Any such amounts required to be withheld in respect of a non-U.S. holder will be applied to reduce the amount of the cash distribution of AA transaction sale proceeds (or any other distributions) to such non-U.S. holder.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you (as well as the effects of state, local and non-U.S. tax laws) resulting from the AA transaction and the Hawaii distribution.
Non-U.S. holders of MIH common units may be subject to U.S. federal income tax and U.S. withholding tax upon their participation in the MH merger.
It is unclear if MIC Hawaii will be treated as a USRPHC (as defined below) for U.S. federal income tax purposes as of the date of the MH merger. If MIC Hawaii were treated as a USRPHC as of such date, the MH merger could have certain negative tax consequences for non-U.S. holders of MIH common units, including causing such non-U.S. holders to be subject to U.S. federal income tax and related withholding under the FIRPTA provisions of the Code on any gain realized by such holder on the MH merger, as further described under “— U.S. Withholding Tax with respect to the MH Merger” below.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you (as well as the effects of state, local and non-U.S. tax laws) resulting from participation in the MH merger.

THE TRANSACTIONS
The board of directors of MIC (i) has approved the AA transaction agreement pursuant to which, following the previously approved reorganization, the AA Purchaser will acquire all outstanding common stock of MIC, which will hold the AA business; and (ii) has approved the MH merger agreement pursuant to which MIH, which will hold the MIC Hawaii business, will become a wholly-owned subsidiary of AMF Parent. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this proxy statement, the AA transaction will be completed, whether or not the MH merger proposal is approved. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in this proxy statement, and therefore, both proposals must be approved and the AA transaction must be consummated in order for the MH merger to be completed.
Parties to the Transactions
MIC
MIC is a Delaware corporation that owns and operates businesses providing basic services to customers in the United States. The common stock of MIC trades on the NYSE under the symbol “MIC.”
MIC is required to complete a reorganization in connection with, and prior to, the completion of the AA transaction. On May 6, 2021, the Company’s shareholders approved the reorg merger agreement, by and among the Company, MIH and Plum Merger Sub, providing for the merger of Plum Merger Sub with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the reorg merger, the Company common stock will be converted into MIH common units and stock certificates representing the Company common stock immediately prior to the reorg merger will be deemed to represent MIH common units without an exchange of certificates. Following the reorg merger, MIC Ohana will distribute all of the limited liability company interests of MIC Hawaii to the Company and the Company will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH. Upon completion of the reorganization, MIH will directly own (i) the Company, which will own the AA business and (ii) MIC Hawaii. The Company intends to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA transaction within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement). The AA transaction and the MH merger are both conditioned upon consummation of the reorganization.
The AA transaction constitutes the sale of all outstanding equity interests in MIC, which will own the AA business (but not MIC Hawaii) after the reorganization.
The principal executive office of MIC is 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825, and the website address is www.macquarie.com/mic. Information on MIC’s website is provided for informational purposes only and is not incorporated by reference into this proxy statement.
MIH
MIH is a Delaware limited liability company and wholly owned subsidiary of MIC and was formed in order to effect the reorg merger. Prior to the reorg merger, MIH will have no assets or operations other than those incident to its formation and its ownership of common stock of Plum Merger Sub.
Upon consummation of the reorg merger, each share of common stock of MIC outstanding immediately prior to the reorg merger will be automatically converted into one common unit of MIH and stock certificates representing MIC common stock immediately prior to the reorg merger will be deemed to represent MIH common units. Following the consummation of the reorg merger, MIH will be a publicly traded company that is expected to be treated as a partnership for U.S. federal income tax purposes. Following the consummation of the reorg merger, the common units of MIH are expected to trade on the NYSE under the symbol “MIC”.

MIH will sell all of the outstanding equity interests in MIC in the AA transaction. Pursuant to the MH merger, AMF Merger Sub will merge with and into MIH (which will own MIC Hawaii after the reorganization) and MIH will become a wholly-owned subsidiary of AMF Parent.
The principal executive office of MIH is c/o MIC, 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825.
MIC Hawaii
MIC Hawaii is a Delaware limited liability company and indirect and wholly-owned subsidiary of MIC. MIC Hawaii holds the businesses comprising the company’s MIC Hawaii business segment. The MIC Hawaii business segment is comprised of an energy company that processes and distributes gas and provides related services (Hawaii Gas) and several smaller businesses collectively engaged in efforts to reduce the cost and improve the reliability and sustainability of energy in Hawaii.
The principal executive office of MIH is c/o MIC, 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825.
AA Purchaser
AA Purchaser is a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. AA Purchaser was formed for the purpose of entering into the AA transaction agreement and consummating the transactions contemplated by the AA transaction agreement. AA Purchaser has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with AA Purchaser’s acquisition of MIC. Upon the completion of the AA transaction, AA Purchaser will own all outstanding shares of common stock of MIC.
AA Purchaser’s principal executive offices are located at c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001, and its telephone number is (877) 610-4910.
AMF Hawaii Parent
AMF Parent is a Delaware limited liability company that was formed by Argo solely for the purpose of entering into the MH merger agreement and completing the transactions contemplated by the MH merger agreement. AMF Parent has not conducted any business operations.
The principal executive office of AMF Parent is c/o Argo Infrastructure Partners, LP, 650 Fifth Avenue, New York, New York 10019. The telephone number is (212) 521-5157.
AMF Hawaii Merger Sub
AMF Merger Sub is a Delaware limited liability company that is wholly owned by AMF Parent and was formed by AMF Parent solely for the purpose of entering into the MH merger agreement and completing the transactions contemplated by the MH merger agreement. AMF Merger Sub has not conducted any business operations.
The principal executive office of AMF Merger Sub is c/o Argo Infrastructure Partners, LP, 650 Fifth Avenue, New York, New York 10019. The telephone number is (212) 521-5157.
Structure of the Transactions
In order to help you better understand the AA transaction and the MH merger and how it will affect MIC and MIH, the charts below illustrate, in simplified form, the following:
•
Before the reorganization;

•
Before the Transactions (after giving effect to the reorganization): the organizational structure of MIC before the AA transaction and the MH merger, but after giving effect to the reorganization, which is a condition to the AA transaction and the MH merger;

•
Following the consummation of the AA transaction; and

•
Following the consummation of the MH merger.

Before the reorganization

Public Shareholders
Macquarie Infrastructure Corporation
MIC Ohana Corporation
MIC Hawaii Holdings, LLC
Atlantic Aviation FBO Holdings, LLC
MIC Global Services, LLC, and other corporate entities
Hawaii Gas, and other MIC Hawaii entities and assets
Atlantic Aviation entities and assets

Before the Transactions, after giving effect to the reorganization

Public Shareholders
MIH
MIC
MIC Hawaii
MIC Ohana
Hawaii Gas, and other MIC Hawaii entities and assets
Atlantic Aviation FBO Holdings, LLC
MIC Global Services, LLC, and other corporate entities
AA entities and assets

Following the consummation of the AA transaction

Public Shareholders
MIH
MIC Hawaii
Hawaii Gas, and other MIC Hawaii entities and assets
AA Purchaser
MIC
MIC Ohana
Atlantic Aviation FBO Holdings, LLC
AA entities and assets
MIC Global Services, LLC, and other corporate entities

Following the consummation of the MH merger
Background of the Transactions
The Decision to Pursue Strategic Alternatives
As part of its ongoing strategic planning process, over the course of 2018 and 2019, the Company’s board of directors, together with the Company’s management and financial advisors, reviewed and evaluated the Company’s businesses, operations, financial performance, competitive position and strategic initiatives with a goal of maximizing stockholder value. That process included an evaluation of the business cycle, economic outlook and strategic environment in the industries in which the Company’s businesses operated and consideration of potential value-maximizing transactions such as stock repurchases, acquisitions and divestitures of businesses, and a sale of the Company or other business combinations. The board also considered the option of reducing or suspending the Company’s regular quarterly dividend and reinvesting additional funds in the Company’s businesses. In addition, the board considered that there had been a general shift in the market expectations of energy sector investors such that they wanted conservative leverage, capital expenditures funded from internally generated cash, and modest distributions from excess cash flow. Accordingly, the Company believed it was limited in its access to public market capital at a competitive cost to fund growth while maintaining a more aggressive leverage level.
As part of the strategic planning process, the Company sold its smaller and non-core businesses. The Bayonne Energy Center was sold in October 2018 and the sales of substantially all of the Company’s solar and wind facilities were completed in September 2019. The Company also focused on capital expenditure efficiencies, operating expense savings, and tax efficient investments, to strengthen its operating businesses.
The strategic planning process also entailed an evaluation of the Company’s relationship with the Manager under the MSA and the impact that the MSA would have on the Company’s ability to undertake certain value-maximizing transactions due to applicable restrictions and obligations in the MSA. This included discussions between Norman H. Brown, Jr., the lead independent director of the Company’s board of directors, Lazard and the Manager regarding the potential termination of the MSA.
At a meeting held on June 4, 2019, management discussed with the Company’s board of directors and Lazard the strategic goals of the Company, the recent operating performance and industry outlook for the Company’s businesses, and potential strategic alternatives that could be available to the Company. Management discussed with the directors certain factors expected to impact the Company’s performance and outlook, including (i) the anticipated need to invest in increased growth capital in order to grow the Company’s regular quarterly dividend, (ii) the importance of capital discipline and balance sheet strength and financial flexibility to public market investors, particularly those in the midstream energy sector, and (iii) the expectation of potentially higher federal income taxes after full utilization of available federal net operating loss carryforwards.
At the request of the board, at the same meeting, representatives of Macquarie Asset Management (“MAM”), the division of Macquarie Group Limited that includes the Manager, reviewed with the board MAM’s preliminary assessments regarding certain financial considerations with respect to the Company, particularly the continuing gap between the value ascribed to the Company by the “public market” compared to a “private market” sum of the parts valuation, and the uncertain impact on valuation of the MSA. Given the restrictions and obligations included in the MSA, the termination of the MSA was discussed including how it could facilitate the pursuit of strategic alternatives, including the sale of the Company as a whole or of its parts, consistent with efforts to maximize shareholder value. The board concluded that it was desirable to resolve the termination of the MSA in order to effectively pursue the strategic alternatives process. The MAM representatives reviewed with the board certain preliminary financial information regarding the Company and the value of the income stream to the Manager under the MSA. Following the board meeting, the MAM representatives presented to the board a proposal under which the Manager would be willing to terminate the MSA upon the sale of the individual businesses (with respect to such businesses) or a sale of the entire Company. The MAM proposal included a formula that would generate a disposition payment for termination of the MSA based on a percentage of the net proceeds from such sales, as follows: (i) 6.5% of the cumulative net proceeds of all transactions up to and including $3.9 billion, (ii) 11.5% of the amount of such cumulative net proceeds over $3.9 billion up to and including $5.2 billion, (iii) 23.0% of the amount of such cumulative net proceeds over $5.2 billion up to and including $5.6 billion, and (iv) 30.0% of the amount of such cumulative net proceeds over $5.6 billion. The percentage increased as the amount of proceeds increased and thereby provided the Manager with a strong incentive to maximize value for shareholders. Had MAM’s initial proposal been adopted and the sales of the Company’s businesses been completed as contemplated herein, the amount of the cumulative disposition payments made to the Manager would have been approximately $373 million compared with the approximately $338 million to be paid based on the formula upon which the parties ultimately settled after further negotiations. The $338 million includes a $25 million additional payment to be paid only in the event of the closing of the final transaction on or before July 1, 2022 and $8.5 million of management fees under the MSA previously waived by the Manager, neither of which were part of the initial proposal. The consensus of the board was to explore potential strategic alternatives for the Company and to negotiate an arrangement under which the MSA would be terminated if the board elected to pursue strategic alternatives.
The Company subsequently engaged Lazard to provide financial advisory services to the Company specifically with respect to the potential terms under which the MSA would be terminated, and to review and assess potential structural and strategic alternatives for the Company. Separately, Lazard and Evercore were engaged by the Company to provide the Company with financial advisory services related to a potential sale of the Company or a disposition of its businesses. The Company engaged Lazard and Evercore after the Company’s board of directors and the audit committee thereof, comprised solely of the Company’s independent directors, considered and discussed the respective relationship disclosures provided by Lazard and Evercore, determined that nothing in such disclosures was material to the board’s evaluation of strategic alternatives and authorized such engagements on terms discussed with the board and the audit committee thereof. Lazard and Evercore were each engaged based on their respective qualifications, experiences and reputations and prior engagements with the Company, and their familiarity with the Company and the industries in which it operates.
From June through October 2019, the six independent directors, representing a majority of the eight members of the Company’s board of directors, together with financial and legal advisors to the Company, engaged in extensive negotiations with the Manager and its legal advisor with respect to the terms under which the MSA would be terminated and exchanged several drafts of term sheets and agreements containing proposals and counter-proposals with respect to such potential terms. The independent directors also requested and received from the Manager certain due diligence information with respect to the provision of the Manager’s services under the MSA.
In connection with its consideration of strategic options for the Company, at a meeting held on July 8, 2019, the Company’s board of directors reviewed and discussed the recent operating performance of and outlook for the Company’s businesses, the competitive landscape, and anticipated industry trends. Lazard discussed with the board certain preliminary financial information relating to the Company’s performance and the preliminary assessments regarding certain financial considerations regarding the Company reviewed with the board by MAM at the June 4 meeting. Lazard then reviewed with the board potential strategic alternatives that could be available to the Company, including the sale of one or more of its businesses or the entire Company, and the factors that could impact the terms of any such transaction, including (i) conditions in the energy markets, (ii) each business’ ability to grow its customer base or profitability, (iii) recessionary, business cycle or other economic trends, and (iv) credit market conditions. The board directed management to continue its evaluation of the Company’s performance, outlook and, with the assistance of Lazard, potential strategic alternatives.
At a board strategic retreat held on October 3 and 4, 2019, the board continued to discuss and evaluate the performance and outlook of the Company’s businesses, and reviewed with the Company’s financial and legal advisors a range of potential strategic alternatives including continuing to operate and grow the Company’s businesses as an independent public company, the sale of the Company as a whole, and the sale and/or spin off of, and/or a “Reverse Morris Trust” transaction with respect to, one or more of the Company’s businesses. Management and Lazard reviewed with the board various considerations relating to continuing to operate the Company’s businesses as an independent public company, including the ability of the Company to increase its businesses’ cash flow, maintain or grow its quarterly cash dividend and maintain or decrease leverage ratios or debt levels consistent with public market investor preferences, particularly those in the midstream energy sector, in the then-current environment, and thereby preserve and increase share price and build value for shareholders. Management and Lazard noted the outlook for the U.S. economy, concerns that the business cycle had progressed to the point that the possibility of a recession or economic downturn was increasing, and the short-term susceptibility of the AA business to any such downturn (with potential for a significant negative impact on cash flow generation and leverage). Lazard also reviewed certain factors that could be taken into account in evaluating potential strategic alternatives, including the identification of a buyer with a profile and experience that would be viewed favorably by stakeholders in the HPUC regulatory approval process in Hawaii, the possibility of a lengthy regulatory approval process to sell MIC Hawaii, the complexity of selling the businesses separately and the potential sequencing and timing thereof, the smaller group of potential buyers that may be interested in acquiring the Company as a whole given the disparate nature of the Company’s businesses, the benefits of finding separate buyers for each business and the corporate level U.S. federal capital gains tax implications of various strategic alternatives. Lazard also reviewed with the board preliminary financial information regarding the Company and its businesses and potential buyers for the Company as a whole and for each business. The board also discussed, and reviewed with Lazard and the Company’s legal advisors, the alternatives to effectively return sale proceeds to shareholders, including through special dividends and share buybacks.
At a regularly scheduled meeting held on October 29, 2019, the Company’s board of directors discussed the Company’s third quarter financial results, and potential dividends. The board also continued its review of potential strategic alternatives in light of the performance and outlook of the Company’s businesses and the anticipated competitive, economic and industry environment. Following this review, the board unanimously determined that the pursuit of potential strategic alternatives, including the sale or other disposition of all of the Company’s businesses or the sale of the Company as a whole, would be in the best interests of the Company and its shareholders, and directed management, under the board’s oversight, to pursue such potential strategic alternatives. Consistent with such oversight, throughout the strategic alternatives review process, Norman H. Brown, Jr., the lead independent director of the Company’s board of directors, received frequent updates from the Company’s management and outside advisors, and Mr. Brown was regularly consulted and updated on any material matters relating to the evaluation of potential strategic alternatives. Mr. Brown also provided direction to the Company’s management and outside advisors prior to any significant decisions that were made that did not require approval of the full board of directors of the Company.
At an audit committee meeting held on the same day, the audit committee reviewed with the Company’s financial and legal advisors the board’s consideration of the Company’s strategic direction and alternatives, as well as a proposed press release to be issued by the Company announcing the decision to pursue potential strategic alternatives. The Company’s legal advisor, White & Case LLP (“White & Case”), then provided an overview of the directors’ fiduciary duties in the context of a potential strategic alternatives review process. Following such overview, the audit committee reviewed and discussed the terms of the Disposition Agreement negotiated between the independent directors and the Manager over a period of four months, providing for the terms under which the MSA would be terminated as to any businesses sold by the Company or upon a sale of the whole Company, including the amount of disposition payments that would become payable to the Manager. The negotiated terms included disposition payments to the Manager of approximately 2.9% to 6.1% of the proceeds generated upon the sale of the Company or its businesses after any transaction costs, taxes and repayment of indebtedness, subject to an aggregate minimum amount of disposition payments in the event of sales of all the assets of the Company of (i) $50 million plus (ii) 1.5% multiplied by proceeds in excess of $500 million in the aggregate. The Disposition Agreement also provided that if the final sale of the remaining assets of the Company occurred on or prior to January 1, 2022 (subject to a six-month extension if one or more agreements for the sale of all of the Company’s remaining assets have been executed but are pending closing), then the Company would pay the Manager an additional payment of $25 million. The Disposition Agreement also provided for a make-whole payment to the Manager, following the final sale, to the extent that the aggregate management fees paid to the Manager were less than (i) $20 million per year for the two years following the date of the Disposition Agreement and (ii) $10 million per year for any period thereafter. In addition, following the final sale, the Manager would be paid in cash all accrued and unpaid management fees, including previously waived fees of $8.5 million. The audit committee, comprised solely of the Company’s independent directors, unanimously approved the terms of the Disposition Agreement and recommended it to the Company’s board of directors for approval. Following the audit committee meeting, the board (with Martin Stanley, chairman of the Company’s board of directors, and Christopher Frost, the Company’s chief executive officer and a member of the Company’s board of directors, abstaining) approved the execution of the Disposition Agreement with the Manager.
On October 30, 2019, the Company and the Manager entered into the Disposition Agreement. On October 31, 2019, the Company announced its third quarter financial results, a regular dividend for the third quarter, and dividend guidance for 2020. The Company also announced its intention to pursue potential strategic alternatives, including a sale of the Company or its operating businesses, and its execution of the Disposition Agreement to facilitate the pursuit of such strategic alternatives.

The Launch of the Sales Processes
During November and December 2019, the Company commenced preparations for the launch of a sales process for the entire Company or its operating businesses, including the preparation of marketing materials and organization of due diligence data rooms. Following the Company’s public announcement of its pursuit of strategic alternatives, Lazard and Evercore received inbound expressions of interest from 52 potentially interested parties, some of which expressed an interest in acquiring multiple parts of the Company, including 13 with respect to the whole Company, 26 involving Atlantic Aviation, 30 involving IMTT and 25 involving MIC Hawaii.
As change of control approval from HPUC is required to consummate the sale of MIC Hawaii, in addition to valuation, identifying a buyer that would be acceptable to key stakeholders in Hawaii was a significant factor in this transaction. To address this, MIC management met with members of the HPUC and other key stakeholders to apprise them of the strategic review process and solicit guidance on purchaser characteristics that would be viewed favorably. This feedback was integrated into the non-price criteria that MIC management had developed along with the Company’s financial advisors incorporating lessons learned from the failed acquisition of Hawaii Electric Industries by NextEra Energy Inc. All MIC Hawaii bidders were evaluated on these criteria throughout the process.
At a board meeting held on December 11, 2019, the Company’s financial advisors provided an update for the Company’s board of directors on the process and timeline with respect to the pursuit of potential strategic alternatives and reviewed with the board the inbound communications from interested parties. After discussion, the board approved the initiation of a process to solicit proposals to acquire the whole Company or one or more of its separate businesses, the execution of confidentiality agreements with potential buyers, and the engagement by the financial advisors on behalf of the Company with potential buyers.
Accordingly, in December 2019, at the direction of the Company’s board of directors, the Company’s financial advisors contacted a total of 211 potential counterparties, including 29 parties that might be interested in acquiring the whole Company, 48 parties that might be interested in acquiring Atlantic Aviation, 42 parties that might be interested in acquiring IMTT, and 92 parties that might be interested in acquiring MIC Hawaii. Of these, 15, 16, 29 and 62 parties, respectively, declined to participate. Following negotiations, 14 parties executed confidentiality agreements with respect to a potential acquisition of the whole Company, 23 parties executed confidentiality agreements with respect to a potential acquisition of Atlantic Aviation, 26 parties executed confidentiality agreements with respect to a potential acquisition of IMTT and 30 parties executed confidentiality agreements with respect to a potential acquisition of MIC Hawaii. The confidentiality agreements generally included standstill and non-solicit provisions of 18 months, in addition to customary limitations regarding the use and disclosure of the Company’s confidential information. Although not all of the executed confidentiality agreements provided for the termination of standstill obligations in connection with the sale of the Company, none of the confidentiality agreements contained a “don’t ask, don’t waive” restriction with respect to such standstill obligations.
Also in December 2019, the Company’s management and legal and financial advisors began to consider ways to provide flexibility in structuring potential strategic transactions that would be in the best interests of the Company and its shareholders. A key consideration was that any sale transaction involving MIC Hawaii, including a sale of the entire Company, would require the approval of the HPUC in a regulatory process that could take 12 months or more. Noting the lengthy HPUC approval process, management and the Company’s advisors sought options to eliminate potential delays and execution risk and mitigate potential concerns that could affect the price and other terms on which potential acquirors would be willing to engage in a transaction for the entire Company or its separate businesses. Management also considered that, while separate sales of the Company’s operating businesses other than MIC Hawaii would not require the receipt of HPUC approval, under the Company’s organizational structure, the most tax efficient sale structure would require that either Atlantic Aviation or IMTT be sold after MIC Hawaii, which would effectively mean that HPUC approval would be required before a sale of Atlantic Aviation or IMTT could be consummated, thereby increasing execution risk. Management of the Company, with the assistance of the Company’s legal advisors, evaluated potential alternatives to mitigate these execution risks and determined that, if the businesses were to be sold separately, the most advisable solution would be a reorganization of the Company from a corporation to a limited liability company treated as a partnership for U.S. federal income tax purposes. Such a reorganization would provide flexibility to pursue the sale or sales of the

Company’s operating businesses in any sequence without altering the after-tax net proceeds to shareholders and would facilitate the tax-efficient sale of IMTT or Atlantic Aviation before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline.
During December 2019 and January 2020, the Company prepared confidential information memoranda (“CIMs”) with respect to each of the three businesses and the Company as a whole. At a meeting held on January 13, 2020, the Company’s board of directors reviewed the draft CIMs, including the financial projections included therein and subsequently included in the marketing models provided to bidders, and approved distribution of the CIMs and the provision of access to limited due diligence information to those potential buyers that had executed confidentiality agreements.
During January and February 2020, Lazard and Evercore distributed the CIMs to those parties that had executed confidentiality agreements and provided to such parties access to a due diligence data room. Bidders were requested to submit non-binding indications of interest by February 27, 2020.
Pre-Covid Bids and the Covid Slowdown
On February 27, 2020 and February 28, 2020, the Company received 26 non-binding indications of interest in total (expressed in enterprise value), comprising seven non-binding indications of interest in acquiring Atlantic Aviation ranging from $2.5 billion to $3.835 billion, five non-binding indications of interest in acquiring IMTT ranging from $2.15 billion to $2.875 billion, 13 non-binding indications of interest in acquiring MIC Hawaii ranging from $450 million to $807 million, including a non-binding indication of interest of $700 million from Argo and a $661.5 million non-binding indication of interest from a strategic bidder (“Party A”), and four non-binding indications of interest in acquiring the entire Company ranging from $39.98 to $48.00 per share (or $38.27 to $42.55 on a net basis to shareholders, following adjustments for assumed shares outstanding and net debt at the end of 2020, expected Disposition Agreement payments to the Manager, estimated transaction costs and estimated corporate-level U.S. federal capital gains taxes). KKR submitted a non-binding indication of interest of $48.00 per share ($42.58 on a net basis to shareholders) for the entire Company, including an allocation of $3.835 billion for Atlantic Aviation. Another financial sponsor (“Party B”) submitted a non-binding indication of interest of $41.72 per share ($38.27 on a net basis to shareholders) for the entire Company, including an allocation of $678 million for MIC Hawaii. A strategic party (“Party C”) submitted a non-binding indication of interest of $3.5 billion for Atlantic Aviation, a financial sponsor (“Party D”) submitted a non-binding indication of interest expressing a range of $3.4 billion to $3.625 billion for Atlantic Aviation and another financial sponsor (“Party E”) submitted a non-binding indication of interest of $46.00 per share ($39.97 on an as-adjusted basis) for the entire Company, including an allocation of $3.435 billion for Atlantic Aviation.
Initial feedback from bidders and analysis by the Company’s financial advisors confirmed that the indicative offers received were based on the sale information provided, including the financial forecasts, with limited independent due diligence.
With respect to the indicative offers for MIC Hawaii, implied valuation multiples tended towards multiples for regulated utilities, which generally were higher than multiples for propane distribution businesses. Given the stage of the process, the board was aware that the MIC Hawaii indicative bid valuations remained subject to a range of factors, including substantial due diligence and potential downward adjustments.
On March 10, 2020, the Company’s board of directors held a meeting to review with Lazard and Evercore the initial indications of interest received. The financial advisors discussed with the board that the indications of interest received for the entire Company did not appear to be competitive when compared to the sum of the indications of interest for the separate acquisitions of the Company’s businesses. The financial advisors discussed with the board that the whole Company proposals might not be sufficiently compelling to warrant continuing with a fulsome separate whole Company process; however, the financial advisors discussed with the board that the participants with the highest whole Company bids should be asked to significantly improve those proposals or to focus on pursuing an acquisition of individual businesses. The financial advisors and the board also discussed that KKR, which had the highest proposal to acquire the entire Company and a relatively high allocation of value to Atlantic Aviation, should be asked to continue to pursue a whole Company transaction, with a particular focus on increasing its allocation to IMTT as a means of improving its whole Company proposal. Following a discussion among the board and the financial advisors regarding the potential next phase of the process and the advisability thereof, including disclosure of additional due diligence information, management presentations and potential site visits for selected participants, the board approved the commencement of the next phase of the sales process and delegated to the Company’s chief executive officer the authority to approve specific participants to be included in the next phase of the process.
At the same meeting, members of management, as well as the Company’s legal and financial advisors, discussed with the Company’s board of directors the potential reorganization of the Company to facilitate the proposed sales of the individual businesses. Management of the Company explained that by creating a holding company treated as a partnership for U.S. federal income tax purposes that would directly hold (i) the MIC Hawaii business and (ii) MIC Corp., which would continue to own Atlantic Aviation and IMTT, sales of Atlantic Aviation and IMTT would not be subject to HPUC approval or the potentially lengthy HPUC approval process in connection with a sale of MIC Hawaii. Management noted that the reorganization would provide flexibility to pursue the sale or sales of the Company’s operating businesses in any sequence without altering the after-tax net proceeds to the Company’s shareholders and would facilitate the tax-efficient sale of IMTT or Atlantic Aviation before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. After extensive consideration of all facts and circumstances, the Company’s board of directors authorized management of the Company to continue exploring the feasibility of the reorganization, including through discussions with the relevant stakeholders in Hawaii.
Following the March 10, 2020 meeting, 16 parties were invited to continue into the next phase of the sales process. Three parties that had expressed an interest in acquiring the whole Company, KKR, Party B and Party E, were invited to significantly improve their proposals or focus on pursuing an acquisition of individual businesses. Five parties, including KKR and Parties C, D and E were invited to continue into the next phase of the sales process for Atlantic Aviation.
Seven parties, including Argo, KKR and Parties A and B, were invited to continue into the next phase of the sales process for MIC Hawaii. The highest phase 1 bidder for MIC Hawaii ($807 million valuation) was not invited to the next phase as it was unable to demonstrate an appropriate equity commitment or its ability to close the transaction. The next highest phase 1 bidder ($775 million valuation) did not submit any additional offers as it was unable to obtain necessary approvals to do so and subsequently confirmed that the propane distribution business was no longer a strategic focus. Argo’s phase 1 indicative valuation was $700 million. Party A’s valuation in phase 1 was $662 million. The indicative valuations from the other parties invited to the next phase were between $678 million and $593 million.
On the following day, March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. Due to the deteriorating business, economic and financial conditions, the Company’s board of directors and management turned their focus to the safety and well-being of the Company’s employees and customers and business resilience and liquidity planning.
At a board meeting held on March 16, 2020, the Company’s board of directors discussed and approved the Company’s liquidity and business response plans in light of the uncertainty surrounding the COVID-19 impact. Lazard and Evercore reviewed with the board the impact of the pandemic on the equity and credit markets, including the decrease in the Company’s stock price and stock prices generally in the industries in which the Company operates. The financial advisors also noted that potential participants in the sales process would need to re-evaluate transaction financing alternatives and might also experience near term impacts on cash flow. After discussion, the board determined to continue to engage with potential participants to advance the Company’s pursuit of strategic alternatives generally, but in a manner that accounted for the uncertain situation, particularly in light of travel restrictions and the deterioration in financial markets.
On March 18, 2020, the Company released an update on the performance of its businesses and announced that a sale of the Company or one or more of its businesses might be the best path to maximizing value to the Company’s shareholders. The release noted that the Company’s top priority at that time was ensuring the health and safety of its employees and customers as it monitored the evolving situation. The Company also announced drawdowns on the Company’s and Atlantic Aviation’s credit facilities to increase cash available and preserve financial flexibility in light of the global market uncertainty caused by the pandemic.

At a board meeting held on March 26, 2020, management discussed the impact of the COVID-19 pandemic and economic conditions on the Company’s businesses, including the decline in general aviation activity affecting Atlantic Aviation, the increased demand for storage of petroleum products affecting IMTT, and the decline in tourism affecting MIC Hawaii. Management also discussed the Company’s pandemic response plans to protect each business’s employees and assets, and the Company’s liquidity position and outlook. The directors discussed several alternatives to respond to the impact of the pandemic, including reducing or suspending the Company’s quarterly dividend. The directors also discussed suspending or slowing down the strategic alternatives review process. The financial advisors then reported on their recent discussions with participants in the sales process and noted that the participants were generally supportive of a slowdown in the strategic alternatives process because of the pandemic’s expected impact to travel and due diligence, but that they would be interested in resuming the process when appropriate. Management also updated the board on its continuing evaluation of a proposed reorganization to facilitate the pursuit of strategic alternatives, noting that HPUC approval and the approval of the Company’s shareholders would be necessary to implement the reorganization.
On April 2, 2020, the board met and discussed with management the Company’s debt strategy in response to the COVID-19 pandemic. The board also discussed with management the Company’s business outlook for 2020 and management’s recommendation to withdraw the Company’s previously issued financial performance guidance for 2020 and suspend the Company’s quarterly cash dividend due to the uncertain impact of the pandemic. After discussion, this recommendation was approved, and the Company announced later that day the withdrawal of its previously issued guidance for 2020, the indefinite suspension of its quarterly dividend and its intention to repay and terminate Atlantic Aviation’s revolving credit facility. The Company also announced its continued belief that its pursuit of strategic alternatives would ultimately maximize value for shareholders and its intention to continue to move forward with the strategic alternatives process, although the process would be slowed by the impact of the pandemic. At this meeting the Board also approved the filing of an application with the HPUC for approval of the proposed reorganization in order to provide flexibility with the timing and order of potential sales of the Company’s businesses. The reorganization application was submitted to the HPUC on April 17, 2020.
During late March and early April 2020, at the direction of the Company’s board of directors, Lazard and Evercore continued to have periodic discussions with the parties invited to continue in the sales process as to their willingness and ability to continue to participate in the process in spite of the pandemic. Based on feedback from the potential acquirors of MIC Hawaii that they remained interested in pursuing the acquisition of MIC Hawaii, in April 2020, at the direction of the Company’s board of directors, Lazard and Evercore contacted seven parties, including Argo, KKR, Party A and Party B to launch the next phase of the sale process with respect to MIC Hawaii.
On April 28, 2020, the Board met and discussed with management a revised set of financial projections for MIC Hawaii which reflected the impact of COVID-19 on the business, including a recovery of sales of the majority of gas volumes by the end of 2020 and then a full recovery to levels consistent with the pre-COVID marketing model by the end of 2021 based on the assumption at that time that the State would open to visitor arrivals after June/July 2020 consistent with its then-current timetable for reopening to visitors.
On or about May 2020, two parties that had been invited into phase 2 of the process declined to participate further. One party indicated a pause in its global M&A activities due to the pandemic. KKR indicated there was not a strong interest institutionally to pursue MIC Hawaii given its relative size. During May and June, 2020, the Company conducted management presentations for, and provided due diligence materials and the revised projections regarding MIC Hawaii to five remaining parties in the MIC Hawaii process, including Argo, Party A and Party B.
On July 8, 2020, the Company received three non-binding indications of interest in acquiring MIC Hawaii, including proposals reflecting an enterprise value of $525 million from Argo and Party B and one proposal reflecting an enterprise value of $425 million. Two parties, including Party A, who had participated in this phase of the process, including attending a management presentation, did not submit a proposal: Party A cited concern at the trajectory of the pandemic and the other party (who submitted an indicative offer in Phase 1 valued at $775 million) was unable to obtain necessary approvals to submit a proposal. Argo’s proposal was subject to confirmatory diligence, and the other two proposals were subject to a wider scope of due diligence to be completed. Key reasons provided by the parties for the reduction in valuation included:

(i)   A perceived increase by the bidders in the risk profile of the business due to its dependency on tourism as highlighted by the pandemic since Hawaii Gas’ generates more than 50% of its revenues from commercial customers. This sensitivity was viewed by bidders as increasing business risk permanently and unlikely to diminish in a post-COVID recovery.
(ii)   A perception by the bidders that the economic recovery profile for tourism in Hawaii, particularly international tourism, would be protracted. A leading Hawaii-based economic research institute, the University of Hawaii Economic Research Organization (UHERO), was forecasting that tourism in Hawaii would recover to pre-COVID levels no sooner than 2024.
At a board meeting held on July 13, 2020, Lazard and Evercore reviewed with the directors the indications of interest in MIC Hawaii that were received on July 8, 2020. The board discussed with management and the Company’s financial and legal advisors the changes from the first-round pre-pandemic indications of interest and the strengths and weaknesses of the parties that submitted indications of interest on July 8, 2020, including capital sources and regulatory approval considerations. The board also discussed tactics and next steps for the sale process. At the same meeting, the board also discussed the ongoing sale process with respect to IMTT.
On July 28, 2020, the HPUC determined that the reorganization would not affect Hawaii Gas’ operations or rates, and may facilitate additional potential acquirors of Hawaii Gas in the future that also would commit to Hawaii’s clean energy goals, which was in the public interest, and therefore approved the reorganization.
On July 31, 2020, the Company’s board of directors met and discussed with the financial advisors next steps regarding the MIC Hawaii sale process. Following the meeting, at the direction of the board, the financial advisors invited two parties that had submitted the highest proposals earlier in the month, Argo and Party B, to continue in the sale process. In August, these two parties were provided additional due diligence information and draft purchase agreements and were requested to provide updated indications of interest.
On September 2, 2020, Party B submitted a proposal to acquire the whole Company for $33.50 per share in cash plus the amount of the Disposition Agreement payments to the Manager (estimated by Party B to be $135 million). At a board meeting on September 8, 2020, the financial advisors noted that this proposal reflected a 19.7% decrease from the indication of interest received from Party B in February 2020 of $41.72 per share. The financial advisors also noted that this proposal implied a valuation for Atlantic Aviation of $2.3 billion, as compared to the average of the top three indicative proposals for Atlantic Aviation received in February 2020 of approximately $3.8 billion.
The directors discussed the advantages of a sale of the whole Company, including less complexity and uncertainty, and less corporate level U.S. federal capital gains tax, as compared to separate sales of the businesses. The directors also discussed the disadvantages of Party B’s proposal, including the insufficient value being attributed to Atlantic Aviation, and the risks of execution given Party B’s limited diligence. Following the meeting and at the board’s direction, the financial advisors communicated to Party B that its proposal was inadequate from a value standpoint. At the board meeting, the directors also discussed the continuing IMTT sale process and next steps with respect to the parties making proposals for IMTT.
In mid-September 2020, Argo and Party B each presented its proposed regulatory approval strategy with respect to an acquisition of MIC Hawaii to the Company. On September 18, 2020, Party B raised its proposal to acquire the whole Company to $35.00 per share in cash plus the amount of the Disposition Agreement payments to the Manager (estimated by Party B to be $136.9 million).
At a board meeting held on September 23, 2020, the board discussed the revised proposal from Party B with Lazard and Evercore. The financial advisors noted that Party B’s revised proposal implied a valuation for Atlantic Aviation of $2.5 billion, an increase of $0.2 billion but well below the average of the top three indicative proposals received in February 2020 for Atlantic Aviation of approximately $3.8 billion. The directors continued their discussion of the advantages and disadvantages of Party B’s proposal. Following the meeting, at the direction of the board, the financial advisors communicated to Party B that its revised proposal remained inadequate from a value standpoint. The financial advisors also communicated to Party B that it remained competitive in the MIC Hawaii sale process.

On September 30, 2020, the Company received two indications of interest for MIC Hawaii. Argo proposed a $378 million enterprise valuation and requested an unspecified exclusivity period to negotiate definitive documentation. Argo confirmed that it had substantially completed its due diligence and submitted a revised draft of the purchase agreement. Party B proposed a $475 million enterprise valuation and requested a four-week exclusivity period. Party B submitted an issues list but did not submit a revised draft of the purchase agreement and had a significant amount of due diligence pending.
On October 5, 2020, the Company’s board of directors and the financial advisors reviewed and discussed the two proposals for MIC Hawaii received on September 30, 2020. The financial advisors observed that Argo’s proposal was significantly lower than Party B’s proposal, but that Argo had substantially completed due diligence and was proposing to use 100% equity financing. The board also noted that Argo had not fully developed its regulatory strategy. Although Party B articulated certain commitments to the HPUC, its proposal was viewed as having significant execution risk related to incomplete due diligence, lack of committed financing, and an unwillingness to commit to the State of Hawaii’s 2045 carbon neutrality goal or a minimum holding period as part of its regulatory strategy. The board discussed with the Company’s legal and financial advisors the breadth of the sale process to date and the declining bidder interest in MIC Hawaii given the pandemic; the reasons articulated by bidders for the reduction in valuation relative to the original indicative proposals; and the prevailing trading multiples for MIC Hawaii’s peers, and the relative impact of the pandemic on peer businesses compared with MIC Hawaii. After discussion, the board directed the financial advisors to continue discussions with both parties to determine the appropriate next steps. The directors also received an update on the ongoing sale process for IMTT.
At the same meeting, the board discussed the financial performance and outlook for Atlantic Aviation in light of the ongoing pandemic and reviewed the status of the Atlantic Aviation sale process, noting that it had significantly slowed since spring. Lazard and Evercore reviewed preliminary financial considerations with respect to Atlantic Aviation, current financial market conditions, and the previous indications of interest received for Atlantic Aviation in February 2020. Management discussed with the board and its advisors that the timing and execution of the sale of Atlantic Aviation would depend significantly upon the short-term performance of Atlantic Aviation and the recovery outlook from the pandemic generally in the broader economy as well as in the general aviation sector.
At a board meeting held on October 21, 2020, management reviewed with the board MIC Hawaii’s operating performance and outlook and discussed with the board options for proceeding with the sale of MIC Hawaii in order to maximize flexibility given the uncertain timing and scope of the recovery from the COVID-19 impact on the business and on the financial markets. In addition, management reviewed with the board and the financial advisors management’s outlook for the business and in particular its recovery prospects and the resulting impact on valuation for the business through the recovery period. The financial advisors noted that Party B had submitted a revised draft purchase agreement and was continuing its due diligence effort. Argo had been informed that its bid was inadequate and not competitive. Party A, which had withdrawn from the process, also expressed interest in re-engaging, but preliminary indications from Party A were that its view on valuation was not competitive when compared with Argo and Party B. At the same meeting, the board reviewed and discussed the proposed terms of an agreement to sell IMTT.
On October 26, 2020, Argo and Party B were each asked to provide a non-contingent best and final offer for MIC Hawaii by November 11, 2020. The party who submitted a phase 1 indicative offer of $775 million was approached, but determined that the propane distribution business was no longer a strategic focus.
On November 8, 2020, the Company entered into a membership interest purchase agreement to sell its IMTT business for $2.685 billion, including cash and the assumption of approximately $1.1 billion of IMTT’s outstanding debt, subject to adjustment as provided in the agreement.
On November 11, 2020, Party B submitted an offer to acquire the entire Company following the sale of IMTT for $28.50 per share plus an additional payment of $114.8 million for the Disposition Agreement payments to the Manager. Party B did not indicate a willingness to proceed with a MIC Hawaii transaction on a standalone basis. Argo did not submit an updated offer for MIC Hawaii as requested.
At a board meeting held on November 18, 2020, Lazard and Evercore discussed with the directors the proposal from Party B received on November 11, 2020. The financial advisors noted that this offer represented a 46.8% premium to the November 10, 2020 closing price of the Company’s common stock. As adjusted for the anticipated $10.75 per share special divided to be paid with the proceeds of the IMTT sale, the offer resulted in an effective price per share of $40.57, which represented a 27.2% premium to the November 16, 2020 closing stock price. The financial advisors also noted that the offer implied a value of $3.0 billion for Atlantic Aviation, compared to the average of the top three proposals received for Atlantic Aviation in February 2020 of $3.8 billion. The board discussed with management and the Company’s financial and legal advisors preliminary financial considerations relating to the Company’s businesses, additional due diligence undertaken by Party B, an overview of Party B and potential responses to Party B’s offer. The financial advisors reiterated to the board that there continued to be several bidders, including KKR, expressing interest in the sale of Atlantic Aviation. After discussion, the board determined it was appropriate to inform Party B of the Company’s intention to proceed with separate sales processes for the remaining operating businesses following the closing of the IMTT sale. After communicating the Company’s intentions to Party B, Party B no longer engaged with the Company with respect to a MIC Hawaii sale.
On November 18, 2020, at the direction of the Company’s board of directors, the financial advisors informed Argo that its prior proposal at an enterprise valuation of $378 million for MIC Hawaii remained inadequate. However, having regard to the expected recovery profile for the business, management’s assessment of valuation ranges for the business through the recovery profile and valuation sensitivities, the Company’s financial advisors indicated to Argo that a MIC Hawaii transaction might be achievable at a target enterprise valuation of $525 million, consistent with Argo’s July 8 offer. On November 24, 2020, Argo requested additional due diligence information for MIC Hawaii and a list of recommended banks to contact for potential transaction financing, which were provided.
On December 23, 2020, the Company completed the sale of IMTT for a purchase price of $2.670 billion, including cash and the assumption of approximately $1.09 billion of IMTT’s outstanding debt, subject to a post-closing adjustment as provided in the purchase agreement. On the same date, the board declared a special dividend of $11.00 per share of its common stock to return the net proceeds of the IMTT sale to the Company’s shareholders. Also on December 23, 2020, the board received an update from management on the ongoing takeover process relating to Signature Aviation, a competitor of Atlantic Aviation, and possible implications for the potential sale of Atlantic Aviation.
On December 30, 2020, Argo provided a verbal indication of interest for MIC Hawaii at an enterprise valuation of $504 million, and the financial advisors requested that Argo provide a written indication of interest.
On January 13, 2021, Argo and representatives of the Company and MIC Hawaii conducted a conference call to discuss certain regulatory considerations in connection with a potential transaction.
On January 15, 2021, Argo submitted a written indication of interest reflecting an enterprise valuation of $504 million and (i) indicated a small number of due diligence items had not yet been completed, (ii) indicated that work towards obtaining committed financing was progressing, (iii) proposed regulatory commitments for the draft merger agreement and (iv) requested exclusivity for an unspecified period. MIC paused the discussions with Argo pending developments on the Atlantic Aviation sale process and in particular the reorganization that Argo would need to assess.
Focus on Atlantic Aviation Sales Process
At a board meeting held on January 20, 2021, Lazard and Evercore discussed the competitive activity in the market for general aviation investments, and described the ongoing takeover process for Signature Aviation, noting that investors were focused on the long-term prospects of the aviation industry and that unsuccessful participants in the Signature Aviation process might be motivated to participate in a sale process for Atlantic Aviation. Company management discussed with the board the improving performance of Atlantic Aviation over the recent months and the expected continued improvement of the economy and the general aviation sector with an effective vaccination program. Additionally, the group highlighted increasing confidence that there would be no recurrence of the severe initial impact of the COVID pandemic which could serve to derail a new process. The Company’s management and White & Case then discussed with the board the proposed reorganization of the Company to facilitate the efficient sale of its remaining businesses. The reorganization would provide flexibility to pursue the sale of Atlantic Aviation before the sale of MIC Hawaii without altering the after-tax net proceeds to shareholders and without regard to the HPUC approval process or timeline. After discussion, the Board determined to focus on the sale process for Atlantic Aviation to take advantage of favorable investor interest in the industry, to continue the sale process for MIC Hawaii, and to preserve the option to sell the entire Company by allowing parties to acquire both MIC Hawaii and Atlantic Aviation and complete the Atlantic Aviation portion of the transaction first. To facilitate a separate Atlantic Aviation sale in advance of a MIC Hawaii sale but on the same tax efficient basis, the Board directed management to continue to develop and finalize the proposed reorganization.
In late January and February 2021, at the direction of the Company’s board of directors, Lazard and Evercore contacted 39 financial sponsors and eight strategic parties with respect to the relaunch of the Atlantic Aviation sale process, including 13 new parties not involved in the previous process. In addition, 24 parties that had previously executed confidentiality agreements, including KKR, Argo and Parties A, C, D and E, agreed to extend the standstill and non-solicit provisions until June 30, 2022. Of the parties contacted, 19 parties declined to proceed. Four potential debt financing providers also executed confidentiality agreements. In addition, in late January 2021, Lazard and Evercore informed Argo of the proposed reorganization and decision to re-start and focus on the Atlantic Aviation sale process.
On February 11, 2021, the board received an update on the ongoing sales processes, and authorized management to proceed with obtaining SEC clearance for a proxy statement on the proposed reorganization. Shortly thereafter, on February 17, 2021, the Company caused the filing of a registration statement with the SEC to obtain stockholder approval for the merger transaction that would be part of the reorganization and to register the common units of MIH.
On February 16, 2021, at the direction of the Company’s board of directors, Lazard and Evercore provided 28 parties, including KKR, Party B, Party C and Party D, with updated financial and operational information with respect to Atlantic Aviation and requested indications of interest by March 17, 2021. Considering the potential reorganization and a concurrent sale process for MIC Hawaii, the parties were told that the Company expected the sale of Atlantic Aviation to be structured as a “public — style” acquisition, without post-closing purchase price adjustments or recourse. Noting the previous sale of IMTT, the parties were also advised that MIC Hawaii remained for sale should any party wish to distinguish their proposal through a whole Company acquisition. No bidder sought to engage on that basis.
On March 1, 2021, Argo submitted an indication of interest reiterating its proposal to acquire MIC Hawaii at a valuation of $504 million, indicating it had reviewed the Company’s proposed reorganization, and requesting re-engagement on an exclusive basis.
On March 9, 2021, the Company sent a letter to Argo acknowledging its interest and agreeing to continue discussions on purchase price, financing and key issues in the proposed acquisition agreement. The Company also expressed its willingness to consider granting exclusivity for a limited period with Argo if the parties were first able to reach a consensus on these items.
On March 17 and 18, 2021, the Company received nine indications of interest for Atlantic Aviation (including from eight financial sponsors and one strategic party) ranging from an enterprise value of $3.05 billion to $4.016 billion, including a proposal of $3.8 billion to $3.95 billion from KKR, a proposal of $3.765 billion to $4.016 billion from Party B, a proposal of $3.864 billion from Party C and a proposal of $3.5 billion to $3.7 billion from Party D. The parties generally requested additional due diligence and management presentations, and generally accepted the proposed “public — style” acquisition structure.
At the direction of the board, the financial advisors invited six of the parties to proceed to the next phase of the Atlantic Aviation sale process. Throughout April and May 2021, the Company provided additional due diligence access, site visits and management presentations. The Company provided parties with a draft purchase agreement and requested updated bids, including revised purchase agreements, by May 26, 2021. During this time, the Company and its financial and legal advisors responded to questions from the parties on transaction structuring and documentation.
On March 30, 2021, the Company’s board of directors approved the proposed reorganization and the submission of the merger transaction that is part of the reorganization for approval by the Company’s shareholders.

On April 8, 2021, a consortium of three parties, including Party E (the “Consortium”), submitted an indication of interest in acquiring Atlantic Aviation for $4.3 billion. The Consortium acknowledged regulatory risk with respect to its proposal and indicated a willingness to agree to undertake divestitures that would be required to obtain regulatory approval and pay a ticking fee for delays beyond nine months in closing a transaction At the direction of the Company’s board of directors, the financial advisors conducted a conference call with the Consortium and indicated that the proposal was insufficient in terms of value, deal certainty and due diligence requirements. On April 28, 2021, the board received an update on the sales processes, and discussed with White & Case the significant regulatory risks associated with the Consortium proposal.
On April 19, 2021, Argo submitted an indication of interest in acquiring the outstanding equity interests in MIH (given the revised transaction structure following the reorganization) for $407.7 million (as of an assumed closing date rather than a “locked box” date) and that permitted a one-time distribution to unitholders of $33.15 million. This proposal was estimated to imply an enterprise value of approximately $498 million, reflecting the increased deal complexity associated with the reorganization and the acquisition of a public company.
On May 6, 2021, the Company’s shareholders approved the merger agreement that would effectuate the proposed reorganization.
Also on May 6, the Company agreed to negotiate with Argo on an exclusive basis through May 27, 2021, in light of the following factors:
•
the valuation proposed by Argo in its most recent indication of interest appearing reasonable compared to alternatives;

•
the assessment that as a long-term investor in infrastructure businesses with a focus on ESG investing, including both regulated businesses and green energy, deploying capital on behalf of two blue chip pension funds who also have a strong ESG focus, Argo had a profile that would likely be viewed positively by the HPUC, particularly considering Argo’s agreement to support Hawaii’s carbon neutrality objectives;

•
the significant due diligence completed by Argo and Argo’s understanding of the Company’s planned reorganization, Argo’s indication that it was willing to acquire the post reorganization listed entity and its indication that it was willing to execute the MIC Hawaii transaction before the closing of the Atlantic Aviation transaction;

•
the extensive outreach conducted by the Company’s financial advisors over an extended period with respect to potential acquirors of MIC Hawaii;

•
the lack of additional indications of interest from any new investors or other parties who had submitted indicative interest in phase 1 following the Company’s announcements regarding the reorganization to enhance the ability to pursue separate sales;

•
the concessions provided by Argo in its revisions to the proposed acquisition agreement;

•
the potential impact to valuation of a delay in the recovery of the business, including due to international restrictions associated with COVID-19 and COVID-19 variants; and

•
the potential valuation risks associated with a sub-scale, externally managed publicly listed MIC Hawaii, particularly given the continued expectation of an extended economic recovery for the business, the cost associated with being a publicly listed entity and declining investor sentiment regarding a hydrocarbon related businesses.

Under the terms of the exclusivity agreement, if prior to May 27, 2021, the parties reached agreement on all principal terms contingent upon the execution, review and incorporation of new or revised terms necessitated by the Atlantic Aviation sale, exclusivity would be extended until the earlier of (i) seven days after execution of the Atlantic Aviation purchase agreement and (ii) June 30, 2021. The Company also provided Argo with revised transaction documentation and additional due diligence material. The parties continued to negotiate terms of the transaction documentation throughout May, and met, together with MIC Hawaii management and Hawaii counsel, to discuss certain regulatory considerations.

On May 7, 2021, the Consortium submitted a revised indication of interest for Atlantic Aviation. The revised proposal expressed the Consortium’s interest in acquiring 49 of Atlantic Aviation’s FBOs, which excluded 20 locations at which the Consortium believed there likely would be regulatory concerns. The Consortium proposed a purchase price of approximately $2.395 billion (reflecting a 17.0x 2019 EBITDA multiple with respect to the acquired locations), and a willingness to agree to a “hell or high water” standard to obtain regulatory approval, a reverse termination fee of approximately $132 million and a ticking fee for delays beyond six months in closing a transaction. The Consortium also stated its confidence in finding a buyer for the 20 locations it did not purchase, but did not offer any specific suggestions or indicate that it had conducted any discussions with such potential third-party purchasers.
On May 10, 2021, three Atlantic Aviation bidders, including KKR, Party D and a joint group of Party B and Party C (whom the Company approved as co-bidders on April 21, 2021), submitted revised drafts of the purchase agreement provided by the Company. On May 11, 2021, KKR submitted a proposal of $4.15 billion in enterprise value, which was $275 million higher than the midpoint of the range KKR provided in its indication of interest on March 17, 2021.
At a board meeting held on May 12, 2021, the directors discussed the revised Consortium proposal with management and the Company’s financial and legal advisors. The advisors expressed the view that the revised proposal (i) did not sufficiently address the significant risk that regulatory approval be denied, (ii) added the execution and price risk on the sale of the 20 FBOs not included, and (iii) indicated that the proposed asset level transaction would result in payment of significant corporate level U.S. federal capital gains taxes. After discussion, the consensus of the board was that the revised Consortium proposal did not address the significant risk of not obtaining regulatory approval, may not maximize value for the remaining locations, and was not favorable from a corporate level U.S. federal capital gains tax perspective, and that the proposed price, reverse termination fees and ticking fees were insufficient given the execution risks of the Consortium proposal as compared to other strategic options. Accordingly, the board directed the financial advisors to communicate the board’s position to the Consortium.
At the same meeting, the board discussed with management and the Company’s financial and legal advisors considerations relating to the structuring of the proposed sales, including the “public-style,” locked box structures for both the Atlantic Aviation and MIC Hawaii transactions, transferring financial risk to the buyers from a specific date and providing clarity to the Company’s shareholders as to expected proceeds from the transactions. The board also discussed with management and the advisors the desirability of progressing both sales in parallel, and of executing the MIC Hawaii definitive documentation prior to the reorganization and the closing of the Atlantic Aviation transaction so as to commence the regulatory approval process as soon as practicable and to provide the market with clarity regarding the valuation of MIC Hawaii in order to mitigate share price risk. The board discussed with management and the Company’s financial advisors the risks associated with delaying the MIC Hawaii sale, noting the likely sub-scale size for a public company owner of a part regulated utility/part propane distribution business, the limited access to capital in the public markets, the continuing costs associated with public company operations being borne solely by MIC Hawaii and the probability that all of those expenses would not be recoverable from Hawaii Gas rate payers.
At a board meeting held on May 19, 2021, the Company’s financial and legal advisors reviewed the status of the Atlantic Aviation process and revised draft purchase agreements that had been received. The board also discussed with management and the advisors the ongoing discussions with Argo with respect to the MIC Hawaii sale. Following the meeting, the Company and its legal advisors provided feedback to the three Atlantic Aviation bidders regarding their respective draft purchase agreements.
On May 26, 2021, the Company received indications of interest for Atlantic Aviation from KKR, Party D and Party B (Party C having withdrawn from the process), each of which included revised purchase agreements and forms of financing commitment letters. KKR proposed an equity valuation of $3.232 billion (or an enterprise value of $4.150 billion), Party D offered an equity valuation of $3.188 billion (or an enterprise value of $4.075 billion), and Party B offered an equity valuation of $3.000 billion (or an enterprise value of $3.902 billion). The enterprise value reflected in each bid was calculated using assumptions as to debt and debt-like items, cash, transaction expenses and taxes provided by each bidder.

On May 27, 2021, the Company’s exclusivity agreement with Argo expired without extension. The Company and Argo and their respective advisors continued to negotiate the proposed terms of the MIC Hawaii sale and the Company continued to respond to Argo’s confirmatory due diligence requests.
Final Bids and Agreements
At a board meeting held on May 28, 2021, Lazard and Evercore reviewed with the board the three proposals with respect to Atlantic Aviation received and the status of negotiations with the parties on certain commercial terms. Following the meeting, at the direction of the Company’s board of directors, the financial advisors conveyed to the three potential acquirors of Atlantic Aviation the competitive nature of the process and identified various agreement terms for each such party on which to focus. At this meeting, the board also discussed the status of negotiations with Argo with respect to MIC Hawaii and the open points being negotiated by the parties.
On May 30, 2021, the Company received a revised indication of interest from Party B in acquiring Atlantic Aviation for an equity valuation of $3.098 billion (or an enterprise value of $4.000 billion) and a revised draft purchase agreement.
At the end of May 2021, in connection with the ongoing discussions with Argo, and based on Argo’s request for certainty around the costs associated with the transaction, as well as the structure and timing of the Atlantic Aviation and MIC Hawaii sales that were not contemplated at the time of the Disposition Agreement, the Manager and the independent directors discussed potential revisions to the Disposition Agreement. The Manager discussed with the independent directors a potential proposal to (i) reduce the Additional Payment from $25 million to $23 million and fix such Additional Payment to be payable at the closing of the MIC Hawaii sale, regardless of whether or not the MIC Hawaii sale closed on or before July 1, 2022 and (ii) waive its base management fees between the closings of the Atlantic Aviation and MIC Hawaii sales. The independent directors discussed this matter with Lazard, White & Case and regulatory counsel. Regulatory counsel indicated that there was a reasonable likelihood that HPUC approval would be obtained by July 1, 2022, but that there could be no assurance of approval by that date. After further consideration, the independent directors indicated to the Manager’s representatives that the independent directors would not consider such a proposal unless the Additional Payment was significantly reduced. Thereafter, the Manager declined to pursue the proposal.
On June 1, 2021, the Company provided the three potential acquirors of Atlantic Aviation with revised draft purchase agreements and requested each party’s best and final offer on June 4, 2021. On June 4, 2021, the Company received three best and final offers for Atlantic Aviation, together with revised purchase draft agreements and forms of financing commitments from each party. KKR offered to acquire Atlantic Aviation at an equity value of $3.525 billion (or an enterprise value of $4.475 billion), Party D offered to acquire Atlantic Aviation at an equity value of $3.368 billion (or an enterprise value of $4.250 billion), and Party B offered to acquire Atlantic Aviation at an equity value of $3.235 billion (or an enterprise value of $4.100 billion. The enterprise value reflected in each bid was calculated using assumptions as to debt and debt-like items, cash, transaction expenses and taxes provided by each bidder.
At a board meeting held on June 4, 2021, the Board discussed the three offers with management and the financial and legal advisors. After discussion, the Board directed management and the advisers to engage with KKR in final contract negotiations and to convey to Parties B and D that the Company was focusing on negotiations with a third party. Party D indicated an ability to move higher, but not in an amount that would be competitive with KKR’s offer.
From June 4 through 7, 2021, the Company and its financial and legal advisors negotiated the terms of definitive documentation with KKR and its financial and legal advisors. As part of the negotiation, KKR requested, and the Manager agreed to provide at closing, a release agreement providing for the release by the Manager of liabilities under the MSA and the Disposition Agreement and acknowledging termination of the contracts and arrangements between the Company’s Atlantic Aviation entities and the Manager and its affiliates, in each case, after the closing of the Atlantic Aviation sale.
At a board meeting held on June 6, 2021, a representative of White & Case provided an overview of the board’s fiduciary duties in the context of a sale transaction. The board then reviewed the proposed terms of the stock purchase agreement with the financial and legal advisors. Following discussion, representatives of Lazard reviewed with the Company’s board of directors Lazard’s financial analysis of the consideration to be paid to MIH in the AA transaction and rendered to the Company’s board of directors its oral opinion, confirmed by delivery of Lazard’s written opinion dated June 6, 2021, to the Company’s board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Lazard, the consideration to be paid to MIH in the AA transaction was fair, from a financial point of view, to MIH. Evercore then reviewed with the Company’s board of directors Evercore’s financial analysis of the consideration to be received by MIH in the AA transaction and rendered to the Company’s board of directors its oral opinion, confirmed by delivery of Evercore’s written opinion dated June 6, 2021, to the Company’s board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Evercore, the consideration to be received by MIH in the AA transaction was fair, from a financial point of view, to MIH. Prior to this meeting, each of Lazard and Evercore provided to the Company’s board of directors information regarding certain relationships of Lazard and Evercore with KKR and the board determined that such relationships were not material to the board’s evaluation of strategic alternatives.
After further discussions with management and the Company’s legal and financial advisors, and in light of the reasons considered, the board unanimously (i) determined that the terms of the stock purchase agreement and the transactions contemplated by the stock purchase agreement, including the AA transaction, were advisable and fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared advisable the terms of the purchase agreement and the transactions contemplated by the stock purchase agreement, including the AA transaction and the execution, delivery and performance of the stock purchase agreement, (iii) directed that the stock purchase agreement be submitted for approval by the shareholders of the Company and (iv) recommended that the shareholders of the Company approve the stock purchase agreement. The audit committee, comprised of all of the Company’s independent directors, also reviewed and approved, and recommended that the board approve, the release agreement that was negotiated between the Manager and KKR. Following such recommendation, the board (with Messrs. Martin and Frost abstaining) approved the release agreement.
Following the meeting, the Company and KKR and their respective advisors finalized the terms of the stock purchase agreement and the AA transaction, and on June 7, 2021, the parties executed the stock purchase agreement, and issued a joint press release announcing the AA Transaction and indicating the Company’s anticipated payment to MIC shareholders of $37.35 following consummation of the AA Transaction.
Thereafter, the Company and Argo and their respective advisors continued to negotiate the terms of the merger and held meetings with MIC Hawaii management to discuss certain regulatory considerations. On June 7, 2021, the directors reviewed certain regulatory considerations with regulatory counsel, who indicated that HPUC may view Argo’s investing history and experience favorably.
As part of the parties’ negotiation, Argo requested, and the Manager agreed to provide at closing, a release from the Manager for liabilities under the MSA and the Disposition Agreement and acknowledging termination of the contracts and arrangements between MIH and MIC Hawaii, and the Manager and its affiliates, in each case after the closing of the MH merger. On June 11, 2021, Argo indicated the equity value of its proposal would be $341.8 million, which after transaction costs and the Disposition Agreement payments implied a per share proposal of $3.82 (or $4.10 per share if the MH merger closes after July 1, 2022).
During the course of the negotiations, Argo emphasized the importance of fixing the costs associated with MIH’s operations and the closing of the MH merger. The Manager therefore proposed, and the Company, at the recommendation of the independent directors, agreed, that it would be advisable to amend the Disposition Agreement in order to fix the amounts of the disposition payments payable to the Manager in connection with the AA transaction and the MH merger, to provide that the disposition payments will be paid concurrently with the relevant transaction closing, and to provide that the MSA will terminate concurrent with the closing of the MH merger and payment of all amounts payable to the Manager under the Disposition Agreement. The ability to more closely approximate the disposition payments at the signing of the MIC Hawaii transaction was facilitated by the ‘locked box’ structure of both the Atlantic Aviation and MIC Hawaii transactions.

On June 7 and again on June 11, 2021, following the announcement of the AA transaction, the chief executive officer of Party A contacted the Company’s chief executive officer and financial advisors, expressing interest in engaging in discussions regarding a potential acquisition of MIC Hawaii, citing COVID recovery in Hawaii and Party A’s recent access to capital. Party A’s chief executive officer indicated that Party A could potentially be able to submit a proposal in the range of $500 million to $525 million of enterprise value following completion of due diligence, but no written or other definitive proposals were received from Party A.
On June 13, 2021, Argo confirmed in a letter its proposal of $3.83 per unit unless the transaction closed after July 1, 2022, in which case the merger consideration would be $4.11 per unit.
At a board meeting held on June 13, 2021, a representative of White & Case provided an overview of the board’s fiduciary duties in the context of a sale transaction. The financial advisors and management then reviewed with the board the history of Party A’s acquisition activity and regulatory strategies and Party A’s recent expression of interest. Management and the financial advisors discussed with the Board the potential execution risks associated with a transaction with Party A in light of the particular regulatory considerations in Hawaii, including (i) Party A’s lack of experience owning and operating a regulated utility or clean/renewable energy business and (ii) Party A’s lack of familiarity with the Hawaii regulatory approval process. The board also discussed with management and the advisors the risk of delay and uncertainty due to Party A’s lack of familiarity with the complex transaction structure and the need of Party A to conduct extensive due diligence. The board also noted that, under the proposed terms of the merger agreement, the Company would not be precluded from responding to and negotiating with respect to an alternative transaction proposal if the board determined that such proposal could reasonably be expected to lead to a superior proposal, and that the Company would be permitted to terminate the merger agreement to accept a superior proposal, subject to certain matching rights and payment of a termination fee. Following further discussion, and given the significant execution risk, lack of certainty regarding ultimate purchase price and the other factors discussed, the board determined to focus on the transaction currently being negotiated with Argo. White & Case then reviewed the proposed terms of the merger agreement with the board. Lazard and Evercore then each reviewed with the board their respective preliminary financial analyses of the consideration to be paid to holders of common units in the MH merger. Following further discussion, the board directed management and the advisors to continue to negotiate final terms of the MH merger with Argo.
The Company and Argo and their respective advisors continued to negotiate terms of the MH merger on June 13 and 14, 2021.
At a board meeting held on June 14, 2021, the financial and legal advisors reviewed with the board the final proposed terms of the merger agreement. Following discussion, Lazard reviewed with the Company’s board of directors Lazard’s financial analysis of the consideration to be paid to holders of common units in the MH merger and rendered to the Company’s board of directors its oral opinion, confirmed by delivery of Lazard’s written opinion dated June 14, 2021, to the Company’s board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Lazard, the consideration to be paid to holders of common units in the MH merger (other than the Manager or any affiliate thereof) was fair, from a financial point of view, to such holders. Evercore then reviewed with the Company’s board of directors Evercore’s financial analysis of the consideration to be received by holders of common units in the MH merger and rendered to the Company’s board of directors its oral opinion, confirmed by delivery of Evercore’s written opinion dated June 14, 2021, to the Company’s board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Evercore, the consideration to be received by holders of common units in the MH merger (other than the Manager or any affiliate thereof) was fair, from a financial point of view, to such holders. Prior to this meeting, each of Lazard and Evercore provided to the Company’s board of directors information regarding certain relationships of Lazard and Evercore with Argo and Party A and the board determined that such relationships were not material to the board’s evaluation of strategic alternatives.
After further discussions with management and the legal and financial advisors, and in light of the reasons considered, the Board unanimously (i) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the MH merger, were advisable and fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared advisable the terms of the merger agreement and the transactions contemplated by the merger agreement, including the MH merger, and the execution, delivery and performance of the merger agreement, (iii) directed that the merger agreement be submitted for approval by the shareholders of the Company and (iv) recommended that the shareholders of the Company approve the merger agreement. The audit committee also reviewed and approved, and recommended that the board approve, the release agreement that was negotiated between the Manager and Argo and the Disposition Agreement amendment agreed upon with the Manager. Following such recommendation, the board (with Messrs. Stanley and Frost abstaining) approved the release agreement and the Disposition Agreement amendment.
Following the meeting, the Company and Argo and their respective advisors finalized the terms of the merger agreement and the MH merger and on June 14, 2021, the parties executed the merger agreement and the Company issued a press release announcing the merger. Also on June 14, 2021, the Company. MIH, MIC Ohana and the Manager entered into the amendment to the Disposition Agreement.
During the week following the execution of the MH merger agreement, representatives of Party A contacted the Company and its financial advisors and indicated that Party A was considering submitting a proposal for the acquisition of MIC Hawaii. No proposal was received from Party A thereafter.
Recommendations of the Board and Reasons for the Transactions
Recommendation of the Board to Approve the AA Transaction Agreement
On June 7, 2021, the board, after considering various factors, including those described in this section below, and after consultation with the Company’s legal and financial advisors, unanimously (i) approved the AA transaction agreement and the transactions contemplated by the AA transaction agreement, including the AA transaction, (ii) determined that the AA transaction agreement, the AA transaction and the other transactions contemplated by the AA transaction agreement are advisable and fair to, and in the best interests of, the Company and its shareholders, and (iii) resolved to recommend that the shareholders of the Company vote in favor of the approval of the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
The Board unanimously recommends that you vote “FOR” the proposal to approve the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
Reasons for the AA Transaction
In recommending that the Company’s shareholders vote in favor of the AA transaction proposal, the board considered a number of potentially positive factors, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
•
Attractive Value.   The board believed that the consideration to be paid to MIH in the AA transaction represents attractive value for the shares of MIC common stock following the reorganization based on, among other things:

•
the board’s familiarity with Atlantic Aviation’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as Atlantic Aviation’s business plan and potential long-term value;

•
the fact that the board conducted a thorough review of strategic alternatives for the Company, publicly announced the Company’s pursuit of strategic alternatives in October 2019 and then conducted a comprehensive sales process for Atlantic Aviation and for the entire Company over an 18-month period both prior to and following the outbreak of the COVID-19 pandemic, including: contacting 48 parties with respect to Atlantic Aviation and 29 parties with respect to the whole Company; executing confidentiality agreements with 28 parties interested in Atlantic Aviation and 14 parties interested in the whole Company; and conducting several rounds of competitive bidding, resulting in a purchase price in the AA Transaction that is higher than any other proposal received during the 18-month sales process, and significantly higher than the value attributed to Atlantic Aviation in any of the whole Company proposals received;
•
the fact that the final purchase price in the AA Transaction reflects a price increase of $640 million from the value allocated to Atlantic Aviation in KKR’s whole Company bid in February 2020, an increase of $525 million to $675 million from the indication of interest range received from KKR in March 2021 and an increase of $325 million from KKR’s bid in May 2021; and

•
the fact that the AA transaction purchase price represents a valuation of Atlantic Aviation at a multiple of approximately 16.2x the 2019 EBITDA (excluding non-cash items as defined by management), and 22.1x the 2020 EBITDA (excluding non-cash items as defined by management) of Atlantic Aviation. This compares to the Signature Aviation multiple of approximately 15.6x 2019 EBITDA (excluding non-cash items as defined by management) and 12.9x 2019 EBITDA (excluding non-cash items as defined by management) adjusted for share-based payments and midpoint of announced cost savings.

•
Form of Consideration.   The board considered that the consideration is all cash, which provides the Company with the ability to quickly return the net proceeds of the AA transaction to its shareholders.

•
Risks to the Company’s and Atlantic Aviation’s Business.   The board considered the business, operations, financial condition and prospects of the Company and Atlantic Aviation and the risks associated with the uncertainty surrounding the continuing and future impact of the COVID-19 pandemic, the anticipated need to increase growth capital investment to reinstate and grow a regular quarterly dividend for public market investors, the importance to public market investors of maintaining capital discipline and balance sheet strength and financial flexibility, the expectation of potentially higher federal income taxes upon full utilization of federal tax net operating loss carryforwards, and the costs and expenses associated with remaining a public company.

•
Financial Analyses and Opinion of Lazard.   The board considered the oral opinion of Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated June 6, 2021, to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the consideration to be received by MIH in the AA transaction was fair, from a financial point of view, to MIH, as described in the section entitled “— The AA Transaction Proposal — Opinion of MIC’s Financial Advisors — Opinion of Lazard” beginning on page 68 of this proxy statement.

•
Financial Analyses and Opinion of Evercore.   The board considered the oral opinion of Evercore, subsequently confirmed in writing by delivery of Evercore’s opinion dated June 6, 2021, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the consideration to be received by MIH in the AA Transaction was fair, from a financial point of view, to MIH, as described in the section entitled “— The AA Transaction Proposal — Opinion of MIC’s Financial Advisors — Opinion of Evercore” beginning on page 74 of this proxy statement.

•
Regulatory Considerations.   The board considered that, while the closing of the AA transaction is subject to certain regulatory approvals, there are not likely to be significant antitrust or other regulatory impediments to the closing of the AA transaction given the respective asset mixes of the parties and the requirement in the AA transaction agreement that the AA Purchaser take any and all steps necessary to obtain the required regulatory consents, including the actions described in the section entitled “The AA Transaction Proposal — The AA Transaction — Efforts to Consummate the AA Transaction — Regulatory Approvals” beginning on page 93 of this proxy statement.

•
Tax Efficiency.   The board considered that, because the AA transaction is conditioned upon, and will occur following, the completion of the reorganization, which will permit the sale of the AA business to be accomplished through a sale of the common stock of MIC, the AA transaction is not expected to result in corporate level tax on the sale of the AA business within the MIC consolidated group.

•
Timing of Closing.   The board considered that, because the AA transaction is conditioned upon, and will occur following, the completion of the reorganization, the AA transaction does not include the sale of MIC Hawaii and therefore does not require waiting until after a potentially lengthy HPUC approval process, thereby permitting an expeditious close upon shareholder approval (expected to occur in the third quarter of 2021), a timeframe that would mitigate potential risks to the business during the interim operating period, including due to uncertainties experienced by customers, employees and other stakeholders.
•
Public-style, locked box transaction.   The board considered that KKR accepted the Company’s transaction structure, including a “public-style” transaction with no purchase price adjustments or surviving representations, and a “locked box” structure transferring financial risk to the AA Purchaser as of a specific date, which provides clarity for the Company’s shareholders as to anticipated proceeds.

•
Allocation of liabilities among the Company’s businesses.   The board considered that the AA transaction agreement includes indemnification provisions that generally allocate the liabilities relating to MIC and Atlantic Aviation to the AA Purchaser, and the liabilities of MIH and MIC Hawaii to MIH.

•
Conditions to the Consummation of the Merger; Likelihood of Closing.   The board considered the likelihood of satisfaction of the conditions to closing and the consummation of the transactions contemplated by the AA transaction agreement in light of the conditions in the agreement to the obligations of AA Purchaser.

•
Financing; No Financing Condition.   The board considered AA Purchaser’s representations and covenants contained in the AA transaction agreement relating to equity financing commitments received from investment funds affiliated with KKR and debt financing commitments received from a group of lenders with Jefferies Finance LLC (with respect to the first lien facilities) and KKR Capital Markets LLC (with respect to the second lien facility) each acting as lead “left” in order to fund the AA transaction and associated expenses (and the terms and conditions thereof) and that the AA transaction is not subject to any financing condition. Further, the board considered MIH’s third-party beneficiary rights pursuant to the equity commitment letter.

•
Reverse Termination Fee.   The board considered the ability of the Company to, under certain circumstances, receive a reverse termination fee of $193,875,000, as described in the section entitled “The AA Transaction Proposal — The AA Transaction Agreement — Termination Fee and Expense Reimbursement” beginning on page 101 of this proxy statement, and the fact that certain investment funds affiliated with KKR have provided a limited guarantee of such fee and of certain reimbursable expenses payable to the Company by AA Purchaser.

•
Ability to Respond to Certain Unsolicited Alternative Proposals.   The board considered that, while the AA transaction agreement restricts the Company’s ability to solicit alternative proposals, the board has the right, under certain circumstances, to engage in discussions with, and provide information to, third parties submitting unsolicited alternative proposals and to terminate the AA transaction agreement in order to enter into an alternative acquisition agreement that the board determines to reflect a superior proposal, subject to payment of a $88,125,000 termination fee.

•
Change of Recommendation.   The board considered that it has the right to withdraw or modify its recommendation that the Company’s shareholders vote in favor of the AA transaction in the event of a superior proposal or an intervening event if the board reasonably determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

•
Stockholder Approval.   The board considered that the consummation of the AA transaction is subject to the approval of the Company’s shareholders, who will have the opportunity to approve or reject the AA transaction.

The board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the AA transaction, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):

•
No Stockholder Participation in Future Growth or Earnings.   The board considered that the Company’s shareholders will lose the opportunity to realize any potential long-term value of Atlantic Aviation.

•
Impact of Announcement on the Company.   The board considered that the announcement and pendency of the AA transaction, or the failure to consummate the AA transaction, may disrupt Atlantic Aviation’s business operations or divert employees’ attention away from Atlantic Aviation’s day-to-day operations, or harm Atlantic Aviation’s relationships with its employees, customers, and other stakeholders.

•
Tax Payment on Distribution of MIC Hawaii.   The board considered that the MIC consolidated group would be required to pay federal capital gains tax on the distribution of the MIC Hawaii business in connection with the reorganization to facilitate the AA transaction, the impact of the taxable dividend and the net impact of the dividend compared with a third party sale.

•
No Purchase Price Adjustment for Business Improvement after the Locked Box Date.   The board considered that, due to the “locked box” structure of the AA transaction, the purchase price paid by AA Purchaser will not be increased to reflect improvements in the Atlantic Aviation business between the signing and closing of the AA transaction.

•
Impact on the Company’s Ability to Complete the Sale of its Remaining Business.   The board considered that the terms of the AA transaction agreement, including the indemnification provided by MIH and MIC Hawaii to AA Purchaser with respect to the MIC Hawaii business, as well as the failure to consummate the AA transaction, could negatively impact the Company’s ability to complete the sale of the MIC Hawaii business.

•
Pre-Closing Covenants.   The board considered the restrictions on the Company’s conduct of business prior to completion of the AA transaction contained in the AA transaction agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the AA transaction without AA Purchaser’s consent.

•
No Solicitation.   The board considered the restrictions in the AA transaction agreement on the Company’s ability to solicit alternative transaction proposals during the pendency of the AA transaction and that, subject to certain conditions set forth in the AA transaction agreement, in the event of the Company’s receipt of a superior proposal, the Company is required to negotiate in good faith with AA Purchaser (if requested by AA Purchaser) regarding revisions to the AA transaction agreement, which the board must take into account in determining whether to enter into an alternative acquisition agreement with respect to such superior proposal.

•
Adverse Recommendation Change.   The board considered the restrictions in the AA transaction agreement on the board’s ability to make an adverse change in its recommendation of the AA transaction and that, subject to certain conditions set forth in the AA transaction agreement, in the event of a potential adverse change in the board’s recommendation, the Company is required to negotiate in good faith with AA Purchaser (if requested by AA Purchaser) regarding revisions to the AA transaction agreement, which the board must take into account in determining whether to make an adverse recommendation change.

•
Termination Fee.   The board considered the termination fee of $88,125,000 that could become payable to AA Purchaser under specified circumstances, including upon the termination of the AA transaction agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, which may discourage third parties that might otherwise have an interest in a transaction with the Company from making unsolicited proposals (although the board concluded that the termination fee is reasonable in amount, consistent with or below fees in comparable transactions and will not unduly deter any other party that might be interested in making a competing proposal).

•
Limited Specific Performance Remedy; Reverse Termination Fee.   The board considered that, notwithstanding the Company’s specific performance remedy under the AA transaction agreement, the Company’s remedy in the event of breach of the AA transaction agreement by AA Purchaser will, under certain circumstances, be limited to receipt of the reverse termination fee and certain costs and expenses, and that the reverse termination fee is not available in all instances where the AA transaction agreement may be terminated and may not sufficiently compensate the Company for adverse effects arising out of termination of the AA transaction agreement.
•
Loss of Key Personnel.   The board considered the risk that, despite retention efforts prior to consummation of the AA transaction, the Company or its businesses may lose key personnel.

•
Litigation.   The board considered the risk of potential litigation relating to the AA transaction that could be instituted against the Company or its directors and officers, and the potential effects of any outcomes related thereto.

•
Expenses.   The board considered the risk that, if the AA transaction is not consummated, the Company will, with certain exceptions, be required to pay its own expenses associated with the AA transaction agreement and the AA transaction.

•
Director, Officer and Manager Interests.   The board considered that the Company’s directors and officers and the Manager may have interests in the AA transaction that are different from, or in addition to, those of the Company’s shareholders generally, as described in the section entitled “Interests of Our Directors and Officers and the Manager beginning on page 64 of this proxy statement.

•
Disposition Agreement Payment.   The board considered the requirement to pay the Manager a disposition payment in connection with the transaction.

•
Lack of Appraisal Rights.   The board considered that the holders of MIH common units will not have appraisal rights in connection with the AA transaction.

•
Risk Factors; Forward-Looking Statements.   The board considered risks of the type and nature described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 33 and 30, respectively, of this proxy statement.

After taking into account all of the factors set forth above, as well as others, the board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the AA transaction were outweighed by the potential benefits of, and potentially positive factors associated with, the AA transaction to the Company and its shareholders.
The foregoing discussion of factors considered by the board is not intended to be exhaustive but summarizes the material factors considered by the board. In light of the variety of factors considered in connection with their evaluation of the AA transaction agreement and the AA transaction, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the board applied his or her own personal business judgment to the process and may have given different weight to different factors. The board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The board based its recommendations on the totality of the information presented, including thorough discussions with, and questioning of, the Company’s management and the board’s legal and financial advisors. This explanation of the reasoning of the board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30 of this proxy statement.
Recommendation of the Board to Approve the MH Merger Agreement
On June 14, 2021, the board, after considering various factors, including those described in this section below, and after consultation with the Company’s legal and financial advisors, unanimously (i) approved the MH merger agreement and the transactions contemplated by the MH merger agreement, including the MH merger (ii) determined that the MH merger agreement, the MH merger and the other transactions contemplated by the MH merger agreement are advisable and fair to, and in the best interests of, the Company and its shareholders and (iii) resolved to recommend that the shareholders of the Company vote to approve the MH merger agreement.

The Board unanimously recommends that you vote “FOR” the proposal to approve the MH merger agreement.
Reasons for the MH Merger
In recommending that the Company’s shareholders vote in favor of the MH merger proposal, the board considered a number of potentially positive factors, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
•
Attractive Value.   The board believed that the consideration to be paid to MIH shareholders in the MH merger represents attractive value for the MIH common units following the reorganization and the AA transaction based on, among other things:

•
the board’s familiarity with MIC Hawaii’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as MIC Hawaii’s business plan and potential long-term value;

•
the fact that the board conducted a thorough review of strategic alternatives for the Company, publicly announced the Company’s pursuit of strategic alternatives in October 2019 and then conducted a comprehensive sales process for MIC Hawaii and for the entire Company over an 18-month period both prior to and following the outbreak of the COVID-19 pandemic, including: contacting 92 parties with respect to MIC Hawaii and 29 parties with respect to the whole Company; executing confidentiality agreements with 30 parties interested in MIC Hawaii and 14 parties interested in the whole Company; and conducting a competitive bidding process, resulting in a purchase price in the MH merger that, although lower than some of the initial indications of interest received prior to the outbreak of the COVID-19 pandemic (which significantly decreased tourism in Hawaii and, therefore, significantly negatively impacted MIC Hawaii’s business and operating results and market perception of the long term risk profile of the business), is $136 million higher than Argo’s bid in September 2020 and $10 million higher than Argo’s bid in March 2021;

•
the impact of COVID-19 on tourism highlighted risks and potential volatility in earnings at MIC Hawaii compared to similar regulated utilities or propane distribution companies, creating a likely permanent negative shift in MIC Hawaii’s valuation. MIC Hawaii 2021 EBITDA at the midpoint of guidance (provided by the Company on May 4, 2021) is expected to be approximately 33% below 2019 EBITDA, and the timing of the recovery to 2019 EBITDA levels remains uncertain; and

•
the $3.83 per common unit consideration being paid to the holders of MIH common units in the MH merger corresponds to an enterprise value for MIC Hawaii of $514 million, including assumed debt, transaction costs and disposition payment, resulting in a multiple of estimated 2021 EBITDA of 12.9x at the midpoint of Company guidance and excluding the impact of ongoing MIH public company costs following the sale of Atlantic Aviation. The 12.9x multiple compared favorably to propane distribution company average 2021 trading EBITDA multiples of 9.6x and 2010 to 2020 transaction last 12-month EBITDA multiples of 8.6x.

•
Form of Consideration.   The board considered that the consideration is all cash, which provides the holders of MIH common units with certainty of value and liquidity.

•
Risks to the MIC Hawaii’s Business.   The board considered the business, operations, financial condition and prospects of MIC Hawaii and the risks associated with the uncertainty surrounding the continuing and future impact of the COVID-19 pandemic and the anticipated need to invest in increased growth capital to reinstate the Company’s regular quarterly dividend. The protracted recovery of economic activity in Hawaii is expected to continue with the potential for a multi-year economic recovery given Hawaii’s exposure to tourism activity, especially international visitor arrivals.

•
Ability to Remain Independent.   The board considered the disadvantages to MIH and its unit holders if MIH was to remain an independent publicly traded company over the long term following the completion of the reorganization and the AA transaction, given the relatively small size of the MIC Hawaii business and the ability to pay the costs and expenses associated with remaining a public company.

•
Reduced Pool of Alternative Acquirers.   The board considered the extensive outreach for parties interested in acquiring MIC Hawaii and/or MIH, and the reasons that several parties indicated as reasons to no longer pursue an acquisition, including (a) that COVID-19 demonstrated MIC Hawaii’s reliance on the tourism sector, unlike similar regulated utilities or propane distribution companies and (b) less investor interest in businesses associated with hydrocarbons within a rapidly changing and more difficult energy, regulatory and operating environment creating uncertain medium and long term prospects.

•
Financial Analyses and Opinion of Lazard.   The board considered the oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated June 14, 2021, to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the consideration to be paid to MIH common unit holders (other than the Manager and its affiliates) in the MH merger was fair, from a financial point of view, to such holders, as described in the section entitled “The MH Merger Proposal —Opinions of MIC’s Financial Advisors — Opinion of Lazard” beginning on page 104 of this proxy statement.

•
Financial Analyses and Opinion of Evercore.   The board considered the oral opinion of Evercore subsequently confirmed in writing by the delivery of Evercore’s opinion dated June 14, 2021, to the effect that, as of that date and based upon and subject to the assumptions limitations, qualifications and conditions described in Evercore’s written opinion, the consideration to be received by MIH common unit holders (other than the Manager and its affiliates) in the MH merger was fair, from a financial point of view, to such holders, as described in the section entitled “The MH Merger Proposal — Opinions of MIC’s Financial Advisors — Opinion of Evercore” beginning on page 113 of this proxy statement.

•
Regulatory Considerations.   The board considered the likelihood of the MH merger to obtain the requisite regulatory approvals to close, including:

•
feedback from the multiple interactions over the course of the sale process among Company management and key stakeholders in Hawaii, including key state and local government officials, members of the HPUC and the office of the Consumer Advocate to understand the potentially acceptable profile and experience of the purchaser;

•
the characteristics and profile of AMF/Argo and its beneficial owners, including Argo’s investing history and stated support for the State of Hawaii’s goals of economic development, clean and renewable energy and carbon neutrality by 2045, and AMF Parent’s agreement to make certain regulatory commitments in its filings with HPUC with respect to the MH merger;

•
the terms of the MH merger agreement that require AMF Parent and its controlled affiliates to take all actions necessary to obtain the required consents from governmental entities as promptly as practicable, including agreeing to divest operations, businesses or assets, terminate contracts and contesting injunctions and other restraints, subject to exceptions for actions that would be reasonably likely to have a material adverse effect on MIH;

•
the provision in the MH merger agreement that allows the end date for completing the MH merger to be extended from December 14, 2022 to June 14, 2023 if the required regulatory approvals are not obtained by the original end date but all other conditions to closing are satisfied; and

•
the board’s belief that the end date for completing the MH merger under the MH merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement allows for sufficient time to consummate the MH merger.

•
Structuring Considerations.   The board considered that Argo accepted the Company’s transaction structure, including the prior completion of the reorganization and the AA transaction, and a “locked box” structure transferring financial risk to AMF Parent as of a specific date, which provide clarity for the Company’s shareholders as to anticipated proceeds.

•
Allocation of liabilities among the Company’s Businesses.   The board considered that Argo accepted the indemnification provisions in the AA transaction agreement that effectively allocate the liabilities relating to MIC and Atlantic Aviation to the AA Purchaser, and the liabilities of MIH and MIC Hawaii to MIH.

•
Conditions to the Consummation of the MH Merger; Likelihood of Closing.   The board considered the likelihood of satisfaction of the conditions to closing and the consummation of the transactions contemplated by the MH merger agreement in light of the conditions in the agreement to the obligations of AMF Parent.

•
Financing; No Financing Condition.   The board considered AMF Parent’s representations and covenants contained in the MH merger agreement relating to equity financing commitments from investment funds affiliated with Argo to fund the MH merger and associated expenses (and the terms and conditions thereof) and that the MH merger is not subject to a financing condition. Further, the board considered MIH’s third-party beneficiary rights pursuant to the equity commitment letter.

•
Reverse Termination Fee.   The board considered the ability of the Company to, under certain circumstances, receive a reverse termination fee of $22,720,955, as described in the section entitled “The MH Merger Proposal — The MH Merger Agreement — Termination Fee and Expense Reimbursement” beginning on page 154 of this proxy statement.

•
Ability to Respond to Certain Unsolicited Alternative Proposals.   The board considered that, while the MH merger agreement restricts the Company’s ability to solicit alternative proposals, the board has the right, under certain circumstances, to engage in discussions with, and provide information to, third parties submitting unsolicited alternative proposals and to terminate the MH merger agreement in order to enter into an alternative acquisition agreement that the board determines to reflect a superior proposal, subject to payment of a $13,632,573 termination fee.

•
Change of Recommendation.   The board considered that it has the right to withdraw or modify its recommendation that the Company’s shareholders vote in favor of the MH merger in the event of a superior proposal or an intervening event if the board reasonably determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

•
Stockholder Approval.   The board considered that the consummation of the MH merger is subject to the approval of the Company’s shareholders, who will have the opportunity to adopt or reject the MH merger agreement.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the MH merger, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
•
No Stockholder Participation in Future Growth or Earnings.    The board considered that the Company’s shareholders will lose the opportunity to realize any potential long-term value of MIC Hawaii.

•
Impact of Announcement on the Company.   The board considered that the announcement and pendency of the MH merger, or the failure to consummate the MH merger, may disrupt MIC Hawaii’s business operations or divert employees’ attention away from MIC Hawaii’s day-to-day operations and delivering on its long term goals (including climate change — related capital expenditures), or harm MIC Hawaii’s relationships with its employees, customers and other stakeholders in the Hawaii community.

•
No Purchase Price Adjustment for Business Improvement after the Locked Box Date.   The board considered that, due to the “locked box” structure of the MH merger agreement, the purchase price paid by AMF Parent will not be increased to reflect improvements in the MIC Hawaii business between the signing and closing of the MH merger.

•
Pre-Closing Covenants.   The board considered the restrictions on the Company’s conduct of business prior to completion of the MH merger contained in the MH merger agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the MH merger without AMF Parent’s consent.

•
No Solicitation.   The board considered the restrictions in the MH merger agreement on the Company’s ability to solicit alternative transaction proposals during the pendency of the MH merger and that, subject to certain conditions set forth in the MH merger agreement, in the event of the Company’s receipt of a superior proposal, the Company is required to negotiate in good faith with AMF Parent (if requested by AMF Parent) regarding revisions to the MH merger agreement, which the board must take into account in determining whether to enter into an alternative acquisition agreement with respect to such superior proposal.
•
Adverse Recommendation Change.   The board considered the restrictions in the MH merger agreement on the board’s ability to make an adverse change in its recommendation of the MH merger and that, subject to certain conditions set forth in the MH merger agreement, in the event of a potential adverse change in the board’s recommendation, the Company is required to negotiate in good faith with AMF Parent (if requested by AMF Parent) regarding revisions to the MH merger agreement, which the board must take into account in determining whether to make an adverse recommendation change.

•
Termination Fee.   The board considered the termination fee of $13,632,573 that could become payable to AMF Parent under specified circumstances, including upon the termination of the MH merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, which may discourage third parties that might otherwise have an interest in a transaction with the Company from making unsolicited proposals (although the board concluded that the termination fee is reasonable in amount, consistent with or below fees in comparable transactions and will not unduly deter any other party that might be interested in making a competing proposal).

•
Limited Specific Performance Remedy; Reverse Termination Fee.   The board considered that, notwithstanding the Company’s specific performance remedy under the MH merger agreement, the Company’s remedy in the event of breach of the MH merger agreement by AMF Parent may, under certain circumstances, be limited to receipt of the reverse termination fee, and that the reverse termination fee is not available in all instances where the MH merger agreement may be terminated and may not sufficiently compensate the Company for adverse effects arising out of termination of the MH merger agreement.

•
Loss of Key Personnel.   The board considered the risk that, despite retention efforts prior to consummation of the MH merger, the Company or its businesses may lose key personnel.

•
Litigation.   The board considered the risk of potential litigation relating to the MH merger that could be instituted against the Company or its directors and officers, and the potential effects of any outcomes related thereto.

•
Expenses.   The board considered the risk that, if the MH merger is not consummated, the Company will, with limited exceptions, be required to pay its own expenses associated with the MH merger agreement and the MH merger.

•
Director, Officer and Manager Interests.   The board considered that the Company’s directors and officers and the Manager may have interests in the MH merger that are different from, or in addition to, those of the Company’s shareholders generally, as described in the section entitled “Interests of Our Directors and Officers and the Manager” beginning on page 64 of this proxy statement.

•
Disposition Agreement payments.   The board considered the requirement to pay the Manager a disposition payment in connection with the transaction.

•
Lack of Appraisal Rights.   The board considered that the holders of MIH common units will not have appraisal rights in connection with the MH merger.

•
Risk Factors; Forward-Looking Statements.   The board considered risks of the type and nature described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 33 and 30, respectively, of this proxy statement.

After taking into account all of the factors set forth above, as well as others, the board concluded that the risks, uncertainties, restrictions, and potentially negative factors associated with the MH merger were outweighed by the potential benefits of, and potentially positive factors associated with, the MH merger to the Company and its shareholders.

The foregoing discussion of factors considered by the board is not intended to be exhaustive but summarizes the material factors considered by the board. In light of the variety of factors considered in connection with their evaluation of the MH merger agreement and the MH merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the board applied his or her own personal business judgment to the process and may have given different weight to different factors. The board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The board based its recommendations on the totality of the information presented, including thorough discussions with, and questioning of, the Company’s management and the board’s legal and financial advisors. This explanation of the reasoning of the board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30 of this proxy statement.
Common Stock Ownership of our Directors, Executive Officers and the Manager
At the close of business on the record date, the directors and executive officers of MIC collectively beneficially owned and were entitled to vote 14,723,939 shares of common stock, which represent, in the aggregate, 16.7% of the shares of common stock outstanding on that date.
At the close of business on the record date, the Manager beneficially owned and was entitled to vote 14,450,669 shares of common stock, which represent, in the aggregate, 16.4% of the shares of common stock outstanding on that date.
Interests of our Directors, Executive Officers and the Manager in the Transactions
In considering the recommendation of our board of directors to vote FOR the AA transaction proposal and FOR the MH merger proposal, you should be aware that certain members of our board of directors, certain executive officers and the Manager have interests in the Transactions that may be in addition to, or different from, your interest as our stockholder. Our board of directors was aware of and considered these interests, among other matters, in approving the Transactions, and in recommending that the AA transaction proposal and the MH merger proposal be approved by our stockholders.
Treatment of Restricted Stock Units under the Company’s 2014 Independent Directors’ Equity Plan
AA Transaction
Upon the closing of the AA transaction, each outstanding restricted stock unit (“RSUs”) granted to the Company’s independent directors under the Company’s 2014 Independent Directors’ Equity Plan (the “Directors Plan”) will become fully vested and will be settled in common units of MIH in accordance with the terms of the Directors Plan. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 169 of this proxy statement.
MH Merger
The MH merger agreement permits us, prior to closing, to grant equity awards to our non-employee directors in accordance with past practice. Upon the closing of the MH merger, the MH merger agreement provides that, all outstanding RSUs held by the Company’s independent directors will become fully vested and will be cancelled and converted into the right to receive an amount in cash determined by multiplying (i) the per share merger consideration by (ii) the number of MIH common units subject to such RSUs.
Executive Officer Compensation paid by the Manager
In October 2019, along with actively managing the existing portfolio of businesses, the board resolved to pursue strategic alternatives including potentially a sale of the Company or its operating businesses. The Company’s executive officers are employees of Macquarie Group, perform their duties as executive officers of MIC pursuant to the terms of the MSA, and are compensated by Macquarie Group. Macquarie Group has an annual discretionary profit share program that is based on several factors including job performance.

The Company’s executive officers spend substantially all their working time on MIC-related matters, including the pursuit of strategic alternatives as directed by the board and the AA transaction and the MH merger. Accordingly, it is likely that the amounts of their respective discretionary annual profit share payments will depend on the success of the execution of the Company’s strategic alternatives process, including the AA transaction and the MH merger. The amounts of such discretionary profit share payments could be material relative to each executive officer’s annual compensation. In addition, Nick O’Neil, our chief financial officer, Jay Davis, our vice president and head of investor relations, and Michael Kernan, our general counsel and secretary, were each granted a retained compensation award from and payable by Macquarie Asset Management (“MAM”), the division of Macquarie Group that includes the Manager, subject to such individual’s contribution to the successful completion of the AA transaction by March 31, 2022, as determined in the sole discretion of the Group Head of MAM, in the amount of $500,000, $250,000 and $250,000 for Messrs. O’Neil, Davis and Kernan, respectively. There can be no assurance that all or any portion of these awards will be paid.
Payments to the Manager under the Disposition Agreement
Terms of the Disposition Agreement
In connection with the Company’s decision to pursue strategic alternatives, including a sale of the Company or its operating businesses, the Company and its wholly owned subsidiary, MIC Ohana, entered into a disposition agreement (the “Disposition Agreement”), dated as of October 30, 2019, with the Manager as a means of unlocking value for shareholders. To facilitate the Company’s pursuit of strategic alternatives, the Disposition Agreement provides for the termination of the Company’s external management relationship with the Manager as to any businesses, or substantial portions thereof, that are sold (including if the Company itself is sold). As further described under the section entitled “Background of the Transactions” the independent directors of the Company determined that the Disposition Agreement was advisable because the Company cannot terminate the MSA other than under limited circumstances, and a buyer of the Company would be unlikely to proceed unless the MSA was terminated. The terms of the Disposition Agreement were negotiated between the independent directors of the Company and the Manager over a period of four months.
The Disposition Agreement provides that the MSA will terminate upon (i) the sale of the Company or (ii) a transaction or series of transactions resulting in the acquisition by a third party or parties of all of the assets of the Company (either such event, a “QTE”) or upon the mutual agreement of the parties. If the MSA has not been terminated prior to the sixth anniversary of the agreement, the Disposition Agreement provides that the Manager and the independent directors of the Company will engage in reasonable, good faith discussions regarding a potential internalization or other framework for a termination of the MSA. The Disposition Agreement will terminate on the earlier to occur of (i) the termination of the MSA and (ii) the sixth anniversary of the agreement, subject to extension under certain circumstances if a transaction is pending.
Under the Disposition Agreement, upon any disposition of the Company or any of its businesses, the Company will pay the Manager an amount equal to a specific percentage (the “Applicable Percentage”) between 2.91% and 6.10% of the net proceeds of such disposition, depending on the amount of proceeds. The independent directors agreed to have the Applicable Percentage increase as the amount of cumulative proceeds received increases, in order to incentivize the Manager to obtain the highest value possible in the dispositions. Therefore, with each subsequent disposition after the first disposition, the cumulative net proceeds of all dispositions are aggregated to determine the Applicable Percentage, and the difference between the disposition payments already made to the Manager and the amount due to the Manager based on the cumulative proceeds is then paid to the Manager. The Disposition Agreement also provides for a minimum amount of disposition payments for all sales in the aggregate in the event of a QTE (as defined below) of (i) $50 million plus (ii) 1.5% multiplied by proceeds in excess of $500 million in the aggregate. In addition, in order to incentivize the Manager to complete all dispositions expeditiously, the Disposition Agreement provides that if a QTE occurs on or prior to January 1, 2022, or if an agreement for a QTE has been executed by January 1, 2022 and the QTE occurs on or prior to July 1, 2022, then the Manager will receive an additional payment of $25 million (the “Additional Payment”). The Disposition Agreement further provides that the Manager will receive a make-whole payment (the “Make Whole Payment”), following the occurrence of a QTE, to the extent that the aggregate management fees paid to the Manager through the date of the QTE were less than (i) $20 million per year for the two years following the date of the Disposition Agreement and (ii) $10 million per year for any period thereafter. In addition, following a QTE, the Manager will be paid in cash all accrued and unpaid management fees, including fees of $8.5 million waived in accordance with the Manager’s Limited Waiver dated October 31, 2018 (the “Limited Waiver”), which waived fees would have been payable through October 31, 2019. The Manager agreed not to exercise its right to retract the Limited Waiver for periods after October 31, 2019 and prior to the termination of the Disposition Agreement.
Disposition Payments due with respect to the Transactions
As further described under the heading entitled “Background of the Transactions” in connection with the execution of the MH merger agreement, and in order to (i) provide AMF Parent with the fixed amount of the disposition payment payable to the Manager with respect to the MH merger and (ii) determine the amount available to be distributed to MIH unitholders after the closing of the AA transaction, on June 14, 2021, the Company, MIC Ohana, MIH and the Manager entered into an amendment (the “Amendment”) to the Disposition Agreement. The Amendment adds MIH as a party to the Disposition Agreement and provides that the disposition payment payable to the Manager by MIH with respect to the AA transaction will be $228,550,625 and the disposition payment payable to the Manager by MIH with respect to the MH merger will be $56,718,039 (which amount includes the Waived Fees, but excludes the Additional Payment). These amounts were calculated in accordance with the provisions of the Disposition Agreement described above and do not include the Additional Payment. The amount for the AA transaction assumes a closing date of October 31, 2021 and the amount for the MH merger assumes a closing date of March 31, 2022. If actual closing dates are earlier or later, the disposition payments would have varied immaterially from the amounts provided in the Amendment. The Company currently expects the AA transaction to be completed in the third quarter of 2021 and the MH merger to be completed in the second quarter of 2022. The Amendment also provides that the Disposition Payments with respect to the AA transaction and the MH merger will be paid concurrently with the relevant transaction closing, and that the MSA with the Manager will terminate concurrently with the closing of the Merger and payment of all amounts payable to the Manager under the Disposition Agreement. The Amendment also provides that the Make Whole Payment will be zero ($0) at the closing of the MH merger.
As described above, the disposition payment of $228,550,625 due to the Manager by MIH upon the closing of the AA transaction was calculated by determining the Applicable Percentage based on the net proceeds of the AA transaction plus the net proceeds of the IMTT sale, which resulted in an Applicable Percentage of 5.68%. The Applicable Percentage was then applied to the cumulative amount of net proceeds of the AA transaction and the IMTT sale, and the disposition payment previously paid to the Manager for the IMTT sale ($28,173,929) was then deducted, in order to determine the disposition payment payable upon the AA transaction closing. Similarly, the disposition payment of $56,718,039 due to the Manager by MIH upon the closing of the MH merger was calculated by determining the Applicable Percentage based on the aggregate net proceeds of the AA transaction, the IMTT sale and the MH merger, which results in an Applicable Percentage of 6.10%. The Applicable Percentage was then applied to the cumulative amount of net proceeds of the AA transaction, the IMTT sale and the MH merger, and the disposition payments expected to be paid or previously paid to the Manager for the AA transaction ($228,550,625) and the IMTT sale ($28,173,929) were then deducted, and the Waived Fees ($8,500,000) added, in order to determine the disposition payment payable upon the MH merger closing. As such, the disposition payment due to the Manager by MIH upon the closing of the MH merger represents amounts owed in connection with the sales of all three of the Company’s businesses, and also includes the Waived Fees, because the MH merger constitutes a QTE under the Disposition Agreement.
In accordance with the terms of the Disposition Agreement, in connection with the termination of the MSA at the time of the MH merger, the Manager will also receive in cash from MIH any accrued and unpaid base management fees earned under the MSA and any unreimbursed costs for which the Manager is entitled to reimbursement under the MSA, in each case as of the time of termination.
In addition, the base management fee payable to the Manager for the month in which the reorganization and the AA transaction are completed is expected to be calculated and paid in two installments, prior to the reorganization and at month end, in order to accommodate the anticipated mid-month closing.

Additional Payment
As described above, in order to incentivize the Manager to complete all dispositions expeditiously, the Disposition Agreement provides that if a QTE occurs on or prior to January 1, 2022, or if an agreement for a QTE has been executed by January 1, 2022 and the QTE occurs on or prior to July 1, 2022, then the Manager will receive the Additional Payment of $25 million. As such, if the MH merger is completed on or prior to July 1, 2022, the Additional Payment will be payable to the Manager by MIH, and each common unit of MIH will be converted into the right to receive $3.83 in cash. If the MH merger is completed after July 1, 2022, the Additional Payment will not be paid to the Manager, and each common unit of MIH will be converted into the right to receive $4.11 in cash.
Manager Releases
In connection with the execution of the AA transaction agreement, AA Purchaser required as a condition to closing, and the Manager agreed to provide at the AA transaction closing, a release by the Manager (the “AA Release”) of MIC and its subsidiaries (excluding MIH and the MIC Hawaii subsidiaries) from liabilities with respect to the MSA or the Disposition Agreement, other than rights to indemnification under Article XI of the MSA relating to MIC or such subsidiaries. In the AA Release, the Manager and certain of its affiliates will also acknowledge the termination of all contracts, arrangements and transactions between MIC and its subsidiaries (excluding MIH and the MIC Hawaii subsidiaries) on the one hand, and the Manager and its affiliates on the other hand (other than certain confidentiality arrangements and the MSA indemnification rights described above).
In connection with the execution of the MH merger agreement, AMF Parent required as a condition to closing, and the Manager agreed to provide at the MH merger closing, a release by the Manager (the “MH Release” and, together with the AA Release, the “Releases”) of MIH and the MIC Hawaii subsidiaries from liabilities with respect to the MSA or the Disposition Agreement, other than rights to indemnification under the Article XI of the MSA relating to MIH or such subsidiaries. In the MH Release, the Manager and certain of its affiliates will also acknowledge the termination of all contracts, arrangements and transactions between MIH and the MIC Hawaii subsidiaries on the one hand, and the Manager and its affiliates on the other hand (other than certain confidentiality arrangements and the MSA indemnification rights described above).
Special Units
The Manager currently holds 100 shares of special stock of the Company. The sole purpose of the special stock is to preserve the Manager’s right to appoint one director to serve as the chairman of the board of the Company. The special stock is non-transferable and is not entitled to any dividends. In connection with the reorg merger, each share of special stock owned by the Manager will be converted into one special unit of MIH. The Manager is not receiving any additional rights through the special units. In connection with the MH merger, MIH will redeem the special units for $0.001 per unit in cash without interest. AMF Parent will fund the redemption payment.

THE AA TRANSACTION PROPOSAL
The following is a summary of certain provisions of the AA transaction agreement and the AA transaction. The rights and obligations of the parties to the AA transaction agreement are governed by the specific terms and conditions of the AA transaction agreement and not by any summary or other information in this proxy statement. Accordingly, the description of the AA transaction agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the AA transaction agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the AA transaction agreement that is important to you. We encourage you to read the AA transaction agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement. The board of directors of MIC unanimously recommends that the stockholders vote FOR the AA transaction proposal.
The AA Transaction
MIC has entered into the AA transaction agreement, dated as of June 7, 2021 by and among MIC, MIH, MIC Hawaii, solely for purposes of specified provisions, and AA Purchaser. The AA transaction agreement provides that the AA Purchaser will acquire all outstanding shares of common stock of MIC, which following the previously approved reorganization described in this proxy statement, will hold MIC’s AA business.
The AA transaction proposal is not conditioned on the approval of the MH merger proposal. If the AA transaction agreement is approved by shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved.
The Reorganization
The AA transaction is conditioned upon the prior completion of the reorganization. On May 6, 2021, MIC’s shareholders approved a proposal to adopt the reorg merger agreement providing for the reorg merger, resulting in MIC becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the reorg merger, MIC common stock will be converted into MIH common units and stock certificates representing MIC common stock immediately prior to the reorg merger will be deemed to represent MIH common units without an exchange of certificates. Following the reorg merger, MIC Ohana, a direct subsidiary of MIC, will distribute all of the limited liability company interests of MIC Hawaii to MIC and MIC will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH. Upon completion of the reorganization, MIH will directly own (i) MIC, which will own the AA business and (ii) MIC Hawaii. MIC intends to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA reorganization within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement).
Opinions of MIC’s Financial Advisors
Opinion of Lazard Fréres & Co LLC
At its June 6, 2021 meeting to consider the approval of the AA transaction, the board of directors received an oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of June 6, 2021, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the AA transaction consideration to be paid to MIH in the AA transaction was fair, from a financial point of view, to MIH.
The full text of Lazard’s written opinion, which is attached to this proxy statement as Annex C and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Holders of shares of common stock are urged to read this opinion carefully and in its entirety. Lazard’s written opinion was addressed to the board of directors (in its capacity as such) in connection with its evaluation of the AA transaction, was directed only to the fairness, from a financial point of view, to MIH of the AA transaction consideration, and did not address any other aspects or implications of the AA transaction. Lazard expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of MIC or as to the underlying decision by MIC to engage in the AA transaction. The issuance of Lazard’s opinion was approved by a fairness committee of Lazard. The opinion does not constitute a recommendation to any stockholder of MIC as to how such stockholder should vote or act with respect to the AA transaction or any matter relating thereto. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the price at which shares of the common stock or common units may trade at any time subsequent to the announcement of the AA transaction. In addition, Lazard’s opinion does not address the relative merits of the AA transaction as compared to any other transaction or business strategy in which MIC or MIH might engage or the merits of the underlying decision by MIC or MIH to engage in the AA transaction.
In connection with its opinion, Lazard:
•
Reviewed the financial terms and conditions of a draft, dated June 6, 2021, of the AA transaction agreement;

•
Reviewed certain publicly available historical business and financial information relating to MIC’s Atlantic Aviation business segment;

•
Reviewed various financial forecasts and other data provided to us by MIC relating to Atlantic Aviation and the other assets and liabilities to be held by MIC after giving effect to the reorganization (referred to in this section as “Post-Reorg Atlantic Aviation”), including certain financial forecasts relating to Post-Reorg Atlantic Aviation for the period from 2021 through 2025 that Lazard was directed by MIC to use for purposes of its analyses (the “Atlantic Aviation 5-Year Forecasts”);

•
Held discussions with members of the senior management of MIC with respect to the business and prospects of Atlantic Aviation;

•
Reviewed public information with respect to another company in lines of business Lazard believed to be generally relevant in evaluating the business of Atlantic Aviation;

•
Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of Atlantic Aviation;

•
Reviewed historical stock prices and trading volumes of the common stock; and

•
Conducted such other financial studies, analyses and investigations that Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MIC, including Atlantic Aviation, or concerning the solvency or fair value of MIC, including Atlantic Aviation, and Lazard was not furnished with any such valuation or appraisal. Management of MIC advised Lazard that the Atlantic Aviation 5-Year Forecasts (and not any other forecasts provided to Lazard) best represents its view as to the future financial performance of Atlantic Aviation and, accordingly, the board of directors directed Lazard to use such forecasts for purposes of its analysis and this opinion, and Lazard has assumed, with the consent of MIC, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Post-Reorg Atlantic Aviation. Lazard assumed no responsibility for and expressed no view as to the Atlantic Aviation 5-Year Forecasts or any other forecasts provided to it or the assumptions on which they were based.

In rendering its opinion, Lazard assumed, with the consent of MIC, that the AA transaction will be consummated on the terms described in the AA transaction agreement, without any waiver or modification of any material terms or conditions. Representatives of MIC advised Lazard, and Lazard assumed, that the AA transaction agreement, when executed, will conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of MIC, that obtaining the necessary governmental, regulatory or third party approvals and consents for the AA transaction would not have an adverse effect on MIC, MIH or the AA transaction. Lazard did not express any opinion as to any tax or other consequences that might result from the AA transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which it was understood by Lazard that MIC obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the AA transaction consideration to the extent expressly specified in its opinion) of the AA transaction, including, without limitation, the form or structure of the AA transaction or any agreements or arrangements entered into in connection with, or contemplated by, the AA transaction, or any term or aspect of the reorganization. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the AA transaction, or class of such persons, or any payment paid or payable to the Manager under the Disposition Agreement in connection with the AA transaction or otherwise, relative to the AA transaction consideration or otherwise.
Summary of Lazard’s Financial Analyses
The following is a summary of the material financial analyses reviewed with the board of directors in connection with Lazard’s opinion, dated June 6, 2021. The summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
In arriving at its opinion, Lazard did not draw, in isolation, conclusions from or with regard to any particular factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MIC. No company or business used in Lazard’s analyses and reviews as a comparison is identical to Atlantic Aviation, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 6, 2021, and is not necessarily indicative of current market conditions.

Precedent Transactions Valuation Analysis
Lazard reviewed and analyzed, to the extent publicly available, financial information for the selected precedent transactions in the fixed-base operator industry listed in the table below that Lazard viewed, based on its experience and professional judgment, to be generally relevant for purposes of analyzing Atlantic Aviation. Although none of the selected precedent transactions or the companies party to such transactions is directly comparable to the AA transaction or to Atlantic Aviation, the selected precedent transactions were chosen because certain aspects of the transactions, for purposes of this analysis and based on the professional judgment and experience of Lazard, may be considered similar to the AA transaction. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the AA transaction.
For each of the selected precedent transactions, Lazard calculated, among other things, the enterprise value of each target company implied by the selected precedent transactions as a multiple of the relevant target company’s estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) based on the most recent available public filings at the time of the announcement of the transaction. Financial data of the selected precedent transactions and Atlantic Aviation were based on public filings and other information.
With respect to the acquisition of Signature Aviation plc by Blackstone Infrastructure Partners LP, Blackstone Core Private Equity, Cascade Investment LLC and Global Infrastructure Management LLC, which was announced in February 2021 and closed in June 2021 (the “Signature Aviation Transaction”), Lazard calculated enterprise value to EBITDA multiples for 2019 and 2020 both with and without illustrative cost savings that were identified by the acquirers. Given 2019 was the last full-year of results unaffected by the COVID-19 pandemic, Lazard viewed, based on its experience and professional judgment, 2019 EBITDA multiples to be the most relevant metric to reference from the Signature Aviation Transaction for purposes of analyzing Atlantic Aviation.
The observed multiples for the Signature Aviation Transaction were as follows:
	Enterprise Value / 2019 EBITDA	Enterprise Value / 2020 EBITDA
With illustrative cost savings(1)	13.2x	18.4x
Without illustrative cost savings(1)	16.0x	24.4x

(1)
Multiples without illustrative cost savings calculated using 2019 and 2020 underlying EBITDA of $349 million and $228 million, respectively. Multiples with illustrative cost savings calculated with EBITDA adjusted for up to $75 million of illustrative cost savings. Lazard did not add back share-based payment expense in calculation of EBITDA.

With respect to the remainder of the selected precedent transactions, Lazard calculated the implied enterprise value of each target as a multiple of EBITDA (i) for a selected twelve-month period prior to announcement of the transaction (referred to in this section as “LTM EBITDA”) and (ii) for a selected twelve-month period following announcement of the transaction (referred to in this section as “FY+1 EBITDA”).

The selected precedent transactions and the observed multiples for the selected precedent transactions were as follows:
Announced Date	Acquirer	Target	Enterprise Value / LTM EBITDA	Enterprise Value / FY+1 EBITDA
Mar-16	KSL Capital Partners LLC	Divested Landmark Assets	11.8x	N/A
Sep-15	BBA Aviation plc (now known as Signature Aviation plc)	Landmark Aviation, Inc.	12.8x	12.2x
Dec-13	Atlantic Aviation	Galaxy Aviation	N/A	11.0x
Aug-08	General Dynamics Corporation	Jet Aviation AG	N/A	10.0x
Feb-08	BBA Aviation plc (now known as Signature Aviation plc)	Hawker Beechcraft Corporation	14.7x	N/A
Apr-07	Atlantic Aviation	Mercury Air Centers Inc.	N/A	13.0x
Aug-05	Ferrovial, S.A.	Swissport International Ltd.	9.8x	N/A
Mean			12.3x	11.6x
Median			12.3x	11.6x
Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions, Lazard then (i) applied a selected reference range of enterprise value to EBITDA multiples of 13.2x to 16.0x (based on the enterprise value to 2019 EBITDA multiples observed for the Signature Aviation Transaction assuming a range of illustrative cost savings applied to Signature Aviation’s adjusted 2019 EBITDA) to the EBITDA of Atlantic Aviation for 2019, as reflected in MIC’s public filings; and (ii) applied a selected reference range of enterprise value to EBITDA multiples of 12.0x to 14.0x (based on the enterprise value to LTM EBITDA multiples observed for the other selected transactions) to the EBITDA of Atlantic Aviation for 2019, as reflected in MIC’s public filings. Given 2019 was the last full year of results unaffected by the COVID-19 pandemic, Lazard based its analysis on Atlantic Aviation’s 2019 EBITDA, and selected the reference ranges of enterprise value to EBITDA multiples based on the 2019 EBITDA multiples observed for the Signature Aviation Transaction and the enterprise value to LTM EBITDA multiples observed for the other selected transactions.
Lazard then deducted from the ranges of implied enterprise values MIC management’s estimate of the net debt (calculated as debt and debt like items, less cash) of Post-Reorg Atlantic Aviation as of December 31, 2021, to derive a range of implied equity values for Post-Reorg Atlantic Aviation as follows, which Lazard compared to the AA transaction consideration of $3,525 million:
Precedent Transaction	Multiples	Implied Equity Value Reference Ranges (In $M)
Signature Aviation Transaction (2019A)	13.2x to 16.0x	$2,881 – $3,654
Precedent Transactions Range	12.0x to 14.0x	$2,550 – $3,102
Discounted Cash Flow Analysis
Lazard performed a discounted cash flow analysis of Post-Reorg Atlantic Aviation, which is an analysis designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered, after-tax free cash flows of that company over the projection period and the terminal value of that company at the end of the projection period.
Lazard performed such discounted cash flow analysis of Post-Reorg Atlantic Aviation by calculating the estimated present value (as of December 31, 2021) of the unlevered, after-tax free cash flows that Post-Reorg Atlantic Aviation was forecasted to generate over the period from January 1, 2022 through December 31, 2025 based on the Atlantic Aviation 5-Year Forecasts, which were calculated by taking EBITDA, subtracting taxes, adjusting for the change in net working capital, and subtracting capital expenditures.

Lazard also calculated estimated ranges of terminal values for Post-Reorg Atlantic Aviation using the following two methods:
(i)
an exit multiple method (EV/EBITDA Multiple) — under which Lazard calculated a range of terminal values for Post-Reorg Atlantic Aviation by applying enterprise value to EBITDA multiples ranging from 11.5x to 13.5x to the estimate of 2025 EBITDA reflected in the Atlantic Aviation 5-Year Forecasts; and

(ii)
a perpetuity growth method — under which Lazard calculated a range of terminal values for Post-Reorg Atlantic Aviation by applying perpetuity growth rates ranging from 3.0% to 4.0% to the estimate of terminal year unlevered free cash flow reflected in the Atlantic Aviation 5-Year Forecasts.

Lazard discounted to present value (as of December 31, 2021) the projected, unlevered free cash flows of Post-Reorg Atlantic Aviation over the period from January 1, 2022 through 2025 and the ranges of terminal values for Post-Reorg Atlantic Aviation it calculated under each of the methods described above, using discount rates ranging from 8.25% to 9.25% as of June 3, 2021 and from an analysis of the weighted average cost of capital of MIC and Signature Aviation, which Lazard performed utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment. This analysis indicated a range of implied enterprise values for Post-Reorg Atlantic Aviation from which Lazard then deducted MIC management’s estimate of Atlantic Aviation’s net debt (calculated as debt and debt like items, less cash) as of December 31, 2021, to derive a range of implied equity values as follows, which Lazard compared to the AA transaction consideration of $3,525 million:
Method	Implied Equity Value Reference Ranges (In $M)
Exit Multiple Method (EV/EBITDA Multiple)	$2,535 – $3,164
Perpetuity Growth Rate Method	$1,867 – $3,048
Other Analyses
The analyses and data described below were presented to the board of directors for informational and reference purposes only and did not provide a basis for the rendering of Lazard’s opinion.
Precedent Transactions Valuation Analysis
In addition to the Precedent Transaction Valuation Analysis described above, based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions, Lazard (i) applied a selected reference range of enterprise value to EBITDA multiples of 18.4x to 24.4x (based on the enterprise value to EBITDA multiple observed for the Signature Aviation Transaction assuming a range of illustrative cost savings applied to Signature Aviation’s adjusted 2020 EBITDA) to the EBITDA of Atlantic Aviation for 2020, as reflected in MIC’s public filings; and (ii) applied a selected reference range of enterprise value to EBITDA multiples of 12x to 14.0x (based on the enterprise value to EBITDA multiple observed for the other selected transactions) to the EBITDA of Atlantic Aviation for 2020, as reflected in MIC’s public filings.
Lazard then deducted from the ranges of implied enterprise values MIC management’s estimate of the net debt (calculated as debt and debt like items, less cash) of Post-Reorg Atlantic Aviation as of December 31, 2021, to derive a range of implied equity values for Post-Reorg Atlantic Aviation as follows, which Lazard compared to the proposed AA transaction consideration of $3,525 million:
Precedent Transaction	Multiples	Implied Equity Value Reference Ranges (In $M)
Signature Aviation Transaction (2020A)	18.4x to 24.4x	$2,826 – $3,996
Precedent Transactions Range	12.0x to 14.0x	$1,578 – $1,968
Miscellaneous
In connection with Lazard’s services as financial advisor, MIC agreed to pay Lazard an aggregate fee for such services of approximately $16.4 million which will be paid upon consummation of the AA transaction, against which a fee of $1.5 million that was payable upon delivery of Lazard’s fairness opinion is fully credited. MIC has also agreed to pay an additional total discretionary fee of $5 million for Lazard’s services as financial advisor under the engagement letter in connection with the engagement. MIC also agreed to reimburse Lazard, subject to certain limitations, for certain reasonable and documented out-of-pocket expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement.
Lazard and certain of its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to MIC for which Lazard received fees during the two years immediately preceding the date of Lazard’s opinion in the aggregate amount of approximately $2 million, including during the past two years having advised MIC with respect to strategic alternatives, including with respect to the MSA. Additionally, Lazard and certain of its affiliates received fees of approximately $12 million having advised Arqiva Ltd., an entity in which an investment fund managed by Macquarie European Infrastructure Fund 2 holds a minority interest, in connection with the sale of its telecom business. In addition, Lazard and certain of its affiliates have in the past provided, currently are providing and may in the future provide certain investment banking services to KKR, and certain of its affiliates, for which Lazard received fees during the two years immediately preceding the date of Lazard’s opinion in the aggregate amount of approximately $15 million, including, during the past two years: (i) advising a portfolio company of KKR with respect to licensing and/or sale transactions; (ii) advising a portfolio company of KKR with respect to such portfolio company’s potential initial public offering; (iii) having advised RigNet, Inc., a portfolio company of KKR, in connection with its sale to Viasat Inc.; (iv) having advised KKR on the divestment of its interests in a portfolio company; (v) having advised Axel Springer SE, a portfolio company of KKR, in connection with a sale of a majority of its interests in Groupe La Centrale; (vi) having advised KKR together with other lenders in connection a loan to Foresight Energy LP; (vii) having advised a portfolio company of KKR on the sale of certain assets; and (viii) having advised a portfolio company of KKR on restructuring matters. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of MIC, MIH, KKR and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of MIC, MIH, KKR and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.
Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the board of directors in connection with, the provision of its opinion to the board of directors as to the fairness, from a financial point of view, of the AA transaction consideration to MIH. Lazard did not recommend any specific consideration to the board of directors or that any given amount of consideration constituted the only appropriate consideration for the AA transaction. Lazard’s opinion and analyses were only one of many factors taken into consideration by the board of directors in its evaluation of the AA transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the board of directors or MIC management with respect to the AA transaction consideration provided for in the AA transaction or as to whether the board of directors would have been willing to determine that a different consideration was fair.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to MIC because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the platform fixed-base operator industry specifically, as well as its familiarity with the business of MIC.
Opinion of Evercore Group LLC
At a meeting of the board of directors held on June 6, 2021, Evercore rendered to the board of directors its oral opinion, subsequently confirmed in writing, that as of June 6, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the AA transaction consideration to be received by MIH in the AA transaction was fair, from a financial point of view, to MIH.
The full text of the written opinion of Evercore, dated as of June 6, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, board of directors in connection with their evaluation of the AA transaction. The opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the AA transaction, including as to how any holder of shares of MIC common stock should vote or act in respect of the AA transaction. Evercore’s opinion does not address the relative merits of the AA transaction as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of MIC or MIH to engage in the AA transaction.
In connection with rendering its opinion Evercore had, among other things:
•
reviewed certain publicly available business and financial information relating to MIC and MIC’s Atlantic Aviation business segment that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•
reviewed certain internal projected financial data relating to Atlantic Aviation and the other assets and liabilities to be held by MIC after giving effect to the reorganization (referred to in this section as “Post-Reorg Atlantic Aviation”) prepared and furnished to Evercore by management of MIC, including certain projected financial data relating to Post-Reorg Atlantic Aviation for the period from 2021 through 2025 that Evercore was directed by MIC to use for purposes of Evercore’s analyses (the “Atlantic Aviation 5-Year Forecasts”) and which are summarized in the section entitled “— Certain Management Projections” of this proxy statement;

•
discussed with management of MIC their assessment of the past and current operations of Atlantic Aviation, the current financial condition and prospects of Atlantic Aviation, and the Atlantic Aviation 5-Year Forecasts;

•
reviewed the reported prices and the historical trading activity of MIC common stock;

•
compared the financial performance of Atlantic Aviation with the financial performance and stock market trading multiples of a certain publicly traded company that Evercore deemed relevant;

•
compared the financial performance of Atlantic Aviation and the valuation multiples relating to the AA transaction with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•
reviewed the financial terms and conditions of a draft, dated June 6, 2021, of the AA transaction agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of MIC that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Atlantic Aviation 5-Year Forecasts, Evercore assumed with MIC’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of MIC as to the future financial performance of Post-Reorg Atlantic Aviation. Evercore expressed no view as to the Atlantic Aviation 5-Year Forecasts or the assumptions on which they were based.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed AA transaction agreement would not differ from the draft AA transaction agreement reviewed by Evercore, that the representations and warranties of each party contained in the AA transaction agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the AA transaction agreement and that all conditions to the consummation of the AA transaction would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the AA transaction would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on MIC or the consummation of the AA transactionor reduce the contemplated benefits to MIH of the AA transaction.
Evercore did not conduct a physical inspection of the properties or facilities of MIC, including Atlantic Aviation, and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of MIC, including Atlantic Aviation, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of MIC or Atlantic Aviation under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of June 6, 2021 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to MIH, from a financial point of view, of the AA transaction consideration. Evercore did not express any view on, and its opinion does not address, the fairness of the AA transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of MIC, MIH or Atlantic Aviation, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of MIC, MIH or Atlantic Aviation, or any class of such persons, or any payment paid or payable to the Manager under the Disposition Agreement in connection with the AA transaction or otherwise, whether relative to the AA transaction consideration or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion does not address, any other term or aspect of the AA transaction agreement or the AA transaction, including, without limitation, the structure or form of the AA transaction, any term or aspect of any other agreement or instrument contemplated by the AA transaction agreement or entered into or amended in connection with the AA transaction agreement or any term or aspect of the reorganization. Evercore’s opinion does not address the relative merits of the AA transaction as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of MIC or MIH to engage in the AA transaction. Evercore’s opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the AA transaction, including as to how any holder of shares of MIC common stock should vote or act in respect of the AA transaction. Evercore’s opinion does not express any opinion as to the prices at which shares of MIC common stock or common units of Seller would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on MIC or MIH or the AA transaction or as to the impact of the AA transaction on the solvency or viability of MIC or MIH or the ability of MIC or MIH to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by MIC and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the board of directors on June 6, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 6, 2021, and is not necessarily indicative of current market conditions.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand-alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analysis of MIC
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis to calculate ranges of implied present values of Post-Reorg Atlantic Aviation, utilizing estimates of the standalone, unlevered, after-tax free cash flows Post-Reorg Atlantic Aviation was expected to generate over the period from January 1, 2022 through December 31, 2025 based on the Atlantic Aviation 5-Year Forecasts.
For purposes of its discounted cash flow analyses, unlevered free cash flow was defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), less taxes, less changes in net working capital, less capital expenditures.
Evercore calculated ranges of terminal values for Post-Reorg Atlantic Aviation using the following two methods:
(i)
a perpetuity growth method — under which Evercore calculated a range of terminal values for Post-Reorg Atlantic Aviation by applying perpetuity growth rates ranging from 3.25% to 4.00% to the estimate of terminal year unlevered free cash flow reflected in the Atlantic Aviation 5-Year Forecasts; and

(ii)
an exit multiple method (EV/EBITDA Multiple) — under which Evercore calculated a range of terminal values for Post-Reorg Atlantic Aviation by applying enterprise value to EBITDA multiples ranging from 12.00x to 14.00x to an estimate of 2025 EBITDA utilizing the Atlantic Aviation 5-Year Forecasts.

Evercore discounted the projected, unlevered free cash flows of Post-Reorg Atlantic Aviation over the period from January 1, 2022 through 2025 and the ranges of terminal values for Post-Reorg Atlantic Aviation it calculated under each of the methods described above to present value as of December 31, 2021, using discount rates ranging from 8.1% to 9.1%, to derive ranges of implied enterprise values for Post-Reorg Atlantic Aviation. The discount rates were based on Evercore’s judgment of the estimated range of Atlantic Aviation’s weighted average cost of capital. Evercore then deducted from the ranges of implied enterprise values MIC management’s estimate of Atlantic Aviation’s net debt (calculated as debt and debt like items, less cash) as of December 31, 2021, to derive a range of implied equity values as follows, which Evercore compared to the AA transaction consideration of $3,525 million:
Method	Implied Equity Value Reference Ranges (In $M)
Perpetuity Growth Rate Method	$2,173.0 – $3,363.4
Exit Multiple Method (EV/EBITDA Multiple)	$2,699.8 – $3,334.8
Precedent Transaction Analysis
Evercore reviewed publicly available information related to selected precedent acquisition transactions involving publicly traded companies in the platform FBO industry announced since 2011 with transaction values greater than $100 million. For each selected precedent transaction, Evercore calculated the implied enterprise value (based on transaction consideration) as a multiple of EBITDA for the target company for a selected twelve month period (referred to in this section as “LTM EBITDA”) prior to the announcement of the applicable transaction based on information obtained from publicly available company filings, press releases, and Wall Street research. The selected precedent transactions reviewed by Evercore and the implied enterprise value to EBITDA multiples calculated by Evercore with respect to those target companies were:
Date Announced	Acquirer	Target	LTM Multiple
3/2021	The Blackstone Group Inc./ Global Infrastructure Management, LLC/ Cascade Partners LLC	Signature Aviation plc	12.9x(1)
3/2016	KSL Capital Partners, LLC.	Divested Landmark Assets (6 FBOs)	11.8x(2)
10/2015	BBA Aviation plc	Landmark Aviation (68 FBOs)	12.8x(3)
12/2013	Atlantic Aviation	Galaxy Aviation, Inc. (6 FBOs)	11.0x(4)
Mean			12.1x
Median			12.3

(1)
Represents pre-COVID 2019 EBITDA of $348.7mm adjusted for $8.6mm of share-based payment and illustrative cost savings of $75mm (midpoint of $70mm — $80mm range); Excluding cost savings of $75mm, transaction multiple would be 15.6x

(2)
Represents 2014 EBITDA

(3)
Represents Q2 2015 annualized EBITDA

(4)
Represents 2014 EBITDA of $17.8mm adjusted for $2.8mm of interest payments and $0.4mm of capital expenditures

Although none of the target companies above is directly comparable to Atlantic Aviation and none of the precedent transactions is directly comparable to the AA transaction, Evercore selected these transactions based on its professional judgment because they involve asset transactions with respect to fixed-base operator assets similar to those owned by Atlantic Aviation with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of Atlantic Aviation and the consideration for the transactions included a significant cash component.
Based on the multiples it derived from the selected precedent transactions and based on its professional judgment and experience, Evercore derived implied enterprise values for Post-Reorg Atlantic Aviation by:
(i)
applying a selected reference range of enterprise value to EBITDA multiples of 11.0x to 12.9x to the EBITDA of Atlantic Aviation for 2019, as reflected in MIC’s public filings;

(ii)
applying an enterprise value to EBITDA multiple of 12.8x (reflecting the enterprise value to EBITDA multiple observed for BBA Aviation’s acquisition of Landmark Aviation in October 2015 (the “Landmark Transaction”)) to the EBITDA of the Atlantic Aviation for 2019, as reflected in MIC’s public filings;

(iii)
applying a reference range of enterprise value to EBITDA multiples of 12.8x to 13.1x (based on the enterprise value to EBITDA multiple observed for Blackstone/GIP/Cascade’s acquisition of Signature Aviation in March 2021 (the “Signature Aviation Transaction”) assuming a range of illustrative cost savings applied to Signature Aviation’s adjusted 2019 EBITDA) to the EBITDA of Atlantic Aviation for 2019, as reflected in MIC’s public filings; and

(iv)
applying a reference range of enterprise value to EBITDA multiples of 17.8x to 18.3x (based on the enterprise value to EBITDA multiple observed for the Signature Aviation Transaction assuming a range of illustrative cost savings applied to Signature Aviation’s 2020 adjusted EBITDA) to the EBITDA of Atlantic Aviation for 2020, as reflected in MIC’s public filings.

Evercore then deducted from the ranges of implied enterprise values MIC management’s estimate of the net debt (calculated as debt and debt like items, less cash) of Post-Reorg Atlantic Aviation as of

December 31, 2021, to derive a range of implied equity values for Post-Reorg Atlantic Aviation as follows, which Evercore compared to the AA transaction consideration of $3,525 million:
Precedent Transaction	Multiples	Implied Equity Value Reference Ranges (In $M)
Precedent Transactions Range	11.0x – 12.9x	$2,268.6 – $2,796.5
Landmark Transaction	12.8x	$2,771.8
Signature Aviation Transaction (2019A)	12.8x – 13.1x	$2,755.8 – $2,838.2
Signature Aviation Transaction (2020A)	17.8x – 18.3x	$2,700.7 – $2,814.5
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of Atlantic Aviation to corresponding financial multiples and ratios for Signature Aviation plc, a formerly publicly traded company in the platform fixed-base operator industry.
Although Signature Aviation Plc is not directly comparable to Atlantic Aviation, Evercore selected it based on its professional judgment because it is a platform fixed-base operator company with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of Atlantic Aviation.
For each of Post-Reorg Atlantic Aviation and Signature Aviation Plc, Evercore calculated, among other things, enterprise value as a multiple of estimated EBITDA for calendar year 2022. The financial multiples and ratios for Signature Aviation Plc were based on financial data as reflected in the most recent public filings made by such company and consensus estimates for 2022 obtained from publicly available equity research analysts’ projections made available by FactSet as of June 4, 2021. The enterprise value to EBITDA multiple for 2022E calculated for Signature Aviation Plc as of December 16, 2020, the day before the initial Signature Aviation announcement that it was in talks with Blackstone with regards to an offer, was 12.0x.
Based on the multiples it derived for Signature Aviation Plc and its professional judgment and experience, Evercore applied an enterprise value to EBITDA multiple reference range of 11.0x to 12.5x to Post-Reorg Atlantic Aviation’s EBITDA for 2022, as reflected in the Atlantic Aviation 5-Year Forecasts, to derive implied enterprise value reference ranges for Post-Reorg Atlantic Aviation.
Evercore then deducted from the range of implied enterprise values MIC management’s estimate of the net debt (calculated as debt and debt like items, less cash) of Post-Reorg Atlantic Aviation as of December 31, 2021, to derive a range of implied equity values for Post-Reorg Atlantic Aviation of $2,408.9 million to $2,841.3 million, which Evercore compared to the AA transaction consideration of $3,525 million.
Miscellaneous
The foregoing summary of certain financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the evaluation of the AA transaction by the board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of Post-Reorg Atlantic Aviation. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MIC or its advisors.
Evercore prepared these analyses for the purpose of providing an opinion to the board of directors as to the fairness, from a financial point of view, of the AA transaction consideration to be received by MIH. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
The issuance of Evercore’s fairness opinion was approved by an Opinion Committee of Evercore.
Pursuant to the terms of Evercore’s engagement letter with MIC, Evercore is entitled to receive a fee of approximately $16.4 million which will be paid upon consummation of the AA transaction, against which a fee of $1.5 million that was payable upon delivery of Evercore’s fairness opinion is fully credited. MIC has also agreed to pay an additional total discretionary fee of $5 million for Evercore’s services as financial advisor under the engagement letter in connection with the engagement. MIC has also agreed to reimburse Evercore for its reasonable and documented out of pocket expenses (including legal fees of outside attorneys, expenses and disbursements) and to indemnify Evercore for certain liabilities arising out of its engagement.
During the two-year period prior to the date of its written opinion, Evercore and its affiliates have provided financial advisory services to MIC and its affiliates, for which Evercore received fees of between $10 million and $15 million. In addition, during the two-year period prior to the date of its written opinion, Evercore and its affiliates provided financial advisory or other services to KKR and affiliates and portfolio companies of KKR, for which Evercore received fees of approximately $43 million. In the future, Evercore may provide financial advisory or other services to the MIC, KKR, and their respective affiliates, and, as applicable, portfolio companies, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own account or the accounts of their respective customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to MIC, MIH, AA Purchaser, KKR, potential parties to the AA transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the MIC, MIH, AA Purchaser or KKR.
MIC engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.
Certain Management Projections
MIC does not as a matter of course make public projections as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in connection with the board of directors’ evaluation of the AA transaction, MIC’s senior management prepared and provided to the board of directors unaudited prospective financial information for fiscal years 2021 through 2025 in February 2021 (the “February 2021 Projections”). The February 2021 Projections were provided to Evercore and Lazard for their use and reliance in connection with their respective financial analyses and opinions, as described in the section entitled “— Opinions of MIC’s Financial Advisors” beginning on page 68 of this proxy statement.

In connection with the sale process involving Atlantic Aviation, MIC management also prepared and provided to the board of directors for its review unaudited prospective financial information for fiscal years 2021 through 2025, which information was subsequently provided to prospective acquirors of Atlantic Aviation in February 2021 (the “February 2021 Marketing Projections”). Compared with the February 2021 Projections, the February 2021 Marketing Projections reflected, among other things, (i) incremental volume growth based on an assessment of Atlantic Aviation’s customer base, (ii) a revised and more systematic approach to yield maximization across fuel and rent gross profit, and (iii) an unconstrained approach to capital deployment reflecting greater flexibility under independent private ownership, including larger in-footprint growth projects and acquisition opportunities. The February 2021 Marketing Projections were provided to potential participants in the sale process involving Atlantic Aviation that executed confidentiality agreements with MIC (including KKR) in connection with their respective evaluations of a potential acquisition of Atlantic Aviation and to support them in formulating indicative proposals. Although the February 2021 Marketing Projections also were provided to Evercore and Lazard, Evercore and Lazard were directed by MIC to use only the February 2021 Projections for purposes of their respective financial analyses and opinions given that the February 2021 Marketing Projections were prepared solely in connection with the sale process involving Atlantic Aviation and provided to potential acquirors to facilitate their efforts in formulating indicative proposals, and accordingly, Evercore and Lazard did not use or otherwise rely on the February 2021 Marketing Projections for purposes of their respective financial analyses or opinions. The summaries of the unaudited prospective financial information below are not being included in this proxy statement to influence a stockholder’s decision whether to approve the merger agreement and thereby approve the merger, but are being included to provide our stockholders with certain unaudited prospective financial information that was made available to the board of directors, MIC’s financial advisors and the potential participants in the sale process involving Atlantic Aviation.
The unaudited prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of unaudited prospective financial information or U.S. generally accepted accounting principles (“GAAP”). KPMG LLP, MIC’s independent, registered public accounting firm, has not audited, compiled or performed any procedures with respect to the unaudited prospective financial information and does not express an opinion or any form of assurance related thereto.
The unaudited prospective financial information, while presented with numerical specificity, reflects numerous estimates and assumptions that are inherently uncertain and beyond the control of MIC’s management, including, among other things, MIC’s future financial results, industry performance and activity, demand for aviation services and products, competition, general business, economic and financial conditions and matters specific to MIC’s businesses, which may not be realized. The unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The unaudited prospective financial information should be evaluated, if at all, in light of the assumptions made by MIC and in conjunction with other information regarding MIC, MIH and the AA business contained elsewhere in this proxy statement and MIC’s public filings with the SEC. Our stockholders are urged to review MIC’s SEC filings for a description of risk factors with respect to the businesses of MIC. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 30 of this proxy statement and the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement. MIC can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the prospective financial information covers multiple years, such information by its nature, becomes less predictive with each successive year. Actual results may differ materially from those set forth below.
The unaudited prospective financial information also does not take into account any circumstances or events occurring after the date on which it was prepared and does not give effect to the transactions contemplated by the AA transaction agreement, including the AA transaction. MIC can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the AA transaction agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except to the extent required by applicable law, MIC does not intend to make publicly available any update or other revisions to the unaudited prospective financial information, even in the event that any or all of the underlying estimates and assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The inclusion of the unaudited prospective financial information in this proxy statement should not be regarded as an indication that MIC or any of its affiliates, advisors, officers, directors or other representatives or any other recipient of this information considered or now considers the unaudited prospective financial information to be necessarily predictive of actual future events or events which have occurred since the date of such forecasts, and the unaudited prospective financial information should not be relied upon as such. Neither MIC nor any of its affiliates, advisors, officers, directors or other representatives can give any assurance that actual results will not differ materially from the unaudited prospective financial information. Neither MIC nor any of its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder of MIC regarding the ultimate performance of MIC, MIH or Atlantic Aviation compared to the information contained in the unaudited prospective financial information or that the unaudited prospective financial information will be achieved.
In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, and considering that the special meeting will be held several months after the unaudited prospective financial information was prepared, our stockholders are cautioned not to place undue, if any, reliance on the unaudited prospective financial information. Since the dates the unaudited prospective financial information was prepared, MIC has made publicly available its actual results of operations for the applicable quarters ending subsequent to such information. You should review MIC’s SEC filings to obtain this information. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement.
February 2021 Projections
The following is a summary of the February 2021 Projections:
	2021E(1)	2022E	2023E	2024E	2025E
	($ in millions)
Fuel Gross Profit	$273	$326	$340	$354	$368
Rental Gross Profit	$143	$145	$150	$156	$161
Other Gross Profit	$56	$72	$76	$79	$83
Total Gross Profit	$471	$543	$566	$588	$612
EBITDA (Before Growth Capital Expenditures EBITDA)	$229	$284	$300	$314	$329
Total EBITDA	$229	$288	$305	$327	$351
Total Capital Expenditures	$98	$138	$114	$94	$89
Unlevered Free Cash Flow(2)	$—	$104	$135	$168	$188
Unlevered Free Cash Flow(3)	$—	$102	$134	$167	$187

(1)
Estimated fiscal year 2021 figures for fuel gross profit, rental gross profit, other gross profit, total gross profit, EBITDA (before growth capital expenditures EBITDA) and total EBITDA reflecting first quarter actual results were $290 million, $145 million, $61 million, $496 million, $252 million and $252 million, respectively.

(2)
Used by Evercore for purposes of its discounted cash flow analyses of Atlantic Aviation and calculated as EBITDA less taxes, less changes in net working capital and less capital expenditures.

(3)
Used by Lazard for purposes of its discounted cash flow analyses of Atlantic Aviation and calculated as EBITDA less taxes, less changes in net working capital and less capital expenditures.

February 2021 Marketing Projections
The following is a summary of the February 2021 Marketing Projections:
	2021E(1)	2022E	2023E	2024E	2025E
	($ in millions)
Fuel Gross Profit	$273	$331	$357	$380	$404
Rental Gross Profit	$143	$151	$166	$180	$195
Other Gross Profit	$56	$75	$79	$82	$86
Total Gross Profit	$471	$556	$601	$642	$684
EBITDA (Before Growth Capital Expenditures EBITDA and Acquired EBITDA)	$229	$295	$329	$361	$393
Total EBITDA	$229	$302	$346	$392	$442
Total Capital Expenditures	$104	$190	$185	$178	$162

(1)
Estimated fiscal year 2021 figures for fuel gross profit, rental gross profit, other gross profit, total gross profit, EBITDA (before growth capital expenditures EBITDA) and total EBITDA reflecting first quarter actual results were $290 million, $145 million, $61 million, $496 million, $252 million and $252 million, respectively.

Certain of the unaudited prospective financial information was not prepared in accordance with GAAP, including EBITDA and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations of non-GAAP financial measures may differ from others in the industry and EBITDA and unlevered free cash flow are not necessarily comparable with similar titles used by other companies. The non-GAAP financial measures included in the February 2021 Projections were relied upon by Evercore and Lazard for purposes of their respective financial analyses and opinions and by the board of directors in connection with its consideration of the AA transaction. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Evercore or Lazard for purposes of their respective financial analyses and opinions or by the board of directors in connection with its consideration of the AA transaction. Accordingly, we have not provided a reconciliation of the financial measures.
The AA Transaction Agreement
The board of directors of MIC has unanimously approved the AA transaction agreement dated as of June 7, 2021, pursuant to which the AA Purchaser will acquire all of the outstanding shares of common stock of MIC, which following the previously approved reorganization will hold the AA business.
A copy of the AA transaction agreement is incorporated into the proxy statement by reference and attached as Annex A hereto.
AA Transaction Closing
Subject to the satisfaction or waiver of the conditions contemplated in the AA transaction agreement (see the section of this proxy statement entitled “— AA Transaction Closing Conditions” on page 97), the closing of the AA transaction (the “AA transaction closing”) will take place through the electronic exchange of documents on the second business day following the satisfaction of all the conditions contained in the AA transaction agreement (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, but subject to the satisfaction or waiver of those conditions in accordance with the
AA transaction agreement). MIC expects to complete the reorganization promptly after the special meeting, if the AA transaction proposal is approved, and complete the AA transaction within two business days after the reorganization is completed (subject to the satisfaction or waiver of all other conditions contained in the AA transaction agreement).
Purchase Price
Pursuant to the AA transaction agreement, AA Purchaser is acquiring all outstanding shares of MIC common stock from MIH for $3,525,000,000 in cash, without adjustment. Including cash and the assumption of debt and other transaction and reorganization obligations, this implies an enterprise valuation of $4.475 billion. AA Purchaser will pay or cause to be paid to MIH $3,525,000,000 in cash, without adjustment. AA Purchaser will pay or cause to be paid in connection with the AA transaction all amounts outstanding under that certain Credit Agreement, dated as of December 6, 2018 (as amended, restated, supplemented and/or modified from time to time), by and among Atlantic Aviation FBO Inc. (“AA”), Atlantic Aviation FBO Holdings LLC, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders that are parties thereto (the “Credit Agreement”).
Treatment of Equity Awards
The AA transaction agreement provides that the restricted stock units and performance share units under the Company’s equity plans will be treated as set forth below.
As of the AA transaction closing, each restricted stock unit and a portion of the performance share units outstanding immediately prior to the AA transaction closing will become vested. Any portion of a performance share unit award that does not become vested will be forfeited. Once vested, each vested restricted stock unit and performance share unit will be payable, and otherwise subject to, the terms of the applicable award agreement. No restricted stock units or performance share units will be settled in, or entitled to receive, cash; instead, all such restricted stock units and performance share units will be entitled to receive only common units of MIH.
Appraisal Rights
No appraisal rights are available with respect to the AA transaction.
Representations and Warranties
The AA transaction agreement contains a number of representations and warranties made by MIH and MIC. Such representations and warranties are subject to qualifications and exceptions set forth in the AA transaction agreement and relate to, among other things, the following:
MIH:
•
due organization, good standing, and corporate power;

•
authorization, execution, delivery, and enforceability of the AA transaction agreement and related transaction documents;

•
the absence of conflicts or violations under organizational documents, contracts or law;

•
required consents and approvals;

•
litigation;

•
ownership of the shares of MIC being sold to AA Purchaser;

•
brokers’ or finders’ fees;

•
limitations on MIH and Plum Merger Sub activities; and

•
exclusivity of representations

MIC:
•
due organization, good standing, and corporate power;

•
authorization, execution, delivery, and enforceability of the AA transaction agreement and related transaction documents;

•
the absence of conflicts or violations under organizational documents, contracts or law

•
required consents and approvals;

•
capitalization of MIC and the MIC Subsidiaries;

•
financial statements of MIC and AA, SEC reports of MIC, and absence of undisclosed liabilities;

•
absence of certain material changes or events;

•
compliance with laws;

•
necessary permits;

•
litigation;

•
employee benefit plans;

•
labor matters;

•
tax matters;

•
intellectual property;

•
material contracts;

•
environmental matters;

•
real property;

•
compliance with anti-corruption and sanctions laws;

•
information contained in this proxy statement;

•
insurance;

•
brokers’ or finders’ fees;

•
sufficiency of assets;

•
exclusivity of representations.

The AA transaction agreement also contains a number of representations and warranties made by AA Purchaser. Such representations and warranties are subject to qualifications and exceptions set forth in the AA transaction agreement and relate to, among other things, the following:
•
due organization, good standing, and corporate power;

•
authorization, execution, delivery, and enforceability of the AA transaction agreement and related transaction documents;

•
the absence of conflicts or violations under organizational documents, contracts or law

•
required consents and approvals;

•
compliance with laws;

•
litigation;

•
debt and equity financing commitments relating to the AA transaction;

•
solvency;

•
no interests in competitors of MIC;

•
information contained in this proxy statement;

•
investment intent;

•
broker’s or finder’s fee;

•
acknowledgement by AA Purchaser, and limitation of MIC’s liability; and

•
exclusivity of representations.

AA Purchaser R&W Insurance Policy
At or prior to the AA transaction closing, AA Purchaser may obtain, at its sole expense, a buyer-side representation and warranty insurance policy providing coverage for breaches or inaccuracies of MIH’s and MIC’s representations and warranties in the AA transaction agreement. If AA Purchaser acquires such a policy, AA Purchaser must cause such policy to expressly provide that the insurer (1) waives, and agrees not to pursue, directly or indirectly, any subrogation rights against MIH in connection with the AA transaction agreement (other than in the case of MIH’s fraud) with respect to any claim made by any insured, and (2) agrees that AA Purchaser will have no obligation to pursue any claim against MIH in connection with any liability under such policy. AA Purchaser may not amend, terminate or modify such policy in a manner that would adversely affect MIH’s rights without the prior written consent of MIH.
Conduct of MIC Prior to AA Transaction Closing
Until the AA transaction closing, MIH and MIC must, and must cause the MIC Subsidiaries to, (1) conduct their respective operations in all material respects in the ordinary course of business materially consistent with past practice, and (2) use their respective commercially reasonable efforts to preserve intact their respective business organizations, maintain their respective assets and properties (including all leased real property) materially consistent with past practice, keep available the services of their executive officers, and maintain in all material respects goodwill and satisfactory relationships with any business relations, including all governmental entities and Airport Authorities. Notwithstanding the foregoing, MIH and MIC will not be required to take the foregoing actions to the extent (1) expressly required or provided for in the AA transaction agreement, (2) required by applicable law, governmental entity, or Airport Authority, (3) necessary in the event of an emergency, disaster, catastrophe, or other similar emergency condition to protect life, property or the environment or comply with public health requirements, or (4) consented to by AA Purchaser.
MIC has also agreed that, subject to the exceptions set forth in the AA transaction agreement (with notable examples thereof set forth below), it will not, and will cause the MIC Subsidiaries not to, take the following actions (or authorize, commit or agree to take such actions):
(i)
make any change in or amendment to their respective organizational documents;

(ii)
issue, sell, or place a lien on any equity interests or any securities convertible into or exchangeable or exercisable for, any equity interests (other than with respect to equity interest of MIC prior to the reorganization);

(iii)
split, combine, adjust, subdivide, redeem or reclassify, or purchase or otherwise acquire, any equity interests, other than any such purchases or redemptions by a wholly-owned MIC Subsidiary with respect to such MIC Subsidiary’s own capital stock or other equity interests (other than any such actions taken by MIC with respect to its own capital stock prior to the reorganization);

(iv)
sell, transfer, lease, sublease, license, abandon, let lapse or otherwise dispose of (x) any Airport Lease or (y) any assets, equity interests or properties for a purchase price in the aggregate in excess of $1,000,000, except (A) for inventory in the ordinary course of business consistent with past practice, (B) pursuant to contracts in force on June 7, 2021 and made available to AA Purchaser, (C) dispositions of obsolete or immaterial assets, (D) transfers among MIC and its wholly-owned MIC Subsidiaries, or (E) non-exclusive licenses of intellectual property granted in the ordinary course of business;

(v)
take any action (or fail to take any action) that would subject any of its material assets or properties to a lien (other than certain permitted liens) that will not be fully discharged at the AA transaction closing without any liability to MIC or any MIC Subsidiary;

(vi)
declare, set aside or pay any stockholder or member or other holder of equity interests any dividend or other distribution (whether in cash, equity interests or other assets or a combination thereof) in respect of any equity interests or otherwise make any payments to the holders of equity interests of MIC or any MIC Subsidiary, except for any dividend or distribution by a MIC Subsidiary to MIC or another MIC Subsidiary;

(vii)
merge or consolidate with any other person, except that a MIC Subsidiary may merge with another wholly-owned MIC Subsidiary (to the extent such merger does not have an adverse tax effect on MIC or any MIC Subsidiary);

(viii)
enter into, amend in any material respect, cancel, terminate or initiate the termination of or waive any material right under, any material contract, real property lease, or Airport Lease (except for, in the ordinary course of business, (1) expirations of material contracts, real property leases, or Airport Leases in accordance with their applicable terms, or (2) entering into new material contracts, real property leases or Airport Leases in replacement of existing material contracts, real property leases or Airport Leases, or otherwise extend such agreements, in each case that have expired in accordance with their terms prior to June 7, 2021, or is scheduled to expire in accordance with its terms within six (6) months after the relevant date of determination (but only on terms that are not materially less favorable, in the aggregate, to MIC or any MIC Subsidiary than such expiring material contract, real property lease or Airport Lease));

(ix)
incur or guarantee any indebtedness for borrowed money or obligations evidenced by bonds, notes or similar instruments, other than (1) intercompany indebtedness, (2) letters of credit or (3) borrowings under the Credit Agreement in an amount not to exceed $15,000,000 in the aggregate, in each case in the ordinary course of business;

(x)
make any loans or advances to any other person, other than loans and advances to wholly-owned MIC Subsidiaries or employees consistent with past practice;

(xi)
agree to any increase in the aggregate commitments outstanding under existing credit facilities (including with respect to letters of credit issued thereunder);

(xii)
cancel any indebtedness payable to MIC or any MIC Subsidiary (other than any intercompany indebtedness owed by MIC or any MIC Subsidiary to MIC or another wholly-owned MIC Subsidiary), or waive any claims or rights to make any loan, advance or capital contribution to any person;

(xiii)
except as may be required by law, any governmental entity or under GAAP or other applicable accounting rules or standards, (1) make any material change in its methods, principles and practices of accounting, including tax accounting policies and procedures, (2) file any amendment to any tax return, (3) settle or compromise any material tax liability, (4) agree to any extension or waiver of the statute of limitations, (5) enter into any closing agreement with respect to any material amount of taxes, or (6) take any action to surrender any right to claim a material tax refund;

(xiv)
grant to any director, officer, employee or service provider of MIC or the MIC Subsidiaries any material increase or decrease in wages, bonus, severance, profit sharing, retirement, insurance or other compensation or benefits;

(xv)
establish, adopt, or enter into any new employee benefit plan, or amend in any material respect or terminate any existing employee benefit plans;

(xvi)
enter into, adopt, amend, or terminate any MIH employee benefit plan, other than for modifications or amendments made to a MIH employee benefit plan that are generally applicable to all participants in such plan and would not increase the costs of MIC or the MIC Subsidiaries;

(xvii)
terminate, or allow to be terminated, any employee benefit plan that is a “defined benefit plan” (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) or other plan that is subject to Title IV of ERISA or Sections 412 or 430 of the United States Internal Revenue Code of 1986, as amended (the “Code”), except, in the case of each of the preceding items (xiv) through (xvii), (A) as may be required under applicable law, (B) as required pursuant to the employee benefit plans or collective bargaining agreements or similar labor agreements of MIC or the MIC Subsidiaries in effect on June 7, 2021, and (C) in the ordinary course of business and consistent with past practice, including (1) for the establishing of a short-term incentive plan or an annual incentive plan for any fiscal year beginning after June 7, 2021 consistent with past practice, including making annual grants of Restricted Stock Units, (2) for the granting of salary increases or decreases in connection with promotions or the granting of long-term incentive to new hires or in connection with promotions to individuals with an annual base salary not to exceed $200,000, in each case, consistent with past practice, (3) for payment of any accrued or earned but unpaid compensation, or (4) pursuant to employment, retention, change-of-control or similar type contracts existing as of June 7, 2021 and made available to AA Purchaser prior to June 7, 20201;

(xviii)
grant any right to compensation, benefits or equity or equity-based incentive awards or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided under any employee benefit plan;

(xix)
terminate any employee or service provider (other than for cause) with an annual compensation in excess of $200,000;

(xx)
negotiate, modify, terminate, extend, or enter into any collective bargaining agreement or similar labor agreement;

(xxi)
recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of MIC or the MIC Subsidiaries except as required by applicable law;

(xxii)
implement or announce any plant or office closings, reductions in force, or furloughs;

(xxiii)
hire, engage, terminate (without cause), or furlough any employee with annualized compensation in excess of $500,000;

(xxiv)
transfer any employee into MIC or any MIC Subsidiary from an affiliate, or transfer any employee out of MIC or any MIC Subsidiary to an affiliate;

(xxv)
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or individual independent contractor for any employee or independent contractor with annual base compensation in excess of $200,000;

(xxvi)
pay, discharge, settle or satisfy any litigation, arbitration, proceeding, claim, liability or other action or obligation, other than (1) that would not result in any liability in excess of $2,000,000 in the aggregate (or, if greater, the amount of any reserves for such matter on the balance sheet (but excluding any such payment, discharge, settlement or satisfaction that is paid in full by a third party, including pursuant to insurance or indemnity agreements)), (2) that would not impose any material non-monetary obligations, material restrictions or other material relief against or on MIC or any MIC Subsidiary, or (3) any stockholder litigation relating to the AA transaction agreement or the AA transaction, to the extent solely for (A) money damages and attorney’s fees in an aggregate amount not exceeding the coverage limits for such settlements under existing directors’ and officers’ insurance policies, or (B) additional disclosure in this proxy statement;

(xxvii)
adopt, approve or implement a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of MIC or any MIC Subsidiary;

(xxviii)
acquire any business, line of business or person by merger, consolidation, purchase of material assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

(xxix)
make any investment in any other person or business (other than another wholly-owned MIC Subsidiary);

(xxx)
engage in or otherwise consummate the reorganization in any manner other than as set forth in the AA transaction agreement;

(xxxi)
make or commit to make any capital expenditures that are, in the aggregate, greater than 105% of the aggregate amount of capital expenditures scheduled to be made in MIC’s capital expenditure budget for all fiscal quarters up to and including the then-current fiscal quarter, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures reasonably required on an emergency basis or for the safety of individuals, assets or the environment in which individuals perform work for MIC and the MIC Subsidiaries;

(xxxii)
cancel, terminate or allow to lapse without a commercially reasonable substitute policy, or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor;

(xxxiii)
enter into any contract with MIH, MIC Hawaii or any affiliate of MIH (other than MIC or any MIC Subsidiary);

(xxxiv)
transfer the sponsorship of any employee benefit plan from MIC or the applicable MIC Subsidiary to MIH, MIC Hawaii or any other non-MIC entity, or accept the transfer of the sponsorship of any MIH employee benefit plan or any other benefit or compensation plan, program, policy, agreement or arrangement from MIH, MIC Hawaii or any of their respective affiliates (other than MIC or a MIC Subsidiary);

(xxxv)
withdraw (whether partially or completely) from any “multiemployer plan” (as defined in Section 3(37) of ERISA), or incur any withdrawal liability (within the meaning of Title IV of ERISA) with respect to any multiemployer plan, whether or not asserted by the applicable Multiple Employer Plan and whether for a partial or complete withdrawal;

(xxxvi)
make any non-de minimis gratuitous payment or gift to any third party service provider, advisor or consultant of MIC or such MIC Subsidiary not expressly required by the terms of a contract to which MIC or such MIC Subsidiary is bound; or

(xxxvii)
make any payment under the Disposition Agreement.

Notwithstanding the foregoing, MIC may take such actions:
•
expressly required or provided for in the AA transaction agreement;

•
as required to consummate the reorganization;

•
required by applicable law, governmental entity, Airport Authority, or contract made available to AA Purchaser;

•
reasonably necessary in the event of an emergency, disaster, catastrophe, or other similar emergency condition to protect life, property, or the environment or comply with public health requirements;

•
determined in good faith to be commercially reasonable in light of then-current conditions and developments and the actions taken by similarly-situated companies, to address the COVID-19 pandemic or any related event or other force majeure event; or

•
with AA Purchaser’s consent.

Company Special Meeting
MIC has agreed to promptly set a record date for, call, give notice of, and convene as promptly as practicable after this proxy statement is cleared by the SEC, a meeting of the stockholders of MIC for the purpose of seeking the stockholders’ approval of the AA transaction agreement and the AA transaction. Unless the board has effected an AA Adverse Recommendation Change, MIC must (1) recommend that the MIC stockholders approve the AA transaction agreement and the AA transaction and include such recommendation in this proxy statement, and (2) use commercially reasonable efforts to solicit that approval. Once the record date for the MIC stockholder meeting has been set, MIC may not change the record date without AA Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless required by applicable law.
No Solicitation; Alternative Transaction Proposal
From the execution of the AA transaction agreement until the earlier of the AA transaction closing or the termination of the AA transaction agreement, MIC will not, and will cause each MIC Subsidiary not to, and will use reasonable best efforts to cause its and their respective representatives not to, directly or indirectly,
•
solicit, or knowingly initiate, encourage or facilitate the making of any Alternative Transaction Proposal (as defined below);

•
other than with AA Purchaser or its representatives, and other than to inform any person of the provisions of this non-solicitation covenant, (A) engage in, or continue to participate in any discussions or negotiations, (B) provide or afford access to its properties, assets, books and records, or personnel of MIC or any MIC Subsidiary, or (C) furnish to any person any non-public information, in the case of each of (A) through (C), in connection with, relating to, or for the purpose of encouraging, any Alternative Transaction Proposal or the making of any Alternative Transaction Proposal, or any inquiry, offer, or proposal that could reasonably constitute an Alternative Transaction Proposal;

•
enter into or propose to enter into any agreement with respect to an Alternate Transaction Proposal;

•
grant any waiver or release under any “standstill” or similar agreement with respect to any class of securities of MIC or any MIC Subsidiary to the extent the applicable provision of any such agreement prohibits or purports to prohibit a confidential proposal being made to the board, unless the board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable law; or

•
authorize, agree or commit or knowingly permit any representative to do any of the foregoing.

Notwithstanding the foregoing, if, prior to MIC’s shareholders approving the AA transaction agreement and the AA transaction, MIC or MIH receives an Alternate Transaction Proposal that did not result in a breach of any of the foregoing covenants, MIC and the board may, directly or through its corresponding representatives, (i) contact such offeror and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes or could reasonably be expected to lead to, a Superior Proposal (as defined below), and (ii) if the board determines in good faith after consultation with its financial advisors and outside legal counsel based on information then available that such Alternate Transaction Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, the board may (x) furnish information with respect to MIC and the MIC Subsidiaries to the offeror and its representatives pursuant to an executed confidentiality agreement (so long as a copy of all such information not previously provided to AA Purchaser or its representatives is provided to AA Purchaser as promptly as reasonably practicable (and, in any event, within 24 hours) after such information has been furnished to such offeror (or its representatives)), and (y) participate in discussions or negotiations with the offeror regarding the Alternate Transaction Proposal. MIC must notify AA Purchaser as promptly as reasonably practicable (and in no event later than 24 hours after receipt) of any Alternative Transaction Proposal or bona fide inquiry relating to an Alternative Transaction Proposal, or if any non-public information is requested from, or any discussions are sought to be initiated or continued with, MIC or any of its representatives with respect to an Alternative Transaction Proposal. Such notice must include the identity of the person or group making the Alternative Transaction

Proposal or inquiry, as well as the material terms and conditions of such Alternative Transaction Proposal or inquiry (and a copy of such Alternative Transaction Proposal or inquiry, if written). MIC must keep AA Purchaser reasonably informed, on a reasonably prompt basis, of the status and material terms (including any changes) of any Alternative Transaction Proposal or inquiry.
Pursuant to the AA transaction agreement, MIC has agreed that, from the execution of the AA transaction agreement, it will, and will cause each MIC Subsidiary, and will use its reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any activities, solicitations, discussions, or negotiations with any persons (other than AA Purchaser and its representatives) in connection with or relating to any Alternative Transaction Proposal that existed as of the execution of the AA transaction agreement.
For purposes of the AA transaction agreement and as used in this proxy statement:
•
an “Alternate Transaction Proposal” means any bona fide written inquiry, proposal or offer from any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than AA Purchaser or any of its subsidiaries, relating to: (i) any merger, consolidation, share exchange, business combination, sale of assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving MIC or any MIC Subsidiary or, after consummation of the reorganization, MIH; (ii) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any MIC Subsidiary, of assets or properties that constitute twenty percent (20%) or more of the net revenues, net income, or consolidated assets of MIC and the MIC Subsidiaries based on fair market value as determined by the board, or twenty percent (20%) or more of the outstanding common stock of MIC; or (iii) any tender offer or exchange offer in which any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of twenty percent (20%) or more of the outstanding common stock of MIC or, after consummation of the reorganization, twenty percent (20%) or more of the outstanding common units of MIH.

•
a “Superior Proposal” means an Alternative Transaction Proposal made after June 7, 2021, having terms that the board determines in good faith (after consultation with its financial advisor and outside legal counsel), considering such factors as the board considers in good faith to be appropriate, would result in a transaction that, if consummated, would be more favorable to the holders of common stock of MIC (solely in their capacity as such) from a financial point of view than the AA transaction (taking into account any revisions to the Stock AA Purchaser Agreement made or proposed in writing by AA Purchaser prior to the time of such determination and after taking into account those factors and matters deemed relevant in good faith by the board, including if deemed relevant by the board, (i) the identity of the person making the proposal, (ii) the conditionality of such proposal, (iii) the likelihood of consummation in accordance with the terms of such proposal, and (iv) the legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal). For purposes of this definition of “Superior Proposal,” the term “Alternative Transaction Proposal” has the meaning set forth above, except that the references to “twenty percent (20%)” in such definition are instead deemed to be references to “fifty percent (50%).”

Changes in the Recommendation of the MIC Board
Except as otherwise described below, the board shall not directly or indirectly (1) withdraw, qualify, amend or modify in a manner adverse to AA Purchaser, or publicly propose to withdraw, qualify, amend or modify in a manner adverse to AA Purchaser, the approval, recommendation or declaration of advisability of the AA transaction and the AA transaction agreement, (2) adopt a formal resolution to recommend, adopt approve or declare advisable or publicly propose to recommend, adopt, approve or declare advisable, any Alternate Transaction Proposal, (3) if an Alternate Transaction Proposal not subject to Regulation 14D shall have been publicly announced or disclosed, fail to publicly reaffirm the MIC Board Recommendation (as defined below) within five business days if possible, prior to MIC’s stockholder meeting, (4) make any public recommendation in connection with an Alternate Transaction Proposal that is a tender or exchange offer subject to Regulation 14D, other than a recommendation against such offer or a “stop, look and listen” communication by the board to MIC’s stockholders pursuant to Rule 14d-9(f) promulgated under the

Exchange Act (or any substantially similar communication), or (5) fail to include the MIC Board Recommendation in this proxy statement (each of the preceding items (1) through (5) is referred to in this proxy statement as an “AA Adverse Recommendation Change”), or (6) adopt or approve, or publicly propose to adopt of approve, cause, authorize or allow MIC or any MIC Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement, (A) constituting or that would reasonably be expected to lead to or otherwise relates to an Alternate Transaction Proposal, or (B) requiring it to abandon, terminate or fail to consummate the AA transaction.
For purposes of the AA transaction agreement and as used in this proxy statement, “MIC Board Recommendation” means the board’s resolutions (i) determining that the AA transaction agreement and the AA transaction are advisable and fair to, and in the best interests of, the MIC and its stockholders, (ii) approving the AA transaction agreement and the AA transaction, (iii) directing that that the AA transaction agreement be submitted to the stockholders of MIC for their adoption and (iv) recommending that the stockholders of MIC adopt the AA transaction agreement.
Notwithstanding the foregoing (but subject to MIC complying with all other relevant provisions of the AA transaction agreement), at any time prior to the time that MIC’s stockholders approve the AA transaction agreement and the AA transaction, the board may make an AA Adverse Recommendation Change in response to a Superior Proposal that did not otherwise result from a breach of these provisions of the AA transaction agreement or an Intervening Event (as defined below) if, prior to making such AA Adverse Recommendation Change, the board has determined in good faith, after consultation with MIC’s financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the board’s fiduciary duties under applicable law.
For purposes of the AA transaction agreement and as used in this proxy statement, “Intervening Event” means any event, occurrence, fact, condition, change, development or effect arising after June 7, 2021 that is material to the business, assets or operation of MIC and the MIC Subsidiaries, taken as a whole, that (i) is not known and not reasonably foreseeable by the board as of June 7, 2021 (or, if known or reasonably foreseeable, the consequences of which were not known and not reasonably foreseeable by the board as of June 7, 2021), (ii) does not relate to the receipt, existence or terms of any Alternative Transaction Proposal, and (iii) does not relate to (A) changes in the market price of the outstanding common stock of MIC or, after consummation of the reorganization, of the outstanding common units of MIH, or (B) MIC or, after consummation of the reorganization, MIH, meeting or exceeding published or unpublished revenue or earnings projections (except that the underlying causes of any such changes may, if they are not otherwise excluded from this definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).
If the board has determined in good faith, after consultation with its outside legal and financial advisors, that an Alternate Transaction Proposal that did not result from a breach of the AA transaction agreement constitutes a Superior Proposal and the failure to terminate the AA transaction agreement would be inconsistent with the board’s fiduciary duties, MIC may terminate the AA transaction agreement in order to enter into a definitive agreement with respect to the Superior Proposal (subject to paying the Termination Fee as described below).
Notwithstanding the foregoing, the board shall not make an AA Adverse Recommendation Change or terminate the AA transaction agreement as contemplated by the preceding paragraphs, unless:
•
MIC provides to AA Purchaser three business days’ prior written notice advising AA Purchaser that the board intends to take such action, and (1) if relating to a Superior Proposal, such notice must contain the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the board, including the identity of the person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) making such Alternative Transaction Proposal and a copy of such Alternative Transaction Proposal; or (2) if relating to an Intervening Event, such notice must contain the material facts and circumstances of such Intervening Event;

•
during such three business day period, if requested by AA Purchaser and for so long as AA Purchaser continues to negotiate in good faith, MIC must, and must use reasonable best efforts to cause its representatives to, engage in negotiations in good faith with AA Purchaser to enable AA Purchaser to propose revisions to the terms of the AA transaction agreement or other related agreements contemplated by the AA transaction agreement;
•
the board must consider in good faith any adjustments to the AA transaction agreement (including a change to the purchase price) and other related agreements that may be irrevocably offered in writing by AA Purchaser no later than the third business day of such three business day period;

•
with respect to a Superior Proposal, the board determines in good faith, after consultation with outside legal and financial advisors, that the Alternative Transaction Proposal constitutes a Superior Proposal after taking into account the adjustments to the AA transaction agreement that were offered by AA Purchaser and that the failure to make an AA Adverse Recommendation Change or terminate the AA transaction agreement would be inconsistent with the directors’ fiduciary duties, and (2) with respect to an Intervening Event, the board determines in good faith that failure to make an AA Adverse Recommendation Change would be inconsistent with the board’s fiduciary duties; and

•
in the event of any change to (1) any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of an Alternative Transaction Proposal, or (2) the facts or circumstances relating to an Intervening Event, MIC must, in each case, have delivered to AA Purchaser an additional notice consistent with that described in the first bullet above and a new notice period under such bullet will then commence (except that the three business day notice period referred to above will instead be two business days) during which time MIC will be required to comply again with the requirements of the preceding bullets with respect to such additional notice.

Efforts to Consummate the AA Transaction
Except as otherwise provided in the AA transaction agreement, MIH, MIC and AA Purchaser must cooperate and use their reasonable best efforts to do all things necessary, proper, or advisable to consummate the AA transaction.
Regulatory Approvals
AA Purchaser must, and must cause its affiliates to, (1) take all actions necessary to file any filings required of it with any governmental entity or under any applicable law as promptly as practicable, but in no event later than the fifth business day after execution of the AA transaction agreement, (2) take all actions necessary to obtain the required consents from governmental entities as promptly as practicable, and in any event prior to December 6, 2021, (3) at the earliest practicable date comply with any request for additional information from any governmental entity, and (4) consult and cooperate with MIC, and consider in good faith MIC’s views, in connection with any materials submitted in connection with proceedings under or relating to any applicable laws. MIC must reasonably cooperate with AA Purchaser in connection with the foregoing, and must consult with and consider in good faith the views of AA Purchaser in connection with any materials made or submitted in connection with proceedings under or relating to any applicable laws. Each of MIC and AA Purchaser must (i) notify the other of any written communication received from any governmental entity, and, subject to applicable law, permit the other to review in advance (and incorporate such other party’s reasonable comments into) any written communication to any governmental entity, (ii) not agree to participate in any substantive discussion with any antitrust or competition law authorities unless, to the extent reasonably practicable, it consults with the other in advance and, to the extent permitted by such authorities, gives the other the opportunity to attend. AA Purchaser is responsible for the payment of all filing fees with respect to any filings under any laws or regulations applicable to the AA transaction.
In addition to the above, AA Purchaser has agreed that it and certain of its affiliated entities will not:
•
impose any material delay in obtaining, or materially increase the risk of not obtaining, any consents of any governmental entity necessary to consummate the AA transaction;

•
materially increase the risk of any governmental entity imposing any order or injunction prohibiting the consummation of the AA transaction;

•
materially increase the risk of not being able to remove any such order or injunction on appeal or otherwise; or

•
materially delay or materially prevent the consummation of the AA transaction; and

•
it and certain of its affiliated entities will:

•
comply with all restrictions and conditions imposed or requested by any governmental entity, including (i) agreeing to sell, divest, hold separate, license, or otherwise dispose of, any subsidiary, operations, businesses, divisions, product lines, customers, or assets of AA Purchaser, MIC or any MIC Subsidiary, (ii) taking or committing to take such other actions that may limit AA Purchaser’s, certain affiliated entities of AA Purchaser, MIC’s, or the MIC Subsidiaries’ freedom of action with respect to, or their ability to retain, one or more of their operations, divisions, businesses, product lines, customers, or assets, and (iii) entering into any order, consent decree or other agreement to effectuate any of the matters contemplated by the preceding items (i) and (ii);

•
comply with all restrictions and conditions imposed or requested by any third party in connection with a sale or divestiture contemplated by the preceding bullet;

•
terminate any contract or other business relationship to the extent required to obtain any necessary clearance of any governmental entity;

•
not extent any waiting period or enter into any agreement or understanding with any governmental entity; and

•
fully oppose and seek to have terminated any order, judgment, decree, injunction, or other ruling of a governmental entity that could prevent or delay the AA transaction, including by defending through litigation and exhausting all avenues of appeal

Other Consents
MIC is required to use commercially reasonable efforts to obtain consents to the AA transaction from the counterparties to certain third-party contracts. However, obtaining any such consents is not a condition to the consummation of the AA transaction, and failure to obtain any or all such consents will not be a breach of the AA transaction agreement.
Employee Matters
During the period commencing at the AA transaction closing and ending on the one-year anniversary of the AA transaction closing, AA Purchaser will provide, or cause to be provided, to each MIC employee, subject to the employee remaining employed by AA Purchaser or its affiliates during such period, (i) salary or wage level and target cash bonus opportunity (excluding any equity-based compensation, defined benefit pension benefits, change in control, retention bonuses or similar types of payments and supplemental retirement benefits) substantially equivalent to the salary or wage level and target cash bonus opportunity to which they were entitled immediately prior to the execution of the AA transaction agreement, but with incentive compensation as determined by AA Purchaser in its sole discretion, and (ii) employee benefits (excluding any defined benefit pension, equity or equity-based, and post-termination or retiree health or welfare benefits) that are substantially comparable, in the aggregate, to such employee benefits provided to the MIC employees (as a group) immediately prior to the execution of the AA transaction agreement. AA Purchaser must (1) keep in effect for at least one year after the AA transaction closing severance and retention plans, practices and policies that are no less favorable than such plans, practices and policies in effect at the execution of the AA transaction agreement and (2) assume all obligations under employee incentive agreements and the 2021 MIC short term incentive plan or any other annual bonus plan in which MIC employees participate. The terms and conditions of employment for any MIC employees covered by a collective bargaining agreement or other similar labor agreement will be governed by such agreement.
Withholding Taxes
AA Purchaser, MIC and any of its affiliates are entitled to deduct and withhold from any amounts payable pursuant to the AA transaction agreement any amounts required to be deducted and withheld under applicable law. Notwithstanding the foregoing, AA Purchaser, MIC and its affiliates must use commercially reasonable efforts to first provide MIH with written notice of any expected deduction or withholding at least ten business days prior to the AA transaction closing, and the parties to the AA transaction agreement must cooperate in good faith to minimize the amount of any such deduction or withholding to the extent permitted under applicable law. Any amounts deducted or withheld and remitted to the applicable taxing authority are to be treated as having been paid to the person in respect of which such deduction or withholding was made.
Financing; Financing Cooperation
Financing
AA Purchaser has obtained debt and equity financing commitments for the purpose of financing the AA transaction and paying related fees and expenses. The obligations of AA Purchaser to consummate the AA transaction are not subject to a financing condition and AA Purchaser is required to use its reasonable best efforts to obtain the financing set forth in the commitment letters relating to such financing commitments on the terms and conditions described in such commitment letters.
Financing Cooperation
MIC is required to use commercially reasonable efforts to, and cause the MIC Subsidiaries and its and their respective representatives to use commercially reasonable efforts to, provide such cooperation as is reasonably requested by AA Purchaser in connection with AA Purchaser obtaining its debt financing as set forth in the AA transaction agreement, to the extent doing so does not unreasonably interfere with the ongoing operations of its or the Company Subsidiaries’ businesses, or otherwise result in a breach of the AA transaction agreement.
Other Covenants
MIH, MIC and AA Purchaser have agreed to certain other covenants in the AA transaction agreement, including:
Access to Information
Prior to the AA transaction closing, MIC must give AA Purchaser and its representatives reasonable access to the representatives, material properties, books and records of MIC and the MIC Subsidiaries to the extent reasonably necessary for AA Purchaser to familiarize itself with such properties and other matters, so long as such access is not unreasonably disruptive to the business, or would result in a violation or forfeiture of applicable law, confidentiality obligation, or attorney-client privilege.
Directors’ and Officers’ Indemnity and Insurance
From and after the AA transaction closing, AA Purchaser and MIC will indemnify and hold harmless their current and former directors, officers, and employees from losses, costs or expenses resulting from claims related to their services to MIC or its subsidiaries. Upon the consummation of the reorganization, MIH will endorse MIC’s existing policies of directors’ and officers’ insurance and fiduciary insurance to MIH, with MIH becoming the successor and named principal insured under such policies (and MIC and the MIC Subsidiaries, as subsidiaries of MIH, continuing to be covered under such policy). MIH will maintain such policies, or substantially similar policies, or obtain a single payment run-off policy, for the six-year period following the AA transaction closing.
Use of MIH Marks
As promptly as practicable after the AA transaction closing, AA Purchaser and MIC will cease using any trademarks of MIH or Macquarie Group Limited and will adopt new corporate names that are not similar to any such trademarks.

MH Merger Agreement
From and after the AA transaction closing until the consummation of the MH merger, MIC must, and AA Purchaser must cause MIC to, use commercially reasonable efforts to reasonably cooperate with MIH to cure any breaches by MIC of any provisions of the MH merger agreement that, if uncured, would prevent or materially delay the consummation of that transaction (so long as such cooperation would not adversely affect AA Purchaser, MIC, or any MIC Subsidiary).
From and after the consummation of the reorganization, to the extent any assets or liabilities MIH or MIC Hawaii or any of its subsidiaries, on the one hand, or MIC or the MIC Subsidiaries, on the other hand, are in the possession of, or become an obligation of, the other, then the applicable party must, as applicable, (1) deliver such assets to the proper owners, or (2) assume any such liability that such other party is improperly liable for.
Survival
Except in the case of fraud, (1) the representations and warranties in the AA transaction agreement do not survive the AA transaction closing, and (2) the covenants and other agreements contained in the AA transaction agreement that (i) are to be performed prior to the AA transaction closing do not survive, and will terminate at, the AA transaction closing and (ii) are to be performed on or after the AA transaction closing survive the AA transaction closing until fully performed in accordance with their respective terms.
Indemnities
AA Purchaser Indemnity
AA Purchaser and MIC are obligated to indemnify MIH, MIC Hawaii, and each of their representatives, subsidiaries, equityholders, officers, directors, and other related parties for any losses, liabilities, costs, or expenses relating to any liabilities of MIC or any of its subsidiaries, other than for any such losses, liabilities, costs, or expenses to the extent they relate to MIH, MIC Hawaii, or any of their subsidiaries (“MIC Hawaii Liabilities”).
MIH Indemnity
AA Purchaser and MIC Hawaii are obligated to indemnify MIH, MIC Hawaii, and each of their representatives, subsidiaries, equityholders, officers, directors, and other related parties for any losses, liabilities, costs, or expenses relating to (1) any MIC Hawaii Liabilities, or (2) any Leakage (as defined below) that occurs after March 31, 2021, other than Permitted Leakage (as defined below), that is not otherwise reimbursed in full to MIC.
For purposes of the AA transaction agreement and as used in this proxy statement, “Leakage” means any payments or transfers of cash, property or assets, by or for the account of MIC or any MIC Subsidiary to MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC Subsidiary), including without limitation, with respect to the following:
•
a dividend (whether in cash, equity interests, property or otherwise), payment or other distribution or return of capital to MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC Subsidiary), including a redemption, repurchase or reduction of any equity securities;

•
a cost or bonus or other form of ex gratia award or other payment paid to any director, officer, manager or employee of MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC Subsidiary);

•
any asset distribution, transfer, purchase or disposal to MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC Subsidiary);

•
lending or borrowing between MIC or any MIC Subsidiary on the one hand, and MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC

Subsidiary), on the other hand, or any increase or reduction thereof (whether through repayment, waiver, forgiveness or otherwise); or
•
the waiver, forgiveness or discount of any amounts due to MIC or any MIC Subsidiary from MIH, MIC Hawaii or any of their respective affiliates or equityholders (expressly excluding MIC and each MIC Subsidiary).

For purposes of the AA transaction agreement and as used in this proxy statement, “Permitted Leakage” means any of the following payments by MIC or any MIC Subsidiary:
•
payments required to be made by MIC or any MIC Subsidiary pursuant to the terms of the AA transaction agreement in connection with the AA transaction (including the reorganization);

•
any payment made or liability, cost or expense incurred in connection with any matter undertaken at the request of, or with the consent of, AA Purchaser;

•
payments made by MIC or any MIC Subsidiary to any director, officer, manager or employee of MIC or any MIC Subsidiary that is (1) in the ordinary course of business and (2) related solely to such director, officer or employee’s provision of services as a director, officer or employee, as applicable; and

•
certain other ordinary course intercompany payments and allocations.

AA Transaction Closing Conditions
MIC’s, MIH’s and AA Purchaser’s obligations to effect the AA transaction are subject to the satisfaction of certain conditions, including, among other things:
•
the absence of an injunction, law, or other order that restrains, enjoins, prohibits or makes illegal the consummation of the AA transaction;

•
the expiration or termination of the applicable waiting period under the HSR Act; and

•
the receipt of the approval of the AA transaction by the MIC shareholders.

MIC’s and MIH’s obligations to effect the AA transaction are subject to the satisfaction or waiver of additional conditions including, among other things:
•
AA Purchaser’s performance in all material respects of its covenants and agreements contained in the AA transaction agreement to be performed on or before the AA transaction closing;

•
the representations by AA Purchaser contained in the AA transaction agreement being true and correct in all material respects on and as of the AA transaction closing date (except to the extent such representations refer specifically to an earlier date, in which case such representations shall have been true and correct in all material respects as of such earlier date); and

•
AA Purchaser shall have delivered or caused to be delivered to MIH (i) a certificate signed by an officer of AA Purchaser confirming that the conditions precedent set forth above have been satisfied, and (ii) a duly executed counterpart of the AA Release.

AA Purchaser’s performance in all material respects of its covenants and agreements contained in the AA transaction agreement to be performed on or before AA transaction closing;
•
the representations by MIH and MIC contained in the AA transaction agreement:

•
regarding the due organization, good standing and corporate power, and authorization of the execution and performance of the AA transaction agreement, of MIH and MIC, in each case being true and correct in all material respects on and as of the AA transaction closing date;

•
regarding the broker’s and finder’s fees of MIH and MIC, and MIH’s ownership of the shares being sold in the AA transaction, being true and correct in all respects on and as of the AA transaction closing date;

•
regarding the capitalization of MIC being true and correct in all respects except for de minimis inaccuracies on and as of the AA transaction closing date;

•
regarding the absence of an AA Company Material Adverse Effect being true and correct as of the date of the AA transaction agreement; and

•
regarding all other representations of MIH and MIC other than other than those described in the bullets above, being true and correct (without giving effect to any materiality, AA Company Material Adverse Effect, or similar qualifications based on materiality contained in any such representation) at and as of the AA transaction closing date, except (x) to the extent that such representations refer specifically to an earlier date, in which case such representations shall be true and correct (without giving effect to any materiality, AA Company Material Adverse Effect, or similar qualifications based on materiality contained in any such representation) at and as of such earlier date, and (y) whether the failure to be so true and correct would not have an AA Company Material Adverse Effect;

•
MIC’s performance in all material respects of its covenants and agreements contained in the AA transaction agreement to be performed on or before AA transaction closing;

•
MIH shall have delivered or caused to be delivered to AA Purchaser a certificate signed by an officer of MIH confirming that the conditions precedent set forth above have been satisfied;

•
since the date of the AA transaction agreement, no AA Company Material Adverse Effect having occurred and continuing;

•
the reorganization having been consummated in all material respects in accordance with the terms set forth in the AA transaction agreement;

•
AA Purchaser’s receipt from MIH of a duly executed pay-off letter from each of the holders of the indebtedness outstanding under the Credit Agreement, stating that all such indebtedness shall have been fully paid, and confirming any and all liens securing such indebtedness shall have been released, upon receipt of payment from AA Purchaser at the AA transaction closing;

•
AA Purchaser’s receipt from MIH of a duly executed certificate and transfer power or an assignment in lieu of a certificate with respect to the assignment of the purchased shares to AA Purchaser;

•
AA Purchaser’s receipt of a complete and properly executed Internal Revenue Service form W-9 of MIH.

•
AA Purchaser’s receipt from MIH of a duly executed counterpart of the Release Agreement.

For purposes of the AA transaction agreement and as used in this proxy statement, “AA Company Material Adverse Effect” means any event, occurrence, circumstance, development, change or effect, individually or in the aggregate, having, or that would reasonably be expected to have, a material adverse effect on:
•
the businesses, assets, liabilities, properties, results of operations or financial condition of MIC and the subsidiaries of MIC (other than MIC Hawaii and its subsidiaries, the “MIC Subsidiaries”), taken as a whole, or

•
the ability of MIH or MIC to perform their respective obligations under the AA transaction agreement or consummate the transactions contemplated thereby (including the reorganization), except with respect to the first bullet only, to the extent that such change or effect results from or relates to:

(a)
changes in economic or political conditions or the financing, banking, credit, currency, commodity or capital markets in general (including stock market fluctuations and changes in interest or exchange rates, commodity prices);

(b)
changes in laws, orders, regulatory processes or interpretations thereof or changes in accounting requirements or principles (including generally accepted accounting principles) or any other change or effect arising out of or relating to any action or order before a governmental entity or any entity responsible for the management, operation, or oversight of any airport (an “Airport Authority”);

(c)
changes in operating, business, regulatory or other conditions affecting industries, markets or geographical areas in which MIC or the MIC Subsidiaries conduct their respective businesses;

(d)
the negotiation, execution, announcement, pendency or performance of the AA transaction agreement or the transactions contemplated by the AA transaction agreement (including the reorganization) or any public communication by AA Purchaser or any of its affiliates of its plans or intentions (including in respect of employees) with respect to any of the businesses of MIC and its Subsidiaries (provided, that this shall not apply in connection with those representations and warranties of MIC relating to (i) MIC’s authorization to execute and perform the AA transaction agreement, (ii) such execution and performance not (A) contravening the governing documents of MIC or any MIC Subsidiary, (B) creating any lien on any property or asset of MIC or any MIC Subsidiary, (C) breaching any material contract or lease with an airport, (D) contravening any applicable law or governmental order (except, in the cases of (B), (C), and (D), as would not have an AA Company Material Adverse Effect), or (iii) AA Purchaser’s conditions precedent as they relate to such representations and warranties), including losses or threatened losses of, or any adverse change in the relationship (whether contractual or otherwise) with, employees, independent contractors, customers, suppliers, distributors, financing sources, joint venture partners, licensors, licensees or others having relationships with MIC or its subsidiaries;

(e)
the consummation of the transactions contemplated by the AA transaction agreement (including the reorganization) or compliance by AA Purchaser, MIH, MIC or its subsidiaries with their obligations, agreements and covenants under the AA transaction agreement;

(f)
the consequences of conduct by MIC or the MIC Subsidiaries prohibited under the AA transaction agreement but for which AA Purchaser gave its prior written consent;

(g)
any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or civil unrest or any escalation, worsening or diminution thereof, whether or not occurring or commenced before or after the date hereof;

(h)
epidemic, pandemic or disease outbreak (including the COVID-19 virus), or any escalation or worsening thereof, whether or not occurring or commenced before or after the date hereof;

(i)
any failure, in and of itself, by MIC and its subsidiaries to meet any internal projections or forecasts or any change in the credit rating of MIC or any of its subsidiaries (except that this clause shall not prevent a determination that the underlying cause of any failure to meet any internal projections or forecasts or any change in the credit rating of MIC or any of the MIC Subsidiaries is an AA Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein);

(j)
any action requested or advised to be taken by any governmental entity or Airport Authority or required to be taken under any law or order or any existing contract by which MIC or any of its subsidiaries (or any of their respective properties) is bound;

(k)
any change in the cost or availability or other terms of any financing necessary for AA Purchaser to consummate the transactions contemplated by the AA transaction agreement;

(l)
the fact that the prospective owner of MIC and any of the MIC Subsidiaries is AA Purchaser or any affiliate of AA Purchaser;

(m)
proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or disposition of operations, divisions, businesses, product lines, customers or assets arising from AA Purchaser’s compliance with its obligations under the AA transaction agreement relating to obtaining antitrust approvals;

(n)
the application of antitrust laws (including any action or judgment arising under antitrust laws) to the transactions contemplated by the AA transaction agreement (including the reorganization);

(o)
any seasonal changes in the results of operations of MIC or its subsidiaries;

(p)
any changes in the market price or trading volume of MIC common stock (except that this clause will not prevent a determination that the underlying cause of such change is an AA Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein);

(q)
any action taken by AA Purchaser or any of its affiliates, or the failure to take an action that was required to be taken by AA Purchaser or any of its affiliates;

(r)
any damage to or destruction of any assets or properties of MIC or any of its subsidiaries to the extent covered by insurance;

(s)
labor conditions in the industries or markets in which MIC or any of its subsidiaries operate;

(t)
any change or effect set forth on certain sections of the disclosure letter delivered with the executed AA transaction agreement, or as disclosed in any document filed with or furnished to the SEC (other than forward-looking statements) on or after December 31, 2019; or

(u)
the termination for convenience by any Airport Authority of any lease or sublease pursuant to which an Airport Authority is the lessor (an “Airport Lease”), pursuant to the terms of such Airport Lease;

however, in the case of the preceding items (a), (b), (c), (g), (h) or (s), any such changes or effects will be taken into account to the extent such change or effect has a materially disproportionate impact on MIC or any of the MIC Subsidiaries relative to the other participants in the industries or geographic locations in which MIC or any of the MIC Subsidiaries conduct business.
Termination of the AA Transaction Agreement
The AA transaction agreement may be terminated under certain circumstances, including:
•
by mutual written agreement of MIC and AA Purchaser;

•
by either MIC or AA Purchaser, if:

•
the AA transaction closing has not occurred on or prior to December 6, 2021 (except that a party may not terminate pursuant to this provision if the failure to close by December 6, 2021 results from such party’s material breach of the AA transaction agreement, or if the other party has initiated proceedings to specifically enforce the AA transaction agreement to cause the AA transaction closing to occur);

•
there is a final, non-appealable law, injunction, or other order restraining, enjoining or otherwise prohibiting or making illegal the AA transaction (except that a party may not terminate pursuant to this provision if it is in material breach of the AA transaction agreement); or

•
a meeting of the MIC stockholders has concluded at which a vote on the AA transaction agreement and AA transaction was taken and the approval of MIC’s stockholders was not obtained;

•
by AA Purchaser, if:

•
the board makes an AA Adverse Recommendation Change prior to receipt of the approval of MIC’s stockholders of the AA transaction agreement and AA transaction; or

•
AA Purchaser is not in material breach of its obligations under the AA transaction agreement and MIH or MIC has breached any of its representations, warranties or covenants in a manner that would cause a condition precedent to the AA transaction closing to fail to be satisfied (and such breach either is not curable or has not been cured by the earlier of the day that is two business days prior to December 6, 2021 and the date that is twenty business days after giving notice of the breach);

•
by MIC, if:

•
all the conditions to the AA transaction closing have been met (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied), MIC and MIH have both delivered irrevocable notice that all conditions precedent have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the AA transaction closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied), and AA Purchaser has not consummated the AA transaction closing within two business days following the later of the delivery of such notice and by the time AA transaction closing is required under the AA transaction agreement;

•
Neither MIH nor MIC is in material breach of its obligations under the AA transaction agreement and AA Purchaser has breached any of its representations, warranties or covenants in a manner that would cause a condition precedent to the AA transaction closing to fail to be satisfied (and such breach either is not curable or has not been cured by the earlier of the day that is two business days prior to December 6, 2021 and the date that is twenty business days after giving notice of the breach); or

•
Prior to the receipt of the MIC stockholders’ approval of the AA transaction agreement and the AA transaction, the board has received a Superior Proposal that did not result from a breach of the AA transaction agreement, MIC has complied in all material respects with the provisions of the AA transaction agreement governing Alternative Transaction Proposals, the board approves, and MIC, concurrently with the termination of the AA transaction agreement, enters into a definitive agreement with respect to the Superior Proposal, and the MIC pays AA Purchaser the applicable termination fee (described below) concurrently with or prior to such termination.

Termination Fee and Expense Reimbursement
MIC is required to pay AA Purchaser a Termination Fee of $88,125,000 in the event that:
•
MIC terminates the AA transaction agreement in order to enter into a definitive agreement relating to a Superior Proposal;

•
AA Purchaser terminates the AA transaction agreement as a result of an AA Adverse Recommendation Change; or

•
Prior to the date of the meeting of MIC’s stockholders to approve the AA transaction agreement and the AA transaction, an Alternate Transaction Proposal is publicly made or otherwise publicly communicated to MIC and is not publicly withdrawn, and (1) the AA transaction agreement is terminated either by AA Purchaser or MIC as a result of a failure to obtain the approval of MIC’s stockholders, or a failure to close by December 6, 2021 (except in circumstances in which MIC could have terminated due to AA Purchaser’s failure to close when required or other breach of the AA transaction agreement), or by AA Purchaser as a result of MIH’s or MIC’s breach of the AA transaction agreement, and (2) within 12 months of such termination, MIC enters into a definitive agreement with respect to, or consummates, such Alternative Transaction Proposal (except that all references to “twenty percent (20%)” in the definition of Alternative Transaction Proposal will be deemed to be “fifty percent (50%)” for purposes of this provision).

In the event that MIC fails to pay the Termination Fee when due and AA Purchaser is required to initiate proceedings to receive payment, MIC will be obligated to reimburse AA Purchaser for the costs of those proceedings, together with interest on the unpaid Termination Fee.
AA Purchaser is required to pay MIC a Reverse Termination Fee of $193,875,000 in the event that:
•
AA Purchaser or MIC terminates the AA transaction agreement because of a failure to close prior to December 6, 2021 and, at the time of such termination, MIC could have terminated the AA transaction agreement due to AA Purchaser’s failure to close when all conditions to close have been satisfied or waived and irrevocable notice of such satisfaction or waiver has been provided to AA

Purchaser, or AA Purchaser’s material breach of any of its representations, warranties, covenants or agreements set forth in the AA transaction agreement; or
•
MIC terminates the AA transaction agreement due to AA Purchaser’s failure to close when all conditions to close have been satisfied or waived and irrevocable notice of such satisfaction or waiver has been provided to AA Purchaser, or AA Purchaser’s material breach of any of its representations, warranties, covenants or agreements set forth in the AA transaction agreement.

In the event that AA Purchaser fails to pay the Reverse Termination Fee when due and MIC is required to initiate proceedings to receive payment, AA Purchaser will be obligated to reimburse MIC for the costs of those proceedings, together with interest on the unpaid Reverse Termination Fee.
Amendments
The provisions of the AA transaction agreement may only be amended or waived if such amendment or waiver is signed by MIH, MIC, MIC Hawaii, and AA Purchaser, in the case of an amendment, or by the party against whom the waiver is to be enforced, in the case of a waiver. None of the provisions of the AA transaction agreement relating to AA Purchaser’s debt financing sources may be amended, waived or modified in any way adverse to the debt financing sources without their prior written consent.
Specific Performance
MIH, MIC, MIC Hawaii, and AA Purchaser agree that irreparable damage would occur if any of the provisions of the AA transaction agreement were not performed in accordance with their specific terms and therefore each party will be entitled to specific performance of the terms of the AA transaction agreement in addition to any other remedy to which it is entitled at law or in equity. MIH’s and MIC’s ability to specifically enforce the commitment letter relating to AA Purchaser’s equity financing and AA Purchaser’s obligation to consummate the AA transaction is subject to (1) all conditions precedent to the AA transaction closing having been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the AA transaction closing, each of which must be capable of being satisfied), (2) AA Purchaser’s debt financing having been funded, or will be funded if the equity financing is funded, and (3) each of MIH and MIC has irrevocably confirmed that the conditions precedent have been satisfied, and if the equity and debt financings are funded, the AA transaction closing will occur.
Governing Law
The AA transaction agreement is governed by the laws of the State of Delaware, without regard to any conflict of law principles, except that matters relating to AA Purchaser’s debt financing sources are governed by the laws of the State of New York.
Manager Release
At the AA transaction closing, each of MIC, MIC Ohana, Macquarie Infrastructure and Real Assets, Inc. (“MIRA”), and the Manager will execute the AA Release. See “Interests of Our Directors, Executive Officers and the Manager — Manager Releases” beginning on page 67 of this proxy statement.
Certain U.S. Federal Income Tax Consequences of the AA Transaction
For a discussion of certain tax consequences of the AA transaction see the section entitled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the AA Transaction” beginning on page 174 of this proxy statement.
Recommendation of the Board of Directors
After careful consideration, the board of directors has determined that the AA transaction agreement and the AA transaction on the terms and conditions described herein, are advisable and in the best interests of MIC and its shareholders, and has unanimously approved the AA transaction agreement and the AA transaction. The board of directors unanimously recommends that you vote FOR the AA transaction proposal.

Vote Required
The board of directors has determined that in order to proceed with the AA transaction, such transaction will require the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the AA transaction proposal is a vote to approve AA transaction agreement. If the AA transaction proposal fails to obtain the requisite vote for approval, the AA transaction will not be consummated.
In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved.

THE MH MERGER PROPOSAL
The following is a summary of certain provisions of the MH merger agreement and the MH merger. The rights and obligations of the parties to the MH merger agreement are governed by the specific terms and conditions of the MH merger agreement and not by any summary or other information in this proxy statement. Accordingly, the description of the MH merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the MH merger agreement, a copy of which is attached as Annex B to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the MH merger agreement that is important to you. We encourage you to read the MH merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement. The board of directors of MIC unanimously recommends that the stockholders vote FOR the MH merger proposal.
The MH Merger
On the terms and subject to the conditions of the MH merger agreement and in accordance with the Limited Liability Company Act of the State of Delaware (“DLLCA”), at the effective time of the MH merger, AMF Merger Sub will merge with and into MIH, the separate corporate existence of AMF Merger Sub will cease and MIH will continue as the surviving company and a wholly-owned subsidiary of AMF Parent. Effective time means the date when the certificate of merger is filed with the Secretary of State of Delaware or at such later date as MIH and AMF Parent agree upon and specify in such certificate of merger. The MH merger will have the effects set forth in the MH merger agreement, the certificate of merger and the relevant provisions of the DLLCA. Subject to the foregoing, at the effective time, all the properties, rights, privileges, immunities, powers and franchises of MIH and AMF Merger Sub will vest in the surviving company, and all debts, liabilities and duties of MIH and AMF Merger Sub will become the debts, liabilities and duties of the surviving company.
The MH merger is conditioned upon consummation of the reorganization and completion of the AA transaction. Following these transactions, MIH will no longer hold the AA business and will directly hold MIC Hawaii. See the section entitled “Unaudited Pro Forma Consolidated Condensed Financial Statements” beginning on page 163 of this proxy statement.
Opinions of MIC’s Financial Advisors
Opinion of Lazard Fréres & Co LLC
At its June 14, 2021 meeting to consider the approval of the MH merger, the board of directors received an oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of June 14, 2021, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the MH merger consideration to be paid to holders of common units in the MH merger (other than the Manager or any affiliate thereof) was fair, from a financial point of view, to such holders.
The full text of Lazard’s written opinion, which is attached to this proxy statement as Annex E and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Holders of shares of common stock are urged to read this opinion carefully and in its entirety. Lazard’s written opinion was addressed to the board of directors (in its capacity as such) in connection with its evaluation of the MH merger, was directed only to the fairness, from a financial point of view, to holders of common units (other than the Manager or any affiliate thereof) of the MH merger consideration, and did not address any other aspects or implications of the MH merger. Lazard expressed no opinion as to the fairness of the MH merger consideration to the holders of any other class of securities, creditors or other constituencies of MIC or as to the underlying decision by MIC to engage in the MH merger. The issuance of Lazard’s opinion was approved by a fairness committee of Lazard. The opinion does not constitute a recommendation to any stockholder of MIC as to how such stockholder should vote or act with respect to the MH merger or any matter relating thereto. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.
Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the price at which shares of the common stock may trade at any time subsequent to the announcement of the MH merger. In addition, Lazard’s opinion does not address the relative merits of the MH merger as compared to any other transaction or business strategy in which MIC or MIH might engage or the merits of the underlying decision by MIC or MIH to engage in the MH merger.
In connection with its opinion, Lazard:
•
Reviewed the financial terms and conditions of a draft, dated June 14, 2021, of the MH merger agreement;

•
Reviewed certain publicly available historical business and financial information relating to MIC’s MIC Hawaii business segment;

•
Reviewed various financial forecasts and other data provided to Lazard by MIC relating to MIH after giving effect to the reorganization and the AA transaction or an Alternative MIC Sale (referred to in this section as “Post-Reorg MIH”), including certain financial forecasts relating to Post-Reorg MIH (the “MIH Forecast”, which are summarized in the section entitled “— Certain Management Projections” of this proxy statement) reflecting two alternative scenarios (the “Management Scenarios”) relating to the Disposition Agreement and the MSA and consisting of a scenario reflecting an internalization of the Manager or a sale of the company at December 31, 2025 (the “Internalization or Sale Scenario”) and a scenario reflecting no such internalization or sale (the “No Internalization or Sale Scenario”);

•
Held discussions with members of the senior management of MIC with respect to the business and prospects of MIH;

•
Reviewed public information with respect to other companies in lines of business Lazard believed to be generally relevant in evaluating the lines of businesses of MIH;

•
Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the lines of business of MIH; and

•
Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MIC or MIH, including MIC’s MIC Hawaii business segment, or concerning the solvency or fair value of MIC or MIH, including MIC’s MIC Hawaii business segment, and Lazard was not furnished with any such valuation or appraisal. Management of MIC advised Lazard that the MIH Forecast (and not any other forecasts provided to Lazard) best represents its view as to the future financial performance of Post-Reorg MIH and, accordingly, the board of directors directed Lazard to use such forecasts, including the Management Scenarios reflected therein, for purposes of its analysis and this opinion, and Lazard assumed, with the consent of MIC, that such forecasts, including such Management Scenarios, have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Post-Reorg MIH. Lazard assumed no responsibility for and expressed no view as to such forecasts, including such Management Scenarios, or any other forecasts provided to Lazard or the assumptions on which they were based.
In rendering its opinion, Lazard assumed, with the consent of MIC, that the MH merger will be consummated on the terms described in the MH merger agreement, without any waiver or modification of any material terms or conditions. Representatives of MIC advised Lazard, and Lazard assumed, that the MH merger agreement, when executed, will conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of MIC, that obtaining the necessary governmental, regulatory or third party approvals and consents for the MH merger would not have an adverse effect on MIC, MIH, or the

MH merger. Lazard did not express any opinion as to any tax or other consequences that might result from the MH merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which it was understood by Lazard that MIC obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the MH merger consideration to the extent expressly specified in its opinion) of the MH merger, including, without limitation, the form or structure of the MH merger or any agreements or arrangements entered into in connection with, or contemplated by, the MH merger, or any term or aspect of the reorganization, the AA transaction, any Alternative MIC Sale or any amounts payable to the Manager. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the MH merger, or class of such persons relative to the MH merger consideration or otherwise.
Summary of Lazard’s Financial Analyses
The following is a summary of the material financial analyses reviewed with the board of directors in connection with Lazard’s opinion, dated June 14, 2021. The summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
In arriving at its opinion, Lazard did not draw, in isolation, conclusions from or with regard to any particular factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MIC. No company or business used in Lazard’s analyses and reviews as a comparison is identical to MIH, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 14, 2021, and is not necessarily indicative of current market conditions.
Sum-of-the-Parts Selected Public Companies Analysis
Lazard performed a sum-of-the-parts selected public companies analysis of Post-Reorg MIH by performing separate analyses for the regulated utility segment and propane business segment, as well as a separate net present value analysis of the clean energy segment.

With respect to the regulated utility segment and clean energy segment, Lazard reviewed and analyzed, to the extent publicly available, financial information relating to selected publicly traded companies in the regulated utility and propane business industries that Lazard believed, based on its experience and professional judgment, to be relevant for purposes of analyzing the regulated utility segment and clean energy segment, as applicable. For each of the selected companies, Lazard calculated and compared, among other things, such company’s enterprise value, which Lazard calculated as the market capitalization of each company, plus debt, non-controlling interests and preferred or preference stock, less cash, cash equivalents and marketable securities in each case, as of June 11, 2021, as a multiple of such company’s estimated EBITDA for calendar years 2021 and 2022. Financial data for the selected companies were based on public filings and publicly available Wall Street equity research estimates and FactSet consensus estimates. The selected companies in the regulated utility and propane business industries and the observed multiples for the selected companies were as follows:
Regulated Utility Comparable Company Multiples
Comparable Company	Enterprise Value / 2021E EBITDA	Enterprise Value / 2022E EBITDA
Atmos Energy Corporation	13.7x	12.3x
Chesapeake Utilities Corporation	14.3x	13.2x
New Jersey Resources Corp	14.4x	13.5x
Northwest Natural Gas Company	10.4x	9.7x
ONE Gas Inc	15.1x	13.8x
RGC Resources Inc.	N/A	N/A
South Jersey Industries Inc	13.2x	11.6x
Southwest Gas Holdings Inc	9.1x	8.5x
Spire Inc	12.0x	11.5x
Mean	12.8x	11.8x
Median	13.5x	12.0x
Propane Business Comparable Company Multiples
Comparable Company	Enterprise Value / 2021E EBITDA	Enterprise Value / 2022E EBITDA
Suburban Propane Partners LP	7.8x	7.8x
Superior Plus Corp.(1)	11.8x(2)	10.4x(2)
UGI Corp	9.2x	9.0x
Mean	9.6x	9.1x
Median	9.2x	9.0x

(1)
Financial metrics converted to USD at a 0.827 CAD/USD exchange rate

(2)
Reflects the dilutive effect of convertible preferred shares issued to Brookfield Asset Management on July 13, 2020. The associated NCI account created by Superior Plus Corp. at the date of the MH merger is excluded from enterprise value.

Lazard selected the companies reviewed in this analysis because, among other things, the selected companies have certain business, financial or operating characteristics similar to the business segments of Post-Reorg MIH. However, no selected company is identical to any of the business segments of Post-Reorg MIH. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the MH merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of each business segment of Post-Reorg MIH and the selected companies are also relevant.

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected companies in the industry segments, Lazard then derived separate implied value ranges for the regulated utility segment and propane business segment by applying the following selected ranges of enterprise value to EBITDA multiples to the respective estimated EBITDA of the regulated utility segment and propane business segment for 2021 and 2022 as reflected in the MIH Forecast:
MIH Business Segment	Multiples	Selected Multiple Ranges
Regulated Utility	EV/2021E EBITDA	11.0x – 13.0x
Regulated Utility	EV/2022E EBITDA	10.0x – 12.0x
Propane Business	EV/2021E EBITDA	8.0x – 10.0x
Propane Business	EV/2022E EBITDA	7.5x – 9.5x
Lazard also derived an implied value range for the clean energy segment, by calculating the net present value of the projected levered cash flows of the clean energy segment over the period from July 1, 2021 through 2036, as reflected in the MIH Forecast, which Lazard discounted to present value, as of June 30, 2021, using discount rates ranging from 8.75% to 9.75%, reflecting the clean energy segment’s cost of equity which Lazard derived utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment.
Lazard then calculated a consolidated implied equity value range of Post-Reorg MIH by calculating the sum of the low ends and high ends of: (i) the average of the value ranges of the regulated utility segment derived by application of the selected EV/2021E EBITDA and EV/2022E EBITDA multiples as described above, (ii) the average of the value ranges of the propane business segment derived by application of the selected EV/2021E EBITDA and EV/2022E EBITDA multiples as described above, and (iii) the range of net present values of the projected levered cash flows of the clean energy segment, and deducting from the result MIC management’s estimate of the net debt of Post-Reorg MIH, as of June 30, 2022. Lazard then divided the resulting consolidated equity value range by the number of fully diluted common units outstanding as of June 30, 2022, as provided by MIC management, to derive a range of implied equity values per common unit of $2.63 to $3.33, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Sum-of-the-Parts Discounted Cash Flow Analysis — Internalization or Sale Scenario
Lazard performed a sum-of-the-parts discounted cash flow analysis of Post-Reorg MIH using the Internalization or Sale Scenario, by performing separate discounted cash flow analyses of the regulated utility segment and propane business segment, as well as separate net present value analyses of the clean energy segment and certain amounts payable to the Manager, as set forth below:
•
Regulated Utility Segment.   Lazard calculated estimated ranges of terminal values using two alternative methods: (i) applying enterprise value to EBITDA multiples ranging from 10.5x to 12.5x to the estimated terminal year EBITDA; and (ii) applying price to earnings (“P/E”) multiples ranging from 16.5x to 19.5x to the estimated terminal year net income. Lazard discounted to present value (as of June 30, 2021) the projected, unlevered free cash flows of the regulated utility segment over the period from July 1, 2021 through December 31, 2025 and the ranges of terminal values it calculated under each of the methods described above, using discount rates ranging from 6.25% to 7.25%.

•
Propane Business Segment.   Lazard calculated estimated ranges of terminal values using two alternative methods: (i) applying enterprise value to EBITDA multiples ranging from 7.75x to 9.75x to the estimated terminal year EBITDA; and (ii) applying P/E multiples ranging from 11.5x to 14.5x to the estimated terminal year net income. Lazard discounted to present value (as of June 30, 2021) the projected, unlevered free cash flows of the propane business segment over the period from July 1, 2021 through December 31, 2025 and the ranges of terminal values it calculated under each of the methods described above, using discount rates ranging from 6.40% to 7.40%.

•
Clean Energy Business Segment.   Lazard calculated the net present value of the projected levered cash flows of the clean energy segment over the period from July 1, 2021 through 2036, as reflected in the MIH Forecast, which Lazard discounted to present value, as of June 30, 2021, using discount rates ranging from 8.75% to 9.75%, reflecting the clean energy business segment’s cost of equity.

•
Manager Payments.   Using a discount rate of 6.84% (reflecting a weighted average of the regulated utility and propane business segments’ mid-point weighted average cost of capital, based on estimated 2025 EBITDA contributions of such segments), Lazard calculated the sum of the net present values, as of June 30, 2021, of the following estimated amounts payable to the Manager, as provided in the MIH Forecast: (i) make-whole fee; (ii) payment of waived fees; and (iii) a disposition payment based on an illustrative sale of MIH on December 31, 2025 at an EV/LTM EBITDA multiple of 8.5x EV/LTM EBITDA as provided by MIC Management.

The estimated future cash flows for the business segments were based on data provided in the MIH Forecast under the Internalization or Sale Scenario. The discount rates used by Lazard were derived by Lazard using its professional judgment and experience based on market data as of June 11, 2021 and an analysis of the weighted average cost of capital of selected regulated utility and propane companies reviewed by Lazard for purposes of its analysis described under the heading “— Sum-of-the-Parts Selected Public Companies Analysis” above, which Lazard performed utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment. The terminal year multiples used in its analysis were derived by Lazard using its professional judgment and experience based on an equal weighting of the 2021 and 2022 multiples observed for selected regulated utility and propane companies reviewed by Lazard for purposes of its analysis described under the heading “— Sum-of-the-Parts Selected Public Companies Analysis” above.
Lazard then calculated a consolidated implied equity value range of Post-Reorg MIH by calculating the sum of the low ends and high ends of: (i) the average of the value ranges of the regulated utility segment derived by application of the terminal year EV/EBITDA and P/E multiples as described above, plus (ii) the average of the value ranges of the propane business segment derived by application of the terminal year EV/EBITDA and P/E multiples as described above, plus (iii) the range of net present values of the projected levered cash flows of the clean energy segment, and less (iv) the range of net present values of the projected amounts payable to the Manager, and deducting from the result MIC management’s estimate of the net debt of Post-Reorg MIH, as of June 30, 2022. Lazard then divided the resulting consolidated equity value range by the number of fully diluted common units outstanding as of June 30, 2022 as provided by MIC management, to derive a range of implied equity values per common unit of $3.39 to $4.41, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Sum-of-the-Parts Discounted Cash Flow Analysis — No Internalization or Sale Scenario
Lazard performed a sum-of-the-parts discounted cash flow analysis of Post-Reorg MIH using the No Internalization or Sale Scenario, by performing separate discounted cash flow analyses of the regulated utility segment and propane business segment, as well as a separate net present value analysis of the clean energy segment, as set forth below:
•
Regulated utility segment.   Lazard calculated estimated ranges of terminal values using two alternative methods: (i) applying enterprise value to EBITDA multiples ranging from 10.5x to 12.5x to the estimated terminal year EBITDA; and (ii) applying P/E multiples ranging from 16.5x to 19.5x to the estimated terminal year net income. Lazard discounted to present value (as of June 30, 2021) the projected, unlevered free cash flows of the regulated utility segment over the period from July 1, 2021 through December 31, 2025 and the ranges of terminal values it calculated under each of the methods described above, using discount rates ranging from 6.25% to 7.25%.

•
Propane Business Segment.   Lazard calculated estimated ranges of terminal values using two alternative methods: (i) applying enterprise value to EBITDA multiples ranging from 7.75x to 9.75x to the estimated terminal year EBITDA; and (ii) applying P/E multiples ranging from 11.5x to 14.5x to the estimated terminal year net income. Lazard discounted to present value (as of June 30, 2021) the projected, unlevered free cash flows of the propane business segment over the period from July 1, 2021 through December 31, 2025 and the ranges of terminal values it calculated under each of the methods described above, using discount rates ranging from 6.40% to 7.40%.

•
Clean Energy Business Segment.   Lazard calculated the net present value of the projected levered cash flows of the clean energy segment over the period from July 1, 2021 through 2036, as reflected in the MIH Forecast, which Lazard discounted to present value, as of June 30, 2021, using discount rates ranging from 8.75% to 9.75%, reflecting the clean energy business’ cost of equity.

The estimated future cash flows for the business segments were based on data provided in the MIH Forecast under the No Internalization or Sale Scenario. The discount rates used by Lazard were derived by Lazard using its professional judgment and experience based on market data as of June 11, 2021 and an analysis of the weighted average cost of capital of selected regulated utility and propane companies reviewed by Lazard for purposes of its analysis described under the heading “— Sum-of-the-Parts Selected Public Companies Analysis” above, which Lazard performed utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment. The terminal year multiples used in its analysis were derived by Lazard using its professional judgment and experience based on an equal weighting of the 2021 and 2022 multiples observed for selected regulated utility and propane companies reviewed by Lazard for purposes of its analysis described under the heading “— Sum-of-the-Parts Selected Public Companies Analysis” above.
Lazard then calculated a consolidated implied equity value range of Post-Reorg MIH by calculating the sum of the low ends and high ends of: (i) the average of the value ranges of the regulated utility segment derived by application of the terminal year EV/EBITDA and P/E multiples as described above, (ii) the average of the value ranges of the propane business segment derived by application of the terminal year EV/EBITDA and P/E multiples as described above, and (iii) the range of net present values of the projected levered cash flows of the clean energy segment, and deducting from the result MIC management’s estimate of the net debt of Post-Reorg MIH, as of June 30, 2022. Lazard then divided the resulting consolidated equity value range by the number of fully diluted common units outstanding as of June 30, 2022, as provided by MIC management, to derive a range of implied equity values per common unit of $3.65 to $4.59, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Sum-of-the-Parts Precedent Transactions Analysis
Lazard performed a sum-of-the-parts precedent transactions analysis of MIH by performing separate analyses of the regulated utility segment and propane business segment, as well as a separate net present value analysis of the clean energy segment.
With respect to the regulated utility segment and propane segment, Lazard reviewed and analyzed, to the extent publicly available, financial information for the selected precedent transactions in the regulated utility and propane industries listed below that Lazard viewed, based on its experience and professional judgment, to be generally relevant for purposes of analyzing the regulated utility segment and propane business segment. Although none of the selected precedent transactions or the companies party to such transactions is directly comparable to the MH merger or to the regulated utility segment and propane business segment, the selected precedent transactions were chosen because certain aspects of the transactions, for purposes of this analysis and based on the professional judgment and experience of Lazard, may be considered relevant for purposes of its analysis. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the MH merger or the regulated utility segment and propane business segment.
For each of the selected precedent transactions, Lazard calculated, among other things, the enterprise value of each target company implied by the selected precedent transactions as a multiple of the relevant target company’s EBITDA for a selected twelve-month period following announcement of the transaction (referred to in this section as “FY+1 EV/EBITDA”). Financial data of the selected precedent transactions were based on research analyst estimates, public filings and other information. The selected precedent transactions and the observed multiples for the selected precedent transactions were as follows:

Regulated Utility Industry:
Date	Acquirer	Target	FY+1 EV/EBITDA Multiples
4/29/2021	Summit Utilities, Inc.	CenterPoint Energy, Inc.’s AR and OK gas LDCs	N/A
1/12/2021	Argo Infrastructure Partners LP	Corning Natural Gas Corporation	N/A
12/30/2020	UGI Corp	Mountaineer Gas Company	N/A
2/26/2020	Eversource Energy	Columbia Gas of Massachusetts	N/A
10/21/2019	Public Sector Pension Investment Board and Alberta Teachers’ Retirement Fund	AltaGas Ltd.	N/A
10/23/2018	Aqua America, Inc.	Peoples Gas	14.8x
10/16/2017	South Jersey Industries Inc	Elizabethtown Gas Company & Elkton Gas Light Company	N/A
2/21/2017	Peoples Gas/SteelRiver Infrastructure Partners LP	Delta Natural Gas Company, Inc.	12.9x
1/25/2017	Altagas Ltd	WGL Holdings, Inc.	12.7x
10/10/2016	First Reserve Corporation	Gas Natural Inc.	11.3x
10/26/2015	Duke Energy Corporation	Piedmont Natural Gas Company, Inc.	14.5x
8/24/2015	Southern Co	AGL Resources	10.0x
7/12/2015	Black Hills Energy	SourceGas	12.2x
4/7/2014	Laclede Electric Cooperative.	Energen Corporation (Alabama Gas Corporation)	11.4x
12/14/2012	The Laclede Group	Missouri Gas Energy & New England Gas Company	N/A
75th Percentile			13.3x
Mean			12.5x
Median			12.5x
25th Percentile			11.4x
Propane Business Industry:
Date	Acquirer	Target	FY+1 EV/EBITDA Multiples
8/25/2020	Superior Plus Corp.	Rymes Propane & Oil	5.9x
8/3/2020	Superior Plus Corp.	Champagne’s Energy Inc	7.0x
1/9/2020	Superior Plus Corp.	Western Propane Service	8.3x
4/2/2019	UGI Corp	AmeriGas Partners, L.P.	8.4x
5/30/2018	Superior Plus Corp.	NGL Propane, LLC	10.0x
11/7/2017	DCC PLC	NGL Energy Partners Retail Propane Business	7.1x
9/27/2017	Superior Plus Corp.	Canwest Propane	12.3x
7/24/2017	SHV Energy N.V.	Pinnacle Propane, LLC	9.0x
75th Percentile			9.2x
Mean			8.5x
Median			8.3x
25th Percentile			7.1x

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions in each of the industry segments, Lazard then derived separate implied value ranges for the regulated utility segment and propane business segment by applying the following selected ranges of enterprise value to EBITDA multiples to the respective estimated EBITDA of the regulated utility segment and propane business segment for 2022 as reflected in the MIH Forecast:
MIH Business Segment	Multiples	Selected Multiple Ranges
Regulated Utility	EV/EBITDA	11.5x – 13.5x
Propane Business	EV/EBITDA	7.5x – 9.5x
Lazard also derived an implied value range for the clean energy segment, by calculating the net present value of the projected levered cash flows of the clean energy segment over the period from July 1, 2021 through 2036, as reflected in the MIH Forecast, which Lazard discounted to present value, as of June 30, 2021, using discount rates ranging from 8.75% to 9.75%, reflecting the clean energy business’ cost of equity.
Lazard then calculated a consolidated implied equity value range of Post-Reorg MIH by calculating the sum of the low ends and high ends of: (i) the average of the value ranges of the regulated utility segment derived by application of the selected EV/EBITDA multiples as described above, (ii) the average of the value ranges of the propane business segment derived by application of the selected EV/EBITDA multiples as described above, and (iii) the range of net present values of the projected levered cash flows of the clean energy segment, and deducting from the result MIC management’s estimate of the net debt of Post-Reorg MIH, as of June 30, 2022. Lazard then divided the resulting consolidated equity value range by the number of fully diluted common units outstanding, as of June 30, 2021, as provided by MIC management, to derive a range of implied equity values per common unit of $2.96 to $3.73, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Other Analyses
The analyses and data described below were presented to the board of directors for informational and reference purposes only and did not provide a basis for the rendering of Lazard’s opinion.
Research Analyst Price Targets
Lazard reviewed two third-party equity research sum-of-the-parts valuations of MIC, which used an EV/EBITDA multiple method to calculate an enterprise value for MIH by applying enterprise value to EBITDA multiples to the estimate of 2022 EBITDA reflected in their independent forecasts. Lazard concluded that this analysis resulted in a range of implied equity values per common unit of $2.87 to $4.01, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Research Analyst Methodology
Lazard reviewed two third-party equity research sum-of-the-parts valuations of Post-Reorg MIH, which used an exit multiple method (EV/EBITDA multiple) to calculate a terminal value for Post-Reorg MIH by applying enterprise value to EBITDA multiples to the estimate of 2022 EBITDA reflected in the MIH Forecast. Lazard concluded that this analysis resulted in a range of implied equity values per common unit of $2.18 to $2.52, which Lazard compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022).
Miscellaneous
In connection with Lazard’s services as financial advisor, MIC agreed to pay Lazard an aggregate fee for such services of approximately $1.9 million which will be paid upon consummation of the MH merger, against which a fee of $1.5 million that was payable upon delivery of Lazard’s fairness opinion is fully credited. MIC has also agreed to pay an additional total discretionary fee of $5 million for Lazard’s services as financial advisor under the engagement letter in connection with the engagement. MIC also agreed to reimburse Lazard, subject to certain limitations, for certain reasonable and documented out-of-pocket expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement.
Lazard and certain of its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to MIC for which Lazard received fees during the two years immediately preceding the date of Lazard’s opinion in the aggregate amount of approximately $2 million, including during the past two years having advised MIC with respect to strategic alternatives, including with respect to the MSA. Additionally, Lazard and certain of its affiliates received fees of approximately $12 million having advised Arqiva Ltd., an entity in which an investment fund managed by Macquarie European Infrastructure Fund 2 holds a minority interest, in connection with the sale of its telecom business. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of MIC and certain of its affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of MIC, Argo, and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the board of directors in connection with, the provision of its opinion to the board of directors as to the fairness, from a financial point of view, of the MH merger consideration to be paid to holders of common units (other than the Manager or any affiliate thereof). Lazard did not recommend any specific consideration to the board of directors or that any given amount of consideration constituted the only appropriate consideration for the MH merger. Lazard’s opinion and analyses were only one of many factors taken into consideration by the board of directors in its evaluation of the MH merger. Consequently, the analyses described above should not be viewed as determinative of the views of the board of directors or MIC management with respect to the MH merger consideration provided for in the MH merger or as to whether the board of directors would have been willing to determine that a different consideration was fair.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to MIC because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the regulated utility, propane business, and clean energy industries specifically, as well as its familiarity with the business of MIC.
Opinion of Evercore Group LLC
At a meeting of the board of directors held on June 14, 2021, Evercore rendered to the board of directors its oral opinion, subsequently confirmed in writing, that as of June 14, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the MH merger consideration to be received by the holders of common units (other than the Manager or any affiliate thereof) in the MH merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of June 14, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex F to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board of directors in connection with their evaluation of the MH merger. The opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the MH merger, including as to how any holder of shares of common stock should vote or act in respect of the MH merger. Evercore’s opinion does not address the relative merits of the MH merger as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of MIC or MIH to engage in the MH merger.
In connection with rendering its opinion Evercore had, among other things:
•
reviewed certain publicly available business and financial information relating to MIC’s MIC Hawaii business segment, that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•
reviewed certain internal projected financial data relating to MIH after giving effect to the reorganization and the AA transaction or an Alternative MIC Sale (referred to in this section as “Post-Reorg MIH”), prepared and furnished to Evercore by management of MIC, including certain projected financial data relating to Post-Reorg MIH reflecting two alternative scenarios (the “Management Scenarios”) relating to the Disposition Agreement (as defined in the MH merger agreement) and the MSA (as defined in the Disposition Agreement) and consisting of a scenario reflecting an internalization of the Manager or a sale of the company at October 31, 2025 (the “Internalization or Sale Scenario”) and a scenario reflecting no such internalization or sale (the “No Internalization or Sale Scenario”), that Evercore was directed by MIC to use for purposes of Evercore’s analyses (the “MIH Forecasts”) and which are summarized in the section entitled “— Certain Management Projections” of this proxy statement;

•
discussed with management of MIC their assessment of the past and current operations of MIH, the current financial condition and prospects of MIH and the MIH Forecasts;

•
compared the financial performance of the lines of business of MIH with the financial performance and stock market trading multiples of certain publicly traded companies that Evercore deemed relevant for each line of business;

•
compared the financial performance of the lines of business of MIH and the valuation multiples relating to the MH merger with the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of business that Evercore deemed relevant;

•
reviewed the financial terms and conditions of a draft, dated June 13, 2021, of the MH merger agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and assumed no responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of MIC that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the MIH Forecasts and the Management Scenarios, Evercore assumed with the consent of MIC that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of MIC as to the future financial performance of MIH after giving effect to the reorganization and the AA transaction or an Alternative MIC Sale. Evercore expressed no view as to the MIH Forecasts or the Management Scenarios or the assumptions on which they were based.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis that the final executed MH merger agreement would not differ from the draft MH merger agreement reviewed by Evercore, that the representations and warranties of each party contained in the MH merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the MH merger agreement and that all conditions to the consummation of the MH merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the MH merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on MIC or the consummation of the MH merger or reduce the contemplated benefits to holders of common units.
Evercore did not conduct a physical inspection of the properties or facilities of MIC, including MIH and MIC Hawaii, and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of MIC or MIH, including the MIC Hawaii business segment, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of MIC or MIH, including the MIC Hawaii business segment under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to

Evercore as of June 14, 2021 and financial, economic, market and other conditions as they existed and could be evaluated as of that date. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and express any opinion with respect to, any matter other than the fairness to the holders of common units (other than the Manager or any affiliate thereof), from a financial point of view, of the MH merger consideration. Evercore did not express any view on, and its opinion does not address, the fairness of the proposed MH merger to, or any consideration received in connection with, or by, the holders of any other class of securities, creditors or other constituencies of MIC, MIH or MIC Hawaii, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of MIC, MIH or MIC Hawaii, or any class of such persons, or any amounts payable to the Manager, in connection with the MH merger or otherwise, whether relative to the MH merger consideration or otherwise. Evercore was not asked to, nor do it express any view on, and its opinion does not address, any other term or aspect of the MH merger agreement or the MH merger, including, without limitation, the structure or form of the MH merger, any term or aspect of any other agreement or instrument contemplated by the MH merger agreement or entered into or amended in connection with the MH merger agreement or any term or aspect of the reorganization, the AA transaction, any Alternative MIC Sale or any amounts payable to the Manager. Evercore’s opinion does not address the relative merits of the MH merger as compared to other business or financial strategies that might be available to MIC or MIH, nor does it address the underlying business decision of the MIC or MIH to engage in the MH merger. Evercore’s opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the MH merger, including as to how any holder of shares of common stock or common units should vote or act in respect of the MH merger. Evercore did not express any opinion as to the prices at which shares of common stock or common units will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on MIC, MIH or the MH merger or as to the impact of the MH merger on the solvency or viability of MIC, MIH or the ability of MIC or MIH to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by MIC and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 14, 2021, and is not necessarily indicative of current market conditions.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand-alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analysis
Sum of the Parts Discounted Cash Flow Analysis
Evercore performed a series of discounted cash flow analyses to calculate ranges of implied present values for the common units under both Management Scenarios, based on a sum-of-the-parts approach aggregating the equity values of the regulated utility, propane business and clean energy segments of Post-Reorg MIH.
Evercore estimated the equity value range of Post-Reorg MIH by aggregating the implied equity value ranges of the regulated utility, propane business and clean energy segments. The sum of the implied equity values from the sum-of-the-parts discounted cash flow analyses under each of the Management Scenarios after dividing by the fully diluted number of common units outstanding as of June 11, 2021, as provided by MIC management, resulted in the following ranges of implied equity values per common unit, which Evercore compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022):
Management Scenario	Method	Implied Equity Value Per Common Unit
No Internalization or Sale Scenario	Perpetuity Growth Rate Method	$2.68 – $4.57
	Terminal LTM Multiples	$3.80 – $4.89
Internalization or Sale Scenario	Perpetuity Growth Rate Method	$2.41 – $4.52
	Terminal LTM Multiples	$3.59 – $4.79

a.
Regulated Utility Segment

For the unlevered discounted cash flow analysis of the regulated utility segment, Evercore calculated ranges of implied enterprise values, under each of the Management Scenarios, utilizing a range of discount rates of 7.1% to 9.1%, which were based on Evercore’s judgment of the estimated range of the regulated utility segment weighted average cost of capital, and ranges of terminal values using the following two methods: (i) a perpetuity growth method, by applying perpetuity growth rates ranging from 1.5% to 2.5% to the estimate of terminal year unlevered free cash flow of the regulated utility segment utilizing the MIH Forecasts, and (ii) a terminal exit multiple method, by applying P/E multiples ranging from 20.0x to 24.0x to the estimate of 2025 net income from the regulated utility segment reflected in the MIH Forecasts.
After deducting MIC management’s estimate of the regulated utility segment’s net debt (calculated as debt less cash) as of June 30, 2021, and, in the case of the No Internalization or Sale Scenario, the present value of the amounts payable to the Manager (calculated as described below) allocated to the regulated utility segment, the discounted cash flow analysis of the regulated utility segment resulted in the following ranges of implied equity values for the regulated utility segment:
Management Scenario	Method	Implied Equity Value Ranges (In $M)
No Internalization or Sale Scenario	Perpetuity Growth Rate Method	$45.8 – $107.4
	Terminal LTM Multiples (P/E)	$107.7 – $138.7
Internalization or Sale Scenario	Perpetuity Growth Rate Method	$37.0 – $107.9
	Terminal LTM Multiples (P/E)	$103.8 – $139.8

b.
Propane Business Segment

For the unlevered discounted cash flow analysis of the propane business segment, Evercore calculated ranges of implied enterprise values, under each of the Management Scenarios, utilizing a range of discount rates of 6.6% to 8.6%, which were based on Evercore’s judgment of the estimated range of the propane business segment weighted average cost of capital, and ranges of terminal values using the following two methods: (i) a perpetuity growth method, by applying perpetuity growth rates ranging from 0.0% to 1.0% to the estimate of terminal year unlevered free cash flow of the propane business segment utilizing the MIH Forecasts, and (ii) a terminal multiple method, by applying enterprise value to EBITDA multiples ranging from 8.9x to 10.9x to the estimate of 2025 EBITDA of the propane business segment reflected in the MIH Forecasts.
After deducting MIC management’s estimate of the propane business segment’s net debt (calculated as debt less cash) as of June 30, 2021, and, in the case of the No Internalization or Sale Scenario, the present value of the amounts payable to the Manager (calculated as described below) allocated to the propane business segment, the discounted cash flow analysis of the propane business segment resulted in the following ranges of implied equity values for the propane business segment:
Management Scenario	Method	Implied Equity Value Ranges (In $M)
No Internalization or Sale Scenario	Perpetuity Growth Rate Method	$184.4 – $289.2
	Terminal LTM Multiples (EV/EBITDA)	$221.2 – $286.5
Internalization or Sale Scenario	Perpetuity Growth Rate Method	$169.6 – $284.3
	Terminal LTM Multiples (EV/EBITDA)	$206.4 – $276.5

c.
Clean Energy Segment

For the run-off levered discounted cash flow analysis of the clean energy segment, Evercore calculated ranges of implied equity values, utilizing a range of discount rates of 10.5 to 12.5%, which were based on Evercore’s judgment of the estimated range of the clean energy segment cost of equity. The run-off levered discounted cash flow analysis of the clean energy segment resulted in a midpoint implied equity value for the clean energy segment of $5.9 million.
d.
Manager Payments

Evercore used a discount rate of 7.8% (reflecting a weighted average of the regulated utility and propane business segments’ weighted average cost of capital, based on estimated EBITDA contributions of such segments in the fourth quarter of 2025) to calculate the sum of the present values, as of June 30, 2021, of the following estimated amounts payable to the Manager, as provided in the MIH Forecasts: (i) make-whole fee; (ii) payment of waived fees; and (iii) disposition payment assuming a sale of MIH on October 31, 2025 at an EV/LTM EBITDA multiple of 8.5x EV/LTM EBITDA, the mid-point of the range of 7.0x to 10.0x EV/LTM EBITDA as provided by MIC management. The present value analysis of the amounts payable to the Manager resulted in present value of total liability of $49.9 million.
Sum of the Parts Precedent Transaction Analysis
Evercore performed a series of precedent transaction analyses to derive ranges of implied equity values for the common units based on a sum-of-the-parts approach aggregating the equity values of the regulated utility, propane business and clean energy segments of Post-Reorg MIH.
Evercore estimated the equity value range of Post-Reorg MIH by aggregating the implied equity value ranges of the regulated utility, propane business and clean energy segments. The sum of the implied equity values from the sum-of-the-parts precedent transaction analyses based on 2020A EBITDA and 2021E EBITDA after dividing by the fully diluted number of common units outstanding as of June 11, 2021, as provided by MIC management, resulted in the following ranges of implied equity value per common unit, which Evercore compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022):
Method	Implied Equity Value Per Common Unit
EV/LTM (2020A) EBITDA Multiple	$3.40 – $4.25
EV/FY1 (2021E) EBITDA Multiple	$2.81 – $3.60

a.
Regulated Utility Segment

Evercore reviewed selected transactions that Evercore deemed to have certain characteristics similar to those of the regulated utility segment.
Evercore reviewed publicly available information related to selected precedent acquisition transactions involving regulated utility businesses announced since May 2010. For each selected precedent transaction, Evercore calculated the implied enterprise value (based on transaction consideration) as a multiple of EBITDA for the target company for the twelve month period prior to the announcement of the applicable transaction (referred to in this section as “LTM EBITDA”), and for the twelve month period following announcement of the applicable transaction (referred to in this section as “FY1 EBITDA”), in each case, based on information obtained from publicly available company filings, press releases, Wall Street research and FactSet consensus estimates. The selected precedent transactions reviewed by Evercore and the implied enterprise value to EBITDA multiples calculated by Evercore with respect to those target companies were:
Date Announced	Target	Acquirer	EV/LTM EBITDA Multiple	EV/FY1 EBITDA Multiple
4/2021	CenterPoint Energy, Inc.’s AK and OK Gas LDCs	Summit Utilities, Inc.	n/a	n/a
1/2021	Corning Natural Gas Corporation	Argo Infrastructure Partners LP	14.3x	n/a
12/2020	Mountaineer Gas Company	UGI Corporation	n/a	12.6x
2/2020	Columbia Gas of Massachusetts	Eversource Energy	n/a	n/a
10/2019	AltaGas Ltd.	Public Sector Pension Investment Board and Alberta Teachers’ Retirement Fund	14.8	11.3
10/2018	Peoples Gas	Essential Utilities Inc. (fka. Aqua America, Inc.)	n/a	14.9
5/2018	Florida City Gas	NextEra Energy, Inc.	n/a	n/a
10/2017	Elizabethtown Gas Company & Elkton Gas Light Company	South Jersey Industries Inc.	n/a	n/a
2/2017	Delta Natural Gas Company, Inc.	Peoples Gas	13.8	n/a
1/2017	WGL Holdings, Inc.	Altagas Ltd	14.7	12.8
10/2016	Gas Natural Inc.	First Reserve Corporation	20.0	n/a
8/2016	Arkansas Oklahoma Gas Corp.	Summit Utilities, Inc.	n/a	n/a
10/2015	Piedmont Natural Gas Company, Inc.	Duke Energy Corporation	16.5	15.9
8/2015	AGL Resources Inc.	Southern Company Gas	9.8	10.4
7/2015	SourceGas Holdings LLC	Black Hills Corporation	15.3	12.2
4/2014	Alabama Gas Corporation	The Laclede Group	16.1	n/a
5/2013	New Mexico Gas Company	TECO Energy Inc.	11.0	10.2
2/2013	New England Gas Company	Algonquin Power & Utilities Corp.	n/a	7.8
12/2012	Missouri Gas Energy & New England Gas Company	The Laclede Group	n/a	n/a
8/2012	Atmos Energy Corporation Georgia LDCs	Algonquin Power & Utilities Corp.	8.9	7.4
2/2012	SEMCO Energy, Inc.	Altagas Ltd	n/a	8.7
5/2012	Atmos Energy Corporation Missouri, Iowa, Illonis	Algonquin Power & Utilities Corp.	n/a	7.7
12/2010	Nicor Gas Company	AGL Resources, Inc.	6.7	4.8
5/2010	Southern Connecticut Gas, Connecticut Natural Gas, Berkshire Gas	UIL Holdings Corporation	9.4	n/a
Mean	(All Transaction)		13.2x	10.5x
Median	(All Transaction)		14.3x	10.4x
Although none of the target companies above are directly comparable to the regulated utility segment and none of the precedent transactions are directly comparable to the MH merger, Evercore selected these transactions based on its professional judgment because they involve transactions with respect to companies or assets with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of the regulated utility segment.
Based on the multiples it derived from the selected precedent transactions and based on its professional judgment and experience, Evercore derived implied enterprise values for the regulated utility segment by (i) applying a selected reference range of enterprise values to LTM EBITDA multiples of 13.3x to 15.3x to the EBITDA of the regulated utility segment for 2020, as reflected in MIC’s public filings, and (ii) applying a selected reference range of enterprise value to FY1 EBITDA multiples of 10.4x to 12.4x to the estimate of EBITDA of the regulated utility segment for 2021, as reflected in the MIH Forecasts.
After deducting MIC management’s estimate of the regulated utility segment’s net debt (calculated as debt less cash) as of June 30, 2021, the precedent transaction analysis of the regulated utility segment resulted in the following ranges of implied equity values for the regulated utility segment:
Method	Implied Equity Value Ranges (In $M)
EV/LTM (2020A) EBITDA Multiple	$104.7 – $123.0
EV/FY1 (2021E) EBITDA Multiple	$81.0 – $99.9

b.
Propane Business Segment

Evercore reviewed selected transactions that Evercore deemed to have certain characteristics similar to those of the propane business segment.
Evercore reviewed publicly available information related to selected precedent acquisition transactions involving propane businesses announced since January 2010. For each selected precedent transaction, Evercore calculated the implied enterprise value (based on transaction consideration) as a multiple of LTM EBITDA and FY1 EBITDA, in each case, based on information obtained from publicly available company filings, press releases, Wall Street research and FactSet consensus estimates. The selected precedent transactions reviewed by Evercore and the implied enterprise value to EBITDA multiples calculated by Evercore with respect to those target companies were:
Date Announced	Target	Acquirer	EV/LTM Multiple	EV/FY1 EBITDA Multiple
4/2021	Freeman Gas and Electric Co	Superior Plus Corp.	n/a	n/a
3/2021	Airgas USA	ThompsonGas, LLC	n/a	n/a
11/2020	Western Natural Gas Company	Sharp Energy Inc	n/a	n/a
10/2020	Petro Home Services	Superior Plus Corp.	n/a	n/a
8/2020	Rymes Propane and Oil	Superior Plus Corp.	8.0x	5.9x
7/2020	Champagne’s Energy Inc	Superior Plus Corp.	n/a	7.0
1/2020	Western Propane Service	Superior Plus Corp.	n/a	8.3
4/20219	AmeriGas Partners, L.P.	UGI Corporation	10.0	9.9
5/2018	Propane and distallates distribution business (NGL Energy Partners LP)	Superior Plus Corp.	10.8	10.0
11/2017	Retail propane distribution business (NGL Energy Partners LP)	DCC LPG Limited	8.5	7.1
7/2017	Propane Marketing and Services Business (American Midstream Partners, LP)	SHV Energy N.V.	6.5	9.0
2/2017	Canwest Propane (Gibson Energy Inc.)	Superior Plus Corp.	10.8	9.6
6/2016	PAPCO, Inc.; Associated Petroleum Products, Inc.	World Fuel Services Corporation	n/a	6.0

Date Announced	Target	Acquirer	EV/LTM Multiple	EV/FY1 EBITDA Multiple
4/2015	Southern Propane	JP Energy Partners LP	7.0	n/a
9/2013	Three heating oil and propane companies (Griffith Energy Services, Inc.)	Star Gas Partners LP	5.2	n/a
4/2012	Retail propane operations (Inergy, L.P.)	Suburban Propane Partners, L.P.	9.1	9.7
1/2012	Propane and distillate operations (North American Propane, Inc.)	NGL Energy Partners LP	7.3	6.6
12/2011	Retail propane operations (Pacer Propane)	NGL Energy Partners LP	n/a	8.3
10/2011	Heritage Propane and Titan Propane (Energy Transfer LP)	AmeriGas Partners, L.P.	11.4	10.5
8/2011	Propane operations (E. Osterman Propane)	NGL Energy Partners LP	n/a	8.1
1/2010	Liberty Propane Inc. and MGS Propane	Inergy, L.P.	n/a	6.2
Mean			8.6x	8.2x
Median			8.5x	8.3x
Although none of the target companies above are directly comparable to the propane business segment and none of the precedent transactions are directly comparable to the MH merger, Evercore selected these transactions based on its professional judgment because they involve transactions with respect to companies or assets with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of the propane business segment.
Based on the multiples it derived from the selected precedent transactions and based on its professional judgment and experience, Evercore derived implied enterprise values for the propane business segment by (i) applying a selected reference range of enterprise value to LTM EBITDA multiples of 7.5x to 9.5x to the EBITDA of the propane business segment for 2020, as reflected in MIC’s public filings, and (ii) applying a selected reference range of enterprise value to FY1 EBITDA multiples of 7.3x to 9.3x to the estimate of EBITDA of the propane business segment for 2021, as reflected in the MIH Forecasts.
After deducting MIC management’s estimate of the propane business segment’s net debt (calculated as debt less cash) as of June 30, 2021, the precedent transaction analysis of the propane business segment resulted in the following ranges of implied equity values for the propane business segment:
Method	Implied Equity Value Ranges (In $M)
EV/LTM (2020A) EBITDA Multiple	$189.4 – $245.6
EV/FY1 (2021E) EBITDA Multiple	$161.0 – $211.4

c.
Clean Energy Segment

Evercore calculated the run-off levered discounted cash flow analysis of the clean energy segment as described above under the heading “— Sum of the Parts Discounted Cash Flow Analysis”. The analysis resulted in a midpoint implied equity value for the clean energy segment of $5.9 million.
Sum of the Parts Selected Public Company Trading Analysis
Evercore performed a series of selected public company trading analyses to derive ranges of implied equity values for the common units based on a sum-of-the-parts approach aggregating the equity values of the regulated utility, propane business and clean energy segments of Post-Reorg MIH.

Evercore estimated the equity value range of Post-Reorg MIH by aggregating the implied equity value ranges of the regulated utility, propane business and clean energy segments. The sum of the implied equity values from the sum-of-the-parts selected public company trading analyses based on 2021E EBITDA and 2022E EBITDA after dividing by the fully diluted number of common units outstanding as of June 11, 2021, as provided by MIC management, resulted in the following ranges of implied equity value per common unit, which Evercore compared to the MH merger consideration of $3.83 (or $4.11 if the closing occurs after July 1, 2022):
Method	Implied Equity Value Per Common Unit
EV/2021E EBITDA Multiple	$3.32 – $4.17
EV/2022E EBITDA Multiple	$2.51 – $3.10

a.
Regulated Utility Segment

Evercore reviewed and compared the market values and trading multiples of the following seven regulated utility companies that Evercore deemed to have certain characteristics that are similar to those of the regulated utility segment. For each of the selected companies, Evercore calculated the enterprise value of such company as a multiple of EBITDA for the selected company for 2021 and 2022 (referred to in this section as “2021E EBITDA” and “2022E EBITDA”, respectively), in each case, based on information obtained from publicly available company filings, press releases, Wall Street research and FactSet consensus estimates. The selected companies reviewed by Evercore and the implied enterprise value to EBITDA multiples calculated by Evercore with respect to those selected companies were:
Selected Company	EV/2021E EBITDA Multiple	EV/2022E EBITDA Multiple
Atmos Energy Corporation	13.8x	12.3x
Spire Inc	12.1x	11.6x
ONE Gas Inc	15.1x	13.8x
South Jersey Industries Inc	13.2x	11.7x
Northwest Natural Gas Company	10.4x	9.7x
Chesapeake Utilities Corporation	14.3x	13.2x
RGC Resources Inc.	n/a	n/a
75th percentile	14.1x	13.0x
Mean	13.1x	12.1x
Median	13.5x	12.0x
25th percentile	12.4x	11.6x
Although none of the selected companies are directly comparable to the regulated utility segment, Evercore selected these companies based on its professional judgment because they have business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of the regulated utility segment.
Based on the multiples it derived from the selected companies and based on its professional judgment and experience, Evercore derived implied enterprise values for the regulated utility segment by (i) applying a selected reference range of enterprise values to 2021E EBITDA multiples of 11.5x to 14.1x to the estimate of EBITDA of the regulated utility segment for 2021, as reflected in the MIH Forecasts, and (ii) applying a selected reference range of enterprise value to 2022E EBITDA multiples of 11.6x to 13.0x to the estimate of EBITDA of the regulated utility segment for 2022, as reflected in the MIH Forecasts.

After deducting MIC management’s estimate of the regulated utility segment’s net debt (calculated as debt less cash) as of June 30, 2021, the selected public company trading analysis of the regulated utility segment resulted in the following ranges of implied equity values for the regulated utility segment:
Method	Implied Equity Value Ranges (In $M)
EV/2021E EBITDA Multiple	$91.4 – $116.3
EV/2022E EBITDA Multiple	$71.3 – $81.7

b.
Propane Business Segment

Evercore reviewed and compared the market values and trading multiples of the following two propane business companies that Evercore deemed to have certain characteristics that are similar to those of the propane business segment. For each of the selected companies, Evercore calculated the enterprise value of such company as a multiple of 2021E EBITDA and 2022E EBITDA for the selected company, in each case, based on information obtained from publicly available company filings, press releases, Wall Street research and FactSet consensus estimates. The selected companies reviewed by Evercore and the implied enterprise value to EBITDA multiples calcul ated by Evercore with respect to those selected companies were:
Selected Company	EV/2021E EBITDA Multiple	EV/2022E EBITDA Multiple
Superior Plus Corp.	11.4x	10.1x
Suburban Propane Partners LP	7.8x	7.9x
Mean	9.6x	9.0x
Median	9.6x	9.0x
Although none of the selected companies are directly comparable to the propane business segment, Evercore selected these companies based on its professional judgment because they have business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of the propane business segment.
Based on the multiples it derived from the selected companies and based on its professional judgment and experience, Evercore derived implied enterprise values for the propane business segment by (i) applying a selected reference range of enterprise values to 2021E EBITDA multiples of 8.6x to 10.6x to the estimate of EBITDA of the propane business segment for 2021, as reflected in the MIH Forecasts, and (ii) applying a selected reference range of enterprise value to 2022E EBITDA multiples of 8.0x to 10.0x to the estimate of EBITDA of the propane business segment for 2022, as reflected in the MIH Forecasts.
After deducting MIC management’s estimate of the propane business segment’s net debt (calculated as debt less cash) as of June 30, 2021, the selected public company trading analysis of the propane business segment resulted in the following ranges of implied equity values for the propane business segment:
Method	Implied Equity Value Ranges (In $M)
EV/2021E EBITDA Multiple	$195.3 – $245.7
EV/2022E EBITDA Multiple	$143.9 – $185.4

c.
Clean Energy Segment

Evercore calculated the run-off levered discounted cash flow analysis of the clean energy segment as described above under the heading “— Sum of the Parts Discounted Cash Flow Analysis”. The analysis resulted in a midpoint implied equity value for the clean energy segment of $5.9 million.
Miscellaneous
The foregoing summary of certain financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the evaluation of the MH merger by the board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of Post-Reorg MIH. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MIC or its advisors.
Evercore prepared these analyses for the purpose of providing an opinion to the board of directors as to the fairness, from a financial point of view, of the MH merger consideration to be received by holders of common units (other than the Manager or any affiliate thereof). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
The issuance of Evercore’s fairness opinion was approved by an Opinion Committee of Evercore.
Pursuant to the terms of Evercore’s engagement letter with MIC, Evercore is entitled to receive a fee of approximately $1.9 million which will be paid upon consummation of the MH merger, against which a fee of $1.5 million that was payable upon delivery of Evercore’s fairness opinion is fully credited. MIC has also agreed to pay an additional total discretionary fee of $5 million for Evercore’s services as financial advisor under the engagement letter in connection with the engagement. MIC has also agreed to reimburse Evercore for its reasonable and documented out of pocket expenses (including legal fees of outside attorneys, expenses and disbursements) and to indemnify Evercore for certain liabilities arising out of its engagement.
During the two-year period prior to the date of its written opinion, Evercore and its affiliates have provided financial advisory services to MIC and its affiliates, for which Evercore received fees of between $10 million and $15 million. In addition, during the two-year period prior to the date of its written opinion, Evercore and its affiliates provided financial advisory or other services to a portfolio company of Argo, an affiliate of AMF Parent, for which Evercore received fees of approximately $0.2 million. Evercore may provide financial advisory or other services to MIH, Argo and their respective affiliates, and, as applicable, portfolio companies, in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own account or the accounts of their respective customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to MIC, MIH, AMF Parent, Argo, potential parties to the MH merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of MIC, MIH, AMF Parent or Argo.
MIC engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.
Certain Management Projections
MIC does not as a matter of course make public projections as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in connection with the board of directors’ evaluation of the MH merger, MIC’s senior management prepared and provided to the board of directors unaudited prospective financial information for fiscal years 2021 through 2025 in June 2021 (the “June 2021 Projections”). The June 2021 Projections reflected adjustments over time to account for the adverse impact of COVID-19 measures in the State of Hawaii, with economic recovery to pre-pandemic levels not expected to occur until the end of 2024, and assumed that MIH would begin to incur costs and expenses as a publicly traded and listed company from September 2021 after the anticipated closing of the AA transaction.
The June 2021 Projections also were provided to Evercore and Lazard for their use and reliance in connection with their respective financial analyses and opinions, as described in the section entitled “— Opinions of MIC’s Financial Advisors” beginning on page 104 of this proxy statement.
In order to allow MIC’s financial advisors to evaluate the impact of the MH merger not proceeding, and the termination of the Disposition Agreement at the end of its term, MIC senior management included the following two scenarios in the June 2021 Projections:
•
Internalization or Sale

•
Management Fees:   Monthly fee calculated based on “Net Investment Value” (as defined in the MSA) assumed to be paid in cash and which the Manager has the option to receive in stock, with payment of such fees ceasing upon an internalization of MIH’s management or a sale of MIH.

•
Make-Whole Amount:   Make-Whole Amount that applies if the cumulative management fees paid or accrued does not reach the minimum aggregate management fee calculated as set forth in the Disposition Agreement at consummation of the internalization or sale.

•
Waived Fees:   Payment of $8.5 million of Waived Fees on the last Disposition (including an internalization) (as such terms are defined in the Disposition Agreement) pursuant to the terms of the Disposition Agreement.

•
Disposition Payment:   Payment in connection with the internalization of MIH’s management or in connection with a sale of MIC Hawaii in the fourth quarter of 2025 with an enterprise value based on a range of LTM EBITDA multiples of 7.0x to 10.0x. In the event of an internalization or sale, the negotiated settlement amount was assumed to be equal to the disposition payment payable in accordance with the Disposition Agreement based on an assumed roll forward valuation range for MIC Hawaii.

•
No Internalization or Sale

•
Management Fees:   Monthly fee (assumed to be paid in cash and which the Manager has the option to receive in stock) paid in perpetuity and calculated based on “Net Investment Value”.

•
Make-Whole Amount, Waived Fees and Disposition Payment:   None.

In connection with the sale process involving MIC Hawaii, MIC management also prepared and provided to the board of directors for its review unaudited prospective financial information for fiscal years 2020 through 2025, which information was provided to prospective acquirors of MIC Hawaii in January 2020 in connection with the first phase of such sale process (the “January 2020 Phase 1 Marketing Projections”), and which information was updated in connection with the second phase of such sale process and provided to prospective acquirors of MIC Hawaii in May 2020 (the “May 2020 Phase 2 Marketing Projections” and, together with the January 2020 Phase 1 Marketing Projections, collectively, the “Marketing Projections”). The May 2020 Phase 2 Marketing Projections reflected the estimated impact of the COVID-19 pandemic on the business, including a recovery of sales of a majority of gas volumes by the end of 2020 and then a full recovery to levels consistent with the January 2020 Phase 1 Marketing Projections by the end of 2021. The Marketing Projections were provided to potential participants in the sale process involving MIC Hawaii that executed confidentiality agreements with MIC (including Argo) in connection with their respective evaluations of a potential acquisition of MIC Hawaii and to support them in formulating indicative proposals. Although the Marketing Projections also were provided to Evercore and Lazard, Evercore and Lazard were directed by MIC to use the June 2021 Projections for purposes of their respective financial analyses and opinions given that the Marketing Projections were prepared solely in connection with the sale process involving MIC Hawaii and provided to potential acquirors to facilitate their efforts in formulating indicative proposals, and accordingly Evercore and Lazard did not use or otherwise rely on the Marketing Projections for purposes of their respective financial analyses or opinions. The summaries of the unaudited prospective financial information below are not being included in this proxy statement to influence a stockholder’s decision whether to approve the MH merger agreement and thereby approve the MH merger, but are being included to provide our stockholders with certain unaudited prospective financial information that was made available to the board of directors, MIC’s financial advisors and the potential participants in the sale process involving MIC Hawaii.
The unaudited prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of unaudited prospective financial information or U.S. generally accepted accounting principles (“GAAP”). KPMG LLP, MIC’s independent, registered public accounting firm, has not audited, compiled or performed any procedures with respect to the unaudited prospective financial information and does not express an opinion or any form of assurance related thereto.
The unaudited prospective financial information, while presented with numerical specificity, reflects numerous estimates and assumptions that are inherently uncertain and beyond the control of MIC’s management, including, among other things, MIC’s future financial results, industry performance and activity, the regulatory environment, commodity prices, demand for energy, competition, general business, economic and financial conditions and matters specific to MIC’s businesses, which may not be realized. The unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The unaudited prospective financial information should be evaluated, if at all, in light of the assumptions made by MIC and in conjunction with other information regarding MIC, MIH and MIC Hawaii contained elsewhere in this proxy statement and MIC’s public filings with the SEC. Our stockholders are urged to review MIC’s SEC filings for a description of risk factors with respect to the businesses of MIC. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 30 of this proxy statement and the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement. MIC can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the prospective financial information covers multiple years, such information by its nature, becomes less predictive with each successive year. Actual results may differ materially from those set forth below.
The unaudited prospective financial information also does not take into account any circumstances or events occurring after the date on which it was prepared and does not give effect to the transactions contemplated by the MH merger agreement, including the MH merger. MIC can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the MH merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except to the extent required by applicable law, MIC does not intend to make publicly available any update or other revisions to the unaudited prospective financial information, even in the event that any or all of the underlying estimates and assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The inclusion of the unaudited prospective financial information in this proxy statement should not be regarded as an indication that MIC or any of its affiliates, advisors, officers, directors or other representatives or any other recipient of this information considered or now considers the unaudited prospective financial information to be necessarily predictive of actual future events or events which have occurred since the date of such forecasts, and the unaudited prospective financial information should not be relied upon as such. Neither MIC nor any of its affiliates, advisors, officers, directors or other representatives can give any assurance that actual results will not differ materially from the unaudited prospective financial information. Neither MIC nor any of its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder of MIC regarding the ultimate performance of MIC, MIH or MIC Hawaii compared to the information contained in the unaudited prospective financial information or that the unaudited prospective financial information will be achieved.
In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information and considering that the special meeting will be held several months after the unaudited prospective financial information was prepared, our stockholders are cautioned not to place undue, if any, reliance on the unaudited prospective financial information. Since the dates the unaudited prospective financial information was prepared, MIC has made publicly available its actual results of operations for the applicable quarters ending subsequent to such information. You should review MIC’s SEC filings to obtain this information. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 184 of this proxy statement.
June 2021 Projections
The following is a summary of the June 2021 Projections:
	2021E	2022E	2023E	2024E	2025E
	($ in millions)
Revenue	$197	$193	$208	$225	$239
EBITDA (Gross of MIH Corporate Costs)	$39	$42	$50	$58	$67
EBITDA (Net of MIH Corporate Costs)	$36	$31	$38	$46	$55
Net Income	$11	$6	$11	$18	$24
Capital Expenditures	$14	$20	$14	$14	$18
Additional MIH Corporate Costs (Make-Whole Fee)(1)	$—	$—	$4	$11	$17
Additional MIH Corporate Costs (Make-Whole Fee)(2)	$—	$—	$4	$10	$16
Unlevered Free Cash Flow(3)	$4	$0	$11	$17	$18
Unlevered Free Cash Flow(4)	$4	$1	$11	$17	$19

(1)
Used by Evercore for purposes of its analyses. Estimated to be payable only if the MH merger were to occur in such year. Assumes discount rate of 7.8%.

(2)
Used by Lazard for purposes of its analyses. Estimated to be payable only if the MH merger were to occur in such year. Assumed discount rate of 6.8%.

(3)
Used by Evercore for purposes of its sum-of-the-parts discounted cash flow analysis of the regulated utility segment and propane business segment of MIH and calculated as EBITDA less unlevered taxes, pension contribution, capital expenditures and changes in net working capital.

(4)
Used by Lazard for purposes of its sum-of-the-parts discounted cash flow analysis of the regulated utility segment and propane business segment of MIH and calculated as EBITDA less income taxes, changes in net working capital, pension contribution and capital expenditures and other investing activities, plus increase in deferred income taxes.

January 2020 Phase 1 Marketing Projections
The following is a summary of the January 2020 Phase 1 Marketing Projections:
	2021E	2022E	2023E	2024E	2025E
	($ in millions)
Revenue	$252	$255	$259	$267	$281
EBITDA	67	70	73	75	81

	2021E	2022E	2023E	2024E	2025E
	($ in millions)
Net Income	29	31	32	32	36
Capital Expenditures	$14	$28	$29	$23	$20
May 2020 Phase 2 Marketing Projections
The following is a summary of the May 2020 Phase 2 Marketing Projections:
	2021E	2022E	2023E	2024E	2025E
	($ in millions)
Revenue	$228	$248	$252	$260	$274
EBITDA	57	70	73	75	81
Net Income	22	31	32	32	36
Capital Expenditures	$25	$30	$29	$23	$20
Certain of the unaudited prospective financial information was not prepared in accordance with GAAP, including EBITDA and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations of non-GAAP financial measures may differ from others in the industry and EBITDA and unlevered free cash flow are not necessarily comparable with similar titles used by other companies. The non-GAAP financial measures included in the June 2021 Projections were relied upon by Evercore and Lazard for purposes of their respective financial analyses and opinions and by the board of directors in connection with its consideration of the MH merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Evercore or Lazard for purposes of their respective financial analyses and opinions or by the board of directors in connection with its consideration of the MH merger. Accordingly, we have not provided a reconciliation of the financial measures.
The MH Merger Agreement
The board of directors of MIC has approved the MH merger agreement dated as of June 14, 2021 providing for the merger of AMF Merger Sub with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent.
A copy of the MH merger agreement is incorporated into the proxy statement by reference and attached as Annex B hereto.
Closing and Effective Time of the MH Merger
Unless otherwise agreed upon in writing by MIH and AMF Parent, the closing of the MH merger will take place on the 10th business day after the satisfaction or waiver of all of the conditions precedent set forth in the MH merger agreement (as described in the section entitled “— MH Merger Closing Conditions” beginning on page 150 of this proxy statement) (other than those conditions that by their terms cannot be satisfied until the closing of the MH merger, but subject to the satisfaction or waiver of those conditions).
Subject to the terms of the MH merger agreement, as soon as practicable on the closing date, AMF Parent and MIH will file a certificate of merger, together with any required certificates, filings and recordings, with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DLLCA. The MH merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as AMF Parent and MIH agree upon and specify in the certificate of merger.

Certificate of Formation; Limited Liability Company Agreement; Managing Member; Directors and Officers
The certificate of formation of MIH in effect immediately prior to the effective time will be the certificate of formation of the surviving company until thereafter amended as provided therein or by applicable law. At the effective time, the limited liability company agreement attached to the MH merger agreement will be the limited liability company agreement of the surviving company until, subject to the MH merger agreement covenant relating to directors’ and officers’ indemnification and insurance, thereafter amended as provided therein or by applicable law. Subject to applicable law, from and after the effective time, the managing member of AMF Merger Sub immediately prior to the effective time and the officers of MIH immediately prior to the effective time will be the managing member and officers of the surviving company, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the surviving company. There will be no board of directors of the surviving company from and after the effective time.
MH Merger Consideration
At the effective time:
•
each outstanding MIH common unit (other than excluded units, which are described in the following two bullet points) will be converted into the right to receive $3.83 per unit in cash, without interest. If the closing of the MH merger occurs after July 1, 2022, then the MH merger consideration will be equal to $4.11 per unit in cash, without interest;

•
each MIH common unit held by AMF Parent or AMF Merger Sub or held by MIH in treasury will be automatically canceled, without payment of any consideration; and

•
each MIH common unit held by any subsidiary of either MIH or AMF Parent (other than AMF Merger Sub) will be converted into such number of limited liability company interests in the surviving company such that each such subsidiary owns the same percentage interest in the surviving company immediately following the effective time that it owned in MIH immediately prior to the effective time.

If at any time during the period from June 14, 2021 to the effective time, MIH or the Company changes the number of common shares of the Company common stock or common units of MIH, as applicable, issued and outstanding prior to the effective time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Company common stock or MIH common units, as applicable, then the MH merger consideration will be appropriately adjusted to reflect such change.
Treatment of Equity Awards
The MH merger agreement provides that the restricted stock units under MIH’s equity plans will be treated as set forth below.
Treatment of Restricted Stock Units.   At the effective time, each restricted stock unit outstanding immediately prior to the effective time, whether vested or unvested, will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined by multiplying the MH merger consideration by the number of common units of MIH subject to such restricted stock unit prior to the effective time.
Treatment of Performance Share Units Granted Under the LTIP.   Other than as noted in the paragraph below, performance share units granted under the Company long-term incentive plan will be settled in cash, on terms agreed among the Company, MIH and Parent.
Adjustment of Awards/Termination of Employment/MGS Transferred Employees.
•
All restricted share units and performance share units of MIH outstanding on June 14, 2021 will be subject to adjustment under the MIH equity plans upon a stock dividend or other extraordinary dividend paid in connection with the AA transaction.

•
Any employee whose employment or service is terminated prior to the closing of the MH merger will have his or her restricted share units and performance share units of MIH forfeit, vest or be payable in accordance with the applicable award documents and the MIH equity plans with the AA transaction constituting a “change in control” under such plans and agreements and based upon achievement of the applicable performance goals of the award up until the closing, or the end of the original performance period, if earlier.

•
Employees of MIC Global Services, LLC who have their employment transferred to MIH or a MIC Hawaii Company will have their retained restricted share units and performance share units be subject to the paragraphs above under the headings “Treatment of Restricted Stock Units” and “Treatment of Performance Share Units Granted Under the LTIP” on page 128. However, notwithstanding actual achievement of performance levels for the applicable performance period, performance for performance share units of MIH will be based on assumed achievement of target level performance and the target number of common units of MIH subject to such performance share units will be multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the closing of the MH merger and the denominator is the number of days in the full performance period. In addition, in the event an MIC Global Services transferred employee is terminated other than for “cause” prior to the consummation of the AA transaction, his or her restricted stock units will become fully vested and his or her performance share units will vest based on assumed achievement of target level performance and with the target number of common units of MIH subject to such performance share units multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the termination date and the denominator is the number of days in the full performance period.

Payment Procedures
Prior to the effective time, MIH will select a bank or trust company reasonably acceptable to AMF Parent as paying agent. At or prior to the effective time, AMF Parent will deposit, or cause to be deposited, with the paying agent, separate and apart from its other funds, for the benefit of holders of certificated units, uncertificated units and book-entry units of MIH, cash in an amount equal to the aggregate merger consideration (together with the aggregate amount of any distributions with a record date prior to the effective time which may have been authorized by MIH and which remain unpaid at the effective time) which such holders are entitled to receive in accordance with the MH merger agreement.
As promptly as practicable after the effective time, but in no event more than three business days following the effective time, the surviving company will cause the paying agent to mail (and to make available for collection by hand) to each holder of record of certificated units of MIH immediately prior to the effective time (other than holders of excluded units) a letter of transmittal (which will be in customary form, will be approved by MIH and AMF Parent and will specify that delivery will be effected, and risk of loss and title to the certificated units of MIH will pass, only upon proper delivery of the certificates representing MIH common units (or affidavits of loss in lieu thereof as provided in the MH merger agreement) to the paying agent and will have such other provisions as AMF Parent and the surviving company may reasonably specify) and instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu thereof as provided in the MH merger agreement) in exchange for the MH merger consideration.
As promptly as practicable after the effective time, but in no event more than three business days following the effective time, the surviving company will cause the paying agent to pay to each such holder (other than holders of excluded units), an amount in cash equal to the aggregate merger consideration (together with the amount of any distributions with a record date prior to the effective time which may have been authorized by MIH and which remain unpaid at the effective time) that such holder is entitled to receive in respect of his, her or its common units of MIH pursuant to the MH merger agreement. No interest will be paid or accrue on any amount payable upon due transfer of uncertificated or book-entry units of MIH.
In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by AMF Parent, the posting by such person of a bond in customary and reasonable amount as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue the MH merger consideration in exchange for such lost, stolen or destroyed certificate. No interest will be paid or accrue on any amount payable upon due surrender of certificates (or affidavits of loss in lieu thereof).
In the event of a transfer of ownership of common units of MIH that is not registered in the transfer records of MIH, payment of the MH merger consideration in respect of the applicable common units of MIH may be made to a person other than the person in whose name the common units of MIH so surrendered is or are registered if such common units of MIH will be properly endorsed or otherwise be in proper form for transfer, and the person requesting such payment will pay any transfer or other taxes required by reason of the payment of the MH merger consideration in respect thereof or establish to the reasonable satisfaction of the surviving company that such taxes have been paid or are not applicable.
If any cash deposited with the paying agent is not claimed following one (1) year after the effective time, such cash will be delivered to the surviving company upon demand, and any such holder or eligible person who has not previously complied with the exchange procedures in the MH merger agreement may thereafter look only to the surviving company, and the surviving company will remain liable, for payment of any such holder’s or eligible person’s claim for the MH merger consideration without any interest. Furthermore, none of AMF Parent, AMF Merger Sub, MIH, the Company, the surviving company, or the paying agent will be liable to any person in respect of any portion of the MH merger consideration fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. However, any amounts remaining unclaimed by holders of shares of common units of MIH immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity will, to the extent not prohibited by applicable law, become the property of AMF Parent, free and clear of all or any claims or interest of any such person previously entitled thereto.
No interest will be paid or accrue on any amount payable upon due transfer of uncertificated units or book-entry units of MIH. AMF Parent, the surviving company or the paying agent, as the case may be, will be entitled to deduct and withhold from the MH merger consideration or other amounts otherwise payable pursuant to the MH merger agreement any amounts that it is required to deduct and withhold with respect to the making of such payment under applicable law.
Appraisal Rights
No appraisal rights are available with respect to the MH merger.
Further Assurances
If at any time before or after the effective time, AMF Parent, the Company or MIH reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the MH merger or to carry out the purposes and intent of the MH merger agreement and to vest AMF Parent following the MH merger agreement with all full right, title and possession to all assets, property, rights, privileges, powers and franchises of MIH at or after the effective time, then AMF Parent, AMF Merger Sub, MIH and the Company and the surviving company and their respective officers and directors or managers will execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the MH merger and to carry out the purposes and intent of the MH merger agreement.
Representations and Warranties
The MH merger agreement contains customary representations and warranties made by MIH that are subject to specified exceptions and qualifications contained in the MH merger agreement. MIH’s representations and warranties are, in certain cases, qualified by MIH’s “knowledge,” “materiality” and “MH Company Material Adverse Effect.” For purposes of the MH merger agreement, “MH Company Material Adverse Effect” means any change, event, effect or occurrence (or changes, events, effects or occurrences taken together) having a material adverse effect on (i) the businesses, assets, properties, results of operations or financial condition of MIH and MIC Hawaii and its subsidiaries (MIC Hawaii and its subsidiaries being collectively referred to in this proxy statement as the “MIC Hawaii Companies” or “MIC Hawaii Company”), taken as a whole, or (ii) the ability of the Company or MIH to perform their respective obligations in all material respects under the agreement or consummate the MH merger, except with respect to clause (i) only, to the extent that such change, event, effect or occurrence results from or relates to:
•
changes in economic or political conditions or the financing, banking, credit, currency, commodity or capital markets in general (including stock market fluctuations and changes in interest or exchange rates, commodity prices, electricity prices, natural gas or other fuel costs);

•
changes in laws, orders, regulatory processes or interpretations thereof (including changes in laws affecting owners or providers of gas production, gathering, transmission or distribution) or changes in accounting requirements or principles (including GAAP) or any other change or effect arising out of or relating to any action or order before a governmental entity (including the Hawaii Public Utilities Commission (the “HPUC”)), including any action arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the reorganization, the AA transaction or any Alternative MIC Sale or the MH merger agreement and the transactions contemplated thereby, including the MH merger;

•
changes in operating, business, regulatory or other conditions or events affecting the industries, markets or geographical areas in which the Company, the subsidiaries of the Company, MIH or the MIC Hawaii Companies conduct their respective businesses, including the natural gas transmission or distribution industries (including, in each case, any changes in the operations thereof or with respect to system-wide changes or developments in natural gas transmission or distribution systems);

•
the announcement or pendency of this Agreement or the transactions contemplated by the MH merger agreement, the reorganization, the AA transaction or any communication by AMF Parent or any of its affiliates of its plans or intentions (including in respect of employees) with respect to any of the businesses of the Company and the MIC Hawaii Companies, including losses or threatened losses of, or any adverse change in the relationship (whether contractual or otherwise) with, employees, independent contractors, customers, suppliers, distributors, financing sources, joint venture partners, licensors, licensees or others having relationships with the Company, the subsidiaries of the Company, MIH and the MIC Hawaii Companies;

•
conduct by the Company, the subsidiaries of the Company, MIH or the MIC Hawaii Companies (i) permitted under the MH merger agreement or (ii) for which AMF Parent gave its prior written consent;

•
any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or civil unrest or any escalation, worsening or diminution thereof, whether or not occurring or commenced before or after June 14, 2021;

•
any epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any escalation or worsening thereof, whether or not occurring or commenced before or after June 14, 2021;

•
any action requested or advised to be taken by any governmental entity or required to be taken under any law or order or any existing contract by which the Company, any of the subsidiaries of the Company, MIH or any of the MIC Hawaii Companies (or any of their respective properties) is bound, including the effects of any rate or cost recovery proceeding;

•
any failure, in and of itself, by the Company, any of the subsidiaries of the Company, MIH or any of the MIC Hawaii Companies to meet any internal projections or forecasts or any change in the credit rating of the Company, any of the subsidiaries of the Company, MIH or any of the MIC Hawaii Companies (it being understood that this clause will not prevent a determination that the underlying cause of any failure to meet any internal projections or forecasts or any change in the credit rating of the Company, any of the subsidiaries of the Company, the Company or any of the MIC Hawaii Companies is an MH Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided in the MH merger agreement);

•
any change in the cost or availability or other terms of any financing necessary for AMF Parent to consummate the transactions contemplated by the MH merger agreement;

•
the fact that the prospective owner of MIH and the MIC Hawaii Companies is AMF Parent or an affiliate of AMF Parent;

•
(i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or disposition of operations, divisions, businesses, product lines, customers or assets arising from AMF Parent’s compliance with its obligations under the MH merger agreement, or (ii) the application of antitrust laws (including any action or judgment arising under the antitrust laws) to the transactions contemplated by the MH merger agreement;

•
any seasonal changes in the results of operations of the Company, any of the subsidiaries of the Company, MIH or any of the MIC Hawaii Companies;

•
any changes in the market price or trading volume of the common shares of the Company or common units of MIH, as applicable (it being understood that this clause will not prevent a determination that the underlying cause of any change in the market price or trading volume of the common shares of the Company or common units of MIH is an MH Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided in the MH merger agreement);

•
(i) any action taken by AMF Parent or any of its affiliates or (ii) the omission of an action that was required to be taken by AMF Parent or any of its controlled affiliates pursuant to the MH merger agreement; or

•
labor conditions in the industries or markets in which the Company, the subsidiaries of the Company, MIH and the MIC Hawaii Companies operate; provided, that with respect to the first three bullet points and the sixth and sixteenth bullet points above and herein, such change, event, effect or occurrence will not be excluded to the extent it disproportionately affects the MIC Hawaii Companies, taken as a whole, as compared to other entities operating in the industry in which the MIC Hawaii Companies operate.

MIH’s representations and warranties under the MH merger agreement relate to, among other things:
•
corporate matters related to MIH, such as organization, existence, good standing and authority to carry on its business and the subsidiaries of MIC Hawaii;

•
the power and authority of MIH to enter into the MH merger agreement and the taking of actions to consummate the MH merger and the other transactions contemplated by the MH merger agreement and the enforceability of the MH merger agreement against MIH;

•
the ability of MIH to enter into the MH merger agreement without obtaining any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any governmental entity, other than certain regulatory approvals;

•
MIH’s and the MIC Hawaii Companies’ capitalization, including the number of membership interests of MIH issued and outstanding and the ownership of equity interests of the MIC Hawaii Companies;

•
absence of preemptive or other similar rights that obligate MIH or the applicable MIC Hawaii Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any of the applicable interests in MIH or the MIC Hawaii Companies;

•
absence of voting trusts or similar agreements to which MIH or any MIC Hawaii Company is a party that relate to any of the applicable interests in MIH or the MIC Hawaii Companies;

•
SEC filings of MIH;

•
financial statements of certain of the MIC Hawaii Companies;

•
internal accounting controls of the MIC Hawaii Companies;

•
estimated transaction expenses of MIH (including financial advisors) and the amount of the fees required to be paid under the Disposition Agreement;

•
certain indebtedness of MIH and the MIC Hawaii Companies;

•
absence of certain undisclosed liabilities;

•
absence of certain changes and an MH Company Material Adverse Effect since December 31, 2020 and absence of payments that would constitute Leakage other than Permitted Leakage (each as defined in the section of this proxy statement entitled “The AA Transaction Proposal — The AA Transaction Agreement — Indemnities”) since March 31, 2021;
•
compliance with laws and regulatory requirements of MIH and certain of the MIC Hawaii Companies, as applicable;

•
MIH and the applicable MIC Hawaii Companies’ possession of required permits;

•
absence of certain litigation;

•
employee benefit plans;

•
labor matters;

•
tax matters;

•
intellectual property matters;

•
certain material contracts to which MIH or any of the MIC Hawaii Companies are a party;

•
environmental matters;

•
owned and leased real property;

•
maintenance of material insurance policies by MIH and each of the MIC Hawaii Companies;

•
absence of undisclosed brokerage, financial advisory, finders’ and similar fees and commissions;

•
certain transactions with affiliates;

•
compliance with applicable privacy and data security laws; and

•
certain indemnification claims made by the Manager under the MSA.

The MH merger agreement also contains customary representations made by the Company that are subject to specified exceptions and qualifications contained in the MH merger agreement. The Company’s representations and warranties are, in certain cases, qualified by the Company’s “knowledge” “materiality” and “MH Company Material Adverse Effect.” The Company’s representations and warranties relate to, among other things:
•
corporate matters related to the Company, such as organization, existence, good standing and authority to carry on its business;

•
the power and authority of the Company to enter into the MH merger agreement and the taking of actions to consummate the MH merger and the other transactions contemplated by the MH merger agreement and the enforceability of the MH merger agreement against the Company;

•
the ability of the Company to enter into the MH merger agreement without obtaining any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any governmental entity, other than certain regulatory approvals;

•
SEC filings and financial statements of the Company;

•
compliance with applicable sections of the Sarbanes-Oxley Act of 2002;

•
the Company’s disclosure controls and procedures and internal controls over financial reporting and the accuracy of the information contained in this proxy statement;

•
absence of undisclosed liabilities;

•
the Company’s capitalization, including the number of common shares issued and outstanding;

•
receipt by the Company board of directors of opinions by Lazard Frères & Co. LLC and Evercore Group, LLC as to the fairness, from a financial point of view, of the MH merger consideration to be received by the holders of the common units of MIH;

•
inapplicability of state takeover laws and regulations to the MH merger agreement, the MH merger and the other transactions contemplated by the MH merger agreement;

•
absence of undisclosed brokerage, financial advisory, finders’ and similar fees and commissions in connection with the transactions contemplated by the MH merger agreement;

•
absence of certain litigation;

•
absence of legal impediments that would disqualify the Company from consummating the transactions contemplated by the MH merger agreement; and

•
absence of agreements, commitments or obligations that impair the ability of KKR, the Company or any of its subsidiaries from performing their respective indemnification obligations under the AA transaction agreement.

The MH merger agreement also contains customary representations and warranties made by AMF Parent and AMF Merger Sub that are subject to specified exceptions and qualifications contained in the MH merger agreement. AMF Parent’s and AMF Merger Sub’s representations and warranties are, in certain cases, qualified by AMF Parent’s “knowledge,” “materiality” and “AMF Parent material adverse effect.” For purposes of the MH merger agreement, “AMF Parent material adverse effect” means any change, event, effect or occurrence having a material adverse effect on the ability of AMF Parent to timely perform its obligations under the MH merger agreement or timely consummate the transactions contemplated under the MH merger agreement.
AMF Parent’s and AMF Merger Sub’s representations and warranties under the MH merger agreement relate to, among other things:
•
corporate matters related to AMF Parent and AMF Merger Sub, such as organization, existence, good standing and corporate power;

•
authority of AMF Parent and AMF Merger Sub to enter into the MH merger agreement and consummate the MH merger and the other transactions contemplated by the MH merger agreement and the enforceability of the MH merger agreement against AMF Parent and AMF Merger Sub;

•
the ability of AMF Parent and AMF Merger Sub to enter into the MH merger agreement without obtaining any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any governmental entity, other than certain regulatory approvals;

•
compliance with laws by AMF Parent and AMF Merger Sub;

•
absence of certain litigation;

•
the committed financing and the availability and sufficiency of funds in accordance with the equity commitment letters to consummate the MH merger;

•
solvency of AMF Parent;

•
absence of agreements between AMF Parent, or its affiliates, and any member of the management or directors of the Company, subsidiaries of the Company, MIH, or any of the MIC Hawaii Companies relating to the transactions contemplated by the MH merger agreement;

•
absence of interests in competitors of the MIC Hawaii Companies;

•
formation of AMF Parent and AMF Merger Sub solely for the purpose of engaging in the transactions contemplated by the MH merger agreement;

•
accuracy of the information provided by AMF Parent or AMF Merger Sub for purposes of inclusion in this proxy statement;

•
absence of ownership of common shares of the Company or common units of MIH, as applicable, by AMF Parent, AMF Merger Sub or any of their respective affiliates;

•
absence of undisclosed brokerage, financial advisory, finders’ and similar fees and commissions; and

•
absence of legal impediments that would disqualify AMF Parent or AMF Merger Sub from consummating the transactions contemplated by the MH merger agreement.

None of the representations and warranties contained in the MH merger agreement will survive beyond the effective time.

Conduct of Business by MIH and the Company Pending the MH Merger
The MH merger agreement contains certain covenants restricting the conduct of business by the Company and MIH between June 14, 2021 and the effective time. In general, the Company and MIH have agreed that, except (i) as otherwise agreed among the Company, MIH and AMF Parent in connection with the execution of the MH merger agreement, (ii) as required or contemplated by the MH merger agreement, (iii) as required by applicable law or required or requested by governmental entities, (iv) as required by certain contracts to which the Company, any of the Company’s subsidiaries, MIH or any of the MIC Hawaii Companies is bound, (v) as required in the event of an emergency situation to protect life, property or the environment or to comply with public health requirements or (vi) as with the prior written consent of AMF Parent, the Company and MIH will, and will cause the MIC Hawaii Companies to, use commercially reasonable efforts to, (a) conduct the MIC Hawaii Business in all material respects in the ordinary course materially consistent with past practice and (b) use commercially reasonable efforts to preserve intact its and their respective business organizations, keep available the services of their executive officers and maintain in all material respects satisfactory relationships with persons having business relationships with them.
MIH and the Company have also agreed that between June 14, 2021 and the earlier of (x) (1) with respect to the Company, consummation of the reorganization and (2) with respect to MIC, the effective time and (y) termination of the MH merger agreement, except (A) as otherwise agreed among the Company, MIH and AMF Parent in connection with the execution of the MH merger agreement, (B) as required or contemplated by the MH merger agreement, (C) as required but applicable law or required or requested by a governmental entity, (D) as required by certain contracts to which the Company, any of the Company’s subsidiaries, MIH or any of the MIC Hawaii Companies or is bound, (E) to take action as is necessary in the event of an emergency situation to protect life, property or the environment or comply with public health requirements or (F) with the prior written consent of AMF Parent (such consent will not be unreasonably withheld conditioned or delayed), the Company and MIH will not, and will cause the MIC Hawaii Companies not to, effect any of the following:
•
make any change in or amendment to the constituent documents of MIH or the MIC Hawaii Companies (other than de minimis or ministerial changes or amendments);

•
issue or sell, or authorize the issuance or sale of, any units, membership interests, partnership interests or shares of capital stock or any other ownership interests, as applicable, or issue or sell, or authorize the issuance or sale of, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any units, membership interests, partnership interests or shares of capital stock or any other ownership interests, as applicable (other than issuances of common shares of the Company or common units of MIH (a) in respect of restricted stock units or performance share units outstanding on June 14, 2021, (b) pursuant to, restricted stock units and/or performance share units granted in accordance with the MH merger agreement or in the ordinary course of business, or (c) to the Manager pursuant to the MSA);

•
split, combine, redeem or reclassify, or purchase or otherwise acquire, any units, membership interests, partnership interests, shares of capital stock or other securities, as applicable, other than (a) any such purchases or redemptions by a wholly-owned subsidiary of MIH with respect to such subsidiary’s own capital stock or other equity interests or (b) in connection with the vesting of restricted stock units or performance share units of MIH (including in connection with any required withholding taxes related to such exercise or vesting);

•
sell, transfer, lease, license or otherwise dispose of any assets or properties of MIH or any MIC Hawaii Company for a purchase price in the aggregate in excess of $1,000,000, except for (a) non-exclusive licenses of intellectual property granted in the ordinary course of business, (b) sales of gas in the ordinary course of business consistent with past practice, (c) dispositions of obsolete or immaterial assets or (d) transfers among the Company and the MIC Hawaii Companies;

•
other than (a) a distribution of the proceeds of the AA transaction or any Alternative MIC Sale, or (b) any dividend or distribution by a MIC Hawaii Company to MIH or another MIC Hawaii Company, declare, set aside or pay any stockholder or member dividend or other distribution by MIH or any MIC Hawaii Company;

•
with respect to MIH or any MIC Hawaii Company, merge, consolidate or effect any other business combination with or into any other person, or dissolve or liquidate MIH or any of the MIC Hawaii Companies;

•
other than in the ordinary course of business, amend in any material respect or terminate any material contract or real property lease or enter into a contract which, had it been entered into prior to June 14, 2021, would have been a material contract or real property lease; provided, however, that MIH, the Company or any of their respective subsidiaries may renegotiate the terms of, or otherwise extend, in each case on current market terms, any material contract or real property lease that has expired in accordance with its terms prior to June 14, 2021 or is scheduled to expire in accordance with its terms within six (6) months after the relevant date of determination;

•
with respect to MIH or any MIC Hawaii Company, (a) incur any indebtedness for borrowed money, other than short-term indebtedness, intercompany indebtedness or letters of credit incurred in the ordinary course of business or borrowings under existing credit facilities (including any refinancing or extension thereof) or indebtedness to be discharged at closing, or (b) make any loans or advances to any other person, other than loans and advances to subsidiaries or employees consistent with past practice;

•
except as may be required by any governmental entity, under GAAP or other applicable accounting rules or standards or any law, make any material change in methods, principles and practices of accounting, including tax accounting policies and procedures, of MIH or any MIC Hawaii Company;

•
(a) make, change or revoke any material tax election, including, for the avoidance of doubt, any election to treat MIH as other than a partnership for tax purposes, (b) change an annual tax accounting period, (c) amend any material tax return, (d) enter into any closing agreement within the meaning of Section 7121 of the tax code (or any similar provision of applicable law), (e) settle or compromise any audit, dispute, investigation or proceeding with respect to any claim or assessment relating to a material amount of taxes of MIH or any of the MIC Hawaii Companies, (f) consent to any extension or waiver of the limitation period applicable to any claim or assessment relating to a material amount of taxes of MIH or any of the MIC Hawaii Companies (other than filing tax returns pursuant to non-discretionary extensions);

•
hire, engage or terminate the employment or engagement of any employee or individual independent contractor of MIH or any MIC Hawaii Company who will earn, or does earn, annual base compensation in excess of $200,000, grant or agree to grant to any officer or employee of MIH or any MIC Hawaii Company any increase in wages, bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, or establish any new compensation or employee benefit plans or arrangements of MIH or any MIC Hawaii Company, or amend or agree to amend in any material respect any existing employee benefit plans, except (a) as may be required under applicable law, (b) pursuant to the employee benefit plans or collective bargaining agreements of MIH or the MIH subsidiaries in effect on June 14, 2021 and (c) in the ordinary course of business, including (1) for the granting of salary or wage increases to employees (other than officers) as part of an ordinary course planned wage increase and review process with such increases not to exceed 2% per annum, (2) for the establishing of a short-term incentive plan or an annual incentive plan for any fiscal year beginning after June 14, 2021 for the purpose of making annual grants in an aggregate amount per annum that does not exceed the corresponding amount for 2021, including making annual grants of restricted stock units, (3) for the establishing of a long-term incentive plan for any fiscal year beginning after June 14, 2021 for the purpose of making annual grants in an aggregate amount per annum that does not exceed the corresponding amount for 2021, including making annual grants of performance share units, (4) the granting of equity awards to non-employee directors in May of each year in accordance with past practice, (5) for the granting of salary increases in connection with promotions that do not exceed 10% per annum or the granting of long-term incentive and equity grants in connection with promotions consistent with past practice that do not exceed, in the aggregate, the corresponding amount for 2021, or (6) for payment of any accrued or earned but unpaid compensation;

•
make any material amendments, changes or modifications to any incentive agreement, including the retention and severance bonuses;

•
make, or agree to commit to make, any capital expenditure by MIH or any MIC Hawaii Company that is in the aggregate in excess of $5,000,000, except for capital expenditures in accordance with the capital expenditure plan delivered by MIH in connection with the execution of the MH merger agreement;

•
enter into any collective bargaining agreement or other agreement of MIH or any MIC Hawaii Company with a labor union, works council or similar organization on terms that are materially less favorable to MIH or any of the MIC Hawaii Companies than the terms in effect on June 14, 2021;

•
other than transaction-related litigation, pay, discharge, settle or satisfy any material litigation, arbitration, proceeding, claim, liability or obligation of or involving the Company or any MIC Hawaii Company, other than any such payment, discharge, settlement or satisfaction (a) in the ordinary course of business, (b) that would not result in any liability in excess of $1,000,000 in the aggregate or such greater amount reserved therefor or reflected in certain filings with the SEC by the Company or MIH (in each case, excluding any amount that may be paid under insurance policies or indemnification agreements) or (c) that would impose any non-monetary obligations on MIH or the MIC Hawaii Companies;

•
other than in the ordinary course of business consistent with past practice or in connection with a transaction that is otherwise permitted pursuant to the MH merger agreement, permit any material assets of MIH or any MIC Hawaii Company to become subject to any lien (other than permitted liens);

•
except as may be required by any order, by a government entity write off as uncollectible any accounts receivable of MIH or any MIC Hawaii Company, except write offs in the ordinary course of business consistent with past practice charged to applicable reserves;

•
except as may be required by any order by a government entity, accelerate or decelerate any of MIH’s or any MIC Hawaii Company’s accounts receivables or accounts payable or otherwise operate its business outside of the ordinary course of business in accordance with past practices as it relates to incurrence or payment of accounts receivable and accounts payable;

•
take any action that would reasonably be expected to materially increase the liabilities for which the MIC Hawaii Indemnitees (as defined in the AA transaction agreement) would be entitled to recovery under the AA transaction agreement or would properly be assumed from MIH, MIC Hawaii or one of their respective subsidiaries pursuant to the AA transaction agreement;

•
make or authorize any payments or take any actions which would constitute Leakage (as defined in the AA transaction agreement), other than the making of payments which constitute Permitted Leakage (as defined in the AA transaction agreement); or

•
agree or commit to do any of the foregoing actions.

Notwithstanding the foregoing, any action or inaction taken by MIH, the Company or any of their respective subsidiaries, as determined in good faith by such entity to be commercially reasonable in light of the then-current operating conditions and developments with respect to such entity, in each case to address the COVID-19 pandemic (including compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, or similar Law, directive, guidelines or recommendations promulgated by any industry group, Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization) or any related event or circumstance or other calamity or force majeure event that is outside of the ordinary course of business or inconsistent with past practice will not be deemed to be a breach of the interim operating covenants of the MH merger agreement, provided that the Company or, after consummation of the reorganization, MIH consults with AMF Parent with respect thereto to the extent practicable and in any case promptly notifies AMF Parent after the taking of such action.
Notwithstanding anything to the contrary contained herein, MIH the Company and their respective subsidiaries may take any action (i) to consummate, or otherwise in furtherance of, the reorganization and the AA transaction agreement or any Alternative MIC Sale and any other transactions contemplated thereby and (ii) primarily relating to the business of Atlantic Aviation or relating to the Company subsidiaries other than the MIC Hawaii Companies, in each case, that would not materially and adversely affect the MH merger or result in any liability that would be material to MIC and the MIC Hawaii Companies, taken as a whole, and no action described in the foregoing clauses (i) and (ii) will be a breach of the MH merger agreement.
For purposes of the MH merger agreement, “Alternative MIC Sale” means any transaction that is an alternative to the AA transaction agreement that (i) involves the sale or disposition of the Company and its subsidiaries (other than the MIC Hawaii Companies), (ii) does not involve the direct or indirect acquisition of any MIC Hawaii Company or any of their respective businesses, assets or properties, (iii) does not have an adverse impact on AMF Parent, AMF Merger Sub or the MIC Hawaii Companies as compared to the AA transaction agreement, other than an immaterial adverse impact, and (iv) provides for liability allocation and indemnification provisions no less favorable to AMF Parent, MIH and MIC Hawaii than the AA transaction agreement indemnity and which indemnification provisions afford such indemnified parties with the right to seek recovery from a creditworthy entity for the financial consequences of any such immaterial adverse impact.
Company Stockholder Meeting
The Company will, in accordance with its constituent documents and applicable law, promptly and duly call, give notice of and convene as promptly as reasonably practicable following the date upon which this proxy statement is cleared by the SEC, a meeting of the stockholders of the Company for the purpose of seeking the approval of the MH merger agreement by the Company’s shareholders and will, unless the board of directors of MIC has effected an MH Adverse Recommendation Change or has resolved to do so, (a) recommend that the stockholders of the Company, on a binding, advisory basis, approve the MH merger agreement and the transactions contemplated by the MH merger agreement, including the MH merger, and include in this proxy statement such recommendation and (b) use commercially reasonable efforts to solicit such approval; provided, that the Company, in its reasonable judgment and following consultation with AMF Parent, will determine the length of any period for the solicitation of proxies from its stockholders. The Company may postpone, recess or adjourn the meeting of the stockholders of the Company (i) with the consent of AMF Parent, (ii) if the Company is unable to obtain a quorum of its stockholders at the meeting of the Company stockholders or (iii) to allow additional time for the filing and distribution of any amended or supplemental disclosure which the Company board of directors has determined in good faith is necessary or advisable under applicable law and for such amended or supplemental disclosure to be reviewed by the stockholders of the Company prior to the meeting of the Company stockholders.
No-Shop Period; Solicitation of Alternative Transaction Proposals
Except as otherwise provided in the MH merger agreement, the Company will not, and will not authorize or knowingly permit any Company subsidiary to, and will use commercially reasonable efforts to cause its and their respective representatives not to, directly or indirectly:
•
solicit or knowingly initiate or encourage the making of any alternative transaction proposal; or

•
other than with AMF Parent, AMF Merger Sub or their respective representatives and other than to inform any person of the provisions of this section, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any material non-public information in connection with, any alternative transaction proposal.

Notwithstanding the foregoing or any other provision of the MH merger agreement to the contrary, if at any time prior to approval of the MH merger agreement by the Company’s shareholders, the Company or any Company subsidiary receives an alternative transaction proposal, the Company and the Company board of directors may (directly or through their respective representatives) (a) contact such person and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a superior proposal and (b) if the Company board of directors determines in good faith after consultation with its financial advisors and outside legal counsel and based on information then available that such alternative transaction proposal constitutes, or could reasonably be expected to lead to, a superior proposal, the Company board of directors may (x) furnish information with respect to the Company and the Company subsidiaries to the person making such alternative transaction proposal (and its representatives) pursuant to an executed confidentiality agreement; provided, that a copy of all such information not previously provided to AMF Parent (or its representatives) is provided to AMF Parent as promptly as reasonably practicable (and, in any event, within one business day) after such information has been furnished to such person (or its representatives) and (y) participate in discussions or negotiations with the person making such alternative transaction proposal (and its representatives) regarding such alternative transaction proposal.
The Company will as promptly as reasonably practicable (and in no event later than 48 hours after receipt) notify AMF Parent of any alternative transaction proposal and the material terms and conditions of any such alternative transaction proposal. The Company will keep AMF Parent reasonably informed of the status (including any changes to the material terms and conditions thereof) of any such alternative transaction proposal.
For purposes of the MH merger agreement, an “alternative transaction proposal” means any bona fide written inquiry, proposal or offer from any person (other than AMF Parent or any of its subsidiaries) relating to:
•
any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of 25% or more of the outstanding common shares of the Company or, after giving effect to the reorganization, common units of MIH;

•
any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction in which such person acquires or would acquire, directly or indirectly, assets or businesses of the Company, MIH or any of the MIC Hawaii Companies representing 25% or more of the assets (based on fair market value as determined by the Company board of directors or the MIH board of directors, as applicable), revenue or net income (in each case on a consolidated basis) of the Company (or, after giving effect to the reorganization, MIH) and the MIC Hawaii Companies, taken as a whole; or

•
any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any MIC Hawaii Company, of assets or properties that constitute twenty-five percent (25%) or more of the assets or properties (based on fair market value as determined by the Company board of directors or the MIH board of directors, as applicable), revenue or net income (in each case on a consolidated basis) of MIH and the MIC Hawaii Companies, taken as a whole; provided, that the reorganization and, for purposes of clarity, the AA transaction or any Alternative MIC Sale will not constitute an alternative transaction proposal.

For purposes of the MH merger agreement, a “superior proposal” means a written alternative transaction proposal not attributable to or arising from a breach of the no solicitation covenant having terms which the Company board of directors determines in good faith (after consultation with its outside legal counsel and its independent financial advisor(s) of nationally recognized reputation), considering such factors as the Company board of directors considers to be appropriate, including, to the extent deemed appropriate by the Company board of directors, such legal, financial, regulatory, timing and other aspects of the proposal (including financing, stockholder litigation and breakup fee and expense reimbursement provisions), the conditionality of such proposal, the likelihood of consummation in accordance with the terms of such proposal and the person making the proposal, could reasonably be expected to result in a transaction that, if consummated, is more favorable to the Company and the holders of common shares of the Company (solely in their capacity as such) than the MH merger; provided, however¸ that, for purposes of this definition of “superior proposal,” the term “alternative transaction proposal” has the meaning assigned to such term in the MH merger agreement, except that the references to 25% in such definition will be deemed to be references to 50%, and, following the completion of the reorganization, references to the Company board of directors and common shares of the Company will be deemed to be references to the MIH board of directors and common units of MIH.
Changes in the Recommendation of the MIC Board
Except as otherwise provided in the MH merger agreement, the Company board of directors will not, directly or indirectly:

•
withdraw (or amend or modify in a manner materially adverse to AMF Parent) or publicly propose to withdraw (or amend or modify in a manner materially adverse to AMF Parent), the approval, recommendation or declaration of advisability of the MH merger agreement and the transactions contemplated thereby;

•
adopt a formal resolution to recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative transaction proposal; or

•
adopt or approve, or publicly propose to adopt or approve, or allow the Company or any Company subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement, constituting or that could reasonably be expected to lead to any alternative transaction proposal or requiring it to abandon, terminate or fail to consummate the MH merger and the other transactions contemplated by the MH merger agreement.

Notwithstanding anything to the contrary contained in the MH merger agreement, but subject to the Company’s compliance in all material respects with the no solicitation provisions of the MH merger agreement, as applicable, at any time prior to obtaining the approval of the MH merger agreement by the Company’s shareholders, the company may, in response to a superior proposal or an intervening event, make an MH Adverse Recommendation Change if the Company board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable law.
For purposes of the MH merger agreement, “intervening event” means any event, occurrence, fact, condition, change, development or effect that is not known (or, if known, the consequences of which were not reasonably foreseeable) by the MIC board of directors as of June 14, 2021 and does not relate to any alternative transaction proposal.
In response to an alternative transaction proposal that the Company board of directors determines, after consultation with its financial advisors and outside legal counsel, constitutes a superior proposal, the Company may terminate the MH merger agreement pursuant to its terms, and, concurrently with such termination, may enter into an alternative transaction agreement with respect to such superior proposal; provided, however, that the Company will not terminate the MH merger agreement in accordance with such provisions unless the Company (i) complies with its obligations set forth in the MH merger agreement and (ii) pays, or causes to be paid, to AMF Parent the company termination fee prior to or concurrently with such termination.
The Company board of directors will not be entitled to either make an MH Adverse Recommendation Change or terminate the MH merger agreement as discussed above, unless:
•
the Company has provided to AMF Parent three days’ prior written notice advising AMF Parent that the Company board of directors intends to take such action; and

•
(a) during such three day period, if requested by AMF Parent and so long as AMF Parent continues to negotiate in good faith, the Company will engage in negotiations with AMF Parent regarding any amendment to the MH merger agreement proposed in writing by AMF Parent, (b) the Company board of directors has considered any adjustments to the MH merger agreement (including a change to the price terms hereof) and the other agreements contemplated by the MH merger agreement that may be irrevocably offered in writing by AMF Parent no later than the third day of such three-day period and (c)(i) with respect to a superior proposal, the Company board of directors will have determined that the alternative transaction proposal would continue to constitute a superior proposal if such adjustments to the MH merger agreement were to be given effect and (ii) with respect to an intervening event, the Company board of directors will have determined in good faith that failure to make an MH Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties under applicable law.

Notwithstanding anything to the contrary contained herein, the Company or the Company board of directors, directly or indirectly through their respective representatives, will be permitted to (a) take or disclose any position or disclose any information reasonably required under applicable law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders) and, to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any alternative transaction proposal, (b) make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company’s stockholders) or take a neutral or no position with respect to any alternative transaction proposal, (c) make any other disclosure to the Company’s stockholders that is reasonably required by applicable law (it being understood that any disclosures permitted under this paragraph will not, in and of themselves, constitute an MH Adverse Recommendation Change or form a basis for AMF Parent to terminate the MH merger agreement pursuant to an MH Adverse Recommendation Change termination) and (d) waive any “standstill” or similar provision in order to permit a person to make an alternative transaction proposal.
Efforts to Consummate the MH Merger
Subject to the terms and conditions set forth in the MH merger agreement and applicable legal requirements, each of the Company, MIH, AMF Parent and AMF Merger Sub will cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the MH merger agreement, including the satisfaction of the respective conditions set forth in the conditions precedent of the MH merger agreement.
AMF Parent acknowledges that certain consents to the transactions contemplated by the MH merger agreement may be required from parties to contracts to which MIH or any of the MIC Hawaii Companies is a party or bound and that such consents have not been obtained and may not be obtained prior to the closing. Notwithstanding anything to the contrary herein, AMF Parent agrees that none of the Company, certain subsidiaries of the Company, MIH or the MIC Hawaii Companies will have any liability whatsoever to AMF Parent or any of its affiliates (and AMF Parent and its affiliates will not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by the MH merger agreement or because of the default, acceleration or termination of or loss of right under any such contract or other agreement as a result thereof. AMF Parent further agreed that no representation, warranty or covenant of MIH or the Company contained herein will be breached or deemed breached and no condition of AMF Parent will be deemed not to be satisfied as a result of the failure to obtain any consent or as a result of any such default, acceleration or termination or loss of right or any action commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination or loss of right.
At AMF Parent’s written request prior to the closing, MIH and the MIC Hawaii Companies will cooperate with AMF Parent at AMF Parent’s sole cost in any reasonable manner in connection with AMF Parent’s seeking any such consent. Furthermore, nothing in connection with the efforts to consummate the MH merger will include any requirement of the Company, any of the Company subsidiaries, MIH or any of the MIC Hawaii Companies to expend any money, commence any litigation or arbitration proceeding, or offer or grant any accommodation (financial or otherwise) to any third party.
AMF Parent will, and will cause its controlled affiliates to:
•
take all actions necessary to file or cause to be filed the filings required of it or any of its controlled affiliates with any applicable governmental entity or required under applicable law as promptly as practicable, including (a) on such date as agreed by the parties, which will be not later than December 11, 2021, making or causing to be made, an appropriate filing under the HSR Act, (b) as promptly as practicable (but not later than July 5, 2021, which timing may be extended as mutually agreed by the parties), making or causing to be made, appropriate filings with the HPUC which will contain all of the terms and undertakings set forth as key regulatory terms, and (c) except as provided otherwise in the MH merger agreement, as promptly as practicable after June 14, 2021 making or causing to be made, appropriate filings with respect to all other regulatory approvals not addressed in the foregoing clauses (a) and (b);

•
take all actions necessary to obtain the required consents from governmental entities as promptly as practicable, and in any event prior to the end date;

•
at the earliest practicable date comply with (or properly reduce the scope of and thereafter comply with) any formal or informal request for additional information or documentary material received by it or any of its controlled affiliates from any governmental entity; and

•
consult and cooperate with MIH and the Company, and consider in good faith the views of MIH and the Company, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable laws, the Company and, after consummation of the reorganization, MIH will consult and cooperate with AMF Parent, and consider in good faith the views of AMF Parent, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable laws.

As soon as practicable after the date of the MH merger agreement, AMF Parent and the Company (or, after consummation of the reorganization, MIH) will:
•
prepare and submit a declaration to the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the Defense Production Act of 1950 (the “DPA”) with respect to the transactions contemplated by the MH merger agreement; and

•
in the event that (a) CFIUS requests that the Company and/or AMF Parent submit a joint notice pursuant to the DPA with respect to the transactions contemplated by the MH merger agreement, (b) CFIUS initiates a unilateral review of the Merger, or (c) if (1) the parties receive written notice that CFIUS is not able to conclude action under the DPA with respect to the transactions contemplated by the MH merger agreement on the basis of a declaration but has not requested the submission of a joint notice and (2) AMF Parent informs the Company (or, following completion of the reorganization, MIH) within five business days of such written notice that it has determined that the parties will submit a joint notice pursuant to the DPA with respect to the transactions contemplated by the MH merger agreement, then as promptly as reasonably practicable the parties will prepare and prefile with CFIUS a joint notice pursuant to the DPA with respect to the transactions contemplated by the MH merger agreement and, as promptly as reasonably practicable after addressing any comments received from CFIUS concerning the draft joint notice, submit a joint notice to CFIUS pursuant to the DPA with respect to the transactions contemplated by the MH merger agreement.

AMF Parent and the Company (or, after consummation of the reorganization, MIH) will provide CFIUS with any additional or supplemental information requested by CFIUS as promptly as possible and in any event within the time required by CFIUS, including pursuant to any extension permitted by CFIUS. AMF Parent will take all actions necessary to obtain the CFIUS approval as promptly as practicable, and in any event prior to the end date.
Each of AMF Parent and the Company (or, after consummation of the reorganization, MIH) will promptly notify one another of any written communication made to or received by AMF Parent or the Company (or, after consummation of the reorganization, MIH), as the case may be, from any governmental entity regarding any of the transactions contemplated by the MH merger agreement, and, subject to applicable law, if practicable, permit the other to review in advance any proposed written communication to any such governmental entity and incorporate the other party’s reasonable comments, not agree to participate in any substantive meeting or discussion with any such governmental entity in respect of any filing, investigation, review or inquiry concerning the MH merger agreement or the transactions contemplated by the MH merger agreement unless, to the extent reasonably practicable, it consults with the other parties to the MH merger agreement in advance and, to the extent permitted by such governmental entity, gives the other parties the opportunity to attend, and furnish the other parties with copies of all correspondence, filings and written communications between them and their affiliates (or, with respect to AMF Parent, controlled affiliates) and their respective representatives on one hand and any such governmental entity or its staff on the other hand, with respect to the MH merger agreement and the transactions contemplated by the MH merger agreement; provided, that notwithstanding the foregoing, a party may elect to share confidential business information unrelated to the transactions contemplated by the MH merger agreement with the other parties’ legal counsel on an outside counsel-only basis.
AMF Parent will be responsible for the payment of all filing fees under the HSR Act and/or the DPA, and any filing fees payable under any other laws or regulations applicable to the transactions contemplated by the MH merger agreement. AMF Parent will be responsible for the payment of its and any of its controlled affiliates’ fees and expenses, including legal fees and expenses, in complying with any request for additional information or documentary material from any governmental entity in connection with the regulatory approvals contemplated by the MH merger agreement. MIH will be responsible for the payment of its and any of its affiliates’ fees and expenses, including legal fees and expenses, in complying with any request for additional information or documentary material from any governmental entity in connection with the regulatory approvals contemplated by the MH merger agreement; provided, that AMF Parent will promptly reimburse MIH for such fees and expenses in the event that the MH merger agreement is terminated in accordance with its terms.
AMF Parent will not, and will cause its controlled affiliates not to, except as permitted by or provided for in the MH merger agreement, without the prior written consent of the Company (or, after consummation of the reorganization, MIH), take or cause to be taken any action that could reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents of any governmental entity necessary to consummate the transactions contemplated by the MH merger agreement, including for the avoidance of doubt CFIUS approval, or the expiration or termination of any applicable waiting period; (ii) increase the risk of any governmental entity entering an order prohibiting the consummation of the transactions contemplated by the MH merger agreement; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; (iv) materially delay or prevent the consummation of the transactions contemplated by the MH merger agreement; or (v) cause any of the representations or warranties of AMF Parent and AMF Merger Sub contained herein to become inaccurate in any material respect or any of the covenants of AMF Parent contained herein to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in the conditions to the obligations of MIH.
Notwithstanding anything else herein to the contrary, AMF Parent will, and will cause its controlled affiliates to, take all actions necessary to avoid or eliminate each and every impediment under any applicable law or order so as to enable the consummation of the transactions contemplated by the MH merger agreement to occur as soon as reasonably possible (and in any event no later than the end date), including taking all actions requested by any governmental entity or necessary to resolve any objections that may be asserted by any governmental entity with respect to the transactions contemplated by the MH merger agreement under any applicable law, subject, however, to the limitations set forth in the next paragraph. Without limiting the generality of the foregoing, AMF Parent will, and will cause its controlled affiliates to:
•
at AMF Parent’s sole cost, comply with all restrictions and conditions, if any, imposed, required or requested by any (a) governmental entity with respect to applicable laws in connection with granting any necessary clearance, including, for the avoidance of doubt, any restriction or condition that is a key regulatory term with respect to the HPUC, or terminating any applicable waiting period, including (i) agreeing to sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any subsidiary, operations, divisions, businesses, product lines, customers or assets of AMF Parent, its controlled affiliates, or any MIC Hawaii Company contemporaneously with or after the closing and regardless as to whether a third party purchaser has been identified or approved prior to the closing (a “divestiture”), (ii) taking or committing to take such other actions that may limit AMF Parent, its controlled affiliates, or the MIC Hawaii Companies’ freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets and (iii) entering into any order, consent decree or other agreement to effectuate any of the foregoing or (b) third party in connection with a divestiture;

•
terminate any contract or other business relationship as may be required to obtain any necessary clearance, including, for the avoidance of doubt, the CFIUS approval, of any governmental entity or to obtain termination of any applicable waiting period under any applicable laws;

•
without the prior written consent of MIH, not extend any waiting period or enter into any agreement or understanding with any governmental entity; and

•
oppose fully and vigorously any request for the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental entity that could restrain, prevent or delay the closing, including by defending through litigation any action asserted by any person in any court or before any governmental entity and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental entity, or, if requested by the Company (or, following completion of the reorganization, MIH), AMF Parent will commence or threaten to commence and pursue vigorously any action the Company (or, following completion of the reorganization, MIH) believes to be helpful in obtaining any necessary clearance of any governmental entity or obtaining termination of any applicable waiting period under any applicable laws, or in terminating any outstanding action, it being understood that the costs and expenses of all such actions will be borne by AMF Parent; provided, that any such action described in the first two bullet points of this subsection will be conditioned upon the closing.

Notwithstanding the foregoing or anything in the MH merger agreement to the contrary: (i) nothing relating to the regulatory approvals, nor the use of “reasonable best efforts” will be construed to require any AMF Parent related party (other than AMF Parent and its controlled affiliates), to take or agree to take any action, or not take any action in connection with obtaining any approval contemplated by the MH merger agreement, any required regulatory approval, or in connection with otherwise complying with any provisions of the MH merger agreement, and (ii) AMF Parent and its controlled affiliates will not be required to, and the Company, MIH and the MIH subsidiaries will not, in connection with obtaining any approval contemplated by the regulatory approvals, any required regulatory approval, or in connection with otherwise complying with any provisions of the MH merger agreement, consent to or take any action of the types described above, including agreeing to conditions, proposing or making any divestiture or any other matter referred to above or other undertaking or proposing, accepting or entering into any consent decree, hold separate order or operation restriction, in each case, that would constitute a burdensome condition.
For purposes of the MH merger agreement, “burdensome condition” is defined as any condition of consent, approval, order, clearance or other authorization of a governmental entity with respect to a required regulatory approval that (a) would have or would reasonably be expected to have, in the aggregate, an MH Company Material Adverse Effect; provided, however, that (i) all such conditions shall be taken into account in determining whether there has been or is a burdensome condition, including any such conditions that implement the commitments and agreements set forth in the key regulatory conditions set forth on a confidential exhibit to the MH merger agreement, (ii) any such conditions imposed on AMF Parent or any of its affiliates shall be deemed to apply to MIH for purposes of determining whether such conditions would have or would be reasonably expected to have an MH Company Material Adverse Effect and (iii) the carve-outs to the definition of MH Company Material Adverse Effect will not be applicable for purposes of determining whether a burdensome condition exists or (b) are imposed on any affiliate of AMF Parent (other than AMF Parent and its controlled affiliates).
Employee Matters
For at least one (1) year following the effective time, AMF Parent will provide, or cause the surviving company and/or the MIC Hawaii Companies, to provide to all employees of MIH and each of the MIC Hawaii Companies (i) a salary or wage level and bonus opportunity at least equal to the salary or wage level and cash bonus opportunity to which they were entitled immediately prior to the effective time and (ii) benefits, perquisites and other terms and conditions of employment that are substantially similar in the aggregate to the benefits, perquisites and other terms and conditions that they were entitled to receive immediately prior to the effective time (including benefits pursuant to qualified and non-qualified retirement and savings plans, medical, dental and pharmaceutical plans and programs, travel and meal allowances, severance plans and policies). Notwithstanding the foregoing sentence (but not in limitation thereof), following the effective time, the surviving company may terminate or cause to be terminated the employment of any employee of MIH or the MIC Hawaii Companies for any reason or no reason, subject to following adequate procedures under applicable law and payment and satisfaction of severance benefits, notice, termination payments and any other entitlements of such employee of MIH or the MIC Hawaii Companies in connection with such termination to the extent obligated under any applicable employment contract, collective bargaining agreement or law.

(i) AMF Parent will, or will cause the surviving company to, keep in effect for at least one (1) year following the effective time severance plans, practices and policies applicable to the employees of MIH or the MIC Hawaii Companies on June 14, 2021 that are not less favorable than such plans, practices and policies in effect immediately prior to June 14, 2021 with respect to such employees of MIH or the MIC Hawaii Companies, and (ii) AMF Parent will, or will cause the surviving company to, ensure that all employees of MIH or the MIC Hawaii Companies for the current fiscal year and the fiscal year in which the closing occurs, if different, receive annual bonuses for each such fiscal year in an amount at least equal to, in each case, bonuses payable under the applicable bonus arrangements of MIH or, before giving effect to the reorganization, Company based upon actual performance for each such fiscal year.
Following the effective time, (i) AMF Parent will, or will cause the surviving company, to ensure that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any employees of MIH or the MIC Hawaii Companies or their dependents or beneficiaries under any health and welfare benefit plans in which such employees may be eligible to participate and (ii) AMF Parent will, or will cause the surviving company to, use commercially reasonable efforts to provide or cause to be provided that any costs or expenses incurred by employees of MIH or the MIC Hawaii Companies (and their dependents or beneficiaries) up to (and including) the closing date will be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such health and welfare benefit plans during the plan year that includes the closing date.
With respect to each employee benefit plan, policy, allowance or practice, including severance, vacation and paid time off plans, policies, allowances or practices, sponsored or maintained by AMF Parent (or its affiliates) or the surviving company in which the employees of MIH or the MIC Hawaii Companies will participate after the closing, AMF Parent will, or will cause the surviving company, to, grant, or cause to be granted to, all employees of MIH or the MIC Hawaii Companies from and after the effective time credit for all service with the Company, the Company subsidiaries, MIH or the MIC Hawaii Companies, and their respective predecessors, prior to the effective time for eligibility to participate, vesting credit and eligibility to commence benefits to the extent the employees of MIH or the MIC Hawaii Companies received credit for such service under the corresponding employee benefit plan.
Effective as of the closing, AMF Parent or one of its affiliates will assume and be responsible for all liabilities under (i) any incentive agreement an employee of MIH or the MIC Hawaii Companies is a party to and (ii) the MIH benefit plans regardless of whether such liabilities arise before or after the closing. Any outstanding awards or obligations under the short-term incentive plan in which the employees of MIH or the MIC Hawaii Companies participate in for the current fiscal year or the fiscal year in which the closing occurs, if different, will be settled in cash on terms agreed among the Company, MIH and AMF Parent in connection with the execution of the MH merger agreement.
The Company will provide AMF Parent prompt notice in the event that, prior to the closing of the AA transaction agreement, there is any withdrawal event. For purposes of the MH merger agreement, a withdrawal event means (a) the partial or complete withdrawal (within the meaning of Section 4203 or Section 4205 of ERISA) by Atlantic Aviation or any ERISA affiliate of the MIC Hawaii Companies from any multiemployer plan or a notification that a multiemployer plan is insolvent, or (b) the taking of any action to terminate any multiemployer plan under Section 4041A of ERISA that could result in liability to any MIC Hawaii Company.
Nothing in the MH merger agreement, whether express or implied, will: (i) confer upon any employee of MIH or the MIC Hawaii Companies any rights or remedies, including any right to employment or continued employment for any period or terms of employment, (ii) be interpreted to prevent or restrict the surviving company from modifying or terminating the employment or terms of employment of any employee of MIH or the MIC Hawaii Companies, including the amendment or termination of any employee benefit or compensation plan, program or arrangement, after the effective time, subject to the provisions of the MH merger agreement; or (iii) be treated as an amendment or other modification of any employee benefit pan or other employee benefit plan or arrangement.

Indemnification and Insurance
Under the MH merger agreement, AMF Parent and AMF Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time (including in respect of any matters arising in connection with this Agreement and the transactions contemplated by the MH merger agreement), existing as of immediately prior to the effective time in favor of any current, former or future (i) director or officer of MIH or any MIC Hawaii Company, (ii) director, officer, trustee or fiduciary of another entity (but only to the extent that such person is or was serving in such capacity at the request of MIH or any MIC Hawaii Company) or (iii) employee or agent of MIH or any MIC Hawaii Company (collectively with each such person’s heirs, executors or administrators, for the purposes of this paragraph, the “indemnified persons”) as provided in the constituent documents of MIH or the applicable MIC Hawaii Company will survive the MH merger for at least six years and will continue in full force and effect. AMF Parent will cause the constituent documents of the surviving company and its subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the indemnified persons than those set forth in the constituent documents of the Company and its applicable subsidiaries as of the date of the MH merger agreement. For a period of six years after the effective time, (A) AMF Parent will not, and will not permit the surviving company or any of its subsidiaries to, amend, repeal or modify any provision in the surviving company’s or any of the MIC Hawaii Companies’ constituent documents relating to the exculpation, indemnification or advancement of expenses of any indemnified person with respect to acts or omissions occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time (including in respect of any matters arising in connection with the MH merger agreement and the transactions contemplated by the MH merger agreement), unless and only to the extent required by applicable law, it being the intent of the parties that all such indemnified persons will continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable law and that no change, modification or amendment of such documents or arrangements may be made that could adversely affect any such person’s right thereto without the prior written consent of such person and (B) AMF Parent will, and will cause the surviving company and its subsidiaries to, maintain any indemnification agreements of MIH or any MIC Hawaii Company with any indemnified person existing prior to the date of the MH merger agreement and that are contained in MIH’s or any of MIH’s subsidiaries’ constituent documents. Notwithstanding anything herein to the contrary, this provision will survive the consummation of the MH merger indefinitely and will be binding, jointly and severally, on all successors and assigns of AMF Parent, the surviving company and their respective subsidiaries. From and after the effective time, AMF Parent will assume, be liable for, and honor, guarantee and stand surety for, and will cause the surviving company and its subsidiaries to honor, in accordance with their respective terms, each of the covenants described in this paragraph.
Prior to the effective time, MIH may obtain a single payment, run-off policy or policies of directors’ and officers’ and/or fiduciary liability insurance covering the persons currently covered by the Company’s existing directors’ and officers’ and/or fiduciary liability insurance policies for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matters claimed against any such person occurring prior to the effective time in amount and scope no less favorable to such insured person, in the aggregate, than the Company’s existing policies, such policy or policies to become effective at the effective time and remain in effect for a period of six (6) years following the effective time. If such run-off policy or policies are obtained by MIH prior to the effective time, AMF Parent will cause such policy or policies to be maintained in full force and effect, for its or their full term, and cause all obligations thereunder to be honored by the surviving company.
The obligations of AMF Parent and the surviving company contained in the MH merger agreement will be binding, jointly and severally, upon the successors and assigns of AMF Parent, the surviving company and their respective subsidiaries. In the event AMF Parent or the surviving company, or any of their respective successors or assigns, (i) consolidates with or merges into any other person or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each case, proper provision will be made so that the successors and assigns of AMF Parent or the surviving company, as the case may be, honor the indemnification and other obligations set forth in the MH merger agreement.
The obligations of AMF Parent and the surviving company in the MH merger agreement will survive the closing and will not be terminated or modified in such a manner as to affect adversely any indemnified person without the consent of such affected indemnified person (it being expressly agreed that the indemnified persons will be third party beneficiaries of this paragraph). The provisions of the applicable provisions of the MH merger agreement (i) are intended to be for the benefit of, and will be enforceable by, each indemnified person, his, her or its heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by law, contract or otherwise.
Nothing in the MH merger agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any subsidiary of the Company, MIH or any MIC Hawaii Company or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in the MH merger agreement is not prior to or in substitution for any such claims under such policies.
State Takeover Laws
If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or becomes applicable to the MH merger, the parties will use commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by the MH merger agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the MH merger.
Section 16 of the Exchange Act
Prior to the effective time, the board of directors of MIH, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any equity securities of the Company (including derivative securities) pursuant to this Agreement by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) will be an exempt transaction for purposes of Section 16.
Transfer Taxes
All transfer, documentary, stamp, recording, sales and use, value added, registration, and other similar taxes and fees (including any interest, penalties and additions to any such taxes) incurred in connection with the transactions contemplated by the MH merger agreement, including the MH merger (other than such taxes required to be paid by reason of the payment of the MH merger consideration to a person other than the holder of record of common units of MIH with respect to which such payment is made, as described in the payment procedures section), imposed on MIH or any MIC Hawaii Company shall be borne and paid solely by AMF Parent (regardless of the person liable for such taxes under applicable law).
Use of MIH Marks
As promptly as practicable after the MH merger closing, AMF Parent will cause MIH to cease using any trademarks of MIH or Macquarie Group Limited and will adopt new corporate names that are not similar to any such trademarks.
Special Unit Redemption
Prior to the closing, MIH will deliver a notice or notices of redemption to each holder of MIH special units, which will state that each MIH special unit held by such holder immediately prior to the effective time will be redeemed by MIH effective as of the closing date, with the redemption price per unit equal to $0.001 per unit, payable in cash and without interest (such amount, the “per special unit redemption price”), subject to and conditioned upon the occurrence of the closing. Prior to the effective time, AMF Parent will deposit or cause to be deposited with the paying agent funds sufficient to pay the aggregate per special unit redemption price for the redemption of the MIH special units pursuant to this paragraph.

No Further Obligation
Notwithstanding anything herein to the contrary, from and after the consummation of the AA transaction or any Alternative MIC Sale, the Company and the Company subsidiaries (other than MIH and the MIC Hawaii Companies) shall have no further obligations under the MH merger agreement. For the avoidance of doubt, the foregoing shall not impair or limit in any way any of the rights of AMF Parent, MIH or the MIC Hawaii Companies under any definitive agreement entered into in connection with the AA transaction or any Alternative MIC Sale, which shall remain in full force and effect in accordance with its terms.
Termination of Certain Services and Contracts
Assuming AMF Parent’s performance of the payments obligation under the MH merger agreement to make the payments due to the Manager under the Disposition Agreement, and except for contracts as agreed among the Company, MIH and AMF Parent in connection with the execution of the MH merger agreement, at or prior to the closing, MIH shall use reasonable best efforts to (a) terminate all services and each contract between MIH and any MIC Hawaii Company, on the one hand, and the Company or its affiliates, on the other hand, and (b) cause all actions or obligations (contingent or otherwise) between the Company and any MIC Hawaii Company, on the one hand, and the Company or its affiliates, on the other hand, to be released effective immediately prior to closing without any liability to AMF Parent, MIH or any MIC Hawaii Companies (collectively such services, contracts, claims or obligations so terminated, the “terminated contracts”) other than payments required to be made pursuant to the terms of any terminated contracts (it being understood that MIH shall use commercially reasonable efforts to complete the actions provided for in this paragraph prior to consummation of the AA transaction, except that any such actions may be effective as of the effective time). MIH shall use reasonable best efforts to deliver to AMF Parent evidence in customary form of the termination of the terminated contracts at or prior to the closing.
Company Transaction Expenses
Notwithstanding anything in the MH merger agreement to the contrary, MIH will use reasonable best efforts to deliver to AMF Parent within ten business days prior to the closing, an updated good faith estimate of the amount of the MIH transaction expenses expected to be incurred through the closing and, if available, final invoices or other documentation in a form customary for the provider of such invoices or other documentation (including the recipients and amount of such payments and invoices) reflecting the amounts necessary to satisfy in full all MIH transaction expenses.
Manager Payments
At or prior to the closing, AMF Parent will contribute to MIH funds sufficient to pay the payments due to the Manager under the Disposition Agreement in full.
MIC Indemnity
Neither the Company nor MIH nor MIC Hawaii will, without the prior written consent of AMF Parent, impair, modify, amend or waive the terms of the Company indemnity under the AA transaction agreement in a manner that is adverse to AMF Parent, MIH or MIC Hawaii; provided, that, the foregoing will not prevent the Company or MIH from entering into a definitive agreement for an Alternative MIC Sale.
Manager Release
Assuming AMF Parent’s performance of its obligation under the “Manager Payments” paragraph above and the receipt by the Manager of such payments concurrent with closing, MIH will cause the Manager to deliver to AMF Parent the Hawaii Release at the closing.
Enforcement of Rights
Prior to the closing, MIH will keep AMF Parent informed as promptly as reasonably practicable of all rights and actions that affect MIC or any MIC Hawaii Company under the AA transaction agreement or any definitive agreement for an Alternative MIC Sale and timely enforce all of the rights of MIH and each MIC Hawaii Company under the AA transaction agreement or any definitive agreement for an Alternative MIC Sale, including those set forth in the AA transaction agreement. Neither the Company (prior to the closing of the AA transaction agreement or any definitive agreement for an Alternative MIC Sale, as the case may be) nor MIH will, without the prior written consent of AMF Parent, take or fail to take any action that would impair, modify, amend or waive the rights of MIH or any MIC Hawaii Company under the AA transaction agreement or any definitive agreement for an Alternative MIC Sale agreement.
FERC Matters
As promptly as reasonably practicable, the Company and MIH will cause the MIC Hawaii Companies to file an initial notice of self-certification with the FERC with respect to certain facilities, and following the effectiveness of the reorganization (but prior to the closing), MIH will cause the MIC Hawaii Companies to file updated self-certifications with respect to certain other facilities, reflecting their new upstream ownership after completion of the reorganization.
Financing
AMF Parent will obtain the equity financing contemplated by the equity commitment letters upon satisfaction or waiver of the conditions to the closing set forth in the MH merger agreement. AMF Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the equity commitment letters without the prior written consent of MIH. AMF Parent acknowledges and agrees that its obligations to consummate the transactions contemplated by the MH merger agreement are not conditioned or in any way contingent upon or otherwise subject to, receipt of the equity financing or other financing or the availability, grant, provision or extension of any equity financing or other financing of AMF Parent or any of its affiliates. Neither AMF Parent nor AMF Merger Sub will, nor will they permit any of their affiliates to, without the prior written consent of MIH, take or fail to take any action or enter into any transaction that could reasonably be expected to materially impair, delay or prevent the consummation of the equity financing contemplated by the equity commitment letters.
Prior to the earlier of the closing of the MH merger or termination of the MH merger agreement in accordance with its termination provisions, MIH agreed to use commercially reasonable efforts to provide such cooperation as may be reasonably requested by AMF Parent, at AMF Parent’s expense and solely as an accommodation to AMF Parent, in connection with the arrangement of any financing to be consummated with respect to the transactions contemplated by the MH merger agreement; provided that (i) such requested cooperation does not (a) unreasonable interfere with the ongoing operations of MIH, the MIC Hawaii Companies and their respective affiliates, (b) cause any representation, warranty covenant or agreement in the MH merger agreement to be breached; or (c) cause any closing condition set forth in the MH merger agreement to fail to be satisfied or otherwise causes the breach of the MH merger agreement or any contract to which the Company or any of the Company subsidiaries or MIH or any of the MIC Hawaii Companies is a party; and, provided, further, that the effect of any such breach will be excluded when determining if the conditions set forth in the MH merger agreement are satisfied, (ii) this paragraph does not expand any of AMF Parent’s rights in connection with access to information concerning properties and records and (iii) none of MIH, the MIC Hawaii Companies and their respective affiliates will have any liability or obligation under any agreement or document related to such financing or otherwise be required to incur any liability or obligation in connection with such financing. MIH’s obligation to provide financing cooperation is subject to certain additional limitations specified in the MH merger agreement.
AMF Parent will be responsible for all fees and expenses related to any financing to be consummated in connection with the transactions contemplated by the MH merger agreement. Accordingly, AMF Parent will promptly reimburse the Company and MIH for all reasonable and documented out-of-pocket costs incurred by the Company and the Company subsidiaries and MIH and the MIH subsidiaries in connection with such cooperation. AMF Parent will indemnify and hold harmless the Company, the Company subsidiaries, MIH, the MIH subsidiaries and their respective affiliates and representatives from and against any and all liabilities, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of any financing or providing any of the information utilized in connection therewith.

Stock Exchange De-Listing
The surviving company will cause MIH’s securities to be de-listed from the NYSE (or any other national securities exchange on which the common shares of the Company or common units of MIH are listed) and de-registered under the Exchange Act as promptly as practicable following the effective time, and MIH will prior to the effective time reasonably cooperate with AMF Parent with respect thereto.
Transaction Litigation
In the event that any stockholder litigation related to the MH merger agreement, the MH merger or any other transactions contemplated by the MH merger agreement is brought against MIH, any member of the board of directors of MIH, the Company or any member of the Company board of directors after June 14, 2021 and prior to the effective time (for purposes herein the “transaction litigation”), MIH or the Company, as applicable, will promptly notify AMF Parent of any such transaction litigation and will keep AMF Parent reasonably informed with respect to the status thereof. MIH or the Company, as applicable, will give AMF Parent the opportunity to participate in (but not control) the defense of any transaction litigation, and MIH or the Company, as applicable, will not settle or agree to settle any transaction litigation where such settlement would impose obligations (monetary or otherwise) on MIH or the surviving company without AMF Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed); provided, that, such consent will not be required for settlements solely for (a) money damages and the payment of attorneys’ fees in an aggregate amount not to exceed the dollar amount of the coverage limits for such settlements under the then current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries or MIH and the MIC Hawaii Companies and for which neither AMF Parent nor MIH has any payment obligations (other than the payment of a deductible) or (b) providing additional disclosure in the proxy statement.
Other Covenants
The MH merger agreement contains other customary covenants and agreements, including, but not limited to, covenants relating to this proxy statement, public announcements and access and information.
MH Merger Closing Conditions
The respective obligations of the parties to consummate the MH merger are subject to the satisfaction or waiver (to the extent permitted by applicable law and other than the approval of the MH merger agreement by the Company’s shareholders) in writing by AMF Parent and MIH at or prior to the effective time of the following conditions:
•
no court or other governmental entity has issued, enacted, entered, promulgated or enforced any law or order restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the MH merger agreement that remains in effect; provided, that, prior to asserting this condition, the party asserting this condition will have taken all actions necessary (in the manner contemplated by the MH merger agreement) to prevent the entry of such law or order and to appeal as promptly as possible any judgment that may be entered (the “restraints condition”);

•
(i) any waiting periods under the HSR Act with respect to the transactions contemplated by the MH merger agreement has expired or been terminated, (ii) the CFIUS approval has been obtained, and (iii) any approval by the HPUC under Hawaii Revised Statutes Sections 269-7 and 269-19 has become a final order (the “HPUC approval” and, this condition, the “required regulatory approvals condition”);

•
the Company stockholders have approved the MH merger agreement;

•
the reorganization has been consummated; and

•
the AA transaction or any Alternative MIC Sale has been consummated.

The obligation of MIH to consummate the MH merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) by MIH in writing at or prior to the effective time of the following additional conditions:

•
each of the representations and warranties of AMF Parent and AMF Merger Sub contained in this Agreement are true and correct (without giving effect to any limitation as to “materiality” or “AMF Parent material adverse effect” set forth in such representations and warranties) as of the date of the MH merger agreement and as of the closing, as though made on and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except as would not have a AMF Parent material adverse effect;

•
each of AMF Parent and AMF Merger Sub have performed or complied in all material respects with its obligations, agreements and covenants under the MH merger agreement to be performed or complied with by it at or prior to the effective time; and

•
AMF Parent has delivered to MIH a certificate, dated as of the closing date, signed by an officer of AMF Parent and certifying as to the satisfaction of the conditions specified in the two bullet points immediately above.

The obligations of AMF Parent and AMF Merger Sub to effect the MH merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by AMF Parent in writing at or prior to the effective time of the following additional conditions:
•
certain representations and warranties of MIH relating to due organization, good standing and power, authorization, capitalization with respect to MIH and broker’s or finder’s fees are true and correct except for any de minimis inaccuracies as of the closing date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties were true and correct in all respects, except where the failure to be so true and correct is de minimis, as of such earlier date;

•
certain representations and warranties of MIH relating to capitalization, other than with respect to MIH as covered by the bullet point immediately above, are true and correct in all material respects at and as of the closing date except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

•
each of the representations and warranties of MIH relating to the absence of certain changes are true and correct in all respects at and as of the closing date;

•
each of the representations and warranties of the company not referenced in any of the three bullet points immediately above, are true and correct (without giving effect to any “material,” “materially,” “materiality,” “MH Company Material Adverse Effect,” “material adverse effect,” “material adverse change” or other qualification based on materiality contained in any such representation or warranty) at and as of the closing date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties were true and correct (without giving effect to any “material,” “materially,” “materiality,” “MH Company Material Adverse Effect,” “material adverse effect,” or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) as of such earlier date, except, in each case under this clause (iii), as would not have an MH Company Material Adverse Effect;

•
each of the representations and warranties of MIC set forth in first sentence of due organization, good standing and authorization, capitalization and broker’s or finder’s fees are true and correct in all respects, except where the failure to be so true and correct is de minimis at and as of immediately prior to the consummation of the reorganization, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties were true and correct in all respects, except where the failure to be so true and correct was de minimis, as of such earlier date;

•
each of the representations and warranties of MIC relating to representations and warranties of the Company not referenced in the bullet point immediately above are true and correct (without giving effect to any “material,” “materially,” “materiality,” “MH Company Material Adverse Effect,” “material adverse effect,” “material adverse change” or other qualification based on materiality contained in any such representation or warranty) at and as of immediately prior to the consummation of the reorganization, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties are true and correct (without giving effect to any “material,” “materially,” “materiality,” “MH Company Material Adverse Effect,” “material adverse effect,” or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) as of such earlier date, except, in each case in this paragraph, as would not reasonably be expected to have, individually or in the aggregate, an MH Company Material Adverse Effect;
•
MIH has performed or complied in all material respects with its obligations, agreements and covenants under the MH merger agreement to be performed or complied with by it at or prior to the effective time;

•
the company has performed or complied in all material respects with its obligations, agreements and covenants under the MH merger agreement to be performed or complied with by it at or prior to the consummation of the reorganization;

•
since June 14, 2021, there has not been an MH Company Material Adverse Effect that is continuing;

•
MIH has delivered to AMF Parent a certificate, dated as of the closing date, signed by an officer of MIH and certifying as to the satisfaction of the conditions set forth in the bullet points immediately above under this subsection;

•
any waiting period under the HSR Act with respect to the transactions contemplated by the MH merger agreement have expired or been terminated, the CFIUS approval has been obtained, and the HPUC approval, and, in each case will not have imposed or required any conditions that, individually or in the aggregate, constitute a burdensome condition (the “burdensome condition condition”);

•
the Company indemnity under the AA transaction agreement is in full force and effect unless it has expired in accordance with its terms; and

•
MIH has delivered to AMF Parent the Hawaii Release unless AMF Parent has not delivered the payments due to the Manager under the Disposition Agreement to MIH or its designee as directed by MIH in writing prior to the closing.

Termination of the MH Merger Agreement
AMF Parent and MIH may, by mutual written consent, terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement).
Either AMF Parent or MIH may terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows:
•
if any court or other governmental entity has issued, enacted, entered, promulgated or enforced any law or order or dismissed any application (that is final and non-appealable and has not been vacated, withdrawn or overturned) disallowing, preventing, precluding, restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the MH merger agreement; provided, however, that the party seeking to terminate this Agreement pursuant to this paragraph will have complied with its obligations under the regulatory approvals of the MH merger agreement to avoid the entry of, or to effect the dissolution of, any such law or order; and provided, further, that no party may terminate the MH merger agreement pursuant to this paragraph if such party is in material breach of the MH merger agreement (a “restraints termination”);

•
if the MH merger is not consummated on or prior to December 14, 2022 (the “end date”); provided, that no party may terminate the MH merger agreement pursuant to this paragraph if such party is in material breach of the MH merger agreement; provided, further, that AMF Parent will not have the right to terminate the MH merger agreement pursuant to this paragraph in the event that MIC has initiated proceedings prior to the end date to specifically enforce the MH merger agreement while such proceedings are still pending; provided, further, that (i) the end date will be extended by one day for each day during which the United States federal government or the HPUC is completely shut down and (ii) either MIH (or, prior to the consummation of the reorganization, the Company) or AMF Parent may, in its sole discretion, extend the end date by an additional six-month period upon written notice to the other party if all of the conditions set forth in the conditions precedent to the MH merger agreement have been satisfied or waived by AMF Parent, AMF Merger Sub, the Company and MIH other than (a) those conditions that by their terms cannot be satisfied until the closing, which conditions are, on the end date, capable of being satisfied if the closing were to occur on the end date and (b) the conditions set forth in the MH merger agreement (an “end date termination”); or
•
if the MIC stockholder approval has not been obtained at the MIC stockholders’ meeting or at any adjournment or postponement thereof (a “stockholder vote termination”).

AMF Parent may unilaterally terminate the MH merger agreement, and abandon the MH merger, at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows:
•
if an MH Adverse Recommendation Change has occurred; provided, however, that, AMF Parent will not have the right to terminate the MH merger agreement pursuant to this paragraph from and after the receipt of the MIC stockholder approval (an “MH Adverse Recommendation Change termination”); or

•
(i) any of the representations and warranties of MIH contained the MH merger agreement fail to be true and correct or (ii) there is a breach by MIH of any of its covenants or agreements in the MH merger agreement that, in either case of clause (i) or (ii), (a) would result in the failure of certain conditions set forth in the MH merger agreement and (b) which is not curable or, if curable, is not cured, after written notice is given by AMF Parent to MIH, within two business days prior to the end date; provided, that AMF Parent may not terminate the MH merger agreement pursuant to this paragraph if AMF Parent is in material breach of any of its covenants or agreements contained in the MH merger agreement (a “parent breach termination”).

MIH may unilaterally terminate the MH merger agreement at any time prior to the effective time, whether before or after approval of matters presented in connection with the MH merger by the Company’s stockholders (except as otherwise expressly noted in the MH merger agreement) as follows:
•
(i) any of the representations and warranties of AMF Parent or AMF Merger Sub contained in the MH merger agreement fail to be true and correct or (ii) there is a breach by AMF Parent or AMF Merger Sub of any of its covenants or agreements in the MH merger agreement that, in either case of clause (i) or (ii), (a) would result in the failure of certain conditions set forth in the MH merger agreement and (b) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (1) the 30th day after written notice thereof is given by MIH (or, prior to the consummation of the reorganization, the Company) to AMF Parent and (2) the day that is two business days prior to the end date; provided, that MIH (or, prior to the consummation of the reorganization, the Company) may not terminate the MH merger agreement pursuant to this paragraph if MIH (or, prior to the consummation of the reorganization, the Company) is in material breach of any of its covenants or agreements contained in this Agreement;

•
if, at any time prior to approval of the MH merger agreement by the Company’s shareholders approval of the MH merger agreement by the Company’s shareholders, (i) the board of directors of MIH has received a superior proposal, (ii) to the extent permitted by and effected in accordance with the no solicitation covenant of the MH merger agreement, the board of directors of MIH approves, and MIH concurrently with the termination of the MH merger agreement enters into, an alternative transaction agreement with respect to such superior proposal and (iii) MIH pays AMF Parent the applicable termination fee set forth in and pursuant to the terms of the MH merger agreement concurrently with or prior to such termination (a “superior proposal termination”); or

•
(i) all applicable conditions set forth in the MH merger agreement have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the closing were to occur at the time that notice of termination is delivered), (ii) AMF Parent and AMF Merger Sub do not consummate the MH merger by the time the closing is required to occur pursuant to the MH merger agreement, (iii) MIH has, on or after such time, irrevocably certified to AMF Parent in writing at least three business days prior to such termination that all conditions to AMF Parent’s obligation to consummate the MH merger set forth in the MH merger agreement (other than those conditions that by their terms cannot be satisfied until the closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the closing were to occur at the time that notice of termination is delivered) have been satisfied or waived by MIH and MIH is ready, willing and able to effect the closing as of such date and at all times during the three business days thereafter and (iv) AMF Parent fails to consummate the closing within such three business day period following the delivery of such written certification by MIH (a “closing failure termination”).
Effect of Termination
In the event of the valid termination of the MH merger agreement pursuant to its terms by AMF Parent, on the one hand, or MIH, on the other hand, written notice thereof will forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and the MH merger agreement will be terminated and become void and have no effect, and there will be no liability hereunder on the part of AMF Parent, MIH, or the subsidiaries of MIH, except as otherwise set forth in the MH merger agreement and the equity commitment letters (solely to the extent payment of the AMF Parent termination fee, any other interest payable under the terms of the MH merger agreement or any monetary damages for any liabilities arising out of its willful breach or fraud that are or become payable in connection with the MH merger agreement) will survive any termination of the MH merger agreement. Subject to the limitations set forth in the MH merger agreement, nothing in this paragraph will relieve or release any party to the MH merger agreement from any liabilities arising out of its willful breach or fraud in connection with any provision of the MH merger agreement or any equity commitment letter. The Company, MIH, AMF Parent and AMF Merger Sub acknowledge and agree that nothing in this paragraph will be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in the MH merger agreement. In addition to the foregoing, no termination of the MH merger agreement will affect the obligations of the Company, MIH, AMF Parent or AMF Merger Sub set forth in the confidentiality agreement between the Company and Argo Infrastructure Partners LP, all of which obligations will survive termination of the MH merger agreement in accordance with their terms.
Termination Fee and Expense Reimbursement
MIH is obligated to pay AMF Parent a termination fee in the following circumstances:
•
if AMF Parent effects an MH Adverse Recommendation Change termination then MIH will pay AMF Parent a company termination fee of $13,632,573 within four business days of such termination;

•
if MIH effects a superior proposal termination then MIH will pay AMF Parent a company termination fee of $13,632,573 concurrently with or prior to such termination; or

•
if (x) prior to the date of the stockholders’ meeting, an alternative transaction proposal has been publicly made to MIH or its stockholders generally and is not publicly withdrawn, (y) AMF Parent or MIH effects a stockholder vote termination and (z) MIH enters into a definitive agreement to consummate such alternative transaction proposal within six months following such termination, and subsequently consummates the transactions contemplated thereby then MIH will pay AMF Parent a company termination fee of $13,632,573 within two business days of the consummation of the definitive agreement described in subsection (z) of this bullet point.

AMF Parent is obligated to pay a AMF Parent termination fee of $22,720,955 within ten business days in the following circumstances:
•
if AMF Parent or MIH effects a restraints termination and the applicable restraint arises in connection with the HSR, CFIUS and HPUC approvals;

•
if MIH effects a parent breach termination based on a failure by AMF Parent to perform its obligations under the regulatory approvals covenant;

•
if AMF Parent or MIH effects an end date termination and any of the mutual conditions to closing or the burdensome condition is not satisfied as a result of a failure to obtain HSR, CFIUS or HPUC approval; or

•
if the Company effects a closing failure termination.

The AMF Parent termination fee will not payable in the circumstances described in the first three bullet points above unless, at the time of such termination, all conditions to closing (other than the restraints condition, the required regulatory approvals condition and the burdensome condition condition) shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing of the MH merger but which would be satisfied or would be capable of being satisfied if closing occurred on the date of such termination, or those conditions that have not been satisfied as a result of a breach of the MH merger agreement by AMF Parent).
Non-Recourse
Except to the extent otherwise set forth in any equity commitment letter and the confidentiality agreement between the Company and Argo Infrastructure Partners LP, all liabilities or actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the MH merger agreement, or the negotiation, execution, or performance of the MH merger agreement (including any representation or warranty made in, in connection with, or as an inducement to, the MH merger agreement), may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties in the preamble to the MH merger agreement. No person who is not a party to the MH merger agreement, including any past, present or future equityholder, affiliate, representative or assignee of, and any financial advisor or lender to, any party, or any past, present or future equityholder, affiliate, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, for purposes of this paragraph, the “nonparty affiliates”), will have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any liabilities or actions arising under, out of, in connection with, or related in any manner to the MH merger agreement or based on, in respect of, or by reason of the MH merger agreement or its negotiation, execution, performance, or breach (other than as set forth in any equity commitment letter and the confidentiality agreement between the Company and Argo Infrastructure Partners LP), and, to the maximum extent permitted by law, each party to MH merger agreement waives and releases all such liabilities or actions against any such nonparty affiliates. Without limiting the foregoing, to the maximum extent permitted by law, except to the extent otherwise set forth in any equity commitment letter and the confidentiality agreement between the Company and Argo Infrastructure Partners LP, each party to the MH merger agreement disclaimed any reliance upon any nonparty affiliates with respect to the performance of the MH merger agreement or any representation or warranty made in, in connection with, or as an inducement to, the MH merger agreement.
Specific Performance
MIH, the Company, AMF Parent and AMF Merger Sub have agreed that they will, or any applicable third party beneficiaries will, be entitled to seek equitable relief, without proof of actual damages, including an injunction or injunctions or orders for specific performance to prevent breaches of the MH merger agreement and to enforce specifically the terms and provisions of this Agreement (including any order sought by MIH or the Company to cause each of AMF Parent and AMF Merger Sub to perform its agreements and covenants contained in the MH merger agreement, including to cause each of AMF Parent and AMF Merger Sub to enforce its rights under the equity commitment letters (subject to the terms of the MH merger agreement), in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach). Each party to the MH merger agreement further agreed that no other party thereto or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party thereto (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) agrees, subject to the immediately succeeding sentence, to cooperate fully in any attempt by any other party to the MH merger agreement in obtaining such equitable relief. Each party thereto further agreed that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of the MH merger agreement.
Notwithstanding anything in the MH merger agreement or in the equity commitment letters to the contrary, it is acknowledged and agreed that each of MIH and the Company is a third-party beneficiary of the equity commitment letters and, subject to this paragraph, will be entitled to specific performance of the obligations of each of AMF Parent and AMF Merger Sub to cause the amounts committed to be funded under the equity commitment letters to be funded. Without limiting the foregoing, it is explicitly agreed that the right of MIH and the Company to specific performance of the obligations of each of AMF Parent and AMF Merger Sub to cause the equity financing to be funded pursuant to the equity commitment letters and to consummate the closing will be subject to the requirements that (i) the conditions set forth in the MH merger agreement relating to AMF Parent’s obligations (other than those conditions that by their terms cannot be satisfied until the closing, but which conditions are, at the time MIH and the Company seek specific performance pursuant to this paragraph, capable of being satisfied if the closing were to occur at such time and other than those conditions that AMF Parent’s or AMF Merger Sub’s breach or breaches of the MH merger agreement have caused not to be satisfied), and (ii) MIH and the Company have irrevocably confirmed in a written notice to AMF Parent that if the equity financing is funded, then MIH and the Company would take such actions required of them by the MH merger agreement to cause the closing to occur; provided, that, the foregoing limitations will not apply to MIH or the Company’s right to specific performance to cause the equity financing to be funded pursuant to the equity commitment letters for the payment of the AMF Parent termination fee or any monetary damages.
AMF Parent, AMF Merger Sub, the Company and MIH agree that (i) by seeking the remedies provided for in this paragraph, a party will not in any respect waive its right to seek at any time any other form of relief that may be available to a party under the MH merger agreement and/or the equity commitment letters and (ii) nothing set forth in this paragraph will require any party to the MH merger agreement to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this paragraph prior or as a condition to exercising any termination right set forth in the MH merger agreement (and pursuing monetary damages, subject to the limitations set forth in the MH merger agreement, after such termination), nor will the commencement of any legal proceeding pursuant to this paragraph or anything set forth in this paragraph restrict or limit any party’s right to terminate the MH merger agreement in accordance with the terms of the MH merger agreement or pursue any other remedies under the agreement and/or the equity commitment letters that may be available then or thereafter. For the avoidance of doubt, under no circumstances will the Company or MIH be permitted or entitled to receive both (a) a grant of specific performance to require AMF Parent or AMF Merger Sub to consummate the closing and (b) a payment of the AMF Parent termination fee.
If a court of competent jurisdiction has declined to specifically enforce the obligations of each of AMF Parent and AMF Merger Sub to consummate the closing pursuant to a claim for specific performance brought against AMF Parent and AMF Merger Sub and has instead granted an award of damages for such alleged breach, then MIH or the Company may enforce such award.
Fees and Expenses
All fees and expenses incurred in connection with the MH merger agreement, the MH merger and the other transactions contemplated by the MH merger agreement will be paid by the party incurring such fees or expenses, whether or not the MH merger is consummated, subject to certain exceptions specified in the MH merger agreement.
Amendments
The MH merger agreement may be amended by MIH, the Company, AMF Parent and AMF Merger Sub at any time before or after the approval of the MH merger agreement by the Company’s shareholders; provided that any amendment of the MH merger agreement requiring approval by the stockholders of the Company or approval by the members of MIH under applicable law, will be subject to such approval. The MH merger agreement may not be amended except by an instrument in writing signed on behalf of MIH, the Company, AMF Parent and AMF Merger Sub not be amended except by an instrument in writing signed on behalf of each of MIH, the Company, AMF Parent and AMF Merger Sub and duly approved by the parties’ respective boards of directors or a duly authorized committee thereof.
Governing Law
The MH merger agreement is governed by and construed in accordance with the laws of the State of Delaware.
Certain U.S. Federal Income Tax Consequences of the MH Merger
For a discussion of certain tax consequences of the MH merger see the section entitled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the MH Merger” beginning on page 176 of this proxy statement.
Recommendation of the Board of Directors
After careful consideration, the board of directors has determined that the MH merger agreement and the MH merger on the terms and conditions described herein, are advisable and in the best interests of MIC and its shareholders, and has unanimously approved the MH merger agreement and the MH merger. The board of directors unanimously recommends that you vote FOR the MH merger proposal.
Vote Required
The board of directors has determined that in order to proceed with the MH merger, such transaction will require the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the MH merger proposal is a vote to approve MH merger agreement. If the MH merger proposal fails to obtain the requisite vote for approval, the MH merger will not be consummated.
In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the MH merger agreement and the transactions contemplated thereby, including the MH merger.
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed whether or not the MH merger proposal is approved.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
Shareholders of MIC are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and/or the MH merger proposal. If the adjournment proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote so represented may adjourn the meeting from time to time, whether or not there is a quorum. In addition, the shareholders present at a duly organized meeting at which a quorum is present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
In addition to the foregoing, the Company’s bylaws authorize the chairman of the board to adjourn a meeting of shareholders from time to time. Accordingly, the Company reserves the right for its chairman of the board to adjourn the special meeting (including an adjournment for the purpose of soliciting additional votes of shareholders in favor of the AA transaction proposal and/or the MH merger proposal) for any reason, including in the event that there are insufficient votes of stockholders at the special meeting to approve the adjournment proposal. In addition, the Company’s bylaws authorize the Company’s board of directors to postpone any previously scheduled meeting of the stockholders upon public notice given prior to the time previously scheduled for such meeting.
If the special meeting is adjourned to solicit additional proxies, shareholders of record who have already submitted their proxies will be able to revoke them by timely submitting a revocation or later-dated proxy. An abstention will have the effect of a vote against the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote (if any) will not have an effect on a vote to approve the adjournment proposal.
The board of directors unanimously recommends that shareholders vote FOR the adjournment proposal.

INFORMATION ABOUT THE SPECIAL MEETING
Date, Time, Place and Purposes of the Special Meeting
The special meeting will be a “virtual meeting” held on September 21, 2021, at 10:00 a.m., Eastern time. At the special meeting, you will be asked to consider and vote upon the proposals (i) to approve the AA transaction agreement, (ii) to approve the MH merger agreement and (iii) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve either or both of the foregoing proposals.
The board of directors unanimously recommends that shareholders vote FOR the AA transaction proposal, FOR the MH merger proposal and FOR the adjournment proposal.
For these recommendations, see the sections entitled “The AA Transaction Proposal — Recommendation of the Board of Directors”, “The MH Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 102, 157 and 158, respectively, of this proxy statement.
Who Can Vote at the Special Meeting
Shareholders can vote at the special meeting if they owned common stock at the close of business on August 23, 2021, the record date. All shareholders of record who owned common stock at the close of business on the record date are being asked to vote on the AA transaction proposal, the MH merger proposal and the adjournment proposal. A shareholder of record may cast one vote for each share of common stock owned on the record date. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting.
Required Vote for the AA transaction proposal
Approval of the AA transaction proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the AA transaction proposal is a vote to approve the AA transaction agreement. If the AA transaction proposal fails to obtain the requisite vote for approval, the AA transaction will not be consummated. In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the AA transaction agreement and the transactions contemplated thereby, including the AA transaction.
Required Vote for the MH merger proposal
Approval of the MH merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the MH merger proposal is a vote to approve the MH merger agreement. If the MH merger proposal fails to obtain the requisite vote for approval, the MH merger will not be consummated. In addition, prior to consummation of the reorganization, MIC, in its capacity as sole and managing member of MIH, approved the MH merger agreement and the transactions contemplated thereby, including the MH merger.
Required Vote for the adjournment proposal
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote so represented, whether or not there is a quorum. A vote in favor of the adjournment proposal is a vote to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and the MH merger proposal.
Quorum
Under the MIC bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person (which in this instance means presence at the virtual meeting) or by proxy, shall constitute a quorum at a meeting of shareholders of MIC. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting.
A broker non-vote occurs when a broker, bank, trust or other nominee submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote (if any) or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.
Adjournments
If a quorum is not present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the voting power of the shares of common stock issued and oustanding and entitled to vote so represented, whether or not a quorum is present. In addition, if the adjournment proposal is approved, adjournments of the special meeting may be made for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and/or the MH merger proposal. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. For more information on the adjournment proposal, see the section entitled “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on page 158 of this proxy statement.
In addition to the foregoing, the Company’s bylaws authorize the chairman of the board to adjourn a meeting of shareholders from time to time. Accordingly, the Company reserves the right for its chairman of the board to adjourn the special meeting (including an adjournment for the purpose of soliciting additional votes of shareholders in favor of the AA transaction proposal and/or the MH merger proposal) for any reason, including in the event that there are insufficient votes of stockholders at the special meeting to approve the adjournment proposal. In addition, the Company’s bylaws authorize the Company’s board of directors to postpone any previously scheduled meeting of the stockholders upon public notice given prior to the time previously scheduled for such meeting.
Manner of Voting
Shareholders of record may vote online at the special meeting or by proxy. The board of directors recommends that shareholders of record have their shares voted by proxy even if they plan to attend the special meeting online. Shareholders of record can always revoke their proxy and change their votes online at the special meeting.
Shareholders of record can submit a proxy in any of the following ways:
•
By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions or voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) on September 20, 2021.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.   Complete, sign and date the proxy card and return it using the postage-paid return envelope provided.

For additional information on how to vote your proxy, see the section entitled “Questions and Answers — How do I vote my shares?” beginning on page 8 of this proxy statement.
Voting of Shares Held in “Street Name”
Shares that are not held in your own name but rather by your broker, bank, trust or other nominee, are referred to as being held in “street name” by your broker, bank, trust or other nominee in this proxy statement.

If your shares are held in “street name” and you wish to attend the special meeting and directly vote your shares held in “street name”, you must obtain a legally sufficient proxy from your broker, bank, trust or other nominee authorizing you to vote your shares held in “street name”. If your shares are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your shares. If you do not receive a request for voting instructions from your broker, bank, trust or other nominee in advance of the special meeting, MIC recommends that you directly contact your broker, bank, trust or other nominee to determine how to cause your shares to be voted as you wish. Your brokerage firm may permit you to provide voting instructions by Internet or by telephone.
Under the rules of the NYSE, MIC anticipates that the AA transaction proposal, the MH merger proposal and the adjournment proposal in this proxy statement will be “non-discretionary” items for which specific voting instructions from beneficial owners is required. As a result, brokers and other nominees subject to the rules of the NYSE will not be allowed to vote with respect to any proposal on behalf of a beneficial owner if the beneficial owner does not provide specific voting instructions on that proposal. If you do not provide specific voting instructions, your shares held in “street name” will not be counted for purposes of determining whether a quorum is present at the special meeting. MIC urges you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.
How Proxies Will Be Voted
All shares entitled to vote and represented by properly completed proxies received prior to the special meeting (unless properly revoked) will be voted at the special meeting as instructed on the proxies.
If shareholders of record who submit a properly completed proxy do not indicate how their shares should be voted on a matter, the shares represented by their proxy will be voted (unless properly withdrawn) as the board of directors recommends and therefore will be voted:
•
FOR the AA transaction proposal;

•
FOR the MH merger proposal; and

•
FOR the adjournment proposal.

However, if your shares are held in “street name” and you do not instruct your bank, broker or other nominee on how to vote your shares, your proxy will not be voted.
Revoking a Proxy
You may revoke or change your proxy before the special meeting by:
•
subsequently executing and mailing a new proxy card that is dated a later date and received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 p.m. (Eastern Time) on September 20, 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy. If you revoke your proxy during the special meeting, this will not affect any vote previously taken. If you need an additional proxy card and are a shareholder of record, contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 (212) 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Tabulation of Votes
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of election appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies and Expenses
The cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement will be borne by MIC In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC by telephone, or other means. These officers will receive no additional compensation for such solicitation. MIC will reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.
MIC has engaged Okapi Partners LLC to assist in the solicitation of proxies for the meeting and estimate that MIC will pay Okapi Partners LLC a fee of approximately $15,000. MIC has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Questions About Voting or the Special Meeting
If you have any questions or need further assistance in voting your units, please call the proxy solicitor, Okapi Partners LLC, at +1 (877) 629-6357 (toll-free).

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in this proxy, the AA transaction will be completed. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in this proxy, and therefore, both proposals must be approved for the MH merger to be completed. The AA transaction and the MH merger are both conditioned on the completion of the reorganization.
The following unaudited pro forma consolidated condensed balance sheet assumes the reorganization and the AA transaction, including the use of proceeds from the AA transaction, were consummated on June 30, 2021 and the unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020 assumes the reorganization and the AA transaction were consummated at the beginning of the earliest period presented, and in each case assumes that the MH merger was not consummated. The unaudited pro forma financial information of the Company, prepared in accordance with Article 11 of Regulation S-X, was derived from, and should be read in conjunction with, the Company’s unaudited consolidated financial statements for the six months ended June 30, 2021 included in its Quarterly Report on Form 10-Q filed on August 3, 2021 and audited consolidated financial statements for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed on February 17, 2021 and are being presented to give effect to the reorganization and the AA transaction, including the use of proceeds from the AA transaction, described above. The pro forma adjustments described in the accompanying notes are based upon information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the AA transaction been consummated on the dates indicated and should not be construed as representative of the Company’s future results of operations or financial position.
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ in Thousands, Except Unit Data)
	As of June 30, 2021
	As Reported	AA Transaction	(a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$319,690	$(244,689)		$—	(c)	$75,001
Restricted cash	11,790	(10,809)		—		981
Accounts receivable, net of allowance for doubtful accounts	55,057	(29,499)		—		25,558
Inventories	19,663	(8,602)		—		11,061
Prepaid expenses	13,385	(7,158)		—		6,227
Other current assets	12,101	(7,140)		—		4,961
Total current assets	431,686	(307,897)		—		123,789
Property, equipment, land and leasehold improvements, net	849,530	(553,485)		—		296,045
Operating lease assets, net	321,941	(310,873)		—		11,068
Goodwill	617,072	(496,879)		—		120,193
Intangible assets, net	441,012	(436,301)		—		4,711
Other noncurrent assets	8,863	(1,145)		—		7,718
Total assets	$2,670,104	$(2,106,580)		$—		$563,524
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$2,755	$—		$—		$2,755
Accounts payable	31,406	(26,796)		—		4,610
Accrued expenses	50,177	(32,501)		—		17,676
Current portion of long-term debt	11,333	(10,250)		—		1,083
Operating lease liabilities – current	17,069	(15,237)		—		1,832
Income taxes payable	3,200	—		—		3,200
Other current liabilities	24,121	(22,334)		—		1,787
Total current liabilities	140,061	(107,118)		—		32,943
Long-term debt, net of current portion	1,097,923	(972,944)		—		124,979
Deferred income taxes	132,738	(105,494)		—		27,244
Operating lease liabilities – noncurrent	311,122	(301,885)		—		9,237
Other noncurrent liabilities	64,893	(11,660)		—		53,233
Total liabilities	1,746,737	(1,499,100)		—		247,637
Commitments and contingencies	—	—		—		—
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ in Thousands, Except Unit Data)
	As of June 30, 2021
	As Reported	AA Transaction	(a)	Pro Forma Adjustments	Pro Forma
Unitholders’ equity:
Common units(1)	$88	$—		$—	$88
Additional paid in capital	180,346	—		—	180,346
Accumulated other comprehensive loss	(6,175)	—		—	(6,175)
Retained earnings	740,640	(607,479)	(b)	—	133,161
Total unitholders’ equity	914,899	(607,479)		—	307,420
Noncontrolling interests	8,468	—		—	8,468
Total equity	923,367	(607,479)		—	315,888
Total liabilities and equity	$2,670,104	$(2,106,580)		$—	$563,524

(1)
On June 30, 2021, assuming the reorganization has been completed, MIH would have had 87,780,539 common units issued and outstanding.

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)
	Six Months Ended June 30, 2021
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$439,641	$(439,641)		$—		$—
Product revenue	113,327	—		—		113,327
Total revenue	552,968	(439,641)		—		113,327
Costs and expenses
Cost of services	181,767	(181,767)		—		—
Cost of product sales	72,590	—		—		72,590
Selling, general and administrative	157,834	(131,090)		(7,841)	(e)	18,903
Fees to Manager-related party	13,103	—		—		13,103	(h)
Depreciation	38,860	(31,484)		—		7,376
Amortization of intangibles	16,575	(16,363)		—		212
Total operating expenses	480,729	(360,704)		(7,841)		112,184
Operating income	72,239	(78,937)		7,841		1,143
Other income (expense)
Interest income	202	(186)		—		16
Interest expense	(35,392)	22,349		6,159	(f)	(6,884)
Other income (expense), net	1,295	(1,713)		—		(418)
Net income (loss) from continuing operations before income taxes	38,344	(58,487)		14,000		(6,143)
(Provision) benefit for income taxes	(17,614)	22,950		(3,710)	(g)	1,626
Net income (loss) from continuing operations	20,730	(35,537)		10,290		(4,517)
Less: net income attributable to noncontrolling interests	181	—		—		181
Net income (loss) from continuing operations attributable to MIC	$20,549	$(35,537)		$10,290		$(4,698)
Basic income (loss) per unit from continuing operations attributable to MIC	$0.23					$(0.05)
Weighted average number of units outstanding: basic	87,520,541					87,520,541
Diluted income (loss) per unit from continuing operations attributable to MIC	$0.23					$(0.05)
Weighted average number of units outstanding: diluted	87,612,379					87,520,541
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)
	Year Ended December 31, 2020
	As Reported	AA Transaction	(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$667,070	$(667,070)		$—		$—
Product revenue	180,411	—		—		180,411
Total revenue	847,481	(667,070)		—		180,411
Costs and expenses
Cost of services	238,599	(238,599)		—		—
Cost of product sales	112,283	—		—		112,283
Selling, general and administrative	350,757	(249,879)		(63,608)	(e)	37,270
Fees to Manager-related party	21,063	—		—		21,063	(h)
Depreciation	79,167	(63,704)		—		15,463
Amortization of intangibles	36,833	(36,408)		—		425
Total operating expenses	838,702	(588,590)		(63,608)		186,504
Operating income (loss)	8,779	(78,480)		63,608		(6,093)
Other income (expense)
Interest income	992	(966)		—		26
Interest expense	(87,056)	65,953		4,334	(f)	(16,769)
Other expense, net	(1,367)	(323)		—		(1,690)
Net loss from continuing operations before income taxes	(78,652)	(13,816)		67,942		(24,526)
(Provision) benefit for income taxes	(126,819)	147,042		(18,005)	(g)	2,218
Net loss from continuing operations	(205,471)	133,226		49,937		(22,308)
Less: net income attributable to noncontrolling interests	137	—		—		137
Net loss from continuing operations attributable to MIC	$(205,608)	$133,226		$49,937		$(22,445)
Basic loss per unit from continuing operations attributable to MIC	$(2.36)					$(0.26)
Weighted average number of units outstanding: basic	86,951,642					86,951,642
Diluted loss per unit from continuing operations attributable to MIC	$(2.36)					$(0.26)
Weighted average number of units outstanding: diluted	86,951,642					86,951,642
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION
Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements
 1.   Basis of Presentation
The unaudited pro forma consolidated condensed financial information presented here is based on the historical consolidated financial statements of the Company. The unaudited pro forma consolidated condensed balance sheet assumes the reorganization and the AA transaction, including the use of proceeds from the AA transaction, was consummated on June 30, 2021 and the unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020 assumes the reorganization and the AA transaction were consummated at the beginning of the earliest period presented, and in each case assumes that the MH merger was not consummated.
2.   Unaudited Pro Forma Consolidated Condensed Balance Sheet Information
The following adjustments to the consolidated condensed balance sheet on June 30, 2021 reflect the reorganization and the AA transaction, including the use of proceeds from the AA transaction, as though the AA transaction was consummated on June 30, 2021, and assumes that the MH merger was not consummated.
(a)
To eliminate the assets and liabilities of the AA transaction on June 30, 2021.

(b)
Net adjustments to retained earnings of $607.5 million primarily reflects the preliminary book gain of approximately $2.7 billion, partially offset by the payment of $3,296.4 million (see “(c)” below).

(c)
Sources and uses of cash primarily reflects:

•
Cash proceeds from the AA transaction of $3,525.0 million; partially offset by

•
the payment of $3,296.4 million in the aggregate on the units of the Company at approximately $37.35 per unit; and

•
a disposition payment of $228.6 million to the Manager pursuant to the Disposition Agreement.

3.   Unaudited Pro Forma Consolidated Condensed Statements of Operations
The unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 include adjustments made to the historical financial information of the Company assuming the reorganization and the AA transaction were consummated at the beginning of the respective periods, and in each case assumes the MH merger was not consummated.
(d)
To eliminate the revenue and expenses related to the entities included in the AA transaction. For the year ended December 31, 2020, the provision for income taxes includes capital gains taxes associated with the sale of IMTT.

(e)
Represents the elimination of transaction costs related to the AA transaction, IMTT sale, the tender offer related to the 2.00% Convertible Notes completed in March 2021, and reorganization costs. For the year ended December 31, 2020, transaction costs include $56.7 million related to the IMTT sale.

(f)
Represents the elimination of interest expense related to the MIC Hawaii $100.0 million senior secured notes, which was fully repaid on April 19, 2021, and a $4.7 million ‘make-whole’ payment.

(g)
Tax impact on pro forma adjustments using an effective tax rate of 26.5%.

(h)
The management fees disclosed in Fees to Manager - related party post transaction will be based on the market capitalization of MIH. Using the expected merger consideration of $3.83 per unit from the MH merger as the basis for determining the market capitalization of MIH for the relevant periods, and assuming that the corporate cash and cash equivalent balance reflects the outstanding debt balance of $34.0 million of 2.00% Convertible Notes, the pro forma management fee for the six months ended June 30, 2021 and the year ended December 31, 2020 would be approximately $1.5 million and $3.0 million, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of common stock by each person who is known to MIC to be the beneficial owner of more than five percent of the outstanding shares of common stock on August 23, 2021 and each of MIC’s directors and executive officers and MIC’s directors and executive officers as a group as of August 23, 2021, based on 87,923,929 shares of common stock issued and outstanding. All holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The voting rights attached to common stock held by MIC directors, executive officers or major shareholders do not differ from those that attach to shares of common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares of common stock for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares of common stock, whether or not the shares of common stock are held for the individual’s benefit.
	Amount and Nature of Beneficial Ownership (Number of Shares of Common Stock)
Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Shares Outstanding
5% Beneficial Owners
Eminence Capital, LP(1)	8,601,248	9.8%
The Vanguard Group(2)	6,323,649	7.2%
Dimensional Fund Advisors LP(3)	4,783,404	5.4%
Macquarie Infrastructure Management (USA) Inc.(4)	14,450,669	16.4%
Directors(5)
Martin Stanley(6)	14,482,669	16.5%
Amanda Brock(7)	13,129	*
Norman H. Brown, Jr.(7)	58,142	*
Maria Jelescu-Dreyfus(7)	13,129	*
Ron Kirk(7)	18,645	*
H.E. (Jack) Lentz(7)	42,885	*
Ouma Sananikone(7)	28,519	*
Executive Officers(5)
Christopher Frost(8)	46,790	*
Nick O’Neil(9)	8,700	*
Jay Davis	10,331	*
Michael Kernan	1,000	*
All Directors and Executive Officers as a Group	14,723,939	16.7%

*
Less than 1%

(1)
Based on a report on Schedule 13G filed on February 16, 2021, Eminence Capital, LP and Ricky C. Sandler have shared voting and dispositive power with respect to 8,601,248 shares. The address of Eminence Capital, LP and Mr. Sandler is 399 Park Ave., New York, New York 10022.

(2)
Based on a report on Schedule 13G filed on February 10, 2021, The Vanguard Group has shared voting power with respect to 50,519 shares, shared dispositive power with respect to 111,991 shares, and sole dispositive power with respect to 6,211,658 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on a report on Schedule 13G filed on February 12, 2021, Dimensional Fund Advisors LP has sole voting power with respect to 4,679,611 shares and sole dispositive power with respect to 4,783,404 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)
Based on a report on Schedule 13D/A filed on June 24, 2021, as updated by Form 4s filed on July 2, 2021 and July 29, 2021 and information provided by Macquarie Infrastructure Management (USA) Inc., Macquarie Infrastructure Management (USA) Inc. has shared dispositive and sole voting power with respect to 14,450,669 shares with Macquarie Group Limited. Macquarie Group Limited has shared dispositive power over an additional 2,100 shares held in various investment funds for which Macquarie Investment Manager Global Limited, a subsidiary of Macquarie Group Limited, acts as an investment advisor. The address of the Manager is 125 West 55th Street, New York, New York 10019.

(5)
The address of each director and executive officer is c/o Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.

(6)
Includes 14,450,669 shares held by the Manager as to which Mr. Stanley disclaims beneficial ownership. Mr. Stanley serves as Executive Chairman of Macquarie’s Macquarie Asset Management division, of which the Manager constitutes a part.

(7)
Excludes 4,329 director share units granted to each independent director on May 19, 2021 under the 2014 Independent Directors’ Equity Plan.

(8)
Mr. Frost also serves as a director of MIC and held 46,790 shares through Macquarie Prism Pty Ltd. (Trust).

(9)
Mr. O’Neil holds the shares through The O’Neil Investment Trust (the “Trust”). Mr. O’Neil is a beneficiary of the Trust and is a director and shareholder of the trustee of the Trust. Mr. O’Neil disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax consequences of the reorg merger, the Hawaii distribution, the AA transaction and the MH merger. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently available and in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that MIC common stock and MIH common units are held as capital assets for U.S. federal income tax purposes. This discussion is not a complete description of all of the tax consequences of the reorg merger, the Hawaii distribution, the AA transaction and the MH merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
In addition, the following discussion may not be applicable with respect to specific categories of holders of MIC common stock and MIH common units, including but not limited to corporations; partnerships, S corporations or persons holding their common stock of MIC, or that will hold their common units of MIH, through partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes; estates; trusts; dealers in securities or foreign currencies; traders in securities who elect to apply a mark-to-market method of accounting; banks or other financial institutions; insurance companies; real estate investment trusts, tax-exempt organizations; except as described below, persons who are not United States citizens or resident aliens or domestic entities; certain U.S. expatriates; persons whose functional currency is not the U.S. dollar; persons who are subject to alternative minimum tax; persons who do not hold their common stock of MIC or common units of MIH as capital assets; holders of options granted by MIH or persons who acquired MIC common stock or MIH common units as compensation; persons subject to special tax accounting rules as a result of any item of gross income with respect to their common stock of MIC or common units of MIH being taken into account in an applicable financial statement; except as discussed below, holders that own directly, indirectly or through attribution more than 5% of the voting power or value of MIC common stock or, after the reorg merger, MIH common units; or persons who hold their common stock of MIC or common units of MIH as part of a straddle, conversion or hedging transaction, synthetic security or other integrated investment or risk reduction transaction.
The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds MIC common stock or MIH common units generally depends on both the status of the partner and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold common stock of MIC or common units of MIH and such partnerships should consult their tax advisors.
No ruling has been or will be requested from the IRS with respect to the tax effects of the reorg merger, the Hawaii distribution, the AA transaction, the MH merger or any other transaction discussed herein. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Additionally, no opinion of counsel has been or will be rendered with respect to the tax consequences of the reorg merger, the Hawaii distribution, the AA transaction, the MH merger, any other transaction or any distributions. The U.S. federal income tax laws are complex, and the individual circumstances of a holder of MIC common stock or MIH common units may affect the tax consequences to such holder.
As used below, a “U.S. holder” is a beneficial holder of MIC common stock or MIH common units, as applicable, and who is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, which either (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of shares of MIC common stock or MIH common units, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.
The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. We urge you to consult your own tax advisors as to the specific consequences to you of the reorg merger, the Hawaii distribution, the AA transaction, the MH merger and the ownership and disposition of MIH common units, including the applicability and effect of U.S. federal, state, local and foreign income and any other tax laws to your particular circumstances.
U.S. Federal Income Tax Consequences of the Reorg Merger
Except as discussed below with regard to treatment as a disguised sale (as defined below), the reorg merger of MIC with and into Plum Merger Sub generally is expected to be treated for U.S. federal income tax purposes as a tax-deferred contribution of MIC common stock by the holders of MIC common stock to MIH (which is expected to be classified as a partnership for U.S. federal income tax purposes) in exchange for MIH common units pursuant to Section 721 of the Code (a “Tax-Deferred Transaction”). However, the completion of the reorg merger is not conditioned on the reorg merger qualifying as a Tax-Deferred Transaction or upon the receipt of an opinion of counsel to that effect and, as noted above, no advance ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the reorg merger. Accordingly, no assurance can be given that the reorg merger will qualify as a Tax-Deferred Transaction. Further, no assurance can be given that the IRS will not challenge the qualification of the reorg merger as a Tax-Deferred Transaction or that a court would not sustain such a challenge.
Assuming that the reorg merger is treated as a Tax-Deferred Transaction, in general, except as described below with regard to treatment as a disguised sale (as defined below), (i) holders are not expected to recognize any taxable gain or loss with respect to the exchange of MIC common stock for MIH common units in the reorg merger; (ii) a holder’s initial aggregate U.S. federal income tax basis (“tax basis”) and holding period in the MIH common units that such holder receives will reflect such holder’s adjusted tax basis and holding period in its shares of MIC common stock surrendered in exchange therefor; and (iii) no taxable gain or loss is expected be recognized by MIC as a result of the reorg merger. A holder’s initial tax basis in the MIH common units received in the reorg merger generally will be equal to such holder’s aggregate adjusted basis in its shares of MIC common stock that are exchanged in the reorg merger. Although a holder may have different U.S. federal income tax bases in its MIC common stock because such holder acquired such stock at different prices, such holder will have a single tax basis in its MIH common units. MIH generally will have an initial tax basis in the MIC common stock equal to the aggregate adjusted tax basis of the holders of MIC common stock who contribute their MIC common stock to MIH in the reorg merger.
If, contrary to the above, the reorg merger fails to qualify as a Tax-Deferred Transaction, then, in general, a holder would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the MIH common units such holder receives in the reorg merger, and (ii) such holder’s adjusted tax basis in its shares of MIC common stock exchanged therefor. However, neither MIC nor MIH would be expected to recognize taxable gain or loss as a result of the reorg merger.
A distribution of cash from MIH to holders of MIH common units within two years of the reorg merger could cause holders that received their MIH common units in the reorg merger to be treated for U.S. federal income tax purposes as having sold at the time of the reorg merger to MIH some or all of such contributed MIC common stock in exchange for the cash distributed (a “disguised sale”). As noted above, following completion of the AA transaction, it is expected that holders of MIH common units will receive a cash distribution in the amount of approximately $37.35 for each MIH common unit. Such distribution is expected to be made in the same taxable year as the reorganization. Accordingly, it is expected that a portion of the reorg merger could be treated as a disguised sale instead of a Tax-Deferred Transaction. In such case, a holder that received its MIH common units in the reorg merger generally would be treated as having sold the portion of its MIC common stock that it contributed to MIH that has a fair market value (as determined at the time of the reorg merger) equal to the amount of the cash distributed to such holder in exchange for such distributed cash. Such sale would be treated as occurring on the date of the reorg merger. Such holder generally would have taxable gain or loss in an amount equal to the distributed cash the holder receives less the holder’s adjusted tax basis in the portion of its MIC common stock it is treated as having sold. Such holder generally would have an initial tax basis in its MIH common units received in the reorg merger equal to its adjusted tax basis in only the portion of its MIC common stock that it is treated as having contributed to MIH in the reorg merger (that is, the portion of such holder’s MIC common stock that it is not treated as having sold to MIH in a disguised sale).
In such case, MIH would have an initial tax basis in the MIC common stock equal to the sum of (1) with respect to all MIC common stock treated as sold to MIH in a disguised sale, the fair market value of such MIC common stock, plus (2) with respect to all MIC common stock treated as contributed to MIH in the reorg merger, the aggregate adjusted tax basis in such MIC common stock of the holders that contribute such MIC common stock. Accordingly, in the event that a portion of the reorg merger is treated as a disguised sale, MIH would have a higher basis in the MIC common stock than if the entire reorg merger were treated as a Tax-Deferred transaction and therefore would have less gain on the AA transaction, as discussed below.
The income tax consequences summarized below generally assume that a portion of the reorg merger will qualify as a Tax-Deferred Transaction and a portion of the reorg merger will be treated as a disguised sale, as described above.
You are urged to consult your own tax advisors regarding the specific tax consequences to you of the reorg merger, including the possibility of disguised sale treatment.
U.S. Federal Income Tax Consequences of the Hawaii Distribution
As part of the reorganization, MIC Ohana will distribute the limited liability company interests in MIC Hawaii to MIC, and MIC will distribute the limited liability company interests in MIC Hawaii to MIH, as described in the section entitled “The Transactions — MIC”. For U.S. federal income tax purposes, the distribution by MIC of the limited liability company interests in MIC Hawaii to MIH will be treated as a taxable distribution equal to the fair market value of the MIC Hawaii limited liability company interests distributed and will be taxable as a dividend to MIH to the extent paid out of MIC’s current or accumulated earnings and profits.
MIH is expected to be classified as a partnership for U.S. federal income tax purposes and as such, is not expected to be subject to an entity level income tax on its earnings. Instead, it will allocate its income and losses to the holders of MIH common units who must take into account their allocable share of such income or loss on their separate returns. Accordingly, a holder of MIH common units will be allocated any such taxable dividend income pro rata in accordance with its interest in MIH. For a corporate U.S. holder, such dividend income generally will be includable in such holder’s gross income as ordinary income. For a non-corporate U.S. holder, such dividend income generally should qualify as “qualified dividend income,” which under current law is subject to reduced rates of taxation. For a non-U.S. holder, such dividend income generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on the amount of such dividend income allocated to such non-U.S. holder even if no distribution of cash or other property is made to holders of MIH common units in connection with the Hawaii distribution. Any such amounts required to be withheld in respect of a non-U.S. holder will be applied to reduce the amount of the cash distribution of AA transaction sale proceeds (or any other distributions) to such non-U.S. holder. Please see “— U.S. Withholding Tax with respect to the Hawaii Distribution” below.
If the value of the limited liability company interests in MIC Hawaii at the time of the Hawaii distribution exceeds MIC’s current or accumulated earnings and profits, it is possible that MIH will have taxable gain allocable to holders of MIH common units. The amount and allocation of such taxable gain will be determined separately for each holder by treating that holder’s pro rata portion of the amount of such excess as (i) a nontaxable return of capital, up to the amount of that holder’s tax basis in its MIH common units, and then (ii) taxable capital gain allocable to that holder up to the amount of any remainder (so the amount of gain allocated to a holder of MIH common units will take into account such holder’s tax basis in the MIC stock it surrenders in the reorg merger, rather than being allocated purely pro rata). While it is not free from doubt, it is not expected that MIC will be a USRPHC (as defined below) for U.S. federal income tax purposes as of the date of the Hawaii distribution. However, if MIC were treated as a USRPHC as of such date, the amount of any taxable capital gain allocable to a non-U.S. holder with respect to the

Hawaii distribution that is distributed to such holder generally will be subject to withholding at the highest applicable tax rate. Any such amounts required to be withheld in respect of a non-U.S. holder will be applied to reduce the amount of the cash distribution of AA transaction sale proceeds (or any other distributions) to such non-U.S. holder. Please see “— U.S. Withholding Tax with respect to the Hawaii Distribution” below.
You may not receive a cash distribution from MIH to cover your tax liability associated with the Hawaii distribution. Dividend income, capital gain and other income realized by MIH that is allocated to a holder of MIH common units generally will increase such holder’s tax basis in its MIH common units.
MIH intends to make available to holders of MIH common units received in the reorg merger information regarding any taxable dividend income and taxable gain allocable to them as a result of the Hawaii distribution by providing this information on MIC’s website at www.macquarie.com/mic. You are urged to consult your own tax advisors regarding the specific tax consequences to you of the Hawaii distribution.
U.S. Federal Income Tax Consequences of the AA Transaction
In General
The AA transaction is expected to be treated as a taxable sale by MIH of the stock of MIC in exchange for the consideration received in the AA transaction. The AA transaction is expected to be recognized by MIH as a taxable transaction and reported to the holders of MIH common units on MIH’s partnership information returns for the year in which the AA transaction is completed, which is expected to be 2021. Holders of MIH common units will be subject to tax on their respective allocable share of MIH’s gains from the AA transaction, whether or not cash or other property representing these allocable shares are distributed. Such gains are expected to be taxable as capital gains, and generally will be long-term capital gains if MIH’s holding period for the MIC common stock is more than 12 months at the time the AA transaction is completed. MIH’s holding period for a share of MIC common stock will include the holding period of the holder of such share of MIC common stock that contributed such share to MIH in the reorg merger. To the extent that such gains are long-term capital gains, for non-corporate U.S. holders, under current law, such gains would be expected to be subject to reduced rates of taxation. For non-U.S. holders, such gains may be subject to U.S. federal income tax as U.S. withholding tax. Please see “— U.S. Withholding Tax with respect to the AA Transaction” below. Capital gain and other income realized by MIH that is allocated to a holder of MIH common units generally will increase such holder’s tax basis in its MIH common units. Holders will be required to treat MIH’s tax items consistently with their treatment on the information tax returns filed by MIH unless the holder discloses the inconsistency.
In addition, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for a partnership interest in the partnership must be allocated so that the contributing partner is charged with, or benefits from, respectively, such unrealized gain or loss associated with the property at the time of its contribution to the partnership. The amount of unrealized gain or unrealized loss generally is equal to the difference between the property’s fair market value and its adjusted tax basis at the time of the contribution and is referred to as “built-in gain” and “built-in loss”, respectively. If property with built-in gain or built-in loss is sold by the partnership, then the gain or loss recognized by the partnership is required to be allocated to the contributing partner in an amount that takes into account the built-in gain or built-in loss. The Treasury regulations require a partnership to make allocations under Section 704(c) of the Code using any reasonable method consistent with the provisions of Section 704(c) of the Code.
If, immediately before the reorg merger, one or more holders have an adjusted tax basis in their MIC common stock that is less than the fair market value of such MIC stock at the time of contribution and such holders contribute their MIC common stock to MIH, then such contributed MIC common stock will have built-in gain. In such case, the AA transaction will involve the sale of built-in gain property by MIH, and MIH will be required to allocate the gain it recognizes on the AA transaction to the holders who contributed such MIC common stock in an amount that takes into account the built-in gain in the MIC common stock contributed by such holders. Any such gain allocated to a holder to take into account built-in gain would be for U.S. federal income tax purposes only and generally would not be expected to impact the amount of any cash distributed in connection with the AA transaction to such holder, except to the extent of any additional withholding required with respect to such gain allocated to a non-U.S. holder, though it could result in such holder having a greater tax liability with respect to the gain on the AA transaction allocated to it.
As discussed above, to the extent that a holder that received its MIH common units in the reorg merger is treated as having sold some or all of its MIC common stock to MIH in a disguised sale, such holder will be treated as having built-in gain or built-in loss only to the extent of any such built-in gain or built-in loss in the MIC common stock it is treated as having contributed to MIH in the reorg merger and not with respect to any MIC common stock it is treated as having sold to MIH in a disguised sale. Accordingly, a holder that is treated as having sold some or all of its MIC common stock to MIH in a disguised sale may be treated as having less built-in gain or built-in loss than it would have without the disguised sale. In such case, such holder may be allocated less taxable gain and have a lower tax liability with respect to the AA transaction than it would have had without the disguised sale, although the amount of any cash distributed to such holder in connection with the AA transaction generally is expected to be the same.
MIH intends to make available to such holders of MIH common units information regarding any taxable capital gain allocable to them as a result of the AA transaction by providing this information on MIC’s website at www.macquarie.com/mic.
You are urged to consult your own tax advisors regarding the specific tax consequences to you of the AA transaction.
Distributions by MIH
In General
In the event that MIH declares a distribution, such distribution of cash or other property may be received by a holder of common units without federal income tax; however, in some circumstances, distributions will be taxable (see, for example, the discussion above regarding disguised sale treatment under “— U.S. Federal Income Tax Consequences of the Reorg Merger”). Cash distributed (other than cash that is treated as received in a disguised sale) in excess of a holder’s adjusted tax basis in its MIH common units generally would be treated as gain from the sale or exchange of such MIH common units. Any such gain or loss resulting from a distribution generally would be treated as a capital gain or loss. A capital gain recognized by a non-corporate U.S. holder who will have held its MIH common units for more than one year may qualify for lower federal income tax rates under current law. For a holder who received its MIH common units in the reorg merger, such holder’s adjusted tax basis in its MIH common units generally will be equal to its adjusted tax basis in its MIC shares surrendered in the reorg merger that it is treated as having been contributed to MIH in exchange for MIH common units (that is, excluding the adjusted tax basis in any MIC common stock such holder is treated as having sold to MIH in a disguised sale), plus its distributive share of MIH’s income and gains (including any dividend income from the Hawaii distribution and gains from the AA transaction allocated to such holder), minus MIH’s distributions to it and its distributive share of MIH’s deductions and losses.
Distribution by MIH of the AA Transaction Proceeds
As noted above, following completion of the AA transaction, it is expected that holders of MIH common units will receive a cash distribution in the amount of approximately $37.35 for each MIH common unit. The record date of this cash distribution is expected to be the date of the reorganization. In such case, as discussed above under “— U.S. Federal Income Tax Consequences of the Reorg Merger”, to the extent such cash is treated as being received in a disguised sale, holders who receive their MIH common units in the reorg merger would have taxable gain or loss in an amount equal to the distributed cash the holder receives less the holder’s adjusted tax basis in the portion of its MIC common stock it is treated as having sold. To the extent that such cash distribution is not treated as received in a disguised sale, a holder would be treated as described above under “— Distributions by MIH — In General”. As discussed above, any amounts required to be withheld in respect of a non-U.S. holder in connection with the Hawaii distribution will be applied to reduce the amount of the cash distribution of the AA transaction proceeds to such non-U.S. holder.

U.S. Federal Income Tax Consequences of the MH Merger
The MH merger is expected to be treated as a taxable sale of a holder’s MIH common units in exchange for the cash received in the MH merger. A holder who receives cash in exchange for MIH common units pursuant to the MH merger will recognize gain or loss in an amount equal to the difference between:
(i)
the sum of (A) the amount of any cash received, and (B) such holder’s share of MIH nonrecourse liabilities immediately prior to the MH merger, if any, and

(ii)
such holder’s adjusted tax basis in the MIH common units exchanged therefor (which includes such holder’s share of MIH nonrecourse liabilities immediately prior to the MH merger, if any).

Immediately prior to the MH merger, a holder’s tax basis in its MIH common units is expected to equal the amount such holder paid for such MIH common units (or, in the case of common units received in the reorg merger, the holder’s tax basis of its MIC common stock surrendered in the reorg merger that it is treated as having contributed to MIH in exchange for MIH common units), (a) increased by such holder’s share of MIH’s nonrecourse liabilities and the aggregate amount of income and gain allocated by MIH to such holder (including any dividend income and capital gain from the Hawaii distribution and gain from the AA transaction allocated to such holder), and (b) decreased, but not below zero, by any distributions received by such holder from MIH and the aggregate amount of deductions, losses and nondeductible expenses (that are not required to be capitalized) allocated by MIH to such holder.
For example, assuming that MIH does not have any deductions, losses, nondeductible expenses or nonrecourse liabilities, a holder of MIH common units generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in the MH merger, and (ii) such holder’s adjusted tax basis in the MIH common units exchanged therefor. In such case, a holder that received its MIH common units in the reorg merger will have a tax basis equal to the such holder’s adjusted tax basis in its MIC common stock surrendered in the reorg merger that it is treated as having contributed to MIH in exchange for MIH common units (that is, excluding the adjusted tax basis in any MIC common stock such holder is treated as having sold to MIH in a disguised sale), (a) increased by the amount of any taxable dividend income and capital gain allocated by MIH to such holder in connection with the Hawaii distribution and the amount of any gain allocated by MIH to such holder in connection with the AA transaction, and (b) reduced (but not below zero) by the amount of any cash distributed to such holder in connection with the AA transaction. Also in such case, a holder that purchases its MIH common units after the reorganization will have a tax basis equal to the amount such holder paid for its MIH common units, (a) increased by the amount of any gain allocated by MIH to such holder in connection with the AA transaction, and (b) reduced (but not below zero) by the amount of any cash distributed to such holder in connection with the AA transaction.
Except as noted below, gain or loss recognized by a holder on the exchange of MIH common units in the MH merger generally will be taxable as capital gain or loss. However, a portion of this gain or loss could be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or to “unrealized receivables” or “inventory items” (if any) owned by MIH and any of MIH’s subsidiaries that are not corporations for U.S. federal income tax purposes. The term “unrealized receivables” includes potential recapture items, such as recapture of prior depreciation deductions. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the exchange of MIH common units pursuant to the MH merger and may be recognized by a holder of MIH common units even if there is a net taxable loss realized on the exchange of such holder’s MIH common units pursuant to the MH merger. Consequently, it is possible that a holder of MIH common units may recognize both ordinary income and capital loss upon the exchange of MIH common units in the MH merger. However, because at the time of the MH merger MIH is expected to hold only the limited liability interests of MIC Hawaii (and MIC Hawaii is a corporation for U.S. federal income tax purposes), and MIH therefore is not expected to directly hold any assets giving rise to depreciation recapture or to “unrealized receivables” or “inventory items”, it is expected that all gain or loss recognized by a holder on the exchange of MIH common units in the MH merger will be taxable as capital gain or loss.

Capital gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder’s holding period for its MIH common units is more than 12 months as of the effective time of the MH merger. For a holder that received its MIH common units in the reorg merger, the holding period in its MIH common units generally will include such holder’s holding period in its MIC common stock exchanged for such MIH common units. If the U.S. holder is an individual, under current law, such long-term capital gain generally will be eligible for reduced rates of taxation. Capital losses recognized by a U.S. holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. holders that are corporations may be used to offset only capital gains. It is unclear if MIC Hawaii will be a USRPHC (as defined below) for U.S. federal income tax purposes as of the date of the MH merger. If MIC Hawaii were treated as a USRPHC as of such date, the amount of any taxable capital gain allocable to a non-U.S. holder with respect to MIC Hawaii generally will be subject to U.S. federal income tax and related withholding at the highest applicable tax rate. In addition, withholding may apply on amounts paid to a non-U.S. holder pursuant to Section 1446(f) of the Code. Please see “— U.S. Withholding Tax with respect to the MH Merger” below.
For holders subject to the passive loss rules, passive losses that were not deductible by a holder in prior taxable periods may become available to offset a portion of the gain recognized by such holder.
You are urged to consult your own tax advisors regarding the specific tax consequences to you of the MH merger.
Non-U.S. Holders
In General
Special rules apply to a non-U.S. holder of MIH common units. Unless otherwise reduced by a specific exemption under the Code or an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. holder, a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% on its share of MIH’s gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. The ability of a non-U.S. holder to claim benefits under an applicable income tax treaty is subject to limitations and is based on certain factors, including whether the non-U.S. holder resides in a treaty jurisdiction which treats MIH as a pass-through entity. If a non-U.S. holder resides in a treaty jurisdiction which does not treat MIH as a pass-through entity, then such non-U.S. holder generally would not be expected to be able to claim benefits under an applicable income tax treaty with respect to certain income derived through MIH. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that otherwise would have been distributed to a non-U.S. holder of MIH common units.
Non-U.S. holders treated as engaged in a U.S. trade or business generally are subject to U.S. federal income tax on their net income which is considered to be effectively connected with such U.S. trade or business at the graduated tax rates applicable to U.S. holders. Non-U.S. holders that are corporations may also be subject to a 30% U.S. federal branch profits tax on such effectively connected income. The 30% U.S. federal branch profits tax rate may be reduced or eliminated pursuant to a specific exemption under the Code or an applicable income tax treaty between the United States and the jurisdiction in which the non-U.S. holder resides or is organized.
Subject to the discussion below regarding FIRPTA, while it is expected that MIH’s method of operation will not result in MIH generating income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of MIH common units, there can be no assurance that the IRS will not successfully assert that some portion of MIH’s income is properly treated as effectively connected income with respect to such non-U.S. holders. If a holder of MIH common units who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because MIH’s operations result in MIH generating income treated as effectively connected with the conduct of a U.S. trade or business in such year, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of MIH’s income or loss effectively connected with such trade or business; and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. federal branch profits tax on its allocable share of MIH’s effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of MIH’s effectively connected income. In general, any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if MIH is treated as engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. holder on the sale or exchange of its common units may be treated for U.S. federal income tax purposes as effectively connected income, and, accordingly, such non-U.S. holder may be subject to U.S. federal income tax on any gain from such sale or exchange.
Special rules may apply in the case of a non-U.S. holder that (1) has an office or fixed place of business in the United States, (2) is present in the United States for 183 days or more in a taxable year or (3) is a former citizen of the United States, a foreign insurance company that is treated as holding a partnership interests in MIH in connection with its U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax.
If you are a non-U.S. holder, you are urged to consult your own tax advisors regarding the effects of state, local and non-U.S. tax laws and the application of these special rules.
U.S. Withholding Tax with respect to the Reorg Merger
In general, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if, with respect to a non-U.S. holder, interests in U.S. real property constituted 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States at any point in time during the shorter of the period during which such non-U.S. holder held such stock or the 5-year period ending on the date of the disposition of such interest (a “USRPHC”).
As noted above, to the extent of the expected cash distribution to holders of MIH common units following completion of the AA transaction, a holder that received its MIH common units in the reorg merger could be treated as having sold in a “disguised sale” the portion of its MIC common stock that it contributed to MIH that has a fair market value (as determined at the time of the reorg merger) equal to the amount of the cash distributed to such holder. Such sale would be treated as occurring on the date of the reorg merger.
While not free from doubt, it is not expected that MIC will be a USRPHC (as defined above) for U.S. federal income tax purposes as of the date of the reorg merger. If MIC were treated as a USRPHC as of such date and if a portion of the reorg merger were treated as a disguised sale, each non-U.S. holder generally would be subject to U.S. federal income tax and related withholding pursuant to FIRPTA on such holder’s allocable share of any gain realized from the disguised sale, as well as to the tax return filing requirements regarding effectively connected income discussed above, unless an applicable exception applies. However, if the MIC common stock is considered “regularly traded” on an established securities market for purposes of Sections 897 and 1445 of the Code as of the date of the reorg merger, then withholding would not be expected to apply, and certain non-U.S. holders that own, actually or constructively, 5% or less of the common stock of MIC throughout the shorter of the five-year period ending on the date of the reorg merger or the non-U.S. holder’s holding period for MIC common stock might be eligible for an exception from U.S. federal income tax pursuant to FIRPTA.
U.S. Withholding Tax with respect to the AA Transaction
As discussed above, under FIRPTA, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. The FIRPTA tax applies to a non-U.S. person that is a holder of an interest in a partnership that realizes gain in respect of an interest in U.S. real property, including an interest in a USRPHC.

While it is not free from doubt, it is not expected that MIC will be a USRPHC (as defined above) for U.S. federal income tax purposes as of the date of completion of the AA transaction. However, if MIC were treated as a USRPHC as of such date, the AA transaction generally would cause each non-U.S. holder of MIH common units to be subject to U.S. federal income tax under FIRPTA on such holder’s allocable share of any gain realized by MIH on the AA transaction, and such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of MIH’s income or loss effectively connected with such trade or business; and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of MIH’s effectively connected income from the AA transaction. In general, any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you (as well as the effects of state, local and non-U.S. tax laws) resulting from the AA transaction.
U.S. Withholding Tax with respect to the Hawaii Distribution
As discussed above, the distribution by MIC of the limited liability company interests in MIC Hawaii to MIH will be treated as a taxable distribution equal to the fair market value of the MIC Hawaii limited liability company interests distributed and will be taxable as a dividend to MIH to the extent paid out of MIC’s current or accumulated earnings and profits. For a non-U.S. holder, such dividend income generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on the amount of any such dividend income allocated to such non-U.S. holder even if no distribution of cash or other property is made to holders of MIH common units in connection with the Hawaii distribution.
In addition, if the value of the limited liability company interests in MIC Hawaii at the time of the Hawaii distribution exceeds MIC’s current or accumulated earnings and profits, MIH may have taxable gain allocable to holders of MIH common units. The amount and allocation of such taxable gain will be determined separately for each holder by treating that holder’s pro rata portion of the amount of such excess as (i) a nontaxable return of capital, up to the amount of that holder’s tax basis in its MIH common units, and then (ii) taxable capital gain allocable to that holder up to the amount of any remainder. While it is not free from doubt, it is not expected that MIC will be a “USRPHC” (as defined above) for U.S. federal income tax purposes as of the date of the Hawaii distribution. However, if MIC were treated as a USRPHC as of such date, the amount of any taxable capital gain allocable to a non-U.S. holder with respect to the Hawaii distribution that is distributed to such holder generally will be subject to withholding at the highest applicable tax rate.
Any such amounts required to be withheld in respect of taxable dividend income or capital gain allocable to a non-U.S. holder will be applied to reduce the amount of the cash distribution of AA transaction sale proceeds to such non-U.S. holder. You may not receive a cash distribution from MIH to cover your tax liability associated with the Hawaii distribution.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you (as well as the effects of state, local and non-U.S. tax laws) resulting from the Hawaii distribution.
U.S. Withholding Tax with respect to the MH Merger
In general, as discussed above under “— U.S. Withholding Tax with respect to the AA Transaction” and “— U.S. Withholding Tax with respect to the Hawaii Distribution”, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property, including any gain realized on a direct (or indirect, if held through a partnership) sale of U.S. real property or stock in a USRPHC. If MIH owns any investments that could constitute investments in U.S. real property or USRPHCs, or if MIC Hawaii constitutes a

USRPHC as of the date of the MH merger, each non-U.S. holder of MIH common units will be subject to U.S. federal income tax under FIRPTA on such holder’s allocable share of any gain realized upon the MH merger to the extent such gain is attributable to U.S. real property or USRPHCs held by MIH and will be subject to the tax return filing requirements regarding effectively connected income, unless an applicable exception applies.
It is unclear if MIC Hawaii will be a USRPHC (as defined above) for U.S. federal income tax purposes as of the date of the MH merger. It is not expected that MIH otherwise will hold any investments that constitute investments in U.S. real property or USRPHCs. If MIC Hawaii were treated as a USRPHC as of the date of the MH merger, the MH merger generally would cause each non-U.S. holder to be subject to U.S. federal income tax and related withholding pursuant to FIRPTA on such holder’s allocable share of any gain realized from the MH merger as well as to the tax return filing requirements regarding effectively connected income discussed above, unless an applicable exception applies. However, if the MIH common units are considered “regularly traded” on an established securities market for purposes of Sections 897 and 1445 of the Code as of the date of the MH merger, then withholding would not be expected to apply, and certain non-U.S. holders that own, actually or constructively, 5% or less of the common units of MIH throughout the shorter of the five-year period ending on the date of the MH merger or the non-U.S. holder’s holding period for MIH common units might be eligible for an exception from U.S. federal income tax pursuant to FIRPTA.
In addition, if no FIRPTA withholding is required as discussed above, then pursuant to Section 1446(f) of the Code, upon the MH merger, the transferee in the MH merger generally will be required to withhold 10% of the amount realized on the MH merger if any portion of the gain on such sale, exchange or other disposition is treated as effectively connected with a U.S. trade or business. The U.S. Department of the Treasury and the IRS have recently issued final regulations providing guidance on the application of these rules for transfers of certain publicly traded partnership interests, including transfers of MIH common units. Under these regulations, the “amount realized” on a transfer of MIH common units generally will be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and such broker generally will be responsible for the relevant withholding obligations. In certain circumstances, the broker may not be required to withhold any amounts under these provisions on the proceeds paid to non-U.S. holders if the broker receives certain certifications or notices from MIH as further described under the Treasury Regulations. However, there can be no guaranty that MIH will be able to provide any such certifications or notices.
Non-U.S. holders are urged to consult their tax advisors regarding the impact of these rules on their participation in the MH merger and the availability of and their eligibility for an applicable exception.
FATCA
Sections 1471-1474 of the Code (“FATCA”) provide that “withholdable payments” made to a foreign financial institution (“FFI”) are subject to a 30% withholding tax unless the FFI becomes a “participating FFI” by registering with the IRS and entering into an agreement with the U.S. Treasury Department to provide certain information in respect of its account holders or is otherwise exempt from withholding under FATCA. Additionally, under FATCA, withholdable payments made to any non-U.S. entity that is not an FFI are subject to a 30% withholding tax if the non-U.S. entity does not provide the applicable withholding agent with either (i) a certification that it does not have any “substantial U.S. investors,” or (ii) the name address and taxpayer identification number of each of its “substantial U.S. investors.” “Withholdable payments” generally include payments of certain U.S. source income, such as interest, dividends, and certain other income, including gross proceeds realized on the sale or other disposition of any property that can produce U.S. source interest or dividends. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds from the disposition of such assets.
FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to FFIs that are not participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current Treasury Regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding will apply on these payments that are made on or after the date that is two years after the date on which the final regulations that define “foreign passthru payments” are published.
If MIH (or an applicable withholding agent) determines that withholding under FATCA is appropriate, then MIH (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. FFIs and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. You are urged to consult your own tax advisors regarding all aspects of FATCA as it affects your particular circumstances.
Withholding, Backup Withholding and Information Reporting
For each calendar year, MIH will report to you and the IRS the amount of income it allocates to you and the distributions it makes to you, as well as the amount of U.S. federal income tax (if any) that it withheld with respect to those allocations and distributions. The proper application to MIH of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of holders of common units at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of MIH common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, that the corresponding amount of MIH’s income was not properly allocable to such holder, and that the withholding should have been less than the actual amount withheld. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out that the corresponding income was properly allocable to a non-U.S. holder and that withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders on a pro rata basis (because we may be unable to allocate any such excess withholding tax cost to the applicable non-U.S. holder).
U.S. backup withholding tax and information reporting requirements generally are expected to apply to certain payments within the United States or by a U.S. payor or financial intermediary to certain non-corporate beneficial owners of MIH common units and to the proceeds of the sale or redemption of MIH common units. MIH will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of MIH common units who do not provide MIH with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or otherwise fail to comply with, or establish an exemption from, such U.S. backup withholding tax requirements. Backup withholding generally should not be required on payments to a holder that is not a U.S. person if the holder provides an appropriate certification and MIH does not have actual knowledge that the certification is false. Such certification must give the name and address of such holder, state that such holder is not a U.S. person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the holder must sign the certificate under penalties of perjury.
In general, information reporting requirements will apply to the cash received pursuant to the MH merger. In addition, certain U.S. holders may be subject to backup withholding with respect to such payments. Backup withholding will not apply, however, to a U.S. holder that furnishes to the exchange agent appointed by MIH a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption.
Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.
If you do not timely provide MIH (or the applicable clearing agent or other intermediary, as appropriate) with the applicable IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed,

MIH may become subject to U.S. backup withholding taxes in excess of what would have been imposed had MIH received certifications from all holders.
Reportable Transaction Reporting
Under certain Treasury Regulations, a U.S. holder that participates in “reportable transactions” (as defined in the regulations) must attach to its U.S. federal income tax return a disclosure statement on Form 8886. U.S. holders should consult their own tax advisors as to the possible obligation to file Form 8886 with respect to the ownership or direct or indirect disposition of the common units.
Nominee Reporting
Persons who hold common units as nominees for another person are required to furnish to MIH (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of common units held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.
Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of common units with the information furnished to us.
EACH HOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE UNITHOLDER’S SPECIFIC TAX CONSEQUENCES OF THE REORG MERGER, THE HAWAII DISTRIBUTION, THE AA TRANSACTION, THE MH MERGER AND ALL OTHER TRANSACTIONS AND DISTRIBUTIONS DISCUSSED HEREIN TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

FUTURE SHAREHOLDER PROPOSALS
To be considered for inclusion in MIC or MIH’s, as applicable, proxy statement for the 2022 Annual Meeting of Shareholders, shareholder proposals must be received by MIC no later than January 12, 2022. In order to be included in MIC or MIH’s proxy materials, shareholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, MIC or MIH, as applicable, will not be required to include the proposal in the proxy statement and the proxy card it will mail to the shareholders.
Pursuant to the bylaws and applicable SEC rules and regulations, no shareholder proposals (other than proposals included in MIC’s proxy statement in accordance with Rule 14a-8) may be presented for action at the 2022 Annual Meeting of Shareholders unless a shareholder has given timely notice of the proposal in writing to the secretary of MIC. To be timely, a shareholder’s notice is required to be delivered to the secretary of MIC not earlier than December 13, 2021 (150 days prior to May 12, 2022, the one year anniversary of the 2021 Annual Meeting) or later than January 12, 2022 (120 days prior to May 12, 2022). The notice must contain the information required by the bylaws. The foregoing provisions of the bylaws do not affect a shareholder’s ability to request inclusion of a proposal in MIC’s proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if MIC does not receive notice of the proposal within the foregoing time frames. Shareholder proposals should be sent to Macquarie Infrastructure Corporation (or if the reorg merger has been consummated prior to such time, Macquarie Infrastructure Holdings, LLC) at the following address:
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
MIC files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of MIC are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.
You may consult MIC’s website for more information about MIC at www.macquarie.com/mic. Information included on MIC’s website is not incorporated by reference into this proxy statement. You should not rely on such information in deciding whether to approve the AA transaction proposal, merger proposal or the adjournment proposal unless such information is in this proxy statement or has been incorporated by reference into this proxy statement.
The SEC allows MIC to “incorporate by reference” into this proxy statement documents it files with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. Information that MIC files later with the SEC, prior to the effective time of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement, except for information furnished not filed in accordance with SEC rules which is not deemed to be filed and not incorporated by reference herein:
•
MIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 17, 2021.

•
MIC’s Definitive Proxy Statement on Schedule 14A filed on March 29, 2021 (solely to the extent incorporated by reference to Part III of MIC’s Annual Report for the year ended December 31, 2020).

•
MIC’s Quarterly Report on Form 10Q for the quarterly period ended March 31, 2021, filed on May 4, 2021 and MIC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 3, 2021.

•
MIC’s Current Report on Form 8-K, filed on January 25, 2021, March 30, 2021, May 11, 2021, May 13, 2021, June 7, 2021 and June 15, 2021.

In addition, MIC incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information furnished pursuant to Item 2.02, 7.01 or 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Exchange Act, as well as proxy statements.
We also incorporate by reference the AA transaction agreement and the MH merger agreement, which are attached as Annex A and Annex B, respectively, to this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents by reference by requesting them in writing at the following address:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary
The shareholders and other persons should not rely on information other than that contained in or incorporated by reference in this proxy statement. MIC has not authorized anyone to provide information that is different from that contained in this proxy statement.
This proxy statement is dated August 23, 2021. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any information previously disclosed, MIC will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank, trust or other nominee through which you hold your common stock may participate in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been delivered to multiple shareholders who share an address unless the nominee has received contrary instructions from one or more shareholders. MIC will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. A shareholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement, you should contact the broker, bank, trust or other nominee through which you hold your common stock. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Annex A
STOCK PURCHASE AGREEMENT
BY AND AMONG
KKR APPLE BIDCO, LLC,
MACQUARIE INFRASTRUCTURE CORPORATION
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
AND
SOLELY FOR PURPOSES OF SECTION 6.26, ARTICLE IX AND SECTION 10.14
HEREOF,
MIC HAWAII HOLDINGS, LLC
DATED AS OF June 7, 2021

A-i

A-ii

A-iii

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 7th day of June, 2021, by and among KKR Apple Bidco, LLC, a Delaware limited liability company (“Purchaser”), Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Seller”), and, solely for purposes of Section 6.26, Article IX and Section 10.14 hereof, MIC Hawaii Holdings, LLC, an indirect, wholly-owned subsidiary of the Company (“MIC Hawaii”).
RECITALS
WHEREAS, in connection with (and as a condition to) the transactions contemplated by this Agreement, the Company and Seller desire to consummate a reorganization substantially on the terms described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by Seller with the SEC on February 17, 2021 and as amended from time to time (the “Reorganization” and, such Registration Statement, the “Reorganization Registration Statement”), prior to the consummation of the transactions hereby, which Reorganization will result in (1) Merger Sub merging with and into the Company, such that the separate existence of Merger Sub ceases, and the Company continues as the surviving corporation of such merger (the “Surviving Company”), and (2) the Company and MIC Hawaii each becoming a direct wholly-owned subsidiary of Seller;
WHEREAS, Seller desires to sell, immediately after the consummation of the Reorganization, 100% of the outstanding Surviving Company Common Stock (as defined below) (the “Shares”), and Purchaser desires to purchase the Shares, subject to the terms and conditions set forth herein;
WHEREAS, it is the intention of the parties hereto that upon the consummation of the purchase and sale of the Shares pursuant to this Agreement, Purchaser shall own all of the outstanding Equity Interests of the Surviving Company;
WHEREAS, the Company Board has (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration at a meeting of the Company’s stockholders and (iv) resolved to recommend that the stockholders of the Company, on a binding, advisory basis, approve this Agreement and the transactions contemplated hereby;
WHEREAS, the Company, as the sole member of Seller, has (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Seller, and (ii) approved this Agreement and the transactions contemplated hereby;
WHEREAS, notwithstanding the approval of this Agreement and the transactions contemplated hereby by the Company, as the sole member of Seller, the Company Board has agreed that, as a condition to the consummation of such transactions by Seller, the stockholders of the Company shall have approved, on a binding, advisory basis, this Agreement and such transactions;
WHEREAS, the board of directors of Purchaser has (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Purchaser, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) has authorized the execution and delivery hereof;
WHEREAS, Purchaser, Seller and the Company and, solely for purposes of Section 6.26, Article IX and Section 10.14, MIC Hawaii, hereof, desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement, and to prescribe certain conditions thereto, in each case, as set forth herein;
WHEREAS, as a condition and material inducement to the Company’s execution and delivery of this Agreement, KKR Global Infrastructure Investors IV (USD) SCSp and KKR Global Infrastructure Investors IV (EUR) SCSp (collectively, the “Guarantors”) are executing and delivering to Seller and the Company, simultaneously with the execution and delivery of this Agreement, a guarantee in the form attached hereto as Exhibit A (the “Guarantee”) pursuant to which, and subject to the terms and conditions thereof, the Guarantors have guaranteed certain obligations of Purchaser hereunder; and
WHEREAS, Seller and the Company have received an equity commitment from the Guarantors under the Equity Commitment Letter, which Guarantors are creditworthy entities with sufficient assets to carry out their obligations under the Equity Commitment Letter.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   When used in this Agreement, the following terms shall have the respective meanings given to them below.
“2020 Atlantic Audited Financial Statements” shall have the meaning given to it in Section 4.5(a).
“Action” means any claim, complaint, litigation, action, audit, charge, Order, settlement, petition, suit, investigation, arbitration, mediation or other proceeding, whether civil or criminal, at law or in equity, by or before any Governmental Entity.
“Adverse Recommendation Change” shall have the meaning given to it in Section 6.21(c).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided, further, that, for purposes hereof, an “Affiliate” of the Company (prior to the Closing) or Seller shall be deemed to include only the Company and its controlled Company Subsidiaries, other than as set forth in the subsequent sentence. Notwithstanding the foregoing, solely with respect to the definitions of “Company Related Parties,” “Confidential Information,” “ERISA Affiliate,” “Leakage,” and “Nonparty Affiliates” and Section 4.14, clause (iv) of Section 4.15, Section 4.21, Section 5.12, Section 6.3(b)(xv), Section 6.6(e), Section 6.6(f), Section 6.8, Section 6.10, Section 6.12, Section 6.16, Section 6.18(c), Section 8.3(d), Section 8.3(f), Section 10.5, Section 10.13(a) and Section 10.14, an “Affiliate” of the Company (prior to the Closing) or Seller shall be deemed to include Macquarie Group Limited and any of its Subsidiaries, including the Manager.
“Agreed Claims” shall have the meaning given to it in Section 9.4(d).
“Agreement” shall have the meaning given to it in the preamble to this Agreement.
“Airport Authority” means any Person or entity responsible for the management, operation, or oversight of one or more airports.
“Airport Lease” means any lease or sublease pursuant to which an Airport Authority is the lessor.
“Alternative Financing” shall have the meaning given to it in Section 6.18(a).
“Alternative Transaction Agreement” shall have the meaning given to it in Section 6.21(c).
“Alternative Transaction Proposal” means any bona fide written inquiry, proposal or offer from any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Purchaser or any of its Subsidiaries) relating to: (i) any merger, consolidation, share exchange, business combination, sale of assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary or, after consummation of the Reorganization, Seller; (ii) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any Company Subsidiary, of assets or properties that constitute twenty percent (20%) or more of the net revenues, net income, or consolidated assets of the

Company and the Company Subsidiaries based on fair market value as determined by the Company Board, or twenty percent (20%) or more of the outstanding Common Shares; or (iii) any tender offer or exchange offer in which any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire Beneficial ownership, or the right to acquire Beneficial ownership, of twenty percent (20%) or more of the outstanding Common Shares or, after consummation of the Reorganization, twenty percent (20%) or more of the outstanding Common Units.
“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a Governmental Entity, Airport Authority, or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Antitrust Authority” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission and the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).
“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. §§ 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“Atlantic Audited Financial Statements” shall have the meaning given to it in Section 4.5(a).
“Atlantic Aviation” shall have the meaning given to it in Section 4.5(a).
“Atlantic Financial Statements” shall have the meaning given to it in Section 4.5(a).
“Atlantic Interim Financial Statements” shall have the meaning given to it in Section 4.5(a).
“Balance Sheet Date” shall have the meaning given to it in Section 4.5(a).
“BEC Agreement” means that certain Purchase and Sale Agreement dated July 27, 2018 by and between MIC Thermal Power Holdings, LLC and NHIP II Bayonne Holdings LLC.
“Beneficial owner” or “Beneficial ownership,” with respect to any Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.
“Books and Records” shall have the meaning given to it in Section 6.10(a).
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), enacted March 27, 2020.
“CB” shall have the meaning given to it in Section 6.12.
“Claim Certificate” shall have the meaning given to it in Section 9.4(a).
“Closing” shall have the meaning given to it in Section 2.3(a).
“Closing Date” shall have the meaning given to it in Section 2.3(a).
“COBRA” shall mean Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral Source” shall have the meaning given to it in Section 9.3.

“Common Shares” means shares of common stock, par value $0.001 per share, of the Company.
“Common Unit” means each limited liability company interest in Seller having the rights and obligations specified with respect to “Common Units” in that certain Amended and Restated Limited Liability Company Agreement of Seller, a form of which has been filed as Exhibit 3.3 to the Reorganization Registration Statement.
“Company” shall have the meaning given to it in the preamble to this Agreement.
“Company Assets” shall have the meaning given to it in Section 6.26(b).
“Company Board” means (i) prior to the consummation of the Reorganization, the board of directors of the Company, and (ii) after the consummation of the Reorganization, the board of directors of Seller.
“Company Board Recommendation” shall have the meaning given to it in Section 4.2(a).
“Company Disclosure Letter” shall have the meaning given to it in Article IV.
“Company Employees” shall have the meaning given to it in Section 4.11(a).
“Company Indemnitees” shall have the meaning given to it in Section 9.2.
“Company IP Rights” shall have the meaning given to it in Section 4.13(b).
“Company Material Adverse Effect” means any event, occurrence, circumstance, development, change or effect, individually or in the aggregate, having, or that would reasonably be expected to have, a material adverse effect on (i) the businesses, assets, liabilities, properties, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of Seller or the Company to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby (including the Reorganization), except with respect to clause (i) only, to the extent that such change or effect results from or relates to: (a) changes in economic or political conditions or the financing, banking, credit, currency, commodity or capital markets in general (including stock market fluctuations and changes in interest or exchange rates, commodity prices); (b) changes in Laws, Orders, regulatory processes or interpretations thereof or changes in accounting requirements or principles (including GAAP) or any other change or effect arising out of or relating to any Action or Order before a Governmental Entity or Airport Authority; (c) changes in operating, business, regulatory or other conditions affecting industries, markets or geographical areas in which the Company or the Company Subsidiaries conduct their respective businesses; (d) the negotiation, execution, announcement, pendency or performance of this Agreement or the transactions contemplated hereby (including the Reorganization) or any public communication by Purchaser or any of its Affiliates of its plans or intentions (including in respect of employees) with respect to any of the businesses of the Company and its Subsidiaries (provided, that this clause (d) shall not apply in connection with the representations and warranties set forth in Section 4.2 [(Authorization; Noncontravention)] and Section 4.3 [(Consents and Approvals)] herein, or Section 7.2(b) [(Conditions to the Obligations of Purchaser; Representations and Warranties)] as it relates to such representations and warranties), including losses or threatened losses of, or any adverse change in the relationship (whether contractual or otherwise) with, employees, independent contractors, customers, suppliers, distributors, financing sources, joint venture partners, licensors, licensees or others having relationships with the Company or its Subsidiaries; (e) the consummation of the transactions contemplated by this Agreement (including the Reorganization) or compliance by Purchaser, Seller, the Company or its Subsidiaries with their obligations, agreements and covenants under this Agreement; (f) the consequences of conduct by the Company or the Company Subsidiaries prohibited under Section 6.3 [(Conduct of Business by the Company Pending the Closing)] for which Purchaser gave its prior written consent; (g) any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or civil unrest or any escalation, worsening or diminution thereof, whether or not occurring or commenced before or after the date hereof; (h) epidemic, pandemic or disease outbreak (including the COVID-19 virus), or any escalation or worsening thereof, whether or not occurring or commenced before or after the date hereof; (i) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal projections or forecasts or any change in the credit rating of the Company or any of its Subsidiaries (it being understood that this clause (i) any action requested or advised to be taken by any Governmental Entity or Airport Authority or required to be taken under any

Law or Order or any existing Contract by which the Company or any of its Subsidiaries (or any of their respective properties) is bound, (j) shall not prevent a determination that the underlying cause of any failure to meet any internal projections or forecasts or any change in the credit rating of the Company or any of the Company Subsidiaries is a Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein); (k) any change in the cost or availability or other terms of any financing necessary for Purchaser to consummate the transactions contemplated hereby; (l) the fact that the prospective owner of the Company and any of the Company Subsidiaries is Purchaser or any Affiliate of Purchaser; (m) (i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or disposition of operations, divisions, businesses, product lines, customers or assets arising from Purchaser’s compliance with its obligations under Section 6.5 [(Regulatory Approvals; Consents)], or (ii) the application of Antitrust Laws (including any action or judgment arising under Antitrust Laws) to the transactions contemplated by this Agreement (including the Reorganization); (n) any seasonal changes in the results of operations of the Company or its Subsidiaries, (o) any changes in the market price or trading volume of Common Shares (it being understood that this clause (o) shall not prevent a determination that the underlying cause of such change is a Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein); (p) (i) any action taken by Purchaser or any of its Affiliates, or (ii) the omission of an action that was required to be taken by Purchaser or any of its Affiliates; (q) any damage to or destruction of any assets or properties of the Company or any of its Subsidiaries to the extent covered by insurance; or (r) labor conditions in the industries or markets in which the Company or any of its Subsidiaries operate, (s) any change or effect set forth in Section 4.6(a) of the Company Disclosure Letter or as disclosed in any Applicable Public Disclosure or (t) the termination for convenience by any Airport Authority of any Airport Lease, pursuant to the terms of such lease; provided, that in the case of clauses (a), (b), (c), (g), (h) or (r), any such changes or effects shall be taken into account to the extent such change or effect has a materially disproportionate impact on the Company or any of the Company Subsidiaries relative to the other participants in the industries or geographic locations in which the Company or any of the Company Subsidiaries conduct business.
“Company Plan” shall mean each Employee Benefit Plan (x) that is sponsored and maintained solely by the Company or any Company Subsidiary, (y) that is contributed to (or required to be contributed to) by the Company or any Company Subsidiary, and in which the sole participants are current or former employees of the Company or the Company Subsidiaries, or (z) to which the Company or any Company Subsidiary contributes with respect to any Company Employees pursuant to a collective bargaining agreement.
“Company Related Parties” shall have the meaning given to it in Section 8.3(d).
“Company Reports” shall have the meaning given to it in Section 4.5(c).
“Company Stockholder Approval” means the approval by the stockholders of the Company, on a binding, advisory basis, of this Agreement and the transactions contemplated hereby.
“Company Stockholders’ Meeting” shall have the meaning given to it in Section 6.20.
“Company Subsidiary” means each Subsidiary of the Company other than Seller, Merger Sub, and MIC Hawaii and its Subsidiaries, provided, that, for the avoidance of doubt, MIC Hawaii and its Subsidiaries shall be treated as Company Subsidiaries with respect to Section 4.12 [(Tax Matters)] solely to the extent included in a consolidated, combined, unitary or similar Return with the Company.
“Company Systems” means all software, computer hardware (whether general or special purpose), networks, interfaces, platforms, servers, peripherals, and computer systems that are owned or used by or for the Company or any of the Company Subsidiaries in the conduct of their respective businesses.
“Company Termination Fee” shall have the meaning given to it in Section 8.3(a).
“Confidential Information” means all information (written or oral) that is confidential or proprietary to Company and the Company Subsidiaries or is not otherwise generally available to the public regarding the Company and the Company Subsidiaries. The term “Confidential Information” shall not include information that (a) is or becomes generally available to the public, other than as a result of disclosure by Seller or its Affiliates or representatives in violation of this Agreement, (b) becomes available to Seller or its Affiliates or representatives from a Person other than Purchaser, the Surviving Company or any of the Surviving

Company’s Subsidiaries on a non-confidential basis, provided, that such Person was not known by Seller or its Affiliates and representatives to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Purchaser, the Company or the Surviving Company’s Subsidiaries or their representatives with respect to such information, or (c) is independently developed by or for Seller, its Affiliates or representatives after the Closing and without use of, reliance on or reference to the Confidential Information.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 22, 2020, as amended by that certain letter agreement, dated February 11, 2021, by and between the Company and KKR.
“Constituent Documents” means, with respect to any entity, the certificate or articles of incorporation, certificate of formation, limited liability company agreement and by-laws of such entity or any similar organizational documents of such entity, including, in each case, any amendments thereto.
“Continuing Employees” shall have the meaning given to it in Section 6.6(a).
“Contract” means any legally enforceable agreement, license, contract, lease, obligation, undertaking or instrument, including all amendments thereto.
“Convertible Notes” means the Company’s 2.00% Convertible Senior Notes due 2023 pursuant to the Indenture.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“Credit Agreement” means that certain Credit Agreement, dated as of December 6, 2018, by and among Atlantic Aviation FBO Inc., Atlantic Aviation FBO Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto, as it may be amended, restated, supplemented and/or modified from time to time.
“Data Protection Requirements” means all of the following to the extent applicable to the Company or any Company Subsidiary and pertaining to data protection, data privacy, data security, data breach notification, or cross-border data transfer of any Personal Information: (i) the Company’s or the applicable Company Subsidiary’s own external policies; (ii) applicable Laws; and (iii) Contracts into which the Company or any Company Subsidiary has entered or by which it is otherwise bound.
“Debt Commitment Letter” shall have the meaning given to it in Section 5.6(a).
“Debt Financing” shall have the meaning given to it in Section 5.6(a).
“Debt Financing Sources” means the Persons who have committed to provide or arrange or otherwise entered into Contracts with respect to the Debt Financing, including the parties to the Debt Commitment Letter, any joinder agreements, credit agreements, indentures, note purchase agreements or other agreements entered pursuant thereto or relating thereto, together with their respective Affiliates and Representatives involved in the Debt Financing and the respective successors and permitted assigns of any of the foregoing.
“Derivative Litigation” means Transaction Litigation or any other shareholder or other derivative litigation against any Person due to the fact such Person is or was a member of the board of directors of Seller, any Company Subsidiary, or the Company Board or an officer of Seller, any Company Subsidiary, or the Company, in each case as of, or at any time prior to, the Closing.
“DGCL” means the General Corporation Law of the State of Delaware.
“Disclosure Letters” means the Seller Disclosure Letter, the Company Disclosure Letter and the Purchaser Disclosure Letter.
“Disposition Agreement” means that Disposition Agreement, dated October 30, 2019, by and among the Company, MIC Ohana and the Manager.
“Divestiture” shall have the meaning given to it in Section 6.5(d)(i).

“Due Diligence Materials” shall have the meaning given to it in Section 5.12(a).
“Employee Benefit Plans” shall mean each “employee benefit plan” within the meaning of Section 3(3) of ERISA, and each employment, offer letter, individual consulting, bonus, incentive, equity-based compensation, severance, change in control, retention, deferred compensation, vacation, paid time off, fringe benefit or other benefit or compensation plan, program, policy, agreement, Contract or arrangement (x) sponsored or maintained by the Company and/or any of the Company Subsidiaries, or to which the Company and/or any of the Company Subsidiaries contributes (or has an obligation to contribute), (y) sponsored, maintained, contributed to (or required to be contributed to) by Seller or one of its ERISA Affiliates (including MIC Hawaii), other than the Company or any Company Subsidiary, or (z) otherwise with respect to which the Company or any Company Subsidiary has any Liability (including on behalf of any ERISA Affiliate).
“End Date” shall have the meaning given to it in Section 8.1(c).
“Environmental Law” means any Law, including common law, relating to health or safety (regarding Hazardous Materials), pollution or protection of the environment.
“Equity Commitment Letter” shall have the meaning given to it in Section 5.6(a).
“Equity Financing” shall have the meaning given to it in Section 5.6(a).
“Equity Interests” means (a) any partnership interests; (b) any membership interests or units; (c) any shares of capital stock; (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity; (e) any subscriptions, calls, warrants, options, rights of first refusal or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities or obligating a Person to issue, purchase, repurchase, redeem, transfer or sell any shares of its capital stock or other equity interests; (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock or any other equity securities of any of the foregoing; or (g) any other interests classified as an equity security.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any Person that, together with the Company or any of its Subsidiaries, at any relevant time would be treated as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Financial Information” shall have the meaning given to it in Section 6.18(b).
“Exhibits” shall have the meaning given to it in Section 1.3.
“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer and import controls, including the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection.
“Financial Advisors” shall have the meaning given to it in Section 3.4.
“Financial Statements” shall have the meaning given to it in Section 4.5(b).
“Financing” shall have the meaning given to it in Section 5.6(a).
“Fraud” means, with respect to any party, an actual and intentional fraud with the making of any representation or warranty by such party set forth in Article III [(Representations and Warranties of Seller)], Article IV [(Representations and Warranties of the Company)], Article V [(Representations and Warranties of Purchaser)] (as applicable), or any certificate required to be delivered by such party pursuant to the terms hereof; provided, that such actual and intentional fraud of such party shall only be deemed to exist if such Person, in each case, had (a) actual knowledge (as opposed to imputed or constructive knowledge) on the date hereof that such representations and warranties (as qualified by the Company

Disclosure Letter or Parent Disclosure Letter, as applicable) were false when made, (b) the express intention that the other party would rely on such false representations and warranties to its detriment and (c) the actual and specific intent to deceive a party to this Agreement and to receive a material benefit from such deception. Under no circumstances shall “Fraud” include any equitable fraud, negligent misrepresentation, promissory fraud, unfair dealings, extra-contractual fraud or any other fraud or torts based on recklessness or negligence.
“Funded Indebtedness” means the total amount of Indebtedness outstanding under the Credit Agreement.
“Funded Indebtedness Payoff Letters” shall have the meaning given to it in Section 2.3(b)(ii) [(Closing; Closing Deliverables by Seller)].
“GAAP” means generally accepted accounting principles of the United States of America as in effect from time to time.
“Government Contract” means any Contract of the Company or any Company Subsidiary with any Governmental Entity.
“Governmental Entity” means any supra-national, national, federal, regional, state, local, foreign court, arbitral tribunal or judicial body (public or private), administrative agency, instrumentality, department, board, bureau or commission or other governmental or regulatory agency or authority, or political subdivision thereof, or any securities exchange. Notwithstanding the foregoing, an Airport Authority shall not be deemed to be a Governmental Entity.
“Guarantee” shall have the meaning given to it in the Recitals.
“Guarantors” shall have the meaning given to it in the Recitals.
“Hazardous Materials” means any materials, substances or wastes for which Liability may be imposed pursuant to any Environmental Law, including petroleum or per- and polyfluoroalkyl substances.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“IMTT Agreement” means that certain Membership Interest Purchase Agreement dated November 8, 2020 by and between MIC Ohana Corporation, Macquarie Terminal Holdings LLC, RS Ivy Holdco, Inc. and for limited purposes, the Company.
“Incentive Agreement” means each agreement set forth on Section 1.1 of the Company Disclosure Letter, without modification or waiver by Purchaser, Seller, the Company, any Company Subsidiary or any other party thereto following the date of this Agreement.
“Indebtedness” of any Person means (a) any indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) any accrued and unpaid interest owing by such Person with respect to any indebtedness of a type described in clauses (a) or (b); (d) any banker’s acceptances or letters of credit (solely to the extent drawn); (e) lease obligations required to be capitalized under GAAP without giving effect to the adoption of Accounting Standards Codification Topic 842; and (f) all obligations for any premiums, prepayment premiums, penalties, make-whole payments or obligations or other similar costs, fees or expenses incurred in connection with the prepayment, repayment, redemption, payoff, amendment, modification or supplement of the Funded Indebtedness; provided, that, Indebtedness shall not include accounts payable to trade creditors, accrued expenses and deferred revenues, deferred rent under lease obligations, obligations under any interest rate, currency or other hedging agreement, cash from customer deposits, unclaimed property, undrawn letters of credit, the endorsement of negotiable instruments for collection, indebtedness owing from the Company to any of the Company Subsidiaries or from any of the Company Subsidiaries to the Company, or any checks that have been issued but remain outstanding; provided, further, that in no case shall this definition of Indebtedness include any amounts for Taxes.

“Indemnified Person Claim” shall have the meaning given to it in Section 6.7(c).
“Indemnified Persons” shall have the meaning given to it in Section 6.7(a).
“Indemnitees” shall have the meaning given to it in Section 9.2.
“Indemnitor” shall have the meaning given to it in Section 9.3.
“Indenture” means the third supplemental indenture, dated as of October 13, 2016, by and among the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) to the base indenture, dated as of July 15, 2014, between the Company and the Trustee.
“Intellectual Property” means all (a) trademarks, service marks, Internet domain names, logos, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals and extensions of same, (b) patents and applications therefor, inventions (whether or not patentable) and improvements thereto; (c) trade secrets, know-how, and other confidential or proprietary information (including customer and supplier lists and business and marketing plans); (d) copyrights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) other intellectual property rights recognized under applicable Law in any jurisdiction throughout the world.
“Interim Financial Statements” means collectively, (x) the Atlantic Interim Financial Statements and (y) the unaudited consolidated balance sheets of each of (1) Atlantic Aviation and its Subsidiaries and (2) the Company and its Subsidiaries and, in each case, the related consolidated statements of operations, comprehensive income, stockholder’s equity and cash flows, in each case, as of the end of and for the three-month period ended March 31, 2021 and, solely for purposes of the definition of Required Information and related provisions, as of the end of and for each subsequent three-month period ended at least 45 days prior to the Closing Date.
“Intervening Event” means any event, occurrence, fact, condition, change, development or effect arising after the date hereof that is material to the business, assets or operation of the Company and the Company Subsidiaries, taken as a whole, that (i) is not known and not reasonably foreseeable by the Company Board as of the date hereof (or, if known or reasonably foreseeable, the consequences of which were not known and not reasonably foreseeable by the Company Board as of the date hereof), (ii) does not relate to the receipt, existence or terms of any Alternative Transaction Proposal, and (iii) does not relate to (A) changes in the market price of the outstanding Common Shares or, after consummation of the Reorganization, of the outstanding Common Units, or (B) the Company or, after consummation of the Reorganization, Seller, meeting, exceeding published or unpublished revenue or earnings projections (it being understood that the underlying causes of any such changes may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).
“IRS” shall have the meaning given to it in Section 4.10(f).
“KKR” means Kohlberg Kravis Roberts & Co. L.P.
“Knowledge of Purchaser” shall have the meaning given to it in Section 1.4.
“Knowledge of Seller” shall have the meaning given to it in Section 1.4.
“Knowledge of the Company” shall have the meaning given to it in Section 1.4.
“Labor Agreement” shall have the meaning given to it in Section 4.11(a).
“Law” means any statute, law, ordinance, rule, act, code, Order, judgment, injunction, award, decree, writ, approval, concession, requirement, restriction or regulation of any Governmental Entity.
“Leakage” means any payments or transfers of cash, property or assets, by or for the account of the Company or any Company Subsidiary to Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary), including without limitation, with respect to the following:

(a)   a dividend (whether in cash, Equity Interest, property or otherwise), payment or other distribution or return of capital to Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary), including a redemption, repurchase or reduction of any Equity Securities;
(b)   a cost or bonus or other form of ex gratia award or other payment paid to any director, officer, manager or employee of Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary);
(c)   any asset distribution, transfer, purchase or disposal to Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary);
(d)   lending or borrowing between the Company or any Company Subsidiary on the one hand, and Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary), on the other hand, any increase or reduction thereof (whether through repayment, waiver, forgiveness or otherwise); or
(e)   the waiver, forgiveness or discount of any amounts due to the Company or any Company Subsidiary from Seller, MIC Hawaii or any of their respective Affiliates or equityholders (expressly excluding the Company and each Company Subsidiary).
“Leased Real Property” shall have the meaning given to it in Section 4.16.
“Liabilities” means any and all debts, liabilities and obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including claims, losses, Taxes, fines, costs, royalties, proceedings, deficiencies or damages of any kind whether or not resulting from third-party claims, including reasonable out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same.
“Liens” means any lien, pledge, security interest, mortgage, deed of trust, option, right of first offer or refusal, preemptive right, lease or sublease, claim, covenant, right of way, encroachment, encumbrance, easement, license, conditional sale or other title retention device or arrangement, charge or transfer restriction or charge of any kind. For clarity, licenses of Intellectual Property shall not constitute Liens.
“Loss” or “Losses” means, without duplication, (a) any and all damages, losses, Taxes, penalties, fines, interest, claims, actions, causes of action, judgments, settlements, awards, Liabilities, fees, expense or costs, including reasonable fees and expenses of attorneys, accountants, consultants, experts and other professional advisors, and (b) any losses or costs incurred in investigating, defending or settling any claim, action or cause of action described in clause (a), whether or not the underlying claim, action or cause of action is actually asserted or is merely alleged or threatened.
“Manager” means Macquarie Infrastructure Management (USA) Inc., the external manager of the Company.
“Material Airport Lease” shall have the meaning given to it in Section 4.14(a)(xvi).
“Material Contracts” shall have the meaning given to it in Section 4.14(a).
“Merger Sub” means Plum Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Seller.
“MIC Equity Plans” means the MIC 2016 Omnibus Employee Incentive Plan and the 2014 Independent Directors Equity Plan.
“MIC Hawaii” shall have the meaning given to it in the preamble to this Agreement.
“MIC Hawaii Assets” shall have the meaning given to it in Section 6.26(a).
“MIC Hawaii Indemnitees” shall have the meaning given to it in Section 9.1.
“MIC Hawaii Liabilities” shall have the meaning given to it in Section 9.1.

“MIC Ohana” means MIC Ohana Corporation, a wholly owned Subsidiary of the Company.
“MIH Confidential Information” means all information (written or oral) that is confidential or proprietary to Seller, MIC Hawaii, and their respective Subsidiaries or is not otherwise generally available to the public regarding Seller, MIC Hawaii, or any of their Subsidiaries. The term “MIH Confidential Information” shall not include information that (a) is or becomes generally available to the public, other than as a result of disclosure by Purchaser, the Company, any Company Subsidiary, or of their respective Affiliates or representatives in violation of this Agreement, (b) becomes available to Purchaser, the Company, any Company Subsidiary, or any of their respective Affiliates or representatives from a Person other than Seller, MIC Hawaii, or any of their Subsidiaries on a non-confidential basis, provided, that such Person was not known by Purchaser, the Company, any Company Subsidiary, or any of their respective Affiliates or representatives to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Seller, MIC Hawaii, or any of their Subsidiaries or representatives with respect to such information, or (c) is independently developed by or for Purchaser, the Company, any Company Subsidiary, or any of their respective Affiliates or representatives after the Closing and without use of, reliance on or reference to the Confidential Information.
“MSA” means the Third Amended and Restated Management Services Agreement, dated as of May 21, 2015, among the Company, MIC Ohana Corporation and the Manager as it may be amended, restated, supplemented and/or modified from time to time.
“Multiemployer Plan” shall have the meaning given to it in Section 4.10(b).
“New Corporate Names” shall have the meaning given to it in Section 6.24(c).
“Nonparty Affiliates” shall have the meaning given to it in Section 10.14(a).
“Order” means any judgment, order, injunction, decree, settlement, stipulation, decision, ruling, writ, permit, assessment, arbitration (or other) award, verdict or license of any Governmental Entity or any arbitrator.
“Performance Share Unit” means a performance share unit issued by the Company pursuant to a MIC Equity Plan that (i) as of the date hereof, vests on the basis of time and the achievement of performance targets and (ii) is outstanding as of the Closing Date, pursuant to which the holder has a right to receive Common Shares or cash after the vesting or lapse of restrictions applicable to such performance share unit, whether or not such receipt is deferred; provided, that, following completion of the Reorganization, references to the Company and Common Shares in this definition of “Performance Share Units” shall be deemed to be references to Seller and “Common Units”, respectively, as the context requires.
“Permits” shall have the meaning given to it in Section 4.8.
“Permitted Leakage” means any of the following payments by the Company or any Company Subsidiary:
(a)   payments required to be made by the Company or any Company Subsidiary pursuant to the terms of this Agreement in connection with the transactions contemplated by this Agreement (including the Reorganization on the terms set forth on Section 1.2 of the Disclosure Letter);
(b)   any payment made or Liability, cost or expense incurred in connection with any matter undertaken at the written request of, or with the prior written consent of, Purchaser;
(c)   payments made by the Company or any Company Subsidiary to any director, officer, manager or employee of the Company or any Company Subsidiary that is (x) in the ordinary course of business and (y) related solely to such director, officer or employee’s provision of services as a director, officer or employee, as applicable; provided, that if such payment is pursuant to a written Contract, such Contract has been made available to Purchaser; and
(d)   any payments set forth on Exhibit C.
“Permitted Liens” means (a) statutory Liens or other Liens arising by operation of Law securing payments (i) not yet due or (ii) which are being contested in good faith, including mechanics’, warehousemens’, suppliers’, materialmens’ and repairmens’ Liens (and, in the case of any such amounts overdue for a period in excess of sixty (60) days, for which adequate reserves have been provided on the Interim Financial Statements to the extent required by GAAP), (b) Liens for Taxes not yet due and payable or for current Taxes that are not yet delinquent or subject to any penalties or which are being contested in good faith and for which adequate reserves have been made in accordance with GAAP on the Interim Financial Statements, (c) Liens affecting the real property set forth in Section 4.16 of the Company Disclosure Letter including (i) easements, rights of way, servitudes, permits, licenses, surface leases, ground leases to municipal agreements, railway siding agreements and other similar rights, easements for streets, alleys, highways, telephone lines, gas pipelines, power lines and railways, and other easements or rights of way on, over or in respect of any such real property which, individually or in the aggregate, do not materially impair the current use, operation, occupancy or value of such real property, (ii) conditions, covenants or other similar restrictions which, individually or in the aggregate, do not materially impair the current use, operation, occupancy or value of the real property affected thereby, (iii) encroachments, defects, exceptions, restrictions, exclusions, encumbrances, and other matters that would be shown in an accurate survey or physical inspection of such real property which, individually or in the aggregate, do not materially impair the current use, operation, occupancy or value of such real property, (iv) Liens in favor of the lessors under the Airport Leases or encumbering the interests of the lessors in such real property, and (v) zoning, entitlement, building and other land use regulations or ordinances imposed by any Governmental Entity or Airport Authority having jurisdiction over any real property, (d) any other Liens, which do not, individually or in the aggregate, materially impair the current use, operation, occupancy or value of, any real property or tangible personal property of the Company or the Company Subsidiaries to which they relate as currently used or operated, (e) Liens securing Indebtedness or Liabilities as disclosed in the Financial Statements, (f) purchase money liens and liens securing rental payments under capital or operating lease arrangements, (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (h) any Liens reflected in the Financial Statements (or the notes thereto), (i) transfer restrictions on any securities of the Company imposed by applicable Law, (j) Liens permitted under existing credit facilities (pursuant to Contracts made available to Purchaser prior to the date hereof) in the ordinary course of business, (k) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders or leases or for similar purposes or (l) any other Liens or imperfections in title (i) being contested in good faith in the ordinary course of business, (ii) for which adequate reserves have been established in accordance with GAAP in the Financial Statements or bonds or other security have been provided or are fully covered by insurance (other than any customary deductible) or (iii) which would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.
“Person” means any individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, estate, joint stock corporation, unincorporated organization, group, Governmental Entity or Airport Authority.
“Personal Information” means any information that can be used to identify (directly or indirectly) any natural person or otherwise the same as “personal information,” “personal data,” or the equivalent under any applicable Data Protection Requirement.
“Proxy Statement” shall have the meaning given to it in Section 6.19(a).
“Purchase Price” shall have the meaning given to it in Section 2.2(a).
“Purchaser” shall have the meaning given to it in the preamble to this Agreement.
“Purchaser Bound Entities” shall have the meaning given to it in Section 6.5(d).
“Purchaser Disclosure Letter” shall have the meaning given to it in Article V.
“Purchaser Material Adverse Effect” means any change or effect having a material adverse effect on the ability of Purchaser to timely perform its obligations hereunder or timely consummate the transactions contemplated hereby.
“Purchaser Related Parties” shall have the meaning given to it in Section 8.3(d).
“Purchaser Releasee” shall have the meaning given to it in Section 10.14(c).

“Purchaser Releasor” shall have the meaning given to it in Section 10.14(b).
“R&W Insurance Policy” shall have the meaning given to it in Section 6.15.
“Real Property Leases” shall have the meaning given to it in Section 4.16.
“Recovery Costs” shall have the meaning given to it in Section 8.3(c).
“Registered Intellectual Property” shall have the meaning given to it in Section 4.13(a).
“Reimbursable Expenses” means the amounts payable pursuant to the second sentence of Section 6.5(a) [(Regulatory Approvals; Consents)], Section 6.5(b) [(Regulatory Approvals; Consents)], Section 6.19(c) [(Financing)] and the fourth sentence of Section 8.3(c) [(Effect of Termination)].
“Related Transactions” shall have the meaning given to it in Section 6.8.
“Release Agreement” shall have the meaning given to it in Section 2.3(b)(v).
“Releasee” shall have the meaning given to it in Section 10.14(c).
“Releasor” shall have the meaning given to it in Section 10.14(c).
“Representatives” of any Person means such Person’s Affiliates and its and their respective directors, managers, officers, principals, partners, trustees, shareholders, equityholders, members, employees, agents, attorneys, accountants, consultants, advisors or other authorized representatives.
“Required Information” means (i) the Financial Statements and the Interim Financial Statements, (ii) such other financial, business and other pertinent information regarding the Company and the Company Subsidiaries that is reasonably available to or readily obtainable by the Company as Purchaser shall reasonably request from the Company and that is customarily provided by borrowers for inclusion in bank information memoranda for financings of the type contemplated by the Debt Commitment Letter, and (iii) customary authorization letters that contain a customary 10b-5 representation with respect to only that information provided by the Company for use in the confidential information memo referred to below and, if requested by the Purchaser or its financing sources (including the Debt Financing Sources), an authorization of a version of a confidential information memorandum which requires a confirmation that the public-side of such memorandum does not contain any Private Side Information (as defined in the Debt Commitment Letter) for inclusion in any information materials that authorize the distribution of information provided under clause (i) above to prospective lenders; provided, that, it is understood and agreed that such Required Information shall not include any Excluded Financial Information referred to in Section 6.18(b).
“Required Regulatory Approvals” shall have the meaning given to it in Section 7.1(b).
“Restricted Stock Unit” means a restricted stock unit issued by the Company pursuant to a MIC Equity Plan that (i) as of the date hereof, vests solely on the basis of time and (ii) is outstanding immediately prior to or as of the Closing Date, pursuant to which the holder has a right to receive Common Shares, units or cash after the vesting or lapse of restrictions applicable to such restricted stock unit, whether or not such receipt is deferred, including director share units granted under the 2014 Independent Directors Equity Plan, in each case, without modification or waiver by Purchaser, Seller, the Company, any Company Subsidiary or any other party thereto following the date of this Agreement; provided, that, following completion of the Reorganization, references to “the Company” and “Common Shares” in this definition of “Restricted Stock Units” shall be deemed to be references to “Seller” and “Common Units”, respectively, as the context requires.
“Reorganization” shall have the meaning given to it in the Recitals.
“Reorganization Registration Statement” shall have the meaning given to it in the Recitals.
“Return” means all federal, state, local and foreign returns, statements, forms, reports, elections, declarations, estimates, information statements, informational returns or disclosures relating to the determination, assessment or collection of any Tax, including any schedules or attachments thereto or amendments thereof.

“Reverse Termination Fee” shall have the meaning given to it in Section 8.3(b).
“Sanctioned Person” means at any time any Person: (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Entity of, or Person ordinarily resident in or organized under the laws of a country or territory that is the target of Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) majority-owned or controlled by any of the foregoing.
“Sanctions” means those trade, economic and financial sanctions-related Laws, regulations, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States, including without limitation the Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and The United States Department of State; (b) the European Union or any European Union member states, (c) the United Nations Security Counsel; or (d) Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Breaches” shall have the meaning given to it in Section 4.13(f).
“Selected Interim Covenants” means the following subsections of Section 6.3(b): clause (iv), clause (vi), clause (vii), clause (ix), clause (x), clause (xv), clause (xvii), clause (xxiv), and clause (xxv).
“Seller” shall have the meaning given to it in the Preamble.
“Seller Consolidated Return” shall have the meaning given to it in Section 6.10(c).
“Seller Disclosure Letter” shall have the meaning given to it in Article III.
“Seller Marks” shall have the meaning given to it in Section 6.24(a).
“Seller Plan” shall mean any Employee Benefit Plan that is not a Company Plan, including, for the avoidance of doubt, any Employee Benefit Plans that are sponsored, maintained, contributed to or required to be contributed to by MIC Hawaii and its Subsidiaries.
“Seller Releasee” shall have the meaning given to it in Section 10.14(b).
“Seller Releasor” shall have the meaning given to it in Section 10.14(c).
“Shares” shall have the meaning given to it in the Recitals.
“Solvent” means, with respect to any Person, that (a) the property of such Person, at a present fair saleable valuation, exceeds the sum of its debts (including contingent and unliquidated debts); (b) the present fair saleable value of the property of such Person exceeds the amount that shall be required to pay such Person’s probable Liability on its existing debts as they become absolute and matured, in the ordinary course of business, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its Indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement; (c) such Person has adequate capital to carry on its business; and (d) such Person does not intend or reasonably believe it shall incur debts beyond its ability to pay as such debts mature. In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities. For purposes of this definition, having “adequate capital to carry on its business” and not having incurred debts “beyond its ability to pay as such debts mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become absolute and matured.
“STIP” means the Macquarie Infrastructure Corporation Short Term Incentive Plan, as amended from time to time.

“Subsidiary” means, with respect to any Person (for purposes of this definition, such Person is referred to as the “Controlling Entity”), any other Person (a) of which a majority of the outstanding voting securities or other Equity Interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Entity or any of its Subsidiaries and/or (b) with respect to which the Controlling Entity or any of its Subsidiaries is a general partner or managing member.
“Superior Proposal” means an Alternative Transaction Proposal made after the date hereof, having terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel), considering such factors as the Company Board considers in good faith to be appropriate, would result in a transaction that, if consummated, would be more favorable to the holders of Common Shares (solely in their capacity as such) from a financial point of view than the transactions contemplated hereby (taking into account any revisions to this Agreement made or proposed in writing by Purchaser prior to the time of such determination and after taking into account those factors and matters deemed relevant in good faith by the Company Board, including if deemed relevant by the Company Board, the identity of the Person making the proposal, the conditionality of such proposal, the likelihood of consummation in accordance with the terms of such proposal, and the legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal); provided, however¸ that, for purposes of this definition of “Superior Proposal,” the term “Alternative Transaction Proposal” shall have the meaning assigned to such term herein, except that the references to “twenty percent (20%)” in such definition shall be deemed to be references to “fifty percent (50%).”
“Surviving Company” shall have the meaning given to it in the recitals.
“Surviving Company Common Stock” means the common stock, par value $0.001 per share, of the Surviving Company.
“Taxes” means (i) any and all federal, state, local, foreign, provincial, territorial and other income, franchise, gross receipts, premium, windfall or other profits, property, transfer, registration, stamp, license, sales, use, capital gains, capital stock, payroll, occupation, employment, social security, workers’ compensation, unemployment compensation, disability, severance, net worth, excise, customs, ad valorem, value added, unclaimed property and escheat obligations, alternative or add-on minimum withholding and other assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax, whether imposed directly or through withholding by any Taxing Authority, including all estimated taxes, deficiency assessments, additions to tax, penalties and interest with respect thereto, and (ii) any successor or transferee liability or any liability that arises by reason of being a member of a consolidated, combined or unitary group, in each case, in respect of any items described in clause (i) above.
“Taxing Authority” means, with respect to any Tax, the Governmental Entity responsible for the administration and collection of such Tax.
“Third-Party Claim” shall have the meaning given to it in Section 9.5(a).
“Top 20 Locations” shall have the meaning given to it in Section 4.14(a)(xvi). A true and correct list of the Top 20 Locations is set forth in Section 4.14(a)(xvi) of the Company Disclosure Letter.
“Transaction Litigation” shall have the meaning given to it in Section 6.23.
“Transfer Taxes” shall have the meaning given to it in Section 6.9(a).
“Voting Company Debt” shall have the meaning given to it in Section 4.4(a).
“W&C” shall have the meaning given to it in Section 6.12.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Laws (including any state laws relating to plant closings or mass layoffs).
“WS” shall have the meaning given to it in Section 6.12.

Section 1.2   Construction.   In this Agreement, unless the context otherwise requires:
(a)   references in this Agreement to “writing” or comparable expressions include references to facsimile transmission or comparable means of communication (including electronic mail); provided, in case of communications among parties hereto, that the sender complies with Section 10.2 [(Notices)];
(b)   the phrases “delivered” or “made available”, when used in this Agreement, mean that the information referred to has been physically or electronically delivered to the relevant parties; provided, that, in the case of “made available” to Purchaser, material that has been posted, retained and thereby made available to Purchaser through the on-line “virtual data room” (established by the Company and/or its Representatives as “Project Plum” and hosted by Datasite) one Business Day before the date hereof;
(c)   words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(d)   references to Articles, Sections, and Exhibits are references to articles, sections, and exhibits of this Agreement;
(e)   the descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Letters are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;
(f)   references to “day” or “days” are to calendar days and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day;
(g)   references to “the date hereof” means as of the date of this Agreement;
(h)   the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement;
(i)   this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document (except where otherwise expressly provided), as the same may have been, or may from time to time be, amended, varied, novated or supplemented, except that the descriptions of any Contracts or other documents in the Company Disclosure Letter will not be deemed to list or disclose any amendment, variance, novation or supplement not expressly described therein;
(j)   “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import; and
(k)   references to “Dollars”, “dollars” or “$” without more are to the lawful currency of the United States of America.
Section 1.3   Exhibits, and the Disclosure Letters.   The exhibits (the “Exhibits”) to this Agreement and the Disclosure Letters are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.
Section 1.4   Knowledge.   When any representation, warranty, covenant or agreement contained in this Agreement is expressly qualified by reference to (a) the “Knowledge of the Company” or “Knowledge of Seller” or words of similar import, it means the actual knowledge of the individuals set forth in Section 1.4 of the Company Disclosure Letter, without inquiry or investigation, and (b) the “Knowledge of Purchaser” or words of similar import, it means the actual knowledge of the individuals set forth in Section 1.4 of the Purchaser Disclosure Letter, without inquiry or investigation.

ARTICLE II
THE CLOSING
Section 2.1   Sale and Purchase Shares.   On the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser shall purchase from Seller on the Closing Date and after the consummation of the Reorganization, the Shares free and clear of all Liens other than Liens under applicable securities Laws.
Section 2.2   Purchase Price; Delivery of Funds; Payment of Indebtedness.
(a)   At the Closing, Purchaser shall pay to Seller an amount equal to $3,525,000,000 (the “Purchase Price”) by wire transfer of immediately available funds to the account(s) of Seller specified in writing to Purchaser at least three (3) Business Days prior to the Closing Date; provided, that any delay in the delivery of such wire instructions shall be without prejudice to Seller’s right to receive such payments, which shall promptly be paid upon the later of the Closing Date and the receipt of such wire instructions.
(b)   At the Closing, Purchaser shall pay (which shall include the ability to cause the Company or one of its Subsidiaries to pay) to the holders of the Funded Indebtedness an amount sufficient to repay all such Funded Indebtedness, pursuant to the Funded Indebtedness Payoff Letters, with the result that immediately following the Closing there shall be no further monetary obligations of the Company or any Company Subsidiary with respect to any Funded Indebtedness outstanding immediately prior to the Closing, as set forth in the Funded Indebtedness Payoff Letters.
Section 2.3   Closing; Closing Deliverables.
(a)   The closing of the sale of the Shares (the “Closing”) shall take place at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, or by electronic transmittal of executed documents, as soon as practicable, but in any event, at 10:00 a.m. (New York City time) on the second (2nd) Business Day after the last of the conditions set forth in Article VII [(Conditions Precedent)] is satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions in accordance with this Agreement) or at such other place and time and/or on such other date as Purchaser and Seller may agree in writing; provided, that, the Closing shall not occur earlier than the date that is 45 days from the date of this Agreement. Such date is herein referred to as the “Closing Date.”
(b)   At the Closing, Seller shall deliver or cause to be delivered to Purchaser:
(i)   a certificate signed by an authorized officer of Seller, dated as of the Closing Date, confirming the matters set forth in Section 7.2(a) [(Conditions to the Obligations of Purchaser; Performance)] and Section 7.2(b) [(Conditions to the Obligations of Purchaser; Representations and Warranties)];
(ii)   a duly executed pay-off letter from each of the holders of the Funded Indebtedness (the “Funded Indebtedness Payoff Letters”), stating that all such Funded Indebtedness owing to such holder shall have been fully paid, and confirming all Liens securing such Funded Indebtedness shall have been released, upon the receipt by such holder of funds pursuant to Section 2.2(b) [(Purchase Price; Delivery of Funds; Payment of Indebtedness)];
(iii)   a duly executed certificate and transfer power, or if uncertificated, an assignment in lieu of certificate, in the form attached hereto as Exhibit B [(Form of Stock Power Certificate)], with respect to the assignment of the Shares to Purchaser;
(iv)   a complete and properly executed Internal Revenue Service Form W-9 of Seller; and
(v)   a duly executed counterpart of the Release Agreement in the form attached hereto as Exhibit D (the “Release Agreement”).
(c)   At the Closing, Purchaser shall deliver or cause to be delivered to Seller (i) a certificate signed by an authorized officer of Purchaser, dated as of the Closing Date, confirming the matters set forth in Section 7.3(a) [(Conditions to the Obligations of Seller; Performance)] and Section 7.3(b) [(Conditions to the Obligations of Seller; Representations and Warranties)], and (ii) a duly executed counterpart of the Release Agreement.

Section 2.4   Withholding.   Purchaser, the Company and any of its Affiliates shall be entitled to deduct and withhold from any amounts payable in connection with the transactions contemplated by this Agreement any amounts required to be deducted and withheld under applicable Law; provided; however, that Purchaser, the Company and any of its Affiliates shall use commercially reasonable efforts to first provide Seller with written notice of any expected deduction or withholding at least ten (10) Business Days prior to the Closing Date (such notice shall include the legal authority and the calculation method for the expected deduction or withholding), and the parties hereto shall cooperate in good faith to minimize the amount of any such deduction or withholding to the extent permitted under applicable Law. Any such amounts deducted or withhold and remitted to the applicable Taxing Authority shall be treated as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the disclosure letter delivered by Seller to Purchaser (the “Seller Disclosure Letter”) in connection with this Agreement and except as disclosed in any form, report, schedule, statement or other document (including all amendments thereto) filed with, or furnished to, the SEC by the Company, or incorporated by reference into any such document, in each case on or after December 31, 2019 and prior to the date hereof, and publicly available to review on the date hereof on www.sec.gov/edgar (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Applicable Public Disclosures”), Seller hereby represents and warrants to Purchaser on the date hereof as follows:
Section 3.1   Due Organization, Good Standing and Corporate Power.
(a)   Seller is a limited liability company duly organized and validly existing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties it owns, leases or operates or the nature of the business it conducts makes such qualification, license or good standing (or the equivalent thereof) necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (or the equivalent thereof) would not prevent or materially delay the consummation of the transactions contemplated hereby.
(b)   Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties it owns, leases or operates or the nature of the business it conducts makes such qualification, license or good standing (or the equivalent thereof) necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (or the equivalent thereof) would not prevent or materially delay the consummation of the transactions contemplated hereby.
Section 3.2   Authorization; Noncontravention.
(a)   Seller has the requisite power and authority and has taken all action necessary to execute and deliver this Agreement and all other certificates, instruments, documents and agreements to be delivered by Seller as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Except for the receipt of the Company Stockholder Approval, the execution, delivery and performance of this Agreement by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all necessary action. This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser and the Company, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)   The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated by this Agreement by Seller will not, (i) subject to the Company Stockholder Approval, conflict with any of the provisions of Seller’s or Merger Sub’s Constituent Documents, (ii) subject to any consents, approvals, authorizations, declarations, filings and notices required under any Antitrust Laws or set forth in Section 3.3 of the Seller Disclosure Letter, contravene any domestic or foreign Law or any Order currently in effect, or (iii) subject to the consents, approvals, authorizations, declarations, filings and notices set forth in Section 3.3 of the Seller Disclosure Letter, conflict with or result in a breach of, termination, amendment, modification, acceleration or cancellation, create the right to terminate, amend, modify, accelerate, require a repayment (or offer of repayment) or cancel, result in a loss of benefit, or constitute a default (or any event which with or without notice or lapse of time or both would become a default) under, any material Contract to which Seller or Merger Sub is a party or otherwise bound except, in the case of clauses (ii) and (iii) above, for such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, or such conflicts, breaches or defaults which, would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair Seller’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.
Section 3.3   Consents and Approvals.   Assuming all filings required under the Antitrust Laws are made and any waiting periods thereunder have been terminated or expired and receipt of all applicable approvals, authorization or consents thereunder, no consent of or filing with any Governmental Entity, which has not been received or made, is necessary or required with respect to Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations under this Agreement or the consummation by Seller of the transactions contemplated by this Agreement, except for (a) the consents, approvals, authorizations, declarations, registrations, filings, Orders or notices set forth in Section 3.3 of the Seller Disclosure Letter and (b) any other consents, approvals, authorizations, declarations, registrations, filings, Orders or notices which, if not made or obtained, would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair Seller’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.
Section 3.4   Broker’s or Finder’s Fees.   Except for the fees of Lazard Frères & Co. LLC and Evercore Group, LLC (collectively, the “Financial Advisors”) (whose fees and expenses shall be paid by the Company in accordance with its agreements with the Financial Advisors), no agent, broker, Person or firm acting on behalf of Seller or Merger Sub is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from Seller or Merger Sub or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.
Section 3.5   Ownership of Shares.   Upon the consummation of the Reorganization and as of immediately prior to the Closing, Seller will be the sole Beneficial owner and owner of record of all of the Shares, free and clear of all Liens, other than Liens under applicable securities Laws. At the Closing, Seller will convey to Purchaser good and valid title to all of the Shares, free and clear of all Liens, other than Liens under applicable securities Laws. Seller is not a party to any outstanding option, warrant, call, subscription, conversion, exchange or other right (including any preemptive, repurchase, redemption, registration, “tag-along”, “drag-along”, or co-sale right), agreement or commitment which obligates Seller to issue, sell or transfer, or repurchase, redeem, retire or otherwise acquire, any of the Shares. As of the Closing there will be no voting trusts, stockholder agreements, proxies, registration rights, preemptive rights, co-sale rights or other agreements or understandings to which Seller is a party with respect to the voting, dividend rights, transfer or other disposition of any Shares (other than this Agreement).
Section 3.6   Litigation.   There is no Action pending or, to the Knowledge of Seller, threatened, against or affecting Seller or Merger Sub, or any of their respective properties or rights, which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair Seller’s ability to perform its obligations hereunder or timely consummate the transactions contemplated hereby.
Section 3.7   Seller/Merger Sub Activities.   Each of Seller and Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby (including the Reorganization). Neither Seller nor Merger Sub has engaged in any activity or business, or incurred any Liabilities or obligations, other than, in each case, those incident to its organization and the execution of this Agreement and the consummation of the transactions contemplated hereby (including the Reorganization).
Section 3.8   Exclusivity of Representations.   Notwithstanding anything herein to the contrary, it is the explicit intent of the parties hereto, and the parties hereto hereby agree, that the representations and warranties made by Seller in this Article III are the exclusive representations and warranties made by Seller or any other Person with respect to or on behalf of Seller and Merger Sub (or in any certificate, instrument or document delivered by Seller or any other Person with respect to or on behalf of Seller pursuant hereto), including their respective businesses and assets or the transactions contemplated by this Agreement. Seller hereby disclaims any other express or implied, written or oral, representations or warranties with respect to Seller, Merger Sub, any of their respective Affiliates, the Company or any Company Subsidiary, their respective businesses and assets, the outstanding equity of Seller and Merger Sub and the transactions contemplated by this Agreement and any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth in this Article III, Article IV [(Representations and Warranties of the Company)] or any certificate, instrument or document delivered hereunder, the condition of the businesses and assets of the Company and the Company Subsidiaries shall be “as is”, “where is” and “with all faults” and Seller makes no warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to its businesses and any of its assets or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Neither Seller nor any other Person, is, directly or indirectly, making any representations or warranties regarding any pro-forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of Seller or Merger Sub made, communicated or furnished (orally or in writing) to Purchaser or its Affiliates or their respective Representatives (including any opinion, information, projection or advice in any management presentation or the confidential information memorandum provided to Purchaser and its Affiliates and their respective Representatives), and Seller hereby disclaims all Liability and responsibility for any such information and statements. It is understood that any Due Diligence Materials made available to Purchaser or its Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of Seller, Merger Sub, or their respective Affiliates or their respective Representatives.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure letter delivered by the Company to Purchaser (the “Company Disclosure Letter”) in connection with this Agreement, and except as disclosed in any form, report, schedule, statement or other document (including all amendments thereto) filed with, or furnished to, the SEC by the Company, or incorporated by reference into any such document, in each case on or after December 31, 2019 and prior to the date hereof, and publicly available to review on the date hereof on www.sec.gov/edgar (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” and “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), the Company hereby represents and warrants to Purchaser on the date hereof as follows:
Section 4.1   Due Organization, Good Standing and Corporate Power.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Section 4.1 of the Company Disclosure Letter sets forth a true, correct and complete list of the name of each Company Subsidiary. Each Company Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of incorporation or formation and each has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company Subsidiaries and the Company is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties it owns, leases or operates or the nature of the business it conducts makes such qualification, license or good standing (or the equivalent thereof) necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (or the equivalent thereof) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available true, correct and complete copies of the Constituent Documents of the Company and each Company Subsidiary, in each case, in full force and effect as of the date hereof.
Section 4.2   Authorization; Noncontravention.
(a)   The Company has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and all other certificates, instruments, documents and agreements to be delivered by the Company as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Except for the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate or other action. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser and Seller, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. The Company Board, at a meeting duly called and held, has unanimously adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approving this Agreement and the transactions contemplated hereby, (iii) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) recommending that the stockholders of the Company adopt this Agreement (the “Company Board Recommendation”).
(b)   The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) subject to the Company Stockholder Approval, conflict with any provision of the Constituent Documents of the Company or any of the Company Subsidiaries, (ii) create any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company Subsidiaries, (iii) subject to the consents, approvals, authorizations, declarations, filings and notices set forth in Section 4.3 of the Company Disclosure Letter, conflict with or result in a breach of, termination, amendment, modification, acceleration or cancellation, create the right to terminate, amend, modify, accelerate, require a repayment (or offer of repayment) or cancel, result in a loss of benefit, or constitute a default (or any event which with or without notice or lapse of time or both would become a default) under, any Material Contract or Airport Lease or (iv) subject to any consents, approvals, authorizations, declarations, filings and notices (A) required under any Antitrust Laws or (B) set forth in Section 4.3 of the Company Disclosure Letter, contravene any domestic or foreign Law or any Order applicable to the Company or by which any of its properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv) above, for such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, or such conflicts, breaches or defaults which, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.3   Consents and Approvals.   Assuming all filings required under the Antitrust Laws are made and any waiting periods thereunder have been terminated or expired and receipt of all required approvals, authorizations or consents thereunder, no consent of or filing with any Governmental Entity, which has not been received or made, is necessary or required with respect to the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except for (a) the consents, approvals or filings set forth in Section 4.3 of the Company Disclosure Letter and (b) any other consents or filings which, if not made or obtained, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.4   Capitalization.
(a)   After the consummation of the Reorganization and immediately prior to the Closing, (i) the authorized capital stock of the Surviving Company will consist of 100 shares of Surviving Company Common Stock, and (ii) 100 shares of Surviving Company Common Stock will be issued and outstanding, all of which will be held by Seller, and will constitute all of the issued and outstanding Equity Interests of the Surviving Company. All of the outstanding Equity Interests of each Company Subsidiary are owned, Beneficially and of record, by the Company or another Company Subsidiary. All issued and outstanding Equity Interests or shares of capital stock or other Equity Interests of each of the Company Subsidiaries, as applicable, have been, and all shares of Surviving Company Common Stock, once issued, will be, duly authorized and validly issued and fully paid and nonassessable, and are not, and will not be, subject to any preemptive rights. Neither the Company nor any Company Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any such Company Subsidiary on any matter (“Voting Company Debt”). Except as described in this Section 4.4, neither the Company nor any of the Company Subsidiaries is a party to any outstanding option, warrant, call, subscription, conversion, exchange or other right (including any preemptive right, repurchase, redemption, registration, “tag-along”, “drag-along”, or co-sale), agreement or commitment which obligates any of them to issue, sell or transfer, or repurchase, redeem, retire or otherwise acquire, any of the membership interests, partnership interests, shares of capital stock or other Equity Interests in the Company or any Company Subsidiary or any Voting Company Debt. There are no voting trusts, stockholder agreements, proxies, registration rights, preemptive rights, co-sale rights or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting, dividend rights, transfer or other disposition of any membership interests, partnership interests, shares of capital stock or other Equity Interests of the Company or any Company Subsidiary, except as set forth in the Constituent Documents of such Company Subsidiary.
(b)   Neither the Company nor any Company Subsidiary owns any Equity Interest in any Person (other than Equity Interests in a Company Subsidiary). Section 4.4(b) of the Company Disclosure Letter sets forth a true and complete list of the issued and outstanding Equity Interest of each Company Subsidiary and the holder(s) thereof. Except as set forth on Section 4.4(b) of the Company Disclosure Letter, the Equity Interests of each of the Company Subsidiaries is owned free and clear of any Liens (other than Liens under applicable securities Laws). Except as set forth on Section 4.4(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has entered into any commitment, arrangement or agreement, or are otherwise obligated to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person.
Section 4.5   Financial Statements; SEC Reports; No Undisclosed Liabilities.
(a)   Section 4.5(a) of the Company Disclosure Letter sets forth the true, correct and complete copies of (i) the audited consolidated balance sheet of Atlantic Aviation FBO, Inc. (“Atlantic Aviation”) and its Subsidiaries and the related consolidated statements of operations, comprehensive income, stockholder’s equity and cash flows for the fiscal years ended December 31, 2020 (such financial statements, the “2020 Atlantic Audited Financial Statements”), December 31, 2019 and December 31, 2018 (together with the 2020 Audited Financial Statements, the “Atlantic Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of Atlantic Aviation and its Subsidiaries and the related consolidated statements of operations, comprehensive income, stockholder’s equity and cash flows as of the end of and for the three-month period ended March 31, 2021 (the “Balance Sheet Date”) (the “Atlantic Interim Financial Statements” and together with the Atlantic Audited Financial Statements, the “Atlantic Financial Statements”). The Atlantic Financial Statements (i) have been prepared in accordance with GAAP, in all material respects and (ii) fairly present in all material respects the consolidated financial position, results of operations, cash flows and, if applicable, comprehensive stockholders’ equity of Atlantic Aviation and its Subsidiaries as of the respective dates and for the respective periods indicated therein (subject, in the case of the Atlantic Interim Financial Statements, to normal recurring year-end adjustments permitted by GAAP that are not, individually or in the aggregate, material in amount and nature, and to the absence of footnotes).
(b)   The consolidated financial statements of the Company and its Subsidiaries (including any notes thereto) contained in the Company Reports (together with the Atlantic Financial Statements, the “Financial Statements”) have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments, as permitted by GAAP and the applicable rules and regulations of the SEC (none of which, individually or in the aggregate, are expected to be material in amount or nature). The consolidated financial statements present fairly in all material respects the consolidated financial position, the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as of the dates or for the respective periods specified therein, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments, as permitted by GAAP and the applicable rules and regulations of the SEC (none of which, individually or in the aggregate, are expected to be material in amount or nature).
(c)   The Company and each Company Subsidiary has filed or furnished, as applicable, all material reports, schedules, forms, certifications, registration statements, prospectuses, proxy statements, amendments and other documents required to be filed by it with, or furnished by it to, the SEC since December 31, 2019 (the “Company Reports”). As of its respective date, or if amended, as of the date of the last such amendment filed prior to the date hereof, each Company Report (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company Report and (ii) except with regard to the financial statements contained therein, which are addressed in Section 4.5(b), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements.
(d)   Since December 31, 2017, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by the applicable rules and regulations of the SEC and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company Reports.
(e)   The Company and the Company Subsidiaries do not have any Liabilities that are required to be set forth in a consolidated balance sheet (including the footnotes thereto) prepared in accordance with GAAP, except for Liabilities (i) disclosed, reflected or reserved against on the Interim Financial Statements, (ii) incurred in the ordinary course of business since the Balance Sheet Date (none of which relates to any breach of contract, breach of warranty, tort, infringement, misappropriation, dilution or any other action), (iii) that are expressly contemplated to be incurred pursuant to the terms of this Agreement or (iv) which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
(f)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries’ for external proposes in accordance with GAAP. Since December 31, 2019, neither the Company, nor to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (2) any fraud, whether or not material, that involves the management or other employees of the Company or any of the Company Subsidiaries who have a significant role in the Company’s internal control over financial reporting.
(g)   KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company or Atlantic Aviation as a result of, or in connection with, any disagreements with the Company or Atlantic Aviation on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(h)   Section 4.5(h) of the Company Disclosure Letter sets forth the amount that would be sufficient to repay all of the Funded Indebtedness as if the date hereof were the Closing Date.
(i)   As of the date hereof, except for that certain Credit Agreement, the Company has no indebtedness of the type described in clauses (a) or (b) of the definition of “Indebtedness”.

Section 4.6   Absence of Certain Changes.
(a)   Since the Balance Sheet Date, there has been no event or condition which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(b)   Since the Balance Sheet Date, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course, other than conduct outside the ordinary course in response to the COVID-19 pandemic.
(c)   Since the Balance Sheet Date, none of the Company nor any Company Subsidiary has taken or omitted to take any other action (or agreed or committed to take or omit to take any such action) that would have constituted a breach of any of the Selected Interim Covenants, had Section 6.3(b) [(Conduct of Business of the Company Pending Closing)] been in effect from and after the Balance Sheet Date.
(d)   Since the Balance Sheet Date until the date hereof, none of the Company or any Company Subsidiary has made or authorized any payments or taken any actions which would constitute Leakage, other than the making of payments which constitute Permitted Leakage.
Section 4.7   Compliance with Laws.
(a)   The operations of the Company and the Company Subsidiaries are not being, and since December 31, 2019 have not been, conducted in violation of any Law or Order applicable to the Company or any Company Subsidiary, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2019, the Company has not received written or, to the Knowledge of the Company, oral notice of any actual, alleged or potential violation of any applicable Law or Order except for violations that would not result or reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect, and no investigation by any Governmental Entity regarding any such Law or Order is, as of the date hereof, pending or to the Company’s Knowledge, threatened.
Section 4.8   Permits.   The Company and the Company Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and Orders issued by or obtained from Governmental Entities (collectively, the “Permits”) that are necessary for the operation of the business of the Company and/or the Company Subsidiaries as presently conducted, or that are necessary for the lawful ownership of their respective properties and assets, and/or in compliance with the terms of such Permits, in each case, except to the extent that the failure to hold any such Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of such Permits are in full force and effect and will remain in full force and effect immediately following the Closing except, in each case, where such failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, none of the Company or the Company Subsidiaries has received any notice, and to the Knowledge of the Company, no notice is threatened, from any Governmental Entity or Airport Authority regarding any actual, alleged, possible or potential violation or failure to comply in any material respect with any term or requirement of any such Permit, or any revocation, withdrawal, suspension, cancellation, impairment, forfeiture, limitation or termination or adverse modification thereof.
Section 4.9   Litigation.   As of the date hereof, there is, and since December 31, 2019, there has been, no Action pending, and the Company has received no written (or to the Knowledge of the Company, oral) threat of any Action, against the Company or any of the Company Subsidiaries or affecting any of the property or assets owned or used by the Company or any of the Company Subsidiaries, except for Actions that did not, do not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.10   Employee Benefit Plans.
(a)   Section 4.10(a)(i) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Plan, and Section 4.10(a)(ii) of the Company Disclosure Letter lists each material Seller Plan.

(b)   Except as set forth on Section 4.10(b) of the Company Disclosure Letter, no Company Plan is, and neither the Company nor any of the Company Subsidiaries has incurred or otherwise has any material Liability (including on behalf of an ERISA Affiliate) under or with respect to: (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code; (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) (any such Company Plan, a “Multiemployer Plan”); (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the Company nor any of the Company Subsidiaries has any material Liability (including (x) any Liability with respect to any “Multiemployer Plan” (as defined in Section 3(37) of ERISA) or (y) under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 400l(a)(15) of ERISA, currently or formerly maintained or contributed to by any of them, or any other ERISA Affiliate) by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code or Section 4001 of ERISA, which remains unsatisfied.
(c)   With respect to each Multiemployer Plan, (i) no material unsatisfied withdrawal liability within the meaning of Title IV of ERISA (whether or not asserted by such Multiemployer Plan and whether for a partial or complete withdrawal) has been incurred by the Company, any Company Subsidiary, or any ERISA Affiliate, (ii) none of the Company, the Company Subsidiaries or any ERISA Affiliate has received notice that any Multiemployer Plan has undergone or is expected to undergo a mass withdrawal or termination (or treatment of a plan amendment as termination), and (iii) all material contributions (including installments) required to be made by the Company or any of the Company Subsidiaries or any ERISA Affiliate have been timely made. No Multiemployer Plan has been terminated or has been in or is expected to become insolvent (within the meaning of Section 4245 of ERISA) or is in “endangered,” “critical,” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) so as to result directly or indirectly in any increase in contributions or other Liability to the Company or any of its Subsidiaries. No withdrawal (whether complete or partial) will occur with respect to any Multiemployer Plan as a result of the transactions contemplated by this Agreement or due to the consummation of a Related Transaction.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Employee Benefit Plan has been established, maintained, funded, operated and administered, in all material respects, in compliance with applicable Law and has been funded, administered and operated in all material respects in accordance with its terms; (ii) neither the Company nor any of the Company Subsidiaries, nor any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with or relating to any Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502 of ERISA or a Tax pursuant to Section 4975 of the Code, and (iii) no Action or claim has been made or commenced, and the Company has received no threat of any Action or claim, against the Company or any Company Subsidiary or otherwise with respect to any Company Plan or, except as could not result in any material Liability to the Company, any Company Subsidiary or Purchaser, any Seller Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such denied claims).
(e)   Except as set forth on Section 4.10(e) of the Company Disclosure Letter, no Company Plan provides, and neither the Company nor any Company Subsidiary has promised to provide, any post-termination, post-ownership or retiree health or welfare benefits to any Person beyond those required by COBRA for which the covered Person pays the full premium cost of coverage. Neither the Company nor any Company Subsidiary has incurred, whether or not assessed, any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(f)   Each Employee Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter or opinion letter from the Internal Revenue Service (“IRS”) or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter or opinion letter or otherwise adversely affect such Employee Benefit Plan’s qualified status. The Company has made available to Purchaser or its counsel true and complete copies of each Company Plan, together with all amendments thereto and, to the extent applicable with respect to any Employee Benefit Plan, (i) all trust agreements, (ii) the most recently filed annual report on IRS Form 5500-series, including any attachments thereto, (iii) the most recent IRS determination letter and/or opinion letter, (iv) the most recent summary plan description (and any summaries of material modification thereto), (v) any non-routine correspondence with any Governmental Entity, and (vi) for any Multiemployer Plan, a copy of the most recent annual funding notice. With respect to any material Seller Plan, the Company has provided to Purchaser complete and current copies, to the extent applicable, of (i) the most recent summary plan description (and any summaries of material modifications thereto) and (ii) the most recent IRS determination, opinion or advisory letter.
(g)   Each Employee Benefit Plan that provides deferred compensation subject to Section 409A of the Code has complied in all material respects in both form and operation with the requirements of Section 409A of the Code and the guidance issued thereunder.
(h)   The Company has no obligation to indemnify or reimburse any individual for any additional Taxes or interest imposed on such individual pursuant to Sections 4999 or 409A of the Code.
(i)   Except as set forth on Section 4.10(i) of the Company Disclosure Letter, neither the execution nor delivery of this Agreement, nor the consummation of the contemplated transaction contemplated by this Agreement (either alone or in conjunction with any other event) could (i) accelerate the time of payment, vesting, or funding, or increase the amount, of any compensation or benefit due under any Employee Benefit Plan, (ii) result in the limitation of or restriction of the right of the Company to merge, amend or terminate any company Employee Benefit Plan, (iii) result in the forgiveness of any loan or Indebtedness owed to the Company by any current or former director, officer, employee or individual service provider or non-employee director, or (iv) result in any payments or benefits which could not reasonably be expected to be deductible under Section 280G of the Code or be subject to an excise tax under Section 4999 of the Code.
Section 4.11   Labor Matters.
(a)   Section 4.11(a) of the Company Disclosure Letter sets forth a list of collective bargaining agreements or other Contracts with labor unions or other labor organizations to which the Company or any Company Subsidiary is a party or bound by (each a “Labor Agreement”) and except as set forth therein, no employees are represented by any union or labor organization in connection with their employment with the Company or any Company Subsidiary. To the Knowledge of the Company, in the past three years no labor union has made a demand for recognition or certification with respect to the employees of the Company or any of the Company Subsidiaries (the “Company Employees”) nor have there been any other union organizing activities. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, nor to the Knowledge of the Company, has the Company received any threat of any representation or certification proceedings or petitions seeking a representation proceeding to be, brought or filed with the National Labor Relations Board or any other labor Governmental Entity with respect to the Company Employees. In the past three years, there have been no, and to the Knowledge of the Company, the Company has received no threat of any strikes, lockouts, work stoppages, picketing, handbilling, unfair labor practice charges, material labor grievances, material labor arbitrations, or other material collective labor disputes affecting the Company Employees or the Company and Company Subsidiaries.
(b)   With respect to the transactions contemplated by this Agreement, the Company and Company Subsidiaries have no pre-signing notice, consultation or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement, or other Contract.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and for the last three years have been, in compliance with all applicable Laws relating to labor or employment relations or practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance. There is no material Action presently pending, and to the Knowledge of the Company, the Company has received no threat of any Action, against the Company or any of the Company Subsidiaries with respect to its or their labor or employment relations or practices.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and Company Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Law, Contract or Company policy; and (ii) each individual who is providing or within the past three (3) years has provided services to the Company or Company Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.
(e)   To the Knowledge of the Company, no current employee of the Company or Company Subsidiaries with annualized compensation at or above $300,000, has provided written notice to the Company or any Company Subsidiary of his or her intention to terminate his or her employment prior to the one (1) year anniversary of the Closing.
(f)   The Company and Company Subsidiaries have promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations in each case that were reported through channels established by the Company or any Company Subsidiaries for purposes of reporting such allegations to the human resources department of the Company or a Company Subsidiary during the preceding three (3) years. With respect to each such allegation that the Company or a Company Subsidiary has reasonably deemed to have merit, the Company and Company Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further improper action.
(g)   Except as set forth on Section 4.11(g) of the Company Disclosure Letter, no material employee layoff, facility closure or shutdown, material reduction-in-force, material furlough, material temporary layoff, material work schedule change or material reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees or independent contractors of the Company or Company Subsidiaries has occurred since March 1, 2020 or are any material workforce changes currently contemplated, planned or announced, including as a result of COVID-19 or any Law directive, guidelines or recommendations by any Governmental Entity or Airport Authority in connection with or in response to COVID-19. The Company and the Company Subsidiaries have not otherwise experienced any material employment-related liability with respect to COVID-19.
Section 4.12   Tax Matters.
(a)   The Company and each of the Company Subsidiaries has filed or caused to be filed all Returns that are required to be filed by, or with respect to, the Company and the Company Subsidiaries on or prior to the date hereof (taking into account any applicable valid extension of time within which to file), and all such Returns were correct and complete in all material respects;
(b)   neither the Company nor any Company Subsidiary is the beneficiary of any extension of time within which to file any Return, except extensions not currently in effect or obtained in the ordinary course of business;
(c)   all material Taxes and Tax liabilities of the Company and the Company Subsidiaries that are due and payable have been paid or adequate reserves have been established on the Financial Statements of the Company and the Company Subsidiaries, as applicable, in accordance with GAAP;
(d)   neither the Company nor any Company Subsidiary has deferred or delayed the payment of any Taxes under provisions of the CARES Act or any executive order, or has otherwise availed themselves of any Tax benefits or deferrals provided under the CARES Act;
(e)   as of the date hereof, neither the Company nor any Company Subsidiary is currently the subject of an audit or other examination relating to the payment of Taxes of the Company or such Company

Subsidiary by any Taxing Authority, nor has the Company or any of the Company Subsidiaries received any written notices from any Taxing Authority that such an audit or examination is contemplated or pending;
(f)   neither the Company nor any Company Subsidiary is presently contesting any material Tax liability of the Company or such Company Subsidiary before any court, tribunal or agency;
(g)   all material Taxes that the Company or any of the Company Subsidiaries is (or was) required by applicable Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been paid over to the proper Taxing Authority to the extent due and payable;
(h)   the Financial Statements of the Company and the Company Subsidiaries accurately and fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with GAAP, and neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business after the date of such Financial Statements (other than with respect to the gain recognized under Section 311(b) of the Code pursuant to the Reorganization);
(i)   there are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, except for Permitted Liens;
(j)   neither the Company nor any of the Company Subsidiaries (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or one of the Company Subsidiaries) filing a consolidated Return or (B) has any liability for Taxes of any person arising from the application of Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or foreign Law), or as a transferee or successor;
(k)   there are no outstanding written agreements or waivers extending the statutory period of limitations applicable to any Taxes of the Company or any of the Company Subsidiaries;
(l)   neither the Company nor any of the Company Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes, other than any commercial agreement the primary subject matter of which is not Taxes, and after the Closing Date, neither the Company nor any of the Company Subsidiaries will be bound by any such agreement or similar arrangement or have any liability thereunder for any amounts.
(m)   neither the Company nor any of the Company Subsidiaries has ever engaged in, consummated, or participated in any “listed transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b)(2);
(n)   neither the Company nor any of the Company Subsidiaries is a party to a gain recognition agreement under Section 367 of the Code;
(o)   neither the Company nor any of the Company Subsidiaries is required to include in income following the Closing any amount as a result of an election under Section 965(h) of the Code;
(p)   neither the Company nor any of the Company Subsidiaries are subject to Tax in any country other than their respective countries of incorporation or formation by virtue of having a permanent establishment or other place of business in that country, and in the past seven years, no claim has been made by a Governmental Entity in a jurisdiction where the Company or any of the Company Subsidiaries does not file Returns that the Company or any of the Company Subsidiaries, as the case may be, is or may be subject to taxation by that jurisdiction;
(q)   neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting or use of an improper method of accounting for any taxable period (or portion thereof) ending on or before the Closing Date; (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law); (iii) intercompany transactions or excess loss accounts described in

Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Tax law); (iv) installment sale or open transaction; or (v) prepaid amount received or deferred revenue; and
(r)   neither the Company nor any of the Company Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1297 of the Code).
Section 4.13   Intellectual Property.
(a)   Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof (specifying the owner thereof and the registration or application number if applicable) of all patents, copyright registrations, or registered trademarks, owned by the Company or any Company Subsidiary, and all pending applications therefor (collectively, “Registered Intellectual Property”). To the Knowledge of the Company, all Registered Intellectual Property owned by the Company or any Company Subsidiary is valid, subsisting and enforceable. The Company and each Company Subsidiary has taken commercially reasonable steps to maintain and protect such Registered Intellectual Property so as not to materially and adversely affect the validity or enforceability thereof.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of the Company Subsidiaries exclusively owns all right, title and interest in and to all Intellectual Property owned or purported by the Company to be owned by the Company or one of the Company Subsidiaries, or otherwise has a valid license to use, free and clear of all Liens, except for Permitted Liens, all other Intellectual Property required in the operation of its business as presently conducted (collectively, the “Company IP Rights”), and (ii) in the past three (3) years, no third Person has asserted or threatened to assert a claim in writing (or, to the Knowledge of the Company, otherwise) that the Company or any Company Subsidiary is infringing or misappropriating the Intellectual Property rights of such third Person.
(c)   To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned or purported by the Company or any of the Company Subsidiaries to be owned by them.
(d)   To the Knowledge of the Company, the Company and Company Subsidiaries are not infringing, misappropriating, or otherwise violating, and have not in the past six (6) years infringed, misappropriated, or otherwise violated, any Intellectual Property rights of any other Person.
(e)   The Company Systems are adequate in all material respects for the immediate and reasonably anticipated needs of the Company and the Company Subsidiaries. In the last three (3) years, there have been no material failures, breakdowns, continued substandard performance or other adverse events affecting any Company Systems that have caused any material disruption or material interruption in or to the conduct of the Company or Company Subsidiaries’ businesses that have not been remedied in all material respects.
(f)   To the Knowledge of the Company, in the last three (3) years, there have been no (and the Company or a Company Subsidiary has not received any written notices of any) actual or alleged material breaches of security (including theft and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person) (“Security Breaches”) of (i) the information stored or contained in or transmitted by the Company Systems, (ii) Personal Information collected, processed, stored or maintained by the Company or any Company Subsidiary, or (iii) any trade secrets included in the Company IP Rights, and the Company takes reasonable precautions to prevent any such Security Breaches. There are no pending or expected complaints, actions, fines or other penalties facing the Company or any Company Subsidiary in connection with any such Security Breaches. Neither the Company nor any Company Subsidiary has received any subpoenas, demands or other notices from any Governmental Entity investigating, inquiring into or otherwise relating to any actual or potential violation of any Data Protection Requirement and, to the Knowledge of the Company, neither the Company nor any Company Subsidiary is under investigation by any Governmental Entity for any violation of any Data Protection Requirement.

Section 4.14   Material Contracts.
(a)   Section 4.14(a) of the Company Disclosure Letter contains a list, as of the date hereof, of the following Contracts (each Contract set forth or required to be set forth on Section 4.14(a) of the Company Disclosure Letter, and each Contract entered into on or after the date hereof that would be required to be set forth on Section 4.14(a) of the Company Disclosure Letter if entered into prior to the date hereof, a “Material Contract”) to which the Company or a Company Subsidiary is party or by which they or any of their respective assets are bound:
(i)   Contracts (A) involving commitments by the Company or any Company Subsidiary to make payments in excess of $3,000,000 in any twelve-month period or $5,000,000 during the period commencing on the Balance Sheet Date and ending on the end of the term of such Contract or (B) involving payments by the Company or any Company Subsidiary in excess of $3,000,000 in the twelve-month period ending on the Balance Sheet Date, in each case that cannot be terminated without penalty by the Company or any Company Subsidiary upon ninety (90) days’ or less prior notice, other than Airport Leases or Contracts contemplated by clause (iv), below;
(ii)   Contracts relating to any acquisition or disposition of any business, Equity Interests, assets, rights or properties (whether by merger, stock or asset purchase or otherwise, and including any option to acquire) pursuant to which any of the Company or any Company Subsidiary has (A) any unfulfilled obligation to pay any purchase price thereunder in excess of $1,000,000, (B) any deferred purchase price, “earn-out”, purchase price adjustment or similar contingent purchase price payment obligation, or (C) any material indemnification obligations or other material performance obligations outstanding;
(iii)   Contracts (A) involving commitments to make payments to the Company or any Company Subsidiary in excess of $3,000,000 in any 12-month period or $5,000,000 during the period commencing on the Balance Sheet Date and ending on the end of the term of such Contract or (B) involving payments to the Company or any Company Subsidiary in excess of $3,000,000 in the twelve-month period ending on the Balance Sheet Date;
(iv)   Contracts for capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services (other than purchase orders for inventory or supplies in the ordinary course of business) to be made by the Company or any Company Subsidiary in excess of $3,000,000 individually or $5,000,000 in the aggregate, for any single project or series of related projects, other than Airport Leases;
(v)   Contracts that (A) prohibit or restrict the payment of dividends or distributions with respect to the Equity Interests of the Company or any Company Subsidiary, (B) prohibit or restrict the pledging of any Equity Interests of the Company or any Company Subsidiary, or (C) prohibit or restrict the issuance of guarantees by the Company or any Company Subsidiary;
(vi)   Contracts between the Company or any Company Subsidiary, on the one hand, and Seller, MIC Hawaii or any Affiliate of Seller (other than the Company or any Company Subsidiary), on the other hand, in effect or under which there are any outstanding obligations on the date hereof or will be in effect after giving effect to the Reorganization or which will have any outstanding obligations as of or following the Reorganization;
(vii)   Contracts that (x) materially restrain, limit or impede the Company’s or the Company Subsidiaries’ ability to compete with or conduct any business or line of business, (y) contain a “most-favored-nation” provision or similar obligation, any right of first refusal, right of first offer or similar right, or (z) require the Company or any of the Company Subsidiaries to transact exclusively with any supplier of fuel or other material supplier;
(viii)   Contracts (A) for the employment or engagement of any officer, individual employee, or other Person on a full-time basis who cannot be dismissed immediately without notice and without liability or obligation of any kind whatsoever with an annual base compensation in excess of $200,000, (B) requiring the severance payments or payments upon a change-in-control in excess of $200,000 annually, or (C) for the engagement of any individual independent contractor to whom the Company or any Company Subsidiary has made payments in excess of $200,000 in the twelve-month period ending on the Balance Sheet Date or to whom the Company has committed to make payments to in excess of $200,000 following the Balance Sheet Date;
(ix)   Contracts with respect to indebtedness for borrowed money of the Company or any Company Subsidiary (including any contracts for Funded Indebtedness);
(x)   Contracts involving a material loan (other than accounts receivable owing from trade debtors in the ordinary course of business) or material advance to (other than travel and entertainment advances to the employees of the Company and any of the Company Subsidiaries extended in the ordinary course of business), or material investment in, or by which the Company or any Company Subsidiary has guaranteed any material Liability or obligation of, any Person or any Contract relating to the making of any such loan, advance or investment;
(xi)   (A) Government Contracts with any national or federal Governmental Entity, and (B) material Government Contracts with any other Governmental Entity;
(xii)   partnership, joint venture, strategic alliance, joint development or similar Contracts;
(xiii)   Contracts relating to the licensing of any Company IP Rights, whether granted to or by the Company or one of the Company Subsidiaries (other than (A) licenses for commercially available or off-the-shelf software with a replacement cost or annual license, maintenance or subscription fee of less than $200,000 in the aggregate; (B) where such license or grant is immaterial to the business of the Company and Company Subsidiaries; (C) licenses of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms; (D) non-exclusive licenses of Intellectual Property owned by the Company or a Company Subsidiary granted to customer or vendors in the ordinary course of business; (E) where Intellectual Property is implicitly licensed; and (F) rights or licenses granted pursuant to standard form employment or similar agreements with employees or contractors entered into in the ordinary course of business);
(xiv)   Contracts for management services, financial advisory or similar arrangements that will not terminate at the Closing without further liability to or obligations of the Company or the Company Subsidiaries, other than such Contracts that have terminated but have customary indemnification or confidentiality provisions that remain operative;
(xv)   Contracts involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute and involving any outstanding payment obligations or containing any restrictions on the operations of the Company or any Company Subsidiary other than any confidentiality, release or non-disparagement provisions;
(xvi)   Airport Leases at any of the top 20 airports, ranked by 2019 EBITDA (the “Top 20 Locations”), at which the Company or any of the Company Subsidiaries operates (each, a “Material Airport Lease”); and
(xvii)   Labor Agreements.
Notwithstanding anything in this Section 4.14, “Material Contracts” shall not include any Contract that will be fully performed or satisfied as of or prior to Closing, or to which neither the Company nor any Company Subsidiary will be a party as of the Closing.
(b)   True and complete copies of all Material Contracts (including any amendments, supplements or other modifications thereto) have been made available to Purchaser. All of the Material Contracts are valid, binding and enforceable against the Company and each Company Subsidiary (to the extent party thereto) and, to the Knowledge of the Company, enforceable by the Company and each Company Subsidiary (to the extent party thereto) against the other parties thereto, in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and by general equitable principles). Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) the Company and each Company Subsidiary (to the extent party thereto) and, to the Knowledge of the Company, each other party thereto is in material compliance with the terms of each Material Contract, and (ii) none of the Company, any Company Subsidiary (to the extent party thereto) or, to the Knowledge of the Company, the other parties thereto is in material default or breach under any Material Contract. As of the date hereof, neither the Company nor any Company Subsidiary has received written (or to the Knowledge of the Company, oral) notice of any material default or breach of, or any intention to cancel, terminate or not renew, or to renegotiate (other than renegotiations of Contracts that are expiring pursuant to their terms, in connection with the renewal or extension thereof) any material terms of, any Material Contract.
Section 4.15   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is, and since December 31, 2019 has been, in compliance with all applicable Environmental Laws, (ii) the Company and each Company Subsidiary has obtained, and is, and since December 31, 2019 has been, in compliance with, all Permits required to be obtained by the Company or each Company Subsidiary under applicable Environmental Laws in connection with the operation of its properties, assets and business as currently conducted, (iii) there are no written Actions pending, and the Company has received no written threat of any Action, by any Governmental Entity or other Person against the Company or any Company Subsidiary in connection with the past or present operations of the business, properties or assets of the Company or any of the Company Subsidiaries under any Environmental Law, (iv) neither the Company, nor any of the Company Subsidiaries, nor their respective predecessors or Affiliates, have treated, stored, disposed or arranged for disposal of, transported, handled, generated, manufactured, distributed, exposed any Person to or released any Hazardous Materials, so as to give rise to any Liabilities for the Company or any Company Subsidiary under Environmental Laws, (v) neither the Company nor any Company Subsidiary has assumed, provided an indemnity with respect to, or otherwise become subject to Liabilities of any other Person arising under Environmental Laws, (vi) neither the Company nor any Company Subsidiary has settled, compromised, or taken or allowed any other action or inaction, in each case, that has voided, cancelled, reduced or limited, or would reasonably be expected to void, cancel, reduce or limit, its coverage or expected recovery under environmental indemnities granted in connection with the BEC Agreement and the IMTT Agreement; and (vii) neither this Agreement nor the consummation of the transactions contemplated under this Agreement will require filings, approvals or other actions pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. or the Connecticut Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq.; and (viii) Seller, the Company, and MIC Global Services, LLC have furnished to Purchaser copies of all material environmental assessments, audits and reports in their possession or reasonable control relating to the Company, any Company Subsidiary, or their respective past or current properties, facilities or operations.
Section 4.16   Real Property.   The Company and the Company Subsidiaries do not own any real property. Section 4.16 of the Company Disclosure Letter contains a true and complete list of all (a) material real property leased by the Company or a Company Subsidiary other than pursuant to an Airport Lease, and all real property leased by the Company or a Company Subsidiary pursuant to a Material Airport Lease (the “Leased Real Property”) and (b) the leases with respect to such Leased Real Property (other than Airport Leases) (collectively, the “Real Property Leases”) to which the Company or any of the Company Subsidiaries is a party (as lessee, sublessee, sublessor or lessor). True and correct copies of such Real Property Leases have been made available to Purchaser. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid leasehold interests or other rights to use all of the Leased Real Property that is necessary to permit the Company and the Company Subsidiaries to conduct their business as and where currently conducted, in each case free and clear of all Liens, except Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in default under any Real Property Lease, and (ii) to the Knowledge of the Company, no other party to any Real Property Lease is in default under any such Real Property Lease.
Section 4.17   Certain Business Practices.
(a)   Except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, since December 31, 2019, (i) neither the Company nor any Company Subsidiary, and none of their respective directors, officers, employees, agents, or representatives (acting on behalf of the Company or any Company Subsidiary) has directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any Person to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage, or otherwise violated any applicable Anti-Corruption Law, and (ii) the Company has adhered to policies, procedures, and a system of internal controls as required by, and adequate to ensure compliance with, applicable Anti-Corruption Laws.
(b)   Except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, since December 31, 2019, neither the Company nor any Company Subsidiary, and none of their respective directors, officers, employees, agents, or representatives (i) has been or is a Sanctioned Person, (ii) has transacted business with or for the benefit of any Sanctioned Person in violation of Sanctions, or (iii) has otherwise violated applicable Sanctions or Ex-Im Laws.
Section 4.18   Information in Proxy Statement.   None of the information contained or incorporated by reference in the Proxy Statement (except to the extent amended or supplemented by the Company, in which case this Section 4.18 shall apply to such information as so amended or supplemented), as of the date it is first mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act. No representation or warranty is made by the Company as to the accuracy of any financial projections or forward-looking statements, or with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied to the Company in writing by Purchaser or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 4.19   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, (b) neither the Company nor any Company Subsidiary is in breach of or default under, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any such policy, (c) no written notice of material default, termination, cancellation, invalidation or nonrenewal has been received by the Company or any Company Subsidiary and (d) all premiums due have been paid. To the Knowledge of the Company, there are no pending claims by the Company or any Company Subsidiary to which the insurers have denied coverage or otherwise reserved rights.
Section 4.20   Broker’s or Finder’s Fees.   Except for the fees of the Financial Advisors (whose fees and expenses shall be paid by the Company in accordance with its agreements with the Financial Advisors), no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from the Company, any Company Subsidiary or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.
Section 4.21   Exclusivity of Representations.   Notwithstanding anything herein to the contrary, it is the explicit intent of the parties hereto, and the parties hereto hereby agree, that the representations and warranties made by the Company in this Article IV [(Representations and Warranties of the Company)] (as modified by the Company Disclosure Letter) are the exclusive representations and warranties made by the Company or any other Person with respect to the Company and the Company Subsidiaries (other than Seller in accordance with Article III [(Representations and Warranties of Seller)] and in any certificate, instrument or document delivered pursuant hereto), including the businesses and assets of each of them or the transactions contemplated by this Agreement. The Company and Seller hereby disclaim any other express or implied, written or oral, representations or warranties with respect to the Company, any Company Subsidiary, the businesses and assets of the Company and the Company Subsidiaries, the Surviving Company Common Stock and the transactions contemplated by this Agreement or any transactions contemplated by any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth herein (including the representations and warranties set forth in Article III [(Representations and Warranties of Seller)], this Article IV [(Representations and Warranties of the Company)] and in any certificate, instrument or document delivered hereunder), the condition of the businesses and assets of the Company and the Company Subsidiaries and the Surviving Company Common Stock shall be “as is”, “where is” and “with all faults” and neither the Company nor Seller makes any warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to the businesses and any of the assets of the

Company or any Company Subsidiary or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Neither the Company, Seller nor any other Person is, directly or indirectly, making any representations or warranties regarding any pro forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of the Company or any of the Company Subsidiaries made, communicated or furnished (orally or in writing) to Purchaser or its Affiliates or their respective Representatives (including any opinion, information, projection or advice in any management presentation or the confidential information memorandum provided to Purchaser and its Affiliates and their respective Representatives), and the Company and Seller hereby disclaim all Liability and responsibility for any such information and statements. It is understood that any Due Diligence Materials made available to Purchaser or its Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of the Company, Seller or their respective Affiliates or their respective Representatives or otherwise modify or affect the representations and warranties made by the Company and Seller in this Agreement and in any certificate, instrument or document delivered hereunder.
Section 4.22   Sufficiency of Assets.
(a)   Except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, the personal property, properties, assets, interests and rights owned, licensed, or leased by the Company and the Company Subsidiaries, include all personal property, properties, assets, interests and rights used or held for use in connection with, or necessary for, the conduct of the business of the Company and the Company Subsidiaries (but excluding for the avoidance of doubt, the business of MIC Hawaii and its Subsidiaries) (the “Business”), necessary and sufficient for the continued conduct of the Business after the Closing, including after giving effect to the Reorganization, in substantially the same manner as of the date of this Agreement.
(b)   Except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid title to, or a valid leasehold interest in, all tangible personal property and other real or tangible assets, including any Equity Interest in any Company Subsidiary and the real or tangible properties, equipment and assets used or held for use by the Company and the Company Subsidiaries, located on the Leased Real Property, or shown on the Atlantic Audited Financial Statements or acquired after the date thereof, free and clear of all Liens other than Permitted Liens, except for properties and assets (which are not material individually or in the aggregate) disposed of in the ordinary course of business since March 31, 2021.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth in the disclosure letter delivered by Purchaser to Seller (the “Purchaser Disclosure Letter”) in connection with this Agreement, Purchaser hereby represents and warrants to Seller on the date hereof as follows:
Section 5.1   Due Organization, Good Standing and Corporate Power.   Purchaser is a Delaware limited liability company duly organized and validly existing under the Laws of the State of Delaware and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction, including its jurisdiction of organization, in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser has delivered prior to the date hereof to the Company copies of its Constituent Documents, as amended and in full force and effect as of the date hereof. Purchaser is not in violation of any of the provisions of its Constituent Documents.
Section 5.2   Authorization; Noncontravention.
(a)   Purchaser has the requisite limited liability company power and authority and has taken all limited liability company action necessary to execute and deliver this Agreement and all other instruments and agreements to be delivered by Purchaser as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Purchaser and all other instruments and agreements to be delivered by Purchaser as contemplated hereby, the consummation by Purchaser of the transactions contemplated hereby and thereby and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized and approved by all necessary limited liability company action. This Agreement has been, and all other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby shall be, duly executed and delivered by Purchaser. Assuming that this Agreement constitutes a valid and binding obligation of Seller and the Company, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.
(b)   The execution and delivery by Purchaser of this Agreement and all other instruments and agreements to be delivered by Purchaser as contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any provisions of the Constituent Documents of Purchaser, (ii) conflict with, result in a breach of, or constitute a default under, or result in the acceleration of any obligation or loss of any benefits under, any Contract or other instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound or (iii) subject to any consents, approvals, authorizations, declarations, filings and notices required under any Antitrust Laws or set forth in Section 5.3 of the Purchaser Disclosure Letter, contravene any Law or any Order applicable to Purchaser or by which any of its properties or assets are bound, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults or accelerations which, or such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
Section 5.3   Consents and Approvals.   Assuming all filings required under the Antitrust Laws are made and any waiting periods thereunder have been terminated or expired, no consent of or filing with any Governmental Entity or any other Person, must be obtained or made in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement.
Section 5.4   Compliance with Laws.   Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, Purchaser is in compliance with all Laws and Orders applicable to it. Neither Purchaser nor any of its officers, managers, directors or, to the Knowledge of Purchaser, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Purchaser is a Person that is, or is owned or controlled by Persons that are, (i) the target of any Sanctions, or (ii) a Sanctioned Person. Purchaser will not make any payments under this Agreement using funds related to any activities, business, or transaction involving or with any person that is the target of Sanctions or any Sanctioned Person, or in any manner that would result in the violation of any applicable Sanctions. Neither Purchaser nor any of its officers, managers, directors or, to the Knowledge of Purchaser, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Purchaser is or has been in the past five (5) years in violation of Sanctions or is engaged in any activity that would reasonably be expected to result in Purchaser being designated as a target of Sanctions. Neither Purchaser nor any of its officers, managers, directors or, to the Knowledge of Purchaser, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Purchaser is subject to any pending or threatened (in writing) investigations or proceedings with respect to Sanctions.
Section 5.5   Litigation.   There is no Action pending or, to the Knowledge of Purchaser, threatened, against or affecting Purchaser, or any of its properties or rights, which would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
Section 5.6   Financing.
(a)   At the Closing, assuming the Financing is funded in accordance with the terms and conditions of the Debt Commitment Letter and Equity Commitment Letters, Purchaser shall have the financial capability and sufficient unrestricted funds available (through cash on hand, unrestricted cash available to them under the Financing or otherwise) necessary to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, including to enable them to make all payments under Section 2.2 [(Purchase Price; Delivery of Funds; Payment of Indebtedness)], pay all other amounts to be paid or repaid by Purchaser under this Agreement (whether payable on or after the Closing) and, pay all of Purchaser’s and its Affiliates’ fees and expenses associated with the transactions contemplated by this Agreement (including under the Financing). The obligations of Purchaser under this Agreement are not contingent on the availability of financing. Concurrently with the execution of this Agreement, Purchaser has delivered to the Company correct and complete copies (expressly subject to the confidentiality obligations set forth in Section 6.2) of (i) an executed equity commitment letter addressed to Purchaser, dated as of the date hereof (the “Equity Commitment Letter”), from the Guarantors to provide equity financing in accordance with the terms of the Equity Commitment Letter (the “Equity Financing”) and (ii) an executed debt commitment letter and each executed fee letter and, if applicable, engagement letter associated therewith (provided, that provisions in the fee or engagement letter related solely to fees, pricing economic terms and economic portions of the “market flex” provisions agreed to by the parties may be redacted in a customary manner (none of which redacted provisions adversely affect the availability of, or impose additional restrictions on the availability of, the Debt Financing)), dated as of the date hereof (such commitment letter(s), including all exhibits, schedules, annexes, supplements and amendments thereto and each such fee letter and engagement letter, collectively, the “Debt Commitment Letter”), providing the terms and conditions upon which the Debt Financing Sources have committed to provide debt financing in accordance with the terms of the Debt Commitment Letter (the “Debt Financing”, and together with the Equity Financing, the “Financing”). Each of the Company and Seller is an express third-party beneficiary of the Equity Commitment Letter as specified therein. The Equity Commitment Letter in the form so delivered is, and the Debt Commitment Letter in the form so delivered is (as to Purchaser and, to the Knowledge of Purchaser, the other parties thereto), valid and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). As of the date hereof, the commitments with respect to the Debt Commitment Letter and the Equity Commitment Letter have not been withdrawn, terminated or otherwise amended or modified in any respect (subject to any applicable “flex” provisions under the Debt Commitment Letter or related fee letter (which, in any event, do not add or increase any conditions to availability of the applicable Financing)) and no withdrawal, termination, amendment or modification is contemplated or pending, and no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to, constitute a default or breach on the part of Purchaser, the Guarantors, their respective Affiliates, or, to the Knowledge of Purchaser, any other Person, under any term or condition of the Equity Commitment Letter or the Debt Commitment Letter. As of the date hereof, the Equity Commitment Letter and the Debt Commitment Letter (together with any fee letter and/or engagement letter referred to therein) constitute the entire and complete agreement between the parties thereto with respect to the financings contemplated thereby, and, except as set forth, described or provided for in the Equity Commitment Letter and the Debt Commitment Letter (subject to any applicable “flex” provisions under the Debt Commitment Letter or related fee letter (which, in any event, do not add or increase any conditions to the funding of the applicable Financing)), (x) there are no (A) conditions precedent to the obligations of the Guarantors to fund the Equity Financing, or (B) conditions precedent to the respective obligations of the Debt Financing Sources to provide the Debt Financing, and (y) there are no contractual contingencies or other provisions under any agreement (including any side letters) relating to the transactions contemplated by this Agreement (or otherwise) to which Purchaser or any of its Affiliates is a party that would permit the Guarantors or any of the Debt Financing Sources to reduce the total amount of the Equity Financing or the Debt Financing, respectively, or impose any additional condition precedent to the availability of the Equity Financing or the Debt Financing, respectively. As of the date hereof, assuming the satisfaction in full of the closing conditions set forth in Section 7.1 [(Conditions to the Obligations of Each Party)] and Section 7.2 [(Conditions to the Obligations of Purchaser)], Purchaser has no reason to believe that any of the conditions to the Financing will not be satisfied on a timely basis or that the funding contemplated in the Financing will not be made available to Purchaser on a timely basis in order to consummate the transactions contemplated by this Agreement. Purchaser has fully paid any and all commitment fees, if any, or other fees required by the Equity Commitment Letter and the Debt Commitment Letter to be paid as of the date hereof. The aggregate proceeds of the Financing, when funded in accordance with the Equity Commitment Letter and the Debt Commitment Letter, will provide financing to Purchaser, together with any other sources of immediately available unrestricted funds that are accessible by Purchaser, sufficient to pay all amounts to be paid by Purchaser at the Closing, and all of Purchaser’s and its Affiliates’

fees and expenses associated with the transactions contemplated by this Agreement. None of Purchaser or any of its Subsidiaries or Affiliates (for purposes of this Section 5.6, Affiliates shall be deemed to include each direct or indirect investor in Purchaser) have entered into any Contract at the direction or on behalf of such Person prior to the date hereof prohibiting or seeking to prohibit any bank or investment bank or other potential provider of debt financing, from providing or seeking to provide debt financing or financial advisory services to any person in connection with a transaction relating to the Company or the Company Subsidiaries in connection with the transactions contemplated hereby.
(b)   Concurrently with the execution of this Agreement, Purchaser has delivered the duly executed Guarantee to Seller and the Company. The execution, delivery and performance by the Guarantors of the Guarantee have been duly and validly authorized by all necessary limited partnership, corporate or other similar action. The Guarantee is in full force and effect and is a legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor’s right generally, and by general equitable principles). The obligations and commitments contained in the Guarantee have not been withdrawn or rescinded in any respect and as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or violation of, or default under, the Guarantee.
Section 5.7   Solvency.   Purchaser is not entering the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser or any of its Affiliates. Immediately after giving effect to the transactions contemplated hereby, assuming (a) the accuracy of the representations and warranties of Seller and the Company set forth in this Agreement (without giving effect to any “materiality”, “Company Material Adverse Effect” or similar qualifications or exceptions), (b) the satisfaction of each of the conditions to Purchaser’s obligation to consummate the transactions contemplated hereby, (c) the consummation of the financing transactions contemplated by the Commitment Letters on the terms thereof as in effect on the date hereof and (d) the estimates, projections or forecasts provided by or on behalf of Seller or the Company to Purchaser prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, the Company and the Company Subsidiaries shall be Solvent and shall have adequate capital to carry on their respective businesses.
Section 5.8   Interests in Competitors.   Neither Purchaser nor any other Purchaser Bound Entity competes directly in any markets or market segments within the lines of business of the Company or any of the Company Subsidiaries.
Section 5.9   Information in Proxy Statement.   None of the information supplied or to be supplied by Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement (except to the extent amended or supplemented by Purchaser, in which case this Section 5.9 shall apply to such information as so amended or supplemented), as of the date it is first mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.
Section 5.10   Investment Intent.
(a)   Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributions or selling the Shares in violation of the federal securities Laws or any applicable foreign or state securities Law.
(b)   Purchaser qualifies as an “accredited investor”, as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.
(c)   Purchaser understands that the acquisition of the Shares to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Purchaser and its officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement, and Purchaser can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of its investment in the Shares to be acquired by it pursuant to the transactions contemplated hereby.
(d)   Purchaser understands that the Shares to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. Purchaser acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom. Purchaser acknowledges that there is no public market for the Shares and that there can be no assurance that a public market shall develop.
Section 5.11   Broker’s or Finder’s Fees.   No agent, broker, Person or firm acting on behalf of Purchaser is, or shall be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto.
Section 5.12   Acknowledgment by Purchaser; Company’s Liability.   Purchaser has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, technology and prospects the Company and the Company Subsidiaries, which investigation, verification, review and analysis was conducted by Purchaser and its Affiliates and, to the extent Purchaser deemed appropriate, by Purchaser’s Representatives. Without limiting any of specific representations and warranties of Seller set forth in Article III [(Representations and Warranties of Seller)] and of the Company set forth in Article IV [(Representations and Warranties of the Company)] (as modified by the Company Disclosure Letter) or any certificate, instrument or document delivered hereunder, Purchaser acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, verification, review and analysis and not on any factual representations or opinions of Seller, the Company or any of their respective Representatives (except the specific representations and warranties of Seller set forth in Article III [(Representations and Warranties of Seller)] and of the Company set forth in Article IV [(Representations and Warranties of the Company)] and any certificate, instrument or documented delivered hereunder). Without limiting any of the specific representations and warranties of Seller set forth in Article III [(Representations and Warranties of Seller)] and of the Company set forth in Article IV [(Representations and Warranties of the Company)] (as modified by the Company Disclosure Letter) or any certificate, instrument or document delivered hereunder or any other rights set forth in this Agreement, Purchaser acknowledges and agrees, to the fullest extent permitted by Law, that:
(a)   none of Seller, the Company, any of their respective Subsidiaries or any of their respective directors, officers, partners, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors or Representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth in management presentations relating to Seller, the Company or their respective Subsidiaries made available to Purchaser, its Affiliates or its Representatives, in materials made available in any “data room” (virtual or otherwise), including any cost estimates delivered or made available, financial projections or other projections, in presentations by the management of Seller, the Company or any of their respective Subsidiaries, in “break-out” discussions, in responses to questions submitted by or on behalf of Purchaser, its Affiliates or its Representatives, whether orally or in writing, in materials prepared by or on behalf of Seller or the Company, or in any other form (such information, collectively, “Due Diligence Materials”), (ii) any information delivered or made available pursuant to Section 6.1(a) [(Access to Information Concerning Properties and Records)], or Section 6.18 [(Financing)], or (iii) the pro-forma financial information, projections or other forward-looking statements of Seller, the Company or any of their respective Subsidiaries, in each case in expectation or furtherance of the transactions contemplated by this Agreement;
(b)   none of Seller, the Company, their respective Subsidiaries or any of their respective directors, officers, partners, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors, Representatives or any other Person shall have any Liability or responsibility whatsoever to Purchaser or its directors, officers, employees, Affiliates, controlling Persons, agents or Representatives on any basis

(including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including set forth in management summaries relating to Seller or the Company provided to Purchaser, in materials made available in the Company’s “data room” (virtual or otherwise), in presentations by Seller’s or the Company’s management or otherwise), to Purchaser or its directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom);
(c)   without limiting the generality of the foregoing, neither Seller nor the Company makes any representation or warranty regarding any third party beneficiary rights or other rights which Purchaser might claim under any studies, reports, tests or analyses prepared by any third parties for Seller, the Company or any of their respective Affiliates, even if the same were made available for review by Purchaser or its Representatives; and
(d)   without limiting the generality of the foregoing, Purchaser expressly acknowledges and agrees that none of the documents, information or other materials provided to it at any time or in any format by Seller, the Company or any of their respective Affiliates or Representatives constitute legal advice, and Purchaser waives all rights to assert that it received any legal advice from Seller, the Company, any of their respective Affiliates, Representatives or counsel, or that it had any sort of attorney-client relationship with any of such Persons.
Section 5.13   Exclusivity of Representations.   The representations and warranties made by Purchaser in this Article V are the exclusive representations and warranties made by Purchaser. Purchaser hereby disclaims any other express or implied representations or warranties with respect to itself.
ARTICLE VI
COVENANTS
Section 6.1   Access to Information Concerning Properties and Records.
(a)   During the period commencing on the date hereof and ending at the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 8.1 [(Termination)], except as prohibited by applicable Law, the Company shall, and shall cause the Company Subsidiaries to, upon reasonable prior notice and during regular business hours, afford Purchaser and its Representatives reasonable access to the Representatives, material properties, books and records of the Company and the Company Subsidiaries to the extent reasonably necessary for Purchaser to familiarize itself with such properties and other matters; provided, that (x) such access shall not unreasonably disrupt the operations of the Company or its Subsidiaries and Purchaser shall use its commercially reasonable efforts to minimize any such disruption, (y) such access shall be in compliance with, and subject to, all applicable safety requirements of Seller, the Company, and the Company Subsidiaries, including with respect to COVID-19 and those imposed in connection with any civil unrest, and (z) the Company shall be entitled to have representatives present in connection with all such access. Notwithstanding anything to the contrary contained in this Agreement, the Company and/or the Company Subsidiaries shall not be required to (A) provide any information or access that the Company reasonably believes could violate applicable Law, including Antitrust Laws and data protection Laws, rules or regulations or the terms of any applicable confidentiality obligation or cause forfeiture of attorney-client privilege (provided, that in the event that the restrictions in this clause (A) apply, the Company shall notify Purchaser of any such restrictions and the request to which they apply and thereafter, the Company shall use commercially reasonable efforts to provide or cause to be provided to Purchaser such access or information in a manner that would not be reasonably likely, in the reasonable determination of the Company’s counsel, to result in any such violation or forfeiture), (B) provide any information relating to the sale process, bids received from other Persons in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids, or (C) conduct, or permit Purchaser or any of its Representatives to conduct, any Phase I or Phase II environmental site assessment or investigation or other environmental sampling relating to any real property owned by or leased to the Company and/or the Company Subsidiaries. Purchaser acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, all documents, materials, communications, analyses and other information relating to the sale process, and bids received from Purchaser and other Persons in connection with the transactions contemplated by this Agreement that are in the possession of Seller, the Company or any of their respective Subsidiaries as of the date hereof and through the Closing will be transferred to Seller prior to or as of the Closing and Seller shall not be required to grant access to such documents, materials and other information to Purchaser or any of their respective Affiliates at any time, and such documents, materials and other information shall not be deemed Confidential Information. Prior to any entry upon or physical inspection of any location pursuant to this Section 6.1, Purchaser shall execute and deliver to the Company an access and indemnity agreement in a commercially reasonable form to be provided by the Company promptly after the date hereof and shall provide evidence of liability insurance coverage reasonably acceptable to the Company.
(b)   Purchaser hereby agrees that neither it nor any of the Purchaser Bound Entities is authorized to, and shall not (and shall not permit any of its Purchaser Bound Entities, employees, counsel, accountants, consultants, financing sources and other authorized Representatives to, on its behalf), other than in the ordinary course of business unrelated to the transactions contemplated by this Agreement, contact any competitor, supplier, distributor or customer of the Company or any of its Subsidiaries, prior to the Closing without the Company’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed); provided, that nothing in this Section 6.1(b) shall prohibit Purchaser and its financing sources from approaching banks and other financial institutions that have existing relationships with the Company and the Company Subsidiaries in connection with their potential or actual participation in the Financing, subject to such banks and financial institutions agreeing to be bound by confidentiality standards equal to or more stringent than those under which Purchaser is bound pursuant to this Agreement.
Section 6.2   Confidentiality.   Information obtained by Purchaser and its Representatives in connection with the transactions contemplated by this Agreement shall be subject to the provisions of the Confidentiality Agreement. If this Agreement is terminated for any reason, the duration of the non-solicitation and non-hire provisions and the term of the Confidentiality Agreement shall be deemed extended, without further action by the parties, for a period of time equal to the time elapsed between the date such Confidentiality Agreement was initially signed and the date this Agreement is terminated. From and as of the Closing Date, the Confidentiality Agreement shall be deemed to have been terminated by the parties thereto as it relates to Material (as defined in the Confidentiality Agreement) that relates solely to the Company and the Company Subsidiaries and shall no longer be binding with respect thereto. For the avoidance of doubt, the Confidentiality Agreement shall survive in accordance with its terms (as extended by the second sentence of this Section 6.2) with respect to Material that relates to Seller, Macquarie Terminal Holdings LLC, MIC Hawaii, MIC Renewable Energy Holdings LLC and their respective Subsidiaries (other than the Company and the Company Subsidiaries). Notwithstanding anything herein to the contrary, Purchaser shall not, shall cause the Company and the Company Subsidiaries not to, and shall direct their respective Affiliates and Representatives not to, disclose any Confidential Information that relates to any Derivative Litigation without the prior written consent of the defendants in such Derivative Litigation; provided, that notwithstanding the foregoing, if Purchaser, the Company, any Company Subsidiaries or their respective Affiliates or Representatives are requested or required to disclose (after such party has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with such defendants, as applicable, about such Person’s intention to make, and the proposed contents of, such disclosure) any of such Confidential Information pursuant to applicable Law (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), (x) Purchaser shall, shall cause the Company or any Company Subsidiaries to, or shall direct such Affiliate or Representative to, provide such defendants, as applicable, with prompt written notice of such request so that such defendants, as applicable, may seek an appropriate protective order or other appropriate remedy, (y) at any time that such protective order or remedy has not been obtained, Purchaser, the Company, any Company Subsidiaries or their respective Affiliates or Representatives, may disclose only that portion of the Confidential Information which such Person is legally required to disclose or of which disclosure is required to avoid sanction for contempt or any similar sanction by a Governmental Entity with competent jurisdiction, and (z) such party shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information so disclosed.
Section 6.3   Conduct of Business by the Company Pending the Closing.
(a)   The Company and Seller agree that, except (i) as set forth in Section 6.3(a) of the Company Disclosure Letter, (ii) as may be expressly required by or expressly provided for in this Agreement, (iii) as required by applicable Law, a Governmental Entity or Airport Authority, or any Contract to which the

Company or any Company Subsidiary is bound and which has been made available to Purchaser, (iv) to take such reasonable action as is necessary in the event of an emergency, disaster, catastrophe, or other similar emergency condition to protect life, property or the environment or comply with public health requirements or (v) with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed; provided, that the consent of Purchaser shall be deemed to have been given if Purchaser does not object within five (5) Business Days from the date on which written request for such consent reasonably describing the subject matter is provided by the Company to Purchaser, so long as all reasonable questions of Purchaser regarding such matter timely delivered to the Company have been answered during such period, based on information held by the Company and the Company Subsidiaries at such time, to the reasonable satisfaction of Purchaser), during the period commencing on the date hereof and ending at the earlier of (A) the Closing and (B) termination of this Agreement pursuant to Section 8.1 [(Termination)], the Company shall, and shall cause the Company Subsidiaries to and to the extent applicable, Seller shall cause the Company and the Company Subsidiaries to, conduct its and their respective operations in all material respects in the ordinary course of business materially consistent with past practice and use its and their commercially reasonable efforts to (w) preserve intact its and their respective business organizations, (x) maintain their assets and properties (including all of its leased real property) materially consistent with past practice, (y) keep available the services of their executive officers and (z) maintain in all material respects goodwill and satisfactory relationships with Persons having business relationships with them, including all Governmental Entities and Airport Authorities.
(b)   In furtherance and not in limitation of Section 6.3(a), the Company and Seller agree that during the period commencing on the date hereof and ending at the earlier of (x) the Closing and (y) termination of this Agreement pursuant to Section 8.1 [(Termination)], except (A) as set forth in Section 6.3(b) of the Company Disclosure Letter, (B) as may be expressly required by or expressly provided for in this Agreement, (C) as is required to consummate the Reorganization pursuant to the express terms set forth on Section 1.2 of the Disclosure Letter, (D) as required by applicable Law, a Governmental Entity or Airport Authority, or any Contract to which the Company or any Company Subsidiary is bound and which has been made available to Purchaser prior to the date hereof; provided, that the Company shall provide Purchaser with notice of such action taken as soon as reasonably practicable thereafter, (E) to take such reasonable action as is necessary in the event of an emergency, disaster, catastrophe, or other similar emergency condition to protect life, property or the environment or comply with public health requirements; provided, that the Company shall provide Purchaser with notice of such action taken as soon as reasonably practicable thereafter or (F) with the prior written consent of Purchaser; provided, that the consent of Purchaser shall be deemed to have been given if Purchaser does not object within five (5) Business Days from the date on which written request for such consent reasonably describing the subject matter is provided by the Company to Purchaser, so long as all reasonable questions of Purchaser regarding such matter timely delivered to the Company have been answered during such period, based on information held by the Company and the Company Subsidiaries at such time, to the reasonable satisfaction of Purchaser, the Company shall not, and shall cause the Company Subsidiaries not to (and to the extent applicable, Seller shall cause the Company and the Company Subsidiaries not to), effect any of the following:
(i)   make any change in or amendment to its Constituent Documents;
(ii)   issue, pledge, suffer a Lien or sell, or authorize the issuance, pledge, existence of a Lien or sale of, any units, membership interests, partnership interests or capital stock or any other Equity Interests, as applicable, or issue, pledge, suffer a Lien or sell, or authorize the issuance, pledge, existence of a Lien or sale of, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or Contract with respect to the issuance or sale of, any units, membership interests, partnership interests, capital stock, or any other Equity Interests, as applicable; provided, that this clause (ii) shall not apply to any such actions taken by the Company with respect to its own capital stock prior to the consummation of the Reorganization;
(iii)   split, combine, adjust, subdivide, redeem or reclassify, or purchase or otherwise acquire, or make any commitments to do any of the foregoing with respect to, any units, shares of capital stock, membership interests, partnership interests or other Equity Interests, as applicable, other than any such purchases or redemptions by a wholly-owned Company Subsidiary with respect to such Company

Subsidiary’s own capital stock or other Equity Interests; provided, that this clause (ii) shall not apply to any such actions taken by the Company with respect to its own capital stock prior to the consummation of the Reorganization;
(iv)   sell, transfer, lease, sublease, license, abandon, let lapse or otherwise dispose of (x) any Airport Lease or (y) any assets, Equity Interest or properties for a purchase price in the aggregate in excess of $1,000,000, except (A) for inventory in the ordinary course of business consistent with past practice, (B) pursuant to Contracts in force on the date hereof and made available to Purchaser, (C) dispositions of obsolete or immaterial assets, (D) transfers among Company and its wholly-owned Company Subsidiaries, or (E) non-exclusive licenses of Intellectual Property granted in the ordinary course of business;
(v)   take any action (or fail to take any action) that would subject any of its material assets or properties to a Lien (other than a Permitted Lien) that will not be fully discharged at Closing without any Liability to the Company or any Company Subsidiary;
(vi)   declare, set aside or pay any stockholder or member or other Equity Interest holder any dividend or other distribution (whether in cash, Equity Interests or other assets or combination thereof) in respect of any Equity Interests or otherwise make any payments to the holders of Equity Interests of the Company or any Company Subsidiary, except for any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary;
(vii)   merge or consolidate with any other Person, except that a Company Subsidiary may merge with another wholly-owned Company Subsidiary (to the extent such merger does not have an adverse tax effect on the Company or any Company Subsidiary);
(viii)   amend in any material respect, cancel, terminate or initiate the termination of or waive any material right under, any Material Contract, Real Property Lease, or Airport Lease, or enter into a Contract which, had it been entered into prior to the date hereof, would have been a Material Contract, Real Property Lease, or Airport Lease; provided, however, that the Company and the Company Subsidiaries may, solely in the ordinary course of business, (x) allow any Material Contract, Real Property Lease or Airport Lease to expire in accordance with its terms or (y) enter into new Contracts, Real Property Leases or Airport Leases in replacement of existing Material Contracts, Real Property Leases or Airport Leases, or otherwise extend such Material Contracts, Real Property Leases or Airport Lease, in each case of this clause (y), that have expired in accordance with its terms prior to the date hereof or is scheduled to expire in accordance with its terms within six (6) months after the relevant date of determination, but only on terms that are not materially less favorable, in the aggregate, to the Company or any Company Subsidiary than such expiring Material Contract, Real Property Lease or Airport Lease;
(ix)   (A) incur or guarantee any indebtedness for borrowed money or obligations evidenced by bonds, notes or similar instruments, other than (1) intercompany indebtedness, (2) letters of credit or (3) borrowings under the Credit Agreement in an amount not to exceed $15,000,000 in the aggregate, in each case of subclauses (1) through (3) above, incurred in the ordinary course of business, (B) make any loans or advances to any other Person, other than loans and advances to wholly-owned Company Subsidiaries or employees consistent with past practice, (C) agree to any increase in the aggregate commitments outstanding under existing credit facilities (including with respect to letters of credit issued thereunder) or (D) cancel any Indebtedness payable to the Company or any Company Subsidiary (other than any intercompany Indebtedness owed by the Company or any Company Subsidiary to the Company or another wholly-owned Company Subsidiary), or waive any claims or rights to make any loan, advance or capital contribution to any Person;
(x)   except as may be required by Law, any Governmental Entity or under GAAP or other applicable accounting rules or standards, (1) make any material change in its methods, principles and practices of accounting, including tax accounting policies and procedures, (2) file any amendment to any Return, (3) settle or compromise any material Tax liability, (4) agree to any extension or waiver of the statute of limitations, (5) enter into any closing agreement with respect to any material amount of Taxes, or (6) take any action to surrender any right to claim a material Tax refund;

(xi)   (1) grant or agree to grant to any director, officer, employee or service provider of the Company or the Company Subsidiaries any material increase or decrease in wages, bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, (2) establish, adopt, or enter into any new Company Plan or amend or agree to amend in any material respect or terminate any existing Company Plans (or arrangements that would be an Employee Benefit Plan if in effect on the date of this Agreement), (3) enter into, adopt, amend, or terminate any Seller Plan, other than for modifications or amendments made to a Seller Plan that are generally applicable to all participants in such plan and would not increase the costs of the Company or the Company Subsidiaries, (4) terminate, or allow to be terminated, any Employee Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or other plan that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, except (A) in each case, as may be required under applicable Law, (B) in each case, required pursuant to the Employee Benefit Plans or Labor Agreements of the Company or the Company Subsidiaries in effect on the date hereof and (C) in each case in the ordinary course of business and consistent with past practice, including (i) for the establishing of a STIP or an annual incentive plan for any fiscal year beginning after the date hereof consistent with past practice, including making annual grants of Restricted Stock Units, (ii) for the granting of salary increases or decreases in connection with promotions or the granting of long-term incentive to new hires or in connection with promotions to individuals with an annual base salary not to exceed $200,000, in each case, consistent with past practice, (iii) for payment of any accrued or earned but unpaid compensation or (iv) pursuant to employment, retention, change-of-control or similar type Contracts existing as of the date hereof and made available to Purchaser prior to the date hereof; (5) grant any right to compensation, benefits or equity or equity-based incentive awards or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided under any Employee Benefit Plan (or arrangements that would be an Employee Benefit Plan if in effect on the date of this Agreement); or (6) terminate any employee or service provider (other than for cause) with an annual compensation in excess of $200,000;
(xii)   (i) negotiate, modify, terminate, extend, or enter into any Labor Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or the Company Subsidiaries except as required by applicable Law;
(xiii)   implement or announce any plant or office closings, reductions in force, or furloughs;
(xiv)   hire, engage, terminate (without cause), or furlough any employee with annualized compensation in excess of $500,000;
(xv)   transfer any employee into the Company or any Company Subsidiary from an Affiliate, or transfer any employee out of the Company or any Company Subsidiary to an Affiliate;
(xvi)   waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or individual independent contractor for any employee or independent contractor with annual base compensation in excess of $200,000;
(xvii)   pay, discharge, settle or satisfy any litigation, arbitration, proceeding, claim, Liability or other Action or obligation, other than (A) that would not result in any Liability in excess of $2,000,000 in the aggregate or such greater amount reserved therefor or reflected on the balance sheets included in the Interim Financial Statements (excluding any such payment, discharge, settlement or satisfaction that is paid in full by a third party, including pursuant to insurance or indemnity agreements), (B) that would not impose any material non-monetary obligations, material restrictions or other material relief against or on the Company or any Company Subsidiary, or (C) any Transaction Litigation (subject to the terms of Section 6.23 [(Transaction Litigation)]);
(xviii)   adopt, approve or implement a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;
(xix)   (A) acquire any business, line of business or Person by merger, consolidation, purchase of material assets or Equity Interests, or by any other manner, in a single transaction or a series of related transactions, or (B) make any investment in any other Person or business (other than another wholly-owned Company Subsidiary);
(xx)   engage in or otherwise consummate the Reorganization in any manner other than pursuant to the terms set forth on Section 1.2 of the Disclosure Letter (including novation of the Indenture and distribution by the Company of sufficient cash to Seller to satisfy and discharge the Convertible Notes, in each case, as set forth on Section 1.2 of the Disclosure Letter);
(xxi)   make or commit to make any capital expenditures that are, in the aggregate, greater than 105% of the aggregate amount of capital expenditures scheduled to be made in the Company’s capital expenditure budget for all fiscal quarters up to and including the then-current fiscal quarter as set forth on Section 6.3(b)(xxi) of the Company Disclosure Letter, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures reasonably required on an emergency basis or for the safety of individuals, assets or the environments in which individuals perform work for the Company and the Company Subsidiaries (provided that the Company shall notify Purchaser of any such emergency expenditure as soon as reasonably practicable);
(xxii)   cancel, terminate or allow to lapse without a commercially reasonable substitute policy therefor (or with respect to any insurance policy set forth on Section 6.3(b)(xxii) of the Company Disclosure Letter, without a substitute policy therefor with substantially similar terms), or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor (or with respect to any insurance policy set forth on Section 6.3(b)(xxii) of the Company Disclosure Letter, a substitute policy therefor with substantially similar terms);
(xxiii)   enter into any Contract with Seller, MIC Hawaii or any Affiliate of Seller (other than the Company or any Company Subsidiary);
(xxiv)   transfer the sponsorship of any Company Plan from the Company or the applicable Company Subsidiary to Seller, MIC Hawaii or any other non-Company entity, or accept the transfer of the sponsorship of any Seller Plan or any other benefit or compensation plan, program, policy, agreement or arrangement from Seller, MIC Hawaii or any of their respective ERISA Affiliates (other than the Company or a Company Subsidiary);
(xxv)   withdraw (whether partially or completely) from any Multiemployer Plan, incur any withdrawal liability (within the meaning of Title IV of ERISA) with respect to any Multiemployer Plan, whether or not asserted by the applicable Multiple Employer Plan and whether for a partial or complete withdrawal;
(xxvi)   make any non-de minimis gratuitous payment or gift to any third party service provider, advisor or consultant of the Company or such Company Subsidiary not expressly required by the terms of a Contract to which the Company or such Company Subsidiary is bound; or
(xxvii)   make any payment under the Disposition Agreement; or
(xxviii)   authorize or agree or commit to do any of the foregoing.
(c)   Notwithstanding the foregoing, any action or inaction by Seller, the Company, or any of their respective Subsidiaries, as determined in good faith by such entity to be commercially reasonable in light of the then-current operating conditions and developments with respect to such entity and the actions taken by similarly situated companies, in each case to address the COVID-19 pandemic (including compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, or similar Law, directive, guidelines or recommendations promulgated by any industry group, Airport Authority or Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization) or any related event or circumstance or other calamity or force majeure event that is outside of the ordinary course of business or inconsistent with past practice shall not be deemed to be a breach of this Section 6.3, provided, that the Company consults with Purchaser with respect thereto to the extent practicable and in any case promptly notifies Purchaser after the taking of such action.

(d)   Subject to Purchaser’s right to specific performance set forth in Section 10.13 [(Specific Enforcement)], Purchaser acknowledges and agrees that (i) nothing contained in this Agreement shall be construed to give Purchaser, directly or indirectly, rights to control or direct Seller’s, Merger Sub’s, the Company’s or any of its Subsidiaries’ operations prior to the Closing, (ii) prior to the Closing, the Company and its Subsidiaries shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of the Company’s and its Subsidiaries’ respective operations and (iii) notwithstanding anything to the contrary set forth herein, no consent of Purchaser shall be required with respect to any matter set forth in this Section 6.3 or elsewhere in this Agreement to the extent the requirement of such consent or not taking any action or refraining from taking any action would, upon the advice of the Company’s counsel, violate any Law, be inconsistent with the requirements of any Governmental Entity or Airport Authority, or violate any Contract to which the Company or any of its Subsidiaries is a party.
Section 6.4   Reasonable Best Efforts.
(a)   Except as otherwise set forth in Section 6.5 [(Regulatory Approvals; Consents)], Section 6.18 [(Financing)], and Section 8.1(b) [(Termination for Law or Order)], subject to the terms and conditions set forth herein, and to applicable legal requirements, each of the Company, Purchaser and Seller shall cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII [(Conditions Precedent)].
(b)   Purchaser acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to Contracts to which the Company or any of the Company Subsidiaries is a party and that such consents have not been obtained and may not be obtained prior to the Closing. Notwithstanding the foregoing, the Company and each applicable Company Subsidiary will use its commercially reasonable efforts to obtain all such consents set forth on Section 6.4(b) of the Company Disclosure Letter, prior to Closing; provided, that the Company shall seek Purchaser’s prior written consent for all out-of-pocket fees and expenses arising therefrom, other than for immaterial amounts; provided, further, that none of the Company or any Company Subsidiary shall be permitted to incur any material out-of-pocket costs in connection with seeking such consent or pay or agree to pay any non-de minimis monetary or other obligations in connection with seeking or obtaining such consent, in each case, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, Purchaser agrees that none of the Company, its Subsidiaries nor Seller shall have any Liability whatsoever to Purchaser or any of its Affiliates (and Purchaser and its Affiliates shall not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of or loss of right under any such Contract or other agreement as a result thereof. Purchaser further agrees that no covenant of the Company contained herein shall be breached or deemed breached and no condition of Purchaser shall be deemed not to be satisfied as a result of the failure to obtain any consent or as a result of any such default, acceleration or termination or loss of right or any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination or loss of right. At Purchaser’s written request prior to the Closing, the Company shall cooperate with Purchaser at Purchaser’s sole cost in any reasonable manner in connection with Purchaser’s seeking any such consents.
(c)   Nothing in this Section 6.4 or Section 6.5 [(Regulatory Approvals; Consents)] shall include any requirement of Seller, the Company, or any of their respective Subsidiaries to expend any money, commence any litigation or arbitration proceeding, or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any consents to the transactions contemplated by this Agreement.
Section 6.5   Regulatory Approvals; Consents.
(a)   Purchaser shall, and shall cause its respective Affiliates (which, with respect to the Purchaser, for purposes of this Section 6.5 shall only include the Purchaser Bound Entities), to: (i) take all actions necessary to file or cause to be filed the filings required of it or any of its Affiliates with any applicable Governmental Entity or required under applicable Law as promptly as practicable but in no event later than the fifth (5th) Business Day following the date hereof, including a request for early termination of the applicable waiting period under the HSR Act; (ii) take all actions necessary to obtain the required consents from Governmental Entities as promptly as practicable, and in any event prior to the End Date; (iii) at the earliest practicable date comply with (or properly reduce the scope of and thereafter comply with) any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Governmental Entity; and (iv) consult and cooperate with the Company, and consider in good faith the views of the Company, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable Laws. The Company shall reasonably cooperate with Purchaser in Purchaser’s fulfillment of the preceding obligations, as may be reasonably requested by Purchaser, (provided, that, in the event this Agreement is terminated pursuant to Section 8.1(b), Section 8.1(c), Section 8.1(d), Section 8.1(f), or Section 8.1(h), Purchaser shall promptly reimburse any out-of-pocket fees or expenses or other liabilities or obligations incurred by the Company or any Company Subsidiary in connection therewith with the consent of Purchaser). The Company shall consult and cooperate with Purchaser, and consider in good faith the views of Purchaser, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable Laws. Each of Purchaser and the Company shall promptly notify the other parties hereto of any written communication made to or received by either Purchaser and/or the Company, as the case may be, from any Governmental Entity regarding any of the transactions contemplated hereby, and, subject to applicable Law, if practicable, permit the other parties hereto to review in advance any proposed written communication to any such Governmental Entity and incorporate the other parties’ reasonable comments, not agree to participate in any substantive meeting or discussion with any such Antitrust Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other parties hereto in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend, and furnish the other parties with copies of all correspondence, filings and written communications between them and their Affiliates and their respective Representatives on one hand and any such Governmental Entity or its staff on the other hand, with respect to this Agreement and the transactions contemplated hereby.
(b)   Purchaser shall be responsible for the payment of all filing fees under the HSR Act and under any such other laws or regulations applicable to the transactions contemplated hereby.
(c)   Purchaser shall not, and shall cause the Purchaser Bound Entities not to, except as permitted by or provided for in this Agreement, without the prior written consent of Seller, take or cause to be taken any action that could reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) materially delay or materially prevent the consummation of the transactions contemplated hereby.
(d)   Notwithstanding anything else herein to the contrary, Purchaser shall, and shall cause its Affiliates (which, with respect to the Purchaser, for purposes of this Section 6.5 shall only include the Purchaser Bound Entities) to, take all actions necessary to avoid or eliminate each and every impediment under any applicable Law so as to enable the consummation of the transactions contemplated hereby to occur as soon as reasonably possible (and in any event no later than the End Date), including taking all actions requested by any Governmental Entity, or necessary to resolve any objections that may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Law. Without limiting the generality of the foregoing, Purchaser shall, and shall cause its Affiliates (which, with respect to the Purchaser, for purposes of this Section 6.5 shall only include the Purchaser Bound Entities) to:
(i)   at Purchaser’s sole cost, comply with all restrictions and conditions, if any, imposed or requested by any (A) Governmental Entity with respect to applicable Laws in connection with granting any necessary clearance or terminating any applicable waiting period including (1) agreeing to sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any Subsidiary, operations, divisions, businesses, product lines, customers or assets of Purchaser, the Company or the Company Subsidiaries contemporaneously with or after the Closing and regardless as to whether a third party purchaser has been identified or approved prior to the Closing (a “Divestiture”), (2) taking or committing to take such other actions that may limit Purchaser, the Purchaser Bound Entities, the Company or the Company Subsidiaries’ freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets and (3) entering into any Order, consent decree or other agreement to effectuate any of the foregoing or (B) third party in connection with a Divestiture;
(ii)   terminate any Contract or other business relationship as may be required to obtain any necessary clearance of any Governmental Entity or to obtain termination of any applicable waiting period under any applicable Laws;
(iii)   without the prior written consent of the Company, not extend any waiting period or enter into any agreement or understanding with any Governmental Entity; and
(iv)   oppose fully and vigorously any request for the entry of, and seek to have vacated or terminated, any Order, judgment, decree, injunction or ruling of any Governmental Entity that could restrain, prevent or delay the Closing, including by defending through litigation any Action asserted by any Person in any court or before any Governmental Entity and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Entity, or, if requested by the Company, Purchaser shall commence or threaten to commence and pursue vigorously any action the Company believes to be helpful in obtaining any necessary clearance of any Governmental Entity or obtaining termination of any applicable waiting period under any applicable Laws, or in terminating any outstanding action, it being understood that the costs and expenses of all such actions shall be borne by Purchaser;
provided, that any such action described in the foregoing clauses (i) and (ii) may, at the discretion of the Company, be conditioned upon the Closing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.5(d) or any other provision in this Agreement shall (A) require or obligate any of Purchaser’s Affiliates, including any investment fund or investment vehicle affiliated with, or managed or advised by, KKR or any of its Affiliates or any portfolio company (as such term is commonly understood in the private equity industry) or investment of KKR or of any such investment fund or investment vehicle, other than KKR Global Infrastructure Investors IV L.P. and its controlled Affiliates, to take any action or (B) require any Person other than Purchaser, the Company or any Company Subsidiary to take any of the actions described in clauses (i) or (ii). For the avoidance of doubt, only KKR Global Infrastructure Investors IV L.P. and its controlled Affiliates (collectively, the “Purchaser Bound Entities”) will be required to take any action, if any, under this Section 6.5.
(e)   In furtherance of the foregoing, in the event that in connection with granting any necessary clearance or terminating any applicable waiting period any Governmental Entity imposes or requests that Purchaser effect any Divestiture or take any other action, in each case, to the extent required pursuant to clauses (i) or (ii) of Section 6.5(d), Purchaser shall, and shall cause its Subsidiaries to, negotiate in good faith with all such Governmental Entities and all third parties in connection with such Divestiture or other matter referred to in clauses (i) or (ii) of Section 6.5(d).
Section 6.6   Employee Matters.
(a)   For one (1) year following the Closing Date (or, if earlier, an applicable Company Employee’s termination date), Purchaser shall provide or cause the Company and/or the Company Subsidiaries to provide to all Company Employees as of the Closing (“Continuing Employees”) (i) a salary or wage level and target cash bonus opportunity (excluding any equity-based compensation, defined benefit pension benefits, change in control, retention bonuses or similar types of payments and supplemental retirement benefits) substantially equivalent to the salary or wage level and target cash bonus opportunity to which they were entitled immediately prior to the date hereof, but with incentive compensation as determined by Purchaser in its sole discretion and (ii) employee benefits (excluding any defined benefit pension, equity or equity-based, and post-termination or retiree health or welfare benefits) that are substantially comparable, in the aggregate, to such employee benefits provided to the Company Employees (as a group) immediately prior to the date hereof. Notwithstanding the foregoing sentence (but not in limitation thereof), following the Closing Date, the Company may modify or terminate or cause to be modified or terminated the employment of any Company Employee subject to following adequate procedures under applicable Law and payment and satisfaction of severance benefits, notice, termination payments and any other entitlements of such Company Employee in connection with such termination to the extent obligated under any applicable employment Contract, collective bargaining agreement or Law. Notwithstanding the preceding provisions, the terms and conditions of employment (including with respect to employee benefits) of any Company Employee whose employment is the subject of a collective bargaining agreement shall be solely controlled by the terms of the applicable Labor Agreement or Law. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law. The Company and Company Subsidiaries shall fully and in a timely fashion satisfy any notice, consultation or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement, or other Contract, in connection with the transactions contemplated by this Agreement.
(b)   Without limiting the generality of the foregoing, Purchaser shall, or shall cause the Company to, keep in effect for at least one (1) year following the Closing Date severance and retention plans, practices and policies applicable to Continuing Employees on the date hereof that are not less favorable than such plans, practices and policies in effect immediately prior to the date hereof with respect to such Continuing Employees, and Purchaser shall, and shall cause the Company to, indemnify and hold harmless Seller from any severance, termination or retention Liabilities with respect to such employees effective on and after the Closing Date.
(c)   During the plan year in which the Closing Date occurs, Purchaser shall, or shall cause the Company to, use commercially reasonable efforts to: (i) ensure that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries under any group health benefit plans in which such employees may be eligible to participate during the plan year in which the Closing Date occurs, to the extent such conditions or limitations were waived or satisfied under the analogous Employee Benefit Plan as of the Closing Date, and (ii) provide or cause to be provided that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Closing Date shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such group health benefit plans, to the same extent such amounts were credited for such purposes under the analogous Employee Benefit Plan.
(d)   With respect to each employee benefit plan, policy, allowance or practice, including severance, vacation and paid time off plans, policies, allowances or practices (but excluding, for the avoidance of doubt, any plan, policy, allowance or practice providing for defined benefit pension, equity or equity-based, or post-termination or retiree health or welfare benefits), sponsored or maintained by Purchaser (or its Affiliates) or the Company and in which the Continuing Employees are eligible to participate during the plan year in which the Closing Date occurs, Purchaser shall, or shall cause the Company to, grant, or cause to be granted to, all Continuing Employees from and after the Closing Date credit for all service with the Company or any of its Subsidiaries, and their respective predecessors, prior to the Closing Date for purposes of eligibility to participate, vesting credit, and (for vacation and severance benefits only) benefit accrual to the same extent and for the same purpose as such service was credited under the analogous Employee Benefit Plan prior to the Closing Date, provided, however, that such service shall not be credited to the extent doing so would result in a duplication of benefits or compensation.
(e)   Effective as of the Closing Date, Seller shall have taken all actions necessary to cause active participation in any Company Plan by any Person that is not a Company Employee (or an eligible dependent or beneficiary thereof) to cease, including, for the avoidance of doubt, participation by any employees of MIC Hawaii or its Subsidiaries. Seller and its Affiliates (other than the Company and the Company Subsidiaries) shall assume and retain the sponsorship of and be solely responsible for all Liabilities relating to or at any time arising under or in connection with or otherwise relating to any Seller Plan or any other benefit or compensation plan, program, policy, agreement or arrangement at any time sponsored, maintained or contributed to by Seller or any Affiliate thereof (including any ERISA Affiliate) or otherwise with respect to which Seller or any of its Affiliates (including any ERISA Affiliate) has any Liability (other than a Company Plan).
(f)   Effective as of the Closing, Purchaser or one of its Affiliates shall assume and be responsible for all Liabilities under any Incentive Agreement to which a Company Employee is a party, regardless of whether such Liabilities arise before or after the Closing. Any outstanding awards or obligations under the 2021 STIP or any other annual bonus plan in which Company Employees participate in for the current fiscal year and/or the fiscal year in which the Closing occurs, if different, will be assumed by Purchaser or one of its Affiliates and paid in cash at the end of the applicable performance period to the extent a Company Employee is employed by Purchaser or its Affiliates at the end of such performance period and based upon the achievement of the applicable performance targets, provided, that, the amount accrued through the Closing Date will be based upon the target amount pro-rated through the Closing Date. From and after the Closing, Purchaser shall defend, indemnify and hold harmless Seller or any of its Affiliates from and against any Liabilities that Seller or any of its Affiliates or any of their respective Representatives may suffer or incur, or that may be made or brought against any of them, arising on or after the Closing Date in connection with any Incentive Agreement.
(g)   Prior to the Closing Date, Seller and the Company shall take all actions necessary so that, as of the Closing, by virtue of the transactions contemplated by this Agreement and without any further action on the part of the Company, Seller, or Purchaser, (i) each Restricted Stock Unit held by a Company Employee outstanding immediately prior to the Closing shall become fully vested and (ii) with respect to the Performance Share Units held by Company Employees outstanding immediately prior to the Closing, such Performance Share Units shall be deemed vested in an amount that does not, in the aggregate, exceed that number of Common Units set forth on Section 6.6(g) of the Company Disclosure Letter. Any portion of a Performance Share Unit award that does not become vested in accordance with the foregoing will be forfeited. Each vested Restricted Stock Unit and vested Performance Share Units will be payable, and otherwise be subject to, the terms of the applicable award agreement for such award. Notwithstanding anything to the contrary, none of the Restricted Stock Units or Performance Share Units held by Company Employees or in any award agreement will be settled or otherwise entitled to receive cash, and instead shall only be entitled to received or be deemed vested in Common Units. The Company shall be responsible for and, to the extent necessary agrees to reimburse Seller for, (i) any and all employer taxes due, and (ii) any employee withholding obligations due, in each case in connection with the vesting of Restricted Stock Units and Performance Share Units held by Company Employees pursuant to this Section 6.6(g).
(h)   Nothing in this Agreement, whether express or implied, shall: (i) confer upon any Company Employee any rights or remedies, including any right to employment or continued employment (or any particular term of employment) for any period or terms of employment, (ii) be interpreted to prevent or restrict Purchaser or any of its Affiliates (including, following the Closing Date, the Company and the Company Subsidiaries) from (x) modifying or terminating the employment or terms of employment of any Company Employee or (y) modifying, amending or terminating any Company Plan or any other benefit or compensation plan, program, policy, agreement or arrangement, after the Closing Date, subject to the provisions of this Section 6.6; or (iii) be treated as the establishment of, or an amendment or other modification of, any Employee Benefit Plan or other benefit or compensation plan, program, policy, agreement or arrangement. Nothing in this Section 6.6 shall confer any rights or remedies (including any third-party beneficiary rights) on any Person not a party to this Agreement.
Section 6.7   Indemnity; Directors’ and Officers’ Insurance; Fiduciary and Employee Benefit Insurance.
(a)   Purchaser agrees that all rights to exculpation, indemnification and advancement of expenses for acts or omissions of any Indemnified Persons taken (x) in their capacities as such or (y) at the request of the Company or Seller or any of their respective Subsidiaries, occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), existing as of immediately prior to the Closing Date in favor of any current, former or future (i) director or officer of the Company or any Company Subsidiary, (ii) director, officer, trustee or fiduciary of another entity (but only to the extent that such person is or was serving in such capacity at the request of the Company or any Company Subsidiary) or (iii) employee or agent of the Company or any Company Subsidiary (collectively with each such person’s heirs, executors or administrators, the “Indemnified Persons”) to the extent and as provided in the Constituent Documents of the Company or the applicable Company Subsidiary, in each case, in effect as of the date hereof and made available to Purchaser prior to the date hereof, shall survive the Closing for a period of six (6) years and shall continue in full force and effect. Purchaser shall cause the Constituent Documents of the Company and the Company Subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Indemnified Persons than those set forth in the Constituent Documents of the Company and the Company Subsidiaries as of the date of this Agreement. For a period of six (6) years after the Closing Date, (A) Purchaser shall not, and shall not permit the Company or any of the Company Subsidiaries to, amend, repeal or modify any provision in the Company’s or any of the Company Subsidiaries’ Constituent Documents in a manner that would adversely affect such rights thereunder of the Indemnified Person relating to the exculpation, indemnification or advancement of expenses of any Indemnified Person with respect to acts or omissions occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), unless and only to the extent required by applicable Law, it being the intent of the parties that all such Indemnified Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable Law as set forth in the applicable Constituent Documents and that no change, modification or amendment of such documents or arrangements may be made that could adversely affect any such Person’s right thereto without the prior written consent of such Person and (B) Purchaser shall, and shall cause the Company and the Company Subsidiaries to, maintain the indemnification agreements of the Company or any Company Subsidiary with any Indemnified Person existing prior to the date of this Agreement and set forth on Section 6.7 of the Company Disclosure Letter (and which have been made available to Purchaser prior to the date hereof). Purchaser shall not, and Purchaser shall cause the Company and the Company Subsidiaries not to, settle, compromise or consent to the entry of judgment in any Indemnified Person Claim or threatened Action or investigation against or involving any Indemnified Person without the written consent of such Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything herein to the contrary, this Section 6.7 shall survive the consummation of the Closing and shall be binding, jointly and severally, on all successors and assigns of Purchaser, the Company and their respective Subsidiaries.
(b)   Effective upon the consummation of the Reorganization, Seller and the Company shall take all actions necessary to endorse the Company’s existing policy or policies of directors’ and officers’ and/or, fiduciary liability insurance to Seller, with Seller becoming the successor and principal named insured under such policy or policies. After the Closing, Seller shall maintain such policy or policies, or a substantially similar policy or policies, or acquire, at its sole expense, a single payment run-off policy or policies, or some combination of the foregoing, covering for a period of six (6) years following the Closing, the Persons currently covered by the Company’s existing directors’ and officers’ and/or fiduciary liability insurance policies as of the date hereof for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matters claimed against any such Person the facts or events of which occurring prior to the Closing Date, and Seller shall provide access and recourse to such policy or policies to all such Persons. From and after the Closing, such policy or policies shall, as a source of recourse for such Persons with respect to any matters covered by such policy or policies, come before any obligation to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by any such Persons pursuant to the terms of this Section 6.7.
(c)   Without limiting any additional rights that any Indemnified Person (in his or her capacity as such) may have under any employment or indemnification agreement or under the Company’s or any of the Company Subsidiaries’ Constituent Documents or this Agreement, from and after the Closing Date, Purchaser and the Company shall (i) indemnify, defend and hold harmless each Indemnified Person, in each case, to the fullest extent authorized or permitted by applicable Law without regard to whether indemnification may be available to such Indemnified Person from another Person, as now or hereafter in effect, in connection with any Action or investigation in connection with any matter related to the Company or any Company Subsidiary, including the transactions contemplated by this Agreement, occurring prior to, on or after the Closing Date, or any request or demand under Section 220 of the DGCL (an “Indemnified Person Claim”)

and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom and (ii) promptly pay on behalf of or, within five (5) Business Days after any request for advancement, advance to each of the Indemnified Persons, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Indemnified Person Claim in advance of the final disposition of such Indemnified Person Claim, including payment on behalf of or advancement to the Indemnified Person of any expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case, without the requirement of any bond or other security, in each case, so long as such Indemnified Person first provides an undertaking to repay such advance if it is ultimately determined that such Indemnified Person is not entitled to indemnification.
(d)   To the extent provided in the Constituent Documents, each Indemnified Person shall have the right (but not the obligation) to control the defense of, including the investigation of, any Indemnified Person Claim with counsel selected by such Indemnified Person; provided, however, that (i) Purchaser shall be permitted to participate in the defense of such Indemnified Person Claim at its own expense and (ii) Purchaser shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event any Indemnified Person Claim is asserted or made, any determination required to be made with respect to whether an Indemnified Person’s conduct complies with the standards set forth under applicable Law, the Constituent Documents of the Company or the Company Subsidiaries or any indemnification agreements or arrangements of the Company or the Company Subsidiaries, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person. Each of Purchaser and the Indemnified Person shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Indemnified Person Claim and shall provide access to properties and individuals as reasonably requested and deliver or cause to be delivered records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Notwithstanding anything herein to the contrary, no such access or information shall be provided to the extent that it would (in the reasonable determination of Purchaser’s counsel) require Purchaser or any of its Subsidiaries (including the Company and the Company Subsidiaries) to disclose information subject to attorney-client privilege or violate any confidentiality obligations to which Purchaser or any of its Subsidiaries (including the Company and the Company Subsidiaries) is bound or any applicable Law (including any Antitrust Laws), it being agreed that, in the event any such restrictions apply, Purchaser shall use commercially reasonable efforts to provide to the applicable Indemnified Person such access to the information not provided in a manner that would not be reasonably likely, in the reasonable determination of Purchaser’s counsel, to result in any waiver of privilege or violation of applicable Law.
(e)   Notwithstanding any other provisions hereof, the obligations of Purchaser and the Company contained in this Section 6.7 shall be binding, jointly and severally, upon the successors and assigns of Purchaser, the Company and their respective Subsidiaries. In the event Purchaser or the Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Purchaser or the Company, as the case may be, honor the indemnification and other obligations set forth in this Section 6.7.
(f)   The obligations of the Purchaser and the Company under this Section 6.7 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 6.7 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7). The provisions of this Section 6.7 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his, her or its heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Law, Contract or otherwise.
(g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or the Company Subsidiaries or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.
(h)   Purchaser and the Company hereby acknowledge that the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by other Persons. Purchaser and the Company hereby agree that (i) from and after the Closing, Purchaser and the Company shall be the indemnitors of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of such other Persons to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by any such Indemnified Person are secondary), (ii) from and after the Closing, the Company shall be required to advance the full amount of expenses incurred by any such Indemnified Person and shall be liable for the full indemnifiable amounts, without regard to any rights any such Indemnified Person may have against any such other Person and (iii) from and after the Closing, Purchaser and the Company shall, and shall cause the Company Subsidiaries to, irrevocably waive, relinquish and release such other Persons from any and all claims against any such other Persons for contribution, subrogation or any other recovery of any kind in respect thereof. Purchaser and the Company further agree that no advancement or payment by any of such other Persons on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company or a Company Subsidiary shall affect the foregoing and such other Persons shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company.
Section 6.8   Public Announcements.   Purchaser, Seller and the Company each shall (a) consult with each other before such party or any of its Affiliates issues any press release or otherwise makes any public statement (including, in the case of the Company or any Company Subsidiary, any public announcement to its employees, employee representatives, customers, Airport Authorities or other business partners) with respect to this Agreement or the transactions contemplated by this Agreement, (b) provide to the other parties for review a copy of any such press release or public statement and (c) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other parties to this Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), except for any press release or public statement as may be required by applicable Law or pursuant to any listing agreement with or rules of any applicable securities exchange, to enforce the terms of this Agreement; provided, however, that the foregoing shall not restrict or prohibit the Company from making any announcement from the date hereof through the Closing Date to its employees, customers and other business relations to the extent the Company determines in good faith that such announcement is necessary or advisable and, to the extent permitted by Law, the applicable parties hereto shall use commercially reasonable efforts to consult with the other parties hereto prior to making any such disclosure required by Law or pursuant to any listing agreement with or rules of any applicable securities exchange; provided, further, that Seller, the Company, and their respective Affiliates shall not be required to consult with Purchaser prior to issuing any press release or otherwise making any public statement that primarily relates to (i) the Company’s or any of its Affiliates’ review of strategic alternatives, including any sale, disposition or other strategic transaction involving Seller, MIC Ohana, Macquarie Terminal Holdings LLC, MIC Hawaii, MIC Renewable Energy Holdings LLC or any of their respective Subsidiaries (other than the transactions contemplated hereby) (the “Related Transactions”), or (ii) the Reorganization, nor shall the Company or any of its Affiliates be required to provide a copy of any such press release or public statement to Purchaser or seek Purchaser’s consent with respect thereto, including any such press release or public statement that discloses information relating to the transactions contemplated hereby (in each case, so long as any information regarding Purchaser or its Affiliates and the Debt Financing Sources or potential Debt Financing Sources, including the identity of any such Persons, is not disclosed in connection therewith); provided, further, Affiliates of the Company and Purchaser may provide general information about the subject matter of this Agreement in connection with their or their Affiliates’ respective fund raising, marketing, informational or reporting activities of the kind customarily provided with respect to private equity investments of this kind. Notwithstanding the foregoing, (a) nothing in this Section 6.8 shall limit the Company’s or the Company Board’s rights under Section 6.21 [(Alternative Transaction Proposals)], (b) the Company will no longer be required to consult with Purchaser in connection with any such press release or public statement regarding an Alternative Transaction Proposal from and after such time that the Company Board has made any Adverse Recommendation Change or shall have resolved to do so, and (c) the requirements of this Section 6.8 shall not apply to any disclosure by the Company or Purchaser of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement or the other transactions contemplated by this Agreement.
Section 6.9   Taxes.
(a)   All transfer, documentary, stamp, recording, sales and use, value added, registration and other similar Taxes and fees (including any interest, penalties and additions to any such Taxes) incurred in connection with the transactions contemplated by this Agreement, including the sale of the Shares (collectively, the “Transfer Taxes”) shall be borne and paid solely by Purchaser (regardless of the Person liable for such Taxes under applicable Law). Purchaser shall cause the Company to, at Purchaser’s own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary Returns and other documentation with respect to any of the Transfer Taxes.
(b)   Reasonably in advance of the filing of any “unitary”, “affiliated”, “aggregated” or “combined” Return of the Company that includes MIC Hawaii or its Subsidiaries, Purchaser shall provide Seller and MIC Hawaii with a draft of such Return (to the extent related to MIC Hawaii or its Subsidiaries) for its review and comment. Purchaser and the Company shall not amend any combined, unitary or consolidated income Tax Return of the Company that includes MIC Hawaii or its Subsidiaries in a manner that would reasonably be expected to have a material adverse impact on MIC Hawaii or any of its Subsidiaries without the consent of MIC Hawaii (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.10   Preservation of Records.
(a)   For a period of seven (7) years after the Closing Date or such other longer period as required by applicable Law, Purchaser shall cause the Company to preserve and retain all corporate, accounting, legal, auditing, human resources and other books and records of the Company and the Company Subsidiaries (including (i) any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations and (ii) all Returns, schedules, work papers and other material records or other documents relating to Taxes of the Company and the Company Subsidiaries) in their possession relating to the conduct of the business and operations of the Company and the Company Subsidiaries prior to the Closing Date (the “Books and Records”). If at any time after such seven-year period Purchaser intends to dispose of any such Books and Records, Purchaser shall not do so without first offering such Books and Records to Seller and, in the event that Seller elects to receive any such Books and Records, Purchaser shall provide copies of such Books and Records to Seller, at Seller’s cost and expense. The provisions of this Section 6.10(a) shall cease to apply in the event of a sale or disposition of the Company or the Company Subsidiaries by Purchaser; provided, however, that Purchaser shall cause the subsequent owner(s) of such entity to assume the obligations of Purchaser set forth in this Section 6.10(a).
(b)   To the extent reasonably required in connection with any insurance claims by, Actions against (and to which neither Purchaser nor any of its Affiliates is a party), governmental investigations or Tax audits of, compliance with requirements under applicable Law by, or the preparation of financial statements of Seller or any of its Affiliates in each case, with respect to their ownership of the Company and the Company Subsidiaries prior to the Closing and/or otherwise in connection with any other matter relating to or resulting from this Agreement, upon reasonable prior notice, Purchaser shall, and shall cause the Company and the Company Subsidiaries to, cooperate with Seller and its counsel in the defense or contest, make available their personnel, and provide such reasonable access to the Books and Records as shall be necessary or reasonably requested in connection therewith, all at the sole cost and expense of Seller. Such requested cooperation shall (A) not unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries; (B) extend to any information that is subject to attorney-client, work product or other privilege or the sharing of which would violate applicable Law or confidentiality restrictions (it being agreed, that in the event that any of the restrictions in this clause (B) apply, Purchaser shall use commercially reasonable efforts to provide Seller or its Affiliates with the information not provided in a manner that would not be reasonably likely, in the reasonable determination of Purchaser’s counsel, to result in any waiver of such privilege or violation of any confidentiality restriction) or (C) apply to any information required or to be utilized in connection with any claim among the parties hereto with respect to this Agreement. Notwithstanding anything herein to the contrary, the Company shall, at Seller’s sole cost and expense, prepare and deliver to Seller the closing financial information as set forth on Section 6.10(b) of the Company

Disclosure Letter in the ordinary course of business consistent with past practice for prior quarter-end reporting, including with respect to the timelines of delivery and review as set forth on Section 6.10(b) of the Company Disclosure Letter.
(c)   For the avoidance of doubt, Seller shall have (i) the sole authority to prepare and file, or cause to be prepared and filed, any “consolidated”, “unitary”, “affiliated”, “aggregated” or “combined” Return that includes Seller or any of its Affiliates, other than any “consolidated”, “unitary”, “affiliated”, “aggregated” or “combined” Return for which the Company is the parent (each such Return, a “Seller Consolidated Return”), (ii) the sole obligation to pay any and all taxes due on any Seller Consolidated Return, and (iii) no obligation to provide to Purchaser any Seller Consolidated Return for any taxable period.
Section 6.11   Resignation of Directors.   At the written request of Purchaser (which request shall be delivered at least three (3) Business Days prior to the Closing), the Company shall use its commercially reasonable efforts to cause any so requested member of the board of managers, board of directors, executive committee or similar governing body of the Company or the Company Subsidiaries to tender his or her resignation from such position effective as of the Closing Date. No such requested resignation of an officer of the Company or the Company Subsidiaries shall be deemed a voluntary resignation for purposes of any employment agreements and will not terminate, reduce or modify any severance or other rights thereunder.
Section 6.12   Conflicts; Privileges.   It is acknowledged by each of the parties hereto that Seller, the Company and certain of their respective Affiliates have retained White & Case LLP (“W&C”), Carlsmith Ball LLP (“CB”), and Winston & Strawn LLP (“WS”) to act as their counsel in connection with the transactions contemplated hereby and that W&C, CB, and WS have not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party to this Agreement or Person has the status of a client of W&C, CB, or WS for conflict of interest or any other purposes as a result thereof. Purchaser hereby agrees that, (a) W&C, CB and WS may continue to represent Seller, the Company, or any such Affiliate (and their respective current or former directors or officers) following the Closing in connection with any dispute pending or threatened as of the Closing, (b) in the event that a dispute arises in connection with the transactions contemplated hereby (including any Transaction Litigation), W&C, CB, and WS may represent Seller, the Company, or any such Affiliate (and their respective current or former directors or officers in such dispute), and (c) in the event that a dispute arises between Purchaser or any of its Affiliates (including, after the Closing, the Company and the Company Subsidiaries) and Seller, or any of its Affiliates (including, prior to the Closing, the Company or the Company Subsidiaries), W&C, CB, and WS may represent Seller or any such Affiliate in such dispute even though the interests of Seller or such Affiliate may be directly adverse to Purchaser or any of its Affiliates (including, after the Closing, the Company or the Company Subsidiaries), and even though W&C, CB, or WS may have represented the Company or the Company Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for Purchaser, the Company or the Company Subsidiaries, Purchaser and the Company hereby waive, on behalf of themselves and each of their Affiliates, (a) any claim they have or may have that W&C, CB, or WS has a conflict of interest in connection with or is otherwise prohibited from engaging in such representation, (b) agree that, in the event that a dispute arises after the Closing in connection with the transactions contemplated hereby (including any Transaction Litigation), W&C, CB, and WS may represent any such party in such dispute, and (c) agree that, in the event that a dispute arises after the Closing between Purchaser or any of its Affiliates (including, after the Closing, the Company or the Company Subsidiaries) and Seller, W&C, CB, and WS may represent any such party in such dispute even though the interest of any such party may be directly adverse to Purchaser or any of its Affiliates (including after the Closing, the Company or the Company Subsidiaries), and even though W&C, CB, and WS may have represented the Company or the Company Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for Purchaser, the Company or the Company Subsidiaries. Purchaser further agrees that, (i) as to all communications among W&C, CB, WS, and Seller that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Seller and may be controlled by Seller and shall not pass to or be claimed by Purchaser, the Company or the Company Subsidiaries, and (ii) as to all communications among W&C, CB, WS, the Company, the Company Subsidiaries, and/or Seller, that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to evidentiary privilege belong to Seller and may be controlled by Seller and shall not pass to or be claimed by Purchaser, the Company or the Company Subsidiaries. The

parties hereto further agree that W&C, CB, WS, and their respective partners and employees are third party beneficiaries of this Section 6.12.
Section 6.13   Reserved.
Section 6.14   WARN.   Purchaser and Seller shall cooperate prior to the Closing to determine if any notices are required under the WARN Act for any period prior to Closing and for any period within the 90 days following Closing, and if such notices are required to be delivered prior to Closing, the Seller shall prepare and timely delivery all such notices (which shall be reviewed and approved by Purchaser in advance which approval shall not be unreasonably withheld, conditioned or delayed). Purchaser shall not, at any time within ninety (90) days after the Closing Date, effectuate or cause to be effectuated (including as a result of aggregating “employment losses” as defined in the WARN Act, that occur prior to the Closing with “employment losses” that occur following the Closing) (a) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary or (b) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary and/or, in the case of clauses (a) and (b), any similar action under any comparable Law requiring notice to employees in the event of a plant closing, mass layoff or other action triggering statutory notice requirements without complying with all such legal requirements, provided that Seller shall provide the Purchaser with a list that sets forth, by termination date (and if applicable, return date) and work location, the name of each employee who suffered an “employment loss” within the ninety (90) days immediately preceding the Closing Date at any site of employment where employees of the Company or Company Subsidiaries are located. Purchaser shall indemnify and hold harmless Seller and its Affiliates with respect to any Liability under the WARN Act (and any comparable Law requiring notice to employees) arising or resulting, in whole or in part, from any actions taken by Purchaser on or after the Closing which violate the preceding sentence.
Section 6.15   R&W Insurance Policy.   At or prior to the Closing, Purchaser may acquire, at the sole expense of Purchaser, a buyer-side representations and warranties insurance policy (the “R&W Insurance Policy”). If Purchaser acquires a R&W Insurance Policy, Purchaser shall cause the R&W Insurance Policy to expressly provide that the insurer thereunder (a) waives, and agrees not to pursue, directly or indirectly, any subrogation rights against Seller in connection with this Agreement or the transactions contemplated hereby (other than in connection to Fraud by Seller) with respect to any claim made by any insured thereunder and (b) agrees that Purchaser shall have no obligation to pursue any claim against Seller in connection with any Liability thereunder. Purchaser shall not, either prior to or following the Closing, amend, terminate or modify the R&W Insurance Policy in a manner that would adversely affect Seller’s rights pursuant to the foregoing sentence without the prior written consent of Seller. Seller and its Representatives shall reasonably cooperate with Purchaser and its Representatives with respect to Purchaser’s procurement of the R&W Insurance Policy.
Section 6.16   Confidentiality Following the Closing.
(a)   Seller acknowledges that it is in possession of Confidential Information concerning the Company and the Company Subsidiaries and their respective businesses and operations. Except as permitted pursuant to Section 6.8 [(Public Announcements)], effective as of the Closing and for a period of one (1) year thereafter, Seller shall, and shall direct its Affiliates and Representatives to, treat confidentially and not disclose or use all or any portion of such Confidential Information except in connection with this Agreement and the agreements and instruments contemplated hereby and in connection with any Related Transaction. If Seller or any Affiliates or Representatives of Seller are requested or required to disclose (after Seller has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with Purchaser about such Person’s intention to make, and the proposed contents of, such disclosure) any of the Confidential Information pursuant to applicable Law (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), Seller shall, or shall direct such Affiliate or Representative to, provide Purchaser with prompt written notice of such request so that Purchaser may seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Seller, or such Affiliate or Representative, may disclose only that portion of the Confidential Information which such Person is legally required to disclose or of which disclosure is required to avoid sanction for contempt or any similar sanction by a Governmental Entity with competent jurisdiction, and Seller shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information so disclosed. Notwithstanding anything herein to the contrary, (i) Seller may disclose this Agreement, any related or ancillary agreements or documents, or any other information relating to the matters contemplated by this Agreement, to any party to a Related Transaction involving MIC Hawaii, or any of such party’s equityholders, Affiliates, Representatives, or financing sources, in each case to the extent such persons are subject to customary confidentiality obligations with respect to such information (provided, that such information shall not include any information or documents specific to Purchaser or any of its Affiliates or the Debt Financing Sources or any of their respective Affiliates, including the Equity Commitment Letter, any Debt Commitment Letter, the Guarantee, the R&W Insurance Policy and materials reflected therein or related thereto or any bid letter, letter of intent, term sheet, diligence request or report, valuation materials, email correspondence or issues list provided by Purchaser or any of its Affiliates or its or their respective representatives, or any similar information or documentation) and (ii) any defendant in any Derivative Litigation shall be permitted to disclose Confidential Information to the limited extent necessary in connection with the defense of such Derivative Litigation.
(b)   The Company acknowledges that it is, and Purchaser acknowledges that upon the Closing it will be, in possession of MIH Confidential Information concerning the Seller, MIC Hawaii, and their respective Subsidiaries, businesses and operations. Except as permitted pursuant to Section 6.8 [(Public Announcements)], effective as of the Closing and for a period of one (1) year thereafter, Purchaser and the Company shall, and shall direct their respective Affiliates and Representatives to, treat confidentially and not disclose or use all or any portion of such MIH Confidential Information except in connection with this Agreement and the agreements and instruments contemplated hereby. If Purchaser or the Company or any of their respective Affiliates or Representatives are requested or required to disclose (after Purchaser has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with Seller about such Person’s intention to make, and the proposed contents of, such disclosure) any of the MIH Confidential Information pursuant to applicable Law (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), Purchaser or the Company shall, or shall direct such Affiliate or Representative to, provide Seller with prompt written notice of such request so that Seller may seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Purchaser, the Company, or such Affiliate or Representative, may disclose only that portion of the MIH Confidential Information which such Person is legally required to disclose or of which disclosure is required to avoid sanction for contempt or any similar sanction by a Governmental Entity with competent jurisdiction, and Purchaser shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information so disclosed.
Section 6.17   Notification of Certain Matters.   The Company, on the one hand, and Purchaser, on the other hand, shall use their respective commercially reasonable efforts to promptly notify each other of (a) any material Actions in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of the Company or the Knowledge of Purchaser, as the case may be, threatened, against Seller, the Company, the Company Subsidiaries or Purchaser, as the case may be, or (b) the occurrence or non-occurrence of any fact or event which would be reasonably expected to cause any condition set forth in Article VII [(Conditions Precedent)] not to be satisfied; provided that the delivery of any notice pursuant to this Section 6.17 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice. The parties hereto agree and acknowledge that the Company’s, on the one hand, and Purchaser’s, on the other hand, compliance or failure to comply with this Section 6.17 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(a) [(Conditions to the Obligations of Purchaser; Performance)] or Section 7.3(a) [(Conditions to the Obligations of Seller; Performance)], as applicable, shall have been satisfied with respect to performance in all material respects with this Section 6.17.
Section 6.18   Financing.
(a)   Purchaser shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter (including, if applicable, the flex provisions) on or prior to the Closing, including using its reasonable best efforts to do each of the following: (i) complying with its obligations under the Debt Commitment Letter in the form provided to the Company on or prior to the date hereof, subject to any amendments permitted hereby, (ii) entering into definitive agreements with respect to the Debt Financing on a timely basis on the terms and conditions (including agreeing to any requested changes to the terms of (but not to impose new, expanded or additional conditions to the availability or funding of) the commitments thereunder by the committed lenders in accordance with the related flex provisions) contained in the Debt Commitment Letter (as in effect on the date hereof, subject to any amendments permitted hereby) on or prior to the Closing; (iii) satisfying (or obtaining a waiver of) on a timely basis all covenants and conditions in the Debt Commitment Letter (subject to any amendments permitted hereby) that are, in each case, in Purchaser’s control, including the payment of any fees or expenses required as a condition to Debt Financing; (iv) maintaining in full force and effect the Debt Commitment Letter (subject to any amendments permitted hereby) until the earliest of the consummation of the Closing, the entry into definitive agreements with respect to the Debt Financing and the termination of this Agreement in accordance with its terms prior to the occurrence of the Closing; (v) subject to the satisfaction or waiver of the conditions set forth in this Agreement consummating the Debt Financing contemplated by the Debt Commitment Letter (subject to any amendments permitted hereby) at the Closing; and (vi) enforcing all of its rights under the Debt Commitment Letter (and any definitive agreements related thereto). Purchaser shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Equity Financing on the terms and conditions contemplated by the Equity Commitment Letter upon satisfaction or waiver of the conditions to the Closing set forth in Section 7.1 [(Conditions to the Obligations of Each Party)] and Section 7.2 [(Conditions to the Obligations of Purchaser)]. Purchaser shall not, and shall not permit any of its Affiliates to, without the prior written consent of Seller, take or fail to take any action or enter into any transaction that would reasonably be expected to materially impair, delay or prevent consummation of the Debt Financing contemplated by the Debt Commitment Letter or the Equity Financing contemplated by the Equity Commitment Letter. If at any time it becomes reasonably likely that Purchaser will be unable for any reason to consummate the Debt Financing contemplated by the Debt Commitment Letter, or in the event any portion of the Debt Financing expires or is terminated, or upon any actual or threatened in writing repudiation or breach of the Debt Commitment Letter by any party thereto, or all or a portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Purchaser promptly (and, in any event, within five (5) Business Days) shall notify Seller of such unavailability and the reasons therefor and shall thereafter use its reasonable best efforts to seek and to arrange to obtain alternative financing (“Alternative Financing”), including from alternative sources on terms and conditions that are not materially less favorable, taken as a whole, to Purchaser than the financing contemplated by the Debt Commitment Letter on the date hereof, as promptly as reasonably practicable following the occurrence of such event, it being understood that nothing in this Section 6.18(a) shall be deemed to require Purchaser to, in connection with any Alternative Financing, pay any fees that, in the aggregate, materially exceed those contemplated by the Debt Commitment Letter. For the purposes of this Agreement, all references to the Debt Financing shall be deemed to include such Alternative Financing, all references to the Debt Commitment Letters shall include the applicable documents for the Alternative Financing and all references to the Debt Financing Sources shall be deemed to include the lenders for (or other creditors in respect of) such Alternative Financing. Purchaser shall give Seller and the Company prompt written notice of, and keep Seller and the Company informed in writing on a reasonably prompt and current basis, in each case, in reasonable detail of the status of its efforts to arrange and consummate the Financing and shall give Seller and the Company prompt written notice (x) of any threatened or actual breach or default by any party to the Debt Commitment Letter or any threatened or actual termination of the Debt Commitment Letter which could reasonably be expected to affect the conditionality, timing, availability, funding or quantum of the Debt Financing, (y) receipt by the Purchaser of any written notice or other written communication from any Debt Financing Sources of any material dispute or disagreement between or among any parties to the Debt Commitment Letters or definitive agreements related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount of Debt Financing to be funded at the Closing and (z) if at any time for any reason Purchaser believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letters or the definitive agreements related to the Debt Financing. Without the prior written consent of Seller, Purchaser shall not, and shall not permit any other Person to, amend, modify, supplement, waive, restate or replace the Debt Commitment Letter; provided, that Purchaser may amend, (1) amend and restate, replace, supplement, or otherwise modify or waive any of its rights under, the Debt Commitment Letter, so long as any such amendment, replacement, supplement, or other modification to or waiver of any provisions of such Debt Commitment Letter does not (i) add new, expand upon or adversely modify the conditions precedent to the funding on the Closing Date of the Debt Financing as set forth in the Debt Commitment Letter on the date hereof or otherwise modify the Debt Commitment Letter in a manner that would, or would reasonably be likely to, prevent, impede, or delay the Closing, including in respect of the availability of the Debt Financing, or by releasing, requesting or consenting to the termination of Debt Commitment Letter (in whole or in part) prior to the Closing, (ii) reduce the amount of the Debt Financing or reduce the Debt Financing Sources’ aggregate commitments under the Debt Commitment Letter (other than as a result of an assignment of a Debt Financing Source’s commitment to another Debt Financing Source in accordance with the terms of the Debt Commitment Letter) unless any such reduction (A) is offset by a dollar for dollar increase in the amounts available under the Equity Financing, or (B) is undertaken in connection with a purchase price reduction under this Agreement in accordance with the Debt Commitment Letter and the remaining commitments under the Debt Commitment Letter (when combined with the Equity Financing) are sufficient to satisfy Purchaser’s obligations contemplated by this Agreement, including the payment of the Purchase Price and payment of all fees and expenses of Purchaser due and payable at or in connection with the Closing, or (iii) materially and adversely affect the ability of Purchaser to enforce its rights against the Debt Financing Sources or under the Debt Commitment Letter (including by making the conditions to the availability or funding of the Debt Financing less likely to be satisfied, delaying, impeding or preventing the Closing), and (2) amend, restate, join or supplement the Debt Commitment Letter to add lenders, lead arrangers, book-runners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement, so long as any or all such additions, individually or in the aggregate, would not reasonably be expected to prevent, hinder, impede or delay the funding of the Debt Financing or the consummation of the transactions contemplated by this Agreement. Purchaser shall provide notice to Seller and the Company promptly upon receiving the Debt Financing and shall furnish correct and complete copies of the definitive agreements with respect thereto to Seller and the Company promptly upon their execution. Purchaser shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letter without the prior written consent of the Company. Purchaser acknowledges and agrees that its obligations to consummate the transactions contemplated by this Agreement are not conditioned or in any way contingent upon, or otherwise subject to, receipt of the Financing or the availability, grant, provision or extension of any Financing to Purchaser or any of its Affiliates.
(b)
(i)   Prior to the earlier of the Closing or termination of this Agreement in accordance with Section 8.1 [(Termination)], the Company shall use commercially reasonable efforts to cooperate, and shall cause the Company Subsidiaries to use commercially reasonable efforts to cooperate, with Purchaser, at Purchaser’s sole expense, in connection with the arrangement of the Debt Financing as may be reasonably requested by Purchaser including by (A) participating in a reasonable number of meetings (including lender meetings), presentations and due diligence sessions, and drafting sessions; (B) assisting with the preparation of materials for (x) bank information memoranda and similar documents required in connection with the Debt Financing, and (y) solely to the extent relating to corporate ratings covering the Company and the Company Subsidiaries, rating agency presentations with respect to not more than three rating agencies; (C) furnishing Purchaser and its financing sources with the Required Information and all other financial and other pertinent information regarding the Company and the Company Subsidiaries as Purchaser may reasonably request in order to consummate the Debt Financing; (D) at least three (3) Business Days prior to the Closing, providing all documentation and other information about the Company and Company Subsidiaries that is reasonably requested in writing by any of the Debt Financing Sources that the Debt Financing Sources reasonably determine is required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, to the extent requested by Purchaser in writing at least ten (10) Business Days prior to the Closing, in each case, to the extent required to be delivered pursuant to the conditions to the funding of the Debt Financing as in effect on the date hereof; (E) using commercially reasonable efforts to satisfy the conditions precedent set forth in the Debt Commitment Letter to the extent the satisfaction thereof is solely within the control of, or requires the cooperation of, the Company or the Company Subsidiaries; and (F) otherwise reasonably cooperating in Purchaser’s efforts to obtain the Debt Financing (including requesting of the appropriate Persons, and using its commercially reasonable efforts to obtain, customary officers certificates described in the Debt Commitment Letter

(as in effect on the date hereof) and other similar documents as may reasonably be requested by Purchaser), obtaining the Funded Indebtedness Payoff Letters and facilitating the pledge of, and granting of security interests in, the stock and assets of the Company and the Company Subsidiaries (but, for the avoidance of doubt, excluding the establishment of any new bank or other accounts, the repayment of any indebtedness not required to be repaid pursuant to the terms hereof as a condition to the Closing, or the provision of any financial information not expressly required pursuant to the terms hereof) (it being understood that the provisions of this parenthetical do not impair any obligation hereunder to deliver the Funded Indebtedness Payoff Letters pursuant to Section 2.3(b)(ii)); provided, that, notwithstanding anything to the contrary in this Section 6.18 [(Financing)], the Company shall not be required to provide, or cause any Company Subsidiary to provide, cooperation under this Section 6.18(b) that: (1) (1) unreasonably interferes with the ongoing business of the Company or any Company Subsidiary; (2) causes any representation, warranty, covenant or agreement in this Agreement to be breached; (3) causes any closing condition set forth in Article VII [(Conditions Precedent)] to fail to be satisfied or otherwise causes the breach of this Agreement or, at or prior to Closing, any Contract to which the Company or any Company Subsidiary is a party (provided that none of the Seller, Company or Company Subsidiaries shall have any responsibility or liability with respect to any such breach of any such Contract, whether before, at or after the Closing, to the extent solely resulting from actions requested by the Purchaser to be taken in compliance with its obligations under this Section 6.18(b)); (4) allows any investor, arranger or syndicate lender access to the personnel or facilities of the Company and Company Subsidiaries that is greater in scope or frequency than the access afforded to Purchaser under this Agreement; or (5) would require any disclosure, which disclosure would be a material breach of this Agreement. For the avoidance of doubt, none of the Company, any Company Subsidiaries or their respective Affiliates shall be required to provide, and Purchaser shall be solely responsible for the preparation of, (a) pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information (other than, for the avoidance of doubt, the Financial Statements), (b) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (c) projections, risk factors or other forward-looking statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of the Regulation S-X or (d) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K (subclauses (a) through (d), collectively, the “Excluded Financial Information”).
(ii)   Notwithstanding anything to the contrary contained in this Section 6.18, (a) the Company Board and the directors, managers and general partners of the Company Subsidiaries shall not be required to adopt resolutions approving the Debt Financing or the agreements, documents and instruments pursuant to which the Debt Financing is obtained, (b) other than the authorization letters referred to in clause (iii) of the definition of “Required Information,” none of Seller, the Company or any Company Subsidiary shall be required to execute prior to the Closing any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Debt Financing, and in the event any such Person does agree to execute any such document, Purchaser agrees that the execution of any documents in connection with the Debt Financing shall be subject to the consummation of the transactions contemplated hereby at the Closing and such documents will not take effect until the Closing occurs and will not encumber the assets of the Company prior to the Closing, (c) none of Seller, the Company or any Company Subsidiaries shall be required to take any corporate, limited liability company, or limited partnership actions prior to the Closing to permit the consummation of the Debt Financing, (d) none of Seller, the Company or any of the Company Subsidiaries shall be required to provide any cooperation under this Section 6.18 that unreasonably interferes with any of their respective ongoing businesses or operations or their respective abilities to perform their respecting obligations under this Agreement and (e) in no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information (other than the Required Information) that is not currently readily available to the Company on the date hereof or is not otherwise prepared in the ordinary course of business of the Company at the time requested by Purchaser or for the failure to obtain any comfort with respect to, or review of, any financial or other information by its accountants. Subject to the Purchaser’s indemnification obligations under Section 6.18(c) and elsewhere in this

Agreement, the Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect Seller, the Company or any of the Company’s Subsidiaries or the reputation or goodwill of Seller, the Company or any of the Company’s Subsidiaries and/or their respective marks.
(c)   In no event shall Seller, the Company or any Company Subsidiary be required to (i) pay any commitment or similar fee or incur any Liability (including due to any act or omission by Seller, the Company or any Company Subsidiary or any of their respective Representatives) or expense in connection with assisting Purchaser in arranging the Debt Financing or as a result of any information provided by Seller, the Company, any Company Subsidiary or any of their respective Affiliates or their respective Representatives in connection therewith, which, in each case, is not paid in advance or adequately (as determined by Seller) or indemnified by Purchaser pursuant to this Section 6.18(c), (ii) take any action that would result in a material violation of applicable Law, (iii) have or incur any Liability under any definitive financing document or any related document or other agreement or document related to the Debt Financing, or in connection with the Debt Financing prior to the Closing occurring, or (iv) disclose or provide any information the disclosure of which in the reasonable judgment of the Company and the Company Subsidiaries, is restricted by applicable Law or Order, or is subject to attorney-client privilege. Purchaser shall (A) promptly upon request by Seller reimburse Seller (in the case that the Closing has occurred) or the Company (in the case of a termination of this Agreement) for all out-of-pocket costs incurred by Seller, the Company and the Company Subsidiaries in connection with such cooperation (whether or not contemplated by Section 6.18(b) and (B) indemnify and hold harmless Seller, the Company, the Company Subsidiaries and their respective Affiliates and their respective Representatives from and against any and all Liabilities suffered or incurred by them in connection with the arrangement of the Debt Financing or providing any of the information utilized in connection therewith; provided that the foregoing exculpatory and indemnification provisions shall not apply in the case of any Liabilities suffered directly and exclusively as a result of Fraud or the gross negligence, bad faith or willful misconduct of Seller, the Company, the Company Subsidiaries or their respective Affiliates or Representatives.
Section 6.19   Proxy Statement.
(a)   As promptly as reasonably practicable following the date hereof (and in any event no later than forty-five (45) days after the date hereof), the Company shall, with the reasonable assistance of Purchaser, prepare and file with the SEC, a proxy statement relating to the approval by the stockholders of the Company, on a binding, advisory basis, of this Agreement and the transactions contemplated hereby (as amended or supplemented from time to time, the “Proxy Statement”). For the avoidance of doubt, the Proxy Statement may include such other proposals as the Company determines are reasonably necessary for the consummation of the Reorganization or any Related Transaction. Purchaser and the Company shall cooperate with one another in connection with the preparation of the Proxy Statement and Purchaser shall furnish all information concerning Purchaser as the Company may reasonably request in connection with the preparation of the Proxy Statement, including such information that is required by the Exchange Act to be set forth in the Proxy Statement. Purchaser shall cause the information relating to Purchaser supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders’ Meeting, not to contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Assuming Purchaser’s compliance with the foregoing, the Company shall cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and to comply as to form in all material respects with the Exchange Act and any applicable requirements under applicable Law. Purchaser and the Company shall each use commercially reasonable efforts to respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC concerning the Proxy Statement, and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

(b)   Each of Purchaser and the Company shall as promptly as reasonably practicable notify the other of (i) the receipt of any comments from the SEC (or its staff) and all other written correspondence and oral communications with the SEC (or its staff) relating to the Proxy Statement and (ii) any request by the SEC (or its staff) for any amendment or supplement to the Proxy Statement or for additional information with respect thereto, and shall supply the other party hereto with copies of all material correspondence between the Company, Purchaser or any of their respective Representatives, on the one hand, and the SEC (or its staff), on the other hand, with respect to the Proxy Statement. All filings by Seller or the Company with the SEC (or its staff), responses to any comments from the SEC (or its staff) and all mailings to the stockholders of the Company primarily relating to the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Purchaser; provided, that Seller and the Company will no longer be required to comply with the foregoing if the Company Board has effected any Adverse Recommendation Change or shall have resolved to do so. All filings by Purchaser with the SEC in connection with the transactions contemplated hereby shall be subject to the reasonable prior review and comment of the Company.
(c)   If at any time prior to the Company Stockholders’ Meeting the Purchaser or the Company discovers any information relating to the Company, Purchaser, or any of their respective Affiliates, directors or officers, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
Section 6.20   Company Stockholders’ Meeting.   The Company shall, in accordance with its Constituent Documents and applicable Law, promptly and duly establish a record date, call, give notice of and convene as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC, a meeting of the stockholders of the Company (including any adjournments and postponements thereof, the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Stockholder Approval and shall, unless the Company Board has effected an Adverse Recommendation Change or shall have resolved to do so, in each case in accordance with this Agreement, (a) recommend that the stockholders of the Company, on a binding, advisory basis, approve this Agreement and the transactions contemplated hereby and include in the Proxy Statement the Company Board Recommendation and (b) use commercially reasonable efforts to solicit such approval. The Company may postpone, recess or adjourn the Company Stockholders’ Meeting (i) with the consent of Purchaser or (ii) if the Company is unable to obtain a quorum of its stockholders at the Company Stockholders’ Meeting or (iii) to allow additional time for the filing and distribution of any amended or supplemental disclosure which the Company Board has determined in good faith (after reasonable consultation with outside counsel and Purchaser) is necessary or advisable under applicable Law and for such amended or supplemental disclosure to be reviewed by the stockholders of the Company prior to the Company Stockholders’ Meeting. The Company agrees that, except as reasonably necessary for the consummation of any Related Transaction, no matters shall be brought before the Company Stockholders’ Meeting other than the adoption of this Agreement and any related and customary procedural matters (including a proposal to adjourn the meeting to allow additional solicitation of votes). In no event will the record date of the Company Stockholders’ Meeting be changed without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required by applicable Law.
Section 6.21   Alternative Transaction Proposals.
(a)   From the date hereof until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, except as otherwise provided in this Section 6.21, the Company shall not, and shall cause each Company Subsidiary not to, and will use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, or knowingly initiate, encourage or facilitate the making of any Alternative Transaction Proposal, (ii) other than with Purchaser or its Representatives and other than to inform any Person of the provisions of this Section 6.21(a), (A) engage in, continue or otherwise participate in any discussions or negotiations, (B) provide or afford access to its properties, assets, books and records or personnel of the Company or any Company Subsidiary or (C) furnish to any Person any non-public information, in each case of clauses (A) through (C), in connection with, relating to, or for the purpose of encouraging, any Alternative Transaction Proposal or the making thereof or any inquiry, offer or proposal that could reasonably constitute an Alternative Transaction Proposal, (iii) execute or enter into, or propose to enter into, any Alternative Transaction Agreement, (iv) grant any waiver or release under any “standstill” or similar agreement with respect to any class of securities of the Company or any of the Company Subsidiaries to the extent that the applicable provision of any such agreement prohibits or purports to prohibit a confidential proposal being made to the Company Board, unless the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with such directors’ fiduciary duties under applicable Law or (v) authorize, agree or commit or knowingly permit any Representative to do any of the foregoing. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to the final sentence of this Section 6.21(a), if at any time after the date hereof and prior to receipt of the Company Stockholder Approval, the Company or any Company Subsidiary receives an Alternative Transaction Proposal that did not result from a breach of this Section 6.21, the Company and the Company Board may (directly or through their respective Representatives) (A) contact such Person and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) if the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel based on information then available that such Alternative Transaction Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Company Board may (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an executed confidentiality agreement; provided, that a copy of all such information not previously provided to Purchaser (or its Representatives) is provided to Purchaser as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours) after such information has been furnished to such Person (or its Representatives) and (y) participate in discussions or negotiations with the Person making such Alternative Transaction Proposal (and its Representatives) regarding such Alternative Transaction Proposal.
(b)   On the date hereof, the Company shall immediately cease and cause to be terminated, and shall cause the Company Subsidiaries and use its reasonable best efforts to cause its and their Representatives to immediately cease and cause to be terminated, any activities, solicitations, discussions or negotiations with any Person and its Affiliates and Representatives (other than the parties and their respective Representatives and designees) in connection with or relating to an Alternative Transaction Proposal, in each case that exists as of the date hereof. The Company also agrees that it will promptly after the date hereof (and in any event within two (2) Business Days thereof) (i) request each Person (other than Purchaser, Merger Sub and their respective Representatives and designees) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction Proposal to promptly return or destroy all confidential information furnished to such Person or any of its Affiliates or Representatives by or on behalf of the Company or any of the Company Subsidiaries prior to the date hereof and (ii) terminate any access to any data room (electronic or otherwise) previously provided to any such Person, its Affiliates or its or their respective Representatives.
(c)   Except as otherwise provided in this Section 6.21, the Company Board shall not, directly or indirectly, (i) (A) withdraw (qualify, amend or modify in a manner adverse to Purchaser) or publicly propose to withdraw (qualify, amend or modify in a manner adverse to Purchaser) the approval, recommendation or declaration of advisability of this Agreement and the transactions contemplated by this Agreement, (B) adopt a formal resolution to recommend, adopt, approve or declare advisable or publicly propose to recommend, adopt, approve or declare advisable, any Alternative Transaction Proposal, (C) if an Alternative Transaction Proposal not subject to Regulation 14D shall have been publicly announced or disclosed, fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days if possible, prior to the Company’s Stockholder’s Meeting, (D) make any public recommendation in connection with an Alternative Transaction Proposal that is a tender or exchange offer subject to Regulation 14D, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation

Change”) or (ii) adopt or approve, or publicly propose to adopt or approve, cause, authorize or allow the Company or any Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement referred to in Section 6.21(a) (each, an “Alternative Transaction Agreement”) (A) constituting or that would reasonably be expected to lead to or otherwise relates to any Alternative Transaction Proposal or (B) requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, but subject to the Company’s compliance in all material respects with the other provisions of this Section 6.21, as applicable, at any time prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Superior Proposal that did not result from a breach of this Section 6.21 or an Intervening Event, make an Adverse Recommendation Change if the Company Board determines, in good faith, after consultation with its outside legal and financial advisors, that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law.
(d)   Without limiting Section 6.21(c), but subject to Section 6.21(e), in response to a written Alternative Transaction Proposal that did not result from a breach of this Section 6.21 that the Company Board determines in good faith, after consultation with its outside legal and financial advisors, constitutes a Superior Proposal and that the failure to terminate this Agreement would be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company may terminate this Agreement pursuant to Section 8.1 [(Termination)] and this Section 6.21(d) and, concurrently with such termination, may enter into an Alternative Transaction Agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.1 [(Termination)] and this Section 6.21(d) unless the Company (i) complies with its obligations set forth in Section 6.21(c) and (ii) pays, or causes to be paid, to Purchaser the Company Termination Fee payable pursuant to Section 8.3 [(Termination Fees)] prior to or concurrently with such termination.
(e)   Notwithstanding anything to the contrary contained in this Agreement, the Company Board shall not be entitled to either (x) make an Adverse Recommendation Change pursuant to Section 6.21(c) or (y) terminate this Agreement pursuant to Section 8.1 [(Termination)] and Section 6.21(d), unless (i) the Company shall have provided to Purchaser three (3) Business Days’ prior written notice advising Purchaser that the Company Board intends to take such action, and (A) if relating to a Superior Proposal, such notice shall contain the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Company Board, including the identity of the Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) making such Alternative Transaction Proposal and a copy of such Alternative Transaction Proposal or (B) if relating to an Intervening Event, such notice shall contain the material facts and circumstances of such Intervening Event and (ii) (A) during such three (3)-Business Day period, if requested by Purchaser and so long as Purchaser continues to negotiate in good faith, the Company shall have, and shall have used reasonable best efforts to cause its Representatives to have, engaged in negotiations in good faith with Purchaser to enable Purchaser to propose revisions to the terms of this Agreement or other agreements contemplated hereby and regarding any such amendments proposed in writing by Purchaser, (B) the Company Board shall have considered in good faith any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Purchaser no later than the third (3rd) Business Day of such three (3)-Business Day period, (C)(1) with respect to a Superior Proposal, the Company Board shall have determined in good faith, after consultation with outside legal and financial advisors, that the Alternative Transaction Proposal constitutes a Superior Proposal after taking into account the adjustments to this Agreement that were offered by Purchaser and that the failure to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1 [(Termination)] would be inconsistent with the directors’ fiduciary duties under applicable Law and (2) with respect to an Intervening Event, the Company Board shall have determined in good faith that failure to make an Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (D) in the event of any change to (1) any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of an Alternative Transaction Proposal, or (2) the facts or circumstances relating to an Intervening Event, the Company shall, in each case, have delivered to Purchaser an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) of this proviso shall commence (except that three (3) Business Day notice period referred to in clauses (i)

and (ii) above shall instead be equal to two (2) Business Days) during which time the Company shall be required to comply with the requirements of this Section 6.21(e) anew with respect to such additional notice, including clauses (i) and (ii) of this Section 6.21(e); and provided that the Company has complied in all material respects with its obligations under this Section 6.21.
(f)   Notwithstanding anything to the contrary contained herein, the Company or the Company Board, directly or indirectly through their respective Representatives, shall be permitted to (i) take or disclose any position or disclose any information reasonably required under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders) and, to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Alternative Transaction Proposal, (ii) make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Company’s stockholders) or take a neutral or no position with respect to any Alternative Transaction Proposal, (iii) make any other disclosure to the Company’s stockholders that is reasonably required by applicable Law (provided, however, that any disclosures permitted under this Section 6.21(f) shall not, in and of themselves, constitute an Adverse Recommendation Change or form a basis for Purchaser to terminate this Agreement pursuant to Section 8.1 [(Termination)]) and (iv) waive any “standstill” or similar provision in order to permit a Person to make an Alternative Transaction Proposal.
(g)   From and after the date hereof, the Company shall as promptly as reasonably practicable (and in no event later than twenty-four (24) hours after receipt) notify Purchaser of any Alternative Transaction Proposal or bona fide inquiry (whether written or oral) from any Person or group in respect of a potential Alternative Transaction Proposal or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives in connection with an Alternative Transaction Proposal and such notice shall include (x) the identity of the Person or group making such Alternative Transaction Proposal or inquiry, and (y) the material terms and conditions of any such Alternative Transaction Proposal or inquiry and, if written, a copy thereof. The Company shall keep Purchaser reasonably informed, on a reasonably prompt basis, of the status and material terms (including any changes to the material terms and conditions thereof) of any such Alternative Transaction Proposal or inquiry in respect thereof and, if written, provide to Purchaser a copy thereof.
Section 6.22   Reorganization; Stock Exchange De-listing.   Subject to the approval by the Company’s stockholders of the Reorganization and the Company Stockholder Approval, Seller and the Company shall, and shall cause their respective Subsidiaries to, consummate the Reorganization prior to the Closing on the terms set forth on Section 1.2 of the Disclosure Letter. The Surviving Company shall cause the Company’s securities to be de-listed from the New York Stock Exchange and de-registered under the Exchange Act as promptly as practicable following the Closing, and Seller and the Company shall prior to the Closing reasonably cooperate with Purchaser with respect thereto, and Seller shall continue to reasonably cooperate with Purchaser following the Closing with respect thereto.
Section 6.23   Transaction Litigation.   In the event that any stockholder litigation related to this Agreement or any of the transactions contemplated hereby, including the Reorganization, is brought against Seller, the Company, any member of the Company Board or the board of directors of Seller (in their capacity as such) prior to the Closing (the “Transaction Litigation”), the Company shall promptly notify Purchaser of any such Transaction Litigation and shall keep Purchaser reasonably informed with respect to the status thereof and give Purchaser the opportunity to participate in (but not control) the defense of any Transaction Litigation, and the Company shall not settle or agree to settle any Transaction Litigation where such settlement would impose obligations (monetary or otherwise) on the Company or the Surviving Company without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that, such consent shall not be required for settlements solely for (a) money damages and the payment of attorneys’ fees in an aggregate amount not to exceed the dollar amount of the coverage limits for such settlements under the then current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries or (b) providing additional disclosure in the Proxy Statement.

Section 6.24   Use of Seller Marks.
(a)   As promptly as possible following the Closing (but in any event within ninety (90) days following the Closing Date), Purchaser shall cause the Surviving Company and the Company Subsidiaries to cease using the terms “MACQUARIE,” “MIC,” “MIC GLOBAL SERVICES,” “MACQUARIE GLOBAL SERVICES,” “Holey Dollar” and “Holey $” (whether alone or in combination with any other word or design) and any marks similar thereto or constituting an abbreviation or extension thereof and all other marks of Seller or otherwise related to Macquarie Group Limited (collectively, the “Seller Marks”), including eliminating the Seller Marks from all assets of the Surviving Company and the Company Subsidiaries and the disposing of any unused stationery, literature or similar materials bearing any Seller Marks, and thereafter, Purchaser shall not, and shall cause the Surviving Company and the Company Subsidiaries not to, use any Seller Marks or any other Intellectual Property rights of Seller, Macquarie Group Limited, or any of their respective Affiliates. For clarity, during such ninety (90) day period following Closing Date, the Surviving Company and the Company Subsidiaries may only use the Seller Marks to phase out their use thereof and only in substantially the same form, scope, quality, and manner as the Seller Marks were used during the three (3)-month period immediately preceding the Closing Date (and not in any other form, scope, quality, or manner). Purchaser acknowledges and agrees that, absent a separate written agreement among Macquarie Group Limited, Seller and Purchaser to the contrary, Purchaser and its Affiliates have no rights whatsoever to use the Seller Marks or other Intellectual Property of Seller or Macquarie Group Limited and neither Purchaser nor any of its Affiliates shall contest the ownership or validity of any rights of Seller or any of its Affiliates in or to any of the Seller Marks.
(b)   Purchaser, for itself and its Affiliates (which, for the purposes of this Section 6.24, shall include the Surviving Company and the Company Subsidiaries), agrees that immediately from and after the Closing, Purchaser and its Affiliates will not expressly, or by implication, do business as or represent themselves as (or as affiliated with) Seller, Macquarie Group Limited, or their respective Affiliates.
(c)   As promptly as possible following the Closing (but in any event within ten (10) Business Days following the Closing), Purchaser and its Affiliates shall make all filings with any and all offices, agencies and bodies and take all other actions necessary to adopt new corporate names, registered names and registered fictitious names of the Surviving Company and the Company Subsidiaries that do not consist in whole or in part of, and are not dilutive of or confusingly similar to, any Seller Marks (“New Corporate Names”). Upon receipt of confirmation from the appropriate registry that such name changes have been effected, Purchaser shall provide Seller and Macquarie Group Limited with written proof that such name changes have been effected. Purchaser and its Affiliates shall, and shall cause the Company and the Company Subsidiaries to, use their respective best efforts to adopt New Corporate Names as soon as possible after the Closing.
Section 6.25   MIC Hawaii Related Transaction.   After the Closing and until the consummation of a Related Transaction to sell MIC Hawaii, the Company shall, and Purchaser shall, and shall cause the Company to, use commercially reasonably efforts to reasonably cooperate with Seller to cure any breaches by the Company of any representations, warranties, covenants, or agreements in the definitive transaction document for a Related Transaction to sell MIC Hawaii entered into in accordance with Section 6.3 [(Conduct of Business by the Company Pending the Closing)], that if uncured would result in a material delay or failure to consummate such Related Transaction; provided, that such cooperation does not adversely affect Purchaser, the Company, the Company Subsidiaries or any of their respective Affiliates in any material respect (other than the payment of out-of-pocket expenses that are reimbursed in full by Seller) and Seller shall promptly, upon receipt of any applicable invoices, promptly reimburse Purchaser, the Company or the Company Subsidiaries, as applicable, for any reasonable and documented out of pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) incurred in connection with performing the obligations under this Section 6.25.
Section 6.26   Certain Post-Closing Matters.
(a)   Without limiting the terms of Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)] and Section 10.14 [(Non-Recourse; Mutual Release)] and from and after the closing of the Reorganization, Seller and MIC Hawaii acknowledge and agree that MIC Hawaii shall be, or shall cause its Subsidiaries (which, for the avoidance of doubt, will not include, after the Closing, Purchaser, the Surviving Company or any Company Subsidiary) to be, responsible for (x) all of the assets that are used in the operation or conduct of MIC Hawaii’s business as owned, operated and conducted by MIC Hawaii immediately prior to the Reorganization (the “MIC Hawaii Assets”) and (y) all Liabilities and obligations to the extent relating to, Seller, MIC Hawaii, or any of their respective Subsidiaries, including any MIC Hawaii Liabilities.
(b)   Without limiting the terms of Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)] and Section 10.14 [(Non-Recourse; Mutual Release)], from and after the closing of the Reorganization, Purchaser and the Company acknowledge and agree that the Company shall be, or shall cause its Subsidiaries (which, for the avoidance of doubt, will not include, after the Closing, Seller, MIC Hawaii or any of their respective Subsidiaries) to be, responsible for (x) all of the assets that are used in the operation or conduct of the Company’s and the Company Subsidiaries’ businesses as owned, operated and conducted by the Company and the Company Subsidiaries immediately prior to the Reorganization, excluding for the avoidance of doubt, any MIC Hawaii Assets (the “Company Assets”) and (y) all Liabilities and obligations to the extent relating to the Company or any Company Subsidiary.
(c)   If at any time after the Closing, any of the Purchaser, Company or any Company Subsidiary (i) receives or otherwise possesses any asset (including any funds, payments, and insurance proceeds) that should have properly been classified as a MIC Hawaii Asset or (ii) is liable under or otherwise responsible for discharging a Liability that should have properly been classified as a Liability of Seller, MIC Hawaii or their respective Subsidiaries (or otherwise included as a MIC Hawaii Liability), (A) (1) the Purchaser and the Company shall, and shall cause the Company Subsidiaries to, as applicable, use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to Seller, MIC Hawaii or one of their designated Subsidiaries and (2) the Purchaser, the Company or the applicable Company Subsidiary, (x) shall hold such asset in trust for the use and benefit and burden of the Person entitled thereto (and at such other Person’s sole expense) until the consummation of the transfer thereof and (y) shall use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to MIC Hawaii or its designated Subsidiaries, as applicable, or (B) Seller, MIC Hawaii or one of their designated Subsidiaries shall promptly assume such Liabilities from the Purchaser, the Company or the Company Subsidiary, as applicable, as the case may be.
(d)   If at any time after the Closing, any of Seller, MIC Hawaii or any of their respective Subsidiaries (i) receives or otherwise possesses any asset (including any funds, payments and insurance proceeds) that should have properly been classified as a Company Asset or (ii) is liable under or otherwise responsible for discharging a Liability that should have properly been classified as Liability of Purchaser, the Company or any Company Subsidiary, (A) (1) Seller and MIC Hawaii shall, and shall cause their respective Subsidiaries to, as applicable, use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to the Purchaser, the Company or one of its designated Subsidiaries and (2) the Seller, MIC Hawaii or one of their respective applicable Subsidiaries, (x) shall hold such asset in trust for the use and benefit and burden of the Person entitled thereto (and at such other Person’s sole expense) until the consummation of the transfer thereof and (y) shall use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to the Purchaser, the Company or its designated Subsidiaries, as applicable, or (B) Purchaser, the Company or one of the Company Subsidiaries shall promptly assume such Liabilities from Seller, MIC Hawaii or one of their respective Subsidiaries, as applicable, as the case may be.
(e)   Each party hereto shall reasonably cooperate with each other party, including by using reasonable best efforts to execute, acknowledge and deliver any further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and by taking such further actions, as may be reasonably necessary or appropriate to effect the transfers contemplated by this Section 6.26.
(f)   For the avoidance of doubt, the transfer or assumption of any assets or Liabilities under this Section 6.26 shall be effected without any additional consideration payable by any party hereto or any of their Affiliates and each party hereto will bear its (and its Affiliates) own fees and expenses in connection with such efforts. The parties hereto shall reasonably cooperate to effect any transfers or other arrangements described in this Section 6.26 in a manner that is Tax efficient for each of the parties hereto, by treating the Person initially in possession of any assets referred to in this Section 6.26 after the Closing as holding such assets as an agent or nominee for the transferee of such assets for all Tax purposes, to the extent practical and permitted by applicable Law.

(g)   For federal and applicable state and local income Tax purposes:
(i)   Any asset transferred to Seller, MIC Hawaii or any of their respective designated Subsidiaries, as applicable, and any Liability assumed by Seller, MIC Hawaii or any of their respective designated Subsidiaries, as applicable, shall be treated as never having been so transferred or assumed by, as applicable, the Purchaser, the Company or any Company Subsidiary, as applicable, and shall be deemed to have been a MIC Hawaii Asset or Liability related thereto, as applicable, in each case, from and after the Reorganization; and
(ii)   Any asset transferred to the Purchaser, the Company or any Company Subsidiaries, as applicable, and any Liability assumed by the Purchaser, the Company or any Company Subsidiaries, as applicable, shall be treated as never having been transferred to or assumed by, as applicable, Seller, MIC Hawaii or any of their respective Subsidiaries, and shall be deemed to have been a Company Asset or Liability related thereto, as applicable, in each case, from and after the Reorganization.
Section 6.27   Post-Closing Financial Statement Assistance.   Section 6.28 After the Closing, Seller and the Company shall reasonably cooperate (and use their commercially reasonable efforts to cause their respective auditors to reasonably cooperate) with each other in connection with their preparation of any financial statements for any periods beginning on or prior to the Closing Date, including by providing historical financial information relating to the Company in Seller’s, the Company’s or their respective auditors’ possession and as reasonably requested by either of them in connection with preparing such financial statements; provided, that each of Seller and the Company shall be solely responsible for the preparation of their own respective financial statements; provided, further, that such requesting party shall, upon receipt of any applicable invoices, promptly reimburse such other party for their reasonable and documented out of pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) incurred in connection with performing the obligations under this Section 6.27.
ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1   Conditions to the Obligations of Each Party.   The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) in writing by Purchaser and the Company at or prior to (and as of) the Closing of the following conditions:
(a)   Injunctions; Illegality.   No court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement that remains in effect (provided, that, prior to asserting this condition, the party asserting this condition shall have complied with its obligations under Section 6.5 [(Regulatory Approvals; Consents)]) to prevent the entry of such Law or Order and to appeal as promptly as possible any judgment that may be entered).
(b)   Required Regulatory Approvals.   Any waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated. Any other applicable waiting periods (or any extension thereof), consents, waivers, filings or approvals under any applicable Laws required to consummate the transactions contemplated hereby and identified on Section 7.1(b) of the Company Disclosure Letter (collectively with the expiration of the waiting period under the HSR Act, the “Required Regulatory Approvals”) shall have expired, been terminated, been made or been obtained.
(c)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
Section 7.2   Conditions to the Obligations of Purchaser.   The obligation of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Purchaser in writing at or prior to (and as of) the Closing of the following additional conditions:
(a)   Performance.   All of the agreements and covenants of Seller and the Company to be performed and complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects.

(b)   Representations and Warranties.   (i) Each of the representations and warranties of (A) Seller set forth in Section 3.1 [(Due Organization, Good Standing and Corporate Power)] and Section 3.2(a) [(Authorization)], and (B) the Company set forth in Section 4.1 [(Due Organization, Good Standing and Corporate Power)] and Section 4.2(a) [(Authorization)] shall be true and correct in all material respects at and as of the Closing Date, (ii) each of the representations and warranties of (A) Seller set forth in Section 3.4 [(Broker’s or Finder’s Fees)] and Section 3.5 [(Ownership of Shares)], and (B) the Company set forth in Section 4.20 [(Broker’s or Finder’s Fees)] shall be true and correct in all respects, at and as of the Closing Date, (iii) each of the representations and warranties of the Company set forth in Section 4.4 [(Capitalization)] shall be true and correct in all respects except for de minimis inaccuracies, at and as of the Closing Date, (iv) each of the other representations and warranties of Seller and the Company set forth in Article III [(Representations and Warranties of Seller)] and Article IV [(Representations and Warranties of the Company)] not referenced in clause (i), clause (ii), clause (iii) or clause (v) of this Section 7.2(b) (other than Section 4.6(a) [(Absence of Certain Changes)]) shall be true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) as of such earlier date, except, in each case under this clause (iv), where the failure to be so true and correct as would not have a Company Material Adverse Effect, and (v) the representation and warranty of the Company set forth in Section 4.6(a) [(Absence of Certain Changes)] is true and correct at and as of the date hereof.
(c)   Closing Deliverables.   Seller shall have delivered or caused to be delivered to Purchaser the items set forth in Section 2.3(b) [(Closing; Closing Deliverables by Seller)].
(d)   Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.
(e)   Reorganization.   The Reorganization shall have been consummated in all material respects in accordance with the terms set forth on Section 1.2 of the Disclosure Letter.
Section 7.3   Conditions to the Obligations of Seller and the Company.   The obligation of Seller and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Company in writing at or prior to (and as of) the Closing of the following additional conditions:
(a)   Performance. All of the agreements and covenants of Purchaser to be performed and complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects.
(b)   Representations and Warranties.   Each of the representations and warranties of Purchaser set forth in Article V [(Representations and Warranties of the Purchaser)] shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
(c)   Closing Deliverables.   Purchaser shall have delivered or caused to be delivered to Seller the items set forth in Section 2.3(c) [(Closing; Closing Deliverables by Purchaser)].
Section 7.4   Frustration of Closing Conditions.   Neither Purchaser, nor Seller, nor the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was primarily caused by such party’s failure to act in good faith or such party’s failure to comply with any provision of this Agreement.

ARTICLE VIII
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted):
(a)   by mutual written consent of the Company and Purchaser;
(b)   by the Company, on the one hand, or Purchaser, on the other hand, if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order (that is final and non-appealable and has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated hereby; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have complied in all material respects with its obligations under Section 6.5 [(Regulatory Approvals; Consents)] (including in the case of the Company, the Seller’s obligations) to avoid the entry of, or to effect the dissolution of, any such Law or Order; and provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party if such party is in material breach of this Agreement and such breach has caused or resulted in the failure of a condition set forth in Article VII;
(c)   by the Company, on the one hand, or Purchaser, on the other hand, if the Closing Date shall not have occurred on or prior to December 6, 2021 (the “End Date”); provided, that no party may terminate this Agreement pursuant to this Section 8.1(c) if such party (including in the case of the Company, MIC Hawaii and Seller) is in material breach of this Agreement and such breach has caused or resulted in the failure of a condition set forth in Article VII; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party hereto if the other party hereto has initiated proceedings prior to the End Date to specifically enforce this Agreement to cause the Closing to occur in compliance with this Agreement while such proceedings are still pending;
(d)   by the Company, if: (i) any of the representations and warranties of Purchaser contained in Article V [(Representations and Warranties of Purchaser)] shall fail to be true and correct or (ii) there shall be a breach by Purchaser of any of its covenants or agreements in this Agreement that, in either case of clause (i) or (ii), (A) would result in the failure of a condition set forth in Section 7.3(a) [(Conditions to the Obligations of Seller; Performance)] or Section 7.3(b) [(Conditions to the Obligations of Seller; Representations and Warranties)] to be satisfied and (B) which is not curable or, if curable, is not cured after written notice thereof is given by the Company to Purchaser by the earlier of (x) the day that is two (2) Business Days prior to the End Date and (y) the day that is twenty (20) Business Days after the giving of such notice; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if Seller or the Company is then in material breach of any of its covenants or agreements contained in this Agreement;
(e)   by Purchaser, if: (i) any of the representations and warranties of Seller contained in Article III [(Representations and Warranties of Seller)] or of the Company contained in Article IV [(Representations and Warranties of the Company)] shall fail to be true and correct or (ii) there shall be a breach by Seller, MIC Hawaii or the Company of any of their respective covenants or agreements in this Agreement (other than any of the covenants or agreements under Section 6.21 [(Alternative Transaction Proposals)] that, in either case of clause (i) or (ii), (A) would result in the failure of a condition set forth in Section 7.2(a) [(Conditions to the Obligations of Purchaser; Performance)] or Section 7.2(b) [(Conditions to the Obligations of Purchaser; Representations and Warranties)] and (B) which is not curable or, if curable, is not cured after written notice thereof is given by Purchaser to the Company by the earlier of (x) the day that is two (2) Business Days prior to the End Date and (y) the day that is twenty (20) Business Days after the giving of such notice; provided, that Purchaser may not terminate this Agreement pursuant to this Section 8.1(e) if Purchaser is then in material breach of any of its covenants or agreements contained in this Agreement;
(f)   by the Company, if: (i) all conditions set forth in Section 7.1 [(Conditions to the Obligations of Each Party)] and Section 7.2 [(Conditions to the Obligations of Purchaser)] have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the Closing were to occur at the time that notice of termination is delivered), (ii) the Company and Seller have both delivered irrevocable notice in writing to Purchaser that all conditions set forth in Section 7.1 [(Conditions to the Obligations of Each Party)] and Section 7.2 [(Conditions to the Obligations of Purchaser)] have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, which conditions are, at the time that such notice is delivered, capable of being satisfied if the Closing were to occur at the time that notice of termination is delivered) and that the Company and Seller are ready, willing and able to, and will, consummate the Closing when required pursuant to Section 2.3 [(Closing)] and (iii) Purchaser does not consummate the Closing within two (2) Business Days following the later of (A) the delivery of such notice described in clause (ii) and (B) by the time the Closing is required to occur pursuant to Section 2.3(a) [(Closing)] (and the Company and Seller did not, in fact, prevent Purchaser from consummating the Closing on a subsequent date prior to the Company’s termination of this Agreement pursuant to this Section 8.1(f));
(g)   by Purchaser if an Adverse Recommendation Change shall have occurred; provided, however, that, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) from and after the receipt of the Company Stockholder Approval;
(h)   by the Company, on the one hand, or Purchaser, on the other hand, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting or at any adjournment or postponement thereof at which a vote of the stockholders of the Company has been taken in accordance with this Agreement and the terms of the Company’s Constituent Documents; and
(i)   by the Company if, at any time prior to receipt of the Company Stockholder Approval, (i) the Company Board has received a Superior Proposal that did not result from a breach of Section 6.21 [(Alternative Transaction Proposals)], (ii) the Company has complied in all material respects with its obligations under Section 6.21 [(Alternative Transaction Proposals)], (iii) to the extent permitted by and effected in accordance with Section 6.21(e) [(Alternative Transaction Proposals)], the Company Board approves, and the Company, concurrently with the termination of this Agreement pursuant to this Section 8.1(i), enters into, an Alternative Transaction Agreement with respect to such Superior Proposal and (iv) the Company pays Purchaser the applicable termination fee set forth in and pursuant to the terms of Section 8.3(a) [(Termination Fees)] concurrently with or prior to such termination.
Section 8.2   Effect of Termination.   In the event of the valid termination of this Agreement pursuant to Section 8.1 [(Termination)] by Purchaser, on the one hand, or the Company, on the other hand, or both, written notice thereof shall forthwith be given to the other parties hereto specifying the provision hereof pursuant to which such termination is made (other than in the case of a termination pursuant to Section 8.1(a)), and this Agreement shall be terminated without any further action by Purchaser or the Company and become void and have no effect, and each of the parties hereto will be relieved of its duties and obligations arising under this Agreement after the date of such termination and there shall be no Liability hereunder on the part of Purchaser, Seller, the Debt Financing Sources, the Company or the Company Subsidiaries, except that Article I [(Definitions)], Section 6.2 [(Confidentiality)], Section 6.5(b) [(Regulatory Approvals; Consents)], Section 6.12 [(Conflicts; Privileges)], Section 6.18(c) [(Financing)], this Section 8.2, Section 8.3 [(Termination Fees)], and Article X [(Miscellaneous)] and the Guarantee shall survive any termination of this Agreement. Subject to the limitations set forth in Section 8.3(c) [(Termination Fees)], nothing in this Section 8.2 shall relieve or release Seller or the Company from any Liabilities arising out of its knowing and intentional breach of any provision of this Agreement prior to the termination of this Agreement. The parties hereto acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to seek specific performance in accordance with the terms and conditions set forth in Section 10.13 [(Specific Enforcement)] prior to the valid termination of this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement and the Guarantee (to the extent applicable), all of which obligations shall survive termination of this Agreement in accordance with their terms.
Section 8.3   Termination Fees.
(a)   In the event that:
(i)   this Agreement is terminated (A) by Purchaser pursuant to Section 8.1(g) [(Termination for Adverse Recommendation Change)], or (B) by the Company pursuant to Section 8.1(i) [(Termination for Superior Proposal)]; or

(ii)   (A) prior to the date of the Company Stockholders’ Meeting, an Alternative Transaction Proposal shall have been publicly made or otherwise publicly communicated to the Company or otherwise generally made known to the stockholders of the Company and not publicly withdrawn, (B) this Agreement is terminated by (1) Purchaser or the Company pursuant to Section 8.1(c) [(Termination for End Date)] (other than in circumstances in which the Company could have terminated pursuant to Section 8.1(f) [(Termination for Closing Failure)], or Section 8.1(d) [(Termination for Material Breach)] or Section 8.1(h) [(Termination for failure to obtain Company Stockholder Approval)], or (2) Purchaser pursuant to Section 8.1(e) [(Termination for Company Breach)]), and (C) within twelve (12) months of such termination, the Company enters into a definitive agreement with respect to, or consummates the transactions contemplated by such Alternative Transaction Proposal; provided, that references to “twenty percent (20%)” in the definition of Alternative Transaction Proposal shall be deemed to be references to “fifty percent (50%)”;
then the Company shall pay to Purchaser the Company Termination Fee. Any fee due under this Section 8.3(a) shall be paid by wire transfer of same-day funds to an account provided in writing by Purchaser to the Company (x) in the case of termination pursuant to clause (i)(A) above, within two (2) Business Days of such termination, (y) in the case of termination pursuant to clause (i)(B) above, concurrently with or prior to such termination or (z) in the case of termination pursuant to clause (ii) above, within two (2) Business Days of the earlier of the date when such definitive agreement is executed or the consummation of the transactions referred to in clause (ii)(C) above. The “Company Termination Fee” means $88,125,000.
(b)   In the event this Agreement is (i) validly terminated by Purchaser or the Company pursuant to Section 8.1(c) [(Termination for Failure to Close by End Date)] and, at the time of such termination, either (A) the Company could have terminated this Agreement pursuant to Section 8.1(f) [(Termination for Closing Failure)], or (B) the Company could have terminated this Agreement pursuant to Section 8.1(d) [(Termination for Material Breach)], (ii) validly terminated by the Company pursuant to Section 8.1(d) [(Termination for Material Breach)] or (iii) validly terminated by the Company pursuant to Section 8.1(f) [(Termination for Closing Failure)], Purchaser shall pay, or cause to be paid, to the Company an amount equal to $193,875,000 (the “Reverse Termination Fee”) by wire transfer of same-day funds to an account provided in writing by the Company to Purchaser within two (2) Business Days of such termination. In the event this Agreement is terminated pursuant to Section 8.1(b), Section 8.1(c), Section 8.1(d) or Section 8.1(f), to the extent not previously paid, Purchaser shall pay to the Company the outstanding balance of any Reimbursable Expenses within two (2) Business Days of such termination. Notwithstanding anything in this Section 8.3 to the contrary, the Recovery Costs (or any equivalent amount that would constitute Recovery Costs) shall only become payable in the event that the Reverse Termination Fee is also payable.
(c)   Each of the parties hereto acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties hereto would not have entered into this Agreement. Each of the parties hereto acknowledges that each of the Company Termination Fee and the Reverse Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Purchaser, on the one hand, and Seller and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Each party hereto covenants and agrees that it will not take any position that is inconsistent with the immediately preceding sentence. Accordingly, in the event that the Company shall fail to pay the Company Termination Fee when due, or Purchaser shall fail to pay the Reverse Termination Fee or any of the outstanding Reimbursable Expenses when due, and in order to obtain such payment, Purchaser, or Seller or the Company, as applicable, commences a suit which results in a judgment against such other party for the payment of any such amount, then the Company or Purchaser, as the case may be, shall pay to the other party hereto such other party’s reasonable and documented out of pocket expenses (including reasonable attorneys’ fees and expenses of enforcement) in connection with such suit, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in The Wall Street Journal (the “Recovery Costs”).
(d)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.2 [(Effect of Termination)] and Section 10.13 [(Specific Enforcement)], in the event this Agreement is terminated as contemplated by Section 8.3(b), the Company’s right to terminate this Agreement and receive payment of the Reverse Termination Fee together with any outstanding Reimbursable Expenses and Recovery Costs pursuant to Section 8.3(b) and Section 8.3(c) shall constitute the sole and exclusive remedy (whether at Law or in equity, whether in contract or in tort or otherwise) of Seller, the Company and the Company Subsidiaries and any of their respective Affiliates and any of their respective, direct or indirect, former, current or future equityholders, Affiliates, Representatives and their respective successors and assignees (collectively, the “Company Related Parties”) against Purchaser, the Guarantors, the Debt Financing Sources and any of their respective Affiliates and any of their respective, direct or indirect, former, current or future equityholders, Affiliates, Representatives or their respective successors and assignees (collectively, the “Purchaser Related Parties”) for any Loss, Liability or damage suffered as a result of, relating to or arising out of this Agreement, the Guarantee, the Debt Commitment Letter, the Equity Commitment Letter, any other documents and instruments executed by any Purchaser Related Party pursuant hereto or thereto or the transactions contemplated hereby or thereby, including the failure of the transactions contemplated by this Agreement to be consummated, and upon payment of the Reverse Termination Fee, together with any outstanding Reimbursable Expenses and any applicable Recovery Costs pursuant to this Agreement, none of the Purchaser Related Parties shall have any further Liability relating to or arising out of this Agreement, the Guarantee, the Debt Commitment Letter, the Equity Commitment Letter, any other documents and instruments executed by any Purchaser Related Party pursuant hereto or thereto or the transactions contemplated hereby or thereby (or the abandonment or termination thereof).
(e)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.2 [(Effect of Termination)] and Section 10.13 [(Specific Enforcement)] in the event this Agreement is terminated as contemplated in Section 8.3(a), Purchaser’s right to receive payment of the Company Termination Fee and Recovery Costs pursuant to Section 8.3(a) and Section 8.3(c), shall constitute the sole and exclusive remedy (whether at Law or in equity, whether in contract or in tort or otherwise) of Purchaser and the Purchaser Related Parties against the Company and the Company Related Parties for any Loss, Liability or damage suffered as a result of, relating to or arising out of this Agreement, and any other documents and instruments executed by any Company Related Party pursuant hereto or thereto or the transactions contemplated hereby or thereby, including the failure of the transactions contemplated by this Agreement to be consummated, and upon payment of the Company Termination Fee and any applicable Recovery Costs pursuant to this Agreement, none of the Company or the Company Related Parties shall have any further Liability relating to or arising out of this Agreement, any other documents and instruments executed by any Company Related Party pursuant hereto or thereto or the transactions contemplated hereby or thereby (or the abandonment or termination thereof).
(f)   Notwithstanding anything to the contrary set forth in this Agreement, (i) in no event shall any Company Related Party be entitled to seek or obtain any recovery or judgment in excess of the Reverse Termination Fee (and any applicable Reimbursable Expenses and Recovery Costs) against any Purchaser Related Party or any of their respective assets, and in no event shall any Company Related Party be entitled to seek or obtain any other damages of any kind against any Purchaser Related Party for, or with respect to, this Agreement, the Guarantee, the Debt Commitment Letter, the Equity Commitment Letter, any other documents and instruments executed by any Purchaser Related Party pursuant hereto or thereto or the transactions contemplated hereby or thereby, including in connection with any breach by Purchaser, the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure, (ii) in no event shall Purchaser be required to pay, or cause to be paid, the Reverse Termination Fee on more than one occasion, or both the Reverse Termination Fee and other damages (but excluding Reimbursable Expenses and Recovery Costs), after Purchaser (or the Guarantors pursuant to the Guarantee) has paid the Reverse Termination Fee and (iii) in no event shall Seller, the Company or any other Company Related Party be entitled to receive both specific performance in accordance with the terms and conditions set forth in Section 10.13 [(Specific Enforcement)] and any money damages, including all or any portion of the Reverse Termination Fee and Recovery Costs. For the avoidance of doubt, neither the Company nor any of its Affiliates will have any rights or claims, and will not seek any rights or claims against any of the Debt Financing Sources in connection with this Agreement or the Debt Financing.

ARTICLE IX
INDEMNIFICATION
Section 9.1   Indemnification of MIC Hawaii by Purchaser and the Company.   Subject to the other provisions of this Article IX, from and after the Closing, each of Purchaser and the Company agrees, on a joint and several basis, to and shall indemnify, Seller, MIC Hawaii and each of their respective Representatives, Subsidiaries, direct and indirect parent companies, equityholders, partners, members, managers, officers and directors, in each case, in their respective capacities as such, and each successors and assigns of any of the foregoing (the “MIC Hawaii Indemnitees”) and save and hold each of them harmless from and against any Losses suffered, incurred or paid, directly or indirectly, by any of them as a result of, arising out of or related to any Liabilities of the Company or any of its Subsidiaries (whether relating to periods prior to, on or after the Closing Date, including any Liability pursuant to Treasury Regulations Section 1.1502-6 (or analogous provision of state, local or foreign Law)), but expressly excluding any such Liabilities (such excluded Liabilities, the “MIC Hawaii Liabilities”) to the extent they relate to Seller, MIC Hawaii or any of their respective Subsidiaries (whether relating to periods prior to, on or after the Closing Date) (for the avoidance of doubt, such excluded Liabilities shall include any third party expenses incurred by the Company or any of its Subsidiaries in connection with a Related Transaction but exclude any Liability pursuant to Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or foreign Law)).
Section 9.2   Indemnification of the Company and Purchaser by MIC Hawaii and Seller.   Subject to the other provisions of this Article IX, from and after the Closing, each of Seller and MIC Hawaii agrees, on a joint and several basis, to and shall indemnify, Purchaser, the Company and each of their respective Representatives, Subsidiaries, equityholders, partners, members, managers, officers and directors, in each case in their respective capacities as such, and each of the successors and assigns of any of the foregoing (the “Company Indemnitees” and together with the MIC Hawaii Indemnitees, the “Indemnitees”) and save and hold each of them harmless from and against any Losses suffered, incurred or paid, directly or indirectly, by any of them as a result of, arising out of or related to (a) any MIC Hawaii Liabilities, or (b) any Leakage which occurs after March 31, 2021 and at or before the Closing and that is not otherwise reimbursed in full to the Company, other than Permitted Leakage.
Section 9.3   Losses Net of Insurance, etc.   The amount of any Loss for which indemnification is provided under Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)] and Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)] shall be calculated net of (a) any amounts recovered by the applicable Indemnitees (net of any Taxes imposed with respect thereto and any costs of investigation of the underlying claim and of collection) pursuant to any indemnification by or indemnification agreement with any Person (other than this Agreement), and (b) any insurance proceeds (net of any Taxes imposed with respect thereto and any costs of investigation of the underlying claim and of collection and any increase in premiums as a result thereof) actually received as an offset against such Loss, but expressly excluding any recovery under the R&W Insurance Policy (each source of recovery referred to in clauses (a) and (b), a “Collateral Source”). If the amount to be netted hereunder in connection with a Collateral Source from any payment required under Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)] and Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)] is received after payment by the indemnifying party (the “Indemnitor”) of any amount otherwise required to be paid to an Indemnitee pursuant to this Article IX, the applicable Indemnitee shall repay to the Indemnitor, reasonably promptly after such receipt, any amount that the Indemnitor would not have had to pay pursuant to this Article IX had such receipt occurred at the time of such payment. Each Indemnitee shall take commercially reasonable steps, consistent with the common law doctrine of mitigation of damages, to mitigate any Losses as soon as reasonably practicable after such Indemnitee becomes aware of any event which does, or could reasonably be expected to, give rise to any such Losses with respect to which it may be entitled to seek indemnification pursuant to this Agreement.
Section 9.4   Indemnification Procedure.
(a)   Promptly after the incurrence of any Losses by any Indemnitee pursuant to which such Indemnitee intends to seek indemnification hereunder, such Indemnitee shall deliver to the Indemnitor a certificate (a “Claim Certificate”), which Claim Certificate shall:

(1)   state that such Indemnitee has incurred or anticipates it will incur Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and
(2)   to the extent then known, specify (and have annexed thereto reasonably supporting documentation, including any correspondence in connection with any Third-Party Claim and paid invoices, if any, for claimed Losses) in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid (if paid), and the basis for any anticipated Loss and the computation of the amount to which such Indemnitee claims to be entitled hereunder.
(b)   The Indemnitee making the claim shall state only what is required in subsections (1) – (2) above and shall not be required to admit or deny the validity of the facts or circumstances out of which such claim arose. Notwithstanding the foregoing, an Indemnitee’s failure to send or delay in sending a Claim Certificate shall not relieve an Indemnitor from liability hereunder with respect to such claim except to the extent the Indemnitor is actually and materially prejudiced by such failure or delay and except as otherwise provided herein.
(c)   In the event that the Indemnitor objects to the indemnification of any Indemnitee in respect of any claim or claims specified in any Claim Certificate, the Indemnitor shall, within thirty (30) days after receipt by the Indemnitor of such Claim Certificate, deliver to such Indemnitee a written notice to such effect, specifying in reasonable detail the basis for such objection, and the Indemnitor and such Indemnitee shall, within the fifteen (15) Business Day period beginning on the date of receipt by such Indemnitee of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitor and the Indemnitee shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnitee and the Indemnitor be unable to agree as to any particular item or items or amount or amounts within such time period, then the Indemnitee shall be permitted to submit such dispute to the courts set forth in Section 10.6 [(Applicable Law; Dispute Resolution)].
(d)   Claims for Losses specified in any Claim Certificate to which the Indemnitor shall not object in writing within thirty (30) days of receipt of such Claim Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 9.4(c), and claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 9.4(c) and Section 10.6 [(Applicable Law; Dispute Resolution)] or shall have been settled with the consent of the Indemnitee, as described in Section 9.5(d) [(Third Party Claims)], are hereinafter referred to, collectively, as “Agreed Claims”. Within ten (10) Business Days of the determination of the amount of any Agreed Claim, Indemnitor shall pay to the Indemnitee an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by such Indemnitee in a notice to not less than two (2) Business Days prior to such payment.
(e)   Claims for Losses of the nature described in Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)] and Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)] shall survive until the date that is eighteen (18) months following the Closing; provided, that, any claim made on or prior to such date shall survive until finally resolved by judicial determination as described in Section 9.4(c) and Section 10.6 [(Applicable Law; Dispute Resolution)] or shall have been settled with the written consent of the Indemnitee.
Section 9.5   Third-Party Claims.
(a)   If a claim by a third party (a “Third-Party Claim”) is made against any Indemnitee, and if such Indemnitee intends to seek indemnity with respect thereto under this Section 9.5, such Indemnitee shall promptly notify the Indemnitor of such Third-Party Claim; provided, that the failure to so notify shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor is actually and materially prejudiced thereby. The Indemnitor shall have ten (10) days after receipt of such notice to assume the conduct and control, at the expense of the Indemnitor, through counsel of its choosing which is reasonably acceptable to the Indemnitee, of the settlement or defense of such Third-Party Claim; provided, that (i) the Indemnitor shall permit the Indemnitee to participate in such settlement or defense through counsel chosen by such Indemnitee; provided, that the fees and expenses of such counsel shall be borne by such Indemnitee, and (ii) the Indemnitor shall be entitled to assume the defense of such action only to the extent the Indemnitor acknowledges in writing its indemnity obligation and assumes and holds such Indemnitee harmless from and against the full amount of any Loss resulting therefrom; and provided, further, that the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) such Third-Party Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) such Third-Party Claim seeks an injunction or equitable relief against the Indemnitee; (C) the Indemnitee has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (D) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure such Indemnitee’s reputation or future business prospects; or (E) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Third-Party Claim.
(b)   Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense of such Third-Party Claim, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, or is not entitled, to assume the defense of such Third-Party Claim in accordance with Section 9.5(a), (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitor, which authorization shall not be unreasonably withheld, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor or its Affiliates and such Indemnitee shall have been advised in writing by such counsel that there may be one (1) or more legal defenses available to the Indemnitee which are not available to the Indemnitor, or are available to the Indemnitor but the assertion of which would be adverse to the interests of the Indemnitee. So long as the Indemnitor is reasonably contesting any such Third-Party Claim in good faith, the Indemnitee shall not pay or settle any such Third-Party Claim. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such Third-Party Claim; provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such Third-Party Claim unless the Indemnitor shall have consented to such payment or settlement.
(c)   If the Indemnitor does not notify the Indemnitee within ten (10) days after the receipt of the Indemnitee’s notice of a Third-Party Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnitee shall have the right to contest, settle or compromise the Third-Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.
(d)   The Indemnitor shall not, except with the consent of the Indemnitee, enter into any settlement, compromise or enter into an agreed judgment or consent decree that (i) is not solely for monetary damages which are entirely indemnifiable by the Indemnitor pursuant to this Article IX, (ii) does not include as an unconditional term thereof the giving by the Person or Persons asserting such Third-Party Claim to all Indemnitees of an unconditional release from all liability with respect to such Third-Party Claim or consent to entry of any judgment, or (iii) subjects the Indemnitee to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnitee.
(e)   The Indemnitor and the Indemnitee shall reasonably cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available non-privileged records relating to such Third-Party Claim and reasonably furnishing, without expense to the Indemnitor and/or its counsel, such employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third-Party Claim or for testimony as witnesses in any proceeding relating to such Third-Party Claim.
Section 9.6   Adjustment to Purchase Price.   The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

ARTICLE X
MISCELLANEOUS
Section 10.1   Survival of Representations, Warranties and Agreements.   EXCEPT FOR THOSE COVENANTS AND AGREEMENTS THAT BY THEIR TERMS APPLY OR ARE TO BE PERFORMED IN WHOLE OR IN PART AFTER THE CLOSING (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ARTICLE IX HEREOF) AND EXCEPT IN THE CASE OF FRAUD, NONE OF THE REPRESENTATIONS, WARRANTIES, AGREEMENTS OR COVENANTS SET FORTH IN THIS AGREEMENT OR IN ANY CERTIFICATE OR DOCUMENT DELIVERED AT, OR PRIOR TO, THE CLOSING IN CONNECTION WITH THIS AGREEMENT SHALL SURVIVE THE CLOSING DATE AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND THEREAFTER NONE OF THE COMPANY, SELLER OR PURCHASER SHALL BE UNDER ANY LIABILITY WHATSOEVER WITH RESPECT TO ANY SUCH REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT. NONE OF THE COMPANY, SELLER OR PURCHASER SHALL HAVE ANY POST-CLOSING REMEDY FOR BREACHES OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT SET FORTH IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED AT THE CLOSING, EXCEPT IN THE CASE OF FRAUD; PROVIDED, THAT, THOSE COVENANTS AND AGREEMENTS THAT BY THEIR TERMS APPLY OR ARE (I) TO BE PERFORMED IN WHOLE OR IN PART AFTER THE CLOSING (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ARTICLE IX HEREOF) AND (II) THIS ARTICLE X SHALL, IN EACH CASE, SURVIVE THE CLOSING IN ACCORDANCE WITH THEIR TERMS.
Section 10.2   Notices.   All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) immediately, when sent by e-mail (including by means of a .pdf attachment) (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided, that any notice received by e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day) or (b) when received, when sent by an internationally recognized overnight carrier (providing proof of delivery) or when delivered by hand, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):
(a)
If to Purchaser or, after the Closing, to the Company, to:

Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards
New York, New York 10001

Attention:
Dash Lane
Cav Walters

E-mail:
Dash.Lane@kkr.com
Cav.Walters@kkr.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:
Andrew T. Calder, P.C.
John D. Pitts, P.C.

E-mail:
andrew.calder@kirkland.com
john.pitts@kirkland.com

(b)
If to Seller or, prior to the Closing, the Company, to:

Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019

Attention:
Michael Kernan

E-mail:
michael.kernan@macquarie.com
miralegalnotices@macquarie.com

with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
Attention:
Morton A. Pierce, Esq.
Michelle B. Rutta, Esq.
Brian Smarsh, Esq.

Facsimile:
(212) 354-8113; or

E-mail:
mpierce@whitecase.com
mrutta@whitecase.com
brian.smarsh@whitecase.com

Section 10.3   Rules of Construction; Interpretation.   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. The Disclosure Letters relate to and qualify certain of the representations, warranties, covenants and obligations of the parties hereto in this Agreement and the Disclosure Letters are not intended to broaden or constitute, and shall not be construed or otherwise be deemed to broaden or constitute, any representation, warranty, covenant or obligation of any party hereto or any other Person except to the extent expressly provided in this Agreement. Matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Letters. To the extent any such additional matters are included in the Disclosure Letters, such additional matters are included for informational purposes and do not necessarily include other matters of a similar nature. In no event shall any disclosure of any such additional matters be deemed or interpreted to broaden or otherwise amend any of the representations, warranties, covenants or obligations in this Agreement. To the extent that the Disclosure Letters include brief descriptions or summaries of certain agreements and instruments, such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents and instruments so described to the extent such documents or instruments have been made available to Purchaser. Headings and subheadings have been inserted in the Disclosure Letters for convenience of reference only and shall to no extent have the effect of amending or changing the express description thereof as set forth in this Agreement. Disclosure of any fact or item in this Agreement or any Disclosure Letters referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. No reference to or disclosure of any item or other matter in this Agreement or the Disclosure Letters or Exhibits attached hereto shall be construed as an admission, representation or indication that such item or other matter is “material” or would have a Company Material Adverse Effect or a Purchaser Material Adverse Effect or that such item or other matter is required to be so referred to or so disclosed. Each party may, at its option, include in its Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Letters or Exhibits attached hereto is not intended to imply that those amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Letters or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any section of the Disclosure Letters or Exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Letters and Exhibits hereto is disclosed solely for purposes of this Agreement. No disclosure in any Disclosure Letter shall, in and of itself, be deemed to be an admission by any Person to any other Person of any matter whatsoever (including with respect to any possible breach or violation of any Law, Order or Contract) and nothing in any Disclosure Letter shall constitute an admission of any Liability or obligation of any Person to any other Person or shall confer or give any Person any remedy, claim, Liability, reimbursement, cause of action or any other right. The parties hereto do not assume any responsibility to any Person that is not a party to this Agreement for the accuracy of any information set forth in the Disclosure Letters. The information set forth in the Disclosure Letters was not prepared or disclosed with a view to its potential disclosure to others. Subject to applicable Law, such information is disclosed in confidence for the purposes contemplated in this Agreement and is subject to the confidentiality provisions of any other agreements, including the Confidentiality Agreement, entered into by the parties hereto or their Affiliates (subject to the exceptions and other terms thereof). Moreover, in disclosing the information in the Disclosure Letters, each party hereto expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. Any attachments to the Disclosure Letters form an integral part of the Disclosure Letters and are incorporated by reference for all purposes as if set forth in the Disclosure Letters.
Section 10.4   Entire Agreement.   This Agreement, together with the Exhibits hereto, and the Disclosure Letters, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement, the Equity Commitment Letter and the Guarantee. This Section 10.4 shall not be deemed to be an admission or acknowledgment by any of the parties hereto that any prior agreements or understandings, oral or written, with respect to the subject matter hereof exist, other than the Confidentiality Agreement, the Equity Commitment Letter and the Guarantee.
Section 10.5   Binding Effect; Benefit; Assignment.   This Agreement shall inure to the benefit of and be binding upon the parties hereto. Other than (a) Section 6.7 [(Indemnity; Directors’ and Officers’ Insurance; Fiduciary and Employee Benefit Insurance)] which is intended to benefit the Indemnified Persons, (b) Section 6.12 [(Conflicts; Privileges)], which is intended to benefit W&C, CB, and WS and their respective partners and employees, (c) Section 8.2 [(Effect of Termination)], Section 8.3(d) or (f) [(Termination Fees)], this Section 10.5, Section 10.6 [(Applicable Law; Dispute Resolution)], Section 10.7 [(Waiver of Jury Trial)], Section 10.9 [(Amendment and Modification)], Section 10.10 [(Extension; Waiver)], Section 10.13 [(Specific Performance)] and Section 10.14 [(Non-Recourse; Release)], which are intended to benefit, among other parties, the Debt Financing Sources, (d) Section 10.14(f) [(Non-Recourse)], which is intended to benefit the Nonparty Affiliates of the parties hereto, (e) Section 10.14(b) and Section 10.14(c), which are intended to benefit each of the applicable Releasees, (f) Article IX, which is intended to benefit each of the Indemnitees, and (g) the last sentence of each of Section 6.2 [(Confidentiality)] and Section 6.16 [(Confidentiality Following the Closing)], which are intended to benefit the defendants of any Derivative Litigation, no other Person not party to this Agreement shall be entitled to the benefits of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that (x) Purchaser may assign its rights and interests hereunder for the purpose of securing any financing of the transactions contemplated hereby and (y) Seller may assign its rights and obligations under this Agreement to any of its Affiliates without prior written consent; provided, that no such assignment shall relieve Purchaser or Seller of any of their respective obligations hereunder. Any attempted assignment in violation of this Section 10.5 shall be void. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Except in the case of Fraud, any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.10 [(Extension; Waiver)] without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.6   Applicable Law; Dispute Resolution.   THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE DELAWARE COURT OF CHANCERY (OR, IF AND ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE) AND APPELLATE COURTS THEREOF, SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS, AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES HERETO CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS; PROVIDED, HOWEVER, THAT ANY PROCEEDING INVOLVING, RELATING TO OR ARISING FROM THE DEBT FINANCING OR THE DEBT COMMITMENT LETTER OR AGAINST THE DEBT FINANCING SOURCES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (C) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE FORUM IS IMPROPER. EACH PARTY HEREBY AGREES THAT IT WILL NOT BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS, AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY IN ANY COURT OTHER THAN THE DELAWARE COURT OF CHANCERY (OR, IF AND ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE). THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.2 [(NOTICES)], OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO HEREBY AGREES THAT IT SHALL NOT BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS CLAIM OR THIRD PARTY CLAIM OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE DEBT FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT LETTER, DEBT FINANCING, OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND THAT THE PROVISIONS OF SECTION 10.7 [(WAIVER OF JURY TRIAL)] RELATING TO THE WAIVER OF JURY TRIAL SHALL APPLY TO ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, CROSS CLAIM OR THIRD PARTY CLAIM.
Section 10.7   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING OR THE PERFORMANCE THEREOF OR THE FINANCING CONTEMPLATED THEREBY) IS LIKELY TO INVOLVE COMPLICATED AND

DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE DEFINITIVE AGREEMENTS EXECUTED IN CONNECTION THEREWITH. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
Section 10.8   Fees and Expenses.   Except as expressly set forth herein (including Section 6.5(b) [(Regulatory Approvals; Consents)], Section 6.18 [(Financing)] and Section 8.2 [(Effect of Termination)]), whether or not the Closing is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses; provided, that Purchaser and the Company each shall bear one-half of the fees and expenses incurred in connection with the filing, printing, and mailing of the Proxy Statement.
Section 10.9   Amendment and Modification.   This Agreement may not be amended or modified except by a written instrument executed by all parties to this Agreement. Notwithstanding anything herein to the contrary, any amendment or modification to Section 8.2 [(Effect of Termination)], Section 8.3(d) or (f) [(Termination Fee)], Section 10.5 [(Binding Effect; Benefit; Assignment)], Section 10.6 [(Applicable Law; Dispute Resolution)], Section 10.7 [(Waiver of Jury Trial)], this Section 10.9, Section 10.10 [(Extension; Waiver)], Section 10.13 [(Specific Performance)] and Section 10.14(f) [(Non-Recourse; Release)] (and the defined terms used in any of the foregoing provisions, to the extent that an amendment of such defined terms would modify the substance of the foregoing provisions) and that is adverse to any Debt Financing Source shall not be made without the prior written consent of such Debt Financing Source.
Section 10.10   Extension; Waiver.   Subject to the express limitations herein, at any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.
Section 10.11   Counterparts.   This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile and by scanned .pdf image.
Section 10.12   Severability.   If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to make the provision in question valid, enforceable or, as the case may be, legal, and to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties hereto intend that the remedies and limitations set forth in this Agreement (including Section 8.3 [(Termination Fees)] and in Article IX [(Indemnification)]) be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that diminishes a party’s rights hereunder or increase a party’s Liabilities or obligations hereunder.
Section 10.13   Specific Enforcement.
(a)   Subject to Section 10.13(b), the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the parties hereto and the third party beneficiaries of this Agreement shall, prior to termination of this Agreement pursuant to Section 8.1 [(Termination)] (but subject to Section 8.2 [(Effect of Termination)], Section 8.3 [(Termination Fees)] and Section 10.13(c) [(Specific Enforcement)]), be entitled to equitable relief, without proof of actual damages, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including any Order sought by one or more parties hereto to cause any other party hereto to perform its agreements and covenants contained in this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach). Subject to Section 10.13(b), each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each party hereto agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Seller, the Company or any Company Subsidiary or any of its Affiliates or Representatives be entitled to, or permitted to seek, specific performance in respect of any Debt Financing Source or the Purchaser’s or its Affiliate’s respective rights under the Debt Commitment Letter or any other agreements with any Debt Financing Source relating to the Debt Financing.
(b)   Notwithstanding anything herein to the contrary, it is acknowledged and agreed that, (x) Seller and the Company are third-party beneficiaries of the Equity Commitment Letter (as set forth therein) and shall, subject to the terms and conditions thereof and prior to the termination of this Agreement, be entitled to specific performance of the obligations of Purchaser to cause the amounts committed to be funded under the Equity Commitment Letter to be funded upon satisfaction of the conditions specified therein and herein and (y) prior to the termination of this Agreement, Seller shall be entitled to specific performance of the obligations of Purchaser to consummate the transactions contemplated herein if, and only if, (i) all of the conditions set forth in Section 7.1 [(Conditions to the Obligations of Each Party)] and Section 7.2 [(Conditions to the Obligations of Purchaser)] have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, each of which shall be capable of being satisfied as of the date the Closing is required to have occurred pursuant to Section 2.3(a) [(Closing)]) and remain so satisfied or waived and Purchaser fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.3(a) [(Closing)], (ii) the amounts committed to be funded under the Debt Commitment Letter have been funded or will be funded at the Closing if the amounts under the Equity Commitment Letter are funded at Closing and (iii) each of Seller and the Company has irrevocably confirmed in writing to Purchaser that (A) each of the conditions in clause (i) above is satisfied and (B) if the Financing is funded, then the Closing will occur.
(c)   The parties hereto agree that (i) by seeking the remedies provided for in this Section 10.13, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement, the Equity Commitment Letter and/or the Guarantee, in each case, subject to the terms and conditions hereof and thereof and (ii) nothing set forth in this Section 10.13 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.13 prior or as a condition to exercising any termination right under Article VIII [(Termination)] (and pursuing monetary damages, subject to the limitations set forth in this Agreement, after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.13 or anything set forth in this Section 10.13 restrict or limit any party’s right to terminate this

Agreement in accordance with the terms of Article VIII [(Termination)] or pursue any other remedies under this Agreement, the Equity Commitment Letter and/or the Guarantee that may be available then or thereafter, subject to the terms and conditions hereof and thereof. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, in no event shall any of Seller, the Company or any Company Related Party be permitted or entitled to receive both a grant of specific performance that results in the Closing to be consummated and the payment of all or any portion of the Reverse Termination Fee.
Section 10.14   Non-Recourse; Mutual Release.
(a)   Except in the case of Fraud or to the extent otherwise set forth in the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement, all Liabilities or Actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement. No Person who is not a party to this Agreement, including any past, present or future equityholder, Affiliate, Representative, successor or assignee of, and any financial advisor or lender to, any party hereto, or any past, present or future equityholder, Affiliate, Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any Liabilities or Actions arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement), and, to the maximum extent permitted by Law, each party hereto hereby waives and releases all such Liabilities or Actions against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement, each party hereto disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to, this Agreement. For the avoidance of doubt, nothing in this Agreement shall limit the recourse of Purchaser or any of its Affiliates (including, following the Closing, the Company and the Company Subsidiaries) in respect of Fraud.
(b)   Without limiting anything set forth in Section 10.14(a) [(Non-Recourse; Release)], Section 6.26 [(Certain Post-Closing Matters)] or Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)], effective as of the Closing, Purchaser and the Company, on behalf of itself and the Company Subsidiaries (each, a “Purchaser Releasor”), and each of their respective successors, assigns, and Nonparty Affiliates hereby irrevocably releases, acquits and forever discharges, to the fullest extent permitted by Law, Seller, MIC Hawaii and their respective past, present or future equityholders, Affiliates and Representatives and each of their respective successors and assigns (each, a “Seller Releasee”) of, from and against any and all Actions and Liabilities of every kind, nature and description whatsoever, which have been or could have been asserted against any Seller Releasee (other than Actions or Liabilities under this Agreement in accordance with and as limited by the terms hereof), which any Purchaser Releasor ever had, now has or may have on or by reason of any matter, cause or thing whatsoever prior to the Closing, arising out of or relating to (i) any fiduciary or similar duty that any Seller Releasee may owe or have owed to the Company or any Company Subsidiary prior to the Closing (including relating to the negotiation, execution and approval of this Agreement and the consummation of the transactions contemplated hereby or the Reorganization), (ii) any Seller Releasee in its capacity as a direct or indirect owner of Equity Interests in the Company or any Company Subsidiary prior to the Closing or (iii) the business of the Company or any of the Company Subsidiaries or the operation of the Company or any of the Company Subsidiaries or their respective businesses. Each of Purchaser and the Company agrees not to (and shall cause the Company Subsidiaries and each other Purchaser Releasor not to) assert any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against the Seller Releasees with respect to any Liabilities released pursuant to this Section 10.14(b). Notwithstanding the foregoing, the Purchaser Releasors retain, and do not release, (w) their rights and interests under the terms of this Agreement, (x) against current or former employees of the Company or the

Company Subsidiaries in their capacities as current or former employees of the Company or any Company Subsidiary, (y) with respect to any indemnity claims arising under Article XI of the MSA, and (z) their rights and interests with respect to Fraud.
(c)   Without limiting anything set forth in Section 10.14(a) [(Non-Recourse; Release)], Section 6.26 [(Certain Post-Closing Matters)] or Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)], effective as of the Closing, each of Seller and MIC Hawaii, on behalf of itself and each of their respective Subsidiaries and its Nonparty Affiliates (each, a “Seller Releasor” and together with a Purchaser Releasor, a “Releasor”), and each of their respective successors and assigns, hereby irrevocably releases, acquits and forever discharges, to the fullest extent permitted by Law, Purchaser, the Company, each Company Subsidiary and each of their respective past, present or future equityholders, Affiliates and Representatives and each of their respective successors and assigns (each, a “Purchaser Releasee” and together with a Seller Releasee, a “Releasee”) of, from and against any and all Actions and Liabilities of every kind, nature and description whatsoever, which have been or could have been asserted against any Purchaser Releasee (other than Actions or Liabilities under this Agreement in accordance with and as limited by the terms hereof), which any Seller Releasor ever had, now has or may have on or by reason of any matter, cause or thing whatsoever prior to the Closing, arising out of or relating to (i) the negotiation, execution, approval and consummation of the Reorganization, (ii) any fiduciary or similar duty that any director or officer may owe or have owed to the Company or any Company Subsidiary prior to the Closing (including related to the negotiation, execution and approval of this Agreement and the consummation of the transactions contemplated hereby or the Reorganization), (iii) the Disposition Agreement, (iv) the MSA, (v) the acquisition of MIC Logistics Holdings LLC or (vi) the business of the Company or any of the Company Subsidiaries or the operation of the Company or any of the Company Subsidiaries or their respective businesses. Each of Seller and MIC Hawaii agrees not to (and shall cause their respective Subsidiaries and each other Seller Releasor not to) assert any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the Purchaser Releasees with respect to any Liabilities released pursuant to this Section 10.14(c). Notwithstanding the foregoing, the Seller Releasors retain, and do not release, their rights and interests (x) under the terms of this Agreement, (y) with respect to any indemnity claims arising under Article XI of the MSA for Liabilities that relate to the Company or any Company Subsidiaries, and (z) their rights and interests with respect to Fraud.
(d)   Subject to the actual terms of this Section 10.14, it is the intent of each Releasor, by virtue of the provisions of this Section 10.14, to provide for a full and complete general release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing, between any member of the Seller Releasors and any member of the Purchaser Releasees, on the one hand, and between any member of the Purchaser Releasors and any member of the Seller Releasees, on the other hand, as applicable. At any time, at the request of any other party hereto, each party hereto shall cause its Subsidiaries to execute and deliver releases reflecting the provisions hereof.
(e)   Notwithstanding the foregoing, each Releasor retains, and does not release, its rights and interests under the terms and conditions of this Agreement and the Confidentiality Agreement. Each party hereto, for itself and on behalf of its predecessors-in-interest and successors-in-interest, if applicable, acknowledges that the foregoing released claims include claims which it does not know or suspect exist, and hereby waives all rights which may exist under California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(f)   Notwithstanding anything to the contrary contained herein, each Company Related Party and Purchaser Related Party (other than the Purchaser and its Affiliates in respect of rights, claims, or causes pursuant to the Debt Commitment Letter) waives any rights or claims against any Debt Financing Source in its capacity as a Debt Financing Source in connection with this Agreement, the Debt Commitment Letters and the Debt Financing or any of the transactions contemplated hereby or thereby, agrees not to commence any action or proceeding against any Debt Financing Source in its capacity as the same in connection with this Agreement, the Debt Commitment Letter or the Debt Financing or any of the transactions contemplated hereby or thereby, and agrees to cause any such action or proceeding asserted against a Debt Financing Source to the extent asserted against a Debt Financing Source by the Company Related Parties acting in its capacity as the same in connection with this Agreement, the Debt Commitment Letters or the Debt Financing or any of the transactions contemplated hereby or thereby to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Debt Financing Source shall have liability for any claims or damages to any Company Related Party or Purchaser Related Party (other than the Purchaser and its Affiliates in respect of any rights, claims or causes pursuant to the Debt Commitment Letter) in its capacity as a Debt Financing Source in connection with this Agreement, the Debt Commitment Letters or the Debt Financing or the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise, in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Debt Financing Source or otherwise.
(g)   Each of the parties hereto, including specifically MIC Hawaii, acknowledges that the agreements and covenants set forth in Section 6.26 [(Certain Post-Closing Matters)], Section 9.1 [(Indemnification of MIC Hawaii by Purchaser and the Company)], Section 9.2 [(Indemnification of the Company and Purchaser by MIC Hawaii and Seller)] and this Section 10.14 [(Non-Recourse)] are an integral part of the transactions contemplated by this Agreement and that, without these agreements and covenants, the parties hereto would not have entered into this Agreement, including specifically that Purchaser would not have agreed to purchase the Shares or make the payments required to be made by Purchaser hereunder, and the Guarantors would not have entered into the Guarantee or the Equity Commitment Letter.
* * * * *

IN WITNESS WHEREOF, Purchaser, Seller, the Company and, solely for purposes of Section 6.26, Article IX and Section 10.14 hereof, MIC Hawaii, have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.
KKR APPLE BIDCO, LLC
By:
/s/ Dash Lane
 Name: Dash Lane
 Title: President
MACQUARIE INFRASTRUCTURE CORPORATION
By:
/s/ Christopher T Frost
 Name: Christopher T Frost
 Title: Chief Executive Officer
By:
/s/ Nick O’Neil
 Name: Nick O’Neil
 Title: Chief Financial Officer
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
By:
/s/ Christopher T Frost
 Name: Christopher T Frost
 Title: Chief Executive Officer
By:
/s/ Nick O’Neil
 Name: Nick O’Neil
 Title: Chief Financial Officer
Solely for the purposes of Section 6.26, Article IX and Section 10.14 hereof,
MIC HAWAII HOLDINGS, LLC
By:
/s/ Nick O’Neil
 Name: Nick O’Neil
 Title: Treasurer
By:
/s/ Jay A. Davis
 Name: Jay A. Davis
 Title: Vice President

Annex B
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
AMF HAWAII HOLDINGS, LLC,
AMF HAWAII MERGER SUB, LLC,
MACQUARIE INFRASTRUCTURE CORPORATION,
AND
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
DATED AS OF JUNE 14, 2021

B-i

B-ii

B-iii

B-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 14th day of June, 2021, by and among AMF Hawaii Holdings, LLC, a Delaware limited liability company (“Parent”), AMF Hawaii Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Merger Sub”), Macquarie Infrastructure Corporation, a Delaware corporation (“MIC”), and Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of MIC (the “Company”).
RECITALS
WHEREAS, the parties hereto intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent in accordance with the Limited Liability Company Act of the State of Delaware (“DLLCA”);
WHEREAS, the board of directors of MIC (the “MIC Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, MIC and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted for consideration at a meeting of the stockholders of MIC and (iv) resolved to recommend that the stockholders of MIC approve, on a binding, advisory basis, this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, MIC, as the sole member of the Company, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, notwithstanding the approval of this Agreement and the transactions contemplated hereby, including the Merger, by MIC, as the sole member of the Company, the MIC Board has agreed that, as a condition to the consummation of such transactions by the Company, the stockholders of MIC shall have approved, on a binding, advisory basis, this Agreement and such transactions;
WHEREAS, in connection with (and as a condition to) the transactions contemplated by this Agreement, the Company and MIC desire to consummate a reorganization substantially on the terms described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by the Company with the SEC on February 17, 2021 and as amended from time to time (the “Reorganization” and, such Registration Statement, the “Reorganization Registration Statement”), prior to the consummation of the transactions hereby, which Reorganization will result in MIC and MIC Hawaii Holdings, LLC, a Hawaii limited liability company (“MIC Hawaii”), each becoming a direct wholly-owned subsidiary of the Company;
WHEREAS, the parties hereto intend that the Reorganization will be consummated following receipt of the MIC Stockholder Approval and prior to the consummation of the Merger;
WHEREAS, following the consummation of the Reorganization and prior to (and as a condition to) the consummation of the Merger, the Company intends to consummate the sale of all outstanding equity interests of MIC, which will directly hold all of the outstanding equity interests of MIC Ohana Corporation, a Delaware corporation (“MIC Ohana”), and indirectly hold all of the outstanding equity interests of Atlantic Aviation FBO Holdings LLC, a Delaware limited liability company (“Atlantic Aviation”), to KKR Apple Bidco, LLC, a Delaware limited liability company (“KKR”) pursuant to that certain Stock Purchase Agreement, dated as of June 7, 2021, by and among KKR, MIC, the Company and MIC Hawaii, as amended, modified or supplemented from time to time (the “MIC Sale” and, such agreement, the “MIC Sale Agreement”);
WHEREAS, Parent, as the sole member of Merger Sub, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Merger Sub and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the board of directors of Parent has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Parent and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, MIC and the Company have received the Equity Commitment Letters from equity financing sources party thereto, each of which is a creditworthy entity with sufficient assets to carry out its obligations under its Equity Commitment Letter; and
WHEREAS, MIC, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement, and to prescribe certain conditions thereto, in each case, as set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   When used in this Agreement, the following terms shall have the respective meanings given to them below:
“Action” means any claim, complaint, litigation, action, audit, charge, petition, suit, arbitration, mediation, investigation or other proceeding, whether civil or criminal, at law or in equity, by or before any Governmental Entity.
“Adverse Recommendation Change” has the meaning set forth in Section 8.10(b).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided, however, that for purposes hereof, an “Affiliate” of the Company or MIC shall be deemed to include only the MIC Hawaii Companies, other than as set forth in the subsequent sentence. Notwithstanding the foregoing, with respect to the definition of “Company Related Parties,” and Section 7.15 [(Acknowledgment by Parent and Merger Sub; Company’s Liability)], Section 8.6(e) [(Employee Matters)], Section 8.11 [(Public Announcements)], Section 10.3(c) [(Termination Fees)], Section 11.5 [(Binding Effect; Benefit; Assignment)] and Section 11.14 [(Non-Recourse)], an “Affiliate” of MIC and the Company shall be deemed to include Macquarie Group Limited and its Subsidiaries, including the Manager, and, prior to the consummation of the Reorganization, the MIC Subsidiaries.
“Agreement” has the meaning set forth in the Preamble.
“Alternative MIC Sale” means any transaction that is an alternative to the MIC Sale that (i) involves the sale or disposition of MIC and its Subsidiaries (other than the MIC Hawaii Companies), (ii) does not involve the direct or indirect acquisition of any MIC Hawaii Company or any of their respective businesses, assets or properties, (iii) does not have an adverse impact on Parent, Merger Sub or the MIC Hawaii Companies as compared to the MIC Sale, other than an immaterial adverse impact, and (iv) provides for liability allocation and indemnification provisions no less favorable to Parent, the Company and MIC Hawaii than the MIC Sale Agreement Indemnity and which indemnification provisions afford such indemnified parties with the right to seek recovery from a creditworthy entity for the financial consequences of any such immaterial adverse impact.
“Alternative Transaction Agreement” has the meaning set forth in Section 8.10(b).
“Alternative Transaction Proposal” means any bona fide written inquiry, proposal or offer from any Person (other than Parent or any of its Subsidiaries) relating to: (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of twenty-five percent (25%) or more of the outstanding Common Shares or, after giving effect to the Reorganization, Common Units; (b) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction in which such Person acquires or would acquire, directly or indirectly, assets or businesses of MIC, the Company or any of the MIC Hawaii Companies representing twenty-five percent (25%) or more of the assets (based on fair market value as determined by the MIC Board or the Company Board, as applicable), revenue or net income (in each case on a consolidated basis) of MIC (or, after giving effect to the Reorganization, the Company) and the MIC Hawaii Companies, taken as a whole; or (c) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any MIC Hawaii Company, of assets or properties that constitute twenty-five percent (25%) or more of the assets or properties (based on fair market value as determined by the MIC Board or the Company Board, as applicable), revenue or net income (in each case on a consolidated basis) of the Company and the MIC Hawaii Companies, taken as a whole; provided, that the Reorganization and, for purposes of clarity, the MIC Sale or any Alternative MIC Sale shall not constitute an Alternative Transaction Proposal.
“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. §§ 41-58, as amended; and all other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“Atlantic Aviation” has the meaning set forth in the Recitals.
“Audited Financial Statements” has the meaning set forth in Section 6.5(b).
“Beneficial Owner” or “Beneficial Ownership,” with respect to any Common Shares or Common Units, as applicable, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.
“Book-Entry Units” has the meaning set forth in Section 4.1(b)(i).
“Burdensome Condition” means any Conditions of any consent, approval, order, clearance or other authorization of a Governmental Entity with respect to a Required Regulatory Approval that (a) would have or would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect; provided, however, that (i) all such Conditions shall be taken into account in determining whether there has been or is a Burdensome Condition, including any such Conditions that implement the commitments and agreements set forth in Exhibit B hereto, (ii) any such Conditions imposed on Parent or any of its Affiliates shall be deemed to apply to the Company for purposes of determining whether such Conditions would have or would be reasonably expected to have a Company Material Adverse Effect and (iii) clauses (a) through (p) of the definition of Company Material Adverse Effect shall not be applicable for purposes of determining whether a Burdensome Condition exists or (b) are imposed on any Affiliate of Parent (other than Parent and its Controlled Affiliates).
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.
“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, Pub. L. 116-136.
“CB” has the meaning set forth in Section 8.23.
“Certificate” has the meaning set forth in Section 4.1(b)(i).
“Certificate of Merger” has the meaning set forth in Section 2.3.
“Certificated Unit” has the meaning set forth in Section 4.1(b)(i).
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

“CFIUS Approval” means (a) following submission of a declaration pursuant to the DPA, a written notification issued by CFIUS that (i) it is not able to conclude action under the DPA with respect to the transactions contemplated by this Agreement on the basis of a declaration but has not requested the submission of a joint notice, and Parent and the Company may file a joint notice with CFIUS, and, subject to Section 8.5(b), Parent has determined that the Parties will not submit such a joint notice or (ii) it has concluded action under the DPA and there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, or (b) following submission of a joint notice pursuant to the DPA (i) a written notification issued by CFIUS that it has determined that the transactions contemplated by this Agreement are not a “covered transaction” pursuant to the DPA, (ii) a written notification issued by CFIUS that it has determined that there are no unresolved national security concerns under the DPA with respect to the transactions contemplated by this Agreement and CFIUS has concluded all action with respect to its review (or, if applicable, investigation) of the transactions contemplated by this Agreement, or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by this Agreement, and either (A) the period under the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by this Agreement has expired without any such action being announced or taken, or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Shares” means shares of common stock, par value $0.001 per share, of the Company.
“Common Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to “Common Units” in that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLC Agreement”), a form of which has been filed as Exhibit 3.3 to the Reorganization Registration Statement.
“Company” has the meaning set forth in the Preamble.
“Company Benefit Plan” has the meaning set forth in Section 6.10(a).
“Company Board” means the board of directors of the Company, which shall be appointed in connection with the consummation of the Reorganization.
“Company Disclosure Letter” has the meaning set forth in Article V.
“Company Employees” has the meaning set forth in Section 8.6(a).
“Company Equity Plans” means the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan and the Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan.
“Company LLC Agreement” has the meaning set forth in the definition of “Common Unit” contained in this Section 1.1.
“Company Material Adverse Effect” means any change, event, effect or occurrence (or changes, events, effects or occurrences taken together) having a material adverse effect on (i) the businesses, assets, properties, results of operations or financial condition of the Company and the MIC Hawaii Companies, taken as a whole, or (ii) the ability of MIC or the Company to perform their respective obligations in all material respects under this Agreement or consummate the Merger, except with respect to clause (i) only, to the extent that such change, event, effect or occurrence results from or relates to: (a) changes in economic or political conditions or the financing, banking, credit, currency, commodity or capital markets in general (including stock market fluctuations and changes in interest or exchange rates, commodity prices, electricity prices, natural gas or other fuel costs); (b) changes in Laws, Orders, regulatory processes or interpretations thereof (including changes in Laws affecting owners or providers of gas production, gathering, transmission or distribution) or changes in accounting requirements or principles (including GAAP) or any other change or effect arising out of or relating to any Action or Order before a Governmental Entity (including the HPUC), including any Action arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to the Reorganization, the MIC Sale or any Alternative MIC Sale or this Agreement and the transactions contemplated hereby, including the Merger; (c) changes in operating, business, regulatory or other conditions or events affecting the industries, markets or geographical areas in which MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies conduct their respective businesses, including the natural gas transmission or distribution industries (including, in each case, any changes in the operations thereof or with respect to system-wide changes or developments in natural gas transmission or distribution systems); (d) the announcement or pendency of this Agreement or the transactions contemplated hereby, the Reorganization, the MIC Sale or any communication by Parent or any of its Affiliates of its plans or intentions (including in respect of employees) with respect to any of the businesses of the Company and the MIC Hawaii Companies, including losses or threatened losses of, or any adverse change in the relationship (whether contractual or otherwise) with, employees, independent contractors, customers, suppliers, distributors, financing sources, joint venture partners, licensors, licensees or others having relationships with MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies; (e) conduct by MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies (i) permitted under Section 8.3 [(Conduct of Business by the Company and MIC Pending the Closing)] or (ii) for which Parent gave its prior written consent; (f) any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or civil unrest or any escalation, worsening or diminution thereof, whether or not occurring or commenced before or after the date hereof; (g) any epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any escalation or worsening thereof, whether or not occurring or commenced before or after the date hereof; (h) any action requested or advised to be taken by any Governmental Entity or required to be taken under any Law or Order or any existing Contract by which MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies (or any of their respective properties) is bound, including the effects of any rate or cost recovery proceeding; (i) any failure, in and of itself, by MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies to meet any internal projections or forecasts or any change in the credit rating of MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies (it being understood that this clause (i) shall not prevent a determination that the underlying cause of any failure to meet any internal projections or forecasts or any change in the credit rating of MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies is a Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein); (j) any change in the cost or availability or other terms of any financing necessary for Parent to consummate the transactions contemplated hereby; (k) the fact that the prospective owner of the Company and the MIC Hawaii Companies is Parent or an Affiliate of Parent; (l) (i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or disposition of operations, divisions, businesses, product lines, customers or assets arising from Parent’s compliance with its obligations under Section 8.5 [(Regulatory Approvals; Consents)], or (ii) the application of Antitrust Laws (including any action or judgment arising under Antitrust Laws) to the transactions contemplated by this Agreement; (m) any seasonal changes in the results of operations of MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies; (n) any changes in the market price or trading volume of Common Shares or Common Units, as applicable (it being understood that this clause (n) shall not prevent a determination that the underlying cause of any change in the market price or trading volume of Common Shares or Common Units is a Company Material Adverse Effect if not otherwise falling within any of the other exceptions provided herein); (o) (i) any action taken by Parent or any of its Affiliates or (ii) the omission of an action that was required to be taken by Parent or any of its Controlled Affiliates pursuant to this Agreement; or (p) labor conditions in the industries or markets in which MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies operate; provided, that with respect to clauses (a) through (c), (f) and (p), such change, event, effect or occurrence shall not be excluded to the extent it disproportionately affects the MIC Hawaii Companies, taken as a whole, as compared to other entities operating in the industry in which the MIC Hawaii Companies operate.
“Company Privacy Policy” means each published external or internal written policy, representation, statement, notice, obligation, or promise applicable to: (a) the privacy or security of Personal Data; or (b) the collection, use, storage, hosting, disclosure, transmission, transfer, disposal, retention, interception, or other processing of, or security of, any Personal Data.
“Company Real Property” has the meaning set forth in Section 6.16(c).

“Company Related Parties” has the meaning set forth in Section 10.3(c).
“Company Reports” has the meaning set forth in Section 6.5(a).
“Company Subsidiary” means each Subsidiary of the Company.
“Company Termination Fee” has the meaning set forth in Section 10.3(a).
“Company Transaction Expenses” means: (i) the Manager Payments and (ii) in each case, solely to the extent relating to the Company or MIC Hawaii, (a) the Employee Bonuses (including the employer portion of any Taxes relating to such payments due and payable as of the Closing), or any other severance, retention, change in control or transaction bonuses payable in connection with (or resulting from) the transactions contemplated by this Agreement (including the employer portion of any Taxes relating to such payments), (b) all fees and expenses incurred by or on behalf of and payable by the Company or any of the Company Subsidiaries in respect of this Agreement and the transactions contemplated by this Agreement, including those of all investment bankers, attorneys, accountants, actuaries, consultants, experts, and other professionals, advisors and service providers, each payable by the Company or any Company Subsidiary (prior to and through the Closing) in connection with the transactions contemplated by this Agreement and (c) all costs associated with the run-off policy or policies of directors’ and officers’ and/or fiduciary liability insurance described in Section 8.7(b).
“Company Unitholder Approval” means the adoption of this Agreement by the holders of Common Units in accordance with the Company LLC Agreement.
“Company Unitholders’ Meeting” means a meeting of the holders of Common Units for the purpose of seeking the Company Unitholder Approval.
“Conditions” means any undertakings, terms, conditions, liabilities, obligations, commitments, concessions, sanctions or other measures or provisions.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 16, 2020, by and between the Company and Argo Infrastructure Partners LP, as amended, modified or supplemented from time to time.
“Consolidated Financial Statements” has the meaning set forth in Section 5.4(b).
“Constituent Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation or association, certificate of formation, by-laws, limited liability company agreement, operating agreement, limited partnership agreement, or other governing documents and agreements of such entity.
“Contract” means any written legally binding contract, instrument, lease, guarantee, sublease, license, purchase order, service order, sales order, indenture, note, bond, mortgage or other agreement, understanding, arrangement or commitment, including all amendments thereto.
“Controlled Affiliates” means, with respect to Parent, Parent’s Subsidiaries, including, following the Closing, the Surviving Company and its Subsidiaries.
“DGCL” means the General Corporation Law of the State of Delaware.
“Disclosure Letters” has the meaning set forth in Section 11.3.
“Disposition Agreement” means the Disposition Agreement, dated as of October 30, 2019, among MIC Ohana and the Manager, as amended on the date hereof.
“Divestiture” has the meaning set forth in Section 8.5(f)(i).
“DLLCA” has the meaning set forth in the Recitals.
“DPA” means Section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended, and the regulations at 31 C.F.R. Parts 800-802.
“Due Diligence Materials” has the meaning set forth in Section 7.15(a).

“Effective Time” has the meaning set forth in Section 2.3.
“Employee Benefit Plan” has the meaning set forth in Section 6.10(a).
“Employee Bonuses” means all amounts that are payable to employees of the Company or the MIC Hawaii Companies as of the Closing under any Incentive Agreement as of the Closing.
“End Date” has the meaning set forth in Section 10.1(c).
“Environmental Law” means any Law, including common law, relating to pollution, protection of human health or the protection of the environment (including indoor or outdoor air, soil, surface water, groundwater, sediment, land, surface or subsurface strata, and natural or cultural resources), including Laws (a) imposing Liability or standards of conduct in connection with investigation, abatement, cleanup, removal, remediation, response, treatment, release or threatened release of a pollutant or contaminant, (b) relating to exposure to health or physical hazards within the environment or protection of worker health and safety, (c) otherwise relating to the environmental aspects of the manufacture, processing, distribution, registration, labeling, generation, use, treatment, storage, disposal, discharge, emission, release, threatened release, investigation, abatement, cleanup, removal, remediation, transport, or handling of materials posing a health or physical hazard, and (d) relating to endangered or threatened species of animals and plants or to the environmental aspects of the management of natural resources.
“Environmental Permit” means any Permit required by or issued pursuant to any Environmental Law.
“Equity Commitment Letter” means the equity commitment letter dated as of the date hereof, between Parent and each of California State Teachers’ Retirement System and Dinocras LLC (each, an “Investor”) pursuant to which the Investors have committed to invest or cause to be invested in the equity capital of Parent the amount set forth therein for the purposes of financing the transactions contemplated hereby.
“Equity Financing” means the equity financing incurred or to be incurred pursuant to the Equity Commitment Letters.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Units” has the meaning set forth in Section 4.1(a).
“Exhibits” has the meaning set forth in Section 1.3.
“FERC” means Federal Energy Regulatory Commission, including the staff thereof.
“Final Order” means an Order or action by the relevant Governmental Entity that (a) is not then reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (b) with respect to which, if applicable, any mandatory waiting period prescribed by Law applicable to such Order before the transactions contemplated by this Agreement may be consummated has expired or been terminated and (c) as to which all conditions precedent to the consummation of the transactions contemplated by this Agreement expressly set forth in such Order have been satisfied.
“Financial Advisors” has the meaning set forth in Section 5.7.
“Financial Statements” has the meaning set forth in Section 6.5(b).
“FPA” means Federal Power Act, as amended, including the regulations and orders of the FERC thereunder.
“Fraud” means, with respect to any party, an actual and intentional fraud with respect to any material statement in any representation or warranty set forth in Article V [(Representations and Warranties of MIC)],

Article VI [(Representations and Warranties of the Company)] or Article VII [(Representations and Warranties of Parent and Merger Sub)] (as applicable); provided, however, that such actual and intentional fraud of such party shall only be deemed to exist if, with respect to Parent, the individuals listed on Section 1.4 of the Parent Disclosure Letter, and with respect to the Company or MIC, the individuals listed on Section 1.4 of the Company Disclosure Letter, had (a) actual knowledge (as opposed to imputed or constructive knowledge) on the date hereof that such representations and warranties (as qualified by the Disclosure Letters) were actually and materially breached on the date hereof, (b) the express intention that the other party would rely on such breached representations and warranties to its detriment and (c) the actual intent to deceive a party to this Agreement and to receive a material benefit from such deception. Under no circumstances shall “Fraud” include any equitable fraud, negligent misrepresentation, promissory fraud, unfair dealings, extra-contractual fraud or any other fraud or torts based on recklessness or negligence.
“GAAP” means generally accepted accounting principles of the United States of America.
“Governmental Entity” means any supra-national, national, federal, regional, state, local or foreign court, arbitral tribunal, administrative agency, legislature, instrumentality, department, board, bureau or commission or other governmental or regulatory agency or authority, or political subdivision thereof, or any securities exchange, including the HPUC.
“Hazardous Substance” means any material, chemical, mixture, disease causing agent, substance or waste that is defined or regulated as toxic or hazardous, or as a pollutant or contaminant, or that may give rise to Liability or that is subject to standards of conduct, under any Environmental Law, including (a) petroleum or any fraction thereof, (b) radiation and radioactive materials, (c) asbestos in any form, (d) polychlorinated biphenyls and (e) perfluoroalkyl and polyfluoroalkyl substances.
“HCERA” has the meaning set forth in Section 6.10(g).
“Health Plan” has the meaning set forth in Section 6.10(g).
“Healthcare Reform Laws” has the meaning set forth in Section 6.10(g).
“HPUC” means Hawaii Public Utilities Commission, including the staff thereof.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Incentive Agreement” means each agreement set forth on Section 1.1(a) of the Company Disclosure Letter.
“Indebtedness” of any Person means (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) any accrued and unpaid interest owing by such Person with respect to any indebtedness of a type described in clause (a) or (b), together with breakage fees or penalties payable on termination of such arrangements, and other fees, costs and expenses associated with the repayment of any such indebtedness; (d) any banker’s acceptances or letters of credit (solely to the extent drawn); (e) any amounts due and owing under, or the settlement value of, any interest rate swap, forward contract or other hedging arrangement; (f) to the extent not funded into escrow, any deferred purchase price liabilities of the Company or any of the MIC Hawaii Companies related to past acquisitions or divestitures, whether or not represented by a note, earn-out or contingent purchase payment or otherwise; (g) lease obligations required to be capitalized under GAAP without giving effect to the adoption of Accounting Standards Codification Topic 842; and (h) all guarantees provided by the Company or any of the MIC Hawaii Companies in respect of the indebtedness or obligations referred to in clauses (a) through (g), less non-current assets related to prepayments (including insurance, repairs, maintenance and inspections); provided, that, Indebtedness shall not include accounts payable to trade creditors, accrued expenses and deferred revenues, deferred rent under lease obligations, obligations under any interest rate, currency or other hedging agreement (except as set forth above), cash from customer deposits, unclaimed property, undrawn letters of credit, the endorsement of negotiable instruments for collection, intercompany Indebtedness or any checks that have been issued but remain outstanding.
“Indemnified Persons” has the meaning set forth in Section 8.7(a).

“Intellectual Property” means all (a) trademarks, service marks, Internet domain names, corporate names, trade names, slogans, logos, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals and extensions of same (collectively, “Marks”); (b) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents, and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom; (c) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable; (d) copyrights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) other intellectual property rights recognized under applicable Law.
“Intervening Event” means any event, occurrence, fact, condition, change, development or effect that (a) is not known (or, if known, the consequences of which were not reasonably foreseeable) by the MIC Board as of the date hereof and (b) does not relate to any Alternative Transaction Proposal.
“Investor” has the meaning set forth in the definition of “Equity Commitment Letter” contained in this Section 1.1.
“IRS” means the United States Internal Revenue Service.
“Key Regulatory Terms” has the meaning set forth in Section 8.5(a).
“Knowledge of the Company” has the meaning set forth in Section 1.4.
“Knowledge of MIC” has the meaning set forth in Section 1.4.
“Knowledge of Parent” has the meaning set forth in Section 1.4.
“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.
“Leased Real Property” has the meaning set forth in Section 6.16(b).
“Liabilities” means any and all debts, liabilities and obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including claims, losses, fines, costs, royalties, proceedings, deficiencies or damages of any kind whether or not resulting from third-party claims, including reasonable out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same.
“Lien” means any lien, security interest, mortgage, encumbrance, easement, right of way, claim, restriction, pledge, title defect, right of first refusal, lease, license or charge of any kind. For clarity, licenses of Intellectual Property shall not constitute Liens.
“LTIP” means the Macquarie Infrastructure Corporation Long Term Incentive Plan, as amended from time to time.
“Manager” means Macquarie Infrastructure Management (USA) Inc., the external manager of MIC.
“Manager Payments” means all payments due at or in connection with Closing under the Disposition Agreement and the MSA and in respect of the redemption of the Special Units.
“Manager Release” means a release from the Manager, in the form attached hereto as Exhibit C.
“Marks” has the meaning set forth in the definition of “Intellectual Property” contained in this Section 1.1.
“Material Contract” has the meaning set forth in Section 6.14(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” means $3.83 per unit; provided that if the Closing occurs after July 1, 2022, then the Merger Consideration shall be equal to $4.11 per unit.
“Merger Fund” has the meaning set forth in Section 4.2(a)(i).

“Merger Sub” has the meaning set forth in the Preamble.
“MGS” means MIC Global Services, LLC.
“MGS Transferred Employee” means an employee whose employment is transferred from MGS to the Company or any MIC Hawaii Company.
“MIC” has the meaning set forth in the Preamble, and when used with reference to the MIC Sale Agreement, shall mean the Surviving Company (as defined in the MIC Sale Agreement) from and after the effectiveness of the merger contemplated by the Reorganization.
“MIC Board” has the meaning set forth in the Recitals.
“MIC Disclosure Letter” has the meaning set forth in Article V.
“MIC Hawaii” has the meaning set forth in the Recitals.
“MIC Hawaii Businesses” means the businesses of the Company and the MIC Hawaii Companies after giving effect to the Reorganization and the MIC Sale or any Alternative MIC Sale (whether or not the Reorganization and the MIC Sale or any Alternative MIC Sale have been consummated as of the relevant time of determination).
“MIC Hawaii Companies” means MIC Hawaii and the Subsidiaries of MIC Hawaii set forth on Section 6.1(c) of the Company Disclosure Letter. Prior to the completion of the Reorganization, “MIC Hawaii Companies” will be deemed to include Plum Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company.
“MIC Indemnity” means the MIC Sale Agreement Indemnity or the corresponding provisions of the documentation relating to an Alternative MIC Sale with similar effect, as applicable.
“MIC Marks” has the meaning set forth in Section 8.16.
“MIC Ohana” has the meaning set forth in the Recitals.
“MIC Reports” has the meaning set forth in Section 5.4(a).
“MIC Sale” has the meaning set forth in the Recitals.
“MIC Sale Agreement” has the meaning set forth in the Recitals.
“MIC Sale Agreement Indemnity” means the liability allocation and indemnification obligations of Purchaser (as such term is defined under the MIC Sale Agreement), MIC and the Company Subsidiaries for the benefit of Seller (as such term is defined under the MIC Sale Agreement) or any MIC Hawaii Indemnitee (as defined in the MIC Sale Agreement) under the MIC Sale Agreement, including pursuant to Section 6.26 and Article IX of the MIC Sale Agreement, as in effect on the date of such agreement.
“MIC Stockholder Approval” means the approval by the stockholders of MIC, on a binding, advisory basis, of this Agreement and the transactions contemplated hereby, including the Merger.
“MIC Stockholders’ Meeting” has the meaning set forth in Section 8.9.
“MIC Subsidiaries” means the Subsidiaries of MIC as of the relevant time of determination.
“MSA” means the Third Amended and Restated Management Services Agreement, dated as of May 21, 2015, among the Company, MIC Ohana and the Manager.
“New Corporate Names” has the meaning set forth in Section 8.16(c).
“NGA” means Natural Gas Act of 1938, as amended, including the regulations and orders of the FERC thereunder.
“Nonparty Affiliates” has the meaning set forth in Section 11.14.
“NYSE” means the New York Stock Exchange.

“Order” means any judgment, order, injunction, decree, settlement, stipulation, decision, ruling, writ, permit, assessment, arbitration award, verdict or license of any Governmental Entity or any arbitrator.
“Other Regulatory Approvals” has the meaning set forth in Section 6.3.
“Owned Real Property” has the meaning set forth in Section 6.16(a).
“Parent” has the meaning set forth in the Preamble.
“Parent Disclosure Letter” has the meaning set forth in Article VII.
“Parent Material Adverse Effect” means any change, event, effect or occurrence having a material adverse effect on the ability of Parent to timely perform its obligations hereunder or timely consummate the transactions contemplated hereby.
“Parent Related Parties” has the meaning set forth in Section 10.3(c).
“Parent Termination Fee” has the meaning set forth in Section 10.3(b).
“Paying Agent” has the meaning set forth in Section 4.2(a)(i).
“Per Special Unit Redemption Price” has the meaning set forth in Section 8.22.
“Performance Share Units” means a performance share unit issued by MIC pursuant to a Company Equity Plan that (a) as of the date hereof, vests on the basis of time and the achievement of performance targets and (b) is outstanding as of the Effective Time, pursuant to which the holder has a right to receive Common Shares or cash after the vesting or lapse of restrictions applicable to such performance share unit, whether or not such receipt is deferred; provided, that, following completion of the Reorganization, references to “MIC” and “Common Shares” in this definition of “Performance Share Units” shall be deemed to be references to “the Company” and “Common Units”, respectively, as the context requires.
“Permits” has the meaning set forth in Section 6.8.
“Permitted Liens” means (a) statutory Liens or other Liens arising by operation of Law securing payments not yet due or which are being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established in accordance with GAAP), including mechanics’, warehousemens’, suppliers’, materialmens’ and repairmens’ Liens, (b) Liens for Taxes not yet due and payable or for current Taxes that are not yet subject to any penalties or which are being contested in good faith and by appropriate proceedings, in each case for which adequate reserves have been established in accordance with GAAP, (c) Liens affecting the Company Real Properties, including (i) easements, rights of way, servitudes, permits, licenses, surface leases, ground leases, municipal agreements, railway siding agreements and other similar rights, easements for streets, alleys, highways, telephone lines, gas pipelines, power lines and railways, and other easements or rights of way on, over or in respect of any of the Company Real Properties which, individually or in the aggregate, do not materially impair the current use, operation or value of the real property affected thereby, (ii) conditions, covenants or other similar restrictions affecting any of the Company Real Properties which, individually or in the aggregate, do not materially impair the current use, operation or value of the real property affected thereby, (iii) encroachments, defects, exceptions, restrictions, exclusions, encumbrances, and other matters that would be shown in an accurate survey or physical inspection of the Company Real Properties which, individually or in the aggregate, do not materially impair the current use, operation or value of the real property affected thereby, (iv) Liens in favor of the lessors under the Real Property Leases or encumbering the interests of the lessors in such real property and (v) zoning, entitlement, building and other land use regulations or ordinances imposed by any Governmental Entity having jurisdiction over any of the Company Real Properties which, individually or in the aggregate, do not materially impair the current use, operation or value of the real property affected thereby, (d) Liens securing Indebtedness or Liabilities that are reflected in the MIC Reports or the Company Reports or incurred in the ordinary course of business since the date of the most recent Annual Report on Form 10-K filed with the SEC by MIC, (e) purchase money liens and liens securing rental payments under capital or operating lease arrangements, (f) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (g) any Liens reflected in the financial statements filed in the MIC Reports or Company Reports, (h) Liens and obligations arising under or in connection with any

Contract entered into by the MIC and/or the MIC Subsidiaries or the Company and/or the MIC Hawaii Companies, as applicable, (i) transfer restrictions on any securities of MIC or the Company imposed by applicable Law, (j) Liens permitted under existing credit facilities in the ordinary course of business or (k) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders or leases or for similar purposes.
“Person” means any individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or Governmental Entity.
“Personal Data” means (a) any information relating to an identified or identifiable natural person; and (b) any other information defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” or “personal information” under any applicable Laws.
“PPACA” has the meaning set forth in Section 6.10(g).
“Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company.
“Privacy Laws” means all applicable Laws relating to privacy or restrictions or obligations related to the receipt, collection, compilation, use, disclosure, transfer, transmission, storage, hosting, disposal, registration (or filing with applicable authorities), destruction, retention, interception or other processing of, or the security of Personal Data, or any law relating to data breach notification.
“Proxy Statement” has the meaning set forth in Section 8.8(a).
“Public Materials” means any Software or other material that contains, or is derived in any manner (in whole or in part) from, any Software or other material that is distributed as “free software,” “open source software” (e.g., Linux), quasi-open source or under similar licensing or distribution models or terms.
“PUHCA” means Public Utility Holding Company Act of 2005, including the regulations and orders of the FERC thereunder.
“Real Property Laws” has the meaning set forth in Section 6.16(d).
“Real Property Leases” has the meaning set forth in Section 6.16(b).
“Release” means any release, spilling, emitting, leaking, pumping, pouring, escaping, emptying, injecting, depositing, dumping, disposing, discharging, dispersing, leaching, or migrating of a Hazardous Substance into or through the environment, or into or out of any property, including the movement of a Hazardous Substance through or in the indoor or outdoor air, soil, surface water, groundwater, sediment, land, surface or subsurface strata, or natural resources.
“Remedial Action” means any action to (a) investigate, abate, clean up, remediate, remove, respond to, treat or in any other way address a Release, or threatened Release, including the performance of studies, investigations, restoration or monitoring or (b) assess or restore the environment or natural resources.
“Reorganization” has the meaning set forth in the Recitals.
“Reorganization Registration Statement” has the meaning set forth in the Recitals.
“Representatives” of any Person means such Person’s directors, managers, officers, principals, partners, members, employees, agents, attorneys, accountants, consultants, advisors or other authorized representatives.
“Required Regulatory Approvals” has the meaning set forth in Section 9.1(b).
“Restricted Stock Units” means a restricted stock unit issued by MIC pursuant to a Company Equity Plan that (a) as of the date hereof, vests solely on the basis of time and (b) is outstanding immediately prior to or as of the Effective Time, pursuant to which the holder has a right to receive Common Shares, units or cash after the vesting or lapse of restrictions applicable to such restricted stock unit, whether or not such receipt is deferred, including director share units granted under the Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan; provided, that, following completion of the Reorganization, references to “MIC” and “Common Shares” in this definition of “Restricted Stock Units” shall be deemed to be references to “the Company” and “Common Units”, respectively, as the context requires.
“Retention and Severance Bonuses” means all amounts that become due and payable to employees of the Company or the Company Subsidiaries under any Incentive Agreement other than the Employee Bonuses.
“Return” means all federal, state, local and foreign returns, statements, forms, reports, elections, declarations, estimates, information statements, informational returns or disclosures relating to the determination, assessment or collection of any Tax, including any claim for refund, and including any schedules or attachments thereto or amendments thereof.
“Sanctioned Country” has the meaning set forth in Section 7.4.
“Sanctions” has the meaning set forth in Section 7.4.
“Scheduled Closing Date” has the meaning set forth in Section 10.1(i).
“SEC” means the United States Securities and Exchange Commission.
“Section 16” has the meaning set forth in Section 8.19.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Significant Subsidiaries” has the meaning set forth in Section 6.1(b).
“Software” means any and all (a) computer programs, code and libraries, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, human-readable or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation, related to any of the foregoing.
“Solvent” means, with respect to any Person, that as of any date of determination (a) the property of such Person, at a present fair saleable value, exceeds the sum of its Liabilities; (b) the present fair saleable value of the property of such Person will exceed the amount that shall be required to pay such Person’s probable Liability on its existing debts as they become absolute and matured, in the ordinary course of business consistent with past practice, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement; (c) such Person will not have unreasonably small capital to carry on its business; and (d) such Person does not intend to or reasonably believe it shall incur debts beyond its ability to pay as such debts mature. In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities. For purposes of this definition, (i) not having “unreasonably small capital to carry on its business” and not having incurred debts “beyond its ability to pay as such debts mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, as such business is conducted or is proposed to be conducted (after giving due consideration to current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged and after giving effect to the transactions contemplated by this Agreement and any guarantees or credit support) to meet its obligations as they become absolute and matured and (ii) “fair saleable value” means the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the assets and properties in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.
“Special Shares” means shares of special stock, par value $0.001 per share, of the Company.

“Special Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to “Special Units” in the Company LLC Agreement.
“STIP” means the Macquarie Infrastructure Corporation Short Term Incentive Plan, as amended from time to time.
“Subsidiary” means, with respect to any Person (for purposes of this definition, such Person is referred to as the “Controlling Entity”), any other Person (a) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Entity or any of its Subsidiaries and/or (b) with respect to which the Controlling Entity or any of its Subsidiaries is a general partner or managing member.
“Superior Proposal” means a written Alternative Transaction Proposal not attributable to or arising from a breach of Section 8.10 having terms which the MIC Board determines in good faith (after consultation with its outside legal counsel and its independent financial advisor(s) of nationally recognized reputation), considering such factors as the MIC Board considers to be appropriate, including, to the extent deemed appropriate by the MIC Board, such legal, financial, regulatory, timing and other aspects of the proposal (including financing, stockholder litigation and breakup fee and expense reimbursement provisions), the conditionality of such proposal, the likelihood of consummation in accordance with the terms of such proposal and the Person making the proposal, could reasonably be expected to result in a transaction that, if consummated, is more favorable to MIC and the holders of Common Shares (solely in their capacity as such) than the Merger; provided, however¸ that, for purposes of this definition of “Superior Proposal,” the term “Alternative Transaction Proposal” shall have the meaning assigned to such term herein, except that the references to “twenty-five percent (25%)” in such definition shall be deemed to be references to “fifty percent (50%)”; provided, further, that, following completion of the Reorganization, references to the “MIC Board” and “Common Shares” in this definition of “Superior Proposal” shall be deemed to be references to the “Company Board” and “Common Units”, respectively, as the context requires.
“Surviving Company” has the meaning set forth in Section 2.1.
“Taxes” means (a) any and all federal, state, local, foreign, provincial, territorial and other income, franchise, gross receipts, premium, windfall or other profits, property, transfer, registration, stamp, license, sales, use, estimated, capital gains, capital stock, payroll, occupation, employment, social security, workers’ compensation, unemployment compensation, disability, severance, net worth, excise, customs, escheat, unclaimed property, ad valorem, value added, alternative or add-on minimum withholding and other assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax, whether imposed directly or through withholding by any Taxing Authority, and (b) all deficiency assessments, additions to tax, penalties and interest with respect thereto (and any interest in respect of such deficiency assessments, additions to tax, penalties and fines).
“Taxing Authority” means, with respect to any Tax, the Governmental Entity responsible for the administration and collection of such Tax.
“Terminated Contracts” has the meaning set forth in Section 8.25.
“Transaction Litigation” has the meaning set forth in Section 8.21.
“Uncertificated Unit” has the meaning set forth in Section 4.1(b)(i).
“W&C” has the meaning set forth in Section 8.23.
“Willful Breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.
“Withdrawal Event” means (a) the partial or complete withdrawal (within the meaning of Section 4203 or Section 4205 of ERISA) by Atlantic Aviation or any ERISA Affiliate of the MIC Hawaii Companies

from any multiemployer plan or a notification that a multiemployer plan is insolvent, or (b) the taking of any action to terminate any multiemployer plan under Section 4041A of ERISA that could result in liability to any MIC Hawaii Company.
“WS” has the meaning set forth in Section 8.23.
Section 1.2   Construction.   In this Agreement, unless the context otherwise requires:
(a)   references in this Agreement to “writing” or comparable expressions include references to electronic mail or comparable means of communication (excluding facsimile transmission); provided, in case of communications among parties hereto, that the sender complies with Section 11.2 [(Notices)];
(b)   the phrases “delivered” or “made available”, when used in this Agreement, means that the information referred to has been physically or electronically delivered to the relevant parties (including, in the case of “made available” to Parent, material that has been posted, retained and thereby made available to Parent through the on-line “virtual data room” established by MIC, the Company and/or their Representatives);
(c)   words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(d)   references to Articles, Sections, Annexes and Exhibits are references to articles, sections, annexes and exhibits of this Agreement;
(e)   the descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Letters are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;
(f)   references to “day” or “days” are to calendar days and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day;
(g)   references to “the date hereof” means as of the date of this Agreement;
(h)   the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement;
(i)   this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;
(j)   ”include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;
(k)   for the purpose of Section 8.3(a) [(Conduct of Business by the Company and MIC Pending the Closing)] and Section 8.3(b) [(Conduct of Business by the Company and MIC Pending the Closing)], references to “ordinary course of business”, “ordinary course of business consistent with past practice” and “ordinary course of business materially consistent with past practice” and words of similar import shall mean acting or refraining from acting in a manner materially consistent with how a similarly situated company in the same industry acting reasonably could reasonably be expected to act or refrain from acting under similar circumstances and reasonably informed by the past practice of MIC and the MIC Subsidiaries (taken as a whole) or the Company and the MIC Hawaii Companies (taken as a whole), as applicable (it being understood that the past practice of MIC as related to MIC Hawaii or to MIC as the publicly-traded parent company of MIC Hawaii shall be taken into account when determining the past practice of the Company); and
(l)   references to “Dollars”, “dollars” or “$” without more are to the lawful currency of the United States of America.
Section 1.3   Exhibits and the Disclosure Letters.   The exhibits to this Agreement (the “Exhibits”) and the Disclosure Letters are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.
Section 1.4    Knowledge.   When any representation, warranty, covenant or agreement contained in this Agreement is expressly qualified by reference to (a) the “Knowledge of the Company” or words of similar import, it means the actual knowledge of the individuals set forth in Section 1.4 of the Company Disclosure Letter, after reasonable inquiry or investigation, (b) the “Knowledge of MIC” or words of similar import, it means the actual knowledge of the individuals set forth in Section 1.4 of the MIC Disclosure Letter, after reasonable inquiry or investigation, and (c) the “Knowledge of Parent” or words of similar import, it means the actual knowledge of the individuals set forth in Section 1.4 of the Parent Disclosure Letter, after reasonable inquiry or investigation.
ARTICLE II
THE MERGER; CLOSING; EFFECTIVE TIME
Section 2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving company in the Merger (the “Surviving Company”) and shall be a wholly owned subsidiary of Parent. The separate corporate existence of the Company with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) shall take place at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, or remotely by electronic transmittal of executed documents, as soon as practicable, but in any event, at 9:00 a.m. (New York City time) on the tenth (10th) Business Day after the last of the conditions set forth in Article IX [(Conditions Precedent)] is satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions in accordance with this Agreement) or at such other place and time and/or on such other date as the Company and Parent may agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date”.
Section 2.3    Effective Time.   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall file a certificate of merger as contemplated by the DLLCA (the “Certificate of Merger”), together with any required certificates, filings and recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DLLCA. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and specified in such Certificate of Merger (such time, the “Effective Time”).
ARTICLE III
THE SURVIVING COMPANY
Section 3.1   Certificate of Formation.   The certificate of formation of the Company in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company until thereafter amended as provided therein or by applicable Law.
Section 3.2   Limited Liability Company Agreement.   The limited liability company agreement attached hereto as Exhibit A shall become at the Effective Time the limited liability company agreement of the Surviving Company until, subject to Section 8.7 [(Indemnity; Directors’ and Officers’ Insurance; Fiduciary and Employee Benefit Insurance)], thereafter amended as provided therein or by applicable Law.

Section 3.3    Managing Member; Directors and Officers.   Subject to applicable Law, from and after the Effective Time, (a) the Managing Member of Merger Sub immediately prior to the Effective Time shall be the Managing Member of the Surviving Company, and there shall be no directors or board of directors at the Surviving Company and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Company.
ARTICLE IV
EFFECT OF THE MERGER;
EXCHANGE OF CERTIFICATES
Section 4.1   Effect on Securities.   At the Effective Time, as a result of the Merger and without any action on the part of the Company, MIC, Parent or Merger Sub or the holder of any securities of the Company, MIC, Parent or Merger Sub:
(a)   Merger Consideration.   Each Common Unit issued and outstanding immediately prior to the Effective Time (other than (i) Common Units held by Parent or Merger Sub or held by the Company in treasury (“Excluded Units”), and (ii) Common Units held by any Subsidiary of either the Company or Parent (other than Merger Sub)) shall be converted into the right to receive, in accordance with this Article IV, the Merger Consideration in cash, without interest.
(b)   Cancellation of Common Units.
(i)   Common Units.   Each Common Unit converted into the right to receive the Merger Consideration pursuant to Section 4.1 [(Effect on Securities; Merger Consideration)] shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and (A) each certificate (each, a “Certificate”) that immediately prior to the Effective Time represented any such Common Units (each, a “Certificated Unit”), (B) each uncertificated Common Unit registered to a holder in the Company’s electronic direct registration system immediately prior to the Effective Time (each, an “Uncertificated Unit”) and (C) each book-entry account that immediately prior to the Effective Time represented any uncertificated Common Units held of record by The Depository Trust Company (“Book-Entry Units”), other than Certificated Units, Uncertificated Units or Book-Entry Units, in each case, representing Excluded Units or Common Units described in Section 4.1 [(Common Units Held by Subsidiaries)], shall thereafter represent only the right to receive the Merger Consideration upon surrender of any such Certificate (or affidavits of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]) representing such Certificated Units or transfer of any such Uncertificated Units or Book-Entry Units in accordance with this Article IV, subject to the Surviving Company’s obligation to pay distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time. Any Merger Consideration paid upon the surrender of any Certificate or the transfer of any Uncertificated Unit or Book-Entry Unit shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificated Unit, Uncertificated Unit or Book-Entry Unit and the Common Units formerly represented thereby, except with respect to distributions as contemplated by the immediately preceding sentence.
(ii)   Excluded Units.   Each Excluded Unit issued and outstanding immediately prior to the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled without payment of any consideration in exchange therefor or in respect thereof and shall cease to exist.
(iii)   Common Units Held by Subsidiaries.   Each Common Unit held by any Subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time shall be converted into such number of limited liability company interests in the Surviving Company such that each such Subsidiary owns the same percentage interest in the Surviving Company immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(c)   Merger Sub.   Each limited liability company interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) limited liability company interest in the Surviving Company.
Section 4.2   Exchange of Common Units for Merger Consideration.
(a)   Paying Agent and Procedures.
(i)   Prior to the Effective Time, the Company shall select a bank or trust company reasonably acceptable to Parent as paying agent (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, separate and apart from its other funds, for the benefit of holders of Certificated Units, Uncertificated Units and Book-Entry Units, cash in an amount equal to the aggregate Merger Consideration (together with the aggregate amount of any distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time) which such holders are entitled to receive pursuant to this Article IV (such cash, the “Merger Fund”). Parent shall cause the Merger Fund to be (i) held for the benefit of the holders of Certificated Units, Uncertificated Units and Book-Entry Units and (ii) applied promptly to making the payments pursuant to Section 4.1(a)[(Effect on Securities)]. The Merger Fund shall not be used for any purpose other than to fund payments pursuant to Section 4.1 [(Effect on Securities)]. Parent shall be responsible for all fees and expenses of the Paying Agent.
(ii)   The Merger Fund shall be invested by the Paying Agent in (A) direct obligations of the United States of America, (B) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, (C) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of S&P Global, or a combination thereof, as directed by and for the benefit of the Surviving Company, (D) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (E) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months; provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Common Units following completion of the Merger pursuant to this Article IV or otherwise relieve Parent or the Paying Agent from making the payments required by this Article IV, and Parent shall take all actions necessary to ensure that the Merger Fund includes at all times cash sufficient to satisfy Parent’s obligation under this Article IV. Any and all interest and other income earned on the Merger Fund will be payable to Parent or the Surviving Company, at Parent’s election.
(iii)   As promptly as practicable after the Effective Time, but in no event more than three (3) Business Days following the Effective Time, the Surviving Company shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of Certificated Units immediately prior to the Effective Time (other than holders of Excluded Units and Common Units described in Section 4.1(b)(iii) [(Effect on Securities; Cancellation of Common Units; Common Units Held by Subsidiaries)]) (A) a letter of transmittal (which shall be in customary form, shall be approved by the Company and Parent and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Units shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]) to the Paying Agent and shall have such other provisions as Parent and the Surviving Company may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]) in exchange for the Merger Consideration.
(iv)   Upon physical surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]), together with a duly completed and validly executed letter of transmittal (and any other evidence of transfer or required documents as may be reasonably requested by the Paying Agent), in each case in accordance with the terms of the letter of transmittal and instructions thereto, to the Paying

Agent, the holder of the Certificated Units represented by such Certificate shall be entitled to receive, and Parent shall cause the Paying Agent to pay, in exchange therefor, cash in an amount equal to the aggregate Merger Consideration (together with the amount of any distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time) in respect thereof by wire transfer of immediately available funds within three (3) Business Days of receipt by the Paying Agent of such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]). No interest will be paid or accrue on any amount payable upon due surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(d) [(Exchange of Common Units for Merger Consideration; Lost, Stolen or Destroyed Certificates)]).
(v)   No holder of Uncertificated Units or Book-Entry Units shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 4.1(a) [(Effect on Securities)]. In lieu thereof, each holder of one (1) or more Uncertificated Units and/or Book-Entry Units shall automatically upon the Effective Time (unless the Paying Agent shall reasonably require delivery of a duly completed and validly executed letter of transmittal or other required documents by any such holder) be entitled to receive, and the Surviving Company shall cause the Paying Agent to pay to each such holder (other than holders of Excluded Units) by wire transfer of immediately available funds, as promptly as practicable after the Effective Time, but in no event more than three (3) Business Days following the Effective Time, an amount in cash equal to the aggregate Merger Consideration (together with the amount of any distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time) that such holder is entitled to receive in respect of his, her or its Common Units pursuant to Section 4.1(a) [(Effect on Securities)]. No interest will be paid or accrue on any amount payable upon due transfer of Uncertificated Units or Book-Entry Units.
(vi)   In the event of a transfer of ownership of Common Units that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Common Units may be made to a Person other than the Person in whose name the Common Units so surrendered is or are registered if such Common Units shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Company that such Tax has been paid or is not applicable.
(b)   Closing of Transfer Books.   At the Effective Time, the transfer books of the Company shall be closed, and there shall be no further registration of transfers of Common Units outstanding immediately prior to the Effective Time thereafter on the records of the Company. If, after the Effective Time, any Certificates are presented to the Surviving Company or the Paying Agent for any reason, they shall be marked canceled and exchanged as provided in this Article IV.
(c)   Termination of Merger Fund.   Any portion of the Merger Fund that remains unclaimed by the former holders of Common Units and other eligible Persons in accordance with this Article IV following one (1) year after the Effective Time shall be delivered to the Surviving Company upon demand, and any such holder or eligible Person who has not previously complied with this Article IV shall thereafter look only to the Surviving Company, and the Surviving Company shall remain liable, for payment of any such holder’s or eligible Person’s claim for the Merger Consideration without any interest.
(d)   Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary and reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Common Units for purposes of this Article IV.
(e)   Withholding Taxes.   Parent, the Surviving Company or the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of Common Units, Restricted Stock Units or Performance Share Units such amounts as Parent, the Surviving Company or the Paying Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by Parent, the Surviving Company or the Paying Agent and remitted to the relevant Taxing Authority on behalf of the former holder of Common Units, Restricted Stock Units or Performance Share Units, such deducted, withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Common Units, Restricted Stock Units or Performance Share Units in respect of which such deduction, withholding and remittance to the relevant Taxing Authority was made by Parent, the Surviving Company or the Paying Agent, as the case may be. Parent, the Surviving Company and the Paying Agent shall cooperate with each other and with the former holders of Common Units, Restricted Stock Units or Performance Share Units in the collection, preparation and filing of any forms or other documentation relating to any claim of exemption or relief from any requirement to withhold so as to eliminate or minimize to the greatest extent possible any such requirement.
(f)   No Liability.   None of Parent, Merger Sub, the Company, MIC, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any portion of the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Fund remaining unclaimed by holders of shares of Common Units as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent not prohibited by applicable Law, become the property of Parent, free and clear of all or any claims or interest of any Person previously entitled thereto.
Section 4.3    Treatment of Restricted Stock Units and Performance Share Units.
(a)   Restricted Stock Units.   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, MIC or any holder of any Common Units or Restricted Stock Units, each Restricted Stock Unit outstanding immediately prior to the Effective Time (whether vested or unvested) shall be fully vested and shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable Taxes required to be withheld in accordance with Section 4.2(e) [(Exchange of Common Units for Merger Consideration; Withholding Taxes)]) with respect to such payment) determined by multiplying (i) the Merger Consideration by (ii) the number of Common Units subject to such Restricted Stock Unit immediately prior to the Effective Time.
(b)   Performance Share Units Granted Under the LTIP.   Except as provided in Section 4.3(c) below, treatment of Performance Share Units under the LTIP is as set forth on Section 4.3(b) of the MIC Disclosure Letter.
(c)   Adjustment of Awards/Termination of Employment/MGS Transferred Employees.   For the avoidance of doubt, (i) all Restricted Share Units and Performance Share Units outstanding on the date hereof will be subject to adjustment under the terms of the Company Equity Plans upon a stock dividend or other extraordinary dividend paid in connection with the MIC Sale, (ii) any employee whose employment or service is terminated prior to the Closing will have his or her Restricted Share Units and Performance Share Units forfeit, vest or be payable in accordance with the applicable award documents and the Company Equity Plans with the MIC Sale constituting a “change in control” under such plans and agreements and based upon achievement of the applicable performance goals of the award up until the Closing, or the end of the original performance period, if earlier, and (iii) employees of MGS who have their employment transferred to the Company or a MIC Hawaii Company to become MGS Transferred Employees will have their retained Restricted Share Units and Performance Share Units be subject to the provisions set forth in Section 4.3(a) [(Treatment of Restricted Stock Units and Performance Share Units; Restricted Stock Units)] and Section 4.3(b) [(Treatment of Restricted Stock Units and Performance Share Units; Performance Share Units Granted Under the LTIP)]; provided that, in the case of the foregoing subclause (iii), (A) notwithstanding actual achievement of performance levels for the applicable performance period, performance for Performance Share Units will be based on assumed achievement of target level performance and the target number of Common Units subject to such Performance Share Units will be multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the Closing and the denominator is the number of days in the full performance period and (B) in the event an MGS Transferred Employee is terminated other than for “cause” prior to the MIC Sale, (1) his or her Restricted

Stock Units will become fully vested and (2) his or her Performance Share Units will vest based on assumed achievement of target level performance and with the target number of Common Units subject to such Performance Share Units multiplied by a fraction of which the numerator is the number of days elapsed in the performance period as of the termination date and the denominator is the number of days in the full performance period.
(d)   Timing of Payments.   Unless a later time for payment is expressly required under the terms of an applicable Company Equity Plan or equity award agreement and only to the extent that the timing of such payment would not result in a violation of Section 409A of the Code, the Surviving Company shall pay the holders of outstanding Restricted Stock Units and Performance Share Units the cash payments described in this Section 4.3(d), including any dividends or dividend equivalent rights accrued under any Restricted Stock Units and Performance Share Units, promptly after the Effective Time, but in any event no later than the third (3rd) Business Day after the Effective Time. If a later time of payment is required under the terms of the applicable Company Equity Plan or equity award agreement and/or Section 409A of the Code, then payment shall be made at the earliest time provided and allowed thereunder. All of the actions described in this Section 4.3(d) shall be made in a manner consistent with Section 409A of the Code.
(e)   Withholding.   All payments in respect of Restricted Stock Units or Performance Share Units and any dividends or dividend equivalent rights on such awards shall be subject to all applicable withholding in accordance with Section 4.2(e) [(Exchange of Common Units for Merger Consideration; Withholding Taxes)].
Section 4.4   No Appraisal Rights.   No appraisal rights shall be available with respect to the Merger.
Section 4.5   Adjustments to Prevent Dilution.   In the event that, at any time during the period from the date hereof to the Effective Time, the Company or MIC, notwithstanding Section 8.3 [(Conduct of Business by the Company and MIC Pending the Closing)], changes the number of Common Shares or Common Units, as applicable, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Common Shares or Common Units, as applicable, then the Merger Consideration shall be appropriately adjusted to reflect such change.
Section 4.6   Further Assurances.   If at any time before or after the Effective Time, Parent, MIC or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement and to vest Parent following the Merger with all full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company at or after the Effective Time, then Parent, Merger Sub, the Company, MIC and the Surviving Company and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MIC
Except (a) as set forth in the correspondingly numbered sections of the disclosure letter (subject to Section 11.3 [(Rules of Construction; Interpretation)]) dated as of the date of this Agreement and delivered by MIC to Parent (the “MIC Disclosure Letter”) concurrently with the execution of this Agreement, and (b) as set forth in any Company Report or MIC Report, or incorporated by reference into any such document, in each case, prior to the date hereof (excluding any statement set forth in any “risk factor” section or section relating to forward looking statements) (it being understood that (i) any matter disclosed in any Company Report or MIC Report will be deemed to be disclosed in a section of the MIC Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such filing or report that it is applicable to such section of the MIC Disclosure Letter and (ii) this clause (b) will not apply to any of Section 5.1, Section 5.2, and Section 5.5), MIC hereby represents and warrants to Parent and Merger Sub on the date hereof and as of immediately prior to the consummation of the Reorganization as follows:
Section 5.1   Due Organization, Good Standing and Power.   MIC is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MIC is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties it owns, leases or operates or the nature of the business it conducts makes such qualification, license or good standing (or the equivalent thereof) necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (or the equivalent thereof) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 5.2   Authorization; Noncontravention.
(a)   MIC has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and all other instruments and agreements to be delivered by MIC as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and, subject to the MIC Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Except for the approvals described in the following sentence, the execution, delivery and performance of this Agreement by MIC, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate or other action. No other corporate proceedings on the part of MIC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than the MIC Stockholder Approval and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by MIC and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of MIC enforceable against MIC in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. The MIC Board has adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, MIC and its stockholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted for consideration at a meeting of MIC’s stockholders and (iv) recommending that the stockholders of MIC, on a binding, advisory basis, approve this Agreement and the transactions contemplated hereby, including the Merger.
(b)   The execution and delivery by MIC of this Agreement do not, and the performance of its obligations hereunder will not, (i) subject to the receipt of the MIC Stockholder Approval, conflict with any provision of the Constituent Documents of MIC or any of MIC Subsidiaries, (ii) create any Lien (other than Permitted Liens) upon any of the properties or assets of MIC or any of MIC Subsidiaries, (iii) conflict with or result in a breach of, or constitute a default under, any Material Contract or (iv) subject to the receipt of any consents, approvals, authorizations, declarations, filings and notices required under any Antitrust Laws or set forth in Section 5.3 [(Consents and Approvals)], contravene any domestic or foreign Law or any Order applicable to MIC or by which any of its properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv) above, for such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, or such conflicts, breaches or defaults which, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 5.3   Consents and Approvals.   The execution and delivery by MIC of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any Governmental Entity to be made or sought by MIC except for (a) the pre-merger notification requirements under the HSR Act, (b) the applicable requirements of the Exchange Act, (c) the applicable requirements of the NYSE or any other national securities exchange on which the Common Shares or Common Units are listed, (d) the filing of the Certificate of Merger pursuant to the DLLCA, (e) any registration, filing or notification required pursuant to state securities or blue sky laws, and (f) any such consent, clearance, expiration or termination of waiting periods, waiver, approval, authorization, filing, notification or registration, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 5.4   SEC Reports; Financial Statements; No Undisclosed Liabilities.
(a)   MIC and each MIC Subsidiary has timely filed or furnished, as applicable, all material reports, prospectuses, schedules, forms, registration statements, definitive proxy statements, statements and other documents required to be filed by it with, or furnished by it to, the SEC under the Securities Act or the Exchange Act, as the case may be, during the last three (3) years (such documents and any other documents filed by MIC or any MIC Subsidiary with the SEC, as have been supplemented, modified or amended since the time of filing, and all information incorporated by reference therein, collectively, the “MIC Reports”). As of its respective date, or if amended, as of the date of the last such amendment, each MIC Report (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such MIC Report and (ii) except with regard to the financial statements contained therein, which are addressed in Section 6.5(b), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements. As of the date of this Agreement, (A) there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any MIC Report, (B) none of the MIC Reports is the subject of ongoing SEC review or outstanding SEC comment, and (C) there has been no material correspondence between the SEC and MIC or any MIC Subsidiary since December 31, 2019 that is not available on the SEC’s Electronic Data Gathering and Retrieval database.
(b)   The consolidated financial statements (including any notes thereto) contained in the MIC Reports (“Consolidated Financial Statements”) (i) have complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared from the books and records of MIC and the consolidated MIC Subsidiaries in all material respects, (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC and (iv) fairly present in all material respects the consolidated financial position, the consolidated results of operations, changes in shareholders’ equity and cash flows of MIC and its consolidated Subsidiaries as of the dates or for the periods referred to therein subject, in the case of the unaudited interim financial statements, to normal and year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. During the last three (3) years, there has been no change in MIC’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Consolidated Financial Statements, except as described in the MIC Reports or except as may be required by any Governmental Entity. The methodology used to calculate the reserves reflected in the MIC’s financial statements is in accordance with GAAP. The books and records of MIC and each MIC Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements.
(c)   Since December 31, 2019, each of the principal executive officer and the principal financial officer of MIC has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the MIC Reports.
(d)   MIC and the MIC Subsidiaries do not have any Liabilities that are required to be set forth in an audited consolidated balance sheet prepared in accordance with GAAP, except for Liabilities (i) reflected on consolidated financial statements (including any notes thereto) contained in the MIC Reports, (ii) arising under any Contract binding upon MIC or any of MIC Subsidiaries (other than as a result of breach thereof), (iii) incurred in the ordinary course of business since December 31, 2019, (iv) incurred in connection with the transactions contemplated hereby, the Reorganization, the MIC Sale or any Alternative MIC Sale or (v) which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   No MIC Subsidiary is required to file or furnish as an issuer any forms, reports or other documents with the SEC pursuant to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(f)   MIC has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for MIC and the MIC Subsidiaries for external purposes in accordance with GAAP. Since December 31, 2019, neither MIC nor, to the Knowledge of MIC, MIC’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by MIC which is reasonably likely to adversely affect MIC’s ability to record, process, summarize and report financial information; or (2) any fraud, whether or not material, that involves the management or other employees of MIC or any of the MIC Subsidiaries who have a significant role in MIC’s internal control over financial reporting.
(g)   MIC has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by MIC in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable rules, regulations and forms of the SEC and is accumulated and communicated to MIC’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer and the principal financial officer of MIC to make the certifications required under the Exchange Act with respect to such reports.
(h)   As of the date hereof, other than as set forth in the Consolidated Financial Statements, neither MIC nor any of the MIC Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC.
(i)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is obligated or required to make any payment at Closing as a result of the consummation of the Merger other than (i) the Company Transaction Expenses and (ii) any payments fully recoverable under the MIC Indemnity.
Section 5.5   Capitalization.
(a)   As of the date hereof, the authorized capital stock of MIC consists of 500,000,000 Common Shares, 100 Special Shares and 100,000,000 Preferred Shares. At the close of business on June 11, 2021, (i) 87,708,777 Common Shares were issued and outstanding, (ii) 100 Special Shares were issued and outstanding, (iii) no Common Shares were held in treasury by MIC, (iv) 67,618 Common Shares were reserved for issuance pursuant to outstanding unsettled Restricted Stock Units, (v) 316,370 Common Shares were reserved for issuance pursuant to outstanding unsettled Performance Share Units, (vi) 25,974 Common Shares were reserved for issuance pursuant to outstanding unsettled director share units and (vii) 1,282,990 Common Shares were reserved for issuance under the Company Equity Plans (excluding any Common Shares described in clauses (iv), (v) and (vi)). Except as set forth above, at the close of business on June 11, 2021, no Common Shares, Special Shares or Preferred Shares were issued, reserved for issuance or outstanding. All Common Shares have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. MIC does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of MIC on any matter.
(b)   As of the date hereof, except as described in Section 5.5(a), MIC is not a party to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which obligates any of them to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any of the membership interests, partnership interests, shares of capital stock or other equity interests in MIC. There are no voting trusts or other agreements or understandings to which MIC is a party with respect to the voting of any membership interests, partnership interests, shares of capital stock or other equity interests of MIC.
Section    5.6   Information in Proxy Statement.   None of the information contained or incorporated by reference in the Proxy Statement, as of the date it is first mailed to the stockholders of MIC, and at the time of MIC Stockholders’ Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act. No representation or warranty is made by MIC as to the accuracy of any financial projections or forward-looking statements, or with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 5.7   Opinion of Financial Advisor.   The MIC Board has received the opinions of Lazard Frères & Co. LLC and Evercore Group, LLC (collectively, the “Financial Advisors”) to the effect that, as of the date of such opinions, the Merger Consideration is fair, from a financial point of view, to the holders of Common Units (other than the Manager or its affiliates). True and complete copies of the opinions will be delivered to Parent, for informational purposes only, following receipt thereof by the MIC Board.
Section 5.8   Anti-Takeover Laws.   Assuming the accuracy of the representation contained in Section 7.12 [(Ownership of Common Shares)], MIC has taken all necessary actions to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby the provisions of Section 203 of the DGCL, and, accordingly, no such section nor other anti-takeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.
Section 5.9   Broker’s or Finder’s Fees.   Except for the fees of the Financial Advisors (whose fees and expenses shall be paid by MIC, the Company or MIC Hawaii in accordance with its agreements with the Financial Advisors), no agent, broker, Person or firm acting on behalf of MIC, the Company or any MIC Subsidiary is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from MIC, the Company or any MIC Subsidiary or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.
Section 5.10   Litigation.   As of the date hereof, there is no Action pending, or, to the Knowledge of MIC, threatened, against MIC or any of the MIC Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or challenging the validity or propriety of any of the transactions contemplated by this Agreement or that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of MIC, no event has occurred or circumstances exist that will give rise to, or serve as a basis for, any such Action.
Section 5.11   Legal Impediments.   To the Knowledge of MIC, there are no facts relating to MIC or any of its Affiliates, any applicable Law or any Contract to which MIC or any of its Affiliates is a party that would disqualify MIC from consummating the transactions contemplated hereby, or that would prevent, delay or limit the ability of MIC to perform its obligations hereunder or to consummate the transactions contemplated hereby including obtaining all required consents, approvals, licenses, permits, orders or authorizations from Governmental Entities.
Section 5.12   MIC Indemnity.   As of the date hereof, there are no agreements, commitments or obligations binding on MIC or any of its Subsidiaries and, to the Knowledge of MIC, there exists no facts or conditions that impair the ability of Purchaser (as defined in the MIC Sale Agreement), MIC or any of its Subsidiaries to perform its obligations under the MIC Indemnity.
Section 5.13   Exclusivity of Representations.   Notwithstanding anything herein to the contrary, it is the explicit intent of the parties hereto, and the parties hereto hereby agree, that the representations and warranties made by MIC in this Article V (as modified by MIC Disclosure Letter), including in any certificate delivered pursuant to Article IX, are the exclusive representations and warranties made by MIC or any other Person with respect to MIC and the MIC Subsidiaries, including the businesses and assets of each of them or the transactions contemplated by this Agreement and any certificate, instrument or document delivered pursuant hereto. MIC hereby disclaims any other express or implied, written or oral, representations or warranties with respect to MIC, any MIC Subsidiary, the businesses and assets of MIC and the MIC Subsidiaries, the Common Shares and the transactions contemplated by this Agreement or any transactions contemplated by any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth in this Agreement, the condition of the businesses and assets of MIC and the MIC Subsidiaries shall be “as is”, “where is” and “with all faults” and MIC does not make any warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to the businesses and any of the assets of MIC or any MIC Subsidiary or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Except as set forth in this Agreement, neither MIC nor any other Person is, directly or indirectly, making any representations or warranties regarding any pro-forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of MIC or any of MIC Subsidiaries made, communicated or furnished (orally or in writing) to Parent or its Affiliates or their respective Representatives (including any opinion, information, projection or advice in any management presentation or the confidential information memorandum provided to

Parent and its Affiliates and their respective Representatives), and MIC hereby disclaims all Liability and responsibility for any such information and statements. It is understood that any Due Diligence Materials made available to Parent or its Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of MIC or its Affiliates or its Representatives.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the correspondingly numbered sections of the disclosure letter (subject to Section 11.3 [(Rules of Construction; Interpretation)]) dated as of the date of this Agreement and delivered by the Company to Parent (the “Company Disclosure Letter”) concurrently with the execution of this Agreement, and (b) as set forth in any MIC Report or Company Report, or incorporated by reference into any such document, in each case, prior to the date hereof (excluding any statement set forth in any “risk factor” section or section relating to forward looking statements) (it being understood that (i) any matter disclosed in any Company Report or MIC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such filing or report that it is applicable to such section of the Company Disclosure Letter and (ii) this clause (b) will not apply to any of Section 6.1, Section 6.2, Section 6.3, and Section 6.4), the Company hereby represents and warrants to Parent and Merger Sub on the date hereof and as of the Closing Date as follows:
Section 6.1   Due Organization, Good Standing and Power.
(a)   The Company is a limited liability company duly organized and validly existing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which the character or location of the properties it owns, leases or operates or the nature of the business it conducts makes such qualification, license or good standing (or the equivalent thereof) necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (or the equivalent thereof) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Section 6.1(b) of the Company Disclosure Letter sets forth the name of each MIC Hawaii Company that would constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act, except that references to “ten percent (10%)” in such definition shall be deemed to be references to “twenty-five percent (25%)”) (collectively, the “Significant Subsidiaries”), and the state or jurisdiction of its organization. Each Significant Subsidiary is duly organized, validly existing, is duly qualified or licensed to do business and in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or formation and each has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Section 6.1(c) of the Company Disclosure Letter sets forth the name of each Subsidiary of MIC Hawaii.
Section 6.2   Authorization; Noncontravention.
(a)   The Company has the requisite limited liability company power and authority and has taken all limited liability company action necessary to execute and deliver this Agreement and all other instruments and agreements to be delivered by the Company as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the Company and each agreement to be delivered by the Company as contemplated hereby, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary limited liability company or other action. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than the filing of the Certificate of Merger pursuant to the DLLCA. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. MIC, as the sole member of the Company, has adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company, and (ii) approving this Agreement and the transactions contemplated hereby, including the Merger.
(b)   The execution and delivery by the Company of this Agreement and each agreement to be delivered by the Company as contemplated hereby does not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with any provision of the Constituent Documents of the Company or any MIC Hawaii Company, (ii) create any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any MIC Hawaii Company, (iii) subject to any consents, approvals, authorizations, declarations, filings and notices (A) that are required to be made after the Closing or (B) set forth in Section 6.2(b)(iii) of the Company Disclosure Letter, conflict with or result in a breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the payment of any additional fee, penalty or other amount under, or require any consent, approval, authorization, declaration, filing, registration or other action by or notice to any Person pursuant to, any Material Contract or Permit or (iv) subject to any consents, approvals, authorizations, declarations, filings and notices (A) described in Section 6.3, or (B) set forth in Section 6.3(f) of the Company Disclosure Letter, contravene any domestic or foreign Law or any Order applicable to the Company or by which any of its properties or assets are bound, except, in the cases of clauses (ii), (iii) and (iv) above, for such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, or such conflicts, breaches or defaults which, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 6.3   Consents and Approvals.   The execution and delivery by the Company of this Agreement and each agreement to be delivered by the Company as contemplated hereby does not, and the performance of its obligations hereunder and thereunder will not, require any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any Governmental Entity to be made or sought by the Company except for (a) the pre-merger notification requirements under the HSR Act, (b) the applicable requirements of the Exchange Act, (c) the applicable requirements of the NYSE or any other national securities exchange on which the Common Shares or Common Units are listed, (d) the filing of the Certificate of Merger pursuant to the DLLCA, (e) any registration, filing or notification required pursuant to state securities or blue sky laws, (f) the filings and notices set forth in Section 6.3(f) of the Company Disclosure Letter (the “Other Regulatory Approvals”), (g) filing of a declaration or joint notice with CFIUS pursuant to the DPA and the receipt of the CFIUS Approval, and (h) any such consent, clearance, expiration or termination of waiting periods, waiver, approval, authorization, filing, notification or registration, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 6.4   Capitalization.
(a)   As of the date hereof, all of the limited liability company interests of the Company are owned directly by MIC, free and clear of any Lien, and constitute all of the issued and outstanding membership interests of the Company, and all of the outstanding equity interests of each MIC Hawaii Company are owned directly or indirectly by MIC, free and clear of any Lien, and constitute all of the issued and outstanding membership interests of each MIC Hawaii Company. No membership interests, partnership interests, shares of capital stock or other equity securities of the Company or MIC Hawaii Companies were reserved for issuance. All issued and outstanding equity interests or shares of capital stock or other equity interests of each of the Company and the MIC Hawaii Companies, as applicable, have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Neither the Company nor any MIC Hawaii Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equityholders of the Company or any such MIC Hawaii Company on any matter. Immediately following the consummation of the Reorganization, (i) the number of Common Units and the number of Special Units outstanding will be the same as the number of Common Shares and the number of Special Shares, respectively, outstanding immediately prior to the Reorganization and (ii) all of the outstanding equity interests of each MIC Hawaii Company will be owned directly or indirectly by the Company.
(b)   Except as described in Section 6.4(a), neither the Company nor any MIC Hawaii Company is a party to any outstanding option, warrant, call, subscription or other right (including any preemptive right or right of first refusal), agreement, arrangement or commitment which obligates any of them to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any of the membership interests, partnership interests, shares of capital stock or other equity interests in the Company or any MIC Hawaii Company. There are no voting trusts or other agreements or understandings to which the Company or any MIC Hawaii Company is a party with respect to the voting of any membership interests, partnership interests, shares of capital stock or other equity interests of the Company or any MIC Hawaii Company.
(c)   As of the date hereof, neither the Company nor any MIC Hawaii Company owns any equity interest in any Person (other than equity interests in the MIC Hawaii Companies).
Section 6.5   SEC Reports; Financial Statements; No Undisclosed Liabilities.
(a)   The Company has timely filed or furnished, as applicable, all material reports, prospectuses, schedules, forms, registration statements, definitive proxy statements, statements and other documents required to be filed by it with, or furnished by it to, the SEC under the Securities Act or the Exchange Act, as the case may be, since February 17, 2021 (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, and all information incorporated by reference therein, collectively “Company Reports”). As of its respective date, or if amended, as of the date of the last such amendment, each Company Report (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company Report and (ii) except with regard to the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, (A) there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any Company Report, (B) none of the Company Reports is the subject of ongoing SEC review or outstanding SEC comment, and (C) there has been no material correspondence between the SEC and the Company or any MIC Hawaii Company that is not available on the SEC’s Electronic Data Gathering and Retrieval database.
(b)   The Company has made available to Parent (i) the audited consolidated balance sheet of HGC Holdings LLC and its Subsidiary, Waihonu Equity Holdings, LLC and its Subsidiaries, and in each case the related consolidated statements of income and comprehensive income, changes in member’s equity and cash flows for the fiscal years ended December 31, 2020 and December 31, 2019 (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of MIC Hawaii and its Subsidiaries and the related consolidated statements of income for the fiscal years ended December 31, 2020 and December 31, 2019 (collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared in accordance with GAAP in all material respects and (ii) fairly present in all material respects the consolidated financial position and results of operations of HGC Holdings LLC and its Subsidiary, Waihonu Equity Holdings, LLC and its Subsidiaries or MIC Hawaii and its Subsidiaries, as applicable, as of the respective dates and for the respective periods indicated therein.
(c)   Each of the Company and of the MIC Hawaii Companies maintains proper and adequate internal accounting controls that provide reasonable assurance that: (i) transactions are executed with management’s authorization; (ii) transaction are recorded as necessary to permit preparation of the Financial Statements of the Company and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; and (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals.
(d)   Section 6.5(d) of the Company Disclosure Letter sets forth (i) a good faith estimate of the Company Transaction Expenses incurred through the date hereof that have not been paid or otherwise settled as of the date hereof, (ii) the amount of the fees required to be paid under the Disposition Agreement and (iii) a good faith estimate, based on the information in the Company’s possession as of the date hereof, of the amount of all other Company Transaction Expenses expected to be incurred through the Closing (including the payments to financial advisors that constitute Company Transaction Expenses that are due as of the Closing).
(e)   Section 6.5(e) of the Company Disclosure Letter sets forth a list of all outstanding Indebtedness described in clauses (a), (b), (c), (d) and (h) of the definition thereof of the Company and the MIC Hawaii Companies as of the date of this Agreement.
(f)   The Company and the MIC Hawaii Companies do not have any Liabilities that are required to be set forth in an audited consolidated balance sheet prepared in accordance with GAAP or in the notes thereto, except for Liabilities (i) reflected on consolidated financial statements (including any notes thereto) contained in the MIC Reports or Company Reports, (ii) arising under any Contract binding upon the Company or any of the MIC Hawaii Companies (other than as a result of breach thereof), (iii) incurred in the ordinary course of business since December 31, 2020, (iv) incurred in connection with the transactions contemplated hereby, the Reorganization, the MIC Sale or any Alternative MIC Sale, or (v) which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 6.6   Absence of Certain Changes.
(a)   Except as contemplated hereunder, since December 31, 2020 to the date hereof, (i) the Company and the MIC Hawaii Companies have in all material respects conducted their businesses in the ordinary course, (ii) neither the Company nor any of the MIC Hawaii Companies has materially increased the compensation of any officer or granted any general, material salary increase to their respective employees, or created, materially modified or materially amended any Employee Benefit Plans, other than in the ordinary course of business or as required by applicable Law or collective bargaining agreement, (iii) neither the Company nor any of the MIC Hawaii Companies has acquired or divested any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or sale, or by any other manner, in a single transaction or a series of related transactions or entered into any binding Contract with respect to the foregoing, (iv) there has been no material change by the Company or any of the MIC Hawaii Companies in accounting principles, practices or methods except as required by Law or GAAP, and (v) there has been no event or condition which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(b)   Since March 31, 2021 to the date hereof, none of MIC or any MIC Subsidiary has made or authorized any payments or taken any actions which would constitute Leakage (as defined in the MIC Sale Agreement), other than the making of payments that constitute Permitted Leakage (as defined in the MIC Sale Agreement).
Section 6.7   Compliance with Laws; Regulatory.   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole:
(a)   The operations of the Company and the MIC Hawaii Companies are not being, and during the last three (3) years have not been, conducted in violation of any Law or Order applicable to the Company or any of the MIC Hawaii Companies. During the last three (3) years, neither the Company nor any of the MIC Hawaii Companies has received written or, to the Knowledge of the Company, any other notice of any claims or charges that are pending against the Company or the MIC Hawaii Companies with respect to any violation of any Law or Order.
(b)   MIC Hawaii is a “holding company” and The Gas Company, LLC d/b/a Hawaii Gas is a “public-utility company” (as those terms are defined in PUHCA).
(c)   Each of the MIC Hawaii Companies is not subject to or is otherwise exempt from regulation by FERC regarding access to books and records under the PUHCA.
(d)   None of the MIC Hawaii Companies (i) is a “public utility” under the FPA, (ii) is a “natural-gas company” under the NGA or (iii) requires any approval of the FERC under any of Sections 203, 205, or 206 of the FPA, to execute and deliver this Agreement or consummate the transactions contemplated hereby.

(e)   Each of the electric generation facilities owned or controlled by SW Cogen Project, LLC, Waihonu North, LLC, and Waihonu South, LLC (each of which is indirectly owned or controlled by the MIC Hawaii Companies), is either a “qualifying small power production facility” or a “qualifying cogeneration facility”, as those terms are defined in 16 U.S.C. 796, and each such electric generation facility is the subject of a self-certification of qualifying facility status, FERC Form 556, that has been duly filed with FERC consistent with 18 C.F.R. § 292.203.
(f)   Each of the electric generation facilities owned or controlled by GWE Solar-Storage HI 1, LLC and OTWC HI2 LLC (each of which is indirectly owned or controlled by MIC Hawaii), is a “qualifying small power production facility,” as that term is defined in 16 U.S.C. § 796(17)(C), and each such electric generation facility is exempt from the certification filing requirements of 18 C.F.R. § 292.203 pursuant to 18 C.F.R. § 292.203(d).
(g)   Apart from those companies that are enumerated in clauses (e) and (f) of this Section 6.7, none of the MIC Hawaii Companies nor any of their direct or indirect Subsidiaries is engaged in the generation, transmission, distribution, or sale of electricity.
(h)   Apart from approval by the HPUC under Hawaii Revised Statutes Chapter 269-19, none of the Company or the MIC Hawaii Companies requires any approval of the HPUC to execute and deliver this Agreement or consummate the transactions provided for hereunder.
Section 6.8   Permits.   The Company and the MIC Hawaii Companies are, and have been during the last three (3) years, in possession of all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and Orders issued by or obtained from Governmental Entities (collectively, the “Permits”) that are necessary for the operation of the business of the Company and/or the MIC Hawaii Companies as presently conducted, or that are necessary for the lawful ownership of their respective properties and assets, except to the extent that the failure to hold any such Permits would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, each such Permit is in full force and effect and the Company and each of the MIC Hawaii Companies is, and during the last three (3) years has been, in compliance with its Permits, there have occurred no defaults under, violation of, or events giving rise to a right of termination, amendment or cancellation of any such Permit, and all due and payable fees and charges with respect to such Permits as of the date hereof have been paid in full. There are no Actions pending or, to the Knowledge of the Company, threatened which would reasonably be expected to result in the revocation or termination or suspension or nonrenewal of any such Permit that is material to the Company or any of the MIC Hawaii Companies, except for such Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received during the last three (3) years any written notice or, to the Knowledge of the Company, any other notice from any Governmental Entity regarding revocation, suspension, nonrenewal or amendment of any material Permit.
Section 6.9   Litigation.   As of the date hereof, there is no Action pending, or, to the Knowledge of the Company, threatened in writing, against the Company or any of the MIC Hawaii Companies which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 6.10   Employee Benefit Plans.
(a)   Except as set forth on Section 6.10(a)(i) of the Company Disclosure Letter, none of the Company or any of the MIC Hawaii Companies maintains, sponsors, is a party to, participates in, or has a commitment to create or has any liability or contingent liability with respect to: (i) any “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are defined in sections 3(1) and 3(2), respectively, of ERISA), other than a “multiemployer plan” (as defined in section 3(37) of ERISA); (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or (iii) any employment agreement or consulting agreement (as such plans or arrangements listed on Section 6.10(a)(i) referred to as an “Employee Benefit Plan”). Section 6.10(a)(ii) of the Company Disclosure Letter lists each Employee Benefit Plan which is sponsored by the Company or any of the MIC Hawaii Companies (each Employee Benefit Plan listed on Section 6.10(a)(ii) referred to as a “Company Benefit Plan”).
(b)   A true and correct copy of each material Employee Benefit Plan (other than any multiemployer plan), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied to Parent. In the case of any Employee Benefit Plan which is not in written form, Parent has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description and IRS determination letter with respect to each Employee Benefit Plan (other than any multiemployer plan), to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to Parent, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to any Employee Benefit Plan that is subject to Title IV of ERISA:
(i)   there has been no reportable event (as described in section 4043 of ERISA);
(ii)   no steps have been taken to terminate any such plan;
(iii)   there has been no withdrawal (within the meaning of section 4063 of ERISA) of a “substantial employer” (as defined in section 4001(a)(2) of ERISA);
(iv)   no event or condition has occurred which might constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan;
(v)   no event or condition has occurred which would give rise to liabilities under section 4062(e) of ERISA;
(vi)   the minimum funding standards of Section 412 of the Code have been satisfied, no waiver of the minimum funding standards have been granted and none of the Company or any of its ERISA Affiliates has requested a funding waiver;
(vii)   no event has occurred with respect to any such plan which has resulted or would reasonably be expected to result in a lien being imposed on the assets of the Company or any of its ERISA Affiliates; and
(viii)   based upon the latest actuarial valuation, if each such plan were terminated on December 31, 2020, there would have been no unfunded liabilities with respect to any such place, its participants and beneficiaries or the Pension Benefit and Guaranty Corporation.
(d)   None of the Company, the MIC Hawaii Companies or any of their ERISA Affiliates contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA). None of the Employee Benefit Plans is a multiple employer pension plan or a multiple employer welfare arrangement (within the meaning of section 3(40) of ERISA). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Employee Benefit Plans (other than any multiemployer plan) comply in form with all requirements of applicable law and have been administered in all respects in accordance with their terms and with all applicable requirements of law (including, in the case of any Employee Benefit Plan which is an employee pension benefit plan, the requirements of Sections 401(a) and 501(a) of the Code), and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Entity questioning or challenging such compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect, neither the Company nor any of the MIC Hawaii Companies, nor any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan. No material Action has been made or commenced, and the Company has received no written threat of any material Action, against the Company or any of the MIC Hawaii Companies in writing with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such denied claims). None of the assets of any Employee Benefit Plan are invested in employer securities or employer real property.
(e)   Each Employee Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter or opinion letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the Knowledge of the Company, no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination letter or opinion letter.
(f)   Each Employee Benefit Plan has been maintained and operated in material documentary and operational compliance with Section 409A of the Code or an available exemption therefrom.
(g)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, there have been no acts or omissions by the Company, the MIC Hawaii Companies or, to the Knowledge of the Company, any of their ERISA Affiliates which will give rise to material interest, fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of the MIC Hawaii Companies may be liable or under Section 409A of the Code for which the Company or any of the MIC Hawaii Companies or any participant in any Employee Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, the Company, and each Employee Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Health Plan”) (i) is currently in compliance with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and the regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (ii) has been in compliance with all applicable Healthcare Reform Laws since March 23, 2010. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company, or any Health Plan, to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.
(h)   Neither the consummation of the transactions contemplated by this Agreement nor this Agreement will (i) result in any material payment from the Company and/or any of the MIC Hawaii Companies becoming due, or materially increase the amount of any compensation due, to any Company Employee or any other person who performs services for the Company or any of the MIC Hawaii Companies, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits in any material respect from the Company and/or any of the MIC Hawaii Companies to any Company Employee or any other person who performs services for the Company or any of the MIC Hawaii Companies.
(i)   Without limiting the generality of the foregoing, no amount payable to any employee or any other Person (whether in cash or property or as a result of accelerated vesting) as a result of the consummation of the transactions contemplated by this Agreement or this Agreement (either alone or together with any other event) under any Employee Benefit Plan or other compensation arrangement would be nondeductible under Section 280G of the Code. Neither the Company nor any of the MIC Hawaii Companies has any obligation to gross-up, indemnify or otherwise reimburse any Company Employee or any other person for any Taxes incurred by such Person under Section 409A or 4999 of the Code, or any interest or penalty related thereto.
(j)   None of the Company or any of the MIC Hawaii Companies has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code or applicable state law.
(k)   There has been no act or omission that would materially impair the ability of the Company and the MIC Hawaii Companies (or any successor thereto) to unilaterally amend or terminate any Company Benefit Plan unless the continuation of the plan is required under a collective bargaining agreement or with respect to a plan that, by its terms, does not allow unilateral amendment or termination of a plan or an award agreement to the detriment of a plan participant.
Section 6.11   Labor Matters.
(a)   Section 6.11(a) of the Company Disclosure Letter sets forth a list of collective bargaining agreements with labor unions to which the Company or any of the MIC Hawaii Companies is a party. No labor union has made a pending written demand to the Company or any of the MIC Hawaii Companies for recognition or certification with respect to the employees of the Company or any of the MIC Hawaii Companies. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, nor has the Company during the last three (3) years received any written threat of any representation or certification proceedings or petitions seeking a representation proceeding to be, brought or filed with the National Labor Relations Board or any other labor Governmental Entity with respect to the employees of the Company or any of the MIC Hawaii Companies, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there are no presently pending, and the Company has received no written threat of any, strikes, lockouts, work stoppages or collective labor disputes affecting the employees of the Company or any of the MIC Hawaii Companies, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company and the MIC Hawaii Companies are in compliance with all applicable Laws relating to labor or employment relations or practices, including terms and conditions of employment, collective bargaining, equal opportunity, discrimination and harassment, wage, hours and overtime, immigration, health and safety, workers compensation and unemployment compensation, except for any failure to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. As of the date hereof, there is no Action presently pending and the Company has received no written threat of any Action against the Company or any of the MIC Hawaii Companies with respect to its or their labor or employment relations, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all independent contractors and consultants providing personal services to the Company or any of the MIC Hawaii Companies have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and (ii) all employees of the Company or any of the MIC Hawaii Companies have been properly classified under the Fair Labor Standards Act.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the preceding three (3) years, (i) neither the Company nor any of the MIC Hawaii Companies has effectuated a “plant closing” (as defined in the WARN Act or any similar applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act or any similar applicable Law) in connection with the Company or any of the MIC Hawaii Companies affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) the Company or any of the MIC Hawaii Companies has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar applicable Law. No employee of the Company or any of the MIC Hawaii Companies has experienced an “employment loss,” as defined by the WARN Act or any similar applicable Law, requiring notice to employees in the event of a closing or layoff, within the past ninety (90) days.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the last three (3) years, no Governmental Entity has found any violations or issued penalties against the Company or any of the MIC Hawaii Companies with respect to any employees. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the MIC Hawaii Companies is in compliance with the Immigration Reform and Control Act of 1986. The Company and the MIC Hawaii Companies maintain I-9 employment authorization files on all of their employees as required by Law.
(f)   The Company and the MIC Hawaii Companies have investigated or reviewed all sexual harassment or other harassment, discrimination or retaliation allegations, in each case that were reported through official channels established by the MIC Hawaii Companies for purposes of reporting such allegations to the human resources department of the MIC Hawaii Companies during the preceding three (3) years. With respect to each such allegation deemed by the Company or any MIC Hawaii Company to have potential merit, the Company has taken reasonable corrective action to address such allegation.
(g)   Section 6.11(g) of the Company Disclosure Letter contains a schedule of all Company Employees, including in the case of each such Company Employee, the following information as of the date hereof: (a) title or position; (b) date of hire; (c) work location; (d) whether full-time or part-time and whether exempt or non-exempt; (e) whether covered by the terms of a collective bargaining or an employment agreement; (f) annual salary, including hourly rate, as applicable, and, if applicable, target bonus and other incentive compensation, which, subject to Section 8.3, may be updated by the Company from time to time through Closing.
Section 6.12   Tax Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Tax Returns.   The Company and each of the MIC Hawaii Companies has filed or caused to be filed all Returns that are required to be filed by, or with respect to, the Company and each of the MIC Hawaii Companies on or prior to the date hereof (taking into account any applicable extension of time within which to file), and all such Returns were correct and complete.
(b)   Payment of Taxes.   All Taxes and Tax liabilities of the Company and each of the MIC Hawaii Companies that are due and payable have been timely paid (taking into account any applicable extension of time), and all accrued Taxes not yet due and payable have been accrued on the books and records of the Company and each of the MIC Hawaii Companies, as applicable, in accordance with GAAP. Neither the Company nor any MIC Hawaii Company has received a Tax refund or Tax credit to which it is not entitled.
(c)   Other Tax Matters.
(i)   As of the date hereof, neither the Company nor any of the MIC Hawaii Companies is currently the subject of an audit or other examination relating to the payment of Taxes of the Company or such MIC Hawaii Company by any Taxing Authority, nor has the Company or any of the MIC Hawaii Companies received any written notices from any Taxing Authority that such an audit or examination is contemplated or pending. All deficiencies for Taxes assessed against the Company or any MIC Hawaii Company have either been fully paid or appropriate reserves have been established with respect to such deficiencies in accordance with GAAP.
(ii)   Neither the Company nor any of the MIC Hawaii Companies is presently contesting any Tax liability of the Company or such MIC Hawaii Company before any court, tribunal or agency.
(iii)   The Company and each MIC Hawaii Company has complied in all respects with all applicable Laws relating to the reporting, payment, and withholding of Taxes and all Taxes which each of the Company and each MIC Hawaii Company is required by Law to withhold or collect, including sales and use taxes, goods and services taxes, and all amounts required to be withheld for Taxes of any employee, independent contractor, creditor, stockholder, or other third party have been duly withheld or collected and, to the extent due and payable, have been paid over to the proper Taxing Authorities. All information Returns required to be filed by the Company and each MIC Hawaii Company have been filed, and all statements required to be furnished to payees by the Company and any MIC Hawaii Company have been furnished to such payees, and the information set forth on such information Returns and statements is accurate and complete in all respects.

(iv)   There are no Liens (other than Permitted Liens) on any of the properties or assets of the Company or any of the MIC Hawaii Companies.
(v)   Neither the Company nor any of the MIC Hawaii Companies has been granted or been requested to grant any waiver (that has not expired) of any statutes of limitations applicable to any claim for Taxes, and neither the Company nor any of the MIC Hawaii Companies has requested or been granted an extension of the time (that has not expired) for filing any Return.
(vi)   Neither the Company nor any MIC Hawaii Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income tax Law) executed on or prior to the Closing; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (D) installment sale or open transaction disposition made on or prior to the Closing; (E) prepaid amount received or deferred revenue accrued on or prior to the Closing other than in the ordinary course of business, or (F) election pursuant to Section 965(h) of the Code. There is no application pending with any Taxing Authority requesting permission for a change in any accounting method of the Company or any MIC Hawaii Company, and the IRS has not issued in writing any pending proposal regarding any such adjustment or change in accounting method.
(vii)   Other than with respect to that certain Second Amended and Restated Macquarie Infrastructure Corporation LLC Income Tax Sharing Agreement effective as of December 24, 2009, neither the Company nor any of the MIC Hawaii Companies is a party to any tax sharing agreement, tax allocation agreement, tax indemnification agreement, or other similar Contract (other than any such Contract entered into in the ordinary course of business not primarily related to Taxes).
(viii)   Other than pursuant to the Reorganization, neither the Company nor any of the MIC Hawaii Companies has ever distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
(ix)   Neither the Company nor any of the MIC Hawaii Companies has ever entered into a “reportable transaction” within the meaning of Treasury Regulation §1.6011-4.
(x)   Within the past five (5) years, no written claim has been made by a Taxing Authority in a jurisdiction where Returns with respect to the Company or any of the MIC Hawaii Companies are not filed asserting that the Company or such MIC Hawaii Company, as applicable, is or may be subject to Tax in that jurisdiction. Neither the Company nor any of the MIC Hawaii Companies has a permanent establishment or fixed place of business in any other country other than the United States. Within the past five (5) years, neither the Company nor any MIC Hawaii Company has received a nexus questionnaire from any state or local tax jurisdiction in which such entity does not file any Returns or remit any Taxes.
(xi)   Within the past five (5) years, neither the Company nor any MIC Hawaii Company has deferred any payroll Taxes or availed itself of any of the Tax deferral, credits (including the “employee retention credit”) or benefits pursuant to the CARES Act or otherwise taken advantage of any change in applicable Law in connection with the COVID-19 outbreak that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable Tax payment obligations of such entity.
(xii)   Neither the Company nor any MIC Hawaii Company is party to any joint venture, partnership, or other Contract, which is treated as a partnership for federal income tax purposes.
(xiii)   The Company and each MIC Hawaii Company is in compliance in all respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating its transfer pricing practices and methodologies. The prices for any property or services (or for the use of any property) provided by or to the Company or any

MIC Hawaii Company are arm’s length prices for purposes of the relevant transfer pricing law, including Treasury Regulations promulgated under Section 482 of the Code. No Taxing Authority has given the Company or any MIC Hawaii Company written notice that it is asserting or threatening to assert a claim against the Company or any MIC Hawaii Company under transfer pricing laws within the past five (5) years.
(xiv)   No power of attorney related or attributable to Taxes that currently is in effect has been granted by the Company or any MIC Hawaii Company. Neither the Company nor any MIC Hawaii Company has requested, received or is subject to a ruling from any Taxing Authority.
(xv)   Neither the Company nor any MIC Hawaii Company has been included in any “consolidated,” “unitary,” “combined” or similar Return in the United States or any non-U.S. jurisdiction or any state (other than a group of which MIC Hawaii or MIC is or was the common parent). Neither the Company nor any MIC Hawaii Company is liable for the Taxes of any Person other than the Company, any MIC Hawaii Company, or MIC (or any entity that was a part of the MIC consolidated, combined or unitary group) as a result of filing unitary, combined, or consolidated Returns (including under Treasury Regulation §1.1502-6), as a transferee or successor, by Contract or otherwise.
Section 6.13   Intellectual Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or one of the MIC Hawaii Companies owns or has the license or right to use all items of Intellectual Property required or used in the operation of its business as presently conducted, free and clear of all Liens and (b) no third Person has asserted in writing a claim that the Company or any of the MIC Hawaii Companies is infringing or misappropriating the Intellectual Property rights of such third Person. To the Knowledge of the Company, no Person is infringing or misappropriating any Intellectual Property owned by the Company or any of the MIC Hawaii Companies.
Section 6.14   Material Contracts.
(a)   Section 6.14(a) of the Company Disclosure Letter contains a list, as of the date hereof, of the following Contracts (each, a “Material Contract”) to which the Company or any of the MIC Hawaii Companies is party:
(i)   any Contract involving future payments by the Company or any of the MIC Hawaii Companies in excess of $1,500,000 in any future twelve-month period that cannot be terminated without penalty by the Company or any of the MIC Hawaii Companies upon ninety (90) days’ or less prior notice;
(ii)   any Contract for the future purchase, exchange, transmission, distribution or sale of electric power in any form, including energy, capacity, or emissions credits, other than in each case, any Contract with a nominal value of less than $500,000 individually or $1,500,000 in the aggregate;
(iii)   any Contract relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services (other than purchase orders for inventory or supplies in the ordinary course of business) with an outstanding payment obligation in excess of $1,000,000 individually;
(iv)   any Contract that restrains, limits or impedes, in any material respect, the Company’s or the Company Subsidiaries’ ability to compete with or conduct any business or line of business or in any geographic area;
(v)   any Contract (A) for the employment of any officer, individual employee or other Person on a full-time or consulting basis who cannot be dismissed immediately without notice and without liability or obligation of any kind whatsoever and (B) requiring the payment of severance or payments upon a change-in-control in excess of $180,000;
(vi)   any Contract with respect to indebtedness for borrowed money of the Company or any of the MIC Hawaii Companies or under which the Company or any of MIC Hawaii Companies has imposed a Lien (other than Permitted Liens) on any of its assets, tangible or intangible;

(vii)   any Contract involving a material loan (other than accounts receivable owing from trade debtors in the ordinary course of business) or material advance to (other than travel and entertainment advances to the employees of the Company or any of the MIC Hawaii Companies extended in the ordinary course of business), or material investment in, any Person or any Contract relating to the making of any such loan, advance or investment;
(viii)   any license agreement or other Contract pursuant to which the Company or any of the MIC Hawaii Companies (A) grants any Person the right to use any material Intellectual Property owned by the Company or any of the MIC Hawaii Companies (excluding any non-exclusive license of Intellectual Property granted in the ordinary course of business or that is incidental to the provision or receipt of products or services) or (B) is granted a license to use Intellectual Property owned by any other Person that is material to the business of the Company or any of the MIC Hawaii Companies as currently conducted (excluding in-bound licenses for (1) uncustomized commercially available, off-the-shelf software requiring aggregate payments of less than $100,000 annually and (2) Public Materials);
(ix)   any Contract (A) for the future purchase or sale of any real or tangible asset or that grant a right or option to purchase or sell any real or tangible asset, or services with a nominal value of less than $500,000 individually or $1,500,000 in the aggregate, (B) for the future provision or receipt of any services or grant a right or option to provide or receive any future services, other than in each case, any Contract relating to services with a nominal value of less than $500,000 individually or $1,500,000 in the aggregate, or (C) that require future payments by or to the Company or any of the MIC Hawaii Companies in excess of $500,000 individually or $1,500,000 in the aggregate;
(x)   any outstanding Contract of guaranty, indemnity or surety, by the Company or any of the MIC Hawaii Companies, with outstanding obligations guaranteed or indemnified by the Company or any MIC Hawaii Company or for which the Company or any of the MIC Hawaii Companies is a surety in excess of $500,000 individually or $1,500,000 in the aggregate;
(xi)   any Contract that requires the Company or any of the MIC Hawaii Companies to purchase all or substantially all of its total requirements of any product or service from a person or that contains “take or pay” provisions;
(xii)   any Contract that restricts or limits the purchasing relationships of the Company or any of the MIC Hawaii Companies in any material manner;
(xiii)   any Contract pursuant to which the Company or any of the MIC Hawaii Company has granted pricing or other terms to a person on a “most favored nation” or similar basis or pursuant to which the Company or any of the MIC Hawaii Companies has agreed to deal with a person on an exclusive basis;
(xiv)   any hedging or derivative Contract with a mark-to-market value in excess of $250,000;
(xv)   any Contract relating to the rights of holders of Common Units or any equity interests of the Company or any of the MIC Hawaii Companies or rights in connection therewith (other than any Constituent Documents of the Company or any of the MIC Hawaii Companies);
(xvi)   any material partnership or joint venture, strategic alliance, joint development or similar Contract;
(xvii)   any Contract with MIC or any Affiliate of MIC (other than the Company and MIC Hawaii Companies); and
(xviii)   any other material Contract entered into by the Company not included in the foregoing clauses (i) through (xvii).
(b)   True and complete copies of all Material Contracts (including all amendments and supplements thereto) have been made available to Parent. Except as would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and the MIC Hawaii Companies, taken as a whole, each of the Material Contracts (other than any Material Contract which will terminate or expire by its terms prior to Closing) is in full force and effect with respect to the Company or the MIC Hawaii Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and constitutes a legal, valid and binding obligation of the Company or such MIC Hawaii Company, as applicable, and to the Knowledge of the Company, each other party thereto, enforceable against the Company or such MIC Hawaii Company and, to the Knowledge of the Company, each other party thereto, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and the MIC Hawaii Companies, taken as a whole, neither the Company nor any of the MIC Hawaii Companies, or to the Knowledge of the Company, any other party to a Material Contract, is in default under any Material Contract to which the Company or the MIC Hawaii Company, as applicable, is a party. To the Knowledge of the Company, as of the date of this Agreement, none of the Company or any of the MIC Hawaii Companies has received written notice of any actual or alleged breach of, or default under, or of any termination or non-renewal of, any Material Contract.
Section 6.15   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   The Company and each MIC Hawaii Company is, and during the last four (4) years has been, in compliance with all applicable Environmental Laws;
(b)   The Company and each MIC Hawaii Company has obtained, and is and during the last four (4) years has been in compliance with, all Environmental Permits needed to own, lease and operate their properties and assets and conduct their businesses as currently conducted. Neither the Company nor any of the MIC Hawaii Companies has received any written notice (a) indicating or alleging that any of them do not possess any Environmental Permit required to own, lease, and operate their properties and assets or to conduct their businesses, or (b) threatening or seeking to withdraw, revoke, terminate, suspend or adversely renew, amend or modify any of their Environmental Permits;
(c)   No Company or MIC Hawaii Company Environmental Permit will be subject to withdrawal, revocation, termination, or suspension as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement;
(d)   Neither the Company nor any of the MIC Hawaii Companies has received any written notice that remains unresolved that (i) the operation of any of their businesses or facilities is in violation of any Environmental Law or Environmental Permit, (ii) the Company or any of the MIC Hawaii Companies has Liability arising under Environmental Law or with respect to any Hazardous Substance, or (iii) the Company or any of the MIC Hawaii Companies is responsible (or potentially responsible) for Remedial Action with respect to its business, any of its facilities or any facility owned or operated by another Person;
(e)   There are no Actions pending or threatened in writing against the Company or any of the MIC Hawaii Companies in connection with Environmental Law or Hazardous Substances;
(f)   Neither the Company nor any of the MIC Hawaii Companies has any outstanding obligation pursuant to any order, judgment, decree, injunction, stipulation, settlement, or consent order of or with any Governmental Entity that arises under Environmental Law;
(g)   Neither the Company nor any of the MIC Hawaii Companies nor any past or present Affiliate of the Company, nor to the Knowledge of the Company, any other Person, has caused, contributed to or allowed any Release at any property, or handled, transported, manufactured or distributed any Hazardous Substance, in a manner that would reasonably be expected to result in the Company or any of the MIC Hawaii Companies taking any Remedial Action or incurring any Liability pursuant to Environmental Law;
(h)   Neither the Company nor any of the MIC Hawaii Companies nor any past or present Affiliate of the Company has exposed any Person to any Hazardous Substance in connection with the operation of its business in a manner that would reasonably be expected to result in the Company or any of the MIC Hawaii Companies incurring Liability under Environmental Law;

(i)   Neither the Company nor any of the MIC Hawaii Companies has assumed by Contract or by operation of law, or provided an indemnity with respect to, the Liability of any other Person under Environmental Law; and
(j)   There are no existing facts, conditions, situations or set of circumstances arising from the operations or activities of MIC, MIC Ohana, Atlantic Aviation or any other current or former Affiliate of MIC that would reasonably be likely to result in or be the basis of the Company or any MIC Hawaii Company incurring Liability under Environmental Law (other than, with respect to MIC and MIC Ohana, as a result of its direct or indirect ownership of equity interests of any of the MIC Hawaii Companies).
(k)   MIC, the Company and the MIC Hawaii Companies have provided Parent with correct copies of all environmental audits, assessments, investigations, reports, and other material environmental documents that are in their possession, custody or control, or the possession, custody or control of any of their Representatives who have reasonable access to such information, and that relate to the business or to the current or former operations and facilities of the Company (soley with respect to the business and operations of the Company itself and the MIC Hawaii Companies) and each of the MIC Hawaii Companies.
Section 6.16   Real Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the MIC Hawaii Companies has good and valid fee simple title to the real property owned by the Company and/or the MIC Hawaii Companies (the “Owned Real Property”), free and clear of all Liens, other than Permitted Liens. During the one (1) year period ending on the date hereof, none of the Company or any of the MIC Hawaii Companies has received written notice that the Owned Real Property or any buildings, structures, improvements or appurtenances thereon, nor the operation thereof, violates any Law or Order that has not heretofore been corrected in a manner which, if not corrected, is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; nor does any Owned Real Property encroach on any property owned by others in a manner which is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no condemnation proceeding is pending or, to the Knowledge of the Company, threatened with respect to any Owned Real Property.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the MIC Hawaii Companies has good and valid leasehold interests or other rights to use all of the material real property leased to or from the Company and/or the MIC Hawaii Companies (the “Leased Real Property”) that is necessary to permit the Company and each of the MIC Hawaii Companies to conduct their business as and where currently conducted, in each case free and clear of all Liens, except Permitted Liens. Neither the Company nor any of the MIC Hawaii Companies is in default under any material leases of material real property (collectively, the “Real Property Leases”) to which the Company or any of the MIC Hawaii Companies is a party (as lessee, sublessee, sublessor or lessor) where such default is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Real Property Lease is in material default under any such Real Property Lease where such default is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there has not occurred any event (or omission) that with the lapse of time or giving of notice or both would constitute a default under any Real Property Lease where such default is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Real Property Lease is valid, binding and enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and by general equitable principles) and is in full force and effect.
(c)   The Owned Real Property and the Leased Real Property (collectively, the “Company Real Property”) constitute all of the material real property currently used or occupied by the Company and/or the MIC Hawaii Companies in connection with or related to the business of the Company and each of the MIC Hawaii Companies, and the buildings and improvements thereon are free from material defects, in good working order, condition and repair, normal wear and tear excepted. Such Company Real Property, and the premises located thereon occupied by the Company and/or the MIC Hawaii Companies, is sufficient in all material respects for the business of the Company and each of the MIC Hawaii Companies and the operational use requirements of the business of the Company and each of the MIC Hawaii Companies.
(d)   The Company Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Company Real Property (collectively, the “Real Property Laws”), other than any non-compliance which is not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the current use and occupancy of the Company Real Property and operation of the current business thereon do not violate any Real Property Laws other than any such violation which is not or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the MIC Hawaii Companies has received during the last three (3) years any written notice of violation of any Real Property Law and, to the Knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any action for such violation with respect to the Company Real Property.
(e)   To the Knowledge of the Company, there are no unrecorded agreements that would reasonably be expected to have a Company Material Adverse Effect on the ability of the Company to occupy, operate, develop or transfer the Company Real Property.
(f)   The Company has not entered into any brokerage arrangement with respect to any Company Real Property that requires the Company to pay any material brokerage fees or commissions in the future. Other than any Permitted Liens, the Company has not collaterally assigned or granted any security interest in any Company Real Property or any interest therein. All of the landlord’s obligations to construct tenant improvements under each Real Property Lease have been paid and performed in all material respects pursuant to the terms of the applicable Real Property Lease and all concessions from the landlord under each Real Property Lease have been paid and performed in all material respects pursuant to the terms of the applicable Real Property Lease.
Section 6.17   Insurance.   Section 6.17 of the Company Disclosure Letter sets forth a list of the material insurance policies maintained by or on behalf of the Company and each of the MIC Hawaii Companies as of the date hereof (other than title insurance policies) and a list of the claims history of the Company and each of the MIC Hawaii Companies during the three (3) year period ending on the date hereof. With respect to any pending claims, pending claims, coverage has not been denied by the underwriters of such policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each policy is in full force and effect, and (B) during the three (3) year period ending on the date hereof, (i) no written notice of default or termination has been received by the Company or any of the MIC Hawaii Companies in respect of any such material insurance policy and (ii) all premiums due on such material insurance policies have been paid. Copies of such material insurance policies have been made available to Parent.
Section 6.18   Broker’s or Finder’s Fees.   Except for the fees of the Financial Advisors (whose fees and expenses shall be paid by MIC, the Company or MIC Hawaii in accordance with its agreements with the Financial Advisors), no agent, broker, Person or firm acting on behalf of the Company or any of the MIC Hawaii Companies is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from Parent, the Company, any MIC Hawaii Company or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby. The Company has made available to Parent true and complete copies of the engagement letter with each of the Financial Advisors.
Section 6.19   Affiliate Matters.   Section 6.19(a) of the Company Disclosure Letter sets forth, in each case after giving effect to the Reorganization, (i) a true, correct and complete list of each Contract by and between the Company and/or the MIC Hawaii Companies, on the one hand, and MIC or any Affiliate of MIC, on the other hand (other than the Company) and (ii) (A) a list of payments to or from the Company and/or the MIC Hawaii Companies, on the one hand, and MIC or any Affiliate of MIC, on the other hand (other than the Company) from January 1, 2020 through the date hereof, and (B) a good faith estimate, based on the information in the Company’s possession as of the date hereof, of payments to or from the Company and/or the MIC Hawaii Companies, on the one hand, and MIC or any Affiliate of MIC, on the other hand (other than the Company) from the date hereof through the Closing. Other than as set forth on Section 6.19(a) of the Company Disclosure Letter, and after giving effect to the Reorganization, neither MIC nor any of its Affiliates (a) will have any direct or indirect interest in any asset used in or otherwise relating to the Company, the MIC Hawaii Companies or their business, (b) will be indebted to the Company or any of the MIC Hawaii Companies, (c) will have entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company or any of the MIC Hawaii Companies, (d) will be competing, directly or indirectly, with the Company or any of the MIC Hawaii Companies, or (e) will be a member, manager, director, officer or employee of, or consultant to, or owns, directly or indirectly, any interest in, any vendor, supplier or customer of the Company or any of the MIC Hawaii Companies, or is in any way associated with or involved in the business of the Company or any of the MIC Hawaii Companies. Section 6.19(b) of the Company Disclosure Letter sets forth a list of each Contract by and between the Company and/or the MIC Hawaii Companies, on the one hand, and MIC or any Affiliate of MIC, on the other hand, that will not be terminated effective as of or prior to the Closing. To the Knowledge of the Company, there is no Contract by and between the Company and/or the MIC Hawaii Companies, on the one hand, and Macquarie Group Limited and any of its Subsidiaries, including Macquarie Infrastructure Management USA Inc., the external manager of MIC, on the other hand, that is not on an arm’s length basis.
Section 6.20   Compliance with Privacy and Data Security Laws.
(a)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, the Company and the MIC Hawaii Companies have, during the last three (3) years, collected, stored, maintained, used, shared and processed Personal Data in accordance with all Privacy Laws and Company Privacy Policies. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, during the last three (3) years, there has been no breach or violation of any such Privacy Laws and Company Privacy Policies or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there has been no material loss, damage or unauthorized or illegal use, disclosure, modification, possession, interception, or other processing of or access to, or other misuse of, any of the Personal Data used by the Company or the MIC Hawaii Companies. None of the Company or any MIC Hawaii Company is prohibited by any Law or Company Privacy Policies from providing Parent with, or transferring to Parent, all or any portion of the Personal Data that is collected, processed, stored, acquired and used in the conduct of the business on or after the date hereof.
(b)   To the Knowledge of the Company, the Company and the MIC Hawaii Companies comply, and during the last three (3) years have complied at all times, with all Company Privacy Policies and all Privacy Laws in all material respects. There is not and, during the last three (3) years, has not been any material complaint to, or any material audit, proceeding or investigation of or against the Company or any of the MIC Hawaii Companies by the Federal Trade Commission, any state attorney general or any other Governmental Entity, with respect to the Company’s or any of the MIC Hawaii Companies’ compliance with applicable Privacy Laws and Company Privacy Policies. During the last three (3) years, there has been no Order or government or third-party settlement affecting the collection, storage, hosting, use, disclosure, transmission, transfer, disposal, possession, interception, other processing or security of any Personal Data by the Company or any of the MIC Hawaii Companies.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, the Company and the MIC Hawaii Companies have implemented and maintained reasonable security measures sufficient to meet any applicable Laws and designed to ensure the confidentiality, availability, and integrity of Personal Data and other confidential information in the possession of the Company and the MIC Hawaii Companies, including implementing and maintaining appropriate disaster recovery and security plans. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the MIC Hawaii Companies, taken as a whole, during the last three (3) years, there have been no unauthorized intrusions or breaches of the security of the Personal Data and other confidential information in the possession of the Company and the MIC Hawaii Companies.
Section 6.21   Manager Indemnification Claims.   Section 6.21 of the Company Disclosure Letter sets forth a true and correct list and description as of the date hereof of each open indemnification claim by the

Manager under the terms of the MSA (the “Scheduled Manager Claims”) and an indication of which such claims relate to the MIC Hawaii Companies, if any. To the Knowledge of the Company, there are no threatened claims by a third party for which the Manager or any other Indemnified Party (as such term is defined in the MSA) is entitled to seek indemnification under the MSA.
Section 6.22   Exclusivity of Representations.   Notwithstanding anything herein to the contrary, it is the explicit intent of the parties hereto, and the parties hereto hereby agree, that the representations and warranties made by the Company in this Article VI (as modified by the Company Disclosure Letter), including in any certificate delivered pursuant to Article IX, are the exclusive representations and warranties made by the Company or any other Person with respect to the Company and each of the MIC Hawaii Companies, including the businesses and assets of each of them or the transactions contemplated by this Agreement and any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth in this Article V, the Company hereby disclaims any other express or implied, written or oral, representations or warranties with respect to the Company, any MIC Hawaii Company, the businesses and assets of the Company and each of the MIC Hawaii Companies, the Common Units and the transactions contemplated by this Agreement or any transactions contemplated by any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth herein, the condition of the businesses and assets of the Company and each of the MIC Hawaii Companies shall be “as is”, “where is” and “with all faults” and the Company does not make any warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to the businesses and any of the assets of the Company or any of the MIC Hawaii Companies or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Except as expressly set forth in this Article V, neither the Company nor any other Person is, directly or indirectly, making any representations or warranties regarding any pro-forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of the Company or any of the MIC Hawaii Companies made, communicated or furnished (orally or in writing) to Parent or its Affiliates or their respective Representatives (including any opinion, information, projection or advice in any management presentation or the confidential information memorandum provided to Parent and its Affiliates and their respective Representatives), and the Company hereby disclaims all Liability and responsibility for any such information and statements. It is understood that any Due Diligence Materials made available to Parent or its Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of the Company or its Affiliates or its Representatives, or otherwise modify or affect the representations and warranties made by the Company in this Article V (as modified by the Company Disclosure Letter).
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the correspondingly numbered sections of the disclosure letter (subject to Section 11.3 [(Rules of Construction; Interpretation)]) delivered by Parent to the Company (the “Parent Disclosure Letter”) in connection with this Agreement, Parent hereby represents and warrants to the Company and MIC on the date hereof and as of the Closing Date as follows:
Section 7.1   Due Organization, Good Standing and Power.   Each of Parent and Merger Sub is a limited liability company, duly organized and validly existing under the Laws of the jurisdiction in which it is organized and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction, including its jurisdiction of organization, in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 7.2   Authorization; Noncontravention.
(a)   Each of Parent and Merger Sub has the requisite limited liability company power and authority and has taken all limited liability company action necessary to execute and deliver this Agreement and all other instruments and agreements to be delivered by each of Parent and Merger Sub as contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except for the approvals described in the following sentence, the execution, delivery and performance of this Agreement by each of Parent and Merger Sub and all other instruments and agreements to be delivered by each of Parent and Merger Sub as contemplated hereby, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby and the performance by each of Parent and Merger Sub of its obligations hereunder and thereunder have been duly authorized and approved by all necessary limited liability company action. No other proceedings on the part of each of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than the filing of the Certificate of Merger pursuant to the DLLCA. This Agreement has been, and all other instruments and agreements to be executed and delivered by each of Parent and Merger Sub as contemplated hereby shall be, duly executed and delivered by each of Parent and Merger Sub. Assuming that this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Without limiting the generality of the foregoing, no vote or consent of the holders of any class or series of capital stock or other equity interests of Parent or any of its Affiliates (including Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger, other than those that have been obtained as of the date hereof.
(b)   The execution and delivery by each of Parent and Merger Sub of this Agreement and all other instruments and agreements to be delivered by Parent and Merger Sub as contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any provisions of the Constituent Documents of each of Parent and Merger Sub, (ii) conflict with, result in a breach of, or constitute a default under, or require any consent, approval, authorization, declaration, filing or notice to any Person pursuant to, any Contract or other instrument to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets are bound or (iii) subject to any consents, approvals, authorizations, declarations, filings and notices required under any Antitrust Laws or set forth in Section 7.3 of the Parent Disclosure Letter, contravene any Law or any Order applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults or accelerations which, or such consents, approvals, authorizations, declarations, filings or notices the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Except with respect to the consents and approvals contemplated by Section 7.3, there are no facts relating to Parent, Merger Sub or any of their respective Affiliates, any applicable Law or any Contract to which Parent, Merger Sub or any of their respective Affiliates is a party that would disqualify Parent or Merger Sub from consummating the transactions contemplated hereby or that would prevent, delay or limit the ability of Parent and Merger Sub to perform their respective obligations hereunder or to consummate the transactions contemplated hereby.
Section 7.3   Consents and Approvals.   The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the performance of their respective obligations hereunder will not, require any consent, clearance, expiration or termination of waiting periods, waiver, approval or authorization of, or filing with or notification to, or registration with, any Governmental Entity to be made or sought by Parent or Merger Sub except for (a) the pre-merger notification requirements under the HSR Act, (b) the applicable requirements of the Exchange Act, (c) the applicable requirements of the NYSE or any other national securities exchange on which the Common Shares or Common Units are listed, (d) the filing of the Certificate of Merger pursuant to the DLLCA, (e) any registration, filing or notification required pursuant to state securities or blue sky laws, (f) the Other Regulatory Approvals, (g) the filing of a declaration or joint notice with CFIUS pursuant to the DPA and the receipt of the CFIUS Approval and (h) any such consent, clearance, expiration or termination of waiting periods, waiver, approval, authorization, filing, notification or registration, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
Section 7.4   Compliance with Laws.   Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and

Merger Sub is in compliance with all Laws and Orders applicable to it. Neither Parent, Merger Sub nor any of their respective officers, managers, directors or, to the Knowledge of Parent, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Parent or Merger Sub is a Person that is, or is owned or controlled by Persons that are, (i) the target of any sanctions administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury in the United Kingdom, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized, or resident in a country or territory that is the target of Sanctions (including, currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) (hereinafter, each, a “Sanctioned Country”). Neither Parent nor Merger Sub will make any payments under this Agreement using funds related to any activities, business, or transaction involving or with any person that is the target of Sanctions or any Sanctioned Country, or in any manner that would result in the violation of any applicable Sanctions. Neither Parent, Merger Sub nor any of their respective officers, managers, directors or, to the Knowledge of Parent, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Parent or Merger Sub is or has been in the past five (5) years in violation of Sanctions or is engaged in any activity that would reasonably be expected to result in Parent or Merger Sub being designated as a target of Sanctions. Parent, Merger Sub nor any of their respective officers, managers, directors or, to the Knowledge of Parent, employees, agents or other Representatives acting on behalf of or on the express, implied or apparent authority of Parent is subject to any pending or threatened (in writing) investigations or proceedings with respect to Sanctions.
Section 7.5   Litigation.   There is no Action pending or, to the Knowledge of Parent, threatened, against or affecting Parent or Merger Sub, or any of their respective properties or rights, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is not a party to any pending Action challenging the validity or propriety of any of the transactions contemplated by this Agreement or that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of Parent, no event has occurred or circumstances exist that will give rise to, or serve as a basis for, any such Action.
Section 7.6   Financing.   Prior to or concurrently with the execution of this Agreement, each of Parent and Merger Sub has delivered to the Company a true and complete copy of each executed Equity Commitment Letter. The Equity Commitment Letters have not been amended or modified in any manner and no amendment or modification is contemplated or pending. The proceeds of the Equity Financing will be sufficient to consummate the transactions contemplated hereby, including to enable them to make all payments under Article IV [(Effect of the Merger; Exchange of Certificates)], to pay the Parent Termination Fee (if applicable) under Section 10.3(b) [(Termination Fees and Limitations on Liability)], to pay the Manager Payments and to satisfy any liabilities arising out of the Willful Breach by Parent, Merger Sub or the Parent Related Parties subject to the limitation set forth in Section 10.3(d). Each of the Company and MIC is an express third-party beneficiary of each Equity Commitment Letter. None of the commitments contained in any Equity Commitment Letter have been withdrawn, terminated or rescinded in any respect and no withdrawal, rescission or termination is contemplated or pending, and no event has occurred that, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent, Merger Sub, the financing sources named therein, their respective Affiliates, or, to the Knowledge of Parent, any other Person, under any term or condition of any Equity Commitment Letter. Each Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and Merger Sub and, to the knowledge of Parent, the financing sources named therein to provide the financing contemplated thereby, subject only to the satisfaction or waiver of the conditions set forth therein. Notwithstanding anything to the contrary contained herein, the obligations of Parent and Merger Sub under this Agreement are not contingent on the availability of financing. As of the date of this Agreement, each Equity Commitment Letter constitutes the entire and complete agreement between the parties thereto with respect to the financings contemplated thereby, and, except as set forth, described or provided for in any Equity Commitment Letter, (x) there are no conditions precedent to the obligations of the financing sources named therein to fund the Equity Financing, and (y) there are no contractual contingencies or other provisions under any agreement (including any side letters) relating to the transactions contemplated by this Agreement (or otherwise) to which Parent or any of its Affiliates is a party that would permit the financing sources named therein to reduce the total amount of the Equity Financing or impose any additional condition precedent to the availability of the Equity Financing. As of the date hereof, Parent and Merger Sub have no reason to believe that any of the conditions to the Equity Financing will not be satisfied on a timely basis or that the funding contemplated in the Equity Financing will not be made available to Parent and Merger Sub on a timely basis in order to consummate the transactions contemplated by this Agreement. Parent and Merger Sub are unaware of any fact or occurrence that would reasonably be expected to make any of the statements set forth in any Equity Commitment Letter inaccurate or that would reasonably be expected to cause any Equity Commitment Letter to be ineffective. Parent and Merger Sub have access to sufficient funds to pay when due all of Parent’s and Merger Sub’s and their respective Affiliates’ fees and expenses associated with the transactions contemplated by this Agreement.
Section 7.7   Solvency.   Parent is not entering the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent or any of its Affiliates. Immediately after giving effect to the transactions contemplated hereby, the Company and each of the MIC Hawaii Companies shall be Solvent.
Section 7.8   Absence of Certain Agreements.   There are no Contracts between Parent or any of its Affiliates, on the one hand, and any member of the management or directors of MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies, on the other hand, as of the date hereof, that relate in any way to the transactions contemplated hereby.
Section 7.9   Interests in Competitors.   Neither Parent nor any of its Affiliates competes directly in any geographic markets or market segments within the lines of business of any of the MIC Hawaii Companies.
Section 7.10   Operations of Parent and Merger Sub.   Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. All of the outstanding limited liability company interests of Merger Sub are, and at the Effective Time will be, owned by Parent.
Section 7.11   Information in Proxy Statement.   None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, as of the date it is first mailed to the stockholders of MIC, and at the time of the MIC Stockholders’ Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by MIC or the Company for inclusion or incorporation by reference in the Proxy Statement.
Section 7.12   Ownership of Common Shares.   Neither Parent nor Merger Sub, nor any of their respective Affiliates, Beneficially Owns or owns of record any Common Shares (or, after giving effect to the Reorganization, Common Units) or any option, warrant or other right to acquire any Common Shares (or, after giving effect to the Reorganization, Common Units). Neither Parent nor Merger Sub is, and at no time during the last five (5) years has been, an “interested stockholder” of the Company (or following the Reorganization, of the Company, as if the Company were a Delaware corporation), as such quoted term is defined in Section 203 of the DGCL.
Section 7.13   Broker’s or Finder’s Fees.   No agent, broker, Person or firm acting on behalf of Parent or Merger Sub is, or shall be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto.
Section 7.14   Legal Impediments.   To the Knowledge of Parent, there are no facts relating to Parent or any of its Affiliates, any applicable Law or any Contract to which Parent or any of its Affiliates is a party that would disqualify Parent and Merger Sub from consummating the transactions contemplated hereby or that would prevent, delay or limit the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby including obtaining all required consent, approvals, licenses, permits, orders or authorizations from Governmental Entities.

Section 7.15   Acknowledgment by Parent and Merger Sub; Company’s Liability.   Each of Parent and Merger Sub has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, technology and prospects of MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies, which investigation, verification, review and analysis was conducted by Parent, Merger Sub and their respective Affiliates and, to the extent each of Parent and Merger Sub deemed appropriate, by Parent’s and Merger Sub’s Representatives. Each of Parent and Merger Sub acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, verification, review and analysis and not on any factual representations or opinions of the Company, MIC or any of their respective Representatives (except the specific representations and warranties of MIC set forth in Article V [(Representations and Warranties of MIC)] and the Company set forth in Article VI [(Representations and Warranties of the Company)]), and each of Parent and Merger Sub acknowledges and agrees, to the fullest extent permitted by Law, that:
(a)   none of MIC, the MIC Subsidiaries, the Company, the MIC Hawaii Companies or any of their respective directors, officers, partners, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors or Representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth in management presentations relating to MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies made available to Parent and Merger Sub, its Affiliates or its Representatives, in materials made available in any “data room” (virtual or otherwise), including any cost estimates delivered or made available, financial projections or other projections, in presentations by the management of MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies, in “break-out” discussions, in responses to questions submitted by or on behalf of Parent, Merger Sub, their Affiliates or their Representatives, whether orally or in writing, in materials prepared by or on behalf of the Company, or in any other form (such information, collectively, “Due Diligence Materials”), (ii) any information delivered or made available pursuant to Section 8.1 [(Access to Information Concerning Properties and Records)] or Section 8.17(b) [(Financing)] or (iii) the pro-forma financial information, projections or other forward-looking statements of MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies, in each case in expectation or furtherance of the transactions contemplated by this Agreement;
(b)   none of MIC, the MIC Subsidiaries, the Company, the MIC Hawaii Companies or any of their respective directors, officers, employees, partners, equityholders, members, Affiliates, controlling Persons, agents, advisors, Representatives or any other Person shall have any Liability or responsibility whatsoever to Parent and Merger Sub or its directors, officers, employees, Affiliates, controlling Persons, agents or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Company or MIC provided to Parent and Merger Sub, in materials made available in MIC’s or the Company’s “data room” (virtual or otherwise), in presentations by MIC’s or the Company’s management or otherwise), to Parent and Merger Sub or its directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom), except in the case of Fraud;
(c)   without limiting the generality of the foregoing, neither the Company nor MIC makes any representation or warranty regarding any third party beneficiary rights or other rights which Parent and Merger Sub might claim under any studies, reports, tests or analyses prepared by any third parties for the Company, MIC or any of their respective Affiliates, even if the same were made available for review by Parent and Merger Sub or its Representatives; and
(d)   without limiting the generality of the foregoing, Parent and Merger Sub expressly acknowledge and agree that none of the documents, information or other materials provided to it at any time or in any format by the Company, MIC or any of their respective Affiliates or Representatives constitute legal advice, and Parent and Merger Sub (i) waive all rights to assert that it received any legal advice from Company, MIC or any of their respective Affiliates, Representatives or counsel, or that it had any sort of attorney-client relationship with any of such Persons.

Section 7.16   Exclusivity of Representations.   The representations and warranties made by Parent and Merger Sub in this Article VII are the exclusive representations and warranties made by Parent and Merger Sub. Parent and Merger Sub hereby disclaim any other express or implied representations or warranties with respect to itself.
ARTICLE VIII
COVENANTS
Section 8.1   Access to Information Concerning Properties and Records.
(a)   During the period commencing on the date hereof and ending at the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 10.1 [(Termination)], except as prohibited by applicable Law or Order, MIC or, after completion of the Reorganization, the Company shall, and shall cause the MIC Hawaii Companies to, upon reasonable prior notice and during regular business hours, use commercially reasonable efforts to afford Parent and its Representatives reasonable access to the Representatives, material properties, books and records of the Company and each of the MIC Hawaii Companies to the extent reasonably necessary for Parent to familiarize itself with such properties and other matters and, during such period, the Company shall furnish to Parent all financial and operating data and other information concerning the Company’s and each of the MIC Hawaii Companies’ business, properties and personnel as Parent may reasonably request; provided, that (1) such access shall not unreasonably disrupt the operations of MIC, the Company or the MIC Hawaii Companies, (2) Parent shall use its commercially reasonable efforts to minimize any such disruption, (3) such access shall be in compliance with, and subject to, all applicable safety requirements of MIC, the Company and the MIC Hawaii Companies, including those with respect to the COVID-19 virus and those imposed in connection with any civil unrest, (4) Parent shall utilize commercially reasonable security measures in the collection, use and maintenance of the Company’s or the MIC Hawaii Companies’ information, and in accessing MIC’s, the MIC Subsidiaries’, the Company’s or the MIC Hawaii Companies’ systems, and (5) the Company shall be entitled to have representatives present in connection with all such access provided to Parent and its Representatives. Notwithstanding anything to the contrary contained in this Agreement, the Company and the MIC Hawaii Companies shall not be required to (A) provide any information or access that MIC or, after completion of the Reorganization, the Company reasonably believes could violate applicable Law, including Antitrust Laws and data protection Laws, rules or regulations or the terms of any applicable confidentiality obligation or cause forfeiture of attorney-client privilege, (B) provide any competitively sensitive information or any information relating to the sale process, bids received from other Persons in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids, or (C) conduct, or permit Parent or any of its Representatives to conduct, any Phase I or Phase II environmental site assessment or investigation or other environmental assessment or sampling relating to any Company Real Property (other than Phase I environmental site assessments relating to Owned Real Property so long as copies of each such assessment are provided to the Company as promptly as reasonably practicable thereafter). Prior to any entry upon or physical inspection of any Company Real Property pursuant to this Section 8.1, Parent shall provide evidence of liability insurance coverage reasonably acceptable to MIC, or after completion of the Reorganization, the Company. Except in the case of MIC’s or the Company’s or their respective Affiliates’ willful misconduct or gross negligence, Parent shall indemnify and hold harmless MIC, the Company and their respective Affiliates and Representatives for any and all Liabilities incurred by MIC, the Company or their respective Affiliates and Representatives arising out of Parent’s rights under this Section 8.1(a).
(b)   Except in the ordinary course of business (consistent with past practice) of Parent and its Affiliates and unrelated to the transactions contemplated by this Agreement, Parent hereby agrees that neither it nor its Affiliates is authorized to, and none shall (or shall permit any of its employees, counsel, accountants, consultants, financing sources and other authorized Representatives to), contact any competitor, supplier, distributor, customer, agent or Representative of MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies prior to the Closing without the Company’s prior written consent.
Section 8.2   Confidentiality.   Information obtained by Parent, Merger Sub and their respective Representatives in connection with the transactions contemplated by this Agreement shall be subject to the provisions of the Confidentiality Agreement.

Section 8.3   Conduct of Business by the Company and MIC Pending the Closing.
(a)   The Company and MIC agree that, except (i) as set forth in Section 8.3(a) of the Company Disclosure Letter, (ii) as may be required or contemplated by this Agreement (including negotiation, execution and performance of the Reorganization, the MIC Sale and any Alternative MIC Sale), (iii) as required or requested in writing by a Governmental Entity or as required by applicable Law, (iv) as required by any Contract to which MIC or any MIC Subsidiary is bound or any Contract to which the Company or any MIC Hawaii Company is bound, and in each case which has been made available to Parent, (v) to take such action as is necessary in the event of an emergency situation to protect life, property or the environment or comply with public health requirements or (vi) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending at the earlier of (A) (x) with respect to MIC, the consummation of the Reorganization and (y) with respect to the Company, the Closing and (B) termination of this Agreement pursuant to Section 10.1 [(Termination)], MIC and the Company shall, and shall cause the MIC Hawaii Companies to, use commercially reasonable efforts to conduct the MIC Hawaii Business in all material respects in the ordinary course of business materially consistent with past practice and use its and their commercially reasonable efforts to preserve intact its and their respective business organizations, keep available the services of their executive officers and maintain in all material respects satisfactory relationships with Persons having business relationships with them.
(b)   In furtherance and not in limitation of Section 8.3(a), the Company and MIC agree that during the period commencing on the date hereof and ending at the earlier of (x) (1) with respect to MIC, consummation of the Reorganization and (2) with respect to the Company, the Closing and (y) termination of this Agreement pursuant to Section 10.1 [(Termination)], except (A) as set forth in Section 8.3(b) of the Company Disclosure Letter, (B) as may be required or contemplated by this Agreement (including negotiation, execution and performance of the Reorganization, the MIC Sale and any Alternative MIC Sale), (C) as required or requested in writing by a Governmental Entity or as required by applicable Law, (D) as required by any Contract to which MIC or any MIC Subsidiary is bound or any Contract to which the Company or any MIC Hawaii Company is bound, and in each case which has been made available to Parent, (E) to take such action as is necessary in the event of an emergency situation to protect life, property or the environment or comply with public health requirements or (F) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), MIC and the Company shall not, and shall cause the MIC Hawaii Companies not to, effect any of the following:
(i)   make any change in or amendment to the Constituent Documents of the Company or the MIC Hawaii Companies (other than de minimis or ministerial changes or amendments);
(ii)   issue or sell, or authorize the issuance or sale of, any units, membership interests, partnership interests or shares of capital stock or any other ownership interests, as applicable, or issue or sell, or authorize the issuance or sale of, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or Contract with respect to the issuance or sale of, any units, membership interests, partnership interests or shares of capital stock or any other ownership interests, as applicable (other than issuances of Common Shares or Common Units (A) in respect of Restricted Stock Units or Performance Share Units outstanding on the date hereof, (B) pursuant to, Restricted Stock Units and/or Performance Share Units granted in accordance with Section 8.3(b)(xi) or in the ordinary course of business, or (C) to the Manager pursuant to the MSA);
(iii)   split, combine, redeem or reclassify, or purchase or otherwise acquire, any units, membership interests, partnership interests, shares of capital stock or other securities, as applicable, other than (A) any such purchases or redemptions by a wholly-owned Company Subsidiary with respect to such Company Subsidiary’s own capital stock or other equity interests or (B) in connection with the vesting of Restricted Stock Units or Performance Share Units (including in connection with any required withholding Taxes related to such exercise or vesting);
(iv)   sell, transfer, lease, license or otherwise dispose of any assets or properties of the Company or any MIC Hawaii Company for a purchase price in the aggregate in excess of $1,000,000, except for (A) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, (B) sales of gas in the ordinary course of business consistent with past practice, (C) dispositions of obsolete or immaterial assets or (D) transfers among the Company and the MIC Hawaii Companies;
(v)   other than (A) a distribution of the proceeds of the MIC Sale or any Alternative MIC Sale, or (B) any dividend or distribution by a MIC Hawaii Company to the Company or another MIC Hawaii Company, declare, set aside or pay any stockholder or member dividend or other distribution by the Company or any MIC Hawaii Company;
(vi)   with respect to the Company or any MIC Hawaii Company, merge, consolidate or effect any other business combination with or into any other Person, or dissolve or liquidate the Company or any of the MIC Hawaii Companies;
(vii)   other than in the ordinary course of business, amend in any material respect or terminate any Material Contract or Real Property Lease or enter into a Contract which, had it been entered into prior to the date hereof, would have been a Material Contract or Real Property Lease; provided, however, that Company, MIC or any of their respective Subsidiaries may renegotiate the terms of, or otherwise extend, in each case on current market terms, any Material Contract or Real Property Lease that has expired in accordance with its terms prior to the date hereof or is scheduled to expire in accordance with its terms within six (6) months after the relevant date of determination;
(viii)   with respect to the Company or any MIC Hawaii Company, (A) incur any indebtedness for borrowed money, other than short-term indebtedness, intercompany indebtedness or letters of credit incurred in the ordinary course of business or borrowings under existing credit facilities set forth in Section 8.3(b)(viii) of the Company Disclosure Letter (including any refinancing or extension thereof) or indebtedness to be discharged at Closing, or (B) make any loans or advances to any other Person, other than loans and advances to Subsidiaries or employees consistent with past practice;
(ix)   except as may be required by any Governmental Entity, under GAAP or other applicable accounting rules or standards or any Law, make any material change in methods, principles and practices of accounting, including tax accounting policies and procedures, of the Company or any MIC Hawaii Company;
(x)   (A) make, change or revoke any material Tax election, including, for the avoidance of doubt, any election to treat the Company as other than a partnership for Tax purposes, (B) change an annual Tax accounting period, (C) amend any material Return, (D) enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable Law), (E) settle or compromise any audit, dispute, investigation or proceeding with respect to any claim or assessment relating to a material amount of Taxes of the Company or any of the MIC Hawaii Companies, (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment relating to a material amount of Taxes of the Company or any of the MIC Hawaii Companies (other than filing Returns pursuant to non-discretionary extensions);
(xi)   hire, engage or terminate the employment or engagement of any employee or individual independent contractor of the Company or any MIC Hawaii Company who will earn, or does earn, annual base compensation in excess of $200,000, grant or agree to grant to any officer or employee of the Company or any MIC Hawaii Company any increase in wages, bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, or establish any new compensation or employee benefit plans or arrangements of the Company or any MIC Hawaii Company, or amend or agree to amend in any material respect any existing Employee Benefit Plans, except (A) as may be required under applicable Law, (B) pursuant to the Employee Benefit Plans or collective bargaining agreements of the Company or the Company Subsidiaries in effect on the date hereof and (C) in the ordinary course of business, including (1) for the granting of salary or wage increases to employees (other than officers) as part of an ordinary course planned wage increase and review process with such increases not to exceed 2% per annum, (2) for the establishing of a STIP or an annual incentive plan for any fiscal year beginning after the date hereof for the purpose of making annual grants in an aggregate amount per annum that does not exceed the corresponding amount for 2021, including making annual grants of Restricted Stock Units, (3) for the establishing of a long-term incentive plan for any fiscal year beginning after the date hereof for the purpose of making annual grants in an aggregate amount per annum that does not exceed the corresponding amount for 2021, including making annual grants of Performance Share Units, (4) the granting of equity awards to non-employee directors in May of each year in accordance with past practice, (5) for the granting of salary increases in connection with promotions that do not exceed 10% per annum or the granting of long-term incentive and equity grants in connection with promotions consistent with past practice that do not exceed, in the aggregate, the corresponding amount for 2021, or (6) for payment of any accrued or earned but unpaid compensation;
(xii)   make any material amendments, changes or modifications to any Incentive Agreement, including the Retention and Severance Bonuses;
(xiii)   make, or agree to commit to make, any capital expenditure by the Company or any MIC Hawaii Company that is in the aggregate in excess of $5,000,000, except for capital expenditures in accordance with the capital expenditure plan set forth in Section 8.3(b)(xiii) of the Company Disclosure Letter;
(xiv)   enter into any collective bargaining agreement or other agreement of the Company or any MIC Hawaii Company with a labor union, works council or similar organization on terms that are materially less favorable to the Company or any of the MIC Hawaii Companies than the terms in effect on the date hereof;
(xv)   other than Transaction Litigation, pay, discharge, settle or satisfy any material litigation, arbitration, proceeding, claim, liability or obligation of or involving the Company or any MIC Hawaii Company, other than any such payment, discharge, settlement or satisfaction (A) in the ordinary course of business, (B) that would not result in any liability in excess of $1,000,000 in the aggregate or such greater amount reserved therefor or reflected in the MIC Reports or Company Reports (in each case, excluding any amount that may be paid under insurance policies or indemnification agreements) or (C) that would impose any non-monetary obligations on the Company or the MIC Hawaii Companies;
(xvi)   other than in the ordinary course of business consistent with past practice or in connection with a transaction that is otherwise permitted pursuant to this Section 8.3(b), permit any material assets of the Company or any MIC Hawaii Company to become subject to any Lien (other than Permitted Liens);
(xvii)   except as may be required by any Order, write off as uncollectible any accounts receivable of the Company or any MIC Hawaii Company, except write offs in the ordinary course of business consistent with past practice charged to applicable reserves;
(xviii)   except as may be required by any Order, accelerate or decelerate any of the Company’s or any MIC Hawaii Company’s accounts receivables or accounts payable or otherwise operate its business outside of the ordinary course of business in accordance with past practices as it relates to incurrence or payment of accounts receivable and accounts payable;
(xix)   take any action that would reasonably be expected to materially increase the Liabilities for which the MIC Hawaii Indemnitees (as defined in the MIC Sale Agreement) would be entitled to recovery under Section 9.1 of the MIC Sale Agreement or would properly be assumed from the Company, MIC Hawaii or one of their respective Subsidiaries pursuant to Section 6.26(d)(B) of the MIC Sale Agreement;
(xx)   make or authorize any payments or take any actions which would constitute Leakage (as defined in the MIC Sale Agreement), other than the making of payments which constitute Permitted Leakage (as defined in the MIC Sale Agreement); or
(xxi)   agree or commit to do any of the foregoing.
(c)   Parent acknowledges and agrees that (i) nothing contained in this Agreement shall be construed to give Parent, directly or indirectly, rights to control or direct MIC’s or any MIC Subsidiary’s operations or the Company’s or the MIC Hawaii Companies’ operations prior to the Closing, (ii) prior to the Closing, MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of MIC’s, the MIC

Subsidiaries’, the Company’s and the MIC Hawaii Companies’ respective operations and (iii) notwithstanding anything to the contrary set forth herein, no consent of Parent shall be required with respect to any matter set forth in this Section 8.3 or elsewhere in this Agreement to the extent the requirement of such consent or not taking any action or refraining from taking any action would, upon the written advice of the Company’s counsel, violate any Law, be inconsistent with the requirements of any Governmental Entity, or violate any Contract to which MIC or any MIC Subsidiary is a party or any Contract to which the Company or any MIC Hawaii Company is a party; provided, however, that if any such action is taken without the consent of Parent, the Company shall provide notice as promptly are reasonably practicable to Parent of the taking of such action.
(d)   Notwithstanding the foregoing, any action or inaction taken by the Company, MIC or any of their respective Subsidiaries, as determined in good faith by such entity to be commercially reasonable in light of the then-current operating conditions and developments with respect to such entity, in each case to address the COVID-19 pandemic (including compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety, or similar Law, directive, guidelines or recommendations promulgated by any industry group, Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization) or any related event or circumstance or other calamity or force majeure event that is outside of the ordinary course of business or inconsistent with past practice shall not be deemed to be a breach of this Section 8.3, provided that MIC or, after consummation of the Reorganization, the Company consults with Parent with respect thereto to the extent practicable and in any case promptly notifies Parent after the taking of such action.
(e)   Notwithstanding anything herein to the contrary, the Company, MIC and their respective Subsidiaries may take any action (i) to consummate, or otherwise in furtherance of, the Reorganization and the MIC Sale or any Alternative MIC Sale and any other transactions contemplated thereby and (ii) primarily relating to the business of Atlantic Aviation or relating to the MIC Subsidiaries other than the MIC Hawaii Companies, in each case, that would not materially and adversely affect the Merger or result in any Liability that would be material to the Company and the MIC Hawaii Companies, taken as a whole, and no action described in the foregoing clauses (i) and (ii) shall be a breach of this Agreement.
Section 8.4   Reasonable Best Efforts.
(a)   Except as otherwise set forth in Section 8.5 [(Regulatory Approvals; Consents)] and Section 10.1(b) [(Termination for Law or Order)], subject to the terms and conditions set forth herein and applicable legal requirements, each of the Company, MIC, Parent and Merger Sub shall cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article IX [(Conditions Precedent)].
(b)   Parent acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to Contracts to which the Company or any of the MIC Hawaii Companies is a party or bound and that such consents have not been obtained and may not be obtained prior to the Closing. Notwithstanding anything to the contrary herein, Parent agrees that none of MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies shall have any Liability whatsoever to Parent or any of its Affiliates (and Parent and its Affiliates shall not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of or loss of right under any such Contract or other agreement as a result thereof. Parent further agrees that no representation, warranty or covenant of the Company or MIC contained herein shall be breached or deemed breached and no condition of Parent shall be deemed not to be satisfied as a result of the failure to obtain any consent or as a result of any such default, acceleration or termination or loss of right or any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination or loss of right.
(c)   At Parent’s written request prior to the Closing, the Company and the MIC Hawaii Companies shall cooperate with Parent at Parent’s sole cost in any reasonable manner in connection with Parent’s seeking any such consents.

(d)   Nothing in this Section 8.4 or Section 8.5 [(Regulatory Approvals; Consents)] shall include any requirement of MIC, any of the MIC Subsidiaries, the Company or any of the MIC Hawaii Companies to expend any money, commence any litigation or arbitration proceeding, or offer or grant any accommodation (financial or otherwise) to any third party.
Section 8.5   Regulatory Approvals; Consents.
(a)   Parent shall, and shall cause its Controlled Affiliates to: (i) take all actions necessary to file or cause to be filed the filings required of it or any of its Controlled Affiliates with any applicable Governmental Entity or required under applicable Law as promptly as practicable, including (A) on such date as agreed by the Parties, which shall be not later than one hundred eighty (180) days following the date hereof, making or causing to be made, an appropriate filing under the HSR Act, (B) as promptly as practicable (but not later than the fifteenth (15th) Business Day following the date hereof, which timing may be extended as mutually agreed by the Parties), making or causing to be made, appropriate filings with the HPUC which shall contain all of the terms and undertakings set forth in Exhibit B (the “Key Regulatory Terms”) and (C) except as provided in Section 8.5(b), as promptly as practicable after the date hereof making or causing to be made, appropriate filings with respect to all Other Regulatory Approvals not addressed in the foregoing clauses (A) and (B); (ii) take all actions necessary to obtain the required consents from Governmental Entities as promptly as practicable, and in any event prior to the End Date; (iii) at the earliest practicable date comply with (or properly reduce the scope of and thereafter comply with) any formal or informal request for additional information or documentary material received by it or any of its Controlled Affiliates from any Governmental Entity; and (iv) consult and cooperate with the Company and MIC, and consider in good faith the views of the Company and MIC, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable Laws. MIC and, after consummation of the Reorganization, the Company shall consult and cooperate with Parent, and consider in good faith the views of Parent, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any applicable Laws.
(b)   As soon as practicable after the date of this Agreement, Parent and MIC (or, after consummation of the Reorganization, the Company) shall (i) prepare and submit a declaration to CFIUS pursuant to the DPA with respect to the transactions contemplated by this Agreement and (ii) in the event that (A) CFIUS requests that the Company and/or Parent submit a joint notice pursuant to the DPA with respect to the transactions contemplated by this Agreement, (B) CFIUS initiates a unilateral review of the Merger, or (C) if (1) the Parties receive written notice that CFIUS is not able to conclude action under the DPA with respect to the transactions contemplated by this Agreement on the basis of a declaration but has not requested the submission of a joint notice and (2) Parent informs MIC (or, following completion of the Reorganization, the Company) within five (5) Business Days of such written notice that it has determined that the Parties will submit a joint notice pursuant to the DPA with respect to the transactions contemplated by this Agreement, then as promptly as reasonably practicable the Parties will prepare and prefile with CFIUS a joint notice pursuant to the DPA with respect to the transactions contemplated by this Agreement and, as promptly as reasonably practicable after addressing any comments received from CFIUS concerning the draft joint notice, submit a joint notice to CFIUS pursuant to the DPA with respect to the transactions contemplated by this Agreement. Parent and MIC (or, after consummation of the Reorganization, the Company) shall provide CFIUS with any additional or supplemental information requested by CFIUS as promptly as possible and in any event within the time required by CFIUS, including pursuant to any extension permitted by CFIUS. Parent shall take all actions necessary to obtain the CFIUS Approval as promptly as practicable, and in any event prior to the End Date.
(c)   Each of Parent and MIC (or, after consummation of the Reorganization, the Company) shall promptly notify one another of any written communication made to or received by Parent or MIC (or, after consummation of the Reorganization, the Company), as the case may be, from any Governmental Entity regarding any of the transactions contemplated hereby, and, subject to applicable Law, if practicable, permit the other to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party’s reasonable comments, not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation, review or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other parties hereto in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend, and furnish the other parties with copies of all correspondence, filings and written communications between them and their Affiliates (or, with respect to Parent, Controlled Affiliates) and their respective Representatives on one hand and any such Governmental Entity or its staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; provided, that notwithstanding the foregoing, a party may elect to share confidential business information unrelated to the transactions contemplated by this Agreement with the other parties’ legal counsel on an outside counsel-only basis.
(d)   Parent shall be responsible for the payment of all filing fees under the HSR Act and/or the DPA, and any filing fees payable under any other laws or regulations applicable to the transactions contemplated hereby. Parent shall be responsible for the payment of its and any of its Controlled Affiliates’ fees and expenses, including legal fees and expenses, in complying with any request for additional information or documentary material from any Governmental Entity in connection with the regulatory approvals contemplated by Section 8.5(a). The Company shall be responsible for the payment of its and any of its Affiliates’ fees and expenses, including legal fees and expenses, in complying with any request for additional information or documentary material from any Governmental Entity in connection with the regulatory approvals contemplated by Section 8.5(a); provided, that Parent shall promptly reimburse the Company for such fees and expenses in the event that this Agreement is terminated in accordance with Article X [(Termination)].
(e)   Parent shall not, and shall cause its Controlled Affiliates not to, except as permitted by or provided for in this Agreement, without the prior written consent of MIC (or, after consummation of the Reorganization, the Company), take or cause to be taken any action that could reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated hereby, including for the avoidance of doubt CFIUS Approval, or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby; (iii) increase the risk of not being able to remove any such Order on appeal or otherwise; (iv) materially delay or prevent the consummation of the transactions contemplated hereby; or (v) cause any of the representations or warranties of Parent and Merger Sub contained herein to become inaccurate in any material respect or any of the covenants of Parent contained herein to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 9.2 [(Conditions to the Obligations of the Company)].
(f)   Notwithstanding anything else herein to the contrary, Parent shall, and shall cause its Controlled Affiliates to, take all actions necessary to avoid or eliminate each and every impediment under any applicable Law or Order so as to enable the consummation of the transactions contemplated hereby to occur as soon as reasonably possible (and in any event no later than the End Date), including taking all actions requested by any Governmental Entity or necessary to resolve any objections that may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Law, subject, however, to the limitations set forth in Section 8.5(g). Without limiting the generality of the foregoing, Parent shall, and shall cause its Controlled Affiliates to:
(i)   at Parent’s sole cost, comply with all restrictions and conditions, if any, imposed, required or requested by any (A) Governmental Entity with respect to applicable Laws in connection with granting any necessary clearance, including, for the avoidance of doubt, any restriction or condition that is a Key Regulatory Term with respect to the HPUC, or terminating any applicable waiting period, including (1) agreeing to sell, divest, hold separate, license, cause a third party to acquire, or otherwise dispose of, any Subsidiary, operations, divisions, businesses, product lines, customers or assets of Parent, its Controlled Affiliates, or any MIC Hawaii Company contemporaneously with or after the Closing and regardless as to whether a third party purchaser has been identified or approved prior to the Closing (a “Divestiture”), (2) taking or committing to take such other actions that may limit Parent, its Controlled Affiliates, or the MIC Hawaii Companies’ freedom of action with respect to, or its ability to retain, one or more of its operations, divisions, businesses, products lines, customers or assets and (3) entering into any Order, consent decree or other agreement to effectuate any of the foregoing or (B) third party in connection with a Divestiture;

(ii)   terminate any Contract or other business relationship as may be required to obtain any necessary clearance, including, for the avoidance of doubt, the CFIUS Approval, of any Governmental Entity or to obtain termination of any applicable waiting period under any applicable Laws;
(iii)   without the prior written consent of the Company, not extend any waiting period or enter into any agreement or understanding with any Governmental Entity; and
(iv)   oppose fully and vigorously any request for the entry of, and seek to have vacated or terminated, any Order, judgment, decree, injunction or ruling of any Governmental Entity that could restrain, prevent or delay the Closing, including by defending through litigation any Action asserted by any Person in any court or before any Governmental Entity and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Entity, or, if requested by MIC (or, following completion of the Reorganization, the Company), Parent shall commence or threaten to commence and pursue vigorously any action MIC (or, following completion of the Reorganization, the Company) believes to be helpful in obtaining any necessary clearance of any Governmental Entity or obtaining termination of any applicable waiting period under any applicable Laws, or in terminating any outstanding action, it being understood that the costs and expenses of all such actions shall be borne by Parent; provided, that any such action described in the foregoing clauses (i) and (ii) shall be conditioned upon the Closing.
(g)   Notwithstanding the foregoing or anything in this Agreement to the contrary: (i) nothing in this Section 8.5, nor the use of “reasonable best efforts” shall be construed to require any Parent Related Party (other than Parent and its Controlled Affiliates), to take or agree to take any action, or not take any action in connection with obtaining any approval contemplated by this Section 8.5, any Required Regulatory Approval, or in connection with otherwise complying with any provisions of this Agreement, and (ii) Parent and its Controlled Affiliates shall not be required to, and MIC, the Company and the Company Subsidiaries shall not, in connection with obtaining any approval contemplated by this Section 8.5, any Required Regulatory Approval, or in connection with otherwise complying with any provisions of this Agreement, consent to or take any action of the types described above, including agreeing to conditions, proposing or making any Divestiture or any other matter referred to in Section 8.5(f) or other undertaking or proposing, accepting or entering into any consent decree, hold separate order or operation restriction, in each case, that would constitute a Burdensome Condition.
Section 8.6   Employee Matters.
(a)   For at least one (1) year following the Effective Time, Parent shall provide, or cause the Surviving Company and/or the MIC Hawaii Companies, to provide to all employees of the Company and each of the MIC Hawaii Companies (“Company Employees”) (i) a salary or wage level and bonus opportunity at least equal to the salary or wage level and cash bonus opportunity to which they were entitled immediately prior to the Effective Time and (ii) benefits, perquisites and other terms and conditions of employment that are substantially similar in the aggregate to the benefits, perquisites and other terms and conditions that they were entitled to receive immediately prior to the Effective Time (including benefits pursuant to qualified and non-qualified retirement and savings plans, medical, dental and pharmaceutical plans and programs, travel and meal allowances, severance plans and policies). Notwithstanding the foregoing sentence (but not in limitation thereof), following the Effective Time, the Surviving Company may terminate or cause to be terminated the employment of any Company Employee for any reason or no reason, subject to following adequate procedures under applicable Law and payment and satisfaction of severance benefits, notice, termination payments and any other entitlements of such Company Employee in connection with such termination to the extent obligated under any applicable employment Contract, collective bargaining agreement or Law.
(b)   Without limiting the generality of the foregoing, (i) Parent shall, or shall cause the Surviving Company to, keep in effect for at least one (1) year following the Effective Time severance plans, practices and policies applicable to the Company Employees on the date hereof that are not less favorable than such plans, practices and policies in effect immediately prior to the date hereof with respect to such Company Employees, and (ii) Parent shall, or shall cause the Surviving Company to, ensure that all Company Employees for the current fiscal year and the fiscal year in which the Closing occurs, if different, receive annual bonuses for each such fiscal year in an amount at least equal to, in each case, bonuses payable under the applicable bonus arrangements of the Company or, before giving effect to the Reorganization, MIC based upon actual performance for each such fiscal year.
(c)   Following the Effective Time, (i) Parent shall, or shall cause the Surviving Company, to ensure that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Company Employees or their dependents or beneficiaries under any health and welfare benefit plans in which such employees may be eligible to participate and (ii) Parent shall, or shall cause the Surviving Company to, use commercially reasonable efforts to provide or cause to be provided that any costs or expenses incurred by Company Employees (and their dependents or beneficiaries) up to (and including) the Closing Date shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such health and welfare benefit plans during the plan year that includes the Closing Date.
(d)   With respect to each employee benefit plan, policy, allowance or practice, including severance, vacation and paid time off plans, policies, allowances or practices, sponsored or maintained by Parent (or its Affiliates) or the Surviving Company in which the Company Employees will participate after the Closing, Parent shall, or shall cause the Surviving Company, to, grant, or cause to be granted to, all Company Employees from and after the Effective Time credit for all service with MIC, the MIC Subsidiaries, the Company or the MIC Hawaii Companies, and their respective predecessors, prior to the Effective Time for eligibility to participate, vesting credit and eligibility to commence benefits to the extent the Company Employees received credit for such service under the corresponding Employee Benefit Plan.
(e)   Effective as of the Closing, Parent or one of its Affiliates shall assume and be responsible for all Liabilities under (i) any Incentive Agreement a Company Employee is a party to and (ii) the Company Benefit Plans regardless of whether such Liabilities arise before or after the Closing. Any outstanding awards or obligations under the STIP in which Company Employees participate in for the current fiscal year or the fiscal year in which the Closing occurs, if different, will be treated as set forth on Section 8.6(e) of the MIC Disclosure Letter.
(f)   MIC shall provide Parent prompt notice in the event that, prior to the closing of the MIC Sale, there is any Withdrawal Event.
(g)   Following the date hereof, the Company shall use reasonable best efforts to correct the matters described in Section 8.6(g) of the Company Disclosure Letter, including by using reasonable best efforts to make any required filings prior to the Closing.
(h)   Nothing in this Agreement, whether express or implied, shall: (i) confer upon any Company Employee any rights or remedies, including any right to employment or continued employment for any period or terms of employment, (ii) be interpreted to prevent or restrict the Surviving Company from modifying or terminating the employment or terms of employment of any Company Employee, including the amendment or termination of any employee benefit or compensation plan, program or arrangement, after the Effective Time, subject to the provisions of this Section 8.6; or (iii) be treated as an amendment or other modification of any Employee Benefit Plan or other employee benefit plan or arrangement.
Section 8.7   Indemnity; Directors’ and Officers’ Insurance; Fiduciary and Employee Benefit Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), existing as of immediately prior to the Effective Time in favor of any current, former or future (i) director or officer of the Company or any MIC Hawaii Company, (ii) director, officer, trustee or fiduciary of another entity (but only to the extent that such person is or was serving in such capacity at the request of the Company or any MIC Hawaii Company) or (iii) employee or agent of the Company or any MIC Hawaii Company (collectively with each such person’s heirs, executors or administrators, the “Indemnified Persons”) as provided in the Constituent Documents of the Company or the applicable MIC Hawaii Company shall survive the Merger for at least six (6) years and shall continue in full force and effect. Parent shall cause the Constituent Documents of the Surviving Company and its Subsidiaries to contain provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Indemnified Persons than those set forth in the Constituent Documents of MIC and its applicable MIC Subsidiaries as of the date of this Agreement. For a period of six (6) years after the Effective Time, (A) Parent shall not, and shall not permit the Surviving Company or any of its Subsidiaries to, amend, repeal or modify any provision in the Surviving Company’s or any of the MIC Hawaii Companies’ Constituent Documents relating to the exculpation, indemnification or advancement of expenses of any Indemnified Person with respect to acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), unless and only to the extent required by applicable Law, it being the intent of the parties that all such Indemnified Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable Law and that no change, modification or amendment of such documents or arrangements may be made that could adversely affect any such Person’s right thereto without the prior written consent of such Person and (B) Parent shall, and shall cause the Surviving Company and its Subsidiaries to, maintain any indemnification agreements of the Company or any MIC Hawaii Company with any Indemnified Person existing prior to the date of this Agreement and that are contained in the Company’s or any of the Company Subsidiaries’ Constituent Documents or listed on Section 8.7(a) of the Company Disclosure Letter. Notwithstanding anything herein to the contrary, this Section 8.7 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Company and their respective Subsidiaries. From and after the Effective Time, Parent shall assume, be liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 8.7.
(b)   The Company may obtain, prior to the Effective Time, a single payment, run-off policy or policies of directors’ and officers’ and/or fiduciary liability insurance covering the Persons currently covered by MIC’s existing directors’ and officers’ and/or fiduciary liability insurance policies for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matters claimed against any such Person occurring prior to the Effective Time in amount and scope no less favorable to such insured Person, in the aggregate, than MIC’s existing policies, such policy or policies to become effective at the Effective Time and remain in effect for a period of six (6) years following the Effective Time. If such run-off policy or policies are obtained by the Company prior to the Effective Time, Parent shall cause such policy or policies to be maintained in full force and effect, for its or their full term, and cause all obligations thereunder to be honored by the Surviving Company.
(c)   Notwithstanding any other provisions hereof, the obligations of Parent and the Surviving Company contained in this Section 8.7 shall be binding, jointly and severally, upon the successors and assigns of Parent, the Surviving Company and their respective Subsidiaries. In the event Parent or the Surviving Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, honor the indemnification and other obligations set forth in this Section 8.7.
(d)   The obligations of Parent and the Surviving Company under this Section 8.7 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 8.7 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 8.7 applies shall be third party beneficiaries of this Section 8.7). The provisions of this Section 8.7 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his, her or its heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Law, Contract or otherwise.
(e)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to MIC, any MIC Subsidiary, the Company or any MIC Hawaii Company or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 8.7 is not prior to or in substitution for any such claims under such policies.
Section 8.8   Proxy Statement.
(a)   As promptly as reasonably practicable following the execution of this Agreement, MIC shall, with the assistance of Parent, prepare, and MIC shall, as promptly as reasonably practicable following the date hereof, file with the SEC, a proxy statement relating to the approval by the stockholders of MIC, on a binding, advisory basis, of this Agreement and the transactions contemplated hereby, including the Merger (as amended or supplemented from time to time, the “Proxy Statement”). For the avoidance of doubt, the Proxy Statement may include such other proposals as MIC determines are reasonably necessary for the consummation of the Reorganization, the MIC Sale or any Alternative MIC Sale. MIC shall cause the Proxy Statement to comply in all material respects with the applicable requirements of the Exchange Act. Parent and MIC shall cooperate with one another in connection with the preparation of the Proxy Statement and Parent shall furnish all information concerning Parent and Merger Sub as MIC may reasonably request in connection with the preparation of the Proxy Statement, including such information that is required by the Exchange Act to be set forth in the Proxy Statement. Each of MIC and Parent will cause the information relating to MIC, the Company, Parent or Merger Sub, as applicable, to be supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the MIC Stockholders’ Meeting, not to contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and MIC shall each use commercially reasonable efforts to respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC (or its staff) concerning the Proxy Statement and have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. MIC shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of MIC as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.
(b)   Each of Parent and MIC shall as promptly as reasonably practicable notify the other of (i) the receipt of any comments from the SEC (or its staff) and all other written correspondence and oral communications with the SEC (or its staff) relating to the Proxy Statement and (ii) any request by the SEC (or its staff) for any amendment or supplement to the Proxy Statement or for additional information with respect thereto, and shall supply the other with copies of all material correspondence between MIC, Parent or any of their respective Representatives, on the one hand, and the SEC (or its staff), on the other hand, with respect to the Proxy Statement. All filings by the Company or MIC with the SEC (or its staff), responses to any comments from the SEC (or its staff) and all mailings to the stockholders of MIC primarily relating to the Merger and the other transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Parent, which comments MIC shall consider in good faith. MIC agrees that all information relating to Parent or Merger Sub included in a written response or proposed amendment or supplement to the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. Notwithstanding the foregoing, the Company and MIC will no longer be required to comply with the obligations specified in the first three sentences of this Section 8.8(b) if the MIC Board has effected any Adverse Recommendation Change or shall have resolved to do so. All filings by Parent with the SEC in connection with the transactions contemplated hereby shall be subject to the reasonable prior review and comment of MIC(or, following completion of the Reorganization, the Company).
(c)   If at any time prior to the approval of the matters contemplated by the Proxy Statement by MIC’s stockholders at the MIC Stockholders’ Meeting any information relating to the Company, MIC, Parent or Merger Sub, or any of their respective Affiliates, directors or officers, is discovered by the Company, MIC, Parent or Merger Sub, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties (subject to the comment and review procedures set forth in subparagraph (b) above) and an appropriate amendment or supplement describing such information shall be promptly filed by MIC (with the reasonable assistance of Parent) with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of MIC.
(d)   Following completion of the Reorganization, references to “MIC”, the “MIC Board” and the “MIC Subsidiaries” in this Section 8.8 shall be deemed to be references to “the Company”, the “Company Board” and the “MIC Hawaii Companies”, respectively.
Section 8.9   MIC Stockholders’ Meeting.   MIC shall, in accordance with its Constituent Documents and applicable Law, promptly and duly call, give notice of and convene as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC, a meeting of the stockholders of MIC (the “MIC Stockholders’ Meeting”) for the purpose of seeking the MIC Stockholder Approval and shall, unless the MIC Board has effected an Adverse Recommendation Change or shall have resolved to do so, (a) recommend that the stockholders of MIC, on a binding, advisory basis, approve this Agreement and the transactions contemplated hereby, including the Merger, and include in the Proxy Statement such recommendation and (b) use commercially reasonable efforts to solicit such approval; provided, that MIC, in its reasonable judgment and following consultation with Parent, shall determine the length of any period for the solicitation of proxies from its stockholders. MIC may postpone, recess or adjourn the MIC Stockholders’ Meeting (i) with the consent of Parent, (ii) if MIC is unable to obtain a quorum of its stockholders at the MIC Stockholders’ Meeting or (iii) to allow additional time for the filing and distribution of any amended or supplemental disclosure which the MIC Board has determined in good faith is necessary or advisable under applicable Law and for such amended or supplemental disclosure to be reviewed by the stockholders of MIC prior to the MIC Stockholders’ Meeting. Following completion of the Reorganization, if the MIC Stockholder Approval has not been obtained, references to “MIC”, the “MIC Board”, the “MIC Subsidiaries” and “stockholders” in this Section 8.9 shall be deemed to be references to “the Company”, the “Company Board”, the “MIC Hawaii Companies” and the “holders of Common Units”, respectively and all references in this Agreement to the “MIC Stockholders’ Meeting” and the “MIC Stockholder Approval” shall be deemed to be references to the “Company Unitholders’ Meeting” and “Company Unitholder Approval”, respectively.
Section 8.10   Alternative Transaction Proposals.
(a)   Except as otherwise provided in this Section 8.10, MIC shall not, nor shall it authorize or knowingly permit any MIC Subsidiary to, and will use commercially reasonable efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit or knowingly initiate or encourage the making of any Alternative Transaction Proposal or (ii) other than with Parent, Merger Sub or their respective Representatives and other than to inform any Person of the provisions of this Section 8.10, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any material non-public information in connection with, any Alternative Transaction Proposal. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if at any time prior to receipt of the MIC Stockholder Approval, MIC or any MIC Subsidiary receives an Alternative Transaction Proposal, MIC and the MIC Board may (directly or through their respective Representatives) (A) contact such Person and its advisors for the purpose of clarifying the proposal and any material terms and conditions and likelihood of consummation thereof, so as to determine whether such proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) if the MIC Board determines in good faith after consultation with its financial advisors and outside legal counsel and based on information then available that such Alternative Transaction Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, the MIC Board may (x) furnish information with respect to MIC and the MIC Subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an executed confidentiality agreement; provided, that a copy of all such information not previously provided to Parent (or its Representatives) is provided to Parent as promptly as reasonably practicable (and, in any event, within one (1) Business Day) after such information has been furnished to such Person (or its Representatives) and (y) participate in discussions or negotiations with the Person making such Alternative Transaction Proposal (and its Representatives) regarding such Alternative Transaction Proposal.
(b)   Except as otherwise provided in this Agreement, the MIC Board shall not, directly or indirectly, (i) (A) withdraw (or amend or modify in a manner materially adverse to Parent) or publicly propose to withdraw (or amend or modify in a manner materially adverse to Parent), the approval, recommendation or declaration of advisability of this Agreement and the transactions contemplated by this Agreement or (B) adopt a formal resolution to recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Alternative Transaction Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) adopt or approve, or publicly propose to adopt or approve, or allow MIC or any MIC Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding other than a confidentiality agreement referred to in Section 8.10(a) (each, an “Alternative Transaction Agreement”) (A) constituting or that could reasonably be expected to lead to any Alternative Transaction

Proposal or (B) requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, but subject to MIC’s compliance in all material respects with the other provisions of this Section 8.10, as applicable, at any time prior to obtaining the MIC Stockholder Approval, the MIC Board may, in response to a Superior Proposal or an Intervening Event, make an Adverse Recommendation Change if the MIC Board determines that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the stockholders of MIC under applicable Law.
(c)   Without limiting Section 8.10(b), in response to an Alternative Transaction Proposal that the MIC Board determines, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, MIC may terminate this Agreement pursuant to Section 10.1(h) [(Termination)] and this Section 8.10(c) and, concurrently with such termination, may enter into an Alternative Transaction Agreement with respect to such Superior Proposal; provided, however, that MIC shall not terminate this Agreement pursuant to Section 10.1(h) [(Termination)] and this Section 8.10(c) unless MIC (i) complies with its obligations set forth in Section 8.10(d) and (ii) pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 10.3(a)(i)(B)[(Termination Fees)] prior to or concurrently with such termination.
(d)   Notwithstanding anything to the contrary contained in this Agreement, the MIC Board shall not be entitled to either (x) make an Adverse Recommendation Change pursuant to Section 8.10(b) or (y) terminate this Agreement pursuant to Section 10.1(h)[(Termination)] and Section 8.10(c) [(Superior Proposal)], unless (i) MIC shall have provided to Parent three (3) days’ prior written notice advising Parent that the MIC Board intends to take such action and (ii) (A) during such three (3) day period, if requested by Parent and so long as Parent continues to negotiate in good faith, MIC shall have engaged in negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent, (B) MIC Board shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent no later than the third (3rd) day of such three (3)-day period and (C) (1) with respect to a Superior Proposal, the MIC Board shall have determined that the Alternative Transaction Proposal would continue to constitute a Superior Proposal if such adjustments to this Agreement were to be given effect and (2) with respect to an Intervening Event, the MIC Board shall have determined in good faith that failure to make an Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties under applicable Law.
(e)   Notwithstanding anything to the contrary contained herein, MIC or MIC Board, directly or indirectly through their respective Representatives, shall be permitted to (i) take or disclose any position or disclose any information reasonably required under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to MIC’s stockholders) and, to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to any Alternative Transaction Proposal, (ii) make any “stop, look and listen” communication to MIC’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to MIC’s stockholders) or take a neutral or no position with respect to any Alternative Transaction Proposal, (iii) make any other disclosure to MIC’s stockholders that is reasonably required by applicable Law (it being understood that any disclosures permitted under this Section 8.10(e) shall not, in and of themselves, constitute an Adverse Recommendation Change or form a basis for Parent to terminate this Agreement pursuant to Section 10.1(d) [(Termination)]) and (iv) waive any “standstill” or similar provision in order to permit a Person to make an Alternative Transaction Proposal.
(f)   MIC shall as promptly as reasonably practicable (and in no event later than forty-eight (48) hours after receipt) notify Parent of any Alternative Transaction Proposal and the material terms and conditions of any such Alternative Transaction Proposal. MIC shall keep Parent reasonably informed of the status (including any changes to the material terms and conditions thereof) of any such Alternative Transaction Proposal.
(g)   Following completion of the Reorganization, references to the “MIC Board”, “MIC” and the “MIC Subsidiaries” in this Section 8.10 shall be deemed to be references to the “Company Board”, “the Company” and the “MIC Hawaii Companies”, respectively.

Section 8.11   Public Announcements.   Parent, the Company and MIC each shall (a) consult with each other before such party or any of its Affiliates issues any press release or otherwise makes any public statement with respect to the transactions contemplated by this Agreement, (b) provide to the other party for review a copy of any such press release or public statement and (c) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except for any press release or public statement as may be required by applicable Law or pursuant to any listing agreement with or rules of any applicable securities exchange; provided, however, that, the foregoing shall not restrict or prohibit (i) the Company or MIC from making any announcement from the date hereof through the Effective Time to its employees, customers and other business relations to the extent the Company or MIC determines in good faith that such announcement is necessary or advisable or (ii) the Company from making any announcement following the completion of the MIC Sale or an Alternative MIC Sale; provided, further, that, the Company, MIC and their respective Affiliates shall not be required to consult with Parent prior to issuing any press release or otherwise making any public statement that primarily relates to the Company’s review of strategic alternatives, including the Reorganization, the MIC Sale or any Alternative MIC Sale, nor shall the Company, MIC and their respective Affiliates be required to provide a copy of any such press release or public statement to Parent or seek Parent’s consent with respect thereto, including any such press release or public statement that discloses information relating to the transactions contemplated hereby; provided, further, that Affiliates of the Company or MIC may provide general information about the subject matter of this Agreement in connection with its or its Affiliates’ fund raising, marketing, informational or reporting activities of the kind customarily provided with respect to private equity investments. Notwithstanding the foregoing, (a) nothing in this Section 8.11 shall limit MIC’s or the MIC Board’s rights under Section 8.10 [(Alternative Transaction Proposals)], (b) the Company and MIC will no longer be required to consult with or otherwise obtain the consent of Parent in connection with any such press release or public statement or provide Parent with the opportunity to review a copy thereof if the MIC Board (or, following completion of the Reorganization, the Company Board) has made any Adverse Recommendation Change or shall have resolved to do so and (c) the requirements of this Section 8.11 shall not apply to any disclosure by the Company, MIC or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated by this Agreement.
Section 8.12   Transfer Taxes.   All transfer, documentary, stamp, recording, sales and use, value added, registration, and other similar Taxes and fees (including any interest, penalties and additions to any such Taxes) incurred in connection with the transactions contemplated by this Agreement, including the Merger (other than such Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the holder of record of Common Units with respect to which such payment is made, as described in Section 4.2(a)(iv) [(Exchange of Common Units for Merger Consideration; Paying Agent and Procedures)]), imposed on the Company or any MIC Hawaii Company shall be borne and paid solely by Parent (regardless of the Person liable for such Taxes under applicable Law).
Section 8.13   Merger Sub.   Parent shall take all actions necessary to (a) cause Merger Sub to comply with this Agreement, perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and subject to the conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments, other than as specifically contemplated by this Agreement, or incur or guarantee any Indebtedness or Liabilities.
Section 8.14   State Takeover Laws.   If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or becomes applicable to the Merger, the parties shall use commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Merger.
Section 8.15   Notification of Certain Matters.   The Company, on the one hand, and Parent, on the other hand, shall use their respective commercially reasonable efforts to promptly notify each other of (a) any material Actions in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of the Company or the Knowledge of Parent, as the case may be, threatened, against the

Company, the MIC Hawaii Companies or Parent, as the case may be, or (b) the occurrence or non-occurrence of any fact or event which would be reasonably expected to cause any condition set forth in Article IX [(Conditions Precedent)] not to be satisfied; provided that the delivery of any notice pursuant to this Section 8.15 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice. The parties hereto agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure to comply with this Section 8.15 shall not be taken into account for purposes of determining whether the condition referred to in Section 9.2(b) [(Conditions to the Obligations of the Company)] or Section 9.3(b) [(Conditions to the Obligations of Parent and Merger Sub)], as applicable, shall have been satisfied with respect to performance in all material respects with this Section 8.15.
Section 8.16   Right to MIC Marks.
(a)   As promptly as possible following the Closing (but in any event within sixty (60) days following the Closing Date), Parent shall cause the Company and the MIC Hawaii Companies to cease using the terms “MACQUARIE”, “MIC,” “MIC GLOBAL SERVICES,” and “MACQUARIE GLOBAL SERVICES,” “Holey Dollar” and “Holey $” (whether alone or in combination with any other word or design) and any Marks similar thereto or constituting an abbreviation or extension thereof and all other Marks related to Macquarie Group Limited (collectively, the “MIC Marks”), including eliminating the MIC Marks from all assets of the Company and the MIC Hawaii Companies and the disposing of any unused stationery, literature or similar materials bearing any MIC Marks, and thereafter, Parent shall not, and shall cause the Company and the MIC Hawaii Companies not to, use any MIC Marks or any other Intellectual Property rights of Macquarie Group Limited or any of its Affiliates, except to the extent necessary for the Surviving Company to comply with the obligations set forth in Section 8.20 (and in such case, in compliance with this Section 8.16). For clarity, during such sixty (60)-day period following Closing Date, the Company and the MIC Hawaii Companies may only use the MIC Marks to phase out its use thereof and only in substantially the same form, scope, quality, and manner as the MIC Marks were used during the three (3)-month period immediately preceding the Closing Date (and not in any other form, scope, quality, or manner). Parent acknowledges and agrees that, absent a separate written agreement between Macquarie Group Limited and Parent to the contrary, Parent and its Affiliates have no rights whatsoever to use the MIC Marks or other Intellectual Property of Macquarie Group Limited and neither Parent nor any of its Affiliates shall contest the ownership or validity of any rights of Macquarie Group Limited or any of its Affiliates in or to any of the MIC Marks.
(b)   Parent, for itself and its Affiliates (which, for the purposes of this Section 8.16, shall include the Company and the MIC Hawaii Companies), agrees that immediately from and after the Closing, Parent and its Affiliates will not expressly, or by implication, do business as or represent themselves as (or as affiliated with) Macquarie Group Limited or its Affiliates.
(c)   As promptly as possible following the Closing (but in any event within sixty (60) days following the Closing), Parent and its Affiliates shall make all filings with any and all offices, agencies and bodies and take all other actions necessary to adopt new corporate names, registered names and registered fictitious names of the Company and the MIC Hawaii Companies that do not consist in whole or in part of, and are not dilutive of or confusingly similar to, any MIC Marks (“New Corporate Names”). Upon receipt of confirmation from the appropriate registry that such name changes have been effected, Parent shall provide Macquarie Group Limited with written proof that such name changes have been effected. Parent and its Affiliates shall use their respective best efforts to adopt New Corporate Names as soon as possible after the Closing.
(d)   The provisions of this Section 8.16 are intended to be for the benefit of, and shall be enforceable by, Macquarie Group Limited.
Section 8.17    Financing.
(a)   Parent shall obtain the Equity Financing contemplated by the Equity Commitment Letters upon satisfaction or waiver of the conditions to the Closing set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] and Section 9.2 [(Conditions to the Obligations of the Company)]. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letters without the prior written consent of the Company. Parent acknowledges and agrees that its obligations to consummate the transactions contemplated by this Agreement are not conditioned or in any way contingent upon or otherwise subject to, receipt of the Equity Financing or other financing or the availability, grant, provision or extension of any Equity Financing or other financing of Parent or any of its Affiliates. Neither Parent nor Merger Sub shall, nor shall they permit any of their Affiliates to, without the prior written consent of the Company, take or fail to take any action or enter into any transaction that could reasonably be expected to materially impair, delay or prevent the consummation of the Equity Financing contemplated by the Equity Commitment Letters.
(b)   Prior to the earlier of the Closing or termination of this Agreement in accordance with Section 10.1 [(Termination)], the Company agrees to use commercially reasonable efforts to provide such cooperation as may be reasonably requested by Parent, at Parent’s expense and solely as an accommodation to Parent, in connection with the arrangement of any financing to be consummated with respect to the transactions contemplated by this Agreement; provided that (i) such requested cooperation does not (A) unreasonable interfere with the ongoing operations of the Company, the MIC Hawaii Companies and their respective Affiliates, (B) cause any representation, warranty covenant or agreement in this Agreement to be breached; or (C) cause any closing condition set forth in Article VIII to fail to be satisfied or otherwise causes the breach of this Agreement or any Contract to which MIC or any of the MIC Subsidiaries or the Company or any of the MIC Hawaii Companies is a party; and, provided, further, that the effect of any such breach shall be excluded when determining if the conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] and Section 9.2 [(Conditions to the Obligations of the Company)] are satisfied, (ii) this Section 8.17(b) does not expand any of Parent’s rights under Section 8.1 [(Access to Information Concerning Properties and Records)] and (iii) none of the Company, the MIC Hawaii Companies and their respective Affiliates shall have any liability or obligation under any agreement or document related to such financing or otherwise be required to incur any liability or obligation in connection with such financing.
(c)   For the avoidance of doubt, none of MIC, the MIC Subsidiaries, the Company, any MIC Hawaii Companies or their respective Affiliates shall be required to provide, and Parent shall be solely responsible for, (1) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information or any financial statements or financial information other than the consolidated financial statements contained in the MIC Reports or Company Reports, (2) any description of all or any component of the financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (3) projections, risk factors or other forward-looking statements relating to all or any component of any financing, (4) subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act or (5) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act. The MIC Board, the Company Board and the directors, managers and general partners of the MIC Subsidiaries and the MIC Hawaii Companies and any other Affiliates of the Company or MIC shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which any financing is obtained. None of the Company, any MIC Hawaii Companies or their respective Affiliates shall be required to execute prior to the Closing any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the financing, and in the event any such Person does agree to execute any such document, Parent agrees that the execution of any documents in connection with the financing shall be subject to the consummation of the transactions contemplated hereby at the Closing and such documents will not take effect until the Closing occurs and will not encumber the assets of the Company or any MIC Hawaii Company prior to the Closing. Except as expressly provided above, none of the Company, any MIC Hawaii Companies or their respective Affiliates shall be required to take any corporate, limited liability company or limited partnership actions prior to the Closing to permit the consummation of the financing. In no event shall the Company or MIC be in breach of this Agreement because of the failure to deliver any financial or other information or for the failure to obtain any comfort with respect to, or review of, any financial or other information by its accountants.
(d)   In no event shall MIC, any MIC Subsidiary, the Company or any MIC Hawaii Company be required to (i) pay any commitment or similar fee or incur any liability (including due to any act or omission by MIC, any MIC Subsidiary, the Company or any MIC Hawaii Company or any of their respective Representatives) or expense in connection with assisting Parent in arranging the financing or as a result of any information provided by MIC, any MIC Subsidiary, the Company or any MIC Hawaii Company or any of their respective Affiliates or their respective Representatives in connection therewith, (ii) take any action that would result in a violation of applicable Law or subject it to actual or potential liability prior to the Closing occurring, (iii) have any liability or any obligation under any definitive financing document or any related document or other agreement or document related to the financing prior to the Closing occurring, or (iv) disclose or provide any information the disclosure of which in the reasonable judgment of MIC or any of the MIC Subsidiaries (or, following completion of the Reorganization, the Company or any of the MIC Hawaii Companies), is restricted by applicable Law or order, or is subject to attorney-client privilege. Notwithstanding anything to the contrary herein, any breach by MIC, any MIC Subsidiary, the Company or any MIC Hawaii Company of their obligations under this Section 8.17 shall not constitute a breach of this Agreement or a breach for purposes of Article IX or a breach of any condition precedent set forth in Article VIII.
(e)   Parent shall be responsible for all fees and expenses related to any financing to be consummated in connection with the transactions contemplated by this Agreement. Accordingly, Parent shall promptly reimburse MIC and the Company for all reasonable and documented out-of-pocket costs incurred by MIC and the MIC Subsidiaries and the Company and the Company Subsidiaries in connection with such cooperation. Parent shall indemnify and hold harmless MIC, the MIC Subsidiaries, the Company, the Company Subsidiaries and their respective Affiliates and Representatives from and against any and all Liabilities, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of any financing or providing any of the information utilized in connection therewith.
Section 8.18    Additional Matters.   In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and Merger Sub shall, and shall cause the Surviving Company to, take all such necessary action.
Section 8.19   Section 16.   Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any equity securities of the Company (including derivative securities) pursuant to this Agreement by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) shall be an exempt transaction for purposes of Section 16.
Section 8.20   Stock Exchange De-listing.   The Surviving Company shall cause the Company’s securities to be de-listed from the NYSE (or any other national securities exchange on which the Common Shares or Common Units are listed) and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and the Company shall prior to the Effective Time reasonably cooperate with Parent with respect thereto.
Section 8.21   Transaction Litigation.   In the event that any stockholder litigation related to this Agreement, the Merger or any other transactions contemplated by this Agreement is brought against the Company, any member of the Company Board, MIC or any member of the MIC Board after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company or MIC, as applicable, shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company or MIC, as applicable, shall give Parent the opportunity to participate in (but not control) the defense of any Transaction Litigation, and the Company or MIC, as applicable, shall not settle or agree to settle any Transaction Litigation where such settlement would impose obligations (monetary or otherwise) on the Company or the Surviving Company without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that, such consent shall not be required for settlements solely for (a) money damages and the payment of attorneys’ fees in an aggregate amount not to exceed the dollar amount of the coverage limits for such settlements under the then current policies of directors’ and officers’ liability insurance maintained by MIC and the MIC Subsidiaries or the Company and the MIC Hawaii Companies and for which neither Parent nor the Company has any payment obligations (other than the payment of a deductible) or (b) providing additional disclosure in the Proxy Statement.

Section 8.22   Special Unit Redemption.   Prior to the Closing, the Company shall deliver a notice or notices of redemption to each holder of Special Units, which shall state that each Special Unit held by such holder immediately prior to the Effective Time shall be redeemed by the Company effective as of the Closing Date, with the redemption price per share equal to $0.001 per share, payable in cash and without interest (such amount, the “Per Special Unit Redemption Price”), subject to and conditioned upon the occurrence of the Closing. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent funds sufficient to pay the aggregate Per Special Unit Redemption Price for the redemption of the Special Units pursuant to this Section 8.22.
Section 8.23   Waiver.   It is acknowledged by each of the parties hereto that MIC, the Company and certain of their respective Affiliates have retained White & Case LLP (“W&C”), Carlsmith Ball LLP (“CB”) and Winston & Strawn LLP (“WS”) to act as their counsel in connection with the transactions contemplated hereby and that W&C, CB or WS has not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party to this Agreement or Person has the status of a client of W&C, CB or WS for conflict of interest or any other purposes as a result thereof. Parent hereby agrees that (a) W&C, CB and WS may continue to represent MIC, the Company or any such Affiliate (and their respective current or former directors or officers) following the Closing in connection with any dispute pending or threatened as of the Closing and (b) in the event that a dispute arises in connection with the transactions contemplated hereby (including any Transaction Litigation), W&C, CB and WS may represent MIC, the Company or any such Affiliate (and their respective current or former directors or officers) in such dispute. Parent hereby waives, on behalf of itself and each of its Affiliates, any claim they have or may have that W&C, CB or WS has a conflict of interest in connection with or is otherwise prohibited from engaging in such representation, and agree that, in the event that a dispute arises after the Closing in connection with the transactions contemplated hereby (including any Transaction Litigation), W&C, CB and WS may represent any such party in such dispute. Parent agrees to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 8.23. The parties hereto further agree that W&C, CB, WS and their respective partners and employees are third party beneficiaries of this Section 8.23.
Section 8.24   No Further Obligation.   Notwithstanding anything herein to the contrary, from and after the consummation of the MIC Sale or any Alternative MIC Sale, MIC and the MIC Subsidiaries (other than the Company and the MIC Hawaii Companies) shall have no further obligations under this Agreement. For the avoidance of doubt, the foregoing shall not impair or limit in any way any of the rights of Parent, the Company or the MIC Hawaii Companies under any definitive agreement entered into in connection with the MIC Sale or any Alternative MIC Sale, which shall remain in full force and effect in accordance with its terms.
Section 8.25   Termination of Certain Services and Contracts.   Assuming Parent’s performance of its obligation under Section 8.27, and except for Contracts described in Section 8.25 of the Company Disclosure Letter, at or prior to the Closing, the Company shall use reasonable best efforts to (a) terminate all services and each Contract between the Company and any MIC Hawaii Company, on the one hand, and MIC or its Affiliates, on the other hand, and (b) cause all Actions or obligations (contingent or otherwise) between the Company and any MIC Hawaii Company, on the one hand, and MIC or its Affiliates, on the other hand, to be released effective immediately prior to Closing without any Liability to Parent, the Company or any MIC Hawaii Companies (collectively such services, Contracts, claims or obligations so terminated, the “Terminated Contracts”) other than payments required to be made pursuant to the terms of any Terminated Contracts (it being understood that the Company shall use commercially reasonable efforts to complete the actions provided for in this Section 8.25 prior to consummation of the MIC Sale, except that any such actions may be effective as of the Effective Time). The Company shall use reasonable best efforts to deliver to Parent evidence in customary form of the termination of the Terminated Contracts at or prior to the Closing.
Section 8.26    Company Transaction Expenses.   Notwithstanding anything in this Agreement to the contrary, the Company shall use reasonable best efforts to deliver to Parent within ten (10) Business Days prior to the Closing, an updated good faith estimate of the amount of the Company Transaction Expenses expected to be incurred through the Closing and, if available, final invoices or other documentation in a form customary for the provider of such invoices or other documentation (including the recipients and amount of such payments and invoices) reflecting the amounts necessary to satisfy in full all Company Transaction Expenses.
Section 8.27   Manager Payments.   At or prior to the Closing, Parent shall contribute to the Company funds sufficient to pay the Manager Payments in full.
Section 8.28   MIC Indemnity.   Neither MIC nor the Company nor MIC Hawaii shall, without the prior written consent of Parent, impair, modify, amend or waive the terms of the MIC Indemnity in a manner that is adverse to Parent, the Company or MIC Hawaii; provided, that, the foregoing will not prevent MIC or the Company from entering into a definitive agreement for an Alternative MIC Sale.
Section 8.29   Manager Release.   Assuming Parent’s performance of its obligation under Section 8.27 and the receipt by the Manager of the Manager Payments concurrent with Closing, the Company shall cause the Manager to deliver to Parent the Manager Release at the Closing.
Section 8.30   Enforcement of Rights.   Prior to the Closing, the Company shall keep Parent informed as promptly as reasonably practicable of all rights and actions that affect the Company or any MIC Hawaii Company under the MIC Sale Agreement or any definitive agreement for an Alternative MIC Sale and timely enforce all of the rights of the Company and each MIC Hawaii Company under the MIC Sale Agreement or any definitive agreement for an Alternative MIC Sale, including those set forth in Section 6.16(b), Section 6.26 and Article IX of the MIC Sale Agreement. Neither MIC (prior to the closing of the MIC Sale Agreement or any definitive agreement for an Alternative MIC Sale, as the case may be) nor the Company shall, without the prior written consent of Parent, take or fail to take any action that would impair, modify, amend or waive the rights of the Company or any MIC Hawaii Company under the MIC Sale Agreement or any definitive agreement for an Alternative MIC Sale Agreement.
Section 8.31   FERC Matters.   As promptly as reasonably practicable after the date hereof (but not later than the date that is fifteen (15) Business Days after the date hereof), MIC and the Company shall cause the MIC Hawaii Companies to file an initial notice of self-certification with the FERC with respect to the companies that are enumerated in clause (f) of Section 6.7, and following the effectiveness of the Reorganization (but prior to the Closing), the Company shall cause the MIC Hawaii Companies to file updated FERC Form 556 self-certifications with respect to the companies that are enumerated in clause (e) of Section 6.7 reflecting their new upstream ownership after completion of the Reorganization.
ARTICLE IX
CONDITIONS PRECEDENT
Section 9.1   Conditions to the Obligations of the Company, Parent and Merger Sub.   The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law and other than the condition set forth in Section 9.1(c), which may not be waived by the Company) in writing by Parent and the Company at or prior to the Effective Time of the following conditions:
(a)   No court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement that remains in effect; provided, that, prior to asserting this condition, the party asserting this condition shall have taken all actions necessary (in the manner contemplated by Section 8.5 [(Regulatory Approvals; Consents)]) to prevent the entry of such Law or Order and to appeal as promptly as possible any judgment that may be entered;
(b)   (i) Any waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated, (ii) the CFIUS Approval shall have been obtained, and (iii) any approval by the HPUC under Hawaii Revised Statutes Chapter 269-19 shall have become a Final Order (collectively, with the termination or expiration of the waiting period under the HSR Act and the CFIUS Approval, the “Required Regulatory Approvals”);
(c)   The MIC Stockholder Approval shall have been obtained;

(d)   The Reorganization shall have been consummated; and
(e)   The MIC Sale or any Alternative MIC Sale shall have been consummated.
Section 9.2   Conditions to the Obligations of the Company.   The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Company in writing at or prior to the Effective Time of the following additional conditions:
(a)   Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except as would not have a Parent Material Adverse Effect;
(b)   Each of Parent and Merger Sub shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it at or prior to the Effective Time; and
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of Parent and certifying as to the satisfaction of the conditions specified in Section 9.2(a) and Section 9.2(b).
Section 9.3   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver (to the extent permitted by applicable Law) by Parent in writing at or prior to the Effective Time of the following additional conditions:
(a)   (i) Each of the representations and warranties of the Company set forth in the first sentence of Section 6.1(a) [(Due Organization, Good Standing and Power)], Section 6.2(a) [(Authorization)], Section 6.4(a) and (b) [(Capitalization)] (solely with respect to the Company), and Section 6.18 [(Broker’s or Finder’s Fees)] shall be true and correct in all respects, except where the failure to be so true and correct is de minimis, at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all respects, except where the failure to be so true and correct is de minimis, as of such earlier date, (ii) each of the representations and warranties of the Company set forth in Section 6.4(a) and (b) [(Capitalization)] (other than with respect to the Company as covered by clause (i) above) shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, (iii) each of the representations and warranties of the Company set forth in Section 6.6(a) [(Absence of Certain Changes)] shall be true and correct in all respects at and as of the Closing Date, (iv) each of the representations and warranties of the Company set forth in Article VI [(Representations and Warranties of the Company)] not referenced in clause (i), (ii) or (iii) of this Section 9.3(a) shall be true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, “material adverse change” or other qualification based on materiality contained in any such representation or warranty) at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) as of such earlier date, except, in each case under this clause (iii), as would not have a Company Material Adverse Effect, and (v) each of the representations and warranties of MIC set forth in first sentence of Section 5.1 [(Due Organization, Good Standing and Power)], Section 5.2(a) [(Authorization)], Section 5.5(a) [(Capitalization)] and Section 5.9 [(Broker’s or Finder’s Fees)] shall be true and correct in all respects, except where the failure to be so true and correct is de minimis at and as of immediately prior to the consummation of the Reorganization, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all respects, except where the failure to be so true and correct was de minimis, as of such earlier date; and (vi) each of the representations and warranties of MIC set forth in Article V [(Representations and Warranties of MIC)] not referenced in clause (v) of this Section 9.3(a) shall be true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, “material adverse change” or other qualification based on materiality contained in any such representation or warranty) at and as of immediately prior to the consummation of the Reorganization, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any “material”, “materially”, “materiality”, “Company Material Adverse Effect”, “material adverse effect”, or “material adverse change” or other qualification based on materiality contained in any such representation or warranty) as of such earlier date, except, in each case under this clause (vi), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)   (i) The Company shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it at or prior to the Effective Time and (ii) MIC shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it at or prior to the consummation of the Reorganization;
(c)   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing;
(d)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c);
(e)   (i) Any waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated, (ii) the CFIUS Approval shall have been obtained, and (iii) any approval by the HPUC under Hawaii Revised Statutes Chapter 269-19 shall have become a Final Order, and, in each case of clauses (i) through (iii) shall not have imposed or required any Conditions that, individually or in the aggregate, constitute a Burdensome Condition;
(f)   The MIC Indemnity shall be in full force and effect unless it has expired in accordance with its terms; and
(g)   The Company shall have delivered to Parent the Manager Release unless Parent has not delivered the Manager Payments to the Company or its designee as directed by the Company in writing prior to the Closing.
Section 9.4   Frustration of Closing Conditions.   None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party’s failure to act in good faith or such party’s material failure to comply with any provision of this Agreement.
ARTICLE X
TERMINATION
Section 10.1   Termination.   This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger at the MIC Stockholders’ Meeting or any adjournment or postponement thereof (except as otherwise expressly noted):
(a)   by mutual written consent of Parent and the Company;
(b)   by the Company, on the one hand, or Parent, on the other hand, if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order or dismissed any application (that is final and non-appealable and has not been vacated, withdrawn or overturned) disallowing, preventing, precluding, restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated hereby; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall have complied with its obligations under Section 8.5 [(Regulatory Approvals;

Consents)]) to avoid the entry of, or to effect the dissolution of, any such Law or Order; and provided, further, that no party may terminate this Agreement pursuant to this Section 10.1(b) if such party is in material breach of this Agreement;
(c)   by the Company, on the one hand, or Parent, on the other hand, if the Merger shall not have been consummated on or prior to December 14, 2022 (the “End Date”); provided, that no party may terminate this Agreement pursuant to this Section 10.1(c) if such party is in material breach of this Agreement; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) in the event that the Company has initiated proceedings prior to the End Date to specifically enforce this Agreement while such proceedings are still pending; provided, further, that (i) the End Date shall be extended by one (1) day for each day during which the United States federal government or the HPUC is completely shut down and (ii) either the Company (or, prior to the consummation of the Reorganization, MIC) or Parent may, in its sole discretion, extend the End Date by an additional six (6)-month period upon written notice to the other party if all of the conditions set forth in Article IX [(Conditions Precedent)] have been satisfied or waived by the parties hereto (other than (A) those conditions that by their terms cannot be satisfied until the Closing, which conditions are, on the End Date, capable of being satisfied if the Closing were to occur on the End Date and (B) the conditions set forth in Section 9.1(a) [(Law or Order)] (to the extent relating to the matters set forth in Section 9.1(b) [(Regulatory Approvals)]) or Section 9.3(e) [(Regulatory Approvals)]);
(d)   by Parent if an Adverse Recommendation Change shall have occurred; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) from and after the receipt of the MIC Stockholder Approval;
(e)   by the Company, on the one hand, or Parent, on the other hand, if the MIC Stockholder Approval shall not have been obtained at the MIC Stockholders’ Meeting or at any adjournment or postponement thereof;
(f)   by the Company, if: (i) any of the representations and warranties of Parent or Merger Sub contained in Article VII [(Representations and Warranties of Parent and Merger Sub)] shall fail to be true and correct or (ii) there shall be a breach by Parent or Merger Sub of any of its covenants or agreements in this Agreement that, in either case of clause (i) or (ii), (A) would result in the failure of a condition set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] or Section 9.2 [(Conditions to the Obligations of the Company)] and (B) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (1) the thirtieth (30th) day after written notice thereof is given by the Company (or, prior to the consummation of the Reorganization, MIC) to Parent and (2) the day that is two (2) Business Days prior to the End Date; provided, that the Company (or, prior to the consummation of the Reorganization, MIC) may not terminate this Agreement pursuant to this Section 10.1(f) if the Company (or, prior to the consummation of the Reorganization, MIC) is in material breach of any of its covenants or agreements contained in this Agreement;
(g)   by Parent, if: (i) any of the representations and warranties of the Company contained in Article VI [(Representations and Warranties of the Company)] shall fail to be true and correct or (ii) there shall be a breach by the Company of any of its covenants or agreements in this Agreement that, in either case of clause (i) or (ii), (A) would result in the failure of a condition set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] or Section 9.3 [(Conditions to the Obligations of Parent and Merger Sub)] and (B) which is not curable or, if curable, is not cured, after written notice is given by Parent to the Company, within two (2) Business Days prior to the End Date; provided, that Parent may not terminate this Agreement pursuant to this Section 10.1(g) if Parent is in material breach of any of its covenants or agreements contained in this Agreement;
(h)   by the Company if, at any time prior to receipt of the MIC Stockholder Approval, (i) the Company Board has received a Superior Proposal, (ii) to the extent permitted by and effected in accordance with Section 8.10(c) [(Alternative Transaction Proposals)], the Company Board approves, and the Company concurrently with the termination of this Agreement enters into, an Alternative Transaction Agreement with respect to such Superior Proposal and (iii) the Company pays Parent the applicable termination fee set forth in and pursuant to the terms of Section 10.3 [(Termination Fees)] concurrently with or prior to such termination; or

(i)   by the Company, if: (i) all conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] and Section 9.3 [(Conditions to the Obligations of Parent and Merger Sub)] have been satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the Closing were to occur at the time that notice of termination is delivered), (ii) Parent and Merger Sub do not consummate the Merger by the time the Closing is required to occur pursuant to Section 2.2 [(Closing)] (the “Scheduled Closing Date”), (iii) the Company has, on or after the Scheduled Closing Date, irrevocably certified to Parent in writing at least three Business Days prior to such termination that all conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] and Section 9.3 [(Conditions to the Obligations of Parent and Merger Sub)] (other than those conditions that by their terms cannot be satisfied until the Closing, which conditions are, at the time that notice of termination is delivered, capable of being satisfied if the Closing were to occur at the time that notice of termination is delivered) have been satisfied or waived by the Company and the Company is ready, willing and able to effect the Closing as of such date and at all times during the three Business Days thereafter and (iv) Parent fails to consummate the Closing within such three Business Day period following the delivery of such written certification by the Company.
Section 10.2   Effect of Termination.   In the event of the valid termination of this Agreement pursuant to Section 10.1 [(Termination)] by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and have no effect, and there shall be no Liability hereunder on the part of Parent, the Company, or the Company Subsidiaries, except that Article I [(Definitions)], the last sentence of Section 8.1(a) [(Access to Information Concerning Properties and Records)], Section 8.17(d) and (e) [(Financing)], this Section 10.2, Section 10.3 [(Termination Fees)], and Article XI [(Miscellaneous)] and the Equity Commitment Letters (solely to the extent payment of the Parent Termination Fee, any other interest payable under Section 10.3(c) or any monetary damages for any Liabilities arising out of its Willful Breach or Fraud that are or become payable in connection with this Agreement) shall survive any termination of this Agreement. Subject to the limitations set forth in Section 10.3(c) and (d) [(Termination Fees)], nothing in this Section 10.2 shall relieve or release any party to this Agreement from any Liabilities arising out of its Willful Breach or Fraud in connection with any provision of this Agreement or any Equity Commitment Letter. The parties hereto acknowledge and agree that nothing in this Section 10.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 11.13 [(Specific Enforcement)]. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.
Section 10.3 Termination Fees and Limitations on Liability.
(a)   In the event that:
(i)   this Agreement is terminated (A) by Parent pursuant to Section 10.1(d) [(Termination for Adverse Recommendation Change)] or (B) by the Company pursuant to Section 10.1(h) [(Termination for Superior Proposal)]; or
(ii)   (A) prior to the date of the MIC Stockholders’ Meeting, an Alternative Transaction Proposal shall have been publicly made to the Company or directly to its stockholders generally and not publicly withdrawn, (B) this Agreement is terminated by Parent or the Company pursuant to Section 10.1(e) [(Termination for failure to obtain MIC Stockholder Approval)] and (C) the Company enters into a definitive agreement to consummate such Alternative Transaction Proposal within six (6) months of such termination and subsequently consummates the transactions contemplated by such Alternative Transaction Proposal; provided, that references to “twenty-five percent (25%)” in the definition of Alternative Transaction Proposal shall be deemed to be references to “fifty percent (50%)”; then the Company shall pay to Parent the Company Termination Fee. Any fee due under this Section 10.3(a) shall be paid by wire transfer of same-day funds to an account provided in writing by Parent to the Company (x) in the case of termination pursuant to clause (i)(A) above, within four (4) Business Days of such termination, (y) in the case of termination pursuant to clause (i)(B) above, concurrently with or prior to such termination or (z) in the case of termination pursuant to clause (ii) above, within two (2) Business

Days of the consummation of the transactions referred to in clause (ii)(C) above. The “Company Termination Fee” means $13,632,573.
(b)   In the event this Agreement is terminated (i) by Parent or the Company pursuant to Section 10.1(b) [(Termination for Law or Order)] if, and only if, the applicable Law or final, non-appealable Order that restrains, enjoins or otherwise prohibits or makes illegal the transactions contemplated pursuant to this Agreement that gives rise to such termination arises in connection with any Required Regulatory Approval, (ii) by the Company pursuant to Section 10.1(f) [(Termination for Material Breach)] based on a failure by Parent to perform its covenants or agreements under Section 8.5 [(Regulatory Approvals; Consents)], (iii) by Parent or the Company pursuant to Section 10.1(c) [(Termination for Failure to Close by End Date)] and, at the time of such termination, any of the conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] or Section 9.3(e) has not been satisfied as a result of the failure to obtain any Required Regulatory Approval, and in each case of the foregoing clauses (i), (ii) and (iii), at the time of such termination, all conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)], Section 9.2 [(Conditions to the Obligations of the Company)] and Section 9.3 [(Conditions to the Obligations of Parent and Merger Sub)] (other than the condition set forth in Section 9.1(a) [(Law or Order)] (in connection with any Required Regulatory Approvals), Section 9.1(b) [(Regulatory Approvals)] and Section 9.3(e) [(Consents and Approvals)])) shall have been satisfied or waived (except for (A) those conditions that by their nature are to be satisfied at the Closing but which would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination, or (B) those conditions that have not been satisfied as a result of a breach of this Agreement by Parent), or (iv) by the Company pursuant to Section 10.1(i) [(Termination for Closing Failure)], Parent shall pay, or cause to be paid, to the Company or its designee an amount equal to $22,720,955 (the “Parent Termination Fee”) within ten (10) Business Days of such termination.
(c)   Each of the Company, MIC, Parent and Merger Sub acknowledges that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of Parent, Merger Sub, the Company and MIC would have entered into this Agreement. Solely for the purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Company Termination Fee and the Parent Termination Fee and any other interest payable under this Section 10.3(c) or expanding the circumstances in which the Company Termination Fee and the Parent Termination Fee is to be paid, each of the parties hereto acknowledges that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, or MIC and the Company, on the other hand, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, in the event that the Company shall fail to pay the Company Termination Fee when due or Parent shall fail to pay the Parent Termination Fee when due, and in order to obtain such payment, the Company or MIC, one the one hand, or Parent, on the other hand, commences a suit which results in a judgment against such other party for such fee, then the Company shall pay to Parent Parent’s expenses or Parent shall pay to the Company or its designee, as applicable, the Company’s expenses, in each case, including reasonable attorneys’ fees and expenses of enforcement, in connection with such suit, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in The Wall Street Journal, plus two percent (2%) per annum from the date such amounts were required to be paid until the date actually received by such party. Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.13 [(Specific Enforcement)], in the event this Agreement is terminated under circumstances in which the Parent Termination Fee is payable and the Parent Termination Fee is paid as contemplated by Section 10.3(b) [(Termination Fees)], in such case, the Company’s right to receive payment of the Parent Termination Fee pursuant to Section 10.3(b) [(Termination Fees)] shall constitute the sole and exclusive remedy of MIC, the MIC Subsidiaries, the Company and the MIC Hawaii Companies and any of their respective, direct or indirect, former, current or future equityholders, Affiliates, Representatives and assignees (collectively, other than the Company and MIC, the “Company Related Parties”) against Parent, Merger Sub or any of their respective, direct or indirect, former, current or future equityholders, Affiliates, Representatives or assignees (collectively, other than Parent and Merger Sub, the “Parent Related Parties”) for any loss or damage suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated, and upon payment of such amounts, none of Parent, Merger Sub or the Parent Related Parties shall have any further Liability relating to or arising out of this Agreement or the transactions contemplated thereby (except (i) in the case of Fraud, (ii) that Argo Infrastructure Partners LP shall remain obligated pursuant to the Confidentiality Agreement, (iii) that the Investors shall also be obligated pursuant to the terms and conditions of the Equity Commitment Letters (solely with respect to payment of the Parent Termination Fee, any amounts payable under the third sentence of this Section 10.3(c) and to the extent any monetary damages for any Liabilities arising out of its Willful Breach or Fraud are or become payable in connection with this Agreement) and (iv) Parent shall also be obligated to the Company under the third sentence of this Section 10.3(c)). Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.13 [(Specific Enforcement)], in the event this Agreement is terminated and the Company Termination Fee is payable as contemplated in Section 10.3(a), Parent’s right to receive payment of the Company Termination Fee pursuant to Section 10.3(a) shall constitute the sole and exclusive monetary remedy of Parent, Merger Sub and the Parent Related Parties against the Company, MIC and the Company Related Parties for any loss or damage suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated, and upon payment of such amounts, none of the Company, MIC and the Company Related Parties shall have any further Liability relating to or arising out of this Agreement or the transactions contemplated thereby (except (i) in the case of Fraud and (ii) that the Company shall also be obligated to Parent and Merger Sub under the third sentence of this Section 10.3(c)). In no event shall Parent be required to pay the Parent Termination Fee more than once and in no event shall the Company be required to pay the Company Termination Fee more than once.
(d)   In the event that this Agreement is terminated for any reason other than those giving rise to Parent’s obligations to pay the Parent Termination Fee pursuant to Section 10.3(b) [(Termination Fees)], the aggregate liability of Parent, Merger Sub and Parent Related Parties for any Willful Breach shall be limited to an amount equal to the Parent Termination Fee. In the event that this Agreement is terminated for any reason other than those giving rise to the Company’s obligation to pay the Company Termination Fee pursuant to Section 10.3(b) [(Termination Fees)], the aggregate liability of the Company, MIC and the Company Related Parties for any Willful Breach shall be limited to an amount equal to the Company Termination Fee.
ARTICLE XI
MISCELLANEOUS
Section 11.1   Survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time (or, with respect to MIC, the consummation of the Reorganization), except for (a) those covenants and agreements set forth in this Agreement that by their terms contemplate performance in whole or in part after the Effective Time and (b) those contained in this Article XI.
Section 11.2   Notices.   All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) when sent by e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided, that any notice received by e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day) or (b) when sent by an internationally recognized overnight carrier (providing proof of delivery) or when delivered by hand, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):
(a)   If to Parent or Merger Sub, to:
AMF Hawaii Holdings, LLC
c/o Argo Infrastructure Partners LP
650 Fifth Avenue
New York, NY 10019
Attention: Richard Klapow
Email: AssetNotices@argoip.com

with a copy (which shall not constitute notice) to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:
Frederick J. Lark, Esq.
Elena V. Rubinov, Esq.

Email:
flark@mayerbrown.com
erubinov@mayerbrown.com

(b)   If to the Company or MIC, to:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
E-mail:
michael.kernan@macquarie.com
miralegalnotices@macquarie.com

Attention:
Michael Kernan

with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
E-mail:
mpierce@whitecase.com
mrutta@whitecase.com
robert.chung@whitecase.com
suni.sreepada@whitecase.com

Attention:
Morton A. Pierce, Esq.
Michelle B. Rutta, Esq.
Robert N. Chung, Esq.
Suni Sreepada, Esq.

Section 11.3   Rules of Construction; Interpretation.   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. The MIC Disclosure Letter, the Company Disclosure Letter and the Parent Disclosure Letter (collectively, the “Disclosure Letters”) relate to and qualify certain of the representations, warranties, covenants and obligations of the parties hereto in this Agreement and the Disclosure Letters are not intended to broaden or constitute, and shall not be construed or otherwise be deemed to broaden or constitute, any representation, warranty, covenant or obligation of any party hereto or any other Person except to the extent expressly provided in this Agreement. Matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Letters. To the extent any such additional matters are included in the Disclosure Letters, such additional matters are included for informational purposes and do not necessarily include other matters of a similar nature. In no event shall any disclosure of any such additional matters be deemed or interpreted to broaden or otherwise amend any of the representations, warranties, covenants or obligations in this Agreement. To the extent that the Disclosure Letters include brief descriptions or summaries of certain agreements and instruments, such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents and instruments described. Headings and subheadings have been inserted in the Disclosure Letters for convenience of reference only and shall to no extent have the effect of amending or changing the express description thereof as set forth in this Agreement. Disclosure of any fact or item in this Agreement or any Disclosure Letters referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. No reference to or disclosure of any item or other matter in this Agreement or the

Disclosure Letters or Exhibits attached hereto shall be construed as an admission, representation or indication that such item or other matter is “material” or would have a Company Material Adverse Effect or a Parent Material Adverse Effect or that such item or other matter is required to be so referred to or so disclosed. Each party may, at its option, include in its Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Letters or Exhibits attached hereto is not intended to imply that those amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party hereto shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Letters or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any section of the Disclosure Letters or Exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Letters and Exhibits hereto is disclosed solely for purposes of this Agreement. No disclosure in any Disclosure Letter shall be deemed to be an admission by any Person to any other Person of any matter whatsoever (including with respect to any possible breach or violation of any Law, Order or Contract) and nothing in any Disclosure Letter shall constitute an admission of any Liability or obligation of any Person to any other Person or shall confer or give any Person any remedy, claim, Liability, reimbursement, cause of action or any other right. The parties hereto do not assume any responsibility to any Person that is not a party to this Agreement for the accuracy of any information set forth in the Disclosure Letters. The information set forth in the Disclosure Letters was not prepared or disclosed with a view to its potential disclosure to others. Subject to applicable Law, such information is disclosed in confidence for the purposes contemplated in this Agreement and is subject to the confidentiality provisions of any other agreements, including the Confidentiality Agreement, entered into by the parties hereto or their Affiliates. Moreover, in disclosing the information in the Disclosure Letters, each party hereto expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. Any attachments to the Disclosure Letters form an integral part of the Disclosure Letters and are incorporated by reference for all purposes as if set forth in the Disclosure Letters.
Section 11.4   Entire Agreement.   This Agreement, together with the Exhibits hereto, and the Disclosure Letters, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement and the Equity Commitment Letters. This Section 11.4 shall not be deemed to be an admission or acknowledgment by any of the parties hereto that any prior agreements or understandings, oral or written, with respect to the subject matter hereof exist, other than the Confidentiality Agreement and the Equity Commitment Letters.
Section 11.5   Binding Effect; Benefit; Assignment.   This Agreement shall inure to the benefit of and be binding upon the parties hereto. Other than (a) Section 8.7 [(Indemnity; Directors’ and Officers’ Insurance; Fiduciary and Employee Benefit Insurance)] which is intended to benefit the Indemnified Persons, (b) following the Effective Time, the provisions of Article IV [(Effect of the Merger; Exchange of Certificates)] as it relates to the rights of holders of Common Units and holders of Restricted Stock Units and Performance Share Units, (c) the right of the Company, on behalf of its stockholders, or the Company, on behalf of the holders of Common Units, to pursue damages in the event of Parent’s or Merger Sub’s breach of this Agreement or Fraud, which right is hereby acknowledged and agreed by Parent and Merger Sub, and (d) Section 8.16, which is intended to benefit Macquarie Group Limited, no other Person not party to this Agreement shall be entitled to the benefits of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that (x) Parent may assign its rights and interests hereunder for the purpose of securing any financing of the transactions contemplated hereby and (y) Parent may assign its rights and obligations under this Agreement to any of its Affiliates without prior written consent; provided, that no such assignment referred to in clauses (x) and (y) shall relieve Parent of any of its obligations hereunder. Any attempted assignment in violation of this Section 11.5 shall be void. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.10 [(Extension; Waiver)] without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.6   Applicable Law; Dispute Resolution.   THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES HERETO CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (C) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.2 [(NOTICES)], OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 11.7   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.
Section 11.8   Fees and Expenses.   Except as expressly set forth herein (including Section 8.5 [(Regulatory Approvals; Consents)], Section 8.17(d) and (e) [(Financing)] and Section 10.3(c) [(Termination Fees)]), whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, provided, that MIC shall bear all of the fees and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement.
Section 11.9   Amendment and Modification.   Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before or after the MIC Stockholder Approval; provided that any amendment of this Agreement that requires approval by the stockholders of MIC or approval by the members of the Company under applicable Law shall be subject to such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective boards of directors or a duly authorized committee thereof.
Section 11.10   Extension; Waiver.   Subject to the express limitations herein, at any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (c) waive compliance with any of the agreements or conditions contained herein. No extension or waiver by the Company or MIC shall require the approval of the members of the Company or the stockholders of MIC, respectively, unless such approval is required by applicable Law. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.
Section 11.11   Counterparts.   This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by scanned .pdf image.
Section 11.12   Severability.   If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to make the provision in question valid, enforceable or, as the case may be, legal, and to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
Section 11.13   Specific Enforcement.
(a)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the parties hereto and the third party beneficiaries of this Agreement shall be entitled to seek equitable relief, without proof of actual damages, including an injunction or injunctions or Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including any Order sought by the Company or MIC to cause each of Parent and Merger Sub to perform its agreements and covenants contained in this Agreement, including to cause each of Parent and Merger Sub to enforce its rights under the Equity Commitment Letters (subject to Section 11.13(b)), in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach). Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.13, and each party hereto (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) agrees, subject to the immediately succeeding sentence, to cooperate fully in any attempt by any other party hereto in obtaining such equitable relief. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
(b)   Notwithstanding anything herein or in the Equity Commitment Letters to the contrary, it is acknowledged and agreed that each of the Company and MIC is a third-party beneficiary of the Equity Commitment Letters and, subject to this Section 11.13(b), shall be entitled to specific performance of the obligations of each of Parent and Merger Sub to cause the amounts committed to be funded under the Equity

Commitment Letters to be funded. Without limiting the foregoing, it is explicitly agreed that the right of the Company and MIC to specific performance of the obligations of each of Parent and Merger Sub to cause the Equity Financing to be funded pursuant to the Equity Commitment Letters and to consummate the Closing shall be subject to the requirements that (i) all of the conditions set forth in Section 9.1 [(Conditions to the Obligations of the Company, Parent and Merger Sub)] and Section 9.3 [(Conditions to the Obligations of Parent and Merger Sub)] (other than those conditions that by their terms cannot be satisfied until the Closing, but which conditions are, at the time the Company and MIC seek specific performance pursuant to this Section 11.13, capable of being satisfied if the Closing were to occur at such time and other than those conditions that Parent’s or Merger Sub’s breach or breaches of this Agreement have caused not to be satisfied), and (ii) the Company and MIC have irrevocably confirmed in a written notice to Parent that if the Equity Financing is funded, then the Company and MIC would take such actions required of them by this Agreement to cause the Closing to occur; provided, that, the foregoing limitations shall not apply to the Company’s or MIC’s right to specific performance to cause the Equity Financing to be funded pursuant to the Equity Commitment Letters for the payment of the Parent Termination Fee or any monetary damages.
(c)   The parties hereto agree that (i) by seeking the remedies provided for in this Section 11.13, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement and/or the Equity Commitment Letters and (ii) nothing set forth in this Section 11.13 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.13 prior or as a condition to exercising any termination right under Article X [(Termination)] (and pursuing monetary damages, subject to the limitations set forth in this Agreement, after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 11.13 or anything set forth in this Section 11.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article X [(Termination)] or pursue any other remedies under this Agreement and/or the Equity Commitment Letters that may be available then or thereafter. For the avoidance of doubt, under no circumstances shall MIC or the Company be permitted or entitled to receive both (A) a grant of specific performance to require Parent or Merger Sub to consummate the Closing and (B) a payment of the Parent Termination Fee (including any interest payable thereon pursuant to Section 10.2(c)).
(d)   If a court of competent jurisdiction has declined to specifically enforce the obligations of each of Parent and Merger Sub to consummate the Closing pursuant to a claim for specific performance brought against Parent and Merger Sub and has instead granted an award of damages for such alleged breach, then the Company or MIC may enforce such award.
Section 11.14   Non-Recourse.   Except to the extent otherwise set forth in any Equity Commitment Letter and the Confidentiality Agreement, all Liabilities or Actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement. No Person who is not a party to this Agreement, including any past, present or future equityholder, Affiliate, Representative or assignee of, and any financial advisor or lender to, any party, or any past, present or future equityholder, Affiliate, Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any Liabilities or Actions arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in any Equity Commitment Letter and the Confidentiality Agreement), and, to the maximum extent permitted by Law, each party hereto hereby waives and releases all such Liabilities or Actions against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in any Equity Commitment Letter and the Confidentiality Agreement, each party hereto disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to, this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and MIC has caused this Agreement to be executed as of the date first above written.
AMF Hawaii Holdings, LLC
By: /s/ Richard Klapow Name: Richard Klapow Title: Authorized Signatory
AMF Hawaii Merger Sub, LLC
By: /s/ Richard Klapow Name: Richard Klapow Title: Authorized Signatory
Macquarie Infrastructure Corporation
By: /s/ Christopher T Frost Name: Christopher T Frost Title: Chief Financial Officer
Macquarie Infrastructure Holdings, LLC
By: /s/ Nick O’Neil Name: Nick O’Neil Title: Chief Financial Officer
SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

EXHIBIT B
Key Regulatory Terms
Regulatory Commitments
1.
Hawaii representation and control

•
Hawaii Gas headquarters will remain in Honolulu, HI

•
The CEO and most of senior management team will be Hawaii state residents

•
Local management and executives will continue in their current roles and have day-to-day control over operations, and will remain the primary point of contact for all regulatory, operational and community engagement matters

•
Commit to appoint a qualified Hawaii resident as an independent director to the board of directors of Hawaii Gas’s parent company

•
The Board of Hawaii Gas will include the Chief Executive Officer of Hawaii Gas

2.
Customer benefits

•
Commit to not seek recovery of any transaction cost, transition cost or acquisition premium from Hawaii Gas Regulated Utility ratepayers

•
Commit to maintain capital expenditures necessary to maintain safe, reliable, quality service to Hawaii Gas’ Regulated Utility customers

•
Commit to continue ratemaking adjustments traditionally made by Hawaii Gas

•
Commit to continue to maintain safe, reliable, quality service to Hawaii Gas’ non-regulated business customers in a manner that does not adversely affect Hawaii Gas’ Regulated Utility ratepayers

3.
Employees

•
Honor all existing collective bargaining agreements

•
Maintain current pension funding policy in accordance with sound actuarial practice

•
Maintain staffing and presence in the communities in which Hawaii Gas operates at levels sufficient to maintain the provision of safe and reliable service and cost-effective operations

•
Moratorium on involuntary workforce reductions

•
Commit to offer employees base salaries and benefits for two years that are no less favorable than the salaries and benefits existing before the change of control

•
No material reduction in retirement benefits for two years

•
Maintain any existing apprenticeship or training programs that Hawaii Gas has in place

4.
Community

•
Maintain existing level of corporate charitable contributions and community support in the state of HI consistent with current practice

•
Commit to maintain existing low-income programs

5.
Service quality

•
Commit to maintain safe, reliable, quality service to customers

6.
Clean energy transformation

•
Commit to carbon neutrality of Hawaii Gas by 2045

7.
Ring-fencing

•
Commit to maximum debt:capital ratio of 65% at Hawaii Gas except to the extent that a higher debt:capital ratio is established for ratemaking purposes.

8.
Oversight

•
Commit to abide and comply with regulation and oversight of the Regulated Utility business by the Hawaii Public Utilities Commission, including all decisions, orders and rules

Annex C
June 6, 2021
The Board of Directors
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Dear Members of the Board:
We understand that Macquarie Infrastructure Corporation (“MIC”) proposes to enter into a Stock Purchase Agreement (the “Agreement”), with KKR Apple Bidco, LLC (“Purchaser”), Macquarie Infrastructure Holdings, LLC, a wholly-owned subsidiary of MIC (“Seller”), and, solely for the limited purposes set forth therein, MIC Hawaii Holdings, LLC, an indirect, wholly-owned subsidiary of MIC (“MIC Hawaii”), pursuant to which, after the consummation of the Reorganization (as defined below), Purchaser will acquire from Seller (the “Transaction”) all of the outstanding shares of common stock, par value $0.001 per share (the “MIC Common Stock”), of MIC in exchange for payment to Seller of an amount in cash (the “Consideration”) equal to $3,525,000,000. As more fully described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by Seller with the Securities and Exchange Commission on February 17, 2021 and in the Agreement, prior to completing the Transaction, MIC and Seller will consummate a reorganization (the “Reorganization”) as a result of which, among other things, (i) (a) a wholly-owned subsidiary of Seller (“Merger Sub”) will merge with and into MIC, with MIC becoming a direct wholly owned subsidiary of Seller, (b) each of the issued and outstanding shares of common stock, par value $0.001 per share of MIC then outstanding will be converted into one newly issued common unit of Seller, (c) each of the issued and outstanding shares of special stock, par value $0.001 per share, of MIC then outstanding will be converted into one newly issued special unit of Seller, and (d) each of the issued and outstanding shares of common stock, par value $0.001 per share, of Merger Sub then outstanding will be converted into one newly issued share of MIC Common Stock, (ii) a subsidiary of MIC will distribute all of the limited liability company interests of MIC Hawaii to MIC (iii) MIC will distribute all of the limited liability company interests of MIC Hawaii to Seller, (iv) Seller will assume all of MIC’s obligations in respect of its outstanding 2.00% Convertible Senior Notes due 2023, and (v) MIC will distribute to Seller sufficient cash to discharge those 2.00% Convertible Notes due 2023. The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Seller of the Consideration to be paid to Seller in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated June 6, 2021, of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to MIC’s Atlantic Aviation business segment (“Atlantic Aviation”);

(iii)
Reviewed various financial forecasts and other data provided to us by MIC relating to Atlantic Aviation and the other assets and liabilities to be held by MIC after giving effect to the Reorganization, including certain financial forecasts relating to Atlantic Aviation and the other assets and liabilities to be held by MIC after giving effect to the Reorganization for the period from 2021 through 2025 provided to us by MIC (the “Consolidated Management Forecast”);

(iv)
Held discussions with members of the senior management of MIC with respect to the business and prospects of Atlantic Aviation;

(v)
Reviewed public information with respect to another company in lines of business we believe to be generally relevant in evaluating the business of Atlantic Aviation;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Atlantic Aviation;

(vii)
Reviewed historical stock prices and trading volumes of MIC Common Stock; and

(viii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MIC, including Atlantic Aviation, or concerning the solvency or fair value of MIC, including Atlantic Aviation, and we have not been furnished with any such valuation or appraisal. Management of MIC has advised us that the Consolidated Management Forecast (and not any other forecasts provided to us) best represents its view as to the future financial performance of Atlantic Aviation and, accordingly, you have directed us to use such forecasts for purposes of our analysis and this opinion, and we have assumed, with the consent of MIC, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Atlantic Aviation and the other assets and liabilities to be held by MIC after giving effect to the Reorganization. We assume no responsibility for and express no view as to such forecasts or any other forecasts provided to us or the assumptions on which they are based.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of MIC Common Stock or common units of Seller may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which MIC or Seller might engage or the merits of the underlying decision by MIC or Seller to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of MIC, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of MIC have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of MIC, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on MIC, Seller or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that MIC obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction, or any term or aspect of the Reorganization. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, or any payment paid or payable to the Manager under the Disposition Agreement (both as defined in the Agreement) in connection with the Transaction or otherwise, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to MIC in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We and certain of our affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to MIC for which we have received and may receive compensation, including during the past two years having advised (i) MIC with respect to strategic alternatives, including with respect to the MSA (as defined in the Agreement) and (ii) Arqiva Ltd., an entity in which an investment fund managed by Macquarie European Infrastructure Fund 2 holds a minority interest, in connection with the sale of its telecom business. In addition, we and certain of our affiliates have in the past provided, currently are providing and we may in the future provide certain investment banking services to Kohlberg Kravis Roberts & Co. L.P. (“KKR”), an affiliate of Purchaser, and certain of its affiliates, for which we have received and may receive compensation, including, during the past two years (i) advising a portfolio company of KKR with respect to licensing and/or sale transactions; (ii) advising a portfolio company of KKR with respect to potential IPO;

C-2

(iii) having advised RigNet, Inc., a portfolio company of KKR, in connection with its sale to Viasat Inc.; (iv) having advised KKR on the divestment of its interests in a portfolio company; (v) having advised Axel Springer SE, a portfolio company of KKR, in connection with a sale of a majority of its interests in Groupe La Centrale; (vi) having advised KKR together with other lenders in connection a loan to Foresight Energy LP; (vii) having advised a portfolio company of KKR on the sale of certain assets, and; (viii) having advised a portfolio company of KKR on restructuring matters. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of MIC, Seller, KKR and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of MIC, Seller, KKR and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of MIC (in its capacity as such) and our opinion is rendered to the Board of Directors of MIC in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to Seller in the Transaction is fair, from a financial point of view, to Seller.
Very truly yours,
LAZARD FRERES & CO. LLC
By	/s/ Albert H. Garner Albert H. Garner Vice Chair — Investment Banking

C-3

Annex D
June 6, 2021
The Board of Directors
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Members of the Board of Directors:
We understand that Macquarie Infrastructure Corporation (the “Company”) proposes to enter into a Stock Purchase Agreement (the “Agreement”), with KKR Apple Bidco, LLC (“Purchaser”), Macquarie Infrastructure Holdings, LLC, a wholly-owned subsidiary of the Company (“Seller”), and, solely for the limited purposes set forth therein, MIC Hawaii Holdings, LLC, an indirect, wholly-owned subsidiary of the Company (“MIC Hawaii”), pursuant to which, after the consummation of the Reorganization (as defined below), Purchaser will acquire from Seller (the “Transaction”) all of the outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company. Pursuant to the Agreement, Purchaser will acquire the Shares in exchange for payment to Seller of an amount in cash (the “Consideration”) equal to $3,525,000,000. As more fully described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by Seller with the Securities and Exchange Commission on February 17, 2021 and in the Agreement, prior to completing the Transaction, the Company and Seller will consummate a reorganization (the “Reorganization”) as a result of which, among other things, (i) (a) a wholly-owned subsidiary of Seller (“Merger Sub”) will merge with and into the Company, with the Company becoming a direct wholly owned subsidiary of Seller, (b) each of the issued and outstanding shares of common stock, par value $0.001 per share of the Company then outstanding will be converted into one newly issued common unit of Seller, (c) each of the issued and outstanding shares of special stock, par value $0.001 per share, of the Company then outstanding will be converted into one newly issued special unit of Seller, and (d) each of the issued and outstanding shares of common stock, par value $0.001 per share, of Merger Sub then outstanding will be converted into one newly issued share of the Company Common Stock, (ii) a subsidiary of the Company will distribute all of the limited liability company interests of MIC Hawaii to the Company (iii) the Company will distribute all of the limited liability company interests of MIC Hawaii to Seller, (iv) Seller will assume all of the Company’s obligations in respect of its outstanding 2.00% Convertible Senior Notes due 2023, and (v) the Company will distribute to Seller sufficient cash to discharge those 2.00% Convertible Notes due 2023. The terms and conditions of the Transaction are more fully set forth in the Agreement.
The Board of Directors has asked us whether, in our opinion, the Consideration to be received by Seller in the Transaction is fair, from a financial point of view, to Seller.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company and the Company’s Atlantic Aviation business segment (“Atlantic Aviation”), that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to Atlantic Aviation and the other assets and liabilities to be held by the Company after giving effect to the Reorganization prepared and furnished to us by management of the Company, including certain projected financial data relating to Atlantic Aviation and the other assets and liabilities to be held by the Company after giving effect to the Reorganization for the period from 2021 through 2025 that we were directed by the Company to use for purposes of our analyses (the “Forecasts”);

(iii)
discussed with management of the Company their assessment of the past and current operations of Atlantic Aviation, the current financial condition and prospects of Atlantic Aviation, and the Forecasts;

(iv)
reviewed the reported prices and the historical trading activity of the Company Common Stock;

(v)
compared the financial performance of Atlantic Aviation with the financial performance and stock market trading multiples of certain publicly traded company that we deemed relevant;

(vi)
compared the financial performance of Atlantic Aviation and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)
reviewed the financial terms and conditions of a draft, dated June 6, 2021, of the Agreement; and

(viii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of Atlantic Aviation and the other assets and liabilities to be held by the Company after giving effect to the Reorganization. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or reduce the contemplated benefits to Seller of the Transaction.
We have not conducted a physical inspection of the properties or facilities of the Company, including Atlantic Aviation, and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, including Atlantic Aviation, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or Atlantic Aviation under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to Seller, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company, Seller or Atlantic Aviation, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Seller or Atlantic Aviation, or any class of such persons, or any payment paid or payable to the Manager under the Disposition Agreement (both as defined in the Agreement) in connection with the Transaction or otherwise, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Agreement or any term or aspect of the Reorganization. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company or Seller, nor does it address the underlying business decision of the Company or Seller to engage in the Transaction. Our opinion does not

D-2

constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the prices at which shares of Company Common Stock or common units of Seller will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or Seller or the Transaction or as to the impact of the Transaction on the solvency or viability of the Company or Seller or the ability of the Company or Seller to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and its affiliates and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have been engaged to provide financial advisory or other services to Kohlberg Kravis Roberts & Co. L.P. (“KKR”), an affiliate of Purchaser, and its affiliates and portfolio companies and we have received fees for rendering such services. We may provide financial advisory or other services to the Company, KKR and their respective affiliates, and, as applicable, portfolio companies, in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Seller, Purchaser, KKR, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company, Seller, Purchaser or KKR.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except as permitted by our engagement letter with the Company, including that the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Transaction.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by Seller in the Transaction is fair, from a financial point of view, to Seller.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Mark Williamson

Mark Williamson

D-3

Annex E
June 14, 2021
The Board of Directors
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Dear Members of the Board:
We understand that Macquarie Infrastructure Corporation (“MIC”), Macquarie Infrastructure Holdings, LLC (“MIH”), a wholly owned subsidiary of MIC, AMF Hawaii Holdings, LLC (“Buyer”), and AMF Hawaii Merger Sub, LLC, a wholly owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of June 14, 2021 (the “Agreement”), pursuant to which, after the consummation of the Reorganization (as defined below) and the consummation of the MIC Sale (as defined below) or an Alternative MIC Sale (as defined in the Agreement), Buyer will acquire MIH (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into MIH and each Common Unit (as defined in the Merger Agreement), other than Common Units held by Buyer or Merger Sub or held by MIH in treasury, will be converted into the right to receive $3.83 in cash (or, if the closing of the Transaction occurs after July 1, 2022, $4.11 in cash) (as applicable, the “Consideration”). As more fully described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by MIH with the Securities and Exchange Commission on February 17, 2021, prior to completing the Transaction, MIC and MIH will consummate a reorganization (the “Reorganization”) as a result of which, among other things, (i) (a) a wholly-owned subsidiary of MIH (“MIC Merger Sub”) will merge with and into MIC, with MIC becoming a direct wholly owned subsidiary of MIH, (b) each of the issued and outstanding shares of common stock, par value $0.001 per share of MIC (“MIC Common Stock”) then outstanding will be converted into one newly issued Common Unit, (c) each of the issued and outstanding shares of special stock, par value $0.001 per share, of MIC then outstanding will be converted into one newly issued special unit of MIH, and (d) each of the issued and outstanding shares of common stock, par value $0.001 per share, of MIC Merger Sub then outstanding will be converted into one newly issued share of MIC Common Stock, (ii) a subsidiary of MIC will distribute all of the limited liability company interests of MIC Hawaii Holdings, LLC, an indirect, wholly-owned subsidiary of MIC (“MIC Hawaii”), to MIC (iii) MIC will distribute all of the limited liability company interests of MIC Hawaii to MIH, (iv) MIH will assume all of MIC’s obligations in respect of its outstanding 2.00% Convertible Senior Notes due 2023, and (v) MIC will distribute to MIH sufficient cash to discharge those 2.00% Convertible Notes due 2023. As more fully described in the Agreement, following the consummation of the Reorganization and prior to (and as a condition to) the consummation of the Transaction, MIH will consummate the sale of all outstanding equity interests of MIC, which will directly hold all of the outstanding equity interests of MIC Ohana Corporation, a Delaware corporation, and indirectly hold all of the outstanding equity interests of Atlantic Aviation FBO Holdings LLC, a Delaware limited liability company, to KKR Apple Bidco, LLC, a Delaware limited liability company (“KKR”) pursuant to that certain Stock Purchase Agreement, dated as of June 7, 2021, by and among KKR, MIC, MIH and, solely for specified provisions, MIC Hawaii, as amended, modified or supplemented from time to time (the “MIC Sale”) or to another third party pursuant to an Alternative MIC Sale. Further, under the Agreement, at or prior to the closing of the Transaction, each outstanding special unit of MIH will be redeemed by MIH at a redemption purchase price of $0.001 per unit, and Buyer will contribute to MIH funds sufficient to pay the Manager Payments (as defined in the Agreement) in full. The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Common Units (other than Macquarie Infrastructure Management (USA) Inc. (“MIC USA”) or any affiliate thereof) of the Consideration to be paid to such holders of Common Units in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated June 14, 2021, of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to MIC’s MIC Hawaii business segment;

(iii)
Reviewed various financial forecasts and other data provided to us by MIC relating to MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale, including certain financial forecasts relating to MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale reflecting two alternative scenarios (the “Management Scenarios”) relating to the Disposition Agreement (as defined in the Agreement) and the Management Services Agreement (as defined in the Disposition Agreement) (the “Management Forecast”);

(iv)
Held discussions with members of the senior management of MIC with respect to the business and prospects of MIH;

(v)
Reviewed public information with respect to other companies in lines of business we believe to be generally relevant in evaluating the lines of businesses of MIH;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the lines of business of MIH; and

(vii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MIC or MIH, including MIC’s MIC Hawaii business segment, or concerning the solvency or fair value of MIC or MIH, including MIC’s MIC Hawaii business segment, and we have not been furnished with any such valuation or appraisal. Management of MIC has advised us that the Management Forecast (and not any other forecasts provided to us) best represents its view as to the future financial performance of MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale and, accordingly, you have directed us to use such forecasts, including the Management Scenarios reflected therein, for purposes of our analysis and this opinion, and we have assumed, with the consent of MIC, that such forecasts, including such Management Scenarios, have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale. We assume no responsibility for and express no view as to such forecasts, including such Management Scenarios, or any other forecasts provided to us or the assumptions on which they are based.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of MIC Common Stock or Common Units may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which MIC or MIH might engage or the merits of the underlying decision by MIC or MIH to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of MIC, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of MIC have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of MIC, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on MIC, MIH, Buyer or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that MIC obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction, or any term or aspect of the Reorganization, the MIC Sale, any Alternative MIC Sale or the Manager Payments. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons relative to the Consideration or otherwise.

E-2

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to MIC in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon the closing of the Transaction. We and certain of our affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to MIC for which we have received and may receive compensation, including during the past two years having advised (i) MIC with respect to strategic alternatives, including with respect to the MSA (as defined in the Agreement) and (ii) Arqiva Ltd., an entity in which an investment fund managed by Macquarie European Infrastructure Fund 2 holds a minority interest, in connection with the sale of its telecom business. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of MIC and certain of its affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of MIC, Buyer, Argo Infrastructure Partners LP, and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of MIC (in its capacity as such) and our opinion is rendered to the Board of Directors of MIC in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder or unit holder as to how such stockholder or unit holder should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Common Units in the Transaction (other than MIC USA or any affiliate thereof) is fair, from a financial point of view, to such holders of Common Units.
Very truly yours,
LAZARD FRERES & CO. LLC
By
/s/ Albert H. Garner

Albert H. Garner
Vice Chair — Investment Banking

E-3

Annex F
June 14, 2021
CONFIDENTIAL
The Board of Directors
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Members of the Board of Directors:
We understand that Macquarie Infrastructure Corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of June 14, 2021 (the “Merger Agreement”), with Macquarie Infrastructure Holdings, LLC (“MIH”), a wholly owned subsidiary of Macquarie Infrastructure Corporation, AMF Hawaii Holdings, LLC (the “Acquiror”) and AMF Hawaii Merger Sub, LLC, a wholly owned subsidiary of the Acquiror (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into MIH, with MIH being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each Common Unit (as defined in the Merger Agreement), other than Common Units of MIH held by the Acquiror or the Merger Sub or held by MIH in treasury, and Common Units held by any subsidiary of either MIH or the Acquiror (other than the Merger Sub), will be converted into the right to receive $3.83 per unit in cash (or, if the closing of the Merger occurs after July 1, 2022, $4.11 in cash) (as applicable, the “Merger Consideration”). As more fully described in the Registration Statement on Form S-4 (File No. 333-253193), as originally filed by MIH with the Securities and Exchange Commission on February 17, 2021, prior to completing the Merger, the Company and MIH will consummate a reorganization (the “Reorganization”) as a result of which, among other things, (i) (a) a wholly-owned subsidiary of MIH (“Company Merger Sub”) will merge with and into the Company, with the Company becoming a direct wholly owned subsidiary of MIH, (b) each of the issued and outstanding shares of common stock, par value $0.001 per share of the Company (the “Company Common Stock”) then outstanding will be converted into one newly issued Common Unit, (c) each of the issued and outstanding shares of special stock, par value $0.001 per share, of the Company then outstanding will be converted into one newly issued special unit of MIH, and (d) each of the issued and outstanding shares of common stock, par value $0.001 per share, of Company Merger Sub then outstanding will be converted into one newly issued share of the Company Common Stock, (ii) a subsidiary of the Company will distribute all of the limited liability company interests of MIC Hawaii Holdings, LLC, an indirect, wholly-owned subsidiary of the Company (“MIC Hawaii”), to the Company (iii) the Company will distribute all of the limited liability company interests of MIC Hawaii to MIH, (iv) MIH will assume all of the Company’s obligations in respect of its outstanding 2.00% Convertible Senior Notes due 2023, and (v) the Company will distribute to MIH sufficient cash to discharge those 2.00% Convertible Notes due 2023. As more fully described in the Merger Agreement, following the consummation of the Reorganization and prior to (and as a condition to) the consummation of the Merger, MIH intends to consummate the sale of all outstanding equity interests of the Company, which will directly hold all of the outstanding equity interests of MIC Ohana Corporation, a Delaware corporation, and indirectly hold all of the outstanding equity interests of Atlantic Aviation FBO Holdings LLC, a Delaware limited liability company, to KKR Apple Bidco, LLC, a Delaware limited liability company (“KKR”) pursuant to that certain Stock Purchase Agreement, dated as of June 7, 2021, by and among KKR, the Company, MIH and, solely for specified provisions, MIC Hawaii, as amended, modified or supplemented from time to time (the “MIC Sale”) or to another third-party pursuant to an Alternative MIC Sale (as defined in the Merger Agreement). Further, under the Merger Agreement, at or prior to the closing of the Merger, each outstanding special unit of MIH will be redeemed by MIH at a redemption purchase price of $0.001 per unit, and Acquiror will contribute to MIH funds sufficient to pay the Manager Payments (as defined in the Merger Agreement) in full. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Common Units (other than Macquarie Infrastructure Management (USA) Inc. or any affiliate thereof) in the Merger is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company’s MIC Hawaii business segment, that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale prepared and furnished to us by management of the Company, including certain projected financial data relating to MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale reflecting two alternative scenarios (the “Management Scenarios”) relating to the Disposition Agreement (as defined in the Agreement) and the Management Services Agreement (as defined in the Disposition Agreement), which we were directed by the Company to use for purposes of our analyses (the “Forecasts”);

(iii)
discussed with management of the Company their assessment of the past and current operations of MIH, the current financial condition and prospects of MIH and the Forecasts;

(iv)
compared the financial performance of the lines of business of MIH with the financial performance and stock market trading multiples of certain publicly traded companies that we deemed relevant for each line of business;

(v)
compared the financial performance of the lines of business of MIH and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of business that we deemed relevant;

(vi)
reviewed the financial terms and conditions of a draft, dated June 13, 2021, of the Merger Agreement; and

(vii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, including the Management Scenarios, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of MIH after giving effect to the Reorganization and the MIC Sale or an Alternative MIC Sale. We express no view as to the Forecasts or the Management Scenarios or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to holders of Common Units of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company, including MIH and MIC Hawaii, and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or MIH, including the Company’s MIC Hawaii business segment, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or MIH, including the Company’s MIC Hawaii business segment under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Common Units (other than Macquarie Infrastructure Management (USA) Inc. or any affiliate thereof), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, MIH or MIC Hawaii, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, MIH or MIC Hawaii, or any class of such persons, or the Manager Payments, in connection with the Merger or otherwise, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement or any term or aspect of the Reorganization, the MIC Sale, any Alternative MIC Sale or the Manager Payments. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company or MIH, nor does it address the underlying business decision of the Company or MIH to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock or Common Units should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock or Common Units will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, MIH, MIC Hawaii or the Merger or as to the impact of the Merger on the solvency or viability of the Company, MIH, MIC Hawaii or the ability of the Company, MIH or MIC Hawaii to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and its affiliates and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have been engaged to provide financial advisory or other services to a portfolio company of Argo Infrastructure Partners, LP (“Argo”), an affiliate of the Acquiror and we have received fees for rendering such services. We may provide financial advisory or other services to MIH, Argo and their respective affiliates, and, as applicable, portfolio companies, in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, MIH, the Acquiror, Argo, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company, MIH, the Acquiror or Argo.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except as permitted by our engagement letter with the Company, including that the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Common Units (other than Macquarie Infrastructure Management (USA) Inc. or any affiliate thereof) in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Mark Williamson

Mark Williamson

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D59107-S29055 1. A proposal to approve the stock purchase agreement, dated as of June 7, 2021 (as it may be amended from time to time, the “AA transaction agreement”), by and among MIC, Macquarie Infrastructure Holdings, LLC (“MIH”), a Delaware limited liability company and a wholly-owned subsidiary of MIC, MIC Hawaii Holdings, LLC, solely for purposes of specified provisions, (“MIC Hawaii”), an indirect, wholly-owned subsidiary of MIC, and KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) providing for the AA Purchaser to acquire all outstanding shares of common stock of MIC which, following the previously approved reorganization described in the accompanying proxy statement (which will result in MIC becoming a wholly-owned subsidiary of MIH), will hold MIC’s Atlantic Aviation business (“AA business” and, such acquisition, the “AA transaction”). This proposal is referred to as the “AA transaction proposal”. 2. A proposal to approve the agreement and plan of merger, dated as of June 14, 2021 (as it may be amended from time to time, the “MH merger agreement”), by and among MIC, MIH, AMF Hawaii Holdings, LLC (“AMF Parent”), a Delaware limited liability company affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub LLC (“AMF Merger Sub”), a recently formed Delaware limited liability company and direct wholly owned subsidiary of AMF Parent, providing for AMF Merger Sub to be merged with and into MIH, with MIH surviving as a wholly-owned subsidiary of AMF Parent (the “MH merger”). Following the previously approved reorganization, which will include a distribution of MIC Hawaii to MIH, and the AA transaction, MIH will hold the Company’s MIC Hawaii business. This proposal is referred to as the “MH merger proposal”. 3. A proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the AA transaction proposal and/or the MH merger proposal (the “adjournment proposal”). Receipt of Notice of the Special Meeting and of the Proxy Statement is hereby acknowledged. For Against Abstain ! ! ! MACQUARIE INFRASTRUCTURE CORPORATION The Board of Directors recommends you vote FOR the following proposals: MACQUARIE INFRASTRUCTURE CORPORATION 125 WEST 55TH STREET, 15TH FLOOR NEW YORK, NY 10019 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MIC21 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. D59108-S29055 MACQUARIE INFRASTRUCTURE CORPORATION This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on September 21, 2021, at 10:00 a.m., Eastern Time You are cordially invited to participate in the Special Meeting of Shareholders of Macquarie Infrastructure Corporation, which will be held on September 21, 2021, at 10:00 a.m., Eastern Time. The Special Meeting will be a virtual meeting of shareholders. You will be able to participate in the Special Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIC21. You will need the 16-digit control number included in this proxy card in order to be able to enter the Special Meeting. In addition, you may listen to the meeting via conference call at (USA) 1-877-328-2502 or (International) 1-412-317-5419. Please note that you will not be able to submit questions or vote your shares via conference call. The AA transaction is not conditioned on the approval of the MH merger proposal or the completion of the MH merger. If the AA transaction agreement is approved by the shareholders, then, subject to the satisfaction or waiver of the other conditions thereto described in the accompanying proxy statement, the AA transaction will be completed. The completion of the MH merger is conditioned on the completion of the AA transaction, among the other conditions thereto described in the accompanying proxy statement, and therefore, both proposals must be approved for the MH merger to be completed. Each proposal is proposed by Macquarie Infrastructure Corporation. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card. The undersigned hereby appoints Christopher Frost and Nick O'Neil, and each of them, attorneys and proxies with the power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Macquarie Infrastructure Corporation that the undersigned is entitled in any capacity to vote, as designated on the reverse side of this ballot, at the Special Meeting of Shareholders to be held on September 21, 2021 at 10:00 a.m., Eastern Time, via webcast, and any adjournment or postponement thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING,
OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING. Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.